FILED PURSUANT TO RULE NO. 424(b)(3)
                           REGISTRATION NO. 333-107101

                            SUPPLEMENT TO PROSPECTUS
                             DATED FEBRUARY 16, 2005

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

                   UP TO 4,506,868,683 SHARES OF COMMON STOCK

      Attached hereto and hereby made part of the prospectus is: (1) the company's Annual Report on Form 10-KSB for the year ended June 30, 2004, as filed with the U.S. Securities and Exchange Commission on October 3, 2004, (2) the company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004, as filed with the U.S. Securities and Exchange Commission on November 18, 2004, and (3) the company's Current Reports on Form 8-K as filed with the U.S. Securities and Exchange Commission on June 18, 2004, December 14, 2004 and January 5, 2005, respectively. Prospective investors in our common stock should carefully read each of these documents and the related financial information prior to making any investment decision.

      You should rely on the information provided in the prospectus, this prospectus supplement or any additional supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in the prospectus or this prospectus supplement or any additional supplement is accurate as of any date other than the date on the front of those documents.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS FEBRUARY 16, 2005

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-KSB

                 ANNUAL REPORT PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                     FOR THE FISCAL YEAR ENDED JUNE 30, 2004

                          COMMISSION FILE NO. 000-30486

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)



          FLORIDA                                         65-0738251
-------------------------------                      ----------------------
(State or other jurisdiction of                         (I.R.S. employer
incorporation or organization)                       identification number)


                    420 LEXINGTON AVENUE, NEW YORK, NY 10170
                     (Address of principal executive office)

                                 (646) 227-1600
                         (Registrant's telephone number)

              Securities registered under Section 12(b) of the Act:

                                      None

           Securities registered pursuant to section 12(g) of the Act:

           Common Stock, No Par Value, 5,000,000,000 shares authorized

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days Yes |X| No |_|

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. |X|

The Registrant's revenue for fiscal year ended June 30, 2004 was $605,468.

The aggregate market value as of October 15, 2004 of the voting common equity held by non-affiliates is $2,052,328.

              APPLICABLE ONLY TO REGISTRANTS INVOLVED IN BANKRUPTCY
                     PROCEEDINGS DURING PRECEDING FIVE YEARS

Indicate by checkmark whether the Registrant has filed all documents and reports to be filed by Section 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court.

YES |_| NO |_|

                    APPLICABLE ONLY TO CORPORATE REGISTRANTS

As of October 15, 2004, there were 2,004,247,731 shares of the Company's no par value common stock issued and outstanding.

                      DOCUMENTS INCORPORATED BY REFERENCE:

                                      NONE

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                                   FORM 10-KSB
                                TABLE OF CONTENTS



                                                                         PAGE #

PART I
 Item 1.  Description of Business..........................................1-6
 Item 2.  Description of Property..........................................6-7
 Item 3.  Legal Proceedings................................................7
 Item 4.  Submission of Matters to a Vote of Security Holders..............7

PART II
 Item 5.  Market For Common Equity, Related Stockholder Matters and Small
          Business Issuer Purchases of Equity Securities...................8-11
 Item 6.  Management's Discussion and Analysis of Financial Condition and
          Results of Operations............................................11-21
 Item 7.  Financial Statements.............................................21
 Item 8.  Changes In and Disagreements with Accountants on Accounting and
          Financial Disclosure.............................................21
 Item 8A. Controls and Procedures..........................................21
 Item 8B. Other Information ...............................................21

PART III
 Item 9.  Directors, Executive Officers, Promoters and Control Persons;
          Compliance with Section 16(a) of the Exchange Act................22-25
 Item 10. Executive Compensation...........................................25-27
 Item 11. Security Ownership of Certain Beneficial Owners and Management...27-29
 Item 12. Certain Relationships and Related Transaction....................29
 Item 13. Exhibits, Financial Statement Schedules and Reports on Form 8-K..29-34
 Item 14. Principal Accountant Fees and Services...........................34

ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2004 .................F-1 - F-6

                           FORWARD-LOOKING STATEMENTS

Certain statements in the "Description of Business" (Item 1), "Management's Discussion and Analysis of Financial Conditions and Results of Operation" (Item
6) and elsewhere in this Annual Report on Form 10-KSB constitute "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act")) relating to us and our business, which represent our current expectations or beliefs including, but not limited to, statements concerning our operations, performance, financial condition and growth. The Act may, in certain circumstances, limit our liability in any lawsuit based on forward-looking statements we have made. All statements, other than statements of historical facts, included in this Annual Report on Form 10-KSB that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations are forward looking statements. Without limiting the generality of the foregoing, words such as "may," "anticipation," "intend," "could," "estimate," or "continue" or the negative or other comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, such as credit losses, dependence on management and key personnel, variability of quarterly results, our ability to continue our growth strategy and competition, certain of which are beyond our control. Any or all of our forward-looking statements may turn out to be wrong. They may be affected by inaccurate assumptions that we might make or by known or unknown risks or uncertainties. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual outcomes and results could differ materially from those indicated in the forward-looking statements.

Additional factors that could affect future results are set forth throughout the "Description of Business" (Item 1) section, including the subsection entitled "Risks Related to Our Business," and elsewhere in this Annual Report on Form 10-KSB. Because of the risks and uncertainties associated with forward-looking statements, you should not place undo reliance on them. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

                                     PART I

ITEM 1. DESCRIPTION OF BUSINESS

Advanced Communications Technologies, Inc. ("we," "us," "our," or the "Company") is a New York City-based diversified public holding company. We focus on high growth-potential businesses through both our wholly-owned operating subsidiaries in the technology services industry and our strategic investments in diverse industries. Through our wholly-owned subsidiary and principal operating unit, Encompass Group Affiliates, Inc. ("Encompass"), we own Cyber-Test, Inc., a Delaware corporation ("Cyber-Test"). Cyber-Test is an electronic equipment repair company based in Longwood, Florida, and is our core operating business. Additionally, through our wholly-owned subsidiary, Hudson Street Investments, Inc., an investment vehicle, we own a minority interest in Yorkville Advisors Management, LLC, an investment management partnership, and through our wholly-owned subsidiary, SpectruCell, Inc., we hold the North and South American marketing and distribution rights, which we acquired in 1999, to SpectruCell, a software-defined, radio-based wireless technology that is currently under development in Australia by an unrelated third party.

THE BUSINESS OF ENCOMPASS GROUP AFFILIATES, INC.

Encompass, our principal operating unit, owns Cyber-Test, our core operating business, which provides original equipment manufacturers ("OEMs"), retail stores, national dealers and third-party warranty companies with service options for repair, exchange, parts and warranty support for office equipment and computer peripheral products, including facsimile machines, printers, scanners, PDAs, laptop computers, monitors, and multi-function units, as well as the repair of Point of Sale ("POS") equipment. Cyber-Test offers repair service for entire pieces of equipment, the component parts of the equipment, and/or the circuit boards of the equipment. A 90-day warranty is included with all entire equipment repairs and a one-year warranty is included with all circuit board repairs.

Encompass seeks to become a leader in the integrated technology and services industry through the acquisition of assets and companies in that industry, and then instilling sustainable growth skills as a core competency.

THE BUSINESS OF HUDSON STREET INVESTMENTS, INC.

In December 2003, we formed Hudson Street Investments, Inc. ("Hudson Street"), our wholly-owned Delaware investment subsidiary, to purchase and hold minority investments in selected financial and technology-based privately-owned businesses. On January 14, 2004, Hudson Street purchased a minority interest in Yorkville Advisors Management, LLC ("Yorkville Advisors"), an investment management partnership and the portfolio manager of Cornell Capital Partners, L.P., for a purchase price of $2,625,000.

Hudson Street's minority ownership interest entitles it to receive a pro rata share of Yorkville Advisors' net profits from asset management, investment banking and financial advisory fees. Hudson Street incurred $45,000 of legal and professional fees associated with the purchase of the partnership interest ($15,000 of which is to a related party) that has been capitalized. As of June 30, 2004, Hudson Street received $335,000 of cash distributions from this investment and recorded $439,999 as its distributive share of partnership net earnings. Hudson Street's investment in Yorkville Advisors at June 30, 2004 is $2,774,999 and is reflected on the consolidated balance sheet in "Other Assets."

In addition to its investment in Yorkville Advisors, Hudson Street made an investment of $37,500 in the common stock of a privately held technology company. Through Hudson Street we will continue to seek investments in high growth-potential businesses in a variety of industries.

CYBER-TEST, INC. HISTORY

We formed Cyber-Test on May 10, 2004 to purchase substantially all of the assets of Cyber-Test, Inc., a Florida corporation ("Cyber-Test Florida"), and on June 3, 2004, we closed on this acquisition. Cyber-Test Florida was incorporated in Florida as a privately-owned corporation in December 1986. Initially, Cyber-Test Florida was a prototype circuit board fixture facility that tested prototype boards for the defense industry to ensure each board was operating at 100% capacity. Cyber-Test Florida's founding principals funded its operations without outside capital and developed a management team to oversee the services that Cyber-Test Florida was providing to large organizations such as Martin Marietta and NASA. Due in part to the slowdown in the economy in the early 1990s and the corresponding softening in the defense industry, Cyber-Test Florida capitalized on its test and repair expertise and re-focused its attention from repairing space and defense industry circuit boards to repairing office equipment and computer peripheral products. Later, Cyber-Test Florida became an authorized OEM service support center, and has established numerous OEM relationships and authorizations with Fortune 500 technology companies, including Xerox, Lexmark, Brothers, HP/Compaq, Epson and Canon providing office equipment and computer peripheral repairs and services.

THE COMPUTER REPAIR/WARRANTY MANAGEMENT INDUSTRY

Cyber-Test continues to operate within the office equipment and computer peripheral products repair/warranty management industry, with its primary focus on facsimile machines, printers, scanners, PDAs, laptop computers, monitors, and multi-function units. Warranty periods and longer product life cycles demand a maintenance/repair commitment that can typically support a product for up to ten
(10) years. In addition, the industry relationship among OEMs, the integrator, and the third- and fourth-party service providers has become more complex. The end-user, or consumer, must have assurance that products are supported by an after-sales service team capable of providing preventive maintenance and/or an immediate remedy upon equipment failure.

With the technological advances and associated cost reductions in shipping, the warranty manager's challenge is to meet and exceed customer's expectations with respect to speed of response. The repair/warranty industry has seen a shift towards outsourcing warranty service to companies whose primary purpose and core strength is to manage complex demands of the repair/warranty chain process. Warranty service companies are expected to be able to:

      o     offer one-stop / turnkey service;

      o have the technical ability to repair multi-products for multi-vendors;

      o offer advance exchange of office equipment computer peripheral products;

      o     offer distribution logistics from call management through delivery;
            and

      o     demonstrate supply-line parts management logistics efficiencies.

In addition to existing warranty service companies, traditional distribution logistics providers (such as UPS, Airborne Express, etc.) are also entering this industry. Ultimately, the success or failure of meeting warranty commitments will depend on the ability of the warrantor or its service provider to have the right component in the right place at the right time and the right skills to effect the necessary repair at the most cost-effective price.

CYBER-TEST'S PRODUCTS AND SERVICES

The following describes the individual components that make up the current Cyber-Test family of products and services.

Repair and Exchange. Cyber-Test has offered board-level repair of technical products for more than 17 years, and offers service programs for equipment dealers, OEMs, extended warranty companies, retail outlets and end-users. The service programs include:

      o return to depot repair of office equipment and computer peripheral products;

      o advance exchange of office equipment and computer peripheral products;

      o     board-level repair of circuit boards and sub assemblies;

      o     return to depot repair for component-level circuit boards;

      o     OEM warranty exchange and repair programs;

      o     large volume repair and refurbishment; and

      o     call center technical support.

Cyber-Test repair and exchange service is managed by a proprietary system designed and developed by the management team of Cyber-Test Florida with software-tracking that allows customers or the call center function (whether it is onsite at Cyber-Test's facilities or at the customer's facility) to be able to track the repair status of the given unit, and provide a delivery date to the end-user, while allowing executives of Cyber-Test to manage the output volume and quality of the repair process.

In addition, Cyber-Test's software allows its clients to view their inventory, parts, parts used per unit, and the status of all equipment on a real-time basis via its secure website. Clients may also change priorities and escalate orders directly from this proprietary, customized web portal.

Parts and Sales. Cyber-Test stocks a full line of parts, accessories, and consumables for its in-house repair needs and offers these parts for sale as well. Cyber-Test stocks over 32,000 parts for printers, facsimile machines, scanners, monitors and PDAs. Customer's can view a full listing of parts at Cyber-Test's website (in the ADVANCEX(TM) section) and, if any part is not in stock, it can usually be made available in one business day. Cyber-Test's unique parts ordering system has the capability to search, order, and buy parts without an OEM part number. Cyber-Test's search feature will cross-reference other OEM parts that may fit the ordered part from other manufacturers or OEMs.

In addition to repair services, Cyber-Test sells parts and consumable supplies to dealers and end-users and has a customer base of approximately 1,500 dealers and repair shops, two OEMs and four major extended warranty companies that service five (5) of the top office equipment /computer retail chains.

In addition to parts, Cyber-Test stocks an extensive inventory of new and refurbished equipment available for purchase. New equipment is backed with a full OEM warranty, and 90 day warranties are offered by Cyber-Test for refurbished units.

Call Center Technical Support. Cyber-Test offers partial or full (turnkey) Help Desk support through its Call Center. The Call Center has handled as many as 25,000 calls per month from its customers and currently averages approximately 15,000 calls per month. The Call Center has a greater than 50% phone-fix rate, which significantly reduces Cyber-Test's overall costs. Cyber-Test's Call Center is the sole technical help line for selected Xerox copiers and fax machines.

Reverse Logistics and Outsourcing. Cyber-Test offers its customers an outsourcing service of inventory, warehousing, and shipping of parts and end products for warranty fulfillment, with full refurbishing and inspection programs including "A" and "B" goods logistics. OEMs can direct all store returns to Cyber-Test for inspection. If units have not been taken out of the box, those items can be inspected and resold out as "A" goods. Products that have been used or are defective are processed through the refurbishment process and repackaged and resold as "B" goods. Cyber-Test can assist the OEM with "B" goods distribution and resale.

Cyber-Test offers its "B" goods for resale through a web site portal hyper-linked to the OEM web site. This eliminates the need to ship refurbished equipment back to the OEM. Orders are placed directly with Cyber-Test via the web site and products are delivered directly to the dealer or end-user.

Cyber-Test also has a salvage division that receives extended warranty products that were "bought out" by the warranty provider. This asset recovery program is one of the fastest growing divisions of Cyber-Test. Products are received, sorted and palletized for resale to wholesalers worldwide.

Service Contracts. In addition to OEMs and major retailers, Cyber-Test has established relationships with a number of insurance companies and third-party service providers to provide full repair and call center support service. Extended manufacturer's warranties sold at retail stores are typically backed by a third party insurance company. In other cases, the extended warranty is managed by the retailer itself. If a product covered in a service contract is determined to be in need of repair by the Call Center, a replacement unit may be sent directly to the end-user via ADVANCEX(TM). Cyber-Test manages the process from call receipt and receiving the defective product back from the customer, to tracking the product, repairing the returned units, and managing against customer fraud.

Cyber-Test also offers an "Advance Exchange" program known as ADVANCEX(TM) that provides same day service to its customers on all products Cyber-Test repairs. With the ADVANCEX(TM) program, Cyber-Test can ship an equivalent-to-new ("ETN") replacement product directly to the customer if phone support fails to correct the problem. The customer then returns the defective unit to Cyber-Test for repair and refurbishment and subsequent use for another customer. Its proprietary systems allow the OEM to gather failure analysis and failure trends critical to the release of new products. This information is collected on line, while Cyber-Test provides level II and III technical support directly to the customer. Its telephone support achieves a current phone fix-rate of more than 50%, saving OEMs millions of dollars per year in unnecessary product exchange. Cyber-Test has a same-day fulfillment up to 5:00 p.m. Eastern Time on all ADVANCEX(TM) products, and ships approximately 5,500 repaired units per month. The ADVANCEX(TM) program has resulted in decreased product returns and increased customer satisfaction.

COMPETITION

Cyber-Test's business is highly competitive. Cyber-Test competes with companies that provide repair services for office equipment and computer peripheral products, with companies that supply parts and consumables to end-users and repair companies of such equipment and products, and with resellers of such equipment and products.

Competition within the office equipment and computer peripheral products service and repair industry is based on quality of service, depth of technical know-how, price, availability of parts, speed and accuracy of delivery, and the ability to tailor specific solutions to customer needs. According to a 2004 industry directory and yearbook published by National Electronics Service Dealers Association/International Society of Certified Electronic Technicians, there are more than 800 manufacturers of technical products in the U.S. of the type Cyber-Test repairs, more than 1,000 independent companies in the U.S. that repair products in a manner similar to Cyber-Test's, over 350 companies in the U.S. that supply parts and components for use in repair, and many tens of thousands of independent service technicians that do on-site repair. In addition, there are thousands of companies that sell technical products that may need repair, and many of these do their own repair or service work.

Many of Cyber-Test's competitors are larger in size and have greater financial and other resources, such as Decision One, Depot America, Teleplan, DataTech America, and DEX.

Cyber-Test also competes with manufacturers and OEMs that do their own repair work, as well as large distribution and logistics companies such as United Parcel Service and Airborne Logistics.

Cyber-Test currently relies on a few large customers to generate a significant portion of its revenues. The loss of one or more of these customers would have a material adverse effect on our business, results of operations and financial condition. Management believes it is essential to expand Cyber-Test's customer base to minimize this dependency. Cyber-Test's ability to do so is dependent upon many variables including its ability to successfully attract and retain technicians that are capable of performing repair on all brands and models of office equipment and computer peripherals at prices which remain competitive.

COMPANY HISTORY

We were incorporated in Florida on April 30, 1998 under the name Media Forum International, Inc. ("Media Forum"). We were inactive from April 1998 to June 1998, except for the issuance of founders' shares during such time period. On April 7, 1999, Advanced Communications Technologies, Inc., a Nevada corporation ("Advanced Communications (Nevada)") merged with and into us. Pursuant to this merger, the shareholders of Advanced Communications (Nevada) (of which Mr. Roger May, our former Chief Executive Officer and Chairman of the Board of Directors until November 30, 2001, was the principal shareholder) received 90% of our outstanding common stock and we received all of Advanced Communications (Nevada)'s assets. These assets included all of the North and South American rights to market and distribute SpectruCell, a wireless software-defined radio ("SDR")-based communications platform that is being developed to offer mobile communications network providers the flexibility of processing and transmitting multiple wireless communications signals through one base station. We are not aware of any formal oral or written agreement documenting the transfer of the rights of Advanced Communications (Nevada) in SpectruCell to the Company at the time of the merger except for the Company's Proxy Statement prepared for a shareholders meeting held on March 25, 1999 (the "Proxy Statement"). Proposal #6 of the Proxy Statement stated that Advanced Communications (Nevada) would merge all of its assets into the Company, which included all of the rights to a product being developed called SpectruCell. Mr. May and his related entities, including Global Communications Technology Pty Ltd, of which Mr. May was the sold shareholder, as majority owners of Advanced Communications (Nevada), received approximately 42,000,000 shares of our common stock under the share exchange. We were the surviving entity of the merger, and we subsequently changed our name from Media Forum to Advanced Communications Technologies, Inc.


Upon completion of the merger, we changed our trading symbol to "ADVC." As a result of the merger, Advanced Communications (Nevada) ceased to exist as a separate entity.

On July 20, 1999, we formed Advanced Global Communications, Inc. ("AGC"), a Florida corporation. AGC was formed to develop and operate our international telecommunications network from the United States to Pakistan and India, as well as to acquire other switching and telecommunications companies. The network was established in 2000 and operated until 2001, when the regulatory climate in Pakistan and India made it legally and economically impractical to operate. During the fiscal year ended June 30, 2001, we ceased operating AGC's international telecommunications network and wrote-off our entire investment in various telephone equipment and network costs. AGC still exists as a separate entity, but has been inactive since July 1, 2001.

On January 31, 2000, we acquired Smart Investments.com, Inc. through a stock exchange with Smart Investments' sole shareholder. Immediately upon completion of that acquisition, we elected successor issuer status in accordance with Rule 12g-3 promulgated under the Securities Exchange Act of 1934, as amended, and consequently became a "reporting company" under Securities Exchange Act of 1934, as amended.

On April 5, 2000, we entered into a Stock Purchase Agreement with Advanced Communications Technologies, Pty. Ltd (Australia) ("Advanced Communications (Australia)") to acquire a 20% interest in Advanced Communications (Australia) for $19,350,000. The majority owner of Advanced Communications (Australia) was Mr. May. In consideration for our purchase of the stock, we issued (i) 5,000,000 shares of our common stock having a value of $11,850,000 and (ii) a $7,500,000 unsecured non-interest bearing note payable in installments. The note payable was payable in three equal monthly installments commencing May 31, 2000. Under the terms of the April 2000 Stock Purchase Agreement, the monthly installment deadline was extended indefinitely, without interest, to allow us to raise the cash portion of the purchase price through the sale of securities. Upon raising such funds, we were obligated to repay Advanced Communications (Australia)'s note payable after deducting for reserves needed to fund our current operations, our working capital and the development and expansion of our operations and the operations of our subsidiaries, as determined by our board of directors. On November 11, 2002, Advanced Communications (Australia) issued a Notice of Termination to the Company which stated that the April 2000 Stock Purchase Agreement was terminated immediately due to the Company's insolvency. We believe that we have no further obligation to pay the unsecured note payable because the Stock Purchase Agreement was unilaterally terminated by Advanced Communications (Australia). On February 5, 2004, we filed suit in Superior Court, Orange County, California against Advanced Communications (Australia), Roger May, Global Communications Technologies Limited and Global Communications Technologies Pty Ltd to recover damages incurred as a result of wrongful actions by such defendants against us and to clarify the status of our obligations to such defendants under various agreements and other arrangements, from which we believe we have been relieved as a result of such wrongful actions. In May and August 2004, the court issued an entry of default judgment in our favor and against all of the above defendants. On October 22, 2004, the court held a hearing for final determination of the above action. The court has not yet issued its final determination based on that hearing.

In November 2000, we formed Advanced Network Technologies (USA), Inc., a Delaware corporation ("Advanced Network USA"), owned 70% by us and 30% by Advanced Network Technologies Pty. Ltd. It was our intention to have Advanced Network USA acquire wireless network infrastructure in North and South America to help showcase SpectruCell within a working network environment. To date, no acquisitions have been made. Advanced Network USA, Inc. is presently inactive and had no revenues or expenses for the fiscal years ended June 30, 2004 or 2003.

In 2002, we closed operations relating to SpectruCell, significantly reduced our expenses, and shifted to a holding company structure, as it became uncertain whether SpectruCell's development would ever be completed and brought to market in the U.S. On December 17, 2003, we formed SpectruCell, Inc., a wholly-owned Delaware subsidiary, and transferred all of our rights in the SpectruCell technology to this subsidiary. SpectruCell, Inc. is presently inactive.

RECENT ACQUISITIONS

o     CYBER-TEST, INC.

On April 13, 2004, we formed Encompass Group Affiliates, Inc. ("Encompass"), our wholly-owned subsidiary, in the State of Delaware for the purpose of becoming our principal operating unit. On June 3, 2004, a wholly-owned and newly formed Delaware subsidiary of Encompass, Cyber-Test, Inc. ("Cyber-Test") acquired the business and assets of Cyber-Test, Inc., a Florida-based, electronic equipment repair company ("Cyber-Test Florida"), pursuant to the terms of an Asset Purchase Agreement, dated May 27, 2004, by and among Cyber-Test Florida, Cyber-Test and the shareholders of Cyber-Test Florida (the "Asset Purchase Agreement"). Upon consummation of the acquisition, Cyber-Test became the core operating business of Encompass with 85 employees and annual sales of approximately $6,000,000. This acquisition is the Company's first step in expanding the businesses of the Company's subsidiaries into vertically integrated technology and service businesses. Under the terms of the Asset Purchase Agreement, Cyber-Test acquired all of the operating assets, tangible and intangible property, rights and licenses, good-will and business of Cyber-Test Florida, for a total purchase price of $3,498,469 consisting of $3,000,000 in cash, and a $498,469 three-year 6% unsecured installment note. The Company also incurred $234,108 of capitalized transaction costs inclusive of $125,000 of broker fees for a total acquisition cost of $3,732,577. In addition, under the terms of the Asset Purchase Agreement, the Company has agreed to contingently increase the purchase price by $500,000 by agreeing to issue to the sellers, 50,000,000 shares of restricted common stock priced at $.01 per share, to be earned on a pro rata basis over the next three years based on Cyber-Test meeting certain revenue and earnings milestones and if certain events of forfeiture do not occur (the "Contingent Stock Consideration"). Milestones means the following revenue and EBITDA (earnings before income tax, depreciation and amortization) goals of Cyber-Test for the applicable year:

           FISCAL YEAR END        REVENUES             EBITDA
--------------------------------------------------------------------------------
            June 30, 2005        $ 6,600,000         $  500,000
            June 30, 2006        $ 8,600,000         $  860,000
            June 30, 2007        $11,600,000         $1,400,000


The Contingent Stock Consideration is subject to forfeiture in its entirety, at any time, if Lisa Welton, the Chief Executive Officer of Cyber-Test, is terminated for cause, or resigns from the Company. prior to June 30, 2007.

The Company accounted for this acquisition using the purchase method of accounting in accordance with the provisions of SFAS 141. and, accordingly, the operating results have been included in the Company's consolidated results of operations from the date of acquisition. The Company acquired net tangible assets valued at $1,286,985. The excess of the consideration given over the fair value of net assets acquired has been recorded as goodwill of $2,445,592. The Company will account for the purchased goodwill in accordance with the provisions of SFAS 142. The future liability, if any, associated with any Contingent Stock Consideration issuable in conjunction with this acquisition based on the achievement of certain revenue and earnings results over a three-year period will be recorded as additional goodwill in fiscal 2007 after the event of forfeiture (Ms. Welton's continued employment with us for a period of three years after consummation of the acquisition) lapses.

o     HY-TECH TECHNOLOGY GROUP, INC. INTANGIBLE LICENSES

In June 2004, Encompass acquired certain licensing rights from Innova Holdings, Inc. (formerly known as Hy-Tech Technology Group, Inc. ("Hy-Tech")), a custom systems builder and authorized distributor of computer components and peripherals. The licensing rights include the exclusive, worldwide, royalty-free, perpetual, non-terminable and irrevocable right to Hy-Tech's customer base, corporate web addresses, and the entitlement to hire Hy-Tech's former Chief Executive Officer, Mr. Martin Nielson, as Chief Executive Officer of Encompass. The consideration paid for these rights consists solely of the retirement of certain of Hy-Tech's Senior Secured Convertible Debentures by the payment in cash of $203,300 and the issuance of the Company's Series B Convertible Preferred Stock with a liquidation preference of $300,000.

EMPLOYEES

As of October 1, 2004 the Company had 92 full-time and 3 part-time employees.

ITEM 2. DESCRIPTION OF PROPERTY

On August 1, 2002, the Company relocated its principal executive office from California to 420 Lexington Avenue, New York, New York 10170 within the office facility of Danson Partners, LLC, a privately-owned company that employs our President and Chief Financial Officer. No rent or facility usage fee is charged to the Company by Danson Partners, LLC. As of November 25, 2003, the Company's lease obligation of $250,734 consisting of $141,100 of unpaid past rent and $109,634 of future rent for the California office was terminated and settled for $35,000.

The Company's core operating business, Cyber-Test is located at 448 Commerce Way, Longwood, Florida 32750. This 29,000 square foot office/warehouse facility has a one-year triple net lease that commenced on August 1, 2004 and ends on July 31, 2005, at a monthly lease obligation of $13,500. The lease is renewable on a year-to-year basis by providing written notice 60 days prior to the expiration of the then current term.

ITEM 3. LEGAL PROCEEDINGS

During the fiscal year ended June 30, 2004, the Company settled a majority of its accounts payable and accrued liabilities at a substantial discount, the financial results of which have been recorded in the Company's June 30, 2004 consolidated financial statements. The Company has been, and may in the future be, involved as a party to various legal proceedings, which are incidental to the ordinary course of business. Management regularly analyzes current information and, as necessary, provides accruals for probable liabilities on the eventual disposition of these matters. In the opinion of management as of June 30, 2004, there were no threatened or pending legal matters that would have a material impact on the Company's consolidated results of operations, financial position or cash flows.

On February 5, 2004, the Company filed suit in California against Advanced Communications (Australia), Roger May, Global Communications Technologies Limited and Global Communications Technologies Pty Ltd to recover damages incurred as a result of wrongful actions of such defendants against the Company and to clarify the status of the Company's obligations to such defendants under various agreements and other arrangements, from which the Company believes it has been relieved as a result of such wrongful actions. In May and August 2004, the court issued an entry of default judgment for the Company and against all of the above defendants. On October 22, 2004, the court held a hearing for final determination of the above action. The court has not yet issued its final determination based on that hearing.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

                                     PART II

ITEM 5. MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES

PRICE RANGE OF COMMON STOCK

Our common stock is currently traded on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "ADVC." As of October 15, 2004 there were 2,004,247,731 common shares issued and outstanding and approximately 505 holders of record. We believe that the number of beneficial owners is substantially greater than the number of record holders because a large portion of our common stock is held in "broker" or "street names".

The following table sets forth, for the fiscal periods indicated, the bid price range of our common stock, as reported by Bloomberg Financial Markets:

--------------------------------------------------------------------------------
                                                       HIGH BID        LOW BID
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     2003
--------------------------------------------------------------------------------
     Quarter Ended September 30, 2002                $  .080           $  .005
     Quarter Ended December 31, 2002                    .015              .004
     Quarter Ended March 31, 2003                       .010              .002
     Quarter Ended June 30, 2003                        .011              .006

--------------------------------------------------------------------------------
     2004
--------------------------------------------------------------------------------
     Quarter Ended September 30, 2003                $  .007           $.00163
     Quarter Ended December 31, 2003                  .00363            .00169
     Quarter Ended March 31, 2004                      .0025            .00131
     Quarter Ended June 30, 2004                       .0015            .00081

Such market quotations reflect inter-dealer prices retail mark-up, markdown or commissions and may not necessarily represent actual transactions.

We did not pay any dividends during fiscal 2004 and have never paid any dividends on our capital stock. We currently expect that we will retain future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any decision on the future payment of dividends will depend on our earnings and financial position at that time and such other factors as our Board of Directors deems relevant.

RECENT SALES OF UNREGISTERED SECURITIES

All issuances of restricted stock have been valued based on the closing price of the stock as of the date the Company's Board of Directors approved the grant of shares or under the terms of our Convertible Debentures.

In order to finance our acquisition of the assets of Cyber-Test Florida and to pay the cash portion of our acquisition of certain licensing rights from Innova Holdings, Inc. (formerly known as Hy-Tech Technology, Inc. ("Hy-Tech")) and its subsidiary Hy-Tech Computer Systems, Inc., on May 28, 2004, we issued 4,200 shares of our non-voting Series A Convertible Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"), to Cornell Capital Partners, L.P. The Series A Preferred Stock ranks senior to our common stock and all other series of our preferred stock. The Series A Preferred Stock is entitled to receive dividends and distributions on a pro rata basis, prior to any of our other outstanding securities, when and if declared by the Board of Directors of the Company. Upon our liquidation, dissolution or winding up, holders of Series A Preferred Stock would receive $1,000 per share (the "Series A Liquidation Amount") of Series A Preferred Stock. Holders of the Series A Preferred Stock have the right, at any time and from time to time after May 21, 2005, to convert the Series A Preferred Stock into shares of our common stock, at a conversion price equal to either (a) $0.01 per share (which shall be adjusted in the event of a subdivision, or combination of shares), or (b) 100.0% of the average of the three (3) lowest closing bid prices of our common stock for the ten (10) trading days immediately preceding the date of conversion, whichever is lower. The Series A Preferred Stock shall automatically convert into shares of our common stock, upon the consummation of an acquisition of our stock by, or the merger, consolidation, or reorganization of us into or with, another entity through one or a series of related transactions, or the sale, transfer, or lease of all or substantially all of our assets to another entity. Upon ten (10) days' prior written notice, we have the right to redeem each outstanding share of Series A Preferred Stock at an amount equal to 120% of the Series A Liquidation Amount.

In connection with the acquisition of certain licensing rights from Hy-Tech and its subsidiary Hy-Tech Computer Systems, Inc., on June 27, 2004, we issued 300 shares of our non-voting Series B Convertible Preferred Stock, $0.01 par value per share (the "Series B Preferred Stock"), plus $203,300 in cash, to certain holders of Hy-Tech Convertible Debentures in exchange for our assumption, and cancellation, of all amounts due and owing, or $503,300, by Hy-Tech under the Convertible Debentures. The Series B Preferred Stock ranks junior to the Series A Preferred Stock and senior to our common stock and all other series of our preferred stock, other than the Series A Preferred Stock. Subject to the rights of the Series A Preferred Stock, the Series B Preferred Stock is entitled to receive dividends and distributions on a pro rata basis, after the Series A Preferred Stock, but prior to any of our other outstanding securities, when and if declared by the Board of Directors of the Company. Upon a liquidation, dissolution or winding up, subject to the rights of the Series A Preferred Stock, holders of Series B Preferred Stock would receive $1,000 per share (the "Series B Liquidation Amount") of Series B Preferred Stock. Holders of the Series B Preferred Stock have the right, at any time and from time to time after June 23, 2005, to convert the Series B Preferred Stock into shares of our common stock, at a conversion price equal to either (a) $0.01 per share (which shall be adjusted in the event of a subdivision, or combination of shares), or (b) 100.0% of the average of the three (3) lowest closing bid prices of our common stock for the ten (10) trading days immediately preceding the date of conversion, whichever is lower. The Series A Preferred Stock shall automatically convert into shares of our common stock, upon the consummation of an acquisition of our stock by, or the merger, consolidation, or reorganization of us into or with, another entity through one or a series of related transactions, or the sale, transfer, or lease of all or substantially all of our assets to another entity. Upon ten (10) days' prior written notice, we have the right to redeem each outstanding share of Series B Preferred Stock at an amount equal to 120% of the Series B Liquidation Amount.

On June 30, 2004, our Board of Directors approved the separate issuance of 10,000,000 and 5,000,000 shares of our restricted common stock, or 15,000,000 shares in the aggregate, having a value of $10,000 and $5,000, respectively, or $15,000 in the aggregate, to Mr. Martin Nielson and Jackson Steinem, respectively, at $.001 per share, for consulting services rendered to the Company in connection with the acquisition of Cyber-Test Florida.

On March 9, 2004, our Board of Directors approved the issuance of 10,000,000 shares of our restricted common stock having a value of $18,000 or $.0018 per share, to DDInvestor.com, Inc. in full satisfaction and settlement of outstanding indebtedness owed by us to them.

On January 8, 2004, our Board of Directors approved the issuance of 1,000,000 shares of restricted common stock to Mr. Steve Black for professional services rendered to the Company. The stock was valued at $.00281 per share or $2,810, the closing bid price of the stock on the date approved by our Board of Directors.

On January 5, 2004, January 7, 2004, January 15, 2004, January 22, 2004 and February 2, 2004, holders of our outstanding 5% convertible debentures elected to convert $25,000, $50,000, $75,000, $75,000 and $103,861, respectively, or
$328,861 in the aggregate, of principal and accrued interest, at conversion prices of $.001676, $.001776, $.002076, $.00238 and $.002314 per share, into
14,916,468, 28,153,153, 36,127,168, 31,512,605 and 44,883,751 shares of our common stock, respectively, or 155,593,145 shares of common stock in the aggregate.

On December 3, 2003 and December 17, 2003, our Board of Directors approved the issuance of 8,142,857 shares of our restricted common stock, in the aggregate, having a value of $17,000, or $.0020 per share, to various creditors in full satisfaction of their claims against us.

On December 3, 2003, holders of our 5% Convertible Debentures elected to convert $85,252 of principal and accrued interest, at a conversion price of $.001716 per share, into 49,680,653 shares of our common stock.

On November 3, 2003 and November 10, 2003, holders of our 5% Convertible Debentures elected to convert $25,000 and $156,000, respectively, or $181,000, in the aggregate, of principal and accrued interest, at conversion prices of $.00189 and $.0016, respectively, per share, into 13,227,513 and 97,500,000 shares of our common stock, respectively, or 110,727,513 shares of common stock in the aggregate.

On October 31, 2003, our Board of Directors approved the issuance of 39,583,333 shares, in the aggregate, of our restricted common stock, having a value of $95,000 in the aggregate, to various officers and directors in partial satisfaction of professional services previously rendered to us. The shares were valued based on the closing price of our common stock immediately prior to its issuance, or $.0024 per share. The shares were issued on November 4, 2003. On that same date, our Board of Directors also approved the issuance of 8,833,333 shares of restricted common stock to various creditors in full satisfaction of their claims against us. Those shares of common stock were also valued at $21,200, or $.0024 per share.

On October 7, 2003, October 20, 2003 and October 21, 2003, holders of our 5% Convertible Debentures elected to convert $188,746, $201,447 and $50,000, respectively, or $440,193, in the aggregate, at conversion prices of $.00207, $.00211 and $.00218 per share, respectively, of principal and interest into 91,181,642, 95,472,510 and 22,935,780 shares of our common stock, respectively, or 209,589,932 shares of common stock in the aggregate.

On September 24, 2003, our Board of Directors approved the issuance of 85,714,285 shares, in the aggregate, of our restricted common stock, having a value of $240,000 in the aggregate, to various officers and directors, in partial satisfaction of professional services previously rendered to us. The shares were valued based on the closing price of the stock immediately prior to its issuance, or $.0028 per share. The shares were issued on October 3, 2003.

On September 4, 2003, holders of our 5% Convertible Debentures elected to convert $82,375 of principal and accrued interest, at a conversion price of $.00138 per share, into 59,692,027 shares of our common stock.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Rule 506 promulgated under the Securities Act of 1933 (the "1933 Act"). These offerings may have qualified for other exemptions as well. In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision. More specifically, the Company had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D under the 1933 Act, which information was based on representations received from such investors, and otherwise had the requisite sophistication to make an investment in the Company's securities.


We did not make any purchases of equity securities during the fiscal year ended June 30, 2004.

SELECTED FINANCIAL DATA


                                                       FOR THE YEARS ENDED JUNE 30,
                                         ------------------------------------------------------
                                              2004                 2003             2002
                                         ----------------   ----------------   ----------------
Revenue                                  $       605,468    $            --    $            --
Cost of Revenue                                  400,265                 --                 --
Gross Profit                                     205,203                 --                 --
Operating Expenses                               788,261          1,216,776          2,314,570
Operating (Loss)                                (583,058)        (1,216,776)        (2,314,570)
Income (Loss) from Goodwill Impairment                --                 --         (1,700,000)
Other Income (Expense)                         1,058,878           (652,255)          (318,123)
Income (Loss) Before Income Taxes                475,820         (1,869,031)        (4,332,693)
Provision for Income Taxes                            --                 --                 --
Net Income (Loss)                                475,820         (1,869,031)        (4,332,693)
Net Income (Loss) Per Share:
  Basic and Diluted                      $           .00    $          (.01)   $          (.04)
Weighted Average Shares:
  Basic and Dilutive                       1,084,885,437        152,960,499        100,576,484

Cash                                     $     1,193,170    $        22,527    $        11,093
Working Capital (Deficiency)                  (2,197,667)        (4,044,795)        (3,252,643)
Total Assets                                   7,996,339             70,748            114,852
Total Liabilities                              6,571,877          6,030,922          5,054,902
Stockholders' Equity (Deficiency)              1,424,462         (5,960,174)        (4,940,050)


ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and the related notes and the other financial information appearing elsewhere in this report. In addition to historical information, the following discussion and other parts of this Annual Report contain forward-looking information that involves risks and uncertainties.

We are a New York-based holding company that, through our wholly-owned subsidiaries, specializes in the repair of computer peripheral products and other electronic equipment, and seek to make strategic minority investments in privately held companies in diverse industries.

We intend to pursue the acquisition of, and investment in, technology and/or brand differentiated companies with significant growth-potential. We seek to make the process of growth, through both organic and inorganic means, a core competency of each company which we acquire or in which we invest.

We have three principal means of diversifying our business, each of which is designed to give shareholders a strong value driver. Encompass, our principal operating subsidiary, intends to acquire synergistic companies in the technologies and services arena. Hudson Street is a partner in the management firm of an institutional investment company. The Company itself also seeks to make minority investments in technology specific or highly differentiated companies with significant growth-potential.

YEAR ENDED JUNE 30, 2004 COMPARED TO YEAR ENDED JUNE 30, 2003

                          OVERALL RESULTS OF OPERATIONS

For the fiscal year ended June 30, 2004, our financial results reflect an overall profit of $475,820 or $.00 per share which was a substantial increase of $2,344,851 from the net loss of $(1,869,031) or $(.012) per share for the fiscal year ended June 30, 2003. This substantial turnaround in net earnings is attributable to management's successful efforts during the year in restructuring and settling substantially all of our obligations, significantly reducing our ongoing operating and interest costs and generating a source of ongoing earnings and cash flow through the purchase of an interest in a profitable financial services business and the purchase of the Cyber-Test Florida business as our core operating business. Of the $2,344,851 increase in net income, $780,938 is a result of us negotiating and settling a majority of our accounts payable and other liabilities at a substantial discount and generating forgiveness of debt income along with a $918,711 reduction in interest expense, lawsuit settlements and operating expenses. An additional $439,999 of net income was realized through our investment in the Yorkville Advisors investment partnership.

                                     REVENUE

Revenue for the fiscal year ended June 30, 2004 was $605,468 and was entirely attributable to Cyber-Test's operations for the period from June 3 through June 30, 2004. We did not recognize any revenue for fiscal year ended June 30, 2003. All revenue was generated from the repair and service of office equipment and computer peripheral products, extended warranty sales and the sale of computer parts and accessories.

                               OPERATING EXPENSES

Total operating expenses for the fiscal years ended June 30, 2004 and June 30, 2003 were $788,261 and $1,216,776, respectively, representing a 35% decrease for fiscal year ended June 30, 2004 as compared to fiscal year ended June 30, 2003. Of these amounts $292,633 and $648,328 were paid during the fiscal year ended June 30, 2004 and fiscal year ended June 30, 2003, respectively, for professional services rendered, of which $2,810 and $5,000 during the fiscal years 2004 and 2003, respectively, was paid through the issuance of restricted common stock and represents a non-cash expense. Professional and consulting fees for the fiscal year ended June 30, 2004 decreased by $355,695 or 55% versus the prior fiscal year ended due to the overall reduction in legal fees and other expenses associated with our settlement of all of our remaining lawsuits during fiscal year ended June 30, 2004, including our litigation with Roger May and Advanced Communications (Australia).

Depreciation and amortization expense for the fiscal year ended June 30, 2004 decreased by $196,709 to $229,103 from $425,812 for the fiscal year ended June 30, 2003 due to deferred commitment fees and financing costs being fully amortized in fiscal year 2004.

Other general and administrative expenses amounted to $266,525 for the fiscal year ended June 30, 2004, which is a $138,163 increase from the prior fiscal year due principally to the addition of the Cyber-Test operating business overhead in June 2004. Such overhead expenses include the one month overhead operation and cost associated with employing approximately 85 employees and operating a 29,000 square foot office and warehouse facility.

                             OTHER INCOME (EXPENSES)

During the fiscal year ended June 30, 2004, we realized $1,058,878 of net other income due to the favorable results of our investment in Yorkville Advisors, which generated $439,999 of net income and $780,938 of forgiveness of indebtedness income generated from the successful settlement, at a discount, of certain of our debts. These items were offset, in part by, net interest expense of $162,059 attributable to $69,032 of accrued interest on our 10% Secured Convertible Debentures, the remaining 5% Convertible Debentures and the 8% Note Payable and $93,752 of debt discount expense treated as interest attributable to the beneficial conversion feature of our 10% Secured Convertible Debentures, net of $725 of interest income.

Interest expense incurred for the fiscal year ended June 30, 2003 was $428,761 and was principally attributable to $119,721 of discount amortization relating to the beneficial conversion feature of our 10% Secured Convertible Debentures, $283,139 of accrued and penalty interest on the 5% Convertible Debentures paid in January 2004, $8,829 of interest on the 8% Note Payable and $12,522 of interest on the 10% Secured Convertible Debentures. Overall interest expense decreased from $428,761 in fiscal 2003 to $162,059 in fiscal 2004 for a $266,702 reduction in interest expense due to the lower levels of interest bearing debt in fiscal 2004 compared to fiscal 2003. During the fiscal year ended June 30, 2003, we settled our remaining lawsuits and recorded $223,494 of settlement expense. No such expense was incurred during the fiscal year ended June 30, 2004.

SIGNIFICANT ACCOUNTING POLICIES

Financial Reporting Release No. 60, which was recently released by the Securities and Exchange Commission, requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. The following is a brief discussion of the more significant accounting policies and methods used by us. In addition, Financial Reporting Release No. 61 was recently released by the Securities and Exchange Commission to require all companies to include a discussion to address, among other things, liquidity, off-balance sheet arrangements, contractual obligations and commercial commitments.

USE OF ESTIMATES

The preparation of the consolidated financial statements of the Company in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. In particular, significant estimates are required to value inventory and estimate the future cost associated with the Company's warranties. If the actual value of the Company's inventories differs from these estimates, the Company's operating results could be adversely impacted. The actual results with regard to warranty expenditures could also have an adverse impact on the Company if the actual rate of repair failure or the cost to re-repair a unit is greater than what the Company has used in estimating the warranty expense accrual.

INVENTORY

Inventory consists primarily of repair parts, consumable supplies for resale and used machines that are held for repair and/or resale, and are stated at the lower of weighted average cost or market. The weighted average cost of inventory approximates the first-in, first-out ("FIFO") method. Management performs periodic assessments to determine the existence of obsolete, slow-moving and nonsalable inventory and records necessary provisions to reduce such inventory to net realizable value.

PROPERTY AND EQUIPMENT

Property, plant and equipment are stated at cost. Assets are depreciated using the straight-line method for both financial statement and tax purposes based on the following estimated useful lives:

Leasehold improvements             15 to 40 years
Machinery and equipment            3 to 7 years
Furniture and fixtures             5 to 7 years

Maintenance and repairs are charged to expense when incurred.

WARRANTY RESERVE

Refurbished peripheral computer equipment sold to customers and the repair of customer owned equipment is guaranteed for a period of ninety days and the repair of circuit boards is guaranteed for a period of 12 months. Any defective refurbished equipment is replaced free of charge and customer owned equipment is repaired without charge during the warranty period. Cyber-Test provides a reserve for warranty repairs based on historical failure rates and the estimated cost to repair.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company makes judgments as to its ability to collect outstanding receivables and provides allowances for the portion of receivables when collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding invoices. For those invoices not specifically reviewed, provisions are provided at differing rates, based upon the age of the receivable. In determining these percentages, the Company analyzes its historical collection experience and current economic trends. If the historical data the Company uses to calculate the allowance provided for doubtful accounts does not reflect the future ability to collect outstanding receivables, additional provisions for doubtful accounts may be needed and the future results of operations could be materially affected. During the fiscal year ended June 30, 2004, accounts in the amount of $8,914 were determined to be uncollectible and were charged to the allowance for doubtful accounts. As of June 30, 2004, accounts receivable from two major customers aggregated $253,847 or 63% of accounts receivable.

LONG-LIVED ASSETS

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such review indicates that the asset is impaired, when the carrying amount of an asset exceeds the sum of its expected future cash flows, on an undiscounted basis, the asset's carrying amount is written down to fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

EXCESS OF COST OVER NET ASSETS ACQUIRED

In accordance with SFAS No. 141, the Company allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired based on their estimated fair values. The excess purchase price over those fair values is recorded as "Excess of Cost Over Net Assets Acquired". The fair value assigned to intangible assets acquired is either based on valuations prepared by independent third party appraisal firms using estimates and assumptions provided by management or negotiated at arms-length between the Company and the seller of the acquired assets. In accordance with SFAS No. 142, goodwill and purchase intangibles with indefinite lives acquired after June 30, 2001, are not amortized but will be reviewed periodically for impairment. Purchased intangibles with finite lives will be amortized on a straight-line basis over their respective useful lives.

EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities, using the treasury stock method, that could share in the earnings of an entity. During the year ended June 30, 2004, shares of common stock that could have been issued upon conversion of convertible debt were excluded from the calculation of diluted earnings (loss) per share as their effect would have been anti-dilutive.

BUSINESS SEGMENTS

The Company applies Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information". During the fiscal year ended June 30, 2004, the Company operated in one segment and therefore segment information is not presented.

Management has determined that it is not meaningful to provide geographic segment disclosures for revenues and long-lived assets because the Company performs services for and generates revenue from customers throughout the U.S.

REVENUE RECOGNITION

The Company recognizes revenue from the sale of refurbished computer equipment and related products upon delivery of goods to a common carrier for delivery to the customer. Revenue for the repair of customer owned equipment is recognized upon completion of the repair. The Company assumes the risk of loss due to damage or loss of products during shipment. The Company is reimbursed by the common carriers for shipping damage and lost products. The Company sells extended warranty and product maintenance contracts. Revenue from these contracts is deferred and recognized as income on a straight-line basis over the life of the contract, which typically is for a period of one year. Service warranty and product maintenance revenue represented less than 5% of the Company's total revenue for the period June 2, 2004 through June 30, 2004, our period of ownership.

INVESTMENT IN UNCONSOLIDATED PARTNERSHIP

The Company accounts for its investment in an unconsolidated partnership under the equity method of accounting, as the Company does not have any management control over this entity. This investment is recorded initially at cost and subsequently adjusted for equity in net earnings and cash distributions.

NEW ACCOUNTING PRONOUNCEMENTS

In March 2004, the U.S. Securities and Exchange Commission's Office of the Chief Accountant and the Division of Corporate Finance released Staff Accounting bulletin ("SAB") No. 105, "Loan Commitments Accounted for as Derivative Instruments". This bulletin contains specific guidance on the inputs to a valuation-recognition model to measure loan commitments accounted for at fair value, and requires that fair-value measurement include only differences between the guaranteed interest rate in the loan commitment and market interest rate, excluding any expected future cash flows related to the customer relationship or loan servicing. In addition, SAB105 requires the disclosure of the accounting policy for loan commitments, including methods and assumptions used to estimate the fair value of loan commitments, and any associated hedging strategies. SAB 105 is effective for derivative instruments entered into subsequent to March 31, 2004 and should also be applied to existing instruments as appropriate. The Company has not yet completed its evaluation of SAB 105, but does not anticipate a material impact on its financial statements.

LIQUIDITY AND CAPITAL RESOURCES

We have financed our acquisitions and investments principally with short-term borrowings, which were provided to us by Cornell Capital Partners, L.P., a private limited partnership ("Cornell Capital"), and cash received in exchange for the issuance of 4,200 shares of our Series A Preferred Stock to Cornell Capital. We have funded our ongoing operations through cash distributions received from (i) our investment in Yorkville Advisors, an investment management partnership, and (ii) working capital generated by Cyber-Test, our core operating business. Our cash and cash equivalents totaled $1,193,170 at June 30, 2004.

On July 16, 2003, we entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P., a private limited partnership. Pursuant to the Equity Line of Credit, the Company may, at its discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $30,000,000. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the lowest closing bid price of the Company's common stock on the Over-the-Counter Bulletin Board or other principal market on which the common stock is traded for the five (5) days immediately following the notice date. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. In accordance with the terms of the Equity Line of Credit with Cornell Capital Partners, Cornell is not permitted to own more than 9.99% of the outstanding common stock at any one time; however Cornell is permitted to waive such restriction, which waiver is effective on the 61st day after delivery of the waiver to the Company.

During the fiscal year ended June 30, 2004, we made advances under the Equity Line of Credit in the aggregate amount of $725,000 in exchange for issuing 361,956,145 shares of common stock to Cornell Capital Partners. The Company netted $684,125 from these advances after deducting escrow agent expenses and other direct costs totaling $40,875 that have been recorded as a reduction of common stock as of June 30, 2004. These advances were principally used to provide a source of working capital to sustain our limited operations and enabled us to restructure and settle a majority of our outstanding obligations. During the fiscal year ended June 30, 2004, Hudson Street received $335,000 of partnership cash distributions from Yorkville Advisors. We believe that our existing sources of liquidity including cash resources and cash provided by operating activities, supplemented as necessary with funds available under our Equity Line of Credit arrangement, and distributions from Hudson Street's investment will provide sufficient resources to meet our present and future working capital and cash requirements for at least the next 12 months.

The Company had total liabilities of $6,571,877 as of June 30, 2004. Included in this total are contractual obligations of $3,724,975. These contractual obligations, along with the dates on which such payments are due, are described below:


                                                        PAYMENTS DUE BY PERIOD (FROM JUNE 30, 2004)
                                              -----------------------------------------------------------
                                                                1            2-3         4-5      AFTER 5
CONTRACTUAL OBLIGATIONS                         TOTAL       YEAR OR LESS    YEARS       YEARS      YEARS
-----------------------                       -----------   ------------  ----------   --------   --------
Notes Payable and Interest Thereon            $3,004,254*    $2,606,548   $  397,706   $     --   $     --
Convertible Debentures and Interest Thereon      181,744        181,744           --         --         --
Accounts Payable and Accrued Expenses            194,540        194,540           --         --         --
Other Current Liabilities                        344,437        344,437           --         --         --
  Total Contractual Obligations               $3,724,975     $3,327,269   $  397,706   $     --   $     --

* Excludes $1,791,166 due to Advanced Communications (Australia) under the Stock Purchase Agreement dated April 5, 2000. The Company believes that this obligation is not enforceable as a result of Advanced Communications (Australia)'s improper unilateral revocation of the Stock Purchase Agreement and other wrongful acts of Advanced Communications (Australia), Roger May and related parties. Also excludes $1,055,736 due to Roger May and/or Global Communications Technologies Limited and/or Global Communications Technologies Pty Ltd for monies provided to the Company. The Company believes it is not obligated to pay these amounts as a result of wrongful acts of such parties against the Company. On February 5, 2004, the Company filed suit in California seeking a judgment against Advanced Communications (Australia), Roger May, Global Communications Technologies Limited and Global Communications Technologies Pty Ltd to recover damages related to their wrongful acts against the Company. The Company's damages claims exceed the $2,846,902 allegedly due such defendants. The Company also seeks in the action to have its obligations under the Stock Purchase Agreement and other arrangements clarified as to such defendants. In May and August 2004, the court issued an entry of default judgment in favor of the Company and against all of the above defendants. On October 22, 2004, the court held a hearing for final determination of the above action. The court has not yet issued its final determination based on that hearing.

During the fiscal year ended June 30, 2004, the Company reduced its contractual obligations by approximately $2,250,000 through a combination of debenture holders' conversions, debt forgiveness, settlements with creditors and the issuance of shares of its common stock. At June 30, 2004, we had a working capital deficiency of $2,197,667. In September and October 2004, the Company repaid $375,000 of its short-term note payable to Cornell Capital Partners, L.P. through the issuance of 172,881,526 shares of our common stock valued at $100,000 and the payment of cash in the amount of $275,000.

Below is a discussion of our sources and uses of funds for the fiscal year ended June 30, 2004:

NET CASH USED IN OPERATING ACTIVITIES

Net cash used in operating activities was $829,775 and $123,566 for the fiscal years ended June 30, 2004 and June 30, 2003, respectively. The use of cash in operating activities for the fiscal year ended June 30, 2004 was principally from net income of $475,820 offset by a reduction in accounts payable in the amount of $419,696, and an increase in debt forgiveness income offset by non-cash charges for amortization and debt discount expense in the net aggregate amount of $458,083. The use of cash in operating activities for the fiscal year ended June 30, 2003 was principally the result of a net loss during the period reduced by an increase in accounts payable and accrued interest in the amount of $942,162 and by non-cash charges for depreciation and amortization, debt discount expense, common stock issued in exchange for services and lawsuit settlements in the aggregate amount of $773,577.

NET CASH USED IN INVESTING ACTIVITIES

No cash was provided from investing activities for the fiscal year ended June 30, 2003. Cash used in investing activities for the fiscal year ended June 30, 2004 was $5,176,376 and was attributable to the Company's investment in a partnership for $2,670,000 reduced by $335,000 of cash distributions from this partnership investment and our purchase of the Cyber-Test Florida business, net of cash acquired, in the amount of $2,841,376.

NET CASH FROM FINANCING ACTIVITIES

Net cash of $7,176,794 from financing activities for the fiscal year ended June 30, 2004 was from net proceeds of $513,125 from the sale of shares of the Company's common stock to Cornell Capital Partners, L.P., under the Company's Equity Line of Credit facility, proceeds of $3,000,000 from the issuance of a short-term promissory note to Cornell Capital Partners, L.P., and net proceeds of $3,756,500 from the issuance of shares of the Company's Series A Convertible Preferred Stock to Cornell Capital Partners, L.P., offset by the repayment of short-term and installment debt in the amount of $92,831. Net cash of $135,000 from financing activities for the fiscal year ended June 30, 2003 was from the 10% Secured Convertible Debentures issued in November 2002 and the issuance of a $35,000.00 short-term promissory note to Cornell Capital Partners, L.P.

CHANGE IN NET ASSETS

As of and through June 30, 2004, the Company experienced material changes to its net assets from its prior fiscal year ended June 30, 2003. During the fiscal year ended June 30, 2004, the Company purchased the business and operating assets of Cyber-Test Florida and through its wholly-owned investment subsidiary, Hudson Street, made a minority investment in the amount of $2,670,000 in Yorkville Advisors, an investment partnership. As a result of the Cyber-Test Florida acquisition, the Company acquired total assets of approximately $1.6 million, consisting principally of cash ($643,195), accounts receivable ($391,101), inventory ($350,480) and fixed assets ($166,516) and assumed $313,091 of liabilities, which consisted principally of accounts payable and accrued expenses. The Company also recorded goodwill in the amount of $2,445,592 associated with the Cyber-Test Florida acquisition. In addition, during this period, the Company acquired the license rights to certain intangible assets of Innova Holdings, Inc. (formerly known as Hy-Tech Technology Group, Inc.) and its wholly-owned subsidiary Hy-Tech Computer Systems, Inc. for $503,300, and settled approximately $2.2 million of liabilities for stock and cash resulting in $780,938 of forgiveness of debt income. The net effect of these transactions on the balance sheet was to increase our net assets by approximately $7.9 million.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

RISKS RELATED TO OUR BUSINESS

In addition to historical facts or statements of current condition, this Annual Report on Form 10-KSB contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events.

The following discussion outlines certain factors that we think could cause our actual outcomes and results to differ materially from our forward-looking statements as well as impact our future overall performance. These factors are in addition to those set forth elsewhere in this Annual Report on Form 10-KSB.

          WE HAVE A HISTORY OF LOSSES, AND MAY INCUR ADDITIONAL LOSSES.

We are a holding company with a limited history of operations. We achieved profitability for the first time in fiscal year 2004. While we have achieved profitability, we cannot be sure that we will maintain revenue sufficient for us to continue to remain profitable.

                         WE MAY NEED ADDITIONAL CAPITAL.

To pursue our objectives, we may need additional capital which may not be available to us. This may delay our progress in achieving our goals.

We will require funds in excess of our existing cash resources:

      o to seek out and find investment opportunities in high growth-potential companies;

      o     to acquire the assets or stock of technology-related companies;

      o to hire and retain highly skilled employees who understand, and can implement, our business model; and

      o     to finance the growth of our current operations.

In the past, we have funded all of our growth through equity and debt financings. We anticipate that our existing capital resources will enable us to maintain currently planned operations through the next twelve (12) months. However, this expectation is based on our current operating plan, which could change as a result of many factors, and we may need additional funding sooner than anticipated. Because our operating and capital resources may be insufficient to meet future requirements, we may need to raise additional funds in the near future to continue our business expansion plans.

It is possible that we will be unable to obtain additional funding as and when we need it. If we are unable to obtain additional funding as and when needed, we could be forced to delay the progress of our business expansion plans.

             NEW EQUITY FINANCING COULD DILUTE CURRENT STOCKHOLDERS.

If we raise funds through equity financing to meet the needs discussed above, it will have a dilutive effect on existing holders of our shares by reducing their percentage ownership. The shares may be sold at a time when the market price is low because we need the funds. This will dilute existing holders more than if our stock price was higher. In addition, equity financings often involve shares sold at a discount to the current market price.

      THE LOSS OF ANY ONE OF CYBER-TEST'S KEY CUSTOMERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

Cyber-Test relies heavily on the business of a few key customers. While all these key customers are contractually committed to purchase parts or service from Cyber-Test, these contracts are terminable within 60 to 90 days. If any one (or all) of these key customers terminates its relationship with Cyber-Test, it could have a material adverse effect on our business.

           WE AND OUR SUBSIDIARIES OPERATE IN COMPETITIVE INDUSTRIES.

Cyber-Test's business is highly competitive. Cyber-Test competes with companies that provide repair services for office equipment and computer peripheral products, with companies that supply parts and consumables to end-users and repair companies of such equipment and products, and with resellers of such equipment and products.

Competition within the office equipment and computer peripheral products service and repair industry is based on quality of service, depth of technical know-how, price, availability of parts, speed and accuracy of delivery, and the ability to tailor specific solutions to customer needs. Many of Cyber-Test's competitors are larger in size and have greater financial and other resources, such as Decision One, Depot America, Teleplan, DataTech America, and DEX. Cyber-Test also competes with manufacturers and OEMs that do their own repair work, as well as large distribution and logistics companies such as United Parcel Service and Airborne Logistics.

Management believes Cyber-Test has a competitive advantage over many of its competitors, but Cyber-Test's ability to maintain such competitive advantage is dependent upon many variables including its ability to successfully attract and retain technicians that are capable of performing repair on all brands and models of office equipment and computer peripherals at prices which remain competitive. We can provide no assurances that Cyber-Test will continue to have the resources to successfully compete in the technology repair service industry.

      OUR BUSINESS COULD SUFFER IF THERE IS A PROLONGED ECONOMIC DOWNTURN.

We derive a substantial amount of our net revenue from the repair and resale by Cyber-Test of office equipment and computer peripheral products. Revenue from the repair and resale of such equipment does not generally fluctuate widely with economic cycles. However, a prolonged national or regional economic recession could have a material adverse effect on our business.

We also derive a substantial amount of our net revenue from cash distributions received by us from our investments in companies operating in diverse industries. A prolonged economic downturn could hinder the ability of these companies to provide us with a substantial, or any, return on our investments.

FLUCTUATIONS IN THE PRICE OR AVAILABILITY OF OFFICE EQUIPMENT PARTS AND COMPUTER
           PERIPHERAL PRODUCTS COULD MATERIALLY ADVERSELY AFFECT US.

The price of office equipment parts and computer peripheral products may fluctuate significantly in the future. Changes in the supply of or demand for such parts and products could affect delivery times and prices. We cannot provide any assurances that Cyber-Test will continue to have access to such parts and products in the necessary amounts or at reasonable prices or that any increases in the cost of such parts and products will not have a material adverse effect on our business.

 WE COULD BE MATERIALLY AFFECTED BY TURNOVER AMONG OUR SERVICE REPRESENTATIVES.

Cyber-Test depends on its ability to identify, hire, train, and retain qualified service personnel as well as a management team to oversee the services that Cyber-test provides. A loss of a significant number of these experienced personnel would likely result in reduced revenues for Cyber-Test and could materially affect our business. Cyber-test's ability to attract and retain qualified service representatives depends on numerous factors, including factors that Cyber-Test cannot control, such as conditions in the local employment markets in which it operates. We cannot provide and assurances that Cyber-Test will be able to hire or retain a sufficient number of service representatives to achieve its financial objectives.

   TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH.
    OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

Our ability to make payments on our indebtedness, and to fund planned capital expenditures will depend on our ability to generate cash from our operations in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Based on our current level of operations, we believe our cash flow from operations, available cash and available borrowings under our credit facility with Cornell Capital Partners, L.P. will be adequate to meet our future liquidity needs for at least the next twelve (12) months.

We cannot provide any assurances, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. We may need to refinance or restructure all or a portion of our indebtedness on or before maturity. We cannot make any assurances that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. If we cannot service our indebtedness, we may have to take actions such as selling assets, seeking additional equity or reducing or delaying capital expenditures, strategic acquisitions, investments and alliances. We cannot make any assurances that any such actions, if necessary, could be effect on commercially reasonable terms, or at all.

THE FUTURE CONVERSION OF OUR OUTSTANDING SERIES A AND B CONVERTIBLE PREFERRED STOCK WILL CAUSE DILUTION TO OUR EXISTING SHAREHOLDERS, WHICH MEANS THAT OUR PER-SHARE INCOME AND STOCK PRICE COULD DECLINE

The issuance of shares upon any future conversion of the outstanding Series A Convertible Preferred Shares and B Convertible Preferred Shares will have a dilutive impact on our stockholders. We currently have $4,500,000 of outstanding Series A Convertible Preferred Shares and B Convertible Preferred Shares that are convertible into shares of our common stock no earlier than May 2005 and June 2005, respectively. Both the Series A Convertible Preferred Shares and B Convertible Preferred Shares are convertible at a price of $0.01 per share or 100% of the average of the three lowest closing bid prices for the ten trading days immediately preceding the date of conversion, whichever is lower. If our share price is equal to or greater than $.01 per share at the time of conversion, the Series A Convertible Preferred Shares and B Convertible Preferred Shares would be convertible into an aggregate of 450,000,000 shares of our common stock. In the event the price of our common stock is less than $.01 per share at the time of conversion, the number of shares of our common stock issuable would be greater than 450,000,000. If such conversions had taken place at $0.001, our recent stock price, then holders of our Series A and B Convertible Preferred shares would have received 4,500,000,000 shares of our common stock. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline.

    THE CONVERSION OF OUR SERIES A CONVERTIBLE PREFERRED STOCK COULD CAUSE A
                                CHANGE OF CONTROL

The issuance of shares upon the conversion of our Series A Convertible Preferred Stock could result in a change of control. Cornell Capital Partners, L.P. holds our Series A Convertible Preferred Stock, which if converted at current prices on or after May 2005, would result in the issuance of 4,500,000,000 shares of our common stock. After such conversions, Cornell Capital Partners, L.P. would own in excess of 60% of our then outstanding shares of Common Stock, computed based on 5,000,000,000 shares that are currently authorized to be issued. In such event, Cornell Capital Partners, L.P. would be our largest shareholder and would be able to exercise control of us by electing directors, increasing the number of authorized shares of common stock that we could issue or otherwise.

WE HAVE A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON JUNE 30, 2004 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES ON THAT DATE

We had a working capital deficit of $2,197,667 as of June 30, 2004, which means that our current liabilities exceeded our current assets by $2,197,667. Current assets are assets that are expected to be converted into cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on June 30, 2004 were not sufficient to satisfy all of our current liabilities on that date.

OUR INDEPENDENT AUDITORS HAVE ADDED A GOING CONCERN OPINION TO OUR FINANCIAL STATEMENTS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the years 2004 and 2003 financial statements, which states that our ability to continue as a going concern depends upon our ability to resolve liquidity problems by generating sufficient operating profits to provide additional working capital. Our ability to obtain additional funding and pay off our obligations will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

    THE PRICE OF OUR COMMON STOCK MAY BE AFFECTED BY A LIMITED TRADING VOLUME
                         AND MAY FLUCTUATE SIGNIFICANTLY

There is a limited public market for our common stock and there can be no assurance that an active trading market will continue. An absence of an active trading market could adversely affect our stockholders' ability to sell our common stock in short time periods, or at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

                WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

Our success largely depends on the efforts and abilities of key executives, including Mr. Wayne Danson, our President and Chief Financial Officer, Mr. Martin Nielson, our Senior Vice President-Acquisitions and Ms. Lisa Welton, our President and Chief Executive Officer of Cyber-Test. The loss of the services of Mr. Danson, Mr. Nielson or Ms. Welton could materially adversely affect our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management's attention away from operational issues. We maintain a $2,000,000 key-man life insurancE policy for each of Mr. Danson, Mr. Nielson and Ms. Welton.

ITEM 7. FINANCIAL STATEMENTS

The financial statements required by item 7 are included in the Form 10-KSB beginning on page F-1.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL REPORTING

None.

ITEM 8A. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL REPORTING

(A) EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES:

As of June 30, 2004, we carried out an evaluation, under the supervision and with the participation of our acting Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of June 30, 2004, our disclosure controls and procedures are effective in timely alerting them to material information required to be included in our periodic reports that are filed with the Securities and Exchange Commission. It should be noted that the design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote. In addition, we reviewed our internal controls, and there have been no significant changes in our internal controls or in other factors that could significantly affect those controls subsequent to the date of their last valuation.

(B) CHANGES IN INTERNAL CONTROLS:

There were no significant changes in the Company's internal controls over financial reporting or in other factors that could significantly affect these controls during the fiscal year covered by this Report or from the end of the reporting period to the date of this Form 10-KSB.

ITEM 8B. OTHER INFORMATION

Not applicable.

                                    PART III

ITEM 9. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date each such person became a director or executive officer. Our executive officers are elected annually by the Board of Directors and serve terms of one year or until their death, resignation or removal by the Board of Directors. Our directors serve one-year terms until their successors are elected. There are no family relationships or understandings between any of the directors and executive officers. In addition, except for the arrangement with Mr. Nielson, as described in Mr. Nielson's profile set forth below, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

Our directors and executive officers are as follows:


NAME AND ADDRESS         AGE        POSITION
-----------------------  ---        ----------------------------------

Wayne I. Danson           51        President, Chief Financial Officer
420 Lexington Avenue                and Director
New York, NY 10170

Dr. Michael Finch 56 Director 37 Walnut Street
Wellesley, MA 02481

Jonathan J. Lichtman      52        Secretary and Director
120 Palmetto Park Road
Boca Raton, FL 33432

Martin Nielson            52        Senior Vice President-Acquisitions
420 Lexington Avenue                and Director
New York, NY 10170

Randall Prouty            52        Director
420 Lexington Avenue
New York, NY 10170

Wilbank J. Roche          58        Director
2530 Wilshire Boulevard
Santa Monica, CA 90403

The directors named above will serve until the next annual meeting of our shareholders or until their successors shall be elected and accept their positions.

WAYNE I. DANSON, PRESIDENT, CHIEF FINANCIAL OFFICER AND DIRECTOR. Mr. Danson has served as our Chief Financial Officer since December 1, 1999, as a Director since January 3, 2000, and as President since April 30, 2002. Mr. Danson also serves as Chairman of the Board of Encompass. Mr. Danson is the Managing Director and Founder of Danson Partners, LLC, a financial advisory firm specializing in middle market companies in the real estate and technology industries. Prior to forming Danson Partners, LLC in May 1999, Mr. Danson was co-head and Managing Director of PricewaterhouseCoopers LLP's Real Estate Capital Markets Group. Prior to rejoining PricewaterhouseCoopers in 1996, Mr. Danson was a Managing Tax Partner with Kenneth Leventhal & Company in New York and Washington D.C., where he was also Kenneth Leventhal's National Director of its International and Debt Restructure Tax Practices. Prior to his involvement with Kenneth Leventhal in 1988, Mr. Danson was a Managing Director with Wolper Ross & Co., Ltd. in New York, a closely held financial services company specializing in financial tax, pension consulting, designing financial instruments and providing venture capital and investment banking services. Mr. Danson graduated with honors from Bernard M. Baruch College with a BBA in Accounting and an MBA in Taxation. He is a certified public accountant and a member of the AICPA and the New York State Society of CPAs.

MARTIN NIELSON, SENIOR VICE PRESIDENT-ACQUISITIONS, DIRECTOR. Mr. Nielson was appointed Senior Vice President-Acquisitions in June 2004 and Director in August 2004. Mr. Nielson also serves as Chief Executive Officer of Encompass, our wholly-owned subsidiary and principal operating unit. From 2003 until his appointment to the foregoing offices, he was Chairman of Innova Holdings, Inc. (formerly known as Hy-Tech Technology Group, Inc.). He also served as Chairman of Inclusion Technologies, Inc. from 2000 to 2002. Since 1994, he has been the Chairman and Chief Executive Officer of Altos Bancorp, Inc., a privately-held mergers and acquisition company. In 1991, Mr. Nielson was founder and Chief Executive Officer of The Business Superstore, an office supply and computer superstore/telesales company in London that merged with Office World in 1993. In 1982, Mr. Nielson was part of the founding team and served until 1991 as Vice President of Businessland, Inc., a New York Stock Exchanged listed computer and networking reseller. From 1972 until 1981, Mr. Nielson was employed as a senior officer of The Gap Stores. Mr. Nielson graduated from San Jose State University with a BS in business management with a concentration in mathematics and engineering, and attended San Francisco State University's Graduate School of Business with a concentration in operations research.

JONATHAN J. LICHTMAN, SECRETARY AND DIRECTOR. Mr. Lichtman has served as a Director since November 9, 1999 and is currently a partner with the Boca Raton law firm of Levinson & Lichtman, LLP, where he specializes in structuring corporate and partnership transactions, including real estate syndications. Mr. Lichtman is also currently a general partner of several real estate partnerships in New York, North Carolina and Florida. Prior to forming Levinson and Lichtman LLP, Mr. Lichtman was an attorney with English, McCaughan and O'Bryan, PA, where he performed legal work for domestic and international clients, as well as real estate partnerships and development. Mr. Lichtman obtained his J.D. degree, cum laude, from Syracuse University College of Law and his LLM degree in taxation from the University of Miami School of Law. He is also a certified public accountant and is licensed to practice law in Florida and New York.

DR. MICHAEL FINCH, DIRECTOR. Dr. Finch has served as a Director since March 10, 1997. For the four years before that, he was employed by Media Forum (first in the UK, and then in the U.S.) as Director of Product Development. Since 1998, he has been Chief Technology Officer of New Media Solutions, responsible for the conception, planning, creation, execution and deployment of all software products and projects. He was responsible for developing and implementing Media Forum's software capabilities and strategy, managing technical and complex software projects for high-end clients, and pre-sales demonstrations to clients of Media Forum's software stance and expertise. From 1983 to 1993, Dr. Finch was a Financial Software Engineer, who designed, wrote and implemented sophisticated real-time computer programs for trading Financial Instruments and Commodities on the Chicago and New York Futures exchanges. Prior to 1983, Dr. Finch was a research scientist and mathematician, with an academic career at four UK universities. He obtained a Doctorate of Mathematics at Sussex University for original research into Einstein's Theory of General Relativity and its application to Neutron Stars. He lectured at Queen Mary's College London on advanced mathematics.

RANDALL PROUTY, DIRECTOR. Mr. Prouty has served as a Director since March 10, 1997. Mr. Prouty served as our Chairman from November 30, 2001 until December 12, 2002. Mr. Prouty is also currently the President and CEO of World Associates, Inc., a publicly traded real estate development company. He is also the sole owner of Bristol Capital, Inc., a firm active in consulting and business development work for companies seeking access to capital markets, and through which he is incubating other e-business ventures. Mr. Prouty is a licensed real estate and mortgage broker in the State of Florida. His technical background includes being a qualified Webmaster and developing e-businesses on the web.

WILBANK J. ROCHE, DIRECTOR. Mr. Roche was appointed a Director on March 25, 1999 and is currently a principal with the law firm of Roche & Holt in Santa Monica, California. Mr. Roche was an honors graduate from the University of Southern California in 1976, as well as from Loyola University School of Law, Los Angeles, in 1979. He was admitted to the California State Bar in 1979 and has been practicing law actively since that time. Mr. Roche worked for law firms in the Los Angeles area from 1976 to 1983, when he opened his own office. In 1985, he formed Roche & Holt. Mr. Roche's law practice has revolved largely around representing small businesses and their owners. In that regard, he has provided legal services in connection with the formation, purchase, sale, and dissolution of numerous entities, as well as in connection with their on-going operations.

OTHER SIGNIFICANT EMPLOYEES

LISA A. WELTON, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF CYBER-TEST, INC. AND EXECUTIVE VICE PRESIDENT OF ENCOMPASS GROUP AFFILIATES, INC. From 1990 to June 3, 2004, Ms. Welton served as President and Chief Executive Officer of Cyber-Test Florida, where she was responsible for overseeing the company's operational, marketing, contractual, and communications efforts, including business development and growth. Upon our acquisition of Cyber-Test Florida's assets, Ms. Welton was appointed to the same offices and given the same responsibilities with Cyber-Test. Ms. Welton was appointed Executive Vice President of Encompass in June 2004 and assists in the overall vision and implementation of the business. From 1987 to 1989, Ms. Welton served as the National Director of Business Development for Charlan Brock and Associates, an International architectural firm specializing in hotels and high-end custom home developments, where she secured architectural contracts for the firm's clients in the United States and Europe. From 1985 to 1987, Ms. Welton was Senior Account Manager at Robison, Yesawich and Pepperdine, an advertising and public relations firm, where she coordinated hotel property grand openings and all subsequent press events. Ms. Welton graduated from the University of Wisconsin with a BS degree in advertising and marketing.

THOMAS SUTLIVE, VICE PRESIDENT OF CYBER-TEST, INC. From August 1995 to June 3, 2004, Mr. Sutlive was employed by Cyber-Test Florida, where he served as Vice President, since January 2004, and was responsible for the overall service structure and establishment of purchasing policies and procedures. Upon our acquisition of Cyber-Test Florida's assets, Mr. Sutlive was appointed to the same offices and given the same responsibilities with Cyber-Test. Prior to Mr. Sutlive's appointment to Vice President, he served as Cyber-Test's Director of Operations from September 1999 to January 2004 and Purchasing Manager from August 1995 to September 1999. From 1989 to 1995, Mr. Sutlive was Lead Electric Technician with Sprague Electric, where he handled the operational readiness of specialized precision manufacturing equipment. Mr. Sutlive previously held the position of Systems Analyst with Dyncorp, a defense contractor, where he was responsible for generating failure analyses for naval missile tracking systems. Mr. Sutlive earned a bachelors degree from the University of Georgia and served six honorable years with the United States Navy.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS.

Our business affairs are managed under the direction of the Board of Directors. During the fiscal year ended June 30, 2004, our Board of Directors held four (4) meetings and took action by written consent eight (8) times. During the fiscal year ended June 30, 2004, all of the directors attended all of the Board of Directors meetings that were held.

The Board of Directors has established an Audit Committee and a Compensation Committee.

The Audit Committee was established May 15, 2001. The Audit Committee reports to our Board of Directors regarding the appointment of our independent public accountants, the scope and results of our annual audits, compliance with our accounting and financial policies and management's procedures and policies relative to the adequacy of our internal accounting controls. The Audit Committee is comprised of Messrs. Prouty and Finch.

The Compensation Committee was established May 15, 2001. The Compensation Committee of our Board of Directors reviews and makes recommendations to our Board of Directors regarding our compensation policies and all forms of compensation to be provided to our executive officers. In addition, the compensation committee will review bonus and stock compensation arrangements for all employees. The compensation committee is comprised of Messrs. Roche and Prouty.

The Board of Directors also has established an Acquisitions Committee and an Advanced Communications (Australia) Committee. Messrs. Prouty, Danson, Lichtman and Roche currently serve on the Acquisitions Committee and Messrs. Prouty, Danson, Lichtman, Roche and Finch serve on the Advanced Communications (Australia) Committee, which will address and make all decisions relating to SpectruCell matters.

AUDIT COMMITTEE FINANCIAL EXPERT

Our Audit Committee does not currently have at an "audit committee financial expert" as defined under Item 401(e) of Regulation S-B. Our Board of Directors is actively seeking to appoint an individual to the Board of Directors and the Audit Committee who would be deemed an audit committee financial expert and who would be independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A.

CORPORATE GOVERNANCE

In April 2004, we established a Code of Business Conduct and Ethics (the "Code"), applicable to all of our employees, including our principal executive, accounting and financial officers, which states that we are committed to the highest standards of legal and ethical conduct. This Code sets forth our policies with respect to the way we conduct ourselves individually and operate our business. The provisions of this Code are designed to deter wrongdoing and to promote honest and ethical conduct among our employees, officers and directors. The Code is attached hereto as Exhibit 14.1 and can also be found on our corporate website at www.advancedcomtech.net. We will satisfy our disclosure requirement under Item 5.05 of Form 8-K regarding certain amendments to, or waivers of, any provision of our Code by posting such information on our corporate website.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires that our directors and executive officers and any persons who own more than ten percent of our common stock file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such persons are required by SEC regulations to furnish us with copies of all such reports that they file. To our knowledge, based upon our review of these reports, all Section 16 reports required to be filed by our directors and executive officers during the fiscal year ended June 30, 2004 were filed on a timely basis.

ITEM 10. EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows all cash compensation accrued and/or paid by us to our two executive officers, as well as certain other compensation paid or accrued, for the fiscal years ended June 30, 2004, 2003 and 2002. Mr. Nielson became an executive officer in June 2004. Other than as set forth herein, no executive officer's cash salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the value of restricted shares issued in lieu of cash compensation and certain other compensation, if any, whether paid or deferred.



                                      ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                               -------------------------------------  ---------------------------------------------
                                                                                AWARDS        PAYOUTS
                                                                      ----------------------  -------
                                                          OTHER       RESTRICTED
                                                          ANNUAL          STOCK     OPTIONS/   LTIP     ALL OTHER
NAME AND                        SALARY         BONUS    COMPENSATION     AWARD(S)     SARS    PAYOUTS  COMPENSATION
PRINCIPAL POSITION      YEAR      ($)           ($)         ($)            ($)        (#)      ($)         ($)
------------------      ----   -----------    -------    -------       ------------  ----      ----       ----
Wayne I. Danson,        2004   $150,000       $    --    9,12(1)       $     --      $ --      $ --       $ --
President and CFO       2003    190,138(2)         --      --                --        --        --         --
                        2002    149,933(3)         --      --           110,000 (3)    --        --         --
Martin Nielson,         2004     16,667        15,000      --                --        --        --         --
Sr. VP-Acquisitions     2003       --              --      --                --        --        --         --
                        2002       --              --      --                --        --        --         --

(1) Represents reimbursement of out-of-pocket expenses, net of a $35,000 write-off, received by Mr. Danson through Danson Partners, LLC, an entity owned and operated by Mr. Danson.

(2) Represents accrued fees and out-of-pocket expenses. Mr. Danson received $3,000 in cash and $1,000 in stock for fiscal 2003 services rendered.

(3) Represents accrued fees and out-of-pocket expenses. Mr. Danson received $65,000 in cash for fiscal 2002 services and $32,775 for reimbursement of prior and current out-of-pocket expenses. Mr. Danson was appointed President on April 30, 2002.

We have no deferred compensation, stock options, SAR or other bonus arrangements for our employees and/or directors. During the fiscal year ended June 30, 2004, all decisions concerning executive compensation were made by our Compensation Committee.

                              EMPLOYMENT AGREEMENTS

Mr. Danson is party to a written consulting agreement with us that entitled him to $20,000 per month in cash and stock for the period September 1, 2000 through August 31, 2001 and, as extended orally, to December 31, 2001. Effective January 1, 2002, Mr. Danson agreed to orally extend his consulting agreement with us through December 31, 2003 at a monthly rate of $12,500. On January 1, 2004, Mr. Danson agreed to extend his oral agreement indefinitely, and our Compensation Committee is currently negotiating with Mr. Danson regarding a two-year employment agreement. The terms and conditions of this agreement are not yet finalized. Mr. Danson is reimbursed for reasonable out-of-pocket expenses relating to activities for us. We have provided Mr. Danson with a $2 million life insurance policy for his benefit and also insure Mr. Danson under a $2 million key man life insurance policy.

On June 24, 2004, we entered into a two year employment agreement with Martin Nielson, our Senior Vice President-Acquisitions (the "Nielson Agreement"). Under the terms of the Nielson Agreement, Mr. Nielson is employed as Encompass' President and Chief Executive Officer and a Senior Vice President-Acquisitions of the Company. Mr. Nielson is entitled to a $200,000 annual salary and the right to earn up to 50,000,000 shares of our restricted common stock valued at $.01 per share, or $500,000, to vest over a two-year period. Mr. Nielson is also entitled to receive an Incentive Bonus determined at the discretion of our Compensation Committee based on his contribution to our overall performance as well as a bonus based on the overall separate business and financial performance of Encompass and its wholly-owned operating subsidiaries. In addition, we have provided Mr. Nielson with a $1 million life insurance policy for his benefit and also insure Mr. Nielson under a $2 million key man life insurance policy. If Mr. Nielson's employment with us terminates for any reason other than by us for "cause," Mr. Nielson is entitled to receive an additional amount of base salary equal to the amount of base salary Mr. Nielson would have received during the six (6) month period immediately following the date of his termination. The severance payment is payable in cash in equal monthly installments of the first business day of each month during the six (6) month period immediately following the date of his termination. Under Mr. Nielson's employment agreement, "cause" means the following: (i) any act or omission by Mr. Nielson that constitutes malfeasance, misfeasance or nonfeasance in the course of his duties, or in the judgment of our Board of Directors or our Chief Executive Officer, Mr. Nielson has been grossly negligent (including habitual neglect of duties), incompetent or insubordinate in carrying out his duties, (ii) a material breach by Mr. Nielson of his employment agreement that is not cured within ten (10) days of receipt of notice thereof, (iii) Mr. Nielson's breach of a fiduciary duty owed to us or our affiliates, or (iv) Mr. Nielson's conviction of, or pleading nolo contendere to, a criminal offense or crime constituting a misdemeanor or felony, or conviction in respect to any act involving fraud, dishonesty or moral turpitude (other than minor traffic infractions or similar minor offenses).

On June 3, 2004, we entered into a three-year employment agreement with Lisa Welton. In accordance with the terms of Ms. Welton's employment agreement, Ms. Welton will hold the offices of President and Chief Executive Officer, and be a director, of Cyber-Test, as well as hold the office of Executive Vice-President of Encompass. Ms. Welton is entitled to a $120,000 annual salary. Ms. Welton is also entitled to receive an incentive bonus determined at the discretion of our Compensation Committee based on her contribution to our overall performance as well as a bonus based on the overall separate business and financial performance of Cyber-Test. In addition, we insure Ms. Welton under a $2 million key man life insurance policy. If Ms. Welton's employment with us terminates for any reason other than by us for "cause," Ms. Welton is entitled to receive an additional amount of base salary equal to the amount of base salary Ms. Welton would have received during the six (6) month period immediately following the date of her termination. The severance payment is payable in cash in equal monthly installments of the first business day of each month during the six (6) month period immediately following the date of her termination. Under Ms. Welton's employment agreement, "cause" means the following: (i) any act or omission by Ms. Welton that constitutes malfeasance, misfeasance or nonfeasance in the course of her duties, or in the judgment of our Board of Directors or our Chief Executive Officer, Ms. Welton has been grossly negligent (including habitual neglect of duties), incompetent or insubordinate in carrying out her duties,
(ii) a material breach by Ms. Welton of her employment agreement that is not cured within ten (10) days of receipt of notice thereof, (iii) Ms. Welton's breach of a fiduciary duty owed to us or our affiliates, or (iv) Ms. Welton's conviction of, or pleading nolo contendere to, a criminal offense or crime constituting a misdemeanor or felony, or conviction in respect to any act involving fraud, dishonesty or moral turpitude (other than minor traffic infractions or similar minor offenses).

On June 3, 2004, we entered into a three-year employment agreement with Thomas Sutlive. In accordance with the terms of Mr. Sutlive's employment agreement, Mr. Sutlive will hold the office of Vice-President of Cyber-Test. Mr. Sutlive is entitled to a $110,000 annual salary. Mr. Sutlive is also entitled to receive an incentive bonus determined at the discretion of our Compensation Committee based on his contribution to our overall performance as well as a bonus based on the overall separate business and financial performance of Cyber-Test. If Mr. Sutlive's employment with us terminates for any reason other than by us for "cause," Mr. Sutlive is entitled to receive an additional amount of base salary equal to the amount of base salary Mr. Sutlive would have received during the six (6) month period immediately following the date of his termination. The severance payment is payable in cash in equal monthly installments of the first business day of each month during the six (6) month period immediately following the date of his termination. Under Mr. Sutlive's employment agreement, "cause" means the following: (i) any act or omission by Mr. Sutlive that constitutes malfeasance, misfeasance or nonfeasance in the course of his duties, or in the judgment of our Board of Directors or our Chief Executive Officer, Mr. Sutlive has been grossly negligent (including habitual neglect of duties), incompetent or insubordinate in carrying out his duties, (ii) a material breach by Mr. Sutlive of his employment agreement that is not cured within ten (10) days of receipt of notice thereof, (iii) Mr. Sutlive's breach of a fiduciary duty owed to us or our affiliates, or (iv) Mr. Sutlive's conviction of, or pleading nolo contendere to, a criminal offense or crime constituting a misdemeanor or felony, or conviction in respect to any act involving fraud, dishonesty or moral turpitude (other than minor traffic infractions or similar minor offenses).

Each of the foregoing agreements contains standard confidentiality, noncompete and work-for-hire provisions.

Our directors did not receive any cash or stock compensation for their services as a director in fiscal 2004 or 2003, but were reimbursed for all of their out-of-pocket expenses incurred in connection with the rendering of services as a director. For fiscal 2005, each of the independent directors, as defined under NASDAQ Rules and Regulations, will receive $25,000 in cash compensation, payable $6,250 per quarter of service. Messer. Prouty will receive an additional $5,000 for serving as Chairman of the Compensation Committee.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table contains information about the beneficial ownership of our common stock as of October 15, 2004 for:

      o     each of our directors;

      o each of our executive officers named in the summary compensation table in item 10; and

      o     all directors and executive officers as a group.

We are not aware of any person who at June 30, 2004 owned more than five percent of our common stock. Unless otherwise indicated, the address for each person or entity named below is c/o Advanced Communications Technologies, Inc., 420 Lexington Avenue, New York, NY 10170.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 2,004,247,731 shares of common stock outstanding as of

                                                       COMMON STOCK
                                                     BENEFICIALLY OWNED
                                               -----------------------------
NAME/TITLE                                       NUMBER          PERCENT (1)
-------------------------------------------    -----------       -----------

Wayne I. Danson, President, CFO & Director     65,158,832 (2)          3.25%
Martin Nielson, Sr. VP-Acq. & Director         10,000,000                *
Jonathan J. Lichtman, Secretary & Director     30,710,334 (3)          1.53%
Dr. Michael Finch, Director                       591,334                *
Randall Prouty, Director                       13,527,080                *
Wilbank Roche, Director                        18,507,143                *
                                              -----------       -----------

All Executive Officers and Directors as a
Group (6 persons)                             138,494,723             6.91%
                                              ===========       ===========



(1) Percentage of outstanding shares is based on 2,004,247,731 shares of common stock outstanding as of October 15, 2004, together with shares deemed beneficially owned by each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2) Includes 64,808,832 shares beneficially owned by Mr. Danson's affiliated entity, spouse and adult children.

(3) Excludes 396,666 shares held by various family trusts. Mr. Lichtman has no beneficial ownership in these shares.

*     Less than 1%.

Although pursuant to the terms of our Equity Line of Credit with Cornell Capital Partners Cornell is not permitted to own more than 9.99% of our outstanding common stock at any one time, Cornell is permitted to waive such restriction, which waiver is effective on the 61st day after delivery of the waiver to us. Accordingly, there are a sufficient number of shares of our common stock issuable under the Equity Line of Credit, such that by delivering such waiver Cornell could affect a change of control on or after the 61st day following delivery.

EXISTING STOCK COMPENSATION PLANS

The following table sets forth information as of June 30, 2004 regarding our existing compensation plans and individual compensation arrangements pursuant to which our equity securities are authorized for issuance to employees or non-employees (such as directors, consultants and advisors) in exchange for consideration in the form of services:



------------------------------------------------------------------------------------------------------------
                                                                                     Number of securities
                                                                                   remaining available for
                                                                                    future issuance under
                              Number of securities to        Weighted-average        equity compensation
                              be issued upon exercise       exercise price of          plans (excluding
                              of outstanding options,      outstanding options,    securities reflected in
       Plan Category            warrants and rights        warrants and rights           column (a))
------------------------------------------------------------------------------------------------------------
                                         (a) (b) (c)
------------------------------------------------------------------------------------------------------------
Equity compensation
plans approved by
security holders                              0                         0                         0
Equity compensation
plans not approved by
security holders (1)                 50,000,000                     $0.01                50,000,000
------------------------------------------------------------------------------------------------------------
Total                                50,000,000                     $0.01                50,000,000
------------------------------------------------------------------------------------------------------------

                                       28

(1) Pursuant to the terms of Mr. Nielson's employment agreement, Mr. Nielson is entitled to receive 50,000,000 shares of the Company's restricted common stock, priced at $.01 per share, of which (i) 12,500,000 shares will fully vest on July 1, 2005, and (ii) 37,500,000 shares will fully vest on July 1, 2006; provided that, as to each vesting traunch, Mr. Nielson is then employed by the Company.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of August 1, 2002, the Company relocated its principal executive office from California to 420 Lexington Avenue, New York, NY 10170 within the office facility of Danson Partners, LLC, a privately-owned company that employs our President and Chief Financial Officer Wayne I. Danson. No rent or facility use fee is charged to the Company by Danson Partners, LLC.

On September 1, 2000, Mr. Danson entered into a one-year consulting agreement with the Company for the period September 1, 2000 through August 31, 2001. Under the terms of the consulting agreement, Mr. Danson received $10,000 per month in cash and $10,000 per month in stock for his services. Immediately prior to the agreement's expiration on August 31, 2001, Mr. Danson agreed to orally extend his consulting agreement with the Company indefinitely at a monthly rate of $12,500, plus reimbursement for reasonable out of pocket expenses. As of June 30, 2004, no money is owed to Danson Partners, LLC for consulting fees and expenses. The Company's Compensation Committee is presently in contract discussions with Mr. Danson to extend a two-year employment agreement to him. The terms and conditions of Mr. Danson's agreement are not yet finalized.

Jonathan J. Lichtman, Secretary and a director of the Company, is a partner at Levinson & Lichtman, LLP, a law firm in Boca Raton, FL that the Company retained to provide legal services during fiscal years 2004 and 2003. The Company paid Levinson & Lichtman, LLP $93,612 and $105,000 in cash and stock, respectively, during fiscal 2004, and $0 and $1,000 in cash and stock, respectively, during fiscal 2003 for legal services rendered. As of June 30, 2004, the Company owes Levinson & Lichtman, LLP $40,706 in cash for current legal services.

Wilbank Roche, a director of the Company, is a partner at Roche & Holt, a law firm in Los Angeles, CA that the Company retained to provide legal services during fiscal years 2004 and 2003. The Company paid Roche & Holt $56,392 and $50,000 in cash and stock, respectively, during fiscal 2004 and $0 and $1,000 in cash and stock, respectively, during fiscal 2003 for legal services rendered. As of June 30, 2004, the Company owes Roche & Holt $26,930 in cash for current legal services rendered.

Effective July 1, 2002, the Company entered into a six-month consulting agreement with Randall Prouty, a director of the Company, pursuant to which Mr. Prouty has agreed to provide certain business services, such as dispute resolution, corporate communications strategies, and business acquisitions to the Company. Pursuant to the terms of the consulting agreement, Mr. Prouty accrued $10,000 in monthly compensation for services provided to the Company. During the fiscal year ended June 30, 2004, the Company again extended Mr. Prouty's contract for an additional six-month period commencing November 1, 2003 and ending April 30, 2004 at the rate of $4,167 per month or $25,000 in the aggregate. During the fiscal year ended June 30, 2004, the Company paid Mr. Prouty $18,000 and $30,000 in cash and stock, respectively, for past and current services rendered. As of June 30, 2004, the Company owed Mr. Prouty $20,073 in cash for current services rendered.

During the fiscal year ended June 30, 2004, the Company engaged the services of Dr. Michael Finch, a director, to evaluate certain third party software programs and proposed business and investment candidates. The Company incurred $10,000 of expenses to Dr. Finch for his services, of which $6,666 was paid as of June 30, 2004.

ITEM 13. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(A) EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K:

(i) Exhibits:

EXHIBIT NO.          DESCRIPTION                                             LOCATION
-----------          -----------------------------------------------------   ---------------------------------------------
1.1                  Exchange Agreement between MRC Legal Services           Incorporated by reference to Exhibit 1.1 to
                     Corporation and Advanced Communications Technologies,   Company's Form 8-K filed on February 4, 2000
                     Inc. dated as of January 31, 2000

EXHIBIT NO.          DESCRIPTION                                             LOCATION
-----------          -----------------------------------------------------   ---------------------------------------------
2.1                  Asset Purchase Agreement dated May 27, 2004, by and     Incorporated by reference to Exhibit 10.1 to
                     between Cyber-Test, Inc., a Delaware corporation and    the Company's Form 8-K filed on June 3, 2004
                     Cyber-Test, Inc., a Florida corporation.

3.1.1                Articles of Incorporation of Media Forum                Incorporated by reference to Exhibit 2.1 to
                     International, Inc.                                     the Company's Form S-8 filed on February 9,
                                                                             2000

3.1.2                Second Amendment to Articles of Incorporation of        Incorporated by reference to Exhibit 2.2 to
                     Telenetworx, Inc.                                       the Company's Form S-8 filed on February 9,
                                                                             2000

3.1.3                Third Amendment to Articles of Incorporation of Media   Incorporated by reference to Exhibit 2.3 to
                     Forum International, Inc.                               the Company's Form S-8 filed on February 9,
                                                                             2000

3.1.4                Fourth Amendment to Articles of Incorporation           Incorporated by reference to Exhibit 2.7 to
                                                                             the Form SB-2 filed with the SEC on March 5,
                                                                             2002
3.1.5                Fifth Amendment to Articles of Incorporation            Incorporated by reference to Exhibit 2.8 to
                                                                             the Form SB-2 filed with the SEC on July 16,
                                                                             2003

3.1.6                Sixth Amendment to Articles of Incorporation            Provided herewith

3.1.7                Seventh Amendment to Articles of Incorporation          Provided herewith

3.2                  Bylaws of the Company                                   Incorporated by reference to Exhibit 2.4 to
                                                                             the Company's Form S-8 filed on February 9,
                                                                             2000

10.1                 Lease Agreement dated as of November 27, 2001 between   Incorporated by reference to Exhibit 10.1 to
                     the Company and Continental Development, L.P. II        the Form SB-2 filed with the SEC on March 5,
                                                                             2002

10.2                 Stock Purchase Agreement between Advanced               Incorporated by reference to Exhibit 10.2 to
                     Communications Technologies, Inc. and Advanced          the Form S-1 Registration Statement filed on
                     Communications Technologies (Australia) Pty Ltd.        August 14, 2001

10.3                 Agreement dated June 27, 2000, between Ladenburg        Incorporated by reference to Exhibit 10.3 to
                     Thalmann & Co. and the Company                          the Company's Form S-1 Registration Statement
                                                                             filed on August 14, 2001

10.4                 Common Stock Purchase Agreement dated December 14,      Incorporated by reference to Exhibit 10.4 to
                     2000, between the Company and Wanquay Ltd.              the Company's Form S-1 Registration Statement
                                                                             filed on August 14, 2001

10.5                 Registration Rights Agreement dated December 14,        Incorporated by reference to Exhibit 10.5 to
                     2000, between the Company and Wanquay Ltd.              the Company's Form S-1 Registration Statement
                                                                             filed on August 14, 2001

10.6                 Escrow Agreement dated December 14, 2000, among the     Incorporated by reference to Exhibit 10.6 to
                     Company, Wanquay Ltd. and Epstein Becker & Green        the Company's Form S-1 Registration Statement
                                                                             filed on August 14, 2001


EXHIBIT NO.          DESCRIPTION                                             LOCATION
-----------          -----------------------------------------------------   ---------------------------------------------
10.7                 Consulting Agreement with M. Richard Cutler dated       Incorporated by reference to Exhibit 10.1 to
                     January 31, 2000                                        the Company's Form S-8 filed on February 9,
                                                                             2000

10.8                 Stock Purchase Agreement dated April 5, 2000, between   Incorporated by reference to Exhibit 10.5 to
                     Advanced Communications Technologies, Inc. and          the Company's Form 10-QSB filed on May 24,
                     Advanced Communications Technologies Pty Ltd.           2000

10.9                 Securities Purchase Agreement dated January 10, 2002,   Incorporated by referenced to Exhibit 10.9 to
                     by and among Advanced Communications Technologies,      the Company's Form 10-QSB filed on February
                     Inc. and Buyers                                         12, 2002

10.10                Investor Registration Rights Agreement dated January    Incorporated by reference to Exhibit 10.10 to
                     10, 2002, by and among Advanced Communications          the Company's Form 10-QSB filed on February
                     Technologies, Inc. and Investors                        12, 2002

10.11                Transfer Agent Instructions                             Incorporated by reference to Exhibit 10.11 to
                                                                             the Company's Form 10-QSB filed on February
                                                                             12, 2002

10.12                Escrow Agreement dated January 10, 2002, by and among   Incorporated by reference to Exhibit 10.12 to
                     Advanced Communications Technologies, Inc., Buyers      the Company's Form 10-QSB filed on February
                     and First Union National Bank                           12, 2002

10.13                Equity Line of Credit Agreement dated July 2003, by     Incorporated by reference to Exhibit 10.13 to
                     and between Cornell Capital Partners, LP and Advanced   the Form SB-2 filed with the SEC on July 16,
                     Communications Technologies, Inc.                       2003

10.14                Registration Rights Agreement dated July 2003, by and   Incorporated by reference to Exhibit 10.14 to
                     between Advanced Communications Technologies, Inc.      the Form SB-2 filed with the SEC on July 16,
                                                                             2003

10.15                Placement Agent Agreement dated July 2003, by and       Incorporated by reference to Exhibit 10.15 to
                     between Advanced Communications Technologies, Inc.      the Form SB-2 filed with the SEC on July 16,
                     and Westrock Advisors, Inc.                             2003

10.16                Escrow Agreement dated July 2003, by and among          Incorporated by reference to Exhibit 10.16 to
                     Advanced Communications Technologies, Inc., Cornell     the Form SB-2 filed with the SEC on July 16,
                     Capital Partners, LP, Butler Gonzalez LLP and First     2003
                     Union National Bank

10.17                License and Distribution Agreement dated as of          Incorporated by reference to Exhibit 10.17 to
                     July 5, 2000, between Advanced Communications           the Company's Amendment to Form 10-KSB filed
                     Technologies, Inc. and Advanced Communications          on May 23, 2002
                     Technologies (Australia) Pty. Ltd.

10.18                Letter of Intent dated September 7, 2001 re: Purchase   Incorporated by reference to Exhibit 10.18 to
                     of Advanced Communications (Australia)                  Amendment No. 1 to the Company's Form 10-QSB
                                                                             for the quarter ended December 31, 2001

10.19                Securities Purchase Agreement, dated November 2002,     Incorporated by reference to Exhibit 10.19 to
                     by and among Advanced Communications and Buyers         the Company's Form 10-KSB for the year ended
                                                                             June 30, 2002 filed on December 6, 2002


EXHIBIT NO.          DESCRIPTION                                             LOCATION
-----------          -----------------------------------------------------   ---------------------------------------------
10.20                Investor Registration Rights Agreement, dated           Incorporated by reference to Exhibit 10.20 to
                     November 2002, by and among Advanced Communications     the Company's Form 10-KSB for the year ended
                     and Investors                                           June 30, 2002 filed on December 6, 2002

10.21                Secured Convertible Debenture                           Incorporated by reference to Exhibit 10.21 to
                                                                             the Company's Form 10-KSB for the year ended
                                                                             June 30, 2002 filed on December 6, 2002

10.22                Escrow Agreement, dated November 2002, by and among     Incorporated by reference to Exhibit 10.22 to
                     Advanced Communications, Buyers, and Wachovia Bank,     the Company's Form 10-KSB for the year ended
                     N.A.                                                    June 30, 2002 filed on December 6, 2002

10.23                Irrevocable Transfer Agent Instructions, dated          Incorporated by reference to Exhibit 10.23 to
                     November 2002                                           the Company's Form 10-KSB for the year ended
                                                                             June 30, 2002 filed on December 6, 2002

10.24                Security Agreement, dated November 2002, by and among   Incorporated by reference to Exhibit 10.24 to
                     Advanced Communications and Buyers                      the Company's Form 10-KSB for the year ended
                                                                             June 30, 2002 filed on December 6, 2002

10.25                Middletons Lawyers Letter, dated November 11, 2002,     Incorporated by reference to Exhibit 10.25 to
                     terminating the April 2000 Stock Purchase Agreement     the Company's Form 10-KSB for the year ended
                     between Advanced Communications Technologies, Inc.      June 30, 2002 filed on December 6, 2002
                     and Advanced Communications (Australia)

10.26                Consulting Agreement dated July 1, 2002, between        Incorporated by reference to Exhibit 10.26 to
                     Advanced Communications and Randall H. Prouty           the Company's Third Amended Form 10-KSB for
                                                                             the year ended June 30, 2002 filed on
                                                                             June 13, 2003

10.27                Proxy Statement, dated March 25, 1999                   Incorporated by reference to Exhibit
                                                                             10.27 to the Company's Third Amended
                                                                             Form 10-KSB for the year ended June 30,
                                                                             2002 filed on June 13, 2003

10.28                Termination of Lease Agreement, dated November 25,      Incorporated by reference to Exhibit 10.28 to
                     2003, by and between Continental Development, L.P. II   the Company's Form 10-QSB filed on February
                     (Lessor) and Advanced Communications                    13, 2004

10.29                6% Senior Unsecured Promissory Note, in the original    Incorporated by reference to Exhibit 10.2 to
                     principal amount of $547,000 issued on June             the Company's Form 8-K filed on June 3, 2004
                     3, 2004 by Cyber-Test, Inc., a Delaware corporation
                     in favor of Cyber-Test, Inc., a Florida corporation.

10.30                Escrow Agreement, June 3, 2004, by and between          Incorporated by reference to Exhibit 10.3 to
                     Cyber-Test, Inc., a Delaware corporation and            the Company's Form 8-K filed on June 3, 2004
                     Cyber-Test, Inc., a Florida corporation.

EXHIBIT NO.          DESCRIPTION                                             LOCATION
-----------          -----------------------------------------------------   ---------------------------------------------
10.31                NonCompetition Agreement, June 3, 2004, by and          Incorporated by reference to Exhibit 10.4 to
                     between Cyber-Test, Inc., a Delaware corporation, and   the Company's Form 8-K filed on June 3, 2004
                     Cyber-Test, Inc., a Florida corporation and the
                     shareholders of Cyber-Test Florida.

10.32                Employment Agreement, June 3, 2004, by and between      Incorporated by reference to Exhibit 10.5 to
                     Cyber-Test, Inc., a Delaware corporation and Lisa       the Company's Form 8-K filed on June 3, 2004
                     Welton.

10.33                Employment Agreement, June 3, 2004, by and between      Incorporated by reference to Exhibit 10.6 to
                     Cyber-Test, Inc., a Delaware corporation and Thomas     the Company's Form 8-K filed on June 3, 2004
                     Sutlive.

10.34                [RESERVED]

10.35                Amendment No. 1 to 6% Unsecured Promissory Note dated   Provided herewith
                     August 10, 2004

10.36                Agreement, dated May 27, 2004, by and among             Provided herewith
                     Encompass Group Affiliates, Inc. , Hy-Tech Technology
                     Group, Inc. and Hy-Tech Computer Systems, Inc.

10.37                Customers Lists License Agreement, dated June 24,       Provided herewith
                     2004, by and among Encompass Group Affiliates, Inc.,
                     Hy-Tech Technology Group, Inc. and Hy-Tech Computer
                     Systems, Inc.

10.38                Websites License Agreement, dated June 24, 2004, by     Provided herewith
                     and among Encompass Group Affiliates, Inc. , Hy-Tech
                     Technology Group, Inc. and Hy-Tech Computer Systems,
                     Inc.

10.39                NonCompetition and Nondisclosure Agreement by and       Provided herewith
                     among Encompass Group Affiliates, Inc. , Hy-Tech
                     Technology Group, Inc. and Hy-Tech Computer Systems,
                     Inc.

10.40                Form of Exchange Agreement, dated June 24, 2004, by and Provided herewith between Advanced Communication and certain debenture
                     holders of Hy-Tech Technology Group, Inc.

10.41                Employment Agreement dated June 24, 2004 by and         Provided herewith
                     between Encompass Group Affiliates, Inc., Advanced
                     Communications Technologies, Inc. and Martin Nielson

10.42                Escrow Agreement dated May 28, 2004 by and among        Provided herewith
                     Advanced Communications Technologies, Inc., Buyers
                     and Butler Gonzalez, LLP, Escrow Agent

10.43                Investment Agreement dated May 28, 2004 by and among    Provided herewith
                     Advanced Communications Technologies, Inc. and
                     Cornell Capital Partners, L.P.

EXHIBIT NO.          DESCRIPTION                                             LOCATION
-----------          -----------------------------------------------------   ---------------------------------------------
10.44                Registration Rights Agreement dated May 28, 2004 by     Provided herewith
                     and among Advanced Communications Technologies, Inc.
                     and Cornell Capital Partners, L.P.

14.1                 Code of Business Conduct and Ethics for Advanced        Provided herewith
                     Communications

31.1                 Certification by President and Chief Financial          Provided herewith
                     Officer pursuant to Sarbanes-Oxley Section 302

32.1                 Certification by President and Chief Financial          Provided herewith
                     Officer  pursuant to 18 U.S.C. Section 1350:

                    (b) Reports on Form 8-K:


On June 3, 2004, the Company filed a report on Form 8-K disclosing that on June 2, 2004, through its wholly-owned subsidiary, Encompass Group Affiliates, Inc., it acquired all of the operating assets, tangible and intangible property, rights and licenses, goodwill, trade name and business of Cyber-Test, Inc., an electronic equipment repair company, for a total purchase price consisting of $3,000,000 in cash, a $498,469 three-year unsecured installment note and 50,000,000 shares of restricted Company common stock that may be earned pro rata over a three-year period if Cyber-Test meets certain revenue and earnings milestones and no event of forfeiture occurs.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

AUDIT FEES. The aggregate fees billed for professional services rendered was $59,795 and $66,102 for the audit of the Company's annual financial statements for the fiscal years ended June 30, 2004 and 2003, respectively, and the reviews of the financial statements included in the Company's Forms 10-QSB for those fiscal years.

AUDIT-RELATED FEES. The aggregate fees billed for professional services rendered was $15,271 and $0 in connection with due diligence services for Cyber-Test, Inc. for the fiscal years ended June 30, 2004 and 2003, respectively.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. None of the professional services described in Paragraphs (C)(4)(ii) of Rule 2-01 of Regulation S-X were rendered by the principal accountant for the fiscal year ended June 30, 2004.

TAX FEES. No fees were billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning services.

ALL OTHER FEES. Other than the services described above, the aggregate fees billed for services rendered by the principal accountant was $2,818 and $16,099 for the fiscal years ended June 30, 2004 and 2003, respectively. These fees related to the review of the Company's Registration Statement in fiscal years 2004 and 2003, and 424B filing in fiscal 2004

             POLICY FOR PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

All engagements of our independent auditor to perform any audit services and non-audit services were approved by the Audit Committee in accordance with its normal functions. The Board of Directors and the Audit Committee are in the process of creating a policy to pre-approve all audit services and all non-audit services that our independent auditor will perform for us under applicable federal securities regulations. As permitted by the applicable regulations, we anticipate that the Audit Committee's policy will utilize a combination of specific pre-approval on a case-by-case basis of individual engagements of our independent auditor and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that will be reviewed annually by the Audit Committee.

                                   SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this amended report to be signed on its behalf by the undersigned, thereunto duly authorized.

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.


By:    /s/ Wayne I. Danson
       -----------------------------------------
Name:  Wayne I. Danson
Title: President and Chief Financial Officer
Date:  November 3, 2004


In accordance with the Exchange Act, this amended report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


SIGNATURE                     TITLE                                                     DATE
---------                     -----                                                     ----

/s/ Wayne I. Danson           President (Principal Executive Officer), Chief
----------------------------  Financial Officer (Principal Accounting Officer)       November 3, 2004
Wayne I. Danson               and Director

/s/ Martin Nielson
----------------------------
Martin Nielson                Senior Vice President-Acquisitions and Director        November 3, 2004

/s/ Jonathan Lichtman, Esq.
----------------------------
Jonathan Lichtman, Esq.       Secretary and Director                                 November 3, 2004

/s/ Dr. Michael Finch
----------------------------
Dr. Michael Finch Director November 3, 2004

/s/ Randall Prouty
----------------------------
Randall Prouty                Director                                               November 3, 2004

/s/ Wilbank J. Roche, Esq.
----------------------------
Wilbank J. Roche, Esq.        Director                                               November 3, 2004

                             ADVANCED COMMUNICATIONS
                       TECHNOLOGIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004



                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                                    CONTENTS

PAGE        F-1       INDEPENDENT AUDITORS' REPORT

PAGE        F-2       CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2004 AND 2003

PAGE        F-3       CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
                      JUNE 30, 2004 AND 2003

PAGE        F-4       CONSOLIDATED  STATEMENTS OF CHANGES IN STOCKHOLDERS'
                      EQUITY (DEFICIENCY) FOR THE YEARS ENDED
                      JUNE 30, 2004 AND 2003

PAGE     F-5 - F-6    CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
                      JUNE 30, 2004 AND 2003

PAGES     F7 - F-19   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF
                      JUNE 30, 2004

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
Advanced Communications Technologies, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Advanced Communications Technologies, Inc., and Subsidiaries ("Company") as of June 30, 2004 and 2003 and the related consolidated statements of operations, changes in stockholders' equity (deficiency) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Advanced Communications Technologies, Inc. and Subsidiaries as of June 30, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the consolidated financial statements, the Company's negative cash flow from operations of $829,775 and working capital deficiency of $2,197,667 as of June 30, 2004, raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in
Note 12. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida
August 20, 2004

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                  JUNE 30, 2004   JUNE 30, 2003
                                                                                  -------------   -------------
ASSETS
  Current Assets
    Cash                                                                          $   1,193,170   $      22,527
    Accounts Receivable (less allowance for doubtful accounts of
     $8,914 and 0)                                                                      400,747              --
    Inventory                                                                           350,963              --
    Other Receivables and Prepaid Expenses                                               81,863              --
                                                                                  -------------   -------------
  Total Current Assets                                                                2,026,743          22,527
                                                                                  -------------   -------------
  Property and equipment (net of accumulated depreciation of
   $1,082 and 0)                                                                        165,434              --
                                                                                  -------------   -------------
  Other Assets
    Investment in Partnership                                                         2,774,999              --
    Licensed Intangibles and rights                                                     400,000              --
    Deferred financing costs, net of accumulated amortization                                --          40,521
    Excess of Purchase Price over Fair Market Value of Assets Acquired                2,611,055              --
    Security deposits                                                                        --           7,700
    Other Deferred Costs                                                                 18,108              --
                                                                                  -------------   -------------
  Total Other Assets                                                                  5,804,162          48,221
                                                                                  -------------   -------------
TOTAL ASSETS                                                                      $   7,996,339   $      70,748
                                                                                  =============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

LIABILITIES

  Current Liabilities
    Accounts payable and accrued expenses                                         $     194,540   $   1,560,165
    Accrued compensation                                                                152,343         172,183
    Notes and Loans Payable-Current                                                   3,488,567       1,148,567
    5% Convertible Debentures                                                                --         944,000
    10% Secured Convertible Debentures, net of discount of $36,977                      150,523              --
    Accrued Interest payable                                                             46,343         242,407
    Warranty Reserve                                                                    120,977              --
    Other Liabilities                                                                    71,117              --
                                                                                  -------------   -------------
    Total Current Liabilities                                                         4,224,410       4,067,322
                                                                                  -------------   -------------
  Long-Term Liabilities
    10% Secured Convertible Debentures, net of discount of $130,729                          --          56,771
    Notes and Loans Payable-Non Current                                               2,347,467       1,906,829
                                                                                  -------------   -------------
  Total Long Term Liabilities                                                         2,347,467       1,963,600
                                                                                  -------------   -------------
TOTAL LIABILITIES                                                                     6,571,877       6,030,922
                                                                                  -------------   -------------
COMMITMENTS AND CONTINGENCIES                                                                --              --

STOCKHOLDERS' EQUITY (DEFICIENCY)

  Preferred Stock, $.01 par value, 25,000 shares authorized:
    Series A Convertible Preferred stock, $.01 par value, 4,200
    shares issued                                                                            42              --
    Series B Convertible Preferred stock, $.01 par value, 300 shares
    issued                                                                                    3              --
  Common stock, no par value, 5,000,000,000 and 200,000,000
  shares authorized, 1,994,365,845 and 198,852,622 shares
  issued and outstanding, respectively                                               28,745,253      25,945,005
  Additional Paid in Capital                                                          4,056,455              --
  Deferred commitment and equity financing fees, net of accumulated amortization       (135,432)       (187,500)
  Accumulated deficit                                                               (31,241,859)    (31,717,679)
                                                                                  -------------   -------------
  Total Stockholders' Equity (Deficiency)                                             1,424,462      (5,960,174)
                                                                                  -------------   -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)                           $   7,996,339   $      70,748
                                                                                  =============   =============

See accompanying notes to consolidated financial statements

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003


                                                         2004               2003
                                                    ---------------   ---------------
REVENUE                                             $       605,468   $            --
COST OF SALES                                               400,265                --
                                                    ---------------   ---------------

GROSS PROFIT ON SALES                               $       205,203   $            --
                                                    ---------------   ---------------

OPERATING EXPENSES
  Depreciation and amortization                             229,103           425,812
  Professional and consulting fees                          292,633           648,328
  Impairment of Fixed Assets                                     --            14,274
  Other selling, general and administrative
  expenses                                                  266,525           128,362
                                                    ---------------   ---------------

TOTAL OPERATING EXPENSES                                    788,261         1,216,776
                                                    ---------------   ---------------

Loss From Operations                                       (583,058)       (1,216,776)
                                                    ---------------   ---------------

OTHER INCOME (EXPENSES)
  Forgiveness of debt                                       780,938                --
  Lawsuit settlements                                            --          (223,494)
  Distributable share of partnership income                 439,999                --
  Interest (expense), net                                  (162,059)         (428,761)
                                                    ---------------   ---------------

TOTAL OTHER INCOME (EXPENSES)                             1,058,878          (652,255)
                                                    ---------------   ---------------

NET INCOME (LOSS)                                   $       475,820   $    (1,869,031)
                                                    ===============   ===============

Net income (loss) per share-basic and dilutive      $          0.00   $        (0.012)
                                                    ===============   ===============

Weighted average number of shares
  outstanding during the period-basic and dilutive    1,084,885,437       152,960,499
                                                    ===============   ===============

See accompanying notes to consolidated financial statements

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003


                                       COMMON STOCK                 PREFERRED STOCK
                                ----------------------------------------------------------
                                     SHARES       AMOUNT          SHARES         AMOUNT
                                ----------------------------------------------------------
BALANCE AT JUNE 30, 2002          114,102,622  $  25,471,098             --            $--
                                -------------  -------------  -------------  -------------

Stock issued for services             500,000          5,000             --             --
Stock issued for conversion
 of convertible debt               84,250,000        218,907             --             --
Interest on beneficial
conversion-Convertible
Debentures                                 --        250,000             --             --
Amortization of deferred
commitment fees                            --             --             --             --

Net loss for the year                      --             --             --             --
                                -------------  -------------  -------------  -------------

BALANCE AT JUNE 30, 2003          198,852,622  $  25,945,005             --            $--
                                -------------  -------------  -------------  -------------

Common Stock issued for
  cash, net                       361,956,145        648,557             --             --
Preferred Stock-Series A
  issued for cash, net                     --             --          4,200             42
Stock issued for conversion
  of convertible debt                      --             --             --             --
  and accrued interest            585,283,270      1,117,681             --             --
Amortization of deferred
commitment fees                            --             --             --             --

Stock issued for professional
services                           16,000,000         17,810             --             --

Stock issued to settle trade
creditors                         125,297,618        335,000             --             --

Stock issued to settle
  creditor claims                  26,976,190         56,200             --             --
Preferred Stock-Series
  B issued for licensed
  intangibles                              --             --            300              3

Escrowed stock                    162,999,640             --             --             --
Stock issued in partial
payment of short term note        517,000,360        625,000             --             --

Net income for the year                    --             --             --             --
                                -------------  -------------  -------------  -------------
BALANCE AT JUNE  30, 2004       1,994,365,845  $  28,745,253          4,500  $          45
                                =============  =============  =============  =============

                                                                 DEFERRED
                                  ADDITIONAL                    COMMITMENT
                                   PAID IN      ACCUMULATED     AND EQUITY
                                   CAPITAL        DEFICIT      FINANCING FEES      TOTAL
                               -------------------------------------------------------------
BALANCE AT JUNE 30, 2002        $          --  $ (29,848,648)  $    (562,500)  $  (4,940,050)
                                -------------  -------------   -------------   -------------

Stock issued for services                  --             --              --           5,000
Stock issued for conversion
 of convertible debt                       --             --              --         218,907
Interest on beneficial
conversion-Convertible
Debentures                                 --             --              --         250,000
Amortization of deferred
commitment fees                            --             --         375,000         375,000

Net loss for the year                      --     (1,869,031)             --      (1,869,031)
                                -------------  -------------   -------------   -------------

BALANCE AT JUNE 30, 2003        $          --  $ (31,717,679)  $    (187,500)  $  (5,960,174)
                                -------------  -------------   -------------   -------------

Common Stock issued for
  cash, net                                --             --        (135,432)        513,125
Preferred Stock-Series A
  issued for cash, net              3,756,458             --              --       3,756,500
Stock issued for conversion
  of convertible debt                      --             --              --              --
  and accrued interest                     --             --              --       1,117,681
Amortization of deferred
commitment fees                            --             --         187,500         187,500

Stock issued for professional
services                                   --             --              --          17,810

Stock issued to settle trade
creditors                                  --             --              --         335,000

Stock issued to settle
  creditor claims                          --             --              --          56,200
Preferred Stock-Series
  B issued for licensed
  intangibles                         299,997             --              --         300,000

Escrowed stock                             --             --              --              --
Stock issued in partial
payment of short term note                 --             --              --         625,000

Net income for the year                    --        475,820              --         475,820
                                -------------  -------------   -------------   -------------
BALANCE AT JUNE  30, 2004       $   4,056,455  $ (31,241,859)  $    (135,432)  $   1,424,462
                                =============  =============   =============   =============

See accompanying notes to consolidated financial statements

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

                                                                 2004          2003
                                                             -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                            $   475,820   $(1,869,031)
Adjustments to reconcile net income (loss) to
net cash used in operating activities:
  Depreciation and amortization                                  229,103       425,812
  Stock issued in exchange for services                            2,810         5,000
  Impairment of Fixed Assets                                          --        14,274
  Lawsuit settlements                                                 --       223,494
  Debt discount expense                                           93,752       119,271
  Forgiveness of debt                                           (780,938)           --
  Distributive share of partnership income                      (439,999)           --
Changes in operating assets and liabilities:
(Increase) decrease in assets:
  Deferred Costs and Other Receivables                           (58,619)           --
  Inventory                                                         (483)           --
  Prepaid expense/security deposits                                5,486        15,452
Increase (decrease) in liabilities:
  Accounts payable and accrued expenses                         (419,696)      637,672
  Interest payable                                                62,989       304,490
                                                             -----------   -----------
Net cash (used in) operating activities                         (829,775)     (123,566)
                                                             -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in partnership                                     (2,670,000)           --
Partnership distributions                                        335,000            --
Purchase of business                                          (3,484,571)           --
Cash Acquired on business asset purchase                         643,195            --
                                                             -----------   -----------
Net cash flow (used) in investing activities                  (5,176,376)           --
                                                             -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loan                                         --        35,000
Proceeds from issuance of common stock, net                      513,125            --
Proceeds from the issuance of Series A Preferred Stock, net    3,756,500            --
Proceeds from short term promissory note                       3,000,000            --
Repayment of short term and installment debts                    (92,831)           --
Proceeds from issuance of convertible debt                            --       100,000
                                                             -----------   -----------
Net cash provided by financing activities                      7,176,794       135,000
                                                             -----------   -----------

Net increase in cash                                         $ 1,170,643   $    11,434
Cash at beginning of year                                         22,527        11,093
                                                             -----------   -----------
CASH AT END OF YEAR                                          $ 1,193,170   $    22,527
                                                             ===========   ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest Paid                                                $     6,043   $         0

Income Taxes Paid                                            $         0   $         0

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the fiscal year ended June 30, 2004, the Company recorded $391,200 representing 152,273,808 shares of restricted common stock issued for prior unpaid accrued professional fees and various creditor settlements.

During the fiscal year ended June 30, 2004, debenture holders converted $944,000 and $173,681 of principal and interest, respectively, into 492,801,173 and 92,482,097 shares of common stock respectively in full payment of this debt.

During the fiscal year ended June 30, 2004, the 5% convertible debenture holders forgave $85,372 of accrued interest.

During the fiscal year ended June 30, 2004, the Company issued 16,000,000 shares of restricted common stock valued at $17,810 for professional services rendered, of which $2,810 was expensed and $15,000 was capitalized as part of the Hy-Tech acquisition.

During the year ended June 30, 2004, the Company issued 517,000,360 shares of common stock for the repayment of $625,000 of short-term loans and escrowed 162,999,640 shares of common stock for future payment of such loan.

During the fiscal year ended June 30, 2003, the Company issued 4,250,000 shares of restricted common stock valued at $100,407 in full settlement of the September 1999 12% Senior Secured Convertible Debentures.

See accompanying notes to consolidated financial statements

During the fiscal year ended June 30, 2003, the Company issued 500,000 shares of restricted common stock valued at $5,000 in partial satisfaction of unpaid prior legal and consulting fees.

During the fiscal year ended June 30, 2003, the Company converted $125,000 of accrued interest into 10% Secured Convertible Debentures and incurred $25,000 of financing costs associated with the issuance of its 10% Convertible Debentures.

During the fiscal year ended June 30, 2003, the Company issued 17,500,000 and 62,500,000 shares of common stock valued at $56,000 and $62,500 on the conversion of 5% convertible debentures and 10% convertible debentures, respectively.

    ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004

NOTE 1. BASIS OF CONSOLIDATION AND SIGNIFICANT ACCOUNTING POLICIES

(A) Organization

Unless the context requires otherwise, "we", "us", or "our" refers to Advanced Communications Technologies, Inc. and its subsidiaries (the "Company") on a consolidated basis.

Advanced Communications Technologies, Inc., a Nevada corporation, was incorporated on April 30, 1998 and was inactive from its date of formation until April 1999 when it merged with and into the Company, a Florida corporation, in a reverse merger. In consideration for 90% of the stock of the Company, Advanced Communications Technologies, Inc. (Nevada) (of which Roger May, our former Chairman and CEO was the principal shareholder) transferred all of its assets, which included all of the rights and interest in the SpectruCell technology for the North and South American territories. For accounting purposes, the merger was treated as an acquisition of all of the assets of the Company and as a recapitalization of the Company. In July 1999, the Company formed Advanced Global Communications, Inc. ("AGC") as a wholly owned subsidiary to conduct its international telephone network distribution business. On July 1, 2001, AGC ceased operations and has been inactive since this date. On January 31, 2000, the Company acquired all of the then issued and outstanding shares of SmartInvestment.com, Inc. ("Smart"), an inactive reporting company, for 200,000 shares of restricted common stock. The Company elected successor issuer status to become a fully reporting company. On December 9, 2003 and December 17, 2003, the Company formed Hudson Street Investments, Inc. ("Hudson Street") and SpectruCell, Inc., respectively, both wholly owned subsidiaries. Hudson Street was formed for the purpose of holding the Company's investment in Yorkville Advisors Management LLC (see Note 3) and other future investments and SpectruCell, Inc. was formed for the purpose of holding the Company's rights in the SpectruCell technology acquired in the above-referenced merger. In May 2004, the Company formed Encompass Group Affiliates, Inc, a Delaware corporation for the purpose of acquiring the business and assets of Cyber-Test, Inc., based in Longwood, Florida, and operating our core business as a vertically integrated technology and service business.

Business Activity. The Company's wholly owned subsidiary, Cyber-Test, operates as an independent service organization providing repair service for facsimile machines, printers, scanners, monitors, laptop computers, PDAs and multifunction units and other consumer electronics. The repairs are performed on entire machines and/or circuit boards. A 90-day warranty is given for all machine repairs and a one-year warranty for all circuit board repairs. Cyber-Test provides office equipment dealers, original manufacturers and third party warranty companies a turnkey alternative for additional revenue by providing repair service for their customers. A majority of Cyber-Test's sales are from customers in the U.S. with minor foreign sales.

Major Customers. During the fiscal year ended June 30, 2004, Cyber-Test sales to two customers accounted for 70% of its sales from June 2, 2004 to June 30, 2004, the period of our ownership of the Cyber-Test business.

(B) PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. All significant intercompany transactions and balances have been eliminated in consolidation.

(C) USE OF ESTIMATES

The preparation of the consolidated financial statements of the Company in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. In particular, significant estimates are required to value inventory and estimate the future cost associated with the Company's warranties. If the actual value of the Company's inventories differs from these estimates, the Company's operating results could be adversely impacted. The actual results with regard to warranty expenditures could also have an adverse impact on the Company if the actual rate of repair failure or the cost to re-repair a unit is greater than what the Company has used in estimating the warranty expense accrual.

    ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004

(D) INVENTORY

Inventory consists primarily of repair parts, consumable supplies for resale and used machines that are held for resale, and are stated at the lower of weighted average cost or market. The weighted average cost of inventory approximates the first-in, first-out ("FIFO") method. Management performs periodic assessments to determine the existence of obsolete, slow-moving and nonsalable inventory and records necessary provisions to reduce such inventory to net realizable value.

(E) PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Assets are depreciated using the straight-line method for both financial statement and tax purposes based on the following estimated useful lives:

Leasehold improvements                      15 to 40 years
Machinery and equipment                     3 to 7 years
Furniture and fixtures                      5 to 7 years

Maintenance and repairs are charged to expense when incurred.

(F) WARRANTY RESERVE

Refurbished peripheral computer equipment sold to customers and the repair of customer owned equipment is guaranteed for a period of ninety days and a period of 12 months for the repair of circuit boards. Any defective refurbished equipment is replaced free of charge and customer owned equipment is repaired without charge during the warranty period. Cyber-Test provides a reserve for warranty repairs based on historical failure rates and the estimated cost to repair.

(G) FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of the Company's accounts payable, accrued liabilities, debentures, and loans payable approximate fair value due to the relatively short period to maturity for these instruments.

(H) ALLOWANCE FOR DOUBTFUL ACCOUNTS

We make judgments as to our ability to collect outstanding receivables and provide allowances for the portion of receivables when collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding invoices. For those invoices not specifically reviewed, provisions are provided at differing rates, based upon the age of the receivable. In determining these percentages, we analyze our historical collection experience and current economic trends. If the historical data we use to calculate the allowance provided for doubtful accounts does not reflect our future ability to collect outstanding receivables, additional provisions for doubtful accounts may be needed and the future results of operations could be materially affected. During the fiscal year ended June 30, 2004, the Company established an allowance for doubtful accounts for $8,914. As of June 30, 2004, accounts receivable from two major customers aggregated $253,847 or 63% of accounts receivable.

(I) LONG-LIVED ASSETS

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such review indicates that the asset is impaired, when the carrying amount of an asset exceeds the sum of its expected future cash flows, on an undiscounted basis, the asset's carrying amount is written down to fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

(J) EXCESS OF COST OVER NET ASSETS ACQUIRED

In accordance with SFAS No. 141, the Company allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired based on their estimated fair values. The excess purchase price over those fair values is recorded as "Excess of Cost Over Net Assets Acquired". The fair value assigned to intangible assets acquired is either based on valuations prepared by independent third party appraisal firms using estimates and assumptions provided by management or negotiated at arms-length between the Company and the seller of the acquired assets. In accordance with SFAS No. 142, goodwill and purchased intangibles with indefinite lives acquired after June 30, 2001 are not amortized, but will be reviewed periodically for impairment. Purchased intangibles with finite lives will be amortized on a straight-line basis over their respective useful lives.

    ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004

(K) INCOME TAXES

The Company accounts for income taxes under SFAS No. 109 "Accounting for Income Taxes". Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company has made no current provision (benefit) for Federal income taxes because of financial statement and tax losses since its inception. A valuation allowance has been used to offset the recognition of any deferred tax assets arising from net operating loss carryforwards due to the uncertainty of future realization. The use of any tax loss carryforward benefits may also be limited as a result of changes in Company ownership.

(L) CONCENTRATION OF CREDIT RISK

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

(M) EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities, using the treasury stock method, that could share in the earnings of an entity. During the year ended June 30, 2004, shares of common stock that could have been issued upon conversion of convertible debt were excluded from the calculation of diluted earnings (loss) per share as their effect would have been anti-dilutive.

(N) BUSINESS SEGMENTS

The Company applies Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information". The Company operates in one segment and therefore segment information is not presented.

Management has determined that it is not meaningful to provide geographic segment disclosures for revenues and long-lived assets because the Company performs services for and generates revenue from customers throughout the U.S.

(O) REVENUE RECOGNITION

The Company recognizes revenue from the sale of refurbished computer equipment and related products upon delivery of goods to a common carrier for delivery to the customer. Revenue for the repair of customer owned equipment is recognized upon completion of the repair. The Company assumes the risk of loss due to damage or loss of products during shipment. The Company is reimbursed by the common carriers for shipping damage and lost products. The Company also sells extended warranty and product maintenance contracts. Revenue from these contracts is deferred and recognized as income on a straight-line basis over the life of the contract, which is typically for a period of one year. Service warranty and product maintenance revenue represented less than 5% of the Company's total revenue for the period June 2, 2004 through June 30, 2004, our period of ownership.

    ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004

(P) INVESTMENT IN UNCONSOLIDATED PARTNERSHIP

The Company accounts for its investment in an unconsolidated partnership under the equity method of accounting, as the Company does not have any management control over this entity. This investment was recorded initially at cost and subsequently adjusted for equity in net earnings and cash distributions (See
Note 3).

(Q) RECENT ACCOUNTING PRONOUNCEMENTS

In March 2004, the U.S. Securities and Exchange Commission's Office of the Chief Accountant and the Division of Corporate Finance released Staff Accounting bulletin ("SAB") No. 105, "Loan Commitments Accounted for as Derivative Instruments". SAB No. 105 contains specific guidance on the inputs to a valuation-recognition model to measure loan commitments accounted for at fair value, and requires that fair-value measurement include only differences between the guaranteed interest rate in the loan commitment and market interest rate, excluding any expected future cash flows related to the customer relationship or loan servicing. In addition, SAB No. 105 requires the disclosure of the accounting policy for loan commitments, including methods and assumptions used to estimate the fair value of loan commitments, and any associated hedging strategies. SAB No. 105 is effective for derivative instruments entered into subsequent to March 31, 2004 and should also be applied to existing instruments as appropriate. The Company has not yet completed its evaluation of SAB No. 105, but does not anticipate a material impact on the financial statements.

NOTE 2. PROPERTY AND EQUIPMENT

                                                  2004                   2003
                                                --------------------------------
Computer, office equipment and fixtures         $  38,123              $ 32,909
Machinery and equipment                            16,652                    --
Leasehold improvements                            111,741                    --
Less: Accumulated depreciation                     (1,082)              (18,635)
      Impairment loss                                  --               (14,274)
                                                --------------------------------
PROPERTY AND EQUIPMENT, NET                     $ 165,434              $     --
                                                ================================

Depreciation expense for the years ended June 30, 2004 and 2003 was $1,082 and $3,000 respectively. The Company determined that certain fixed assets were no longer used in its operations, and consequently recorded on impairment loss of $14,274 during fiscal 2003.

NOTE 3. INVESTMENT IN UNCONSOLIDATED PARTNERSHIP

On January 14, 2004, the Company's wholly owned subsidiary, Hudson Street purchased, for $2,625,000 a minority interest in Yorkville Advisors Management LLC, ("Yorkville") a privately owned investment management partnership and the portfolio manager of Cornell Capital Partners, L.P. The purchase was effective as of January 1, 2004. Hudson Street incurred $45,000 of legal and professional fees associated with the purchase of the partnership interest that has been capitalized. During the fiscal year ended June 30, 2004, Hudson Street received $335,000 of cash distributions from this investment and recorded $439,999 as its distributive share of partnership net earnings. As of June 30, 2004, Hudson Street's investment in Yorkville amounted to $2,774,999 under the equity method of accounting and is reflected on the consolidated balance sheet in "Other Assets".

NOTE 4. CREDITOR SETTLEMENTS AND DEBT FORGIVENESS

During the fiscal year ended June 30, 2004, the Company negotiated, settled and/or converted approximately $2,250,000 of accounts payable and accrued liabilities and convertible debentures at a discount, generating $780,938 of forgiveness of debt income. The Company settled these liabilities, in part, with cash and in part, through the issuance of restricted common stock (See Note 9(B) and (C)).

    ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004

NOTE 5. NOTES AND LOAN PAYABLE

                                    JUNE 30,


                                        2004                     2003
                                        ----                     ----
CURRENT:

8% Note Payable-Current            $   57,831                    $   57,831
12% Note Payable                           --                        35,000
Loan Payable-Shareholder            1,055,736                     1,055,736
Note Payable-Cornell Capital        2,375,000                            --
                                   ----------                    ----------

Notes Payable-Current              $3,488,567                    $1,148,567
                                   ==========                    ==========

LONG-TERM:

6% Unsecured Note                  $  498,469                    $       --
Note Payable-ACT Australia          1,791,166                     1,791,166
8% Note Payable-Non Current            57,832                       115,663
                                   ----------                    ----------

Notes Payable-Long-Term            $2,347,467                    $1,906,829
                                   ==========                    ==========

Future maturities of long-term debt as of June 30, 2004, excluding the note payable to ACT Australia, and the loan payable to shareholders are as follows:


                 DATE          AMOUNT
             -------------   ------------
             June 30, 2005   $  2,598,988
             June 30, 2006        223,987
             June 30, 2007        166,157
                             ------------
                 TOTAL       $  2,989,132
                             ============


(A) 8% NOTE PAYABLE

On November 14, 2002, the Company settled its litigation with the Needham/DuPont plaintiffs by agreeing to release the plaintiffs' stock from restriction and issued a three-year 8% promissory note in the principal amount of $173,494 to reimburse the plaintiffs for their legal costs. The note is payable in three equal annual installments of principal and interest, the first of which was due on December 1, 2003 with additional installments due on December 1, 2004 and December 1, 2005. The current portion of the note payable of $57,831 has been classified as a current liability on the balance sheet.

On November 24, 2003, the Company paid the first loan installment of $57,831 plus accrued interest of $4,855.

As of June 30, 2004, $115,662 is outstanding, of which $57,831 is recorded as a current liability as 8% Note Payable Current Portion. Accrued interest of $15,122, as of June 30, 2004, is included in Interest Payable.

(B) NOTE PAYABLE TO ADVANCED COMMUNICATIONS (AUSTRALIA)

The Company had a non-interest bearing and unsecured note payable to Advanced Communications (Australia) of $7,500,000 as of April 5, 2000. The note was payable in three equal monthly installments commencing on May 31, 2000. Under the terms of an April 5, 2000 Stock Purchase Agreement with Advanced Communications (Australia) (the `Stock Purchase Agreement"), the monthly installment payments were extended indefinitely without interest to allow the Company, on a best efforts basis, to raise the cash portion of the purchase price through a private or public offering of securities. There are no default, penalty or acceleration provisions under the terms of the Stock Purchase Agreement. Upon raising funds pursuant to a private or public offering, the Company was obligated to repay Advanced Communications (Australia)'s note with those funds remaining after deduction for reserves needed for current operations, working capital and the development and expansion of its operations and the operations of its subsidiaries, as determined by the Company's Board of Directors.

    ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004

On November 11, 2002, Advanced Communications (Australia) issued a Notice of Termination to the Company which stated that the Stock Purchase Agreement was terminated immediately due to the Company's insolvency. The effect of the Notice of Termination was to cancel the Company's stock interest in Advanced Communications (Australia). Management is of the belief that as a result of Advanced Communications (Australia)'s termination of the Stock Purchase Agreement, no further money is owed, and we have no further obligation to Advanced Communications (Australia). The financial statements reflect $1,791,166 as a long-term liability until such time as the Company obtains evidence that the above amount has been extinguished. In February 2004, the Company filed suit in Superior Court, Orange County, California, against Advanced Communications (Australia), Mr. May, our former Chairman and CEO, Global Communications Technologies, Limited and Global Communications Technologies Pty Ltd. to recover damages incurred as a result of wrongful actions by such defendants against the Company and to clarify the status of the Company's obligations to such defendants under the above arrangement. In May and August 2004, the court issued an entry of default judgment for the Company and against all of the above defendants.

(C) LOAN PAYABLE TO SHAREHOLDER

As of June 30, 2004 and 2003, the Company owed Global Communications Technology Pty, an Australian company wholly-owned by Mr. May, a former officer and director of the Company, $1,055,736, for funds advanced to the Company to provide working capital. This loan is non-interest bearing and unsecured, and has no scheduled date for repayment. The Company believes that the loan is not due upon demand. However, since the actual repayment terms are not known with any specificity because the terms are not confirmed in a written document, the loan has been classified as a current liability. In February 2004, the Company filed suit in Superior Court, Orange County, California, against Advanced Communications (Australia), Mr. May, Global Communications Technologies, Limited and Global Communications Technologies Pty Ltd. to recover damages incurred as a result of wrongful actions by such defendants against the Company and to clarify the status of the Company's obligations to such defendants under the above arrangement. In May and August 2004, the court issued an entry of default judgment for the Company and against all of the above defendants.

(D) NOTE PAYABLE-CORNELL CAPITAL PARTNERS, L.P.

During January 2004, the Company entered into a six-month promissory note with Cornell Capital Partners, L.P. in the amount of $3,000,000, of which the net proceeds of $2,829,000 were used to purchase its minority interest in the Yorkville Advisors partnership. Under the terms of the promissory note, the Company agreed to repay the note either in cash or through the net proceeds to be received by the Company under its Equity Line of Credit facility over a 24-week period commencing February 23, 2004. The promissory note is non-interest bearing and only becomes interest-bearing, at the rate of 24% or the highest rate permitted by law, if lower, in the event that the note is not repaid when due. As of June 30, 2004, the Company repaid $625,000 of the note from proceeds on the issuance of 517,000,360 shares of common stock under its Equity Line of Credit facility. During July 2004, the Company repaid $75,000 of the note by issuing 162,999,640 shares of common stock previously held in escrow. During September 2004, the Company repaid an additional $25,000 by issuing 9,881,886 shares of common stock under the Equity Line of Credit facility. During September and October 2004, the Company repaid an additional $275,000 of the note payable in cash. No interest is accrued on or owed under the terms of the original $3,000,000 short-term obligation.

(E) 6% UNSECURED NOTE PAYABLE

Pursuant to the terms of the Cyber-Test, Inc. acquisition (See Note 7), on June 2, 2004, the Company issued a $498,469 three year 6% unsecured installment note to the shareholders of Cyber-Test, Inc. as part of the purchase of the Cyber-Test assets. The note matures on June 2, 2007, and is payable in three equal annual installments of $166,156 plus accrued interest.

    ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004

NOTE 6. CONVERTIBLE DEBENTURES

(A) 5% CONVERTIBLE DEBENTURES DUE JANUARY 2004

In January 2002, the Company issued, in the aggregate, $1 million of 5% convertible debentures due 2004 to Cornell Capital Partners, LP and 15 other accredited individual investors.

These debentures were convertible into shares of common stock at a price equal to either (a) an amount equal to 120% of the closing bid price of the common stock as of the closing date or $.40, whichever is higher, or (b) an amount equal to 80% of the average of the four lowest closing bid prices of the common stock for the five trading days immediately preceding the conversion date. These convertible debentures accrued interest at a rate of 5% per year, were convertible at the holder's option and had a term of two years. The Company incurred $80,000 of financing costs associated with the 5% convertible debentures that have been amortized over the life of the debentures. Amortization of $30,000 and $40,000 related to these debentures was expensed for the fiscal years ended June 30, 2004 and 2003.

On October 28, 2003 and November 10, 2003, holders of the 5% convertible debentures agreed to forgive $85,372 of accrued interest, in the aggregate.

During the year ended June 30, 2004, the bondholders elected to convert $944,000 of principal and $173,681 of accrued interest into 492,801,173 and 92,482,047 shares of common stock, respectively, which resulted in the complete liquidation of the debt under the 5% debentures.

As of June 30, 2004 and 2003, interest of $37,997 and $221,056 has been expensed on these debentures.

(B) 10% SECURED CONVERTIBLE DEBENTURES DUE NOVEMBER 2004

On November 22, 2002, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, L.P., whereby it agreed to issue and sell Two Hundred Fifty Thousand Dollars ($250,000) of 10% secured convertible debentures. These secured convertible debentures have a term of two years and are convertible into shares of common stock at a price equal to $.001 per share. These secured convertible debentures accrue interest at a rate of 10% per year and are convertible at the holder's option. At the Company's option, these debentures may be paid in cash or redeemed at a 20% premium on or before December 15, 2002 and at a 50% premium after December 15, 2002 and prior to November 2004. In connection with the Securities Purchase Agreement, the Company entered into a Security Agreement in favor of Cornell Capital Partners, L.P. whereby it granted a security interest in all of its assets as security for its obligations under the secured convertible debentures, as well as all other obligations of the Company to Cornell Capital Partners, L.P. whether arising before, on or after the date of the Security Agreement, including, without limitation, those obligations of the Company to Cornell Capital Partners, L.P. under the 5% convertible debentures dated January 2002.

The 10% convertible debentures contain a beneficial conversion feature computed at its intrinsic value that is the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible at the commitment date. The amount attributable to the beneficial conversion feature of $250,000 is recorded as a discount on the debt and accreted over a 24-month period as interest expense in accordance with EITF 00-27. For the fiscal years ended June 30, 2004 and 2003, the Company accreted $93,752 and $61,979, respectively, of debt discount as interest expense.

The Company received $100,000 in cash from the sale of these debentures, paid $125,000 in accrued interest due on the 5% convertible debentures and incurred $25,000 of financing costs that has been amortized over the life of the 10% secured convertible debentures. Amortization expense of $10,521 and $7,812 related to these debentures was recorded for the fiscal years ended June 30, 2004 and 2003, respectively.

On January 22, 2003, Cornell Capital Partners, L.P. elected to convert $62,500 of 10% secured convertible debentures at a conversion price of $.001 per share into 62,500,000 shares of restricted common stock. As of June 30, 2004, the $187,500 balance due on these debentures, after the aforementioned conversion, net of the related debt discount in the amount of $36,977, is $150,523.

    ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004

As of June 30, 2004 and 2003, interest of $31,221 and $12,522, is accrued on these debentures, respectively.

NOTE 7. ACQUISITION OF CYBER-TEST, INC.

On June 2, 2004, our wholly owned subsidiary, Encompass Group Affiliates, Inc. ("Encompass"), acquired the business and assets of Cyber-Test, Inc., a Florida-based, electronic equipment repair company. Cyber-Test became the core operating business of Encompass with 85 employees and annual sales of approximately $6,000,000. The Company accounted for this acquisition using the purchase method of accounting in accordance with the provisions of SFAS 141.This acquisition is the Company's first step in expanding the businesses of the Company's subsidiaries into a vertically integrated technology and service business. Under the terms of the Asset Purchase Agreement between Cyber-Test and Encompass, Encompass acquired all of the operating assets, tangible and intangible property, rights and licenses, good-will and business of Cyber-Test, for a total purchase price of $3,498,469 consisting of $3,000,000 in cash, and a $498,469 three year 6% unsecured installment note. The Company also incurred $234,108 of capitalized transaction costs inclusive of $125,000 of broker fees for a total acquisition cost of $3,732,577. In addition, under the terms of the Asset Purchase Agreement, the Company has agreed to contingently increase the purchase price by $500,000 by agreeing to issue to the sellers, 50,000,000 shares of restricted common stock priced at $.01 per share, to be earned on a pro rata basis over the next three years based on Cyber-Test, Inc. meeting certain revenue and earning milestones and certain events of forfeiture do not occur (the "Contingent Stock Consideration"). Milestones mean the following revenue and earnings before interest, taxes, depreciation and amortization ("EBITDA") goals of Cyber-Test for the applicable year:



           FISCAL YEAR END           REVENUES              EBITDA
--------------------------------------------------------------------------------
            June 30, 2005          $ 6,600,000          $   500,000
            June 30, 2006          $ 8,600,000          $   860,000
            June 30, 2007          $11,600,000          $ 1,400,000


The Contingent Stock Consideration is subject to forfeiture in its entirety, at any time, if the Chief Executive Officer of Cyber-Test is terminated for cause, or resigns from the Company prior to June 30, 2007.

This acquisition has been accounted for by the purchase method of accounting and, accordingly, the operating results have been included in the Company's consolidated results of operations from the date of acquisition. The Company acquired net tangible assets valued at $1,286,985. The excess of the consideration given over the fair value of net assets acquired has been recorded as goodwill of $2,445,592. The Company will account for the purchased goodwill in accordance with the provisions of SFAS 142. The future liability, if any, associated with any Contingent Stock Consideration issuable in conjunction with this acquisition based on the achievement of certain revenue and EBITDA results over a three year period will be recorded as additional goodwill in fiscal 2007 after all events of forfeiture lapse.

The purchase price allocation recorded for the acquisition of the assets and liabilities assumed of Cyber-Test is as follows:



Cash                                                             $  643,195
Accounts receivables, net                                           391,101
Inventory                                                           350,480
Prepaid expenses and other assets                                    48,784
Property and equipment                                              166,516

                                                                 ----------
Total assets                                                     $1,600,076
                                                                 ----------
Liabilities assumed:

Accounts payable & accrued expenses                                 206,973
Accrued vacation pay                                                 71,200
Other current liabilities                                            34,918
                                                                 ----------

Total liabilities assumed                                           313,091
                                                                 ----------

Excess of assets acquired over liabilities assumed                1,286,985
Purchase price                                                    3,732,577
                                                                 ----------

Goodwill                                                         $2,445,592
                                                                 ==========

    ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004

The following unaudited pro forma consolidated results of operations are presented as if the acquisition of Cyber-Test had been made at the beginning of the periods presented:



                                          FISCAL YEAR ENDED   FISCAL YEAR ENDED
                                            JUNE 30, 2004        JUNE 30, 2003

Net sales                                   $ 6,096,547         $ 6,037,476
Net earnings (loss)                         $   498,247         $(1,600,486)
Basic and diluted earnings (loss)
  per common shares                         $      (.00)        $      (.01)


The following unaudited pro forma consolidated balance sheet as of June 30, 2003, is presented as if the acquisition of Cyber-Test had been made at the beginning of the fiscal year ended June 30, 2003:

                         CONSOLIDATED BALANCE SHEET DATA


Assets:

Cash                                                                $   665,722
Accounts Receivable, Net                                                400,747
Inventory                                                               350,963
Other receivables                                                        81,863
                                                                    -----------
Current Assets                                                        1,499,295
                                                                    -----------

Property and Equipment, Net                                             165,434
Prepaid Expenses and Other Assets                                        48,221

Excess of Cost Over Net Assets Acquired                               2,445,592
                                                                    -----------

Total Assets                                                        $ 4,158,542
                                                                    ===========

Liabilities:

Accounts Payable and Accrued Expenses                               $ 1,767,138
Accrued Compensation                                                    172,183
Notes and Interest Payable                                              335,238
Vacation Pay                                                             71,200
Loan Payable to Shareholder                                           1,055,716
5% Convertible Debentures                                               944,000
                                                                    -----------
Current Liabilities                                                   4,345,475
                                                                    -----------

Long-Term Liabilities
10% Convertible Debentures                                               56,771
8% Note Payable-Non Current Portion                                     115,663
Note Payable ACT (Australia)                                          1,791,166
                                                                    -----------

Total Liabilities                                                     6,309,075

Stockholders' Deficiency                                             (2,150,533)
                                                                    -----------

Total Liabilities and Stockholders' Deficiency                      $ 4,158,542
                                                                    ===========

    ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004

The unaudited pro forma information is not necessarily indicative of the results of operations that would have occurred had the purchase been made at the beginning of the periods presented or the future results of the combined operations.

NOTE 8. LICENSED INTANGIBLES

On May 27, 2004 the Company's wholly-owned subsidiary, Encompass Group Affiliates, Inc. entered into an Agreement with Hy-Tech Technology Group, Inc and Hy-Tech Computer Systems, Inc (collectively "Hy-Tech") to license and use on an exclusive, worldwide, royalty-free, perpetual, non-terminable and irrevocable right basis various intangible assets of Hy-Tech including its customer lists and corporate web addresses. In addition, and as part of the Agreement, Encompass acquired all of Hy-Tech's rights to negotiate and acquire certain business and assets of three independent companies in the technology and service business as well as the exclusive right to extend an offer of employment to Martin Nielson, to become an executive officer of Encompass. In exchange for the above, Encompass agreed to assume $503,300 of Hy-Tech's convertible debentures. On June 23, 2004, the Company closed on the Agreement and entered into an Exchange Agreement with the Hy-Tech debenture holders wherein the Company paid $203,300 to the debenture holders in cash and issued 300 shares of its non-voting Convertible Preferred Shares having a liquidation value of $1,000 per share in full satisfaction of the convertible debentures. See Note 9(E).

The Company recorded $400,000 of licensed intangibles and $165,463 of goodwill (inclusive of $62,163 of capitalized transaction costs).

NOTE 9. STOCKHOLDERS' EQUITY

On July 9, 2003, the Company's stockholders authorized a change in the Company's Articles of Incorporation increasing the authorized no par value common shares from 200,000,000 to 5,000,000,000 shares. A Certificate of Amendment to the Company's Articles of Incorporation reflecting the change was filed with the Florida Secretary of State on July 10, 2003.

(A) EQUITY LINE OF CREDIT FACILITY

In July 2003, the Company entered into a $30 million Equity Line of Credit facility with Cornell Capital Partners, LP. Pursuant to the Equity Line of Credit, the Company may, at its discretion, periodically issue and sell to Cornell Capital Partners, LP shares of common stock for a total purchase of $30 million. The amount of each advance is subject to an aggregate monthly maximum advance amount of $2 million in any 30-day period. Cornell Capital Partners, LP will purchase the shares of common stock for a 9% discount to the lowest closing bid price of the Company's common stock during the 5 trading days after a notice date. In addition, Cornell Capital Partners, LP will retain 3% of each advance under the Equity Line of Credit, together with a one-time commitment fee of $750,000, paid in 2,960,000 shares of common stock. Cornell Capital Partners, LP intends to sell any shares under the Equity Line of Credit at the then prevailing market price. On July 31, 2003, the SEC declared effective the Company's Registration Statement.

    ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004

For the fiscal years ended June 30, 2004 and 2003, the Company recorded amortization expense of $187,500 and $375,000 respectively in connection with the $750,000 two year commitment fee and the balance as of June 30, 2003 was recorded as deferred commitment fees and classified as part of stockholders' equity.

During the fiscal year ended June 30, 2004, the Company issued 361,956,145 shares of common stock under the Equity Line of Credit facility for $725,000. The Company netted $684,125 from these issuances after deducting escrow agent expenses and other direct costs totaling $40,875 that has been recorded as a reduction of common stock as of June 30, 2004.

(B) STOCK ISSUED FOR CONVERTIBLE DEBENTURES

During the fiscal year ended June 30, 2004, the 5% convertible debenture holders converted $944,000 of debentures and $173,681 of accrued interest into 492,801,173 and 92,482,097 shares of common stock, respectively.

(C) STOCK ISSUED FOR NOTE PAYABLE

During the fiscal year ended June 30, 2004, the Company issued 517,000,360 shares of common stock in partial repayment of the note payable due to Cornell Capital Partners, L.P. (See Note 5(D)).

(D) STOCK ISSUED FOR SERVICES

During January 2004, the Company's Board of Directors approved the issuance of 1,000,000 shares of restricted common stock to a third party consultant having a value of $2,810 in consideration of professional services rendered to the Company. During June 2004 the Company's Board of Directors approved the issuance of 15,000,000 shares of restricted common stock having a value of $15,000 to two consultants for services rendered in connection with the Cyber-Test acquisition. During the fiscal year ended June 30, 2004, the Company issued 152,273,808 shares of restricted common stock to various creditors, including certain insiders, to settle prior unpaid accounts payable and creditor claims aggregating $391,200.

(E) PREFERRED STOCK

o     SERIES A CONVERTIBLE PREFERRED STOCK

The Company has 25,000 shares of preferred stock authorized for issuance in one or more series, at a par value of $.01 per share. In conjunction with the acquisition of the Cyber-Test business, the Company issued 4,200 shares of Series A Convertible Preferred Stock (the "Series A Preferred Shares") having a liquidation value of $1,000 per share, to Cornell Capital Partners, L.P. (the "Holder"). The Holder of the Series A Preferred Shares is entitled to receive cash dividends on a cumulative basis, in arrears, at the annual rate of 5% when and if a dividend is scheduled by the Company's board of directors. The Series A Preferred Shares are convertible, in whole or in part, on or after May 21, 2005 into shares of common stock at the fixed price of $.01 per share or 100% of the average of the three lowest closing bid prices for the ten trading days immediately preceding the date of conversion, whichever is lower.

The Series A Preferred Shares are nonvoting and redeemable at the option of the Company, in whole or in part, at any time at a 20% premium to liquidation value.

In any liquidation of the Company, each of the Series A Preferred Shares will be entitled to a liquidation preference before any distribution may be made on the Company's common stock or any series of capital stock that is junior to the Series A Preferred Shares. In the event of a fundamental change in control of the Company or its current management, the Holder of the Series A Preferred Shares has the immediate right to convert their Series A Preferred Shares into common stock of the Company.

o     SERIES B CONVERTIBLE PREFERRED STOCK

    ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004

During the fiscal year ended June 30, 2004 and in conjunction with the Company's license of certain intangible assets (see Note 8) the Company issued 300 shares of nonvoting Series B Convertible Preferred Stock (the "Series B Preferred Shares"), having a liquidation value of $1,000 per share. The Series B Preferred Shares have the same terms and privileges as the Series A Preferred Shares, but are junior to the Series A Preferred Shares in the event of a liquidation of the Company, and are convertible, in whole or in part, on or after June 24, 2005 into shares of common stock on the same terms of the Series A Preferred Shares.

NOTE 10. COMMITMENTS AND CONTINGENCIES

(A) LEGAL MATTERS

During the fiscal year ended June 30, 2004, the Company settled a majority of its accounts payable and accrued liabilities at substantial discounts, the financial results of which have been recorded in the Company's June 30, 2004 consolidated financial statements. The Company has been, and may in the future be involved as, a party to various legal proceedings, which are incidental to the ordinary course of business. Management regularly analyzes current information and, as necessary, provides accruals for probable liabilities on the eventual disposition of these matters. In the opinion of management, as of June 30, 2004, there were no threatened or pending legal matters that would have a material impact on the Company's consolidated results of operations, financial position or cash flows.

On February 5, 2004, the Company filed suit in Superior Court, Orange County, California, against Advanced Communications (Australia), Roger May, Global Communications Technologies Limited and Global Communications Technologies Pty Ltd to recover damages incurred as a result of wrongful actions of such defendants against the Company and to clarify the status of the Company's obligations to such defendants under various agreements and other arrangements, from which the Company believes it has been relieved of as a result of such wrongful actions. In May and August 2004, the court issued an entry of default judgment for the Company and against all of the above defendants.

(B) OPERATING LEASE COMMITMENT

Cyber-Test, the Company's operating subsidiary, leases on a triple net basis, approximately 29,000 square feet of office and warehouse space in Longwood, Florida. The lease period runs from August 1, 2004 through July 31, 2005 at the rate of $13,500 per month or $162,000 for the remaining term of the lease.

NOTE 11. RELATED PARTIES

(A) LEGAL COUNSEL

Certain of the Company's legal counsel are stockholders and directors of the Company. The Company has paid these attorneys, for current and prior legal services, an aggregate of $150,004 in cash and $155,000 in stock during the fiscal year 2004, and $0 in cash and $2,000 in stock during the fiscal year 2003. At June 30, 2004, the Company owes these attorneys an aggregate of $67,636, which is included in accounts payable and accrued expenses.

(B) PRESIDENT AND CHIEF FINANCIAL OFFICER

The Company's President and Chief Financial Officer, who is also a director and stockholder of the Company, and Managing Director and Founder of a separate company, has been contracted to provide business and financial consulting services to the Company. The Company paid this consultant, for current and prior executive and financial services, $279,794 in cash and $150,000 in stock during fiscal 2004, and $3,000 in cash and $1,000 in stock during fiscal 2003. At June 30, 2004, the Company does not owe an amount to this consultant.

(C) INDEPENDENT DIRECTORS

Certain of the Company's independent directors were contracted to provide business services to the Company. The Company paid these independent directors, for current and prior business services, an aggregate of $24,666 in cash and $30,000 in stock during fiscal 2004, and $0 in cash and $2,000 in stock during fiscal 2003. At June 30, 2004, the Company owes these independent directors an aggregate of $23,406 which is included in accounts payable and accrued expenses.

    ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004

NOTE 12. GOING CONCERN

The Company's consolidated financial statements for the fiscal year ended June 30, 2004, have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company's negative cash flow from operations of $829,775 and working capital deficiency of $2,197,667 as of June 30, 2004, raise substantial doubt about its ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company's ability to resolve liquidity problems by generating sufficient operating profits to provide an additional source of working capital.

The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                                   EXHIBIT 3.1.6

                                SIXTH AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.,
                    A FLORIDA CORPORATION (THE "CORPORATION")

WHEREAS, the Corporation's Articles of Incorporation, as amended, provide that the Board of Directors of the Corporation may establish the rights, designations and preferences of the Corporation's Preferred Stock, the undersigned hereby adopts the following Articles of Amendment to the Articles of Incorporation of the Corporation, pursuant to the terms of Section 607.0602 of the Florida Business Corporation Act:

1. The name of the Corporation is Advanced Communications Technologies, Inc. (the "Corporation"), filed with the Florida Department of State on March 6, 1997 and assigned document number P07000020967.

2. Article III of the Articles of Incorporation of the Corporation is hereby amended to read as set forth on Exhibit A attached.

The foregoing amendment was adopted by unanimous written consent of the Board of Directors of the Corporation on May 21, 2004 in accordance with the terms of
Section 607.0602 and 607.0821 of the Florida Business Corporation Act and consequently, the number of votes cast in favor of the Amendment was sufficient for its approval. The amendment was adopted by the Board of Directors without shareholder action as shareholder action was not required.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 21 day of May, 2004.

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.





BY: /s/ Wayne I. Danson
    ----------------------------------------
    Wayne I. Danson, President

                                                                 EXHIBIT A

                           ARTICLE III. CAPITAL STOCK

The maximum number of shares of stock that this Corporation is authorized to have outstanding at any one time is 5,000,025,000 shares. Of such shares, 5,000,000,000 shall be common stock having no par value per share. The remaining shares shall be shares of preferred stock, par value $.01 per share. The preferred stock may be issued from time to time by authorization of the Board of Directors of this Corporation with such rights, designations, preferences and other terms as the Board of Directors shall determine from time to time.

                           CERTIFICATE OF DESIGNATION
                                     OF THE
                      SERIES A CONVERTIBLE PREFERRED STOCK
                          (PAR VALUE $0.001 PER SHARE)

                                       OF

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

The undersigned, a duly authorized officer of Advanced Communications Technologies, Inc., a Florida corporation (the "Company"), in accordance with the provisions of Section 607.0602 of the Florida Business Corporation Act, DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors by unanimous written consent pursuant to Section 607.0821 of the Florida Business Corporation Act on May 20, 2004:

RESOLVED, that the Board has determined that it is in the best interests of the Company to provide for the designation and issuance of certain Series A Convertible Preferred Stock, par value of $0.001 per share (the "Series A Preferred Stock"), to consist of up to Four Thousand Two Hundred (4,200) shares, and hereby fixes the powers, designations, preferences, and relative, participating, optional and other special rights of the shares of such Series A Preferred Stock, as follows:

SECTION 1

                              DESIGNATION AND RANK

1.1. Designation. This resolution shall provide for a single series of Preferred Stock, the designation of which shall be "Series A Convertible Preferred Stock", par value $0.001 per share. The number of authorized shares constituting the Series A Preferred Stock is 4,200. The Series A Preferred Stock will have a liquidation preference as determined in Section 3.1 below.

1.2. Rank. With respect to the payment of dividends and other distributions on the capital stock of the Company, including distribution of the assets of the Company upon liquidation, the Series A Preferred Stock shall be senior to the common stock of the Company, par value $0.001 per share (the "Common Stock"), and senior to all other series of preferred stock (the "Junior Stock").

SECTION 2

                                 DIVIDEND RIGHTS

2.1. Dividends or Distributions. The holders of Series A Preferred Stock shall be entitled to receive dividends or distributions on a pro rata basis according to their holdings of shares of Series A Preferred Stock when and if declared by the Board of Directors of the Company in the amount of five (5.0%) percent per year. Dividends shall be paid in cash. Dividends shall be cumulative. No cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock in any calendar year unless cash dividends or distributions on the Series A Preferred Stock for such calendar year are likewise declared and paid or set apart for payment. No declared and unpaid dividends shall bear or accrue interest. SECTION 3

                               LIQUIDATION RIGHTS

3.1. Liquidation Preference. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a "Liquidation"), before any distribution or payment shall be made to any of the holders of Common Stock or any series of preferred stock, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $1,000 per share of Series A Preferred Stock (the "Liquidation Amount") plus all declared and unpaid dividends thereon, for each share of Series A Preferred Stock held by them.

3.2. Pro Rata Distribution. If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series A Preferred Stock, then the entire net assets of the Corporation shall be distributed among the holders of the Series A Preferred Stock, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Company's Board of Directors), or both, at the election of the Company's Board of Directors.

3.3. Merger, Consolidation or Reorganization. For purposes of this Section 3, a Liquidation shall not be deemed to be occasioned by or to include the merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease of all or substantially all of the assets of the Company.

SECTION 4

                                CONVERSION RIGHTS

4.1. Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share (subject to Section 4.5 hereof), at the office of the Company or any transfer agent for the Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (a) the sum of (i) the Liquidation Amount of the Series A Preferred Stock, plus (ii) all accrued but unpaid dividends thereon, by (b) the "Conversion Price" then in effect. The Conversion Price shall be equal to either (a) $0.01 per share (which shall be adjusted in the event of a subdivision, or combination of shares), or
(b) 100.0% of the average of the three (3) lowest closing bid prices of the Common Stock for the ten (10) trading days immediately preceding the date of conversion, whichever is lower. The closing bid price shall be determined using price quotations from Bloomberg LP.

(b) Each share of Series A Preferred Stock automatically shall convert into shares of Common Stock at the Conversion Price then in effect immediately upon the consummation of the occurrence of a stock acquisition, merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease (but not including a transfer by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company.

4.2. Adjustments. The Conversion Price of the Series A Preferred Stock as described in Section 4.1 above shall be adjusted from time to time as follows:

(a) In the event of any reclassification of the Common Stock or recapitalization involving Common Stock (excluding a subdivision, or combination of shares or any other event described in Sections 4.2(a) or (b)) the holders of the Series A Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to the reclassification or recapitalization, upon conversion of the Series A Preferred Stock, the kind and number of shares of Common Stock or other securities or property (including cash) to which such holders of Series A Preferred Stock would have been entitled if they had held the number of shares of Common Stock into which the Series A Preferred Stock was convertible immediately prior to such reclassification or recapitalization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series A Preferred Stock. An adjustment made pursuant to this subparagraph (a) shall become effective at the time at which such reclassification or recapitalization becomes effective.

(b) In the event the Company shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Company or other entities or persons, assets (excluding cash dividends) or options or rights not referred to in Sections 4.2(a) above, the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of shares of Common Stock of the Company entitled to receive such distribution or if no such record date is fixed, as of the date such distribution is made.

4.3. Procedures for Conversion.

(a) In order to exercise conversion rights pursuant to Section 4.1(a) above, the holder of the Series A Preferred Stock to be converted shall deliver an irrevocable written notice of such exercise to the Company, at its principal office. The holder of any shares of Series A Preferred Stock shall, upon any conversion of such Series A Preferred Stock in accordance with this Section 4, surrender certificates representing the Series A Preferred Stock to the Company, at its principal office, and specify the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such holder shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof) payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and, if applicable, after payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof), the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock to which the holder of the Series A Preferred Stock so converted shall be entitled. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the date of receipt by the Company of any notice of conversion pursuant to Section 4.1(a) above, or, in the case of an automatic conversion pursuant to Section 4.1(b) above, upon the occurrence of any event specified therein. Upon conversion of any shares of Series A Preferred Stock, such shares shall cease to constitute shares of Series A Preferred Stock and shall represent only a right to receive shares of common stock into which they have been converted.

(b) In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Company shall pay cash in lieu of such fractional interest in an amount equal to the product of the Conversion Price and such fractional interest.

(c) The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Company issuable upon the conversion of all outstanding shares of Series A Preferred Stock. In the event that the Company does not have a sufficient number of shares of authorized but unissued Common Stock necessary to satisfy the full conversion of the shares of Series A Preferred Stock, then the Company shall call and hold a meeting of the shareholders within 30 days of such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. The Company's Board of Directors shall recommend to shareholders a vote in favor of such proposal and shall vote all shares held by them, in proxy or otherwise, in favor of such proposal. This remedy is not intended to limit the remedies available to the holders of the Series A Preferred Stock, but is intended to be in addition to any other remedies, whether in contract, at law or in equity.

4.4. Notices of Record Date. In the event that the Company shall propose at any time: (a) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (b) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (c) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall mail to each holder of Series A Preferred Stock:

(a) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (b) and (c) in Section 4.4 above; and

(b) in the case of the matters referred to in Section 4.4 (b) and (c) above, written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty
(20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein.

4.5. Limitations of Conversion.

(a) Subject to the Termination Rights specified in Section 4.5(b) hereof, the Conversion Rights specified herein shall be subject to the following limitations:

(i) The holders of the shares of Series A Preferred Stock may exercise their Conversion Rights at any time on or after May 21, 2005; and

(ii) No holder of the shares of Series A Preferred Stock shall be entitled to convert the Series A Preferred Stock to the extent, but only to the extent, that such conversion would, upon giving effect to such conversion, cause the aggregate number of shares of Common Stock beneficially owned by such holder to exceed 4.99% of the outstanding shares of Common Stock following such conversion (which provision may be waived by such holder by written notice from such holder to the Company, which notice shall be effective 61 days after the date of such notice).

(b) The limitations on the Conversion Rights specified in Section 4.5(a) hereof shall terminate (the "Termination Rights") if there is a Change in Control of the Company (as defined below). For the purpose of hereof, a "Change in Control" of the Company has occurred when: (i) any person (defined herein to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Company, or an employee benefit plan established by the Board of Directors of the Company, acquires, directly or indirectly, the beneficial ownership (determined under Rule 13d-3 of the regulations promulgated by the Securities and Exchange Commission under Section 13(d) of the Exchange Act) of securities issued by the Company having forty percent (40%) or more of the voting power of all of the voting securities issued by the Company in the election of directors at the meeting of the holders of voting securities to be held for such purpose; or (ii) a majority of the directors elected at any meeting of the holders of voting securities of the Company are persons who were not nominated for such election by the Board of Directors of the Company or a duly constituted committee of the Board of Directors of the Company having authority in such matters; or (iii) the Company merges or consolidates with or transfers substantially all of its assets to another person; (iv) a change in the Chief Executive Officer of the Company from that person that serves in such position on the date hereof.

SECTION 5

                                NO VOTING RIGHTS

5.1. General. The Series A Preferred Stock shall not have any voting rights, except as required under the Florida Business Corporation Act.

SECTION 6

                                REDEMPTION RIGHTS

5.1. After providing 10 days prior written notice to the holders of the Series A Preferred Stock, the Company shall have the right to redeem (unless otherwise prevented by law) any outstanding shares of Series A Preferred Stock at an amount equal to 120% of the Liquidation Amount, plus accrued but unpaid dividends thereon (the "Redemption Price"). The Company shall consummate the redemption and pay the Redemption Price within 20 days of the date of such notice. The Redemption Price shall be paid in immediately available funds.

SECTION 7

                                  MISCELLANEOUS

5.1. Headings of Subdivisions. The headings of the various Sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

5.2. Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth herein (as this resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed, under penalties of perjury, by Wayne Danson, its President.

Dated: May 20, 2004 ADVANCED COMMUNICATIONS
                               TECHNOLOGIES, INC.





By: /s/ Wayne I. Danson
   ------------------------
    Wayne I. Danson
    President

                                SEVENTH AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                    A FLORIDA CORPORATION (THE "CORPORATION")

WHEREAS, the Corporation's Articles of Incorporation, as amended, provide that the Board of Directors of the Corporation may establish the rights, designations and preferences of the Corporation's preferred Stock, the undersigned hereby adopts the following Articles of Amendment to the Articles of Incorporation of the Corporation, pursuant to the terms of Section 607.0602 of the Florida Business Corporation Act:

1. The name of the Corporation is Advanced Communications Technologies, Inc. (the "Corporation") filed with the Florida Department of State on March 6, 1997, and assigned document number P07000020967.

2. Articles III of the Articles of Incorporation of the Corporation is hereby amended to read as set forth on Exhibit A attached.

The foregoing Amendment was adopted by unanimous written consent of the Board of Directors of the Corporation on May 25, 2004, in accordance with the terms of
Section 607.0602 and 607.0821 of the Florida Business Corporation Act and consequently, the number of votes cast in favor of the Amendment was sufficient for its approval. The Amendment was adopted by the Board of Directors without shareholder action as shareholder action was not required.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 26th day of August, 2004.

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.





By: /s/ Wayne I. Danson
   ---------------------------------------------
   Wayne I. Danson, President

                                                                   EXHIBIT 3.1.7

                                SEVENTH AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                    A FLORIDA CORPORATION (THE "CORPORATION")

WHEREAS, the Corporation's Articles of Incorporation, as amended, provide that the Board of Directors of the Corporation may establish the rights, designations and preferences of the Corporation's preferred Stock, the undersigned hereby adopts the following Articles of Amendment to the Articles of Incorporation of the Corporation, pursuant to the terms of Section 607.0602 of the Florida Business Corporation Act:

1. The name of the Corporation is Advanced Communications Technologies, Inc. (the "Corporation") filed with the Florida Department of State on March 6, 1997, and assigned document number P07000020967.

2. Articles III of the Articles of Incorporation of the Corporation is hereby amended to read as set forth on Exhibit A attached.

The foregoing Amendment was adopted by unanimous written consent of the Board of Directors of the Corporation on May 25, 2004, in accordance with the terms of
Section 607.0602 and 607.0821 of the Florida Business Corporation Act and consequently, the number of votes cast in favor of the Amendment was sufficient for its approval. The Amendment was adopted by the Board of Directors without shareholder action as shareholder action was not required.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 26th day of August, 2004.

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.





By: /s/ Wayne I. Danson
   ---------------------------------------------
   Wayne I. Danson, President

                                    EXHIBIT A

                           ARTICLE III. CAPITAL STOCK

The maximum number of shares of stock that this Corporation is authorized to have outstanding at any one time is 5,000,025,000 shares. Of such shares, 5,000,000,000 shall be common stock having no par value per share. The remaining shares shall be shares of preferred stock, par value $.01 per share. The preferred stock may be issued from time to time by authorization of the Board of Directors of this Corporation with such rights, designations, preferences and other terms as the Board of Directors shall determine from time to time.

                                   EXHIBIT "A"

                           CERTIFICATE OF DESIGNATION
                                     OF THE
                      SERIES B CONVERTIBLE PREFERRED STOCK
                           (Par Value $0.01 Per Share)

                                       OF

                    ADVANCED COMMUNICATIONS TECHNOLOGIES, INC

The undersigned, a duly authorized officer of Advanced Communications Technologies, Inc., a Florida corporation (the "Company"), in accordance with the provisions of Section 607.0821 of the Florida Business Corporation Act, DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors by unanimous written consent pursuant to Section 607.0821 of the Florida Business Corporation Act on May 25, 2004:

RESOLVED, that the Board has determined that it is in the best interests of the Company to provide for the designation and issuance of certain Series B Convertible Preferred Stock, par value of $0.01 per share (the "Series B Preferred Stock"), to consist of up to Three Hundred (300) shares, and hereby fixes the powers, designations, preferences, and relative, participating, optional and other special rights of the shares of such Series B Preferred Stock, as follows:

SECTION 1

                              DESIGNATION AND RANK

1.1. Designation. This resolution shall provide for a single series of Preferred Stock, the designation of which shall be "Series B Convertible Preferred Stock," par value $0.01 per share. The number of authorized shares constituting the Series B Preferred Stock is 300. The Series B Preferred Stock will have a liquidation preference as determined in Section 3.1 below.

1.2. Rank. With respect to the payment of dividends and other distributions on the capital stock of the Company, including distribution of the assets of the Company upon liquidation, the Series B Preferred Stock shall be junior to the Series A Convertible Preferred Stock of the Company, par value $0.01 per share (the "Series A Preferred Stock"), and senior to the (i) common stock of the Company, no par value per share (the "Common Stock"), and (ii) all series of preferred stock of the Company, other than the Series A Preferred Stock (the "Junior Stock").

SECTION 2

                                 DIVIDEND RIGHTS

2.1. Dividends or Distributions. Subject to the rights of the Series A Preferred Stock, the holders of Series B Preferred Stock shall be entitled to receive dividends or distributions on a pro rata basis according to their holdings of shares of Series B Preferred Stock when and if declared by the Board of Directors of the Company in the amount of five (5.0%) percent per year. Dividends shall be paid in cash. Dividends shall be cumulative. No cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock in any calendar year unless cash dividends or distributions on the Series B Preferred Stock for such calendar year are likewise declared and paid or set apart for payment. No declared and unpaid dividends shall bear or accrue interest.

SECTION 3

                               LIQUIDATION RIGHTS

3.1. Liquidation Preference. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a "Liquidation"), after all required distributions and payments have been made to the holders of Series A Preferred Stock, but before any distribution or payment shall be made to any of the holders of Common Stock or any series of preferred stock, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $1,000 per share of Series Preferred Stock (the "Liquidation Amount") plus all declared and unpaid dividends thereon, for each share of Series B Preferred Stock held by them. Thereafter, no further distribution shall be made to the holders of the Series B Preferred Stock

3.2. Pro Rata Distribution. If, upon any Liquidation, after payment of all liquidation preferences to all holders of Series A Preferred Stock, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series B Preferred Stock, then the entire remaining net assets of the Corporation shall be distributed among the holders of the Series B Preferred Stock, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Company's Board of Directors), or both, at the election of the Company's Board of Directors.

3.3. Merger, Consolidation or Reorganization. For purposes of this Section 3, a Liquidation shall not be deemed to be occasioned by or to include the merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease of all or substantially all of the determined of the Company.

SECTION 4

                                CONVERSION RIGHTS

4.1. Conversion. The holders of Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a) Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share (subject to Section 4.5 hereof), at the office of the Company or any transfer agent for the Series B Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is defined by dividing (a) the sum of (i) the Liquidation Amount of the Series B Preferred Stock, plus (ii) all accrued but unpaid dividends thereon, by (b) the "Conversion Price" then in effect. The Conversion Price shall be equal to either
(a) $0.01 per share (which shall be adjusted in the event of a subdivision, or combination of shares), or (b) 100.0% of the average of the three (3) lowest closing bid prices of the Common Stock for the ten (10) trading days immediately preceding the date of conversion, whichever is lower. The closing bid price shall be determined using price quotations from Bloomberg LP.

(b) Each share of Series B Preferred Stock automatically shall convert into shares of Common Stock at the Conversion Price then in effect immediately upon the consummation of the occurrence of a stock acquisition, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease (but not including a transfer by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company.

4.2. Adjustments. The Conversion Price of the Series B Preferred Stock as described in Section 4.1 above shall be adjusted from time to time as follows:

(a) In the event of any reclassification of the Common Stock or recapitalization involving Common Stock (excluding a subdivision, or combination of shares or any other event described in Sections 4.2(a) or (b)) the holders of the Series B Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to the reclassification or recapitalization, upon conversion of the Series B Preferred Stock, the kind and number of shares of Common Stock or other securities or property (including cash) to which such holders of Series B Preferred Stock would have been entitled if they had held the number of shares of Common Stock into which the Series B Preferred Stock was convertible immediately prior to such reclassification or recapitalization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series B Preferred Stock. An adjustment made pursuant to this subparagraph (a) shall become effective at the time at which such reclassification or recapitalization becomes effective.

(b) In the event the Company shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Company or other entities or persons, assets (excluding cash dividends) or options or rights not referred to in Sections 4.2(a) above, the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of shares of Common Stock of the Company entitled to receive such distribution or if no such record date is fixed, as of the date such distribution is made.

4.3. Procedures for Conversion.

(a) In order to exercise conversion rights pursuant to Section 4.1(a) above, the holder of the Series B Preferred Stock to be converted shall deliver an irrevocable written notice of such exercise to the Company, at its principal office. The holder of any shares of Series B Preferred Stock shall, upon any conversion of such Series B Preferred Stock in accordance with this Section 4, surrender certificates representing the Series B Preferred Stock to the Company, at its principal office, and specify the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such holder shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof) payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and, if applicable, after payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof), the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock to which the holder of the Series B Preferred Stock so converted shall be entitled. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the date of receipt by the Company of any notice of conversion pursuant to Section 4.1(a) above, or, in the case of an automatic conversion pursuant to Section 4.1(b) above, upon the occurrence of any event specified therein. Upon conversion of any shares of Series B Preferred Stock, such shares shall cease to constitute shares of Series B Preferred Stock and shall represent only a right to receive shares of common stock into which they have been converted.

(b) In connection with the conversion of any shares of Series B Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Company shall pay cash in lieu of such fractional interest in an amount equal to the product of the Conversion Price and such fractional interest.

(c) The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Company issuable upon the conversion of all outstanding shares of Series B Preferred Stock. In the event that the Company does not have a sufficient number of shares of authorized but unissued Common Stock necessary to satisfy the full conversion of the shares of Series B Preferred Stock, then the Company shall call and hold a meeting of the shareholders within 30 days of such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. The Company's Board of Directors shall recommend to shareholders a vote in favor of such proposal and shall vote all shares held by them, in proxy or otherwise, in favor of such proposal. This remedy is not intended to limit the remedies available to the holders of the Series B Preferred Stock, but is intended to be in addition to any other remedies, whether in contract, at law or in equity.

4.4. Notices of Record Date. In the event that the Company shall propose at any time: (a) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (b) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (c) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall mail to each holder of Series B Preferred Stock:

(a) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (b) and (c) in Section 4.4 above; and

(5) in the case of the matters referred to in Section 4.4 (b) and (c) above, written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty
(20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein.

4.5. Limitations of Conversion.

(a) Subject to the Termination Rights specified in Section 4.5(b) hereof, the Conversion Rights specified herein shall be subject to the following limitations:

(i) The holders of the shares of Series B Preferred Stock may exercise their Conversion Rights at any time on or after June 23, 2005; and

(ii) No holder of the shares of Series B Preferred Stock shall be entitled to convert the Series B Preferred Stock to the extent, but only to the extent, that such conversion would, upon giving effect to such conversion, cause the aggregate number of shares of Common Stock beneficially owned by such holder to exceed 4.99% of the outstanding shares of Common Stock following such conversion (which provision may be waived by such holder by written notice from such holder to the Company, which notice shall be effective 61 days after the date of such notice).

(b) The limitation on the Conversion Rights specified in Section 4.5(a) hereof shall terminate (the "Termination Rights") if there is a Change in Control of the Company (as defined below). For the purpose of hereof, a "Change in Control" of the Company has occurred when: (i) any person (defined herein to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Company, or an employee benefit plan established by the Board of Directors of the Company, acquires, directly or indirectly, the beneficial ownership (determined under Rule 13d-3 of the regulations promulgated by the Securities and Exchange Commission under Section 13(d) of the Exchange Act) of securities issued by the Company having forty percent (40%) or more of the voting power of all of the voting securities issued by the Company in the election of directors at the meeting of the holders of voting securities to be held for such purpose; or (ii) a majority of the directors elected at any meeting of the holders of voting securities of the Company are persons who were not nominated for such election by the Board of Directors of the Company or a duly constituted committee of the Board of Directors of the Company having authority in such matters; or (iii) the Company merges or consolidates with or transfers substantially all of its assets to another person; (iv) a change in the Chief Executive Officer of the Company from that person that serves in such position on the date hereof.

SECTION 5

                                NO VOTING RIGHTS

5.1. General. The Series B Preferred Stock shall not have any voting rights, except as required under the Florida Business Corporation Act.

SECTION 6

                                REDEMPTION RIGHTS

6.1. After providing 10 days prior written notice to the holders of the Series B Preferred Stock, the Company shall have the right to redeem (unless otherwise prevented by law) any outstanding shares of Series B Preferred Stock at an amount equal to 120% of the Liquidation Amount, plus accrued but unpaid dividends thereon (the "Redemption Price"). The Company shall consummate the redemption and pay the Redemption Price within 20 days of the date of such notice. The Redemption Price shall be paid in immediately available funds.

SECTION 7

                                  MISCELLANEOUS

7.1. Heading of Subdivisions. The headings of the various Sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

7.2. Severability of Provisions. If any right, preference or limitation of the Series B Preferred Stock set forth herein (as this resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed, under penalties of perjury, by Wayne I. Danson, its President.





Dated; June 23, 2004                            ADVANCED COMMUNICATIONS
                               TECHNOLOGIES, INC.


                                                By: /s/ Wayne I. Danson
                                                   -----------------------------
                                 Wayne I. Danson
                                    President

                                                                   EXHIBIT 10.35

AMENDMENT NO. 1 TO 6% UNSECURED PROMISSORY NOTE

This Amendment No. 1 (the "Amendment") to 6% Unsecured Promissory Note (the "Note") is made this 10th of August, 2004, by and between Cyber-Test, Inc., a Delaware corporation ("Maker") and LLAB, Inc. (f/k/a Cyber-Test, Inc.), a Florida corporation ("Payee").

                                   BACKGROUND

A. Maker, Payee and the Shareholders of Payee entered into an Asset Purchase Agreement, dated May 27, 2004, pursuant to which Maker purchased the assets of Payee (the "Purchase Agreement").

B. In connection with the purchase of the assets, Maker issued to Payee the Note, in the original principal amount of $547,000, to evidence a portion of the purchase price for the assets.

C. In accordance with the terms of the Note and the Purchase Agreement, the original principal amount of the Note is subject to certain post-closing purchase price adjustments.

D. Maker and Payee have agreed on the amount of such post-closing adjustments.

NOW, THEREFORE, with the foregoing Background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. The Note is hereby amended by reducing the original principal amount thereof from Five Hundred Forty-Seven Thousand Dollars ($547,000.00) to Four Hundred Ninety-Eight Thousand Four Hundred Sixty-Nine Dollars ($498,469.00).

2. This Amendment does not represent in any way any new indebtedness or satisfaction of the indebtedness evidenced by the Note.

3. All other terms and provisions of the Note will remain in full force and effect.

4. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

5. Maker hereby directs Payee to attach an original counterpart of this Amendment to the Note. The Note and this Amendment shall be deemed to be and constitute a single instrument.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment the day and year first above written.

                    CYBER-TEST, INC., A DELAWARE CORPORATION

                                       BY:
Wayne I. Danson, President and Chief Executive Officer

LLAB, INC. (F/K/A CYBER-TEST, INC.), A
FLORIDA CORPORATION

                                       BY:
                             Lisa Welton, President

                                                                   EXHIBIT 10.36

                                 EXECUTION COPY

                                    AGREEMENT

AGREEMENT (the "Agreement"), dated as of May 27, 2004, by and between Encompass Group Affiliates, Inc., a Delaware corporation ("Encompass"), and Hy-Tech Technology Group, Inc., a Delaware corporation ("Hy-Tech Technology"), and Hy-Tech Computer Systems, Inc., a Delaware corporation ("Hy-Tech Computer Systems" and together with Hy-Tech Technology, "HYTT").

                                    Recitals

WHEREAS, HYTT has been engaged in the business of supplying computer systems, components and peripherals; and

WHEREAS, Martin Nielson is the Chairman and Chief Executive Officer of Hy-Tech Technology ("Nielson"); ------- and

WHEREAS, HYTT has entered into a (i) memorandum of understanding (the "C-T Memorandum") with Cyber-Test, Inc. ("C-T") to acquire the assets of C-T, (ii) a memorandum of understanding (the "BCD Memorandum") with BCD 2000, Inc. ("BCD") to acquire the assets of BCD, and (iii) a memorandum of understanding (the "PMIC Memorandum" and together with the C-T Memorandum and BCD Memorandum, the "Memoranda") with Pacific Magtron International, Inc. ("PMIC") whereby PMIC would acquire the assets of HYTT; and

WHEREAS, HYTT no longer desires to consummate the transactions contemplated under the Memoranda; and

WHEREAS, Encompass desires to enter into negotiations with each of C-T, BCD and PMIC; and

WHEREAS, in connection with the negotiations with each of C-T, BCD and PMIC, Encompass desires to employ Nielson as its President and Chief Executive Officer upon consummation of the transactions contemplated by the negotiations (the "Contemplated Transactions"); and

WHEREAS, in connection with the Contemplated Transactions, Encompass desires to obtain certain rights and license certain assets from HYTT on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


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                                 EXECUTION COPY

                     ARTICLE I. MEMORANDA OF UNDERSTANDING;
                               LICENSE AGREEMENTS

1.1 Memoranda of Understanding

(a) HYTT and its affiliates hereby (i) acknowledge that they no longer desire to consummate the transactions contemplated by the Memoranda and have ceased all negotiations in furtherance thereof and (ii) waive any and all rights they may have, if any, with respect to Encompass' and its affiliates' pursuit of the Contemplated Transactions.

(b) HYTT and its affiliates hereby further acknowledge that Encompass and its affiliates desire to initiate negotiations with, and pursue inquiries and solicit offers from, each of C-T, BCD and PMIC in furtherance of the Contemplated Transactions; and Encompass and its affiliates shall have the right to initiate, solicit, negotiate or pursue any such inquiry, proposal or offer relating to the Contemplated Transactions.

(c) Neither HYTT nor any of its affiliates shall attempt to initiate, solicit, negotiate or pursue any inquiry, proposal or offer with any of C-T, BCD and PMIC relating to any acquisition and/or financing of any of the foregoing, whether by purchase of assets or stock, by merger, by consolidation or other reorganization or by any other transaction.

1.2 Offer of Employment. Upon consummation of the Closing (as defined below), Encompass shall have the sole and exclusive right to extend an offer of employment to Nielson, to become an executive officer of Encompass and its affiliates as of the Closing, substantially on the terms and conditions contained in an employment agreement to be entered into among Nielson, and Encompass and its affiliates, the form of which is attached hereto as Exhibit "A" (the "Employment Agreement"). Prior to the Closing, HYTT shall not engage in any activity that would dissuade Nielson from accepting employment with Encompass and its affiliates. Prior to the Closing, HYTT shall release Nielson from any and all obligations under his employment agreement with HYTT, or at law. At Closing, HYTT shall waive any and all rights with respect to Nielson's employment, or the termination of Nielson's employment, including, without limitation, any restriction on his employment or his activities. On and after the Closing Date, HYTT shall not solicit, directly or indirectly, Nielson to leave the employ of Encompass or any of its affiliates. At Closing, Nielson shall resign from any and all positions as an officer and/or director of HYTT, except that Executive may remain solely as an outside director of Hy-Tech Technology, but not as Chairman of the Board.

1.3 Non-Compete. At the Closing, Encompass and HYTT shall enter into a Non-Compete Agreement, substantially in the form of Exhibit "B" hereto (the "Non-Compete Agreement"), whereby HYTT shall agree not to compete, directly or indirectly, with the businesses of Encompass or its affiliates; provided that, for a period of three (3) months after the Closing, HYTT shall be permitted to sell, in the ordinary course of its business, any inventory of HYTT not sold on or prior to the Closing.

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The rights of Encompass and its affiliates contained in Section 1.1, Section 1.2 and Section 1.3 hereof shall be collectively referred to as the "Rights".

1.4 License Agreements. On the Closing Date,

(a) HYTT shall enter into a license agreement, substantially in the form of Exhibit "C" hereto (the "Customer Lists License Agreement"), with Encompass pursuant to which HYTT shall grant to Encompass an exclusive, worldwide, royalty-free, fully paid up, perpetual, non-terminable and irrevocable right and license to use, in any manner determined by Encompass or its affiliates, the customer lists of HYTT (the "Customer Lists"); and

(b) HYTT shall enter into a license agreement, substantially in the form of Exhibit "D" hereto (the "Websites License Agreement" and together with the Customer Lists License Agreement, the "License Agreements"), with Encompass pursuant to which HYTT shall grant to Encompass an exclusive, worldwide, royalty-free, fully paid up, perpetual, non-terminable and irrevocable right and license to use, in any manner determined by Encompass, the following websites and any and all derivatives thereof and intellectual property related thereto (the "Websites"):

(i) www.e-hytech.com;

(ii) www.hy-tech.com;

(iii) www.pc-xpress.com;

(iv) www.PXCP.com; and

(v) www.computerliquidators.com.

1.5 Assumption of Liabilities. Subject to the terms and conditions of this Agreement, at the Closing, Encompass shall assume and agree to perform, pay or discharge all liabilities and obligations of HYTT under those certain convertible debentures (the "Convertible Debentures") set forth in Schedule 1.5 hereto (the assumption of such liabilities shall be referred to herein as the "Consideration") up to an amount not to exceed $503,300, pursuant to the Assumption Agreement, substantially in the form of Exhibit "E" hereto (the "Assumption Agreement"). Except as set forth in this Section 1.5 and the Assumption Agreement, Encompass shall not assume or be responsible for any liabilities or obligations of HYTT. On and after the Closing, HYTT shall perform, pay or discharge all liabilities and obligations relating to the Rights, the License Agreements, the Release and Waiver (as defined in Section
4.1 below), and any other rights and assets of HYTT, other than the Assumed Liabilities.

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                               ARTICLE II. CLOSING

2.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Eckert Seamans Cherin & Mellott, LLC, 1515 Market Street, 9th Floor, Philadelphia, Pennsylvania 19102, at 10:00 A.M., on June 1, 2004 or such other time and date as Encompass and HYTT may agree. The date on which the Closing actually occurs is referred to herein as the "Closing Date."

2.2 Deliveries by HYTT.

(a) At the Closing, HYTT shall deliver to Encompass the following:

(i) an executed counterpart to each License Agreement;

(ii) the Customer Lists (which shall be delivered on CD Rom media in a file format that is compatible with Microsoft Excel);

(iii) an executed counterpart of the Non-Compete Agreement;

(iv) a certificate, dated the Closing Date, executed by the Secretary of Hy-Tech Technology, certifying as to Hy-Tech Technology's certificate of incorporation (which shall be certified by the secretary of state of the state of its jurisdiction of incorporation), bylaws or other governing documents and resolutions adopted by Hy-Tech Technology's board of directors with respect to the transactions contemplated hereby attached thereto;

(v) a certificate, dated the Closing Date, executed by the Secretary of Hy-Tech Computer Systems, certifying as to Hy-Tech Computer Systems' certificate of incorporation (which shall be certified by the secretary of state of the state of its jurisdiction of incorporation), bylaws or other governing documents and resolutions adopted by Hy-Tech Computer Systems' board of directors with respect to the transactions contemplated hereby attached thereto;

(vi) a certificate of good standing for each of Hy-Tech Technology and Hy-Tech Computer Systems from its jurisdiction of incorporation;

(vii) an opinion of Gottbetter & Partners, LLP, counsel to HYTT, dated the Closing Date, in the form attached hereto as Exhibit "F";

(viii) all consents, approvals and authorizations of all third parties and governmental bodies that are necessary in connection with (A) the execution and delivery by HYTT of this Agreement or the Related Instruments, and (B) the consummation by HYTT of the transactions contemplated hereby or thereby; and

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                                 EXECUTION COPY

(ix) all other previously undelivered documents, instruments and writings required to be delivered by HYTT to Encompass at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

2.3 Deliveries by Buyer. At the Closing, Encompass shall deliver to HYTT the following:

(a) the Assumption Agreement;

(b) an opinion of Eckert Seamans Cherin & Mellott, LLC, counsel to Encompass, dated the Closing Date, in the form attached hereto as Exhibit "G"; and

(c) all other previously undelivered documents, instruments and writings required to be delivered by Encompass to HYTT at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                        ARTICLE III. REPRESENTATIONS AND
                                   WARRANTIES

3.1 Each party represents and warrants to the other as follows:

(a) Organization, Etc. Each party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each party has the power and authority to conduct its business as it is currently being conducted and to own and lease the property and assets that it now owns and leases.

(b) Authorization. Each party has all requisite corporate power and authority to enter into, execute, deliver and consummate the transactions contemplated by this Agreement and any instruments and agreements contemplated herein required to be executed and delivered by it pursuant to this Agreement (collectively, the "Related Instruments"). The board of directors of each party has taken all action required by law, the certificate of incorporation, bylaws or other governing documents of each such party or otherwise to authorize the execution and delivery of this Agreement and the Related Instruments and the consummation of the transactions contemplated hereby and thereby.

(c) No Violation. Neither the execution and delivery by such party of this Agreement or any of the Related Instruments, nor the consummation by such party of the transactions contemplated hereby or thereby, will (i) violate any provision of the laws of its jurisdiction of incorporation, or the certificate of incorporation, bylaws or other governing documents of such party, or (ii) violate, conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of such party's assets under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind to which such party is a party or by which such party may be bound or affected or to which any of such party's assets may be subject, or violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or governmental authority, except, in the case of clause (ii) above, for any such event that would not, individually or in the aggregate, have a material adverse effect or prohibit or restrict the consummation of the transactions contemplated by this Agreement or the Related Instruments.

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(d) Litigation, Orders. There are no claims, actions, suits, proceedings, investigations or inquiries pending before any court, arbitrator or governmental or regulatory official or office, or, to such party's knowledge, threatened against or affecting such party that questions the validity of this Agreement, the transactions contemplated hereby or any action taken or to be taken by such party pursuant to this Agreement, at law or in equity, before or by any federal, state, local or foreign governmental authority; nor, to the knowledge of such party, is there any valid basis for any such claim, action, suit, proceeding, inquiry or investigation.

(e) Consents and Approvals. Other than consents previously obtained, no party is required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any governmental authority in connection with (a) the execution and delivery by such party of this Agreement or the Related Instruments, or (b) the consummation by such party of the transactions contemplated hereby or thereby.

(f) No Injunction. There is no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

3.2 Each of Hy-Tech Technology and Hy-Tech Computer Systems represents and warrants to Encompass as follows:

(a) Websites.

(i) At Closing, upon release by the holders of the Convertible Debentures (the "Holders") of the liens on the assets of HYTT, HYTT shall own, free and clear of all liens, mortgages, security interests, charges and encumbrances and has good and merchantable title to, or otherwise possesses all rights necessary to use and license all Websites and all other intellectual property related thereto.

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                                 EXECUTION COPY

(ii) No notice has been received by HYTT, and no claims have been asserted by any person, challenging or questioning the ownership, validity, enforceability or use by HYTT or any license thereof of any of the Websites and, to HYTT's knowledge, there is no valid basis for any such claim, and the use or other exploitation of the Websites by HYTT or Encompass and its affiliates does not infringe on or dilute the rights of any person; and, to HYTT's knowledge, no other person is infringing on the rights of HYTT with respect to any of the Websites.

(b) Customer Lists.

(i) At Closing, upon release of the liens on the assets of HYTT by the Holders, HYTT shall own, free and clear of all liens, mortgages, security interests, charges and encumbrances and has good and merchantable title to, or otherwise possesses all rights necessary to use and license the Customer Lists and all rights related thereto.

(ii) The Customer Lists constitute true and accurate lists of all customers of HYTT's business; HYTT has received no notice or other communication from, and there has been no indication by, any such customer of an intention to discontinue or change the terms of its relationship with HYTT.

(c) Convertible Debentures. The aggregate amount outstanding under the Convertible Debentures set forth on Schedule 1.5 attached hereto represents the entire amount due and owing to the Holders.

(d) Fair Value. Each of Hy-Tech Technology's and Hy-Tech Computer Systems' boards of directors has determined that the Consideration represents fair value for the Rights, the License Agreements and the Release and Waiver.

(e) No Brokers. Other than its engagement of Altos Bancorp, Inc., HYTT has not taken any action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(f) Note Payable. That certain Promissory Note in the original principal amount of $105,000, issued in April 2002 by HYTT to Bradley Conklin, Margaret Conklin and Susan McNear (collectively, the "Note Holders"), has been paid in full and HYTT has no further obligations, and the Note Holders have no further rights, thereunder, payment or otherwise.

(g) Disclosure.

(i) No representation or warranty by HYTT contained in this Agreement, and no statement contained in any document, list, certificate or other writing furnished or to be furnished by or on behalf of HYTT to Encompass or any of its representatives in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

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                                 EXECUTION COPY

(ii) HYTT does not have knowledge of any fact that has specific application to HYTT (other than general economic or industry conditions) that may materially adversely affect the Rights, the License Agreements and the Release and Waiver, which has not been set forth in this Agreement.

(iii) No investigation by, or knowledge of, Encompass or its agents shall affect the representations and warranties given by HYTT.

3.3 Encompass represents and warrants to HYTT as follows:

(a) Brokers. Other than its engagement of Maximum Ventures, Inc. ("Maximum"), Encompass has not taken any action that would give rise to any claim by any person for brokerage commission, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

                           ARTICLE IV. GENERAL RELEASE

4.1 Full Release and Waiver. Each of Hy-Tech Technology and Hy-Tech Computer Systems, on behalf of itself and each of its current and former parents, subsidiaries, affiliates, officers, shareholders, directors, members, predecessors, successors, employees, agents, attorneys, assigns, heirs, executors, receivers, trustees, personal representatives and administrators (collectively, the "Related Persons"), hereby releases, waives, acquits and forever discharges Encompass and each of its Related Persons from any and all manner of actions and causes of action, lawsuits, charges, complaints, liabilities, promises, covenants, agreements, judgments, damages, expenses, suits, debts, claims and demands whatsoever in law or in equity, whether known or unknown, direct or indirect, absolute or contingent (including, but not limited to, claims for attorneys' fees and expenses whatsoever), which either of Hy-Tech Technology and Hy-Tech Computer Systems and/or its Related Persons has ever had, now has, or hereafter may have against Encompass and/or its Related Persons arising out of, due to, or in any way related to this Agreement, the Related Instruments and the transactions contemplated hereby and thereby, except for Encompass' failure to perform, pay and/or discharge the Assumed Liabilities or breach of this Agreement or the License Agreements (the "Release and Waiver").

4.2 Covenant Not to Sue. Each of Hy-Tech Technology and Hy-Tech Computer Systems, on behalf of itself and each of its Related Persons hereby covenants that neither it nor any of its Related Persons will sue Encompass or any of its Related Persons due to, or in any way related to this Agreement, the Related Instruments and the transactions contemplated hereby and thereby, except for Encompass' failure to perform, pay and/or discharge the Assumed Liabilities or for breach of this Agreement or the License Agreements.

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                                 EXECUTION COPY

4.3 Additional Documents. Each of Hy-Tech Technology and Hy-Tech Computer Systems hereby agrees to cooperate fully and execute any and all supplementary documents and to take any and all additional actions which may be necessary or appropriate to give full force and effect to the terms and intent of the Release and Waiver.

4.4 Third Party Beneficiaries. This Agreement shall inure to the benefit of Encompass and its Related Persons, and each of their successors and assigns, all of which are intended to be third-party beneficiaries hereunder.

4.5 C-T, BCD, PMIC. In the event Encompass and/or its affiliates consummate a transaction with each of C-T, BCD and PMIC, effective upon the closing of each such transaction with C-T, BCD and PMIC, respectively, each of Hy-Tech Technology and Hy-Tech Computer Systems on behalf of itself and each of its Related Persons hereby releases, waives, acquits and forever discharges C-T, BCD and PMIC and each of their Related Persons from any and all manner of actions and causes of action, lawsuits, charges, complaints, liabilities, promises, covenants, agreements, judgments, damages, expenses, suits, debts, claims and demands whatsoever in law or in equity, whether known or unknown, direct or indirect, absolute or contingent (including, but not limited to, claims for attorneys' fees and expenses whatsoever), which either of Hy-Tech Technology and Hy-Tech Computer Systems and/or its Related Persons has ever had, now has, or hereafter may have against C-T, BCD and PMIC and/or any of their Related Persons arising out of, due to, or in any way related to the Memoranda and the transactions contemplated thereby.

               ARTICLE V. OTHER OBLIGATIONS OF HYTT AND ENCOMPASS

5.1 Prohibited Actions. Between the date of this Agreement and the Closing Date, in the conduct of its business, HYTT shall not, except as otherwise agreed by Encompass in writing:

(a) Incurrence of Liens. Subject to lien, security interest or any other encumbrance any of the Websites or Customer Lists.

(b) Publicity; Advertisement. Except as required by law or in accordance with
Section 8.1 hereof, publicize, advertise or announce to any third party, except as required pursuant to this Agreement to obtain the consent of such third party, the entering into of this Agreement, the terms of this Agreement or the transactions contemplated hereby.

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5.2 Additional Covenants. On and after the date hereof:

(a) Customer Lists; Websites. HYTT shall not sell, encumber or grant a license or other right in and to, the Customer Lists and/or the Websites to any third party.

(b) Dissolution. Neither of Hy-Tech Technology nor Hy-Tech Computer Systems will voluntarily dissolve or file for bankruptcy.

(c) Brokers.

(i) HYTT shall pay, or cause to be paid, all fees and other amounts due and owing to Altos Bancorp, Inc. and its affiliates in connection with the Agreement.

(ii) Encompass shall pay, or cause to be paid, all fees and other amounts due and owing to Maximum in accordance with that certain Advisory Agreement, dated April 1, 2004, between and affiliate of Encompass and Maximum.

               ARTICLE VI. CONDITIONS TO OBLIGATIONS OF EACH PARTY

6.1 The obligations of Encompass under this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of HYTT contained herein, and the statements contained in any schedule, instrument, list, certificate or writing delivered by HYTT pursuant to this Agreement shall be true, complete and accurate as of the date when made and as of the Closing Date as though such representations and warranties were made at and as of such dates, except for any changes expressly permitted by this Agreement.

(b) Performance. HYTT shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by HYTT at or prior to the Closing.

(c) Cyber Test, Inc. Encompass or an affiliate of Encompass shall have simultaneously closed the acquisition of all, or substantially all, of the assets of C-T on terms mutually agreeable to C-T and Encompass.

(d) Employment Matters. Nielson shall have entered into the Employment
Agreement.

(e) Debenture Holders. The holders of the Convertible Debentures (the "Holders")
(i) shall have agreed upon the exchange of the Convertible Debentures for preferred stock of Encompass and cash, on terms mutually agreeable to Encompass and the Holders, and (ii) shall have authorized Encompass to file financing statements with the applicable governmental authority(ies) filing offices to terminate the liens placed on the assets of HYTT by the Holders.

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(f) Other Acquisitions. In the event the BCD Memorandum and the PMIC Memorandum shall not have already expired by their respective terms, HYTT shall have terminated each of the BCD Memorandum and PMIC Memorandum and waived any and all rights it may have thereunder; and PMIC shall have executed a letter of intent with Encompass or an affiliate of Encompass.

(g) Consulting Agreements. Encompass and Maximum shall have agreed on a mutually acceptable arrangement for advisory services to be provided by, and fees to be paid to, Maximum which such arrangement shall supersede any prior arrangements between Encompass and Maximum. AltosBanCorp., Inc. shall have released Encompass from any obligation with respect to the transactions contemplated by this Agreement.

(h) Landlord; Noteholders. Each of Lee Coast Enterprises, Inc., Brad Conklin, Margaret Conklin and Susan McNear shall have delivered a release and waiver, substantially in the form of Exhibit "H" attached hereto.

6.2 The obligations of HYTT under this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Encompass contained herein, and the statements contained in any schedule, instrument, list, certificate or writing delivered by Encompass pursuant to this Agreement shall be true, complete and accurate as of the date when made and as of the Closing Date as though such representations and warranties were made at and as of such dates, except for any changes expressly permitted by this Agreement.

(b) Performance. Encompass shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by Encompass at or prior to the Closing.

                            ARTICLE VII. TERMINATION

7.1 Termination of Agreement. This Agreement may be terminated:

(i) by the mutual consent of HYTT and Encompass;

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(ii) by HYTT or Encompass if the Closing has not taken place on or before June
8, 2004; provided, however, that no Party then in breach of any obligations hereunder shall have the right to terminate;

(iii) by Encompass if any of the representations and warranties of HYTT contained in Article III hereof were incorrect in any material respect when made or become incorrect in any material respect; and

(iv) by HYTT if any of the representations and warranties of Encompass contained in Article III hereof were incorrect in any material respect when made or become incorrect in any material respect.

7.2 Limitations on Remedies. If this Agreement is terminated by HYTT or Encompass as permitted under Section 7.1 and not as a result of a breach of a representation or warranty or the failure of any party to perform its obligations hereunder, such termination shall be without liability of any party. If a party terminates this Agreement as a result of a breach of a representation or warranty by the other party or the failure of the other party to perform its obligations hereunder, the nonbreaching party shall, in addition to other remedies provided by this Agreement, at law, or in equity, be entitled to reimbursement from the breaching party for all expenses incurred by the nonbreaching party in connection with this Agreement and the transactions contemplated hereby.

                           ARTICLE VIII. MISCELLANEOUS

8.1 Press Releases and Public Announcements. Neither Encompass, on the one hand, nor HYTT, on the other hand, shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties. Encompass and HYTT shall agree upon the text of, and jointly issue, a press release or other public communication announcing the consummation of the transactions contemplated hereunder, a form of which is attached hereto as Exhibit "I".

8.2 Further Assurances. From time to time, at Encompass' request and without further consideration, HYTT shall execute and deliver to Encompass such documents and take such other action as Encompass may reasonably request in order to consummate more effectively the transactions contemplated hereby.

8.3 Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. The rights and obligations of HYTT hereunder may not be assigned without the prior written consent of Encompass.

                                       12
                                 EXECUTION COPY

8.4 Entire Agreement, Amendments and Waiver. This Agreement, the exhibits, the schedules and other writings referred to herein or delivered pursuant hereto that form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior understandings and agreements. This Agreement may be amended only by a written instrument duly executed by the parties. Any condition to a party's obligations hereunder may be waived in writing by such party to the extent permitted by law.

8.5 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.6 Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been received (i) on the same business day if delivered personally or by confirmed facsimile transmission, (ii) on the next business day if delivered by a reputable and nationally recognized overnight courier, and (iii) on the third business day if mailed (registered or certified mail, postage prepaid, return receipt requested), as follows:



If to Encompass :          c/o Advanced Communications Technologies, Inc.
                           420 Lexington Avenue, Suite 2739
                            New York, New York 10170
                           Attention: Wayne I. Danson
                           Facsimile No.: 646-227-1666

with a copy to:            Eckert Seamans Cherin & Mellott, LLC
                          1515 Market Street, 9th Floor
                           Philadelphia, Pennsylvania  19102
                           Attention: Gary A. Miller, Esquire
                           Facsimile No.: 215-851-8383

                                       and

                            Levinson & Lichtman, LLP
                      120 E. Palmetto Park Road, Suite 100
                              Boca Raton, FL 33432
                           Attention: Jonathan J. Lichtman, Esquire
                           Facsimile No.: 561-869-3601

If to HYTT:                Hy-Tech Technology Group, Inc.
                              1840 Boy Scout Drive
                           Ft. Myers, Florida
                            Attention: Martin Nielson
                           Facsimile No.: __________________

with a copy to:            Gottbetter & Partners, LLP
                         488 Madison Avenue, 12th Floor
                          New York, New York 10022-5718
                           Attention: Adam Gottbetter, Esquire
                           Facsimile No.: 212-400-6901



                                       13
                                 EXECUTION COPY

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

8.7 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its or any other jurisdiction's conflicts of laws principles. Any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any party hereto or its successors or assigns may be brought and determined in the courts of the State of Delaware or the federal district court for the District of Delaware, and each party hereto submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of such courts, and agrees that service of process in any such action or proceeding shall be effective if mailed to such party at the address specified herein. Each party hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement (i) any claim that it is not personally subject to the jurisdiction of such courts for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable law, that (a) the suit, action or proceeding in any such court is brought in an inconvenient forum, (b) the venue of such suit, action or proceeding is improper and (c) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

8.8 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

8.9 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and such counterparts may be delivered by facsimile transmission.

8.10 Expenses. Each party hereto will bear its own costs and expenses (including fees and expenses of legal counsel, accountants, investment bankers, brokers or other representatives or consultants) incurred in connection with this Agreement and the transactions contemplated hereby.

                                       14
                                 EXECUTION COPY

8.11 Construction. Encompass and HYTT have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                                       15
                                 EXECUTION COPY

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of each of the parties hereto on the date first written above.

                        ENCOMPASS GROUP AFFILIATES, INC.

                                       By:
Name:
                                     Title:

                         HY-TECH TECHNOLOGY GROUP, INC.

                                       By:
Name:
                                Title:



                         HY-TECH COMPUTER SYSTEMS, INC.

                                       By:
Name:
                                     Title:

                                       16
                                 EXECUTION COPY

                                    EXHIBIT A
                              EMPLOYMENT AGREEMENT

                                       17
                                 EXECUTION COPY

                                    EXHIBIT B
                   NONCOMPETITION AND NONDISCLOSURE AGREEMENT

                                       18
                                 EXECUTION COPY

                                    EXHIBIT C
                        CUSTOMER LISTS LICENSE AGREEMENT

                                       19
                                 EXECUTION COPY

                                    EXHIBIT D
                           WEBSITES LICENSE AGREEMENT

                                       20
                                 EXECUTION COPY

                                    EXHIBIT E
                              ASSUMPTION AGREEMENT

                                       21
                                 EXECUTION COPY

                                    EXHIBIT F
                               GOTTBETTER OPINION

                                       22
                                 EXECUTION COPY

                                    EXHIBIT G
                                  ESCM OPINION

                                       23
                                 EXECUTION COPY

                                    EXHIBIT H
                               RELEASE AND WAIVER

                                       24
                                 EXECUTION COPY

                                    EXHIBIT I
                                  PRESS RELEASE

                                       25
                                 EXECUTION COPY

                                  SCHEDULE 1.5
                             CONVERTIBLE DEBENTURES



Name and Address                                  Principal amount of Debenture
--------------------------------------------------------------------------------
KT Capital, LP                                    $100,000
237 Park Avenue South
New York, NY 10017
Attn: Jeffrey Kwit, Managing Partner
--------------------------------------------------------------------------------
David H. Boshart & Elizabeth F. Boshart           $100,000
8504 Charter Club Circle, No. 10
Fort Myers, FL 33919
--------------------------------------------------------------------------------
David H. Boshart, Bruce H. Boshart &              $100,000
 Bethany Maahs-Hoagsberg
8504 Charter Club Circle, No. 10
Fort Myers, FL 33919
--------------------------------------------------------------------------------
David H. Boshart                                  $100,000
8504 Charter Club Circle, No. 10
Fort Myers, FL 33919
--------------------------------------------------------------------------------
Maximum Ventures, Inc.                            $103,300
1175 Walt Whitman Road
Fort Myers, FL 33907
--------------------------------------------------------------------------------
Total                                             $503,300
--------------------------------------------------------------------------------

                                 EXECUTION COPY

                                  SCHEDULE 1.6
                          ALLOCATION OF PURCHASE PRICE

Rights and Release and Waiver-$103,300
Customer Lists License Agreement-$300,000 Websites License Agreement-$100,000

                                                                   EXHIBIT 10.37

                                 EXECUTION COPY
                                LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the "License Agreement") is effective as of June 24, 2004 (the "Effective Date") by and among Encompass Group Affiliates, Inc., a Delaware corporation, located at 420 Lexington Avenue, Suite 2739, New York, New York 10170 ("Licensee"), and Hy-Tech Technology Group, Inc. and Hy-Tech Computer Systems, Inc., each a Delaware Corporation, located at 1840 Boy Scout Drive, Ft. Myers, FL 33907 (together, "Licensors"). Licensee and each Licensor are individually referred to as a "Party" and collectively referred to as the "Parties."

                                    RECITALS

WHEREAS, Licensee desires to license certain assets of Licensors and Licensors desire to grant to Licensee a license in those assets on the terms and condition contained herein.

NOW THEREFORE, in consideration of the mutual promises and covenants herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    AGREEMENT

1. DEFINITIONS. The following terms shall have the following meaning as used in this License Agreement:

"Affiliate" means, with respect to any legally recognizable entity, any other such entity directly or indirectly Controlling, Controlled by, or under common Control with such entity. "Control," as used in this definition, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a legally recognizable entity, whether through the ownership of voting shares or other voting interests, by contract, or otherwise. Where such entity is a partnership, limited liability company, corporation, or similar entity and has partners, members, or shareholders with equal ownership interests or equal control interests, by contract or otherwise, then each such partner, member, or shareholder will be deemed to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of that entity.

"Convertible Debenture" shall mean the 10% Senior Secured Convertible Debentures described on Schedule I hereto.

"Customer Lists" shall mean those customers lists of Licensor delivered to Licensee, on the date hereof, on CD ROM media in a file format that is compatible with Microsoft Excel, which constitute true and accurate lists of all of each Licensor's customers, and all rights related to the Customer Lists.

Other Terms. All other terms defined in the text of this Technology License Agreement shall have the meanings set forth in such text.

2. LICENSE GRANTS, RIGHTS, AND OWNERSHIP.

2.1 Customer Lists License. Each Licensor on behalf of itself and its respective Affiliates hereby grants Licensee and its Affiliates an exclusive, worldwide, royalty free, fully paid up, perpetual, non-terminable and irrevocable right and license to: (1) use, copy and modify the Customer Lists; and (2) sublicense to third parties the foregoing rights in (1) above, including the right to sublicense to further third parties (the "License").

                          License Agreement Page 1 of 6

                                 EXECUTION COPY

2.2 Ownership. Subject to the License, each Licensor shall retain all right, title, and interest in and to its Customer List.

2.3 Covenant Not to Sue. In addition to the License, each Licensor on behalf of itself and its Affiliates hereby covenant that neither it nor any of its Affiliates will sue Licensee or any of its Affiliates or any of their respective licensees, distributors, customers, or end users for infringement based on such party's use of the Customer Lists.

3. FEES AND PAYMENT. In full and complete consideration for the License and covenant not to sue set forth in Section 2, Licensee will assume and agree to perform, pay or discharge a total of Three Hundred Thousand Dollars (US$300,000.00) due and owing by Licensors under the Convertible Debenture.

4. WARRANTIES. Each Licensor represents and warrants that:

(i) Each Licensor owns all right, title, and interest in and to its Customer List and has the sole, full unencumbered and clear title to and is the true and lawful exclusive owner of its Customer List and associated good will;

(ii) This License Agreement is a legal, valid and binding obligation of each Licensor and the execution, delivery and performance of this License Agreement by each Licensor does not and will not conflict with any agreement, instrument or understanding, oral or written, to which either Licensor is a party or by which either Licensor may be bound, nor violate any laws, rules or regulations of any court, governmental authority or administrative or other agency having authority over either Licensor, the Customer Lists or the associated good will;

(iii) Neither Licensor has granted and neither will grant any rights in its Customer List that are inconsistent with this License Agreement and the rights granted to Licensee herein;

(iv) Each Licensor has all right, power and authority necessary to execute this License Agreement and to grant Licensee the license rights set forth herein;

(v) Neither Licensor has knowledge nor has either received any notices or claims that the use or licensing of the Customer Lists infringe upon the rights of any third party; and

(vi) Neither Licensor has pledged, hypothecated, or otherwise encumbered its Customer List; and the Customer Lists are not subject to any pledge, security interest, or other encumbrance.

5. CONFIDENTIALITY. Each Licensor agrees that it will hold in strictest confidence, and will not use or disclose to any third party, the existence, terms and conditions of this License Agreement until such time as Licensee may choose, in its sole discretion, to publicly disclose such information. Nothing herein shall prevent or prohibit either Licensor from making any disclosure to its legal counsel under obligations of confidentiality as necessary to consummate the transactions contemplated herein or to its financial and tax advisors under obligations of confidentiality as necessary to file either Licensor's tax returns.

6. NOTICES. All notices and requests in connection with this License Agreement shall be deemed given as of the day they are received by the intended recipient via messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows, or to such other address as the Party to receive the notice or request so designates by written notice to the other:

                          License Agreement Page 2 of 6

                                 EXECUTION COPY

To Licensee:                           To Licensors:
------------                           -------------

Encompass :                            c/o HY-TECH Technology Group, Inc.
c/o Advanced Communications            1840 Boy Scout Drive
Technologies, Inc.                     Fort Myers, Florida  33907
420 Lexington Avenue, Suite 2739       Attention:  Gary McNear
New York, New York  10170              Fax:      _______________________
Attention: Wayne I. Danson
Facsimile No.: 646-227-1666


Copy to:                               Copy to:
--------                               --------
Eckert Seamans Cherin & Mellott LLC    Gottbetter & Partners, LLP
1515 Market Street, 9th Floor          488 Madison Avenue, 12th Floor
Philadelphia, PA  19102                New York, NY  10022
Attention:   Gary A. Miller, Esquire   Attention:    Adam S. Gottbetter, Esquire
Phone:       (215) 851-8472            Phone:        (212) 400-6900
Fax:         (215) 851-8383            Fax:          (212) 400-6901



8. AMENDMENTS/WAIVER. No amendment, waiver, or forbearance of any provision of this License Agreement shall be effective unless the same shall be in a writing signed by the Parties. Any such waiver or forbearance shall only be effective for the specific purpose and in the specific instance given and not for other or subsequent purposes or instances and no forbearance or waiver shall affect the Parties' rights to refuse further forbearances or waivers.

9. INTERPRETATION. This License Agreement has been generated pursuant to the equal negotiations and advice of the Parties and their counsel. Accordingly, this License Agreement should not be construed or interpreted more favorably or unfavorably as to any Party hereto.

10. GOVERNING LAW AND VENUE. This License Agreement shall be construed and controlled by the laws of the State of Delaware, and the Parties consent to exclusive jurisdiction and venue in the federal and state courts sitting in Delaware. The Parties waive all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on any Party in the manner authorized by applicable law or court rule. In any action to enforce any right or remedy under this License Agreement or to interpret any provision of this License Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.

11. SEVERABILITY. If any provision, or portion thereof, of this License Agreement is held by a court of competent jurisdiction to be invalid under any applicable statute or rule of law, the Parties agree that such invalidity shall not affect the validity of the remaining portions of this License Agreement and further agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

12. COUNTERPARTS. The signature pages of this License Agreement may be executed in counterparts and by facsimile and all such pages shall constitute original signature page(s) hereof and taken together all such counterparts shall be one and the same instrument.

13. AUTHORITY. Licensee or each Licensor represents and warrants that it has the authority and power to execute and deliver this License Agreement.

                          License Agreement Page 3 of 6

                                 EXECUTION COPY

14. INDEPENDENT CONTRACTORS. The Parties hereunder are operating as independent contractors, and nothing in this License Agreement shall be construed as creating a partnership, franchise, joint venture, employer-employee or agency relationship.

15. HEADINGS/CONSTRUCTION. The Section headings used in this License Agreement are for convenience only and shall not be given substantive effect.

16. BINDING EFFECT; ASSIGNMENT. This License Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party hereto, and their Affiliates, divisions, parents and subsidiaries. "Successors" shall include, but not be limited to, heirs, executors, administrators and receivers, and shall also include any new entity to which any substantial part of the assets of a party are transferred in any manner, including, but not limited to transfers by merger, consolidation, reorganization, or otherwise.

17. PROHIBITION ON ASSIGNMENT. Neither Licensor may assign this License Agreement, or any rights or obligations hereunder, whether by operation of contract, law or otherwise, except with the prior, express written consent of Licensee, and any attempted assignment by either Licensor in violation of this
Section 17 shall be void.

18. TERM. The term of this License Agreement shall commence as of the Effective Date and shall continue in perpetuity.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.)

                          License Agreement Page 4 of 6

                                 EXECUTION COPY

IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed by their duly authorized Representatives as of the Effective Date first written above.



ENCOMPASS GROUP AFFILIATES, INC.            HY-TECH TECHNOLOGY GROUP, INC.


By:                                         By:
   ------------------------------              ---------------------------------
    Name:                                       Name:
    Title:                                      Title:


                         HY-TECH COMPUTER SYSTEMS, INC.


                                            By:
                                                --------------------------------
                                                Name:


Title:

                          License Agreement Page 5 of 6

                                 EXECUTION COPY
                                    EXHIBIT C



                                   Schedule I
                              Convertible Debenture

--------------------------------------------------------------------------------
Name and Address                                  Principal amount of Debenture
--------------------------------------------------------------------------------
KT Capital, LP                                    $ 60,000
237 Park Avenue South
New York, NY 10017
Attn: Jeffrey Kwit, Managing Partner
--------------------------------------------------------------------------------
David H. Boshart & Elizabeth F. Boshart           $ 60,000
8504 Charter Club Circle, No. 10
Fort Myers, FL 33919
--------------------------------------------------------------------------------
David H. Boshart, Bruce H. Boshart &              $ 60,000
 Bethany Maahs-Hoagsberg
8504 Charter Club Circle, No. 10
Fort Myers, FL 33919
--------------------------------------------------------------------------------
David H. Boshart                                  $ 60,000
8504 Charter Club Circle, No. 10
Fort Myers, FL 33919
--------------------------------------------------------------------------------
Maximum Ventures, Inc.                            $ 60,000
1175 Walt Whitman Road
Fort Myers, FL 33907
--------------------------------------------------------------------------------
Total                                             $300,000
--------------------------------------------------------------------------------

                                License Agreement

License Agreement Page 5 of 5

                                                                   EXHIBIT 10.38

                                LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the "License Agreement") is effective as of June 24, 2004 (the "Effective Date") by and among Encompass Group Affiliates, Inc., a Delaware corporation, located at 420 Lexington Avenue, Suite 2739, New York, New York 10170 ("Licensee"), and Hy-Tech Technology Group, Inc. and Hy-Tech Computer Systems, Inc., each a Delaware Corporation, located at 1840 Boy Scout Drive, Ft. Myers, FL 33907 (together, "Licensors"). Licensee and each Licensor are individually referred to as a "Party" and collectively referred to as the "Parties."

                                    RECITALS

WHEREAS, Licensee desires to license certain assets of Licensors and Licensors desire to grant to Licensee a license in those assets on the terms and condition contained herein.

NOW THEREFORE, in consideration of the mutual promises and covenants herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    AGREEMENT

1. DEFINITIONS. The following terms shall have the following meaning as used in this License Agreement:

"Affiliate" means, with respect to any legally recognizable entity, any other such entity directly or indirectly Controlling, Controlled by, or under common Control with such entity. "Control," as used in this definition, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a legally recognizable entity, whether through the ownership of voting shares or other voting interests, by contract, or otherwise. Where such entity is a partnership, limited liability company, corporation, or similar entity and has partners, members, or shareholders with equal ownership interests or equal control interests, by contract or otherwise, then each such partner, member, or shareholder will be deemed to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of that entity.

"Convertible Debenture" shall mean the 10% Senior Secured Convertible Debentures described on Schedule I hereto.

"Derivative Technology" means: (i) for copyrightable or copyrighted material, any translation (including translation into other computer languages), portation, modification, correction, addition, extension, upgrade, improvement, compilation, abridgement or other form in which an existing work may be recast, transformed or adapted; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

"Web Sites" means the collection of web pages comprising the Web sites located at: (i) http://www.e-hytech.com; (ii) http://www.hy-tech.com; (iii) www.pc-xpress.com; (iv) www.computerliquidators.com, (v) www.PCXP.com and (vi) any other Web sites or domain names owned or operated by either Licensor.

"Web Site-Related Assets" means: (i) the Web Sites, including all portions thereof and works in progress with respect thereto; (ii) all prior versions of the Web Sites; (iii) all Web Site technology, materials, graphics, information, data, and databases; (iv) the Web Sites' domain names ("Domain Names") for each of the Web Sites; and (v) all Intellectual Property Rights related to any and all of (i), (ii), (iii), and (iv); and any and all contract rights and causes of action that either Licensor may have against any third party, excluding causes of action whereby either Licensor may be liable for any amount.

Other Terms. All other terms defined in the text of this Technology License Agreement shall have the meanings set forth in such text.

2. LICENSE GRANTS, RIGHTS, AND OWNERSHIP.

2.1 Websites License. Each Licensor on behalf of itself and its respective Affiliates hereby grants Licensee and its Affiliates an exclusive, worldwide, royalty free, fully paid up, perpetual, non-terminable and irrevocable right and license to: (1) use, copy and modify the Websites; (2) create or have created Derivative Technology of the Websites and (3) sublicense to third parties the foregoing rights in (1) and (2) above, including the right to sublicense to further third parties (the "License").

2.2 Ownership. Subject to the License, each Licensor shall retain all right, title, and interest in and to its Websites.

2.3 Covenant Not to Sue. In addition to the License, each Licensor on behalf of itself and its Affiliates hereby covenant that neither it nor any of its Affiliates will sue Licensee or any of its Affiliates or any of their respective licensees, distributors, customers, or end users for infringement based on such party's use of the Websites.

3. FEES AND PAYMENT. In full and complete consideration for the License and covenant not to sue set forth in Section 2, Licensee will assume and agree to perform, pay or discharge a total of One Hundred Thousand Dollars
(US$100,000.00) due and owing by Licensors under the Convertible Debenture.

4. WARRANTIES. Each Licensor represents and warrants that:

(i) Licensors own all right, title, and interest in and to the Websites and have the sole, full unencumbered and clear title to and are the true and lawful exclusive owners of the Websites and associated good will;

(ii) This License Agreement is a legal, valid and binding obligation of each Licensor and the execution, delivery and performance of this License Agreement by each Licensor does not and will not conflict with any agreement, instrument or understanding, oral or written, to which either Licensor is a party or by which either Licensor may be bound, nor violate any laws, rules or regulations of any court, governmental authority or administrative or other agency having authority over either Licensor, the Websites or the associated good will;

(iii) Neither Licensor has granted and neither will grant any rights in the Websites that are inconsistent with this License Agreement and the rights granted to Licensee herein;

(iv) Each Licensor has all right, power and authority necessary to execute this License Agreement and to grant Licensee the license rights set forth herein;

(v) Neither Licensor has knowledge nor has either received any notices or claims that the use or licensing of the Websites infringe upon the rights of any third party; and

(vi) Neither Licensor has pledged, hypothecated, or otherwise encumbered the Websites; and the Websites are not subject to any pledge, security interest, or other encumbrance.

5. CONFIDENTIALITY. Each Licensor agrees that it will hold in strictest confidence, and will not use or disclose to any third party, the existence, terms and conditions of this License Agreement until such time as Licensee may choose, in its sole discretion, to publicly disclose such information. Nothing herein shall prevent or prohibit either Licensor from making any disclosure to its legal counsel under obligations of confidentiality as necessary to consummate the transactions contemplated herein or to its financial and tax advisors under obligations of confidentiality as necessary to file either Licensor's tax returns.

6. NOTICES. All notices and requests in connection with this License Agreement shall be deemed given as of the day they are received by the intended recipient via messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows, or to such other address as the Party to receive the notice or request so designates by written notice to the other:



To Licensee:                           To Licensors:
-----------                            ------------

Encompass :                            c/o Hy-Tech Technology Group, Inc.
c/o Advanced Communications            1840 Boy Scout Drive
Technologies, Inc.                     Fort Myers, Florida  33907
420 Lexington Avenue, Suite 2739       Attention:  Gary McNear
New York, New York  10170
Attention: Wayne I. Danson
Facsimile No.: 646-227-1666

Copy to:                               Copy to:
-------                                -------
Eckert Seamans Cherin & Mellott LLC    Gottbetter & Partners, LLP
1515 Market Street, 9th Floor          488 Madison Avenue, 12th Floor
Philadelphia, PA  19102                New York, NY  10022
Attention:   Gary A. Miller, Esquire   Attention:    Adam S. Gottbetter, Esquire
Phone:       (215) 851-8472            Phone:        (212) 400-6900
Fax:         (215) 851-8383            Fax:          (212) 400-6901



8. AMENDMENTS/WAIVER. No amendment, waiver, or forbearance of any provision of this License Agreement shall be effective unless the same shall be in a writing signed by the Parties. Any such waiver or forbearance shall only be effective for the specific purpose and in the specific instance given and not for other or subsequent purposes or instances and no forbearance or waiver shall affect the Parties' rights to refuse further forbearances or waivers.

9. INTERPRETATION. This License Agreement has been generated pursuant to the equal negotiations and advice of the Parties and their counsel. Accordingly, this License Agreement should not be construed or interpreted more favorably or unfavorably as to any Party hereto.

10. GOVERNING LAW AND VENUE. This License Agreement shall be construed and controlled by the laws of the State of Delaware, and the Parties consent to exclusive jurisdiction and venue in the federal and state courts sitting in Delaware. The Parties waive all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on any Party in the manner authorized by applicable law or court rule. In any action to enforce any right or remedy under this License Agreement or to interpret any provision of this License Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.

11. SEVERABILITY. If any provision, or portion thereof, of this License Agreement is held by a court of competent jurisdiction to be invalid under any applicable statute or rule of law, the Parties agree that such invalidity shall not affect the validity of the remaining portions of this License Agreement and further agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

12. COUNTERPARTS. The signature pages of this License Agreement may be executed in counterparts and by facsimile and all such pages shall constitute original signature page(s) hereof and taken together all such counterparts shall be one and the same instrument.

13. AUTHORITY. Licensee or each Licensor represents and warrants that it has the authority and power to execute and deliver this License Agreement.

14. INDEPENDENT CONTRACTORS. The Parties hereunder are operating as independent contractors, and nothing in this License Agreement shall be construed as creating a partnership, franchise, joint venture, employer-employee or agency relationship.

15. HEADINGS/CONSTRUCTION. The Section headings used in this License Agreement are for convenience only and shall not be given substantive effect.

16. BINDING EFFECT; ASSIGNMENT. This License Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party hereto, and their Affiliates, divisions, parents and subsidiaries. "Successors" shall include, but not be limited to, heirs, executors, administrators and receivers, and shall also include any new entity to which any substantial part of the assets of a party are transferred in any manner, including, but not limited to transfers by merger, consolidation, reorganization, or otherwise.

17. PROHIBITION ON ASSIGNMENT. Neither Licensor may assign this License Agreement, or any rights or obligations hereunder, whether by operation of contract, law or otherwise, except with the prior, express written consent of Licensee, and any attempted assignment by either Licensor in violation of this
Section 17 shall be void.

18. TERM. The term of this License Agreement shall commence as of the Effective Date and shall continue in perpetuity.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.)

IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed by their duly authorized Representatives as of the Effective Date first written above.



ENCOMPASS GROUP AFFILIATES, INC.              HY-TECH TECHNOLOGY GROUP, INC.

By:                                           By:
   ----------------------------------            -------------------------------
    Name:                                         Name:
    Title:                                        Title:

                                              HY-TECH COMPUTER SYSTEMS, INC.

                                              By:
                                                 -------------------------------
                                                  Name:
                                                  Title:

                                   Schedule I
                              Convertible Debenture

--------------------------------------------------------------------------------
Name and Address                                  Principal amount of Debenture
--------------------------------------------------------------------------------
KT Capital, LP                                    $ 20,000
237 Park Avenue South
New York, NY 10017
Attn: Jeffrey Kwit, Managing Partner
--------------------------------------------------------------------------------
David H. Boshart & Elizabeth F. Boshart           $ 20,000
8504 Charter Club Circle, No. 10
Fort Myers, FL 33919
--------------------------------------------------------------------------------
David H. Boshart, Bruce H. Boshart &              $ 20,000
 Bethany Maahs-Hoagsberg
8504 Charter Club Circle, No. 10
Fort Myers, FL 33919
--------------------------------------------------------------------------------
David H. Boshart                                  $ 20,000
8504 Charter Club Circle, No. 10
Fort Myers, FL 33919
--------------------------------------------------------------------------------
Maximum Ventures, Inc.                            $ 20,000
1175 Walt Whitman Road
Fort Myers, FL 33907
--------------------------------------------------------------------------------
Total                                             $100,000
--------------------------------------------------------------------------------

                                                                  EXHIBIT 10.39

                                 EXECUTION COPY

                   NONCOMPETITION AND NONDISCLOSURE AGREEMENT

NONCOMPETITON AND NONDISCLOSURE AGREEMENT (the "Non-Competition Agreement"), made as of the 24th day of June 2004, by and among HY-Tech Technology Group, Inc., a Delaware corporation ("Hy-Tech Technology"), Hy-Tech Computer Systems, Inc., a Delaware corporation ("Hy-Tech Computer Systems" and together with Hy-Tech Technology, "HYTT"), Gary McNear ("McNear") and Craig Conklin ("Conklin" and collectively with McNear and HYTT, the "HYTT Parties") and Encompass Group Affiliates, Inc., a Delaware corporation ("Encompass").

                                   WITNESSETH:

WHEREAS, pursuant to that certain Agreement, dated May 27, 2004, among Encompass and HYTT (the "Agreement"), HYTT has agreed to (i) refrain from pursuing certain rights it may have (the "Rights") and (ii) license certain of its assets to Encompass, in accordance with the terms of certain license agreements (the "Licenses") to be entered into among Encompass and HYTT on the date hereof (the "Closing").

WHEREAS, in order to protect the value of the Rights and the Licenses and to protect the business of Encompass and its Affiliates, the parties hereto have agreed that, for the consideration contained in the Agreement, the HYTT Parties shall not compete with Encompass, in accordance with the terms and conditions hereof; and

WHEREAS, the agreements of the HYTT Parties not to compete with Encompass as provided herein are an integral part of the transactions contemplated by the Agreement, and without such agreements, Encompass would not have entered into the Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the payment of the consideration hereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement; provided, however, that the following terms shall have the meanings set forth below irrespective of the meanings such terms may have in the Agreement:

(a) "Affiliate" of any person means any other person, directly or indirectly, through one or more intermediary persons, controlling, controlled by or under common control with such person.

(b) "Business" means (i) the marketing, sale, integration, distribution or repair of computer systems, components, equipment or peripherals, and any related consulting work, and (ii) conducting any business of a nature (A) now or anytime hereafter engaged in by Encompass or its current or future subsidiaries or (B) engaged in by Hy-Tech Computer Systems or its subsidiaries at the time of Closing, or (C) engaged in by any of BCD 2000, Inc., Cyber Test, Inc. or Pacific Magtron International Corp. ("Potential Encompass Subsidiaries") at the time the stock or assets of which are acquired by Encompass.

                                 EXECUTION COPY

(c) "Confidential Information" means all information (i) heretofore or hereafter developed or used by a HYTT Party relating to the Business, or the operations, employees, customers, suppliers or distributors of HYTT relating to the Business including, but not limited to, customer lists, customer orders, financial data, pricing information and price lists, business plans and market strategies and arrangements, all books, records, manuals, advertising materials, catalogues, correspondence, mailing lists, production data, sales materials and records, purchasing materials and records, personnel records, quality control records and procedures included in or relating to the Business, and (ii) all such information of Encompass, its Affiliates and the Potential Encompass Subsidiaries obtained by the HYTT Parties prior to the date hereof.

(d) The term "control", with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

(e) "Market" means the world.

(f) The term "person" means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

(g) "Restricted Period" means the period commencing from and after the date of this Non-Competition Agreement and ending on the fifth anniversary hereof.

2. Noncompetition in the Market.

(a) At all times from and after the date of this Non-Competition Agreement and until the expiration of the Restricted Period, (i) no HYTT Party will own or control, throughout the Market, any business or any person who is engaged in any business, that competes, directly or indirectly, with the Business or is otherwise engaged in activities competitive with the Business, (ii) no HYTT Party shall directly, indirectly, and whether for itself or on behalf of any other person (including any of its Affiliates), throughout the Market, directly or indirectly, engage in, own, manage, operate, provide financing to, control or participate in the ownership, management or control of, or otherwise have a financial interest (whether, except as provided in Section 4, as a stockholder, director, officer, representative, subcontractor, partner, consultant, proprietor, member, agent or otherwise) in, or aid or assist anyone else in the conduct of, any business or any person who is engaged in any business, that competes, directly or indirectly, with the Business or is otherwise engaged in activities competitive with the Business, and (iii) no HYTT Party shall, either personally or by its agent or by letters, circulars or advertisements and whether for itself or on behalf of any other person, canvass or solicit, or enter into or effect (or cause or authorize to be solicited, entered into or effected), directly or indirectly, for or on behalf of itself or any other person, any business relating to the Business from any person who is, or has at any time within five (5) years prior to the date of such action been, a customer or supplier of the Business or Encompass or Encompass' Affiliates.

                                 EXECUTION COPY

(b) Notwithstanding the foregoing, (i) for a period of three (3) months following the Closing, Hy-Tech Computer Systems shall be permitted to sell, in the ordinary course of its business, any inventory not sold on or prior to the Closing and (ii) provided that HYTT acquires the business of Robotic Workspace Technology, Inc. ("RWT"), for so long as RWT is engaged solely in the business of developing and/or acquiring proprietary computer technology within the robotics field, Encompass shall not deem the HYTT Parties to be competing with the Business.

3. Excluded Investments and Activities by the HYTT Parties. Each of the parties hereto acknowledges that nothing contained herein shall prohibit the HYTT Parties from acquiring equity securities of a publicly held company engaged in activities which are similar to, or competitive with, the Business, which in the aggregate do not exceed 1% of the issued and outstanding equity securities of such publicly held company.

4. Non-Disclosure of Confidential Information. Each HYTT Party acknowledges that it is the policy of Encompass to maintain as secret and confidential all Confidential Information. The parties hereto recognize that by reason of HYTT's operation of its business prior to the Closing, and activities in connection with the Agreement, the HYTT Parties have acquired Confidential Information. Each HYTT Party recognizes that, effective upon the Closing, all such Confidential Information is and shall remain the sole property of Encompass, free of any rights of any HYTT Party, and acknowledges that Encompass has a vested interest in assuring that all such Confidential Information remains secret and confidential. Therefore, each HYTT Party agrees that at all times from and after the date hereof, it/he will not, directly or indirectly, without the prior written consent of Encompass, disclose to any person, firm, company or other entity (other than Encompass or any of its Affiliates) any Confidential Information, except to the extent that (i) any such Confidential Information becomes generally available to the public or trade, other than as a result of a breach by a HYTT Party of this Section 4, or (ii) any such Confidential Information becomes available to a HYTT Party on a non-confidential basis from a source other than Encompass; provided, that such source is not known by a HYTT Party to be bound by a confidentiality agreement with, or other obligation of secrecy to, Encompass or another party. In addition, it shall not be a breach of the confidentiality obligations hereof if a HYTT Party is required by law or legal process to disclose any Confidential Information; provided, that in such case, the HYTT Parties shall (a) give Encompass the earliest notice possible that such disclosure is or may be required, and (b) cooperate with Encompass, at Encompass' expense, in protecting, to the maximum extent legally permitted, the confidential or proprietary nature of the Confidential Information which must be so disclosed. The obligations of each HYTT Party under this Section 4 shall survive any termination of this Non-Competition Agreement.

                                 EXECUTION COPY

5. Non-Solicitation. At all times from and after the date of this Non-Competition Agreement and until the expiration of the Restricted Period, no HYTT Party shall, directly, indirectly or otherwise, either by its/his agent or by letters, circulars or advertisements, and whether for itself/himself or on behalf of any other person:

(a) seek to persuade any employee of Encompass or any of its Affiliates to discontinue his or her status or employment therewith or seek to persuade any employee or former employee of Encompass or any of its Affiliates to become employed or to provide consulting services or contract services in a business or activities competitive with the Business, or

(b) solicit or employ or, directly or indirectly, cause to be solicited or employed, or engage, directly or indirectly, the services of any employee or former employee of Encompass or any of its Affiliates.

6. Right to Injunctive Relief. Each HYTT Party acknowledges that any breach or threatened breach by it of any of the covenants or provisions contained herein will result in irreparable and continuing harm to Encompass and its Affiliates for which neither Encompass nor its Affiliates would have an adequate remedy at law. Therefore, each HYTT Party acknowledges and agrees that, in addition to any other remedy which Encompass or its Affiliates may have at law or in equity, Encompass and its Affiliates shall be entitled to injunctive relief, temporary and permanent restraining orders or other equitable remedies in the event of any such breach or threatened breach. Each HYTT Party further acknowledges and agrees that monetary damages would be insufficient to compensate Encompass and its Affiliates in the event of a breach by any HYTT Party of any of the covenants or provisions contained herein, and that in the event of a breach thereof, Encompass and/or its Affiliates shall be entitled to specific performance of the obligations hereunder without the obligation to post a bond or to prove damages or that other remedies are insufficient.

7. Enforceability; Severability. If any provision of this Non-Competition Agreement shall be adjudicated to be invalid or unenforceable, then such provision shall be deemed modified, as to duration, territory or otherwise, so as to be enforceable as similar as possible to the provision at issue, in order to render the remainder of this Non-Competition Agreement valid and enforceable and to the extent found necessary, such provisions shall be revised, reformed or redrafted or a new agreement created by a court of competent jurisdiction to accomplish the foregoing. The invalidity or unenforceability of any provision of this Non-Competition Agreement shall not affect the other provisions hereof, and this Non-Competition Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

8. Successors and Assigns. This Non-Competition Agreement shall be binding upon and shall inure to the benefit of each party hereto and their respective Affiliates, successors and assigns.

                                 EXECUTION COPY

9. Entire Agreement. This Non-Competition Agreement, together with the Agreement and the documents and instruments referenced herein and therein, contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations and understandings among Encompass, Encompass' Affiliates and each HYTT Party with respect hereto. This Non-Competition Agreement may not be amended or modified except by a written instrument signed by the parties hereto.

10. Applicable Law; Submission to Jurisdiction.

(a) This Non-Competition Agreement and the rights, obligations and relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

(b) The parties hereto hereby, to the fullest extent permitted by law, (i) agree to submit themselves, and any legal action or proceeding relating to this Non-Competition Agreement or for recognition and enforcement of any judgment in respect hereof, to the exclusive jurisdiction of the courts of the State of Delaware, the courts of the United States District Court for the District of Delaware, and appellate courts from any therefor, (ii) consent that any action or proceeding shall be brought in such courts, and waive any objection that each may now or hereafter have to the venue of any such action or proceeding in any such court, (iii) agree that service of process of any such action or proceeding may be effected by serving the appropriate party personally at its address as set forth herein, and service made shall be deemed to be completed upon actual receipt thereof, and (iv) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

11. Notices.

(a) Except as provided in Section 10(b)(iii) with respect to service of process which must be delivered personally, any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier or mailed (by registered or certified mail, postage prepaid) or telecopied, as follows:

(i) If to Encompass :

420 Lexington Avenue, Ste 2739 New York, NY 10170 Attention: Wayne I. Danson, President Telecopier: 646-227-1666

with a simultaneous copy to:

Gary A. Miller, Esq.
                      Eckert Seamans Cherin & Mellott, LLC
                         1515 Market Street, Ninth Floor
                        Philadelphia, Pennsylvania 19102
                            Telecopier: (215)851-8383

                                 EXECUTION COPY

                                       and

                           Jonathan Lichtman, Esquire
                             Levinson & Lichtman LLP
                             120 Palmetto Road East
                            Boca Raton, Florida 33166
                            Telecopier: (561) 869-260

(ii) If to a HYTT Party, one copy to:

                     c/o of Hy-Tech Technology Group, Inc.
                               1840 Boy Scout Dr.
                      Ft. Myers, FL Attention: Gary McNear

                          with a simultaneous copy to:

                           Adam S. Gottbetter, Esquire
                           Gottbetter & Partners, LLP
                            488 Madison Ave., 12th Fl
                             New York, NY 10022-5718
                           Telecopier: (212) 400-6901

(b) Each such notice or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 11(a) (with confirmation of transmission), or (ii) if given by other means, when delivered at the address specified in Section 11(a). Any party by notice given in accordance with this Section 11 to the other party may designate another address or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

12. Headings. The headings of sections and subsections of this Non-Competition Agreement are for convenience only and are not to be considered in construing this Non-Competition Agreement.

13. Execution in Counterparts. This Non-Competition Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

                                 EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have caused this Non-Competition Agreement to be executed as of the day and year first above written.

                            HY-TECH TECHNOLOGY, INC.

                                       By:
Name:
                                     Title:

                         HY-TECH COMPUTER SYSTEMS, INC.

                                       By:
Name:
                                     Title:


                                  CRAIG CONKLIN


                                   GARY MCNEAR

                        ENCOMPASS GROUP AFFILIATES, INC.

                                       By:
Name:
                                     Title:

                                                                   EXHIBIT 10.40

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the "Agreement") is dated as of June 23, 2004, by and between ____________________________ (the "Buyer"), and ADVANCED COMMUNICATIONS TECHNOLOGIES, INC., a Florida corporation (the "Company").

                                    RECITALS:

WHEREAS, pursuant to that certain Agreement, dated May 27, 2004, among the Company, Hy-Tech Technology Group, Inc. ("HYTT") and the other parties named therein (the "HYTT Agreement"), the Company has agreed to assume the payment obligations of HYTT under that certain 10% Secured Senior Convertible Debenture with an outstanding balance of $100,000 (the "Outstanding Balance"), issued by HYTT to Buyer (the "Convertible Debenture");

WHEREAS, the Company and the Buyer have reached an agreement pursuant to which the Company shall have the right to cancel the Convertible Debenture in exchange for (i) Forty Thousand Dollars ($40,000) in cash and (ii) 60 shares of the Company's Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), all in accordance with the terms hereof.

                                   AGREEMENT:

NOW, THEREFORE, in consideration of the mutual premises herein set forth and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. ISSUANCE OF SHARES AND RELATED TRANSACTIONS.

1.1. Payment by Company.

(a) Cash Payment.

(i) At Closing (as defined below), subject to the terms, restrictions and conditions of this Agreement, the Company shall pay to Buyer Forty Thousand Dollars ($40,000) by wire transfer of immediately available funds, of which Fifteen Thousand Dollars ($15,000) shall be wired by the Company to an account designated by Buyer and Twenty-Five Thousand Dollars ($25,000) (the "HYTT Payment") shall be wired by the Company, on Buyer's behalf, to an account designated by Gottbetter & Partners, LLP, Buyer's representative ("Gottbetter").

(ii) Buyer hereby (A) authorizes the Company to wire the HYTT Payment directly to an account designated by Gottbetter and (B) agrees to execute and deliver the General Release, attached hereto as EXHIBIT "A," pursuant to which the Buyer shall release the Company from any and all liability, and waive and relinquish any and all rights and claims, that may arise in connection the HYTT Payment.

(b) Issuance of Shares. At Closing , subject to the terms, restrictions and conditions of this Agreement, the Buyer shall acquire, and the Company shall sell, issue and deliver to the Buyer 60 shares of Series B Preferred Stock (the "Buyer's Stock"), which shall have the right and designations set forth on EXHIBIT "B" hereto. All Buyer's Stock and the Common Stock into which such Buyer's Stock is convertible shall be free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description (collectively, "Encumbrances").

1.2. Cancellation of Convertible Debenture. Effective upon the Closing, (i) the Buyer shall accept the cash payment described in Section 1.1(a) above and the Buyer's Stock in exchange for the Outstanding Balance; (ii) all of the obligations of the Company under the Convertible Debenture shall be void and extinguished and converted into the right to receive the Buyer's Stock; and
(iii) the Buyer shall waive, relinquish, and release any and all rights and claims it may have under, and any of the obligations of the Company under, the Convertible Debenture, including, without limitation, principal, interest (both ordinary and default rates) expenses, fees, and any other amounts, damages, liabilities, which were due or may have become due with respect to the Convertible Debenture.

1.3. Closing. The parties to this Agreement shall consummate the transactions contemplated by this Agreement at a closing (the "Closing") to be held no later than June 23, 2004; provided, in no event shall the Closing occur prior to the satisfaction of the conditions precedent set forth in SECTIONS 6, 7 AND 8 hereof. The date of Closing is referred to herein as the "Closing Date." The Closing shall take place at the offices of counsel to the Company, or at such other place as may be mutually agreed upon by the Buyer and the Company.

2. ADDITIONAL AGREEMENTS AND ACKNOWLEDGMENTS.

2.1. Agreement to Register the Common Stock. The Company hereby grants piggyback registration rights to the Buyer, pursuant to which the Company shall register the Common Stock underlying the Series B Preferred Stock with the SEC in any registration statement filed from time to time by the Company after a minimum of 50 shares of Series B Preferred Stock have been converted; provided that such piggyback registration rights shall be subject to customary underwriter's cutbacks.

2.2. Commercially Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use commercially reasonable efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions.

2.3. Further Assurances. The parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including, without limitation, to issue the Buyer's Stock and to consummate the transactions contemplated by this Agreement.

2.4. Asset Acquisition. The Buyer acknowledges that an indirect subsidiary of the Company has entered into an Asset Purchase Agreement, dated May 27, 2004, pursuant to which such subsidiary shall acquire substantially all of the assets of a third party, other than HYTT (the "Asset Purchase Agreement") and the Buyer consents to the consummation of the transaction contemplated by the Asset Purchase Agreement, which such consent shall constitute the required consent pursuant to any agreement, document or instrument under which the Buyer may have a consent right.

2.5. Confidentiality. The Buyer acknowledges that in connection with the transaction contemplated by this Agreement, it may receive material non-public information about the Company. The Buyer shall not disclose such information to any third party and shall not use such information for its personal benefit.

3. REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE COMPANY.

To induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to and covenants with the Buyer as follows:

3.1. Organization; Compliance. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company is: (a) entitled to own or lease its properties and to carry on its business as and in the places where such business is now conducted, and (b) duly licensed and qualified in all jurisdictions where the character of the property owned by it or the nature of the business transacted by it makes such license or qualification necessary, except where the failure to do so would not result in a material adverse effect on the Company.

3.2. Capitalization and Related Matters.

(a) The Company has authorized capital consisting of 5,000,000,000 shares of Common Stock and 25,000 shares of Preferred Stock, of which 1,979,365,845 shares of Common Stock and 4,200 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") are issued and outstanding as of the date hereof (excluding the Buyer's Stock). All Common Stock is duly and validly issued, fully paid and nonassessable. No Common Stock (i) was issued in violation of the preemptive rights of any shareholder, or (ii) is held as treasury stock.

(b) Except as set forth in (i) the Company's Form 10-QSB for the quarter ended March 31, 2004, the Company's Form 10-KSB for the year ended June 30, 2003 and any current reports filed by the Company with the Securities and Exchange Commission since March 31, 2004 (collectively, the "SEC Documents") and (ii) the Asset Purchase Agreement (including the agreements entered into in connection therewith), and except for (i) the Series A Preferred Stock and (ii) the shares of Common Stock issuable pursuant to that certain Employment Agreement between Martin Neilson and the Company and its affiliates (the "Neilson Agreement"), there are not outstanding any securities convertible into Common Stock or any other capital stock of the Company nor any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, such capital stock or securities convertible into such capital stock (collectively, "Securities Rights"). Except in connection with the Series A Preferred Stock, the Company:
(i) is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock; or (ii) has no liability for dividends or other distributions declared or accrued, but unpaid, with respect to any capital stock.

(c) Except for the Asset Purchase Agreement (including the agreements entered into in connection therewith) and the Neilson Agreement, and except in connection with the issuance of the Series A Preferred Stock, the Company is not a party to any agreement, understanding or arrangement, direct or indirect, relating to any class or series of the Company's capital stock, including, without limitation, any voting agreement, restriction on resale, shareholder agreement or registration rights agreement.

3.3. Subsidiaries and Investments.

(a) Except as set forth on Schedule 3.3 hereto, the SEC Documents disclose with respect to each Subsidiary (as defined below) (i) its name, (ii) the jurisdiction of its organization, (iii) the number of its authorized shares or other equity interests, (iv) the number of its outstanding shares or other equity interests of each class or series, and (v) the name of the owner and the number and percentage of outstanding shares or other equity interests of each class or series of such Subsidiary owned of record and, if different, owned beneficially by the Company and any other person. All of the outstanding capital stock and other equity interests of each of the Subsidiaries is validly issued, fully paid and nonassessable and was issued in compliance with all applicable federal and state securities or "blue sky" laws and regulations. There are no Securities Rights relating to any shares of capital stock, other equity interests or other securities of any of the Subsidiaries. The Company and the Subsidiaries have good, marketable and exclusive title to the shares or other equity interests disclosed in the SEC Documents as being owned by each of them, free and clear of all Encumbrances. All rights and powers to vote such shares or other equity interests are held exclusively by the Company, directly or indirectly through one or more of the Subsidiaries, as the case may be. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the corporate power and authority to own or lease its properties and to carry on its business as now conducted. For the purposes hereof, a "Subsidiary" means any corporation, limited liability company, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 20% of the outstanding voting securities or equity interests.

(b) Except as disclosed in Schedule 3.3 and in the SEC Documents, the Company does not own, nor has it ever owned, any equity interest in any corporation, limited liability company, partnership, joint venture or other entity.

3.4. Execution; No Inconsistent Agreements; Etc.

(a) This Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

(b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of the Company, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any note, bond, mortgage, lease, indenture, agreement or obligation to which the Company is a party, pursuant to which the Company otherwise receives benefits, or to which any of the properties of the Company is subject.

3.5. Corporate Records. The statutory records, including the stock register and minute books of the Company, fully reflect all issuances, transfers and redemptions of its capital stock, correctly show and will correctly show the total number of shares of its capital stock issued and outstanding on the date hereof and on the Closing Date, the charter or other organizational documents and all amendments thereto, and bylaws as amended and currently in force.

3.6. Financial Statements.

(a) The SEC Documents contain (i) the consolidated audited balance sheet of the Company as of June 30, 2003, and the consolidated audited consolidated profit and loss statement of the Company for the fiscal year ended June 30, 2003 and
(ii) the consolidated unaudited balance sheet of the Company as of March 31, 2004 and the consolidated unaudited profit and loss statement of the Company for the six months ended March 31, 2004 (the balance sheet as of March 31, 2004 is hereinafter referred to as the "2004 Company Balance Sheet"). All the foregoing financial statements, and any financial statements delivered pursuant to subsection (c) below, are referred to herein collectively as the "Company Financial Statements."

(b) The Company Financial Statements have been and will be prepared in accordance with U.S. GAAP, applied on a consistent basis (except that the unaudited statements do not contain all the disclosures required by GAAP), and fairly reflect and will reflect in all material respects the financial condition of the Company as at the dates thereof and the results of the operations of the Company for the periods then ended.

3.7. Liabilities. The Company has no material debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, except: (a) those reflected on the 2004 Company Balance Sheet, including the notes thereto, and
(b) liabilities incurred in the ordinary course of business since March 31, 2004, none of which have had or will have a material adverse effect on the financial condition of the Company.

3.8. Absence of Changes. Except as described in the SEC Documents and in the other Schedules to this Agreement, from March 31, 2004 to the date of this
Agreement:

(a) there has not been any adverse change in the business, assets, liabilities, results of operations or financial condition of the Company or in its relationships with suppliers, customers, employees, lessors or others other than changes in the ordinary course of business, none of which, singularly or in the aggregate, have had or will have a material adverse effect on the business, properties or financial condition of the Company; and

(b) the Company has complied with the covenants and restrictions set forth in
SECTION 5 to the same extent as if this Agreement had been executed on, and had been in effect since, March 31, 2004.

3.9. Title to Properties. The Company has good and marketable title to all of its properties and assets, real and personal, including, but not limited to, those reflected in the 2004 Company Balance Sheet (except as since sold or otherwise disposed of in the ordinary course of business, or as expressly provided for in this Agreement), free and clear of all Encumbrances of any kind or character except: (a) those securing liabilities of the Company incurred in the ordinary course (with respect to which no material default exists); (b) liens of 2004 real estate and personal property taxes; and (c) imperfections of title and Encumbrances, if any, which, in the aggregate (i) are not substantial in amount; (ii) do not detract from the value of the property subject thereto or impair the operations of the Company or; and (iii) do not have a material adverse effect on the business, properties or assets of the Company.

3.10. Compliance With Law. The business and activities of the Company has at all times been conducted in accordance with its articles of incorporation and bylaws and any applicable law, regulation, ordinance, order, License (defined below), permit, rule, injunction or other restriction or ruling of any court or administrative or governmental agency, ministry, or body, except where the failure to do so would not result in a material adverse effect on the Company.

3.11. Taxes. The Company has duly filed all material federal, state, local and foreign tax returns and reports, and all returns and reports of all other governmental units having jurisdiction with respect to taxes imposed on it or on its income, properties, sales, franchises, operations or employee benefit plans or trusts, all such returns were complete and accurate when filed, and all taxes and assessments payable by the Company have been paid to the extent that such taxes have become due. All taxes accrued or payable by the Company for all periods through March 31, 2004 have been accrued or paid in full, whether or not due and payable and whether or not disputed. The Company has withheld proper and accurate amounts from its employees for all periods in full compliance with the tax withholding provisions of applicable foreign, federal, state and local tax laws. There are no waivers or agreements by the Company for the extension of time for the assessment of any taxes. The tax returns of the Company have never been examined by any authority or other administrative body or court of any state or country. There are not now any examinations of the income tax returns of the Company pending, or any proposed deficiencies or assessments against the Company of additional taxes of any kind. The Company shall duly and timely prepare and file all material federal, state, local and foreign tax returns and reports for 2004, and all returns and reports of all other governmental units having jurisdiction with respect to taxes imposed on the Company or on its income, properties, sales, franchises, operations or employee benefit plans or trusts, and all such returns will be complete and accurate when filed.

3.12. Real Properties. The Company does not have an interest in any real property, except for the Leases (as defined below).

3.13. Leases of Real Property. All leases pursuant to which the Company is lessee or lessor of any real property (the "Leases") are listed in the SEC Documents and are valid and enforceable in accordance with their terms. There is not under any of such leases (a) any material default or any claimed material default by the Company or any event of default or event which with notice or lapse of time, or both, would constitute a material default by the Company and in respect to which the Company has not taken adequate steps to prevent a default on its part from occurring, or (b) to the knowledge of the Company, any material default by any lessee of the Company or any event of default or event which with notice or lapse of time, or both, would constitute a material default by any lessee. The copies of the Leases heretofore furnished to Buyer are true, correct and complete, and such Leases have not been modified in any respect since the date they were so furnished, and are in full force and effect in accordance with their terms. The Company is lawfully in possession of all real properties of which they are a lessee (the "Leased Properties").

3.14. Contingencies. Except as disclosed in the SEC Documents, there are no actions, suits, claims or proceedings pending, or to the knowledge of the Company threatened against, by or affecting, the Company in any court or before any arbitrator or governmental agency that may have a material adverse effect on the Company or which could materially and adversely affect the right or ability of the Company to consummate the transactions contemplated hereby. To the knowledge of the Company, there is no valid basis upon which any such action, suit, claim, or proceeding may be commenced or asserted against it. There are no unsatisfied judgments against the Company and no consent decrees or similar agreements to which the Company is subject and which could have a material adverse effect on the Company.

3.15. Products Liability; Warranties; Insurance. The Company will have not loss, damage, liability, fine, penalty, cost and expense (each, a "Liability") that is not fully covered by insurance relating to any product manufactured, distributed or sold by the Company prior to the Closing, whether or not such Liability is related to products that are defective or improperly designed or manufactured or are in breach of any express or implied product warranty.

3.16. Intellectual Property Rights.

(a) The Company owns and possesses all right, title and interest in and to, or has a valid license to use, all of the Proprietary Rights (as defined below) necessary for the operation of its business as presently conducted and none of such Proprietary Rights have been abandoned;

(b) no claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or, to the knowledge of the Company, is threatened, and to the knowledge of the Company there is no reasonable basis for any such claim;

(c) neither the Company nor any registered agent of any of the foregoing has received any notice of, nor is the Company aware of any reasonable basis for an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights, nor has the Company, or any registered agent of any of them received any claim of infringement or misappropriation of or other conflict with any Proprietary Rights of any third party;

(d) the Company has not infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties, and the Company is not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company as presently operated and as contemplated to be operated or as a result of the consummation of the transactions contemplated hereby; and

(e) all employees who have contributed to or participated in the conception and/or development of all or any part of the Proprietary Rights which are not licensed to the Company from a third party either (i) have been party to a "work-for-hire" arrangement or agreement with the Company, in accordance with applicable federal and state law, that has accorded the Company full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property thereby arising.

(f) As used herein, the term "Proprietary Rights" means all proprietary information of the Company, as the case may be, including all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), all trademarks, service marks, trade dress, trade names, corporate names, domain names, copyrights, all trade secrets, confidential information, ideas, formulae, compositions, know-how, processes and techniques, drawings, specifications, designs, logos, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and related information and all other proprietary, industrial or intellectual property rights relating to the business of the Company, including those proprietary, industrial or intellectual property rights found at the Company's websites listed in the SEC Documents.

(g) The consummation of the transactions contemplated by this Agreement will not adversely affect the right of the Company to continue to use the Proprietary Rights. To the extent that the registration of any Proprietary Right is required by law, such Proprietary Right has been duly and validly registered or filed, and any fees that are necessary to maintain in force any Proprietary Rights or registrations thereof have been paid. The SEC Documents sets forth a list and description of the copyrights, trademarks, service marks, trade dress, trade names and domain names used or held by the Company and, where appropriate, the date, serial or registration number, and place of any registration thereof.

3.17. Material Contracts. Except for the Asset Purchase Agreement (including the agreements entered into in connection therewith), the Neilson Agreement and those agreements entered into in connection with the issuance of the Series A Preferred Stock, the SEC Documents contain a complete list of all contracts of the Company that involve consideration in excess of the equivalent of $25,000 or have a term of one year or more (the "Material Contracts"). Except as disclosed in the SEC Documents: (a) the Company has performed all material obligations to be performed by them under all such contracts, and is not in material default thereof, and (b) no condition exists or has occurred which with the giving of notice or the lapse of time, or both, would constitute a material default by the Company or accelerate the maturity of, or otherwise modify, any such contract, and (c) all such contracts are in full force and effect. No material default by any other party to any of such contracts is known or claimed by the Company to exist.

3.18. Employee Benefit Matters.

(a) Except as disclosed in the SEC Documents, the Company does not provide, nor is it obligated to provide, directly or indirectly, any benefits for employees other than salaries, sales commissions and bonuses, including, but not limited to, any pension, profit sharing, stock option, retirement, bonus, hospitalization, insurance, severance, vacation or other employee benefits (including any housing or social fund contributions) under any practice, agreement or understanding.

(b) Each employee benefit plan maintained by or on behalf of the Company or any other party (including any terminated pension plans) which covers or covered any employees or former employees of the Company (collectively, the "Employee Benefit Plan") is listed in the SEC Documents. The Company has delivered to Buyer true and complete copies of all such plans and any related documents. With respect to each such plan: (a) no litigation, administrative or other proceeding or claim is pending, or to the knowledge of the Company, threatened or anticipated involving such plan; (b) there are no outstanding requests for information by participants or beneficiaries of such plan; and (c) such plan has been administered in compliance in all material respects with all applicable laws and regulations.

(c) The Company has timely made payment in full of all contributions to all of the Employee Benefit Plans which the Company was obligated to make prior to the date hereof; and there are no contributions declared or payable by the Company to any Employee Benefit Plan which, as of the date hereof, has not been paid in full.

3.19. Possession of Franchises, Licenses, Etc. The Company: (a) possesses all material franchises, certificates, licenses, permits and other authorizations (collectively, the "Licenses") from governmental authorities, political subdivisions or regulatory authorities that are necessary for the ownership, maintenance and operation of its business in the manner presently conducted; (b) are not in violation of any provisions thereof; and (c) have maintained and amended, as necessary, all Licenses and duly completed all filings and notifications in connection therewith.

3.20. Environmental Matters. Except as disclosed in the SEC Documents: (i) the Company is not in violation, in any material respect, of any Environmental Law (as defined below); (ii) the Company has received all permits and approvals with respect to emissions into the environment and the proper collection, storage, transport, distribution or disposal of Wastes (as defined below) and other materials required for the operation of its business at present operating levels; and (iii) the Company is not liable or responsible for any material clean up, fines, liability or expense arising under any Environmental Law, as a result of the disposal of Wastes or other materials in or on the property of the Company (whether owned or leased), or in or on any other property, including property no longer owned, leased or used by the Company. As used herein, (a) "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree (foreign or domestic) regulating, relating to, or imposing liability or standards of conduct concerning, Wastes, or the environment; and (b) "Wastes" means and includes any hazardous, toxic or dangerous waste, liquid, substance or material (including petroleum products and derivatives), the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

3.21. Agreements and Transactions with Related Parties. Except as disclosed on the SEC Documents, the Company is not, and since January 1, 2003 has not been, a party to any contract, agreement, lease or transaction with, or any other commitment to, (a) a shareholder, (b) any person related by blood, adoption or marriage to shareholder, (c) any director or officer of the Company, (d) any corporation or other entity in which any of the foregoing parties has, directly or indirectly, at least five percent (5.0%) beneficial interest in the capital stock or other type of equity interest in such corporation or other entity, or
(e) any partnership in which any such party is a general partner or a limited partner having a five percent (5%) or more interest therein (any or all of the foregoing being herein referred to as a "Related Party" and collectively as the "Related Parties"). Without limiting the generality of the foregoing, except as set forth in the SEC Documents, (a) no Related Party, directly or indirectly, owns or controls any assets or properties which are or have since January 1, 2003 been used in the business of the Company, and (b) no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business: (i) which is or which within the last two (2) years has been a competitor, customer or supplier of, or has done business with, the Company, or (ii) which as of the date hereof sells or distributes products or provides services which are similar or related to the products or services of the Company. 3.22. Business Practices. Except as disclosed in the SEC Documents, the Company has not, at any time, directly or indirectly, made any contributions or payment, or provided any compensation or benefit of any kind, to any municipal, county, state, federal or foreign governmental officer or official, or any other person charged with similar public or quasi-public duties, or any candidate for political office. The Company's books, accounts and records (including, without limitation, customer files, product packaging and invoices) accurately describe and reflect, in all material respects, the nature and amount of the Company's products, purchases, sales and other transactions. Without limiting the generality of the foregoing, the Company has not engaged, directly or indirectly, in: (a) the practice known as "double-invoicing" or the use or issuance of pro-forma or dummy invoices; or (b) the incorrect or misleading labeling, marketing or sale of refurbished goods as new goods.

3.23. Shareholder Matters. None of the matters set forth in this Agreement require the approval of the Company's shareholders.

3.24. Full Disclosure. No representation or warranty of the Company contained in this Agreement, and none of the statements or information concerning the Company contained in this Agreement and the Schedules, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4. REPRESENTATIONS AND WARRANTIES OF BUYER.

To induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to and covenants with the Company as follows:

4.1. Organization. The Buyer has all requisite power and authority to execute, deliver and carry out the terms of this Agreement and the consummation of the transactions contemplated herein.

4.2. Execution; No Inconsistent Agreements; Etc.

(a) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized and approved by Buyer and this Agreement is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

(b) The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of Buyer, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which Buyer is a party, pursuant to which any of them otherwise receive benefits, or by which any of their properties may be bound.

4.3. Securities Laws.

(a) The Buyer is purchasing the Series B Preferred Stock for investment purposes and not with a view to the sale or distribution, by public or private sale or other disposition, and the Buyer has no present intention of selling, granting any participation in or otherwise distributing or disposing of any of the Series B Preferred Stock.

(b) Investment Representations. The Buyer has reviewed the periodic and current reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Buyer has been offered the opportunity to ask questions of, and receive answers from the Company's management, and the Buyer has been given full and complete access to all available information and data relating to the business and assets of the Company and has obtained such additional information about the Company as the Buyer has deemed necessary in order to evaluate the opportunities, both financial and otherwise, with respect to the Company and, except as set forth herein, has not relied on any representation, warranty or other statement concerning the Company and its evaluation of the decision to consummate the transactions contemplated herein. In its judgment, the Buyer is sufficiently familiar with the Company to enable the Buyer to proceed with the transactions contemplated hereby.

(c) The Buyer understands that except as may be effected pursuant to Buyer's piggyback registration rights, the sale and resale of the shares of Series B Preferred Stock have not been and are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), and such shares may not be transferred unless (a) the resale of the shares of Series B Preferred Stock has been registered thereunder; or (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (c) the shares of Series B Preferred Stock are sold under Rule 144 promulgated under the Securities Act.

(d) The Buyer is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended .

(e) The Buyer is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the shares of the Company and the Buyer's financial position is such that the Buyer can afford to retain its shares of Company Series B Preferred Stock for an indefinite period of time without realizing any direct or indirect cash return on its investment.

4.4. Convertible Debentures. The Buyer is the sole owner of all right, title and interest in and to the Convertible Debenture and the Buyer owns the Convertible Debenture free and clear of all Encumbrances.

5. CONDUCT OF BUSINESS OF THE COMPANY PENDING CLOSING.

The Company covenants and agrees that between the date hereof and the Closing
Date:

5.1. No Material Changes. Except as contemplated in this Agreement, the Company shall not materially alter its organization, capitalization, or financial structure, practices or operations and without limiting the generality of the foregoing, no change shall be made in the articles of incorporation and bylaws of the Company.

5.2. Notification. Each party to this Agreement shall promptly notify the other parties in writing of the occurrence, or threatened occurrence, of any event that would constitute a breach or violation of this Agreement by any party or that would cause any representation or warranty made by the notifying party in this Agreement to be false or misleading in any respect. The Company will promptly notify the Buyer of any event that could have a material adverse effect on the business, assets, financial condition or prospects of the Company. The Company shall have the right to update the Schedules to this Agreement immediately prior to Closing; provided, if such update discloses any breach of a representation, warranty, covenant or obligation of the Company, the Buyer shall have the right to then exercise its available rights and remedies hereunder.

6. CONDITIONS TO OBLIGATIONS OF ALL PARTIES.

The obligation of Buyer and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing, of each of the following conditions; any or all of which may be waived in whole or in part by the joint agreement of Buyer and the Company:

6.1. Absence of Actions. No action or proceeding shall have been brought or threatened before any court or administrative agency to prevent the consummation or to seek damages in a material amount by reason of the transactions contemplated hereby, and no governmental authority shall have asserted that the within transactions (or any other pending transaction involving Buyer or the Company when considered in light of the effect of the within transactions) shall constitute a violation of law or give rise to material liability on the part of the Company or the Buyer.

6.2. Consents. The parties shall have received from any suppliers, lessors, lenders, lien holders or governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement, or any part hereof, such consents, authorizations and approvals as are necessary for the consummation hereof.

7. CONDITIONS TO OBLIGATIONS OF THE BUYER.

All obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Buyer:

7.1. Representations and Warranties. The representations and warranties contained in SECTION 3 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall be true, correct and complete in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true, correct and complete at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

7.2. Compliance with Agreements and Conditions. The Company shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

7.3. Absence of Material Adverse Changes. No material adverse change in the business, assets, financial condition, or prospects of the Company shall have occurred, no substantial part of the assets of the Company not substantially covered by insurance shall have been destroyed due to fire or other casualty, and no event shall have occurred which has had or will have a material adverse effect on the business, assets, financial condition or prospects of the Company.

7.4. Board Approval. The Company's Board of Directors shall have taken the action required by them pursuant to this Agreement, including an amendment to the Company's articles of incorporation to adopt the rights and preferences of the Series B Preferred Stock, authorize issuance of the Series B Preferred Stock and Common Stock to be issued upon conversion of the Series B Preferred Stock and the reservation of the shares of Common Stock to be issued upon conversion of the Series B Preferred Stock.

7.5. Other Documents. The Company shall have delivered to the Buyer such other documents and instruments as the Buyer deems reasonably necessary or desirable to consummate the transactions contemplated hereby.

All documents delivered to the Buyer shall be in form and substance reasonably satisfactory to the Buyer.

8. CONDITIONS TO OBLIGATIONS OF THE COMPANY.

All of the obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Company:

8.1. Representations and Warranties. The representations and warranties contained in SECTION 4 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of Buyer in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) when made and shall be deemed to be made again at and as of the Closing Date and shall be true at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

8.2. Compliance with Agreements and Conditions. Buyer shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or on the Closing Date.

8.3. UCC-3 Authorization. Effective as of Closing, the Buyer hereby authorizes the Company or its representatives to file, at or immediately following the Closing, with the applicable filing offices, all UCC-3 termination statements necessary to terminate and remove from the public records any and all UCC-1 financing statements evidencing the security interest of the Buyer in and to the assets of HYTT and its affiliates.

9. INDEMNITY.

9.1. Indemnification by the Company. The Company (hereinafter collectively called the "Company Indemnitor") shall defend, indemnify and hold harmless the Buyer, its direct and indirect parent corporations, subsidiaries and affiliates, their officers, members, directors, employees, attorneys and agents (hereinafter collectively called "Buyer Indemnitees") against and in respect of any and all loss, damage, liability, fine, penalty, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Buyer Losses"), suffered or incurred by any Buyer Indemnitee by reason of, or arising out of:

(a) any misrepresentation, breach of warranty or breach or nonfulfillment of any covenant, obligation or agreement of the Company contained in this Agreement or in any certificate, schedule, instrument or document delivered to Buyer by or on behalf of the Company pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein); and

(b) any liabilities of the Company of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, (i) existing as of the date of the 2004 Company Balance Sheet, and required to be shown therein in accordance with GAAP, to the extent not reflected or reserved against in full in the 2004 Company Balance Sheet; or (ii) arising or occurring between March 31, 2004 and the Closing Date, except for liabilities arising in the ordinary course of business, none of which shall have a material adverse effect on the Company.

(c) Indemnification by Buyer. The Buyer (hereinafter called the "Buyer Indemnitor") shall defend, indemnify and hold harmless the Company, its direct and indirect parent corporations, subsidiaries and affiliates, their officers, members, directors, employees, attorneys and agents (hereinafter called "Company Indemnitee") against and in respect of any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Company Losses"), suffered or incurred by Company Indemnitee by reason of or arising out of any misrepresentation, breach of warranty or breach or non-fulfillment of any material covenant, obligation or agreement of Buyer contained in this Agreement or in any other certificate, schedule, instrument or document delivered to the Company by or on behalf of Buyer pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein).

9.2. Defense of Claims.

(a) Each party seeking indemnification hereunder (an "Indemnitee"): (i) shall provide the other party or parties (the "Indemnitor") written notice of any claim or action by a third party for which an Indemnitor may be liable under the terms of this Agreement, within ten (10) days after such claim or action arises and is known to Indemnitee, and (ii) shall give the Indemnitor a reasonable opportunity to participate in any proceedings and to settle or defend any such claim or action. The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by the Indemnitor. If the Indemnitor wishes to assume the defense of such claim or action, the Indemnitor shall give written notice to the Indemnitee within ten (10) days after notice from the Indemnitee of such claim or action, and the Indemnitor shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitee, provided that Indemnitee may participate in such defense at their own expense, and the Indemnitor shall, in any event, have the right to control the defense of the claim or action. The failure of an Indemnitee to give any notice required by this Section shall not affect any of such party's rights under this Section or otherwise, except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnitor.

(b) If the Indemnitor shall not assume the defense of, or if after so assuming it shall fail to defend, any such claim or action, the Indemnitee may defend against any such claim or action in such manner as they may deem appropriate and the Indemnitees may settle such claim or litigation on such terms as they may deem appropriate but subject to the Indemnitor's approval, such approval not to be unreasonably withheld; provided, however, that any such settlement shall be deemed approved by the Indemnitor if the Indemnitor fails to object thereto, by written notice to the Indemnitee, within fifteen (15) days after the Indemnitor's receipt of a written summary of such settlement. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense and settlement of such claim or action.

(c) If a non-appealable judgment is rendered against any Indemnitee in any action covered by the indemnification hereunder, or any lien attaches to any of the assets of any of the Indemnitee, the Indemnitor shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the expense and direction of the Indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the Indemnitor shall forthwith pay such judgment or discharge such lien before any Indemnitee is compelled to do so.

9.3. Waiver. The failure of any Indemnitee to give any notice or to take any action hereunder shall not be deemed a waiver of any of the rights of such Indemnitee hereunder, except to the extent that Indemnitor is actually prejudiced by such failure.

10. TERMINATION.

10.1. Termination. This Agreement may be terminated at any time on or prior to the Closing:

(a) By mutual consent of Buyer and the Company; or

(b) At the election of Buyer if: (i) a Company has breached or failed to perform or comply with any of its representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in
SECTION 6 OR 7 is not satisfied as and when required by this Agreement; or (iii) the Closing has not been consummated by June 23, 2004; or

(c) At the election of the Company if: (i) Buyer has breached or failed to perform or comply with any of its representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in SECTION 6 OR 8 is not satisfied as and when required by this Agreement; or (iii) if the Closing has not been consummated by June 23, 2004.

10.2. Manner and Effect of Termination. Written notice of any termination ("Termination Notice") pursuant to this SECTION 10 shall be given by the party electing termination of this Agreement ("Terminating Party") to the other party or parties (collectively, the "Terminated Party"), and such notice shall state the reason for termination. The party or parties receiving Termination Notice shall have a period of ten (10) days after receipt of Termination Notice to cure the matters giving rise to such termination to the reasonable satisfaction of the Terminating Party. If the matters giving rise to termination are not cured as required hereby, this Agreement shall be terminated effective as of the close of business on the tenth (10th) day following the Terminated Party's receipt of Termination Notice. Upon termination of this Agreement prior to the consummation of the Closing and in accordance with the terms hereof, this Agreement shall become void and of no effect, and none of the parties shall have any liability to the others, except that nothing contained herein shall relieve any party from: (a) its obligations under SECTIONS 2.1 AND 2.2; or (b) liability for its intentional breach of any representation, warranty or covenant contained herein, or its intentional failure to comply with the terms and conditions of this Agreement or to perform its obligations hereunder. Notwithstanding the foregoing, the Company shall not be required to provide notice to the Buyer in the event this Agreement is terminated as a result of failure to consummate the transaction contemplated by the HYTT Agreement by fault of any party other than the Company.

11. MISCELLANEOUS.

11.1. Notices.

(a) All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person, or upon the expiration of two (2) days after the date sent, if sent by federal express (or similar overnight courier service) to the parties at the following addresses:



(i) If to Buyer:

      c/o David H. Boshart                  iPoint-Media Ltd.
      8504 Charter Club Circle, No. 10      2a Habarzel Street
      Fort Myers, FL  33919                 Tel-Aviv 61132, Israel
                            Telephone: 972-3-7657265
                       Telephone: Facsimile: 972-3-7657368
                                   Facsimile:

   with a copy to:

      Attention:                            Attn:

      Telephone:                            Telephone:


                              Facsimile: Facsimile:

(ii) If to the Company:

Advanced Communications Technologies, Inc. 420 Lexington Avenue, Suite 2739 New York, New York 10170


Attention:       Wayne Danson
Telephone:        (646) 227-1600
Facsimile:        (646) 227-1666



With a copy to:

Eckert Seamans Cherin Mellott LLC 1515 Market Street, 9th Floor Philadelphia, Pennsylvania 19102


Attention:       Gary A. Miller, Esquire
Telephone:       (215) 851-8472
Facsimile:       (215) 851-8383



and

Levinson & Lichtman, LLP
120 Palmetto Park Road, Suit 100 Boca Raton, Florida 33432


Attention:       Jonathan Lichtman, Esq.
Telephone:        (561) 869-3600
Facsimile:        (561) 869-3601



(b) Notices may also be given in any other manner permitted by law, effective upon actual receipt. Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

11.2. Survival. The representations, warranties, agreements and indemnifications of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by the parties and the consummation of the transactions contemplated herein and shall continue in full force and effect after the Closing.

11.3. Counterparts; Interpretation. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. All Schedules hereto shall be deemed a part of this Agreement. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of all of the parties hereto. No ambiguity in any provision hereof shall be construed against a party by reason of the fact it was drafted by such party or its counsel. For purposes of this Agreement: "herein", "hereby", "hereunder", "herewith", "hereafter" and "hereinafter" refer to this Agreement in its entirety, and not to any particular subsection or paragraph. References to "including" means including without limiting the generality of any description preceding such term. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

11.4. Governing Law; Jurisdiction. The validity and interpretation of this Agreement shall be construed in accordance with, and governed by the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws. All claims, disputes or causes of action relating to or arising out of this Agreement shall be brought, heard and resolved solely and exclusively by and in a federal or state court situated in the State of Delaware. Each of the parties hereto agrees to submit to the jurisdiction of such courts shall be proper for all purposes of this Agreement.

11.5. Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, and successors; provided, however, that neither party may assign this Agreement or any rights hereunder, in whole or in part.

11.6. Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

11.7. Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

11.8. Headings. The headings as to contents of particular paragraphs of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

11.9. Expenses. Except as otherwise expressly provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Buyer or the Company as each party incurs such expenses.

11.10. Finder's Fees. The Buyer represents to the Company that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Buyer to be paid for or on account of the transactions contemplated hereby. Except for its relationship with Maximum Ventures, Inc., the Company represents to the Buyer that no broker, agent, finder or other party has been retained by the Company in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Company to be paid for or on account of the transactions contemplated hereby.

11.11. Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

11.12. Currency. All foreign currency amounts required to be converted to U.S. Dollars for purposes of this Agreement shall be converted in accordance with GAAP.

11.13. Acceptance by Fax. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

11.14. Attorneys Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs and all expenses (including, without limitation, all such fees, costs and expenses incident to appellate, bankruptcy, post-judgment and alternative dispute resolution proceedings), incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

11.15. NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                     BUYER:


                                    COMPANY:

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

                                       By:
                           Wayne I. Danson, President

                                  SCHEDULE 3.3
                                  SUBSIDIARIES



Subsidiary                          Outstanding Capital Stock       Owner
----------                          -------------------------       -----

Encompass Group Affiliates, Inc.    100 shares of common stock      the Company
("Encompass")

Cyber-Test, Inc.                    100 shares of common stock      Encompass

PMIC Acquisition Corp.              100 shares of common stock      Encompass

                                                                   EXHIBIT 10.41

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this "Agreement"), dated as of the 24th day of June, 2004 ("Effective Date"), by and among Encompass Group Affiliates, Inc., a newly formed Delaware corporation ("Encompass"), Advanced Communication Technologies, Inc., a Florida Corporation ("ACT"), and Martin Nielson, an individual whose address is _________________________________ ("Executive"). Encompass and ACT,
together with any and all of their respective subsidiaries, shall be referred to collectively herein as the "Company."

                                   WITNESSETH

WHEREAS, Executive presently serves as President and Chief Executive Officer of Hy-Tech Technology Group, Inc. ("Hy-Tech Technology");

WHEREAS, Encompass has entered into an Agreement with Hy-Tech Technology and Hy-Tech Computer Systems, Inc., ("Hy-Tech Computer" and together with Hy-Tech Technology, "HYTT") pursuant to which Encompass will, among other things, license certain assets of HYTT;

WHEREAS, it is a condition of closing the transactions contemplated by the Agreement that Executive accept employment with the Company.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. EMPLOYMENT.

(a) Encompass hereby employs Executive, and Executive accepts employment with Encompass, as Chief Executive Officer, or such other executive position with similar responsibilities and duties of a chief executive officer of a company.

(b) ACT hereby employs Executive, and Executive hereby accepts employment with ACT, as Senior Vice President, or such other executive position with similar responsibilities and duties of a senior vice president of a company as may be determined by the Board of Directors of ACT (the "Board") from time to time during the Employment Period (as defined below).

(c) As soon as practicable after the date hereof, the Board shall authorize the increase of the number of directors on the Board by one and, upon such increase, shall appoint Executive to fill such vacancy.

(d) In addition to his duties set forth in this Paragraph 1 and in Paragraph 3 below, Executive shall at the request of the ACT CEO (as defined below) or the Board serve as an officer or director of subsidiary of ACT, without additional compensation and subject to any policy of the Compensation Committee of the Board (the "Compensation Committee") with regard to directors' fees.

2. TERM. The initial term of this Agreement shall commence on the Effective Date and expire on the second anniversary thereof (the "Initial Employment Period"), unless earlier terminated in accordance with its terms; provided, however, that the Company shall have the option of retaining the services of Executive, on the terms set forth in this Agreement, for an additional one-year period by providing Executive with written notice thereof not less than thirty (30) days prior to the expiration of the Initial Employment Period (the "Option Period" and together with the Initial Employment Period, the "Employment Period"). Unless earlier terminated in accordance herewith, upon expiration of the Option Period, this Agreement shall be deemed to have been extended for additional terms of successive one year periods commencing on the day after the expiration of the then current Employment Period.

3. EMPLOYMENT AND DUTIES.

3.1 Duties and Responsibilities.

(a) Executive's area of responsibility during the Employment Period shall be that of Chief Executive Officer of Encompass and such senior executive position of ACT to which the Board might appoint him. Executive shall directly report to the Chief Executive Officer of ACT (the "ACT CEO"), or such other senior executive officer of ACT, as determined from time to time by the Company. The services to be rendered by Executive pursuant to this Agreement shall consist of such services as defined and directed by the Board or the ACT CEO.

(b) During the Employment Period, Executive shall serve the Company faithfully and to the best of his ability; shall devote his entire working time, attention, energy and skill to his employment and the benefit and business of the Company; and shall use his best efforts, skills and ability to promote its interests and to perform such duties as from time to time may be reasonably assigned to him and are consistent with his titles and positions with the Company.

(c) During the Employment Period, in addition to any other duties or responsibilities the Company gives to Executive, Executive shall be required to sign, and shall sign, all certifications and such other documents or instruments required of an executive of a public company or otherwise by (i) the Securities and Exchange Commission, (ii) any exchange or association on which the Company's shares of capital stock are listed, (iii) any federal, state or local authority,
(iv) any other governmental, quasi-governmental or non-governmental entity or organization (foreign or domestic) that regulates or has authority over the Company, and/or (v) the Company in connection with any of the foregoing.

3.2 Observance of Rules and Regulations. Executive agrees to observe and comply with all applicable laws and regulations, as well as the rules and regulations of the Company, with respect to the performance of his duties.

3.3 Resignation from Other Positions. On or prior to the date hereof, Executive shall resign from any and all other positions he may hold as an officer or director with any other company, other than the Company; provided, however, that notwithstanding the foregoing, Executive shall be permitted to remain as (i) an outside director, but not as Chairman, of Hy-Tech Technology and Emerging Delta Corp., and (ii) Chairman of Altos Bancorp, Inc. ("Altos") for so long as Altos remains a privately held company that is not required to file periodic and other reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

4. COMPENSATION; BENEFITS AND EXPENSES.

4.1 Acquisition Bonuses.

(a) Upon execution of this Agreement, ACT shall grant to Executive, and Executive shall receive, 50,000,000 shares of ACT's restricted common stock, priced at $.01 per share, of which (i) 12,500,000 shares will fully vest on July 1, 2005, and (ii) 37,500,000 shares will fully vest on July 1, 2006 (together, the "ACT Shares"); provided, as to each vesting tranch, that Executive is then employed by the Company; and provided further that the number of ACT Shares shall be adjusted accordingly for stock splits, reverse stock splits and other recapitalizations effected by ACT. Notwithstanding the foregoing, in the event Executive's employment with the Company is terminated by the Company without "cause" prior to the expiration of the Initial Employment Period, a pro-rata amount of otherwise unvested ACT Shares, based on the number of days elapsed during the applicable fiscal year, shall become fully vested and payable by the Company.

(b) Within five (5) business days after the later to occur of (i) the consummation of the transaction contemplated by that certain Asset Purchase Agreement, dated May 27, 2004, by and between Cyber-Test, Inc., a Delaware corporation, and Cyber-Test, Inc. a Florida corporation, and (ii) the consummation of the transaction contemplated by that certain Agreement, dated May 27, 2004, by and among Encompass and HYTT, the Company shall pay to Executive $15,000 in cash.

(c) Within five (5) business days after the later to occur of (i) the consummation of a merger with Pacific Magtron International Corp., and (ii) the consummation of the acquisition of assets by the Company or an affiliate thereof of the assets of BCD 2000, Inc., the Company shall pay to Executive $15,000 in cash.

4.2 Base Salary. As compensation for the services to be rendered hereunder, during the Initial Employment Period, the Company shall pay to Executive an annual base salary (the "Base Salary") of $200,000; and during the Option Period, the Base Salary shall be $225,000. The Base Salary shall be payable in accordance with usual payroll practices of the Company.

4.3 Bonus.

(a) For each fiscal year or portion thereof after the Effective Date and during the Employment Period, the Company shall pay to Executive an annual performance bonus, in cash and/or restricted stock of ACT, in an amount determined at the sole discretion of the Compensation Committee, taking into account Executive's contribution to ACT's consolidated net earnings and stock appreciation during such fiscal year (the "ACT Performance Bonus").

(b) Immediately following each fiscal year, the Company shall set aside for the payment of Encompass executive bonuses, an amount equal to five percent (5%) of net income of Encompass during such fiscal year (the "Encompass Bonus Pool"). For each fiscal year or portion thereof after the Effective Date and during the Employment Period, the Company shall pay to Executive an annual performance bonus, in cash and/or restricted stock of ACT, equal to a portion of the Encompass Bonus Pool, as determined by the Compensation Committee, in its sole discretion (the "Encompass Performance Bonus" and together with the ACT Performance Bonus, the "Performance Bonuses").

For purposes hereof, "net income" shall mean, with respect to Encompass, for any fiscal year, the net income (loss) of Encompass for such fiscal year, determined on a consolidated basis (consolidated basis shall include Encompass and all of its wholly-owned subsidiaries) in accordance with generally accepted accounting principals, consistently applied; provided, however, that there shall be excluded from net income (a) the net income (loss) of any person in which Encompass has a joint interest with a third party, except to the extent such net income is actually paid to Encompass by dividend or other distribution during such fiscal year, (b) the net income (or loss) of any person accrued prior to the date it becomes a subsidiary of Encompass or is merged into or becomes consolidated with Encompass or its assets are purchased by Encompass, and (c) the net income (if positive) of any subsidiary of Encompass to the extent that the declaration or payment of dividends or similar distributions of such net income by such subsidiary (i) is not at that time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order statute, rule or governmental regulation or (ii) would be subject to any taxes payable on such dividends or distributions.

(c) In addition to the Performance Bonuses, the Company may grant restricted shares of common stock of ACT to Executive, with a vesting schedule and other terms established by the Compensation Committee, in its sole discretion (the "Incentive Bonus").

(d) Executive acknowledges that the amount of the Performance Bonuses and the amount of the Incentive Bonus shall at all times be determined by the Compensation Committee, in its sole discretion. The Company shall pay each of the Performance Bonuses and the Incentive Bonus to Executive within thirty (30) days after the Company's audited results for the applicable fiscal year are delivered to the Company, but in no event later than October 15 of the immediately following fiscal year.

4.4 Life Insurance.

(a) During the Employment Period, the Company shall provide Executive with term life insurance with a death benefit equal to $1,000,000, provided that Executive is insurable. The Company shall pay all premiums with respect to such life insurance. Such life insurance may be provided either through the Company's group life insurance programs, by an individual policy, or by a combination of both group and individual policies. Executive shall at all times designate the beneficiary(ies) of such life insurance.

(b) In addition to Section 4(a) above, the Company shall maintain "key man" life insurance on the life of Executive with a death benefit equal to $2,000,000. The Company shall pay all premiums with respect to such life insurance. The Company shall at all times designate the beneficiary(ies) of such "key man" life insurance.

4.5 Other Benefits. Executive shall also be eligible to participate in any life and health insurance programs that the Company makes available to all of its executives of similar seniority. Executive shall also be eligible to receive discretionary performance based bonuses as approved and authorized by the Compensation Committee, including any incentive stock programs approved by ACT's shareholders.

4.6 Business Expenses. Executive will be reimbursed, in accordance with the Company's expense reimbursement policy, for business expenses that have been pre-approved by the Board or the ACT CEO upon presentation of vouchers or other documents reasonably necessary to verify the expenditures and sufficient, in form and substance, to satisfy Internal Revenue Service requirements for such expenses.

4.7 Vacation. Executive shall be entitled to take up to four (4) weeks of vacation per calendar year, which shall be taken in accordance with the Company's vacation policy in effect from time to time for executives of comparable seniority.

5. NO COMPETITIVE ACTIVITIES; CONFIDENTIALITY; INVENTION

5.1 General Restriction. During the Employment Period and for a period of two
(2) years thereafter (the "Restricted Period"), Executive covenants and agrees that, except on behalf of the Company, he will not, directly or indirectly:

(a) Competing Business. Own, manage, operate, control, participate in the ownership, management, operation or control of, be employed by, or provide services as a consultant to, any individual or business that is involved in business activities that are the same as, similar to or in competition with, directly or indirectly, with any business activities conducted, or actively being planned, by the Company during the Restricted Period (it being acknowledged that the Company's business is national in scope). The ownership of less than one percent (1%) of the outstanding stock of any public corporation shall not be deemed a violation of this provision.

(b) Soliciting Customers. Attempt in any manner to contact or solicit any individual, firm, corporation or other entity (i) that is or has been, a customer of the Company at any time during the Restricted Period, (ii) to which a proposal has been made by the Company during the Restricted Period or (iii) appearing on the Company's new business target list on the date of Executive's termination (as such list has been prepared and maintained in accordance with the Company's past practice), for the purpose of providing services or products similar to the services and products provided by the Company, or engaging in any activity which could be, directly or indirectly, competitive with the business of the Company.

(c) Interfering with Other Relations. Persuade or attempt to persuade any supplier, vendor, licensor or other entity or individual doing business with the Company to discontinue or reduce its business with the Company or otherwise interfere in any way with the business relationships and activities of the Company.

(d) Employees. Attempt in any manner to solicit any individual, who is at the time of such attempted solicitation, or at any time during the one (1) year period preceding the termination of Executive's employment, an employee or consultant of the Company, to terminate his or her employment or relationship with the Company, or engage such individual, as an employee or consultant. Cooperate with any other person in persuading, enticing or aiding, or attempting to persuade, entice or aid, any employee of or consultant to the Company to terminate his or her employment or business relationship with the Company, or to become employed as an employee or retained as a consultant by any person other than the Company.

5.2 Confidentiality Agreement. Executive shall not, either during the Employment Period or at any time thereafter, use or disclose to any third person any Confidential Information of the Company, other than at the direction of the Company, or pursuant to a court order or subpoena, provided that Executive will give notice of such court order or subpoena to the Company prior to such disclosure. Upon the termination of Executive's employment with the Company for any reason, Executive shall return any notes, records, charts, formulae or other materials (whether in hard copy or computer readable form) containing Confidential Information, and will not make or retain any copies of such materials. Without limiting the generality of the foregoing, the parties acknowledge that the Company from time to time may be subject to agreements with its customers, suppliers or licensors to maintain the confidence of such other persons' confidential information. The terms of such agreements may require that the Company's employees, including Executive, be bound by such agreements, and Executive shall be deemed so bound upon notice to him of the terms of such agreements. The term "Confidential Information" as used herein shall mean any confidential or proprietary information of the Company whether of a technical, engineering, operational, financial or economic nature, including, without limitation, all prices, discounts, terms and conditions of sale, trade secrets, know-how, customers, inventions, business affairs or practices, systems, products, product specifications, designs, plans, manufacturing and other processes, data, ideas, details and other information of the Company. Confidential Information shall not include information which can be proven by Executive to have been developed by his own work as of the Effective Date completely independent of its disclosure by the Company or which is in the public domain, provided such information did not become available to the general public as a result of Executive's breach of this Paragraph 5.2.

5.3 Disclosure of Innovations. Executive shall make prompt and full written disclosure to the Company and solely the Company of all writings, inventions, processes, methods, plans, developments, improvements, procedures, techniques and other innovations of any kind that Executive may make, develop or reduce to practice, alone or jointly with others, at any time during the Employment Period and for a period of one (1) year thereafter, whether during working hours or at any other time and whether at the request or upon the suggestion of the Company or otherwise, and whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection (collectively, "Innovations"). Examples of Innovations shall include, but are not limited to, discoveries, research, formulas, tools, know-how, marketing plans, new product plans, production processes, advertising, packaging and marketing techniques and improvements to computer hardware or software. The written disclosures provide for herein shall be made to the ACT CEO or the Board.

5.4 Assignment of Ownership of Innovations. All Innovations shall be the sole and exclusive property of the Company. Executive hereby assigns all rights, title or interest in and to the Innovations to the Company. At the Company's request and expense, during the Employment Period and at any time thereafter, Executive will assist and cooperate with the Company in all respects and will execute documents and give testimony to obtain, maintain, perfect and enforce for the Company any and all patent, copyright, trademark, trade secret and other legal protections for the Innovations.

5.5 Remedies. Executive acknowledges that the restrictions contained in the foregoing paragraphs 5.1 through 5.4, in view of the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company, and that the legal remedies for a breach of any of the provisions of this section 5 will be inadequate and that such provisions may be enforced by restraining order, injunction, specific performance or other equitable relief. Such equitable remedies shall be cumulative and in addition to any other remedies which the injured party or parties may have under applicable law, equity, this Agreement or otherwise. Executive shall not, in any action or proceeding to enforce any of the provisions of this Paragraph 5, assert the claim or defense that an adequate remedy at law exists. The prevailing party shall be entitled to recover its legal fees and expenses in any action or proceeding for breach of this section 5.

5.6 Company Property. All Confidential Information; all Innovations; and all correspondence, files, documents, advertising, sales, manufacturers' and other materials or articles or other information of any kind, in any media, form or format furnished to Executive by the Company, which may not deemed confidential, shall be and remain the sole property of the Company ("Company Property"). Upon termination or at the Company's request, whichever is earlier, Executive shall immediately deliver to the Company all such Company Property.

5.7 Public Policy/Severability. The parties do not wish to impose any undue or unnecessary hardship upon Executive following his departure from the Company's employment. The parties have attempted to limit the provisions of this section 5 to achieve such a result, and the parties expressly intend that all provisions of this section 5 be construed to achieve such result. If, contrary to the effort and intent of the parties, any covenant or other obligation contained in this section 5 shall be found not to be reasonably necessary for the protection of the Company, to be unreasonable as to duration, scope or nature of restrictions, or to impose an undue hardship on Executive, then it is the desire of the parties that such covenant or obligation not be rendered invalid thereby, but rather that the duration, scope or nature of the restrictions be deemed reduced or modified, with retroactive effect, to render such covenant or obligation reasonable, valid and enforceable. The parties further agree that in the event a court, despite the efforts and intent of the parties, declares any portion of the covenants or obligations in this section 5 invalid, the remaining provisions of this section 5 shall nonetheless remain valid and enforceable.

6. TERMINATION.

6.1 Termination For Cause. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated prior to the expiration of the Employment Period upon seven (7) days' prior written notice from the Company to Executive for "cause," at which time the Company shall have no further obligations or liabilities to Executive whether under this Agreement or otherwise and Executive's right to further compensation and benefits hereunder (including, but not limited to, unvested stock) shall immediately cease, other than payment to Executive of Base Salary accrued, and reimbursement of expenses incurred in accordance with Paragraph 4.6, prior to the effective date of termination of this Agreement (the "Termination Date"). As used herein and throughout this Agreement, the term "cause" shall mean (i) any act or omission by Executive that constitutes malfeasance, misfeasance or nonfeasance in the course of Executive's duties hereunder, or in the judgment of the Board or the ACT CEO, Executive has been grossly negligent (including habitual neglect of duties), incompetent or insubordinate in carrying out his duties hereunder, (ii) a material breach of this Agreement that is not cured within ten (10) days of receipt of notice thereof, (iii) Executive's breach of a fiduciary duty owed to the Company or its affiliates, or (iv) Executive's conviction of, or pleading nolo contendere to, a criminal offense or crime constituting a misdemeanor or felony, or conviction in respect to any act involving fraud, dishonesty or moral turpitude (other than minor traffic infractions or similar minor offenses).

6.2 Termination without Cause.

(a) Without Cause. This Agreement may be terminated by the Company without cause and for any reason or no reason prior to the expiration of the Employment Period upon thirty (30) days' prior written notice from the Company to the Executive.

(b) Severance. In the event that the Company terminates Executive's employment without cause, the Company shall pay to Executive (i) Base Salary accrued, and expenses incurred in accordance with Paragraph 4.6, prior to the Termination Date, (ii) any unpaid bonus owed to Executive for a prior fiscal year ((i) and (ii) together, the "Accrued Payments"), which Accrued Payments shall be paid to Executive in accordance with Sections 4.2, 4.3 and 4.6, as applicable, and (iii) an additional amount of Base Salary which would have been payable to Executive during the six (6) month period immediately following the Termination Date (the "Severance Payment"), which Severance Payment shall be payable in cash to Executive in equal monthly installments on the first business day of each calendar month during the six (6) month period immediately following the Termination Date. Except as provided in the preceding sentence, the Company shall have no further obligations or liabilities to Executive whether under this Agreement or otherwise and Executive's right to further compensation and benefits hereunder (including, but not limited to, unvested stock) shall immediately cease.

6.3 Termination of Other Positions. Upon the Termination Date, Executive hereby resigns as Chief Executive Officer of Encompass and any and all other positions as officer or director Executive may then hold with the Company, and as fiduciary of any benefit plan of the Company. Executive shall promptly execute any further documentation as requested by the Company and, if Executive is to receive any payments from the Company, execution of such further documentation shall be a condition thereof.

7. DISABILITY OR DEATH.

7.1 Disability. If, during the Employment Period, Executive becomes disabled or incapacitated as determined under the Company's Long Term Disability Policy ("Permanently Disabled"), the Company shall have the right at any time thereafter (but in no event less than 120 days after the event causing such disability or incapacity), so long as Executive is then still Permanently Disabled, to terminate this Agreement upon thirty (30) days' prior written notice to Executive. In the event the Company does not have a Long Term Disability Policy at the time of the event causing the Executive to become Permanently Disabled, "Permanently Disabled" shall mean Executive's inability to fully perform his duties and responsibilities hereunder to the full extent required by the Company by reason of illness, injury or incapacity for 120 consecutive days or for more than six (6) months during any twelve (12) month period. If the Company elects to terminate this Agreement in the event that Executive becomes Permanently Disabled, the Company shall have no further obligations or liabilities to Executive, whether under this Agreement or otherwise (including, but not limited to, unvested stock) , other than payment to Executive of the Accrued Payments, which Accrued Payments shall be paid to Executive in accordance with Sections 4.2, 4.3 and 4.6, as applicable.

7.2 Death. If Executive dies during the Employment Period, this Agreement shall automatically terminate as of the date of Executive's death, and the Company shall have no further obligations or liabilities to Executive, whether under this Agreement or otherwise (including, but not limited to, unvested stock), other than payment to Executive's estate of the Accrued Payments, which Accrued Payments shall be paid to Executive in accordance with Sections 4.2, 4.3 and 4.6, as applicable.

8. INDEMNIFICATION. Each of the Company and Executive shall indemnify the other for any losses, damages, liabilities, judgments, claims, costs, penalties and expenses incurred by such other party (including, without limitation, costs and reasonable attorneys' fees and costs), resulting from the indemnifying party's failure to perform any of their obligations contained in this Agreement. The Company shall be obligated to indemnify Executive against those liabilities incurred by him in connection with any proceeding to which he is made a party as the result of his performing his duties hereunder solely in accordance with, and as permitted by, the Company's bylaws. As soon as practicable, ACT shall use commercially reasonable efforts to obtain directors' and officers' insurance in amounts equal to amounts maintained by publicly companies similarly situated to that of ACT.

9. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Delaware. Any action to enforce any term hereof shall be brought exclusively within the state or federal courts of Delaware to which jurisdiction and venue all parties hereby submit themselves.

10. BINDING EFFECT. Except as otherwise herein expressly provided, this Agreement shall be binding upon, and shall inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.

11. ASSIGNMENT. Any assignee of the Company shall have the right to enforce the restrictive covenants set forth in this Agreement, and the Company shall have the right to assign this Agreement and the right to enforce such covenants to any successor or assign of the Company.

12. NOTICES. All notices, designations, consents, offers, acceptances, waivers or any other communication provided for herein, or required hereunder, shall be sufficient if in writing and if sent by registered or certified mail, return receipt requested, overnight courier, or delivered by hand to (i) Executive at his last known address on the books of the Company or (ii) the Company at its principal place of business.

13. ADDITIONAL DOCUMENTS. Each of the parties hereto agrees to execute and deliver, without cost or expense to any other party, any and all such further instruments or documents and to take any and all such further action reasonably requested by such other of the parties hereto as may be necessary or convenient in order to effectuate this Agreement and the intents and purposes thereof.

14. COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and such counterparts may be delivered by facsimile transmission, which facsimile copies shall be deemed originals.

15. ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement and understanding of the parties and supersedes any and all prior agreements, discussions, negotiations, commitments and understandings among the parties hereto with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties concerning the subject matter hereto, which are not fully expressed herein or in any supplemental written agreements of even or subsequent date hereof.

16. SEVERABILITY. If any provision of this Agreement, or the application thereof to any person or circumstances, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

17. MODIFICATION. This Agreement cannot be changed, modified or discharged orally, but only if consented to in writing by both parties.

18. CONTRACT HEADINGS. All headings of the Paragraphs of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement, and shall in no way affect the interpretation of any of the provisions of this Agreement.

19. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

20. REPRESENTATION OF EXECUTIVE. Executive, with the full knowledge that the Company is relying thereon, represents and warrants that he has not made any commitment inconsistent with the provisions hereof and that he is not under any disability which would prevent him from entering into this Agreement and performing all of his obligations hereunder.

21. JOINT PARTICIPATION IN DRAFTING. Each party to this Agreement participated in the drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party to this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                              ENCOMPASS GROUP, INC.

                                       By:
Name:
                                     Title:

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

                                       By:
Name:
                                     Title:

                                   EXECUTIVE:


                                 MARTIN NIELSON

                                                                   EXHIBIT 10.42

                                ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of May 28, 2004 ADVANCED COMMUNICATIONS TECHNOLOGIES, INC., a Florida corporation (the "Company"); the Buyer(s) listed on the Investment Agreement, dated the date hereof (the "Investor(s)"), and BUTLER GONZALEZ, LLP, as Escrow Agent hereunder (the "Escrow Agent").

                                   BACKGROUND

WHEREAS, the parties hereto have entered into an Investment Agreement (the "Investment Agreement") of even date herewith.

WHEREAS, this Agreement is a condition precedent of the Investment Agreement.

WHEREAS, to induce the Investor to execute and deliver the Investment Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations there under, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

WHEREAS, Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it in accordance with the terms of this Agreement.

WHEREAS, in order to establish the escrow of funds and to effect the provisions of the Securities Purchase Agreement, the parties hereto have entered into this Agreement.

NOW THEREFORE, in consideration of the foregoing, it is hereby agreed as follows:

1. DEFINITIONS. The following terms shall have the following meanings when used herein:

a. "Escrow Funds" shall mean the funds deposited with Escrow Agent pursuant to this Agreement.

b. "Joint Written Direction" shall mean a written direction executed by the Investor(s) and the Company directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking any action pursuant to this Agreement.

c. "Escrow Period" shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of the following dates:

(i) The date upon which Escrow Agent confirms that it has received in the Escrow Account all of the proceeds of the sale of the Series A Convertible Preferred Stock (the "Series A Preferred Stock"); (ii) The expiration of twenty (20) days from the date of commencement of the Offering (unless extended by mutual written agreement between the Company and the Investor(s) with a copy of such extension to Escrow Agent); or

(iii) The date upon which a determination is made by the Company and the Investor(s) to terminate the Offering prior to the sale of all the Convertible Debentures.

During the Escrow Period, the Company and the Investor(s) are aware that they are not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company or the Investor(s) or any other entity, or be subject to the debts of the Company or the Investor(s) or any other entity.

2. APPOINTMENT OF AND ACCEPTANCE BY ESCROW AGENT. The Investor(s) and the Company hereby appoint Escrow Agent to serve as Escrow Agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Agreement.

a. The Company hereby acknowledges that the Escrow Agent is counsel to the Investor(s) in connection with the transactions contemplated and referred herein. The Company agrees that in the event of any dispute arising in connection with this Escrow Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Investor(s) and the Company will not seek to disqualify such counsel.

3. CREATION OF ESCROW FUNDS. On or prior to the date of the commencement of the Offering, the parties shall establish an escrow account with the Escrow Agent, which escrow account shall be entitled as follows: Advanced Communications Technologies, Inc./Cornell Capital Partners, LP Escrow Account for the deposit of the Escrow Funds. The Investor(s) will instruct subscribers to wire funds to the account of the Escrow Agent as follows:


BANK:                         Wachovia Bank, N.A.

ROUTING #:                    031201467

ACCOUNT #:                    2030000803055

NAME ON ACCOUNT:              Butler Gonzalez LLP, as Escrow Agent

NAME ON SUB-ACCOUNT:          Advanced Communications Technologies, Inc./Cornell
                              Capital Partners, LP Escrow account



4. DEPOSITS INTO THE ESCROW ACCOUNT. The Investor(s) agrees that they shall promptly deliver funds for the payment of the Convertible Debentures to Escrow Agent for deposit in the Escrow Account.

5. DISBURSEMENTS FROM THE ESCROW ACCOUNT.

a. The Escrow Agent will continue to hold such funds until Cornell Capital Partners, LP on behalf of the Investor(s) and Company execute a Joint Written Direction directing the Escrow Agent to disburse the Escrow Funds pursuant to Joint Written Direction signed by the Company and the Investor(s). In disbursing such funds, Escrow Agent is authorized to rely upon such Joint Written Direction from the Company and the Investor(s) and may accept any signatory from the Company listed on the signature page to this Agreement and any signature from the Investor(s) that the Escrow Agent already has on file.

b. In the event Escrow Agent does not receive the amount of the Escrow Funds from the Investor(s), Escrow Agent shall notify the Company and the Investor(s). Upon receipt of payment instructions from the Company, Escrow Agent shall refund to each subscriber without interest the amount received from each Investor(s), without deduction, penalty, or expense to the subscriber. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Company, the Investor(s) or any of their creditors.

c. In the event Escrow Agent does receive the amount of the Escrow Funds prior to expiration of the Escrow Period, in no event will the Escrow Funds be released to the Company until such amount is received by Escrow Agent in collected funds. For purposes of this Agreement, the term "collected funds" shall mean all funds received by Escrow Agent which have cleared normal banking channels and are in the form of cash.

6. COLLECTION PROCEDURE. Escrow Agent is hereby authorized to deposit the proceeds of each wire in the Escrow Account.

7. SUSPENSION OF PERFORMANCE: DISBURSEMENT INTO COURT. If at any time, there shall exist any dispute between the Company and the Investor(s) with respect to holding or disposition of any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, or if the parties have not within thirty (30) days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 9 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

a. suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall be appointed (as the case may be); provided however, Escrow Agent shall continue to invest the Escrow Funds in accordance with Section 8 hereof; and/or

b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all funds held by it in the Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with performance of its duties and the exercise of its rights hereunder.

c. Escrow Agent shall have no liability to the Company, the Investor(s), or any person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Funds or any delay in with respect to any other action required or requested of Escrow Agent.

8. INVESTMENT OF ESCROW FUNDS. Escrow Agent shall deposit the Escrow Funds in a non-interest bearing account.

If Escrow Agent has not received a Joint Written Direction at any time that an investment decision must be made, Escrow Agent shall maintain the Escrow Funds, or such portion thereof, as to which no Joint Written Direction has been received, in a non-interest bearing account.

9. RESIGNATION AND REMOVAL OF ESCROW AGENT. Escrow Agent may resign from the performance of its duties hereunder at any time by giving thirty (30) days' prior written notice to the parties or may be removed, with or without cause, by the parties, acting jointly, by furnishing a Joint Written Direction to Escrow Agent, at any time by the giving of ten (10) days' prior written notice to Escrow Agent as provided herein below. Upon any such notice of resignation or removal, the representatives of the Investor(s) and the Company identified in Sections 13a.(iv) and 13b.(iv), below, jointly shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $10,000,000.00. Upon the acceptance in writing of any appointment of Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all funds held by it in the Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

10. LIABILITY OF ESCROW AGENT.

a. Escrow Agent shall have no liability or obligation with respect to the Escrow Funds except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow Funds in accordance with the terms of this Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice or any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained herein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and conform to the provisions of this Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, and consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or the Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in any event of any dispute or question as to construction of any of the provisions hereof or of any other agreement or its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instructions of such counsel. The Company and the Investor(s) jointly and severally shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

b. Escrow Agent is hereby authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in any case any order judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ judgment or decree which it is advised by legal counsel selected by it, binding upon it, without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

11. INDEMNIFICATION OF ESCROW AGENT. From and at all times after the date of this Agreement, the parties jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorney's fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action, or proceeding (including any inquiry or investigation) by any person, including without limitation the parties to this Agreement, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transaction contemplated herein, whether or not any such Indemnified Party is a party to any such action or proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Company and the Investor(s) hereunder in writing, and the Investor(s) and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that the Investor(s) and/or the Company shall be required to pay such fees and expense if
(a) the Investor(s) or the Company agree to pay such fees and expenses, or (b) the Investor(s) and/or the Company shall fail to assume the defense of such action or proceeding or shall fail, in the sole discretion of such Indemnified Party, to employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding, (c) the Investor(s) and the Company are the plaintiff in any such action or proceeding or (d) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both the Indemnified Party, the Company and/or the Investor(s) and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Investor(s). The Investor(s) and the Company shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing. All such fees and expenses payable by the Company and/or the Investor(s) pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. The obligations of the parties under this section shall survive any termination of this Agreement, and resignation or removal of the Escrow Agent shall be independent of any obligation of Escrow Agent.

The parties agree that neither payment by the Company or the Investor(s) of any claim by Escrow Agent for indemnification hereunder shall impair, limit, modify, or affect, as between the Investor(s) and the Company, the respective rights and obligations of Investor(s), on the one hand, and the Company, on the other hand, under the Placement Agency Agreement.

12. EXPENSES OF ESCROW AGENT. Except as set forth in Section 11 the Company shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section shall be payable by the Company, upon demand by Escrow Agent. The obligations of the Company under this Section shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

13. WARRANTIES.

a. The Investor(s) makes the following representations and warranties to Escrow
Agent:

(i) The Investor(s) has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(ii) This Agreement has been duly approved by all necessary corporate action of the Investor(s), including any necessary shareholder approval, has been executed by duly authorized officers of the Investor(s), enforceable in accordance with its terms.

(iii) The execution, delivery, and performance of the Investor(s) of this Agreement will not violate, conflict with, or cause a default under the certificate of incorporation or bylaws of the Investor(s), any applicable law or regulation, any court order or administrative ruling or degree to which the Investor(s) is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement.

(iv) Mark Angelo has been duly appointed to act as the representative of the Investor(s) hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any Joint Written Direction, to amend, modify, or waive any provision of this Agreement, and to take any and all other actions as the Investor(s)'s representative under this Agreement, all without further consent or direction form, or notice to, the Investor(s) or any other party.

(v) No party other than the parties hereto and the Investor(s)s have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

(vi) All of the representations and warranties of the Investor(s) contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

b. The Company makes the following representations and warranties to the Escrow
Agent:

(i) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(ii) This Agreement has been duly approved by all necessary corporate action of the Company, including any necessary shareholder approval, has been executed by duly authorized officers of the Company, enforceable in accordance with its terms.

(iii) The execution, delivery, and performance by the Company of this Agreement is in accordance with the Securities Purchase Agreement and will not violate, conflict with, or cause a default under the certificate of incorporation or bylaws of the Company, any applicable law or regulation, any court order or administrative ruling or decree to which the Company is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation to the Securities Purchase Agreement, to which the Company is a party.

(iv) Wayne I. Danson has been duly appointed to act as the representative of the Company hereunder and has full power and authority to execute, deliver, and perform this Agreement, to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Agreement and to take all other actions as the Company's Representative under this Agreement, all without further consent or direction from, or notice to, the Company or any other party.

(v) No party other than the parties hereto and the Investor(s)s have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

(vi) All of the representations and warranties of the Company contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

14. CONSENT TO JURISDICTION AND VENUE. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the District of New Jersey shall have the sole and exclusive jurisdiction over any such proceeding. If all such courts lack federal subject matter jurisdiction, the parties agree that the Superior Court Division of New Jersey, Chancery Division of Hudson County shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept the service of process to vest personal jurisdiction over them in any of these courts.

15. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day delivered to any overnight courier, or when transmitted by facsimile transmission and upon confirmation of receipt and addressed to the party to be notified as follows:



If to Investor(s), to:        Cornell Capital Partners, LP
                              101 Hudson Street - Suite 3700
                              Jersey City, NJ 07302
                             Attention: Mark Angelo
                                          Portfolio Manager
                              Telephone:  (201) 985-8300
                              Facsimile:  (201) 985-8266

If to Escrow Agent, to:       Butler Gonzalez LLP
                              1416 Morris Avenue, Suite 207
                              Union, NJ 07083
                              Attention:  David Gonzalez, Esq.
                              Telephone:  (908) 810-8588
                              Facsimile:  (908) 810-0973

If to the Company, to:        Advanced Communications Technologies, Inc.
                              420 Lexington Avenue, Suite 2739
                              New York, New York 10170
                              Attention:  Wayne I. Danson
                              Telephone:  (646) 227-1600
                              Facsimile:  (646) 227-1666

With a copy to:               Levinson & Lichtman, LLP
                              120 Palmetto Park Road, Suit 100
                              Boca Raton, Florida 33432
                              Attention:  Jonathan Lichtman
                              Telephone:  (561) 869-3600
                              Facsimile:  (561) 869-3601



Or to such other address as each party may designate for itself by like notice.

16. AMENDMENTS OR WAIVER. This Agreement may be changed, waived, discharged or terminated only by a writing signed by the parties hereto. No delay or omission by any party in exercising any right with respect hereto shall operate as waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

17. SEVERABILITY. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New Jersey without giving effect to the conflict of laws principles thereof.

19. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties relating to the holding, investment, and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Funds.

20. BINDING EFFECT. All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of the Investor(s), the Company, or the Escrow Agent.

21. EXECUTION OF COUNTERPARTS. This Agreement and any Joint Written Direction may be executed in counter parts, which when so executed shall constitute one and same agreement or direction.

22. TERMINATION. Upon the first to occur of the disbursement of all amounts in the Escrow Funds pursuant to Joint Written Directions or the disbursement of all amounts in the Escrow Funds into court pursuant to Section 7 hereof, this Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year above set forth.

                             ADVANCED COMMUNICATIONS
                               TECHNOLOGIES, INC.

                                       By:
Name: Wayne I. Danson Title: President

                          CORNELL CAPITAL PARTNERS, LP

                           BY: YORKVILLE ADVISORS, LLC
                              ITS: GENERAL PARTNER

                                       By:
Name: Mark Angelo Title: Portfolio Manager

                               BUTLER GONZALEZ LLP

                                       By:
Name: David Gonzalez, Esq.
                                 Title: Partner

                                                                   EXHIBIT 10.43

                              INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (the "Agreement") is dated as of May 28, 2004, by and between CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Buyer"), and ADVANCED COMMUNICATIONS TECHNOLOGIES, INC., a Florida corporation (the "Company").

                                    RECITALS:

The parties have reached an agreement pursuant to which the Buyer shall make an investment in the Company, and the Company shall issue and sell to the Buyer shares of Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), all in accordance with the terms hereof.

                                   AGREEMENT:

NOW, THEREFORE, in consideration of the mutual premises herein set forth and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. ISSUANCE OF SHARES AND RELATED TRANSACTIONS.

1.1. Issuance of Shares. At Closing (as defined below), subject to the terms, restrictions and conditions of this Agreement, the Buyer shall acquire, and the Company shall sell, issue and deliver to the Buyer 4,200 shares of Series A Preferred Stock (the "Buyer's Stock"), which shall have the right and designations set forth on EXHIBIT "A" hereto. All Buyer's Stock and the Common Stock into which such Buyer's Stock is convertible shall be free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description (collectively, "Encumbrances").

1.2. Purchase Price. The purchase price (the "Purchase Price") for the Buyer's Stock shall be equal to $4,200,000, which shall be paid to the Company in immediately available funds on the Closing Date (as set forth in SECTION 1.3 hereof. The Purchase Price shall be reduced by the fees described in SECTION
11.9 hereof.

1.3. Closing. The parties to this Agreement shall consummate the transactions contemplated by this Agreement at a closing (the "Closing") to be held no later than May 28, 2004; provided, in no event shall the Closing occur prior to the satisfaction of the conditions precedent set forth in SECTIONS 6, 7 AND 8 hereof. The date of Closing is referred to herein as the "Closing Date." The Closing shall take place at the offices of counsel to the Buyer, or at such other place as may be mutually agreed upon by the Buyer and the Company. At the Closing, the Company shall deliver to the Buyer certificates representing the Buyer's Stock.

2. ADDITIONAL AGREEMENTS.

2.1. Agreement to Register the Common Stock. The Company shall register the Common Stock underlying the Series A Preferred Stock with the SEC pursuant to the terms of a Registration Rights Agreement of even date herewith between the Company and the Buyer.

2.2. Access and Inspection, Etc. The Company shall allow the Buyer and its authorized representatives full access during normal business hours from and after the date hereof and prior to the Closing Date to all of the properties, books, contracts, commitments and records of the Company for the purpose of making such investigations as the Buyer may reasonably request in connection with the transactions contemplated hereby, and shall cause the Company to furnish Buyer such information concerning its affairs as Buyer may reasonably request. The Company has caused and shall cause its personnel to assist the Buyer in making such investigation and shall use their best efforts to cause the counsel, accountants, engineers and other non-employee representatives of the Company to be reasonably available to Buyer for such purposes.

2.3. Public Announcements. The parties will consult with each other before issuing any press releases or otherwise making any public statement with respect to this Agreement or any of the transactions contemplated hereby and no party will issue any such press release or make any such public statement without the prior written consent of the other parties, except as may be required by law or by the rules and regulations of any governmental authority or securities exchange.

2.4. Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions.

2.5. Further Assurances. The parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including, without limitation, to issue the Buyer's Stock and to consummate the transactions contemplated by this Agreement.

3. REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE COMPANY.

To induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to and covenants with the Buyer as follows:

3.1. Organization; Compliance. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company is: (a) entitled to own or lease its properties and to carry on its business as and in the places where such business is now conducted, and (b) duly licensed and qualified in all jurisdictions where the character of the property owned by it or the nature of the business transacted by it makes such license or qualification necessary, except where the failure to do so would not result in a material adverse effect on the Company.

3.2. Capitalization and Related Matters.

(a) The Company has an authorized capital consisting of 5,000,000,000 shares of Common Stock and 25,000 shares of Preferred Stock, of which 1,979,365,845 shares of Common Stock and no shares of Preferred Stock are issued and outstanding as of the date hereof (excluding the Buyer's Stock). All Common Stock is duly and validly issued, fully paid and nonassessable. No Common Stock (i) was issued in violation of the preemptive rights of any shareholder, or (ii) is held as treasury stock.

(b) Except as set forth in the Company's Form 10-QSB for the quarter ended December 31, 2003 and the Company's Form 10-KSB for the year ended June 30, 2003 (the "SEC Documents"), there are no outstanding any securities convertible into Common Stock or any other capital stock of the Company nor any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, such capital stock or securities convertible into such capital stock (collectively, "Securities Rights"). The Company: (i) is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock; or (ii) has no liability for dividends or other distributions declared or accrued, but unpaid, with respect to any capital stock.

(c) The Company is not a party to any agreement, understanding or arrangement, direct or indirect, relating to any class or series of the Company's capital stock, including, without limitation, any voting agreement, restriction on resale, shareholder agreement or registration rights agreement.

3.3. Subsidiaries and Investments.

(a) The SEC Documents disclose with respect to each Subsidiary (as defined below) (i) its name, (ii) the jurisdiction of its organization, (iii) the number of its authorized shares or other equity interests, (iv) the number of its outstanding shares or other equity interests of each class or series, and (v) the name of the owner and the number and percentage of outstanding shares or other equity interests of each class or series of such Subsidiary owned of record and, if different, owned beneficially by the Company and any other person. All of the outstanding capital stock and other equity interests of each of the Subsidiaries is validly issued, fully paid and nonassessable and was issued in compliance with all applicable federal and state securities or "blue sky" laws and regulations. There are no Securities Rights relating to any shares of capital stock, other equity interests or other securities of any of the Subsidiaries. The Company and the Subsidiaries have good, marketable and exclusive title to the shares or other equity interests disclosed in the SEC Documents as being owned by each of them, free and clear of all Encumbrances. All rights and powers to vote such shares or other equity interests are held exclusively by the Company, directly or indirectly through one or more of the Subsidiaries, as the case may be. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the corporate power and authority to own or lease its properties and to carry on its business as now conducted. For the purposes hereof, a "Subsidiary" means any corporation, limited liability company, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 20% of the outstanding voting securities or equity interests.

(b) Except as disclosed in SEC Documents, the Company does not own, nor has it ever owned, any equity interest in any corporation, limited liability company, partnership, joint venture or other entity.

3.4. Execution; No Inconsistent Agreements; Etc.

(a) This Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

(b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of the Company, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any note, bond, mortgage, lease, indenture, agreement or obligation to which the Company is a party, pursuant to which the Company otherwise receives benefits, or to which any of the properties of the Company is subject.

3.5. Corporate Records. The statutory records, including the stock register and minute books of the Company, fully reflect all issuances, transfers and redemptions of its capital stock, correctly show and will correctly show the total number of shares of its capital stock issued and outstanding on the date hereof and on the Closing Date, the charter or other organizational documents and all amendments thereto, and bylaws as amended and currently in force.

3.6. Financial Statements.

(a) The SEC Documents contain (i) the consolidated audited balance sheet of the Company as of June 30, 2003, and the consolidated audited consolidated profit and loss statement of the Company for the fiscal year ended June 30, 2003 and
(ii) the consolidated unaudited balance sheet of the Company as of December 31, 2003 and the consolidated unaudited profit and loss statement of the Company for the six months ended December 31, 2003 (the balance sheet as of December 31, 2003 is hereinafter referred to as the "2003 Company Balance Sheet"). All the foregoing financial statements, and any financial statements delivered pursuant to subsection (c) below, are referred to herein collectively as the "Company Financial Statements."

(b) The Company Financial Statements have been and will be prepared in accordance with U.S. GAAP, applied on a consistent basis (except that the unaudited statements do not contain all the disclosures required by GAAP), and fairly reflect and will reflect in all material respects the financial condition of the Company as at the dates thereof and the results of the operations of the Company for the periods then ended.

3.7. Liabilities. The Company has no material debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, except: (a) those reflected on the 2003 Company Balance Sheet, including the notes thereto, and
(b) liabilities incurred in the ordinary course of business since December 31, 2003, none of which have had or will have a material adverse effect on the financial condition of the Company.

3.8. Absence of Changes. Except as described in the SEC Documents and in the other Schedules to this Agreement, from December 31, 2003 to the date of this
Agreement:

(a) there has not been any adverse change in the business, assets, liabilities, results of operations or financial condition of the Company or in its relationships with suppliers, customers, employees, lessors or others other than changes in the ordinary course of business, none of which, singularly or in the aggregate, have had or will have a material adverse effect on the business, properties or financial condition of the Company; and

(b) the Company has complied with the covenants and restrictions set forth in
SECTION 5 to the same extent as if this Agreement had been executed on, and had been in effect since, December 31, 2003.

3.9. Title to Properties. The Company has good and marketable title to all of its properties and assets, real and personal, including, but not limited to, those reflected in the 2003 Company Balance Sheet (except as since sold or otherwise disposed of in the ordinary course of business, or as expressly provided for in this Agreement), free and clear of all Encumbrances of any kind or character except: (a) those securing liabilities of the Company incurred in the ordinary course (with respect to which no material default exists); (b) liens of 2004 real estate and personal property taxes; and (c) imperfections of title and Encumbrances, if any, which, in the aggregate (i) are not substantial in amount; (ii) do not detract from the value of the property subject thereto or impair the operations of the Company or; and (iii) do not have a material adverse effect on the business, properties or assets of the Company.

3.10. Compliance With Law. The business and activities of the Company has at all times been conducted in accordance with its articles of incorporation and bylaws and any applicable law, regulation, ordinance, order, License (defined below), permit, rule, injunction or other restriction or ruling of any court or administrative or governmental agency, ministry, or body, except where the failure to do so would not result in a material adverse effect on the Company.

3.11. Taxes. The Company has duly filed all material federal, state, local and foreign tax returns and reports, and all returns and reports of all other governmental units having jurisdiction with respect to taxes imposed on it or on its income, properties, sales, franchises, operations or employee benefit plans or trusts, all such returns were complete and accurate when filed, and all taxes and assessments payable by the Company have been paid to the extent that such taxes have become due. All taxes accrued or payable by the Company for all periods through December 31, 2003 have been accrued or paid in full, whether or not due and payable and whether or not disputed. The Company has withheld proper and accurate amounts from its employees for all periods in full compliance with the tax withholding provisions of applicable foreign, federal, state and local tax laws. There are no waivers or agreements by the Company for the extension of time for the assessment of any taxes. The tax returns of the Company have never been examined by any authority or other administrative body or court of any state or country. There are not now any examinations of the income tax returns of the Company pending, or any proposed deficiencies or assessments against the Company of additional taxes of any kind. The Company shall duly and timely prepare and file all material federal, state, local and foreign tax returns and reports for 2004, and all returns and reports of all other governmental units having jurisdiction with respect to taxes imposed on the Company or on its income, properties, sales, franchises, operations or employee benefit plans or trusts, and all such returns will be complete and accurate when filed.

3.12. Real Properties. The Company does not have an interest in any real property, except for the Leases (as defined below).

3.13. Leases of Real Property. All leases pursuant to which the Company is lessee or lessor of any real property (the "Leases") are listed in the SEC Documents and are valid and enforceable in accordance with their terms. There is not under any of such leases (a) any material default or any claimed material default by the Company or any event of default or event which with notice or lapse of time, or both, would constitute a material default by the Company and in respect to which the Company has not taken adequate steps to prevent a default on its part from occurring, or (b) to the knowledge of the Company, any material default by any lessee of the Company or any event of default or event which with notice or lapse of time, or both, would constitute a material default by any lessee. The copies of the Leases heretofore furnished to Buyer are true, correct and complete, and such Leases have not been modified in any respect since the date they were so furnished, and are in full force and effect in accordance with their terms. The Company is lawfully in possession of all real properties of which they are a lessee (the "Leased Properties").

3.14. Contingencies. Except as disclosed in the SEC Documents, there are no actions, suits, claims or proceedings pending, or to the knowledge of the Company threatened against, by or affecting, the Company in any court or before any arbitrator or governmental agency that may have a material adverse effect on the Company or which could materially and adversely affect the right or ability of the Company to consummate the transactions contemplated hereby. To the knowledge of the Company, there is no valid basis upon which any such action, suit, claim, or proceeding may be commenced or asserted against it. There are no unsatisfied judgments against the Company and no consent decrees or similar agreements to which the Company is subject and which could have a material adverse effect on the Company.

3.15. Products Liability; Warranties; Insurance. The Company will have not loss, damage, liability, fine, penalty, cost and expense (each, a "Liability") that is not fully covered by insurance relating to any product manufactured, distributed or sold by the Company prior to the Closing, whether or not such Liability is related to products that are defective or improperly designed or manufactured or are in breach of any express or implied product warranty.

3.16. Intellectual Property Rights.

(a) The Company owns and possesses all right, title and interest in and to, or has a valid license to use, all of the Proprietary Rights (as defined below) necessary for the operation of its business as presently conducted and none of such Proprietary Rights have been abandoned;

(b) no claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or, to the knowledge of the Company, is threatened, and to the knowledge of the Company there is no reasonable basis for any such claim;

(c) neither the Company nor any registered agent of any of the foregoing has received any notice of, nor is the Company aware of any reasonable basis for an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights, nor has the Company, or any registered agent of any of them received any claim of infringement or misappropriation of or other conflict with any Proprietary Rights of any third party;

(d) the Company has not infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties, and the Company is not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company as presently operated and as contemplated to be operated or as a result of the consummation of the transactions contemplated hereby; and

(e) all employees who have contributed to or participated in the conception and/or development of all or any part of the Proprietary Rights which are not licensed to the Company from a third party either (i) have been party to a "work-for-hire" arrangement or agreement with the Company, in accordance with applicable federal and state law, that has accorded the Company full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property thereby arising.

(f) As used herein, the term "Proprietary Rights" means all proprietary information of the Company, as the case may be, including all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), all trademarks, service marks, trade dress, trade names, corporate names, domain names, copyrights, all trade secrets, confidential information, ideas, formulae, compositions, know-how, processes and techniques, drawings, specifications, designs, logos, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and related information and all other proprietary, industrial or intellectual property rights relating to the business of the Company, including those proprietary, industrial or intellectual property rights found at the Company's websites listed in the SEC Documents.

(g) The consummation of the transactions contemplated by this Agreement will not adversely affect the right of the Company to continue to use the Proprietary Rights. To the extent that the registration of any Proprietary Right is required by law, such Proprietary Right has been duly and validly registered or filed, and any fees that are necessary to maintain in force any Proprietary Rights or registrations thereof have been paid. The SEC Documents sets forth a list and description of the copyrights, trademarks, service marks, trade dress, trade names and domain names used or held by the Company and, where appropriate, the date, serial or registration number, and place of any registration thereof.

3.17. Material Contracts. The SEC Documents contain a complete list of all contracts of the Company that involve consideration in excess of the equivalent of $25,000 or have a term of one year or more (the "Material Contracts"). Except as disclosed in the SEC Documents: (a) the Company has performed all material obligations to be performed by them under all such contracts, and is not in material default thereof, and (b) no condition exists or has occurred which with the giving of notice or the lapse of time, or both, would constitute a material default by the Company or accelerate the maturity of, or otherwise modify, any such contract, and (c) all such contracts are in full force and effect. No material default by any other party to any of such contracts is known or claimed by the Company to exist.

3.18. Employee Benefit Matters.

(a) Except as disclosed in the SEC Documents, the Company does not provide, nor is it obligated to provide, directly or indirectly, any benefits for employees other than salaries, sales commissions and bonuses, including, but not limited to, any pension, profit sharing, stock option, retirement, bonus, hospitalization, insurance, severance, vacation or other employee benefits (including any housing or social fund contributions) under any practice, agreement or understanding.

(b) Each employee benefit plan maintained by or on behalf of the Company or any other party (including any terminated pension plans) which covers or covered any employees or former employees of the Company (collectively, the "Employee Benefit Plan") is listed in the SEC Documents. The Company has delivered to Buyer true and complete copies of all such plans and any related documents. With respect to each such plan: (a) no litigation, administrative or other proceeding or claim is pending, or to the knowledge of the Company, threatened or anticipated involving such plan; (b) there are no outstanding requests for information by participants or beneficiaries of such plan; and (c) such plan has been administered in compliance in all material respects with all applicable laws and regulations.

(c) The Company has timely made payment in full of all contributions to all of the Employee Benefit Plans which the Company was obligated to make prior to the date hereof; and there are no contributions declared or payable by the Company to any Employee Benefit Plan which, as of the date hereof, has not been paid in full.

3.19. Possession of Franchises, Licenses, Etc. The Company: (a) possesses all material franchises, certificates, licenses, permits and other authorizations (collectively, the "Licenses") from governmental authorities, political subdivisions or regulatory authorities that are necessary for the ownership, maintenance and operation of its business in the manner presently conducted; (b) are not in violation of any provisions thereof; and (c) have maintained and amended, as necessary, all Licenses and duly completed all filings and notifications in connection therewith.

3.20. Environmental Matters. Except as disclosed in the SEC Documents: (i) the Company is not in violation, in any material respect, of any Environmental Law (as defined below); (ii) the Company has received all permits and approvals with respect to emissions into the environment and the proper collection, storage, transport, distribution or disposal of Wastes (as defined below) and other materials required for the operation of its business at present operating levels; and (iii) the Company is not liable or responsible for any material clean up, fines, liability or expense arising under any Environmental Law, as a result of the disposal of Wastes or other materials in or on the property of the Company (whether owned or leased), or in or on any other property, including property no longer owned, leased or used by the Company. As used herein, (a) "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree (foreign or domestic) regulating, relating to, or imposing liability or standards of conduct concerning, Wastes, or the environment; and (b) "Wastes" means and includes any hazardous, toxic or dangerous waste, liquid, substance or material (including petroleum products and derivatives), the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

3.21. Agreements and Transactions with Related Parties. Except as disclosed on the SEC Documents, the Company is not, and since January 1, 2003 has not been, a party to any contract, agreement, lease or transaction with, or any other commitment to, (a) a shareholder, (b) any person related by blood, adoption or marriage to shareholder, (c) any director or officer of the Company, (d) any corporation or other entity in which any of the foregoing parties has, directly or indirectly, at least five percent (5.0%) beneficial interest in the capital stock or other type of equity interest in such corporation or other entity, or
(e) any partnership in which any such party is a general partner or a limited partner having a five percent (5%) or more interest therein (any or all of the foregoing being herein referred to as a "Related Party" and collectively as the "Related Parties"). Without limiting the generality of the foregoing, except as set forth in the SEC Documents, (a) no Related Party, directly or indirectly, owns or controls any assets or properties which are or have since January 1, 2003 been used in the business of the Company, and (b) no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business: (i) which is or which within the last two (2) years has been a competitor, customer or supplier of, or has done business with, the Company, or (ii) which as of the date hereof sells or distributes products or provides services which are similar or related to the products or services of the Company.

3.22. Business Practices. Except as disclosed in the SEC Documents, the Company has not, at any time, directly or indirectly, made any contributions or payment, or provided any compensation or benefit of any kind, to any municipal, county, state, federal or foreign governmental officer or official, or any other person charged with similar public or quasi-public duties, or any candidate for political office. The Company's books, accounts and records (including, without limitation, customer files, product packaging and invoices) accurately describe and reflect, in all material respects, the nature and amount of the Company's products, purchases, sales and other transactions. Without limiting the generality of the foregoing, the Company has not engaged, directly or indirectly, in: (a) the practice known as "double-invoicing" or the use or issuance of pro-forma or dummy invoices; or (b) the incorrect or misleading labeling, marketing or sale of refurbished goods as new goods.

3.23. Shareholder Matters. None of the matters set forth in this Agreement require the approval of the Company's shareholders.

3.24. Full Disclosure. No representation or warranty of the Company contained in this Agreement, and none of the statements or information concerning the Company contained in this Agreement and the Schedules, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4. REPRESENTATIONS AND WARRANTIES OF BUYER.

To induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to and covenants with the Company as follows:

4.1. Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. The Buyer has all requisite power and authority to execute, deliver and carry out the terms of this Agreement and the consummation of the transactions contemplated herein.

4.2. Execution; No Inconsistent Agreements; Etc.

(a) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized and approved by Buyer and this Agreement is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

(b) The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of Buyer, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which Buyer is a party, pursuant to which any of them otherwise receive benefits, or by which any of their properties may be bound.

4.3. Securities Laws.

(a) The Buyer is purchasing the Series A Preferred Stock for investment purposes and not with a view to the sale or distribution, by public or private sale or other disposition, and the Buyer has no present intention of selling, granting any participation in or otherwise distributing or disposing of any of the Series A Preferred Stock.

(b) Investment Representations. The Buyer has been offered the opportunity to ask questions of, and receive answers from the Company's management, and the Buyer has been given full and complete access to all available information and data relating to the business and assets of the Company and has obtained such additional information about the Company as the Buyer has deemed necessary in order to evaluate the opportunities, both financial and otherwise, with respect to the Company and, except as set forth herein, has not relied on any representation, warranty or other statement concerning the Company and its evaluation of the decision to consummate the transactions contemplated herein. In its judgment, the Buyer is sufficiently familiar with the Company to enable the Buyer to proceed with the transactions contemplated hereby.

(c) The Buyer is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

(d) The Buyer is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the shares of the Company and the Buyer's financial position is such that the Buyer can afford to retain its shares of Company Series A Preferred Stock for an indefinite period of time without realizing any direct or indirect cash return on its investment.

5. CONDUCT OF BUSINESS OF THE COMPANY PENDING CLOSING.

The Company covenants and agrees that between the date hereof and the Closing
Date:

5.1. Business in the Ordinary Course. Except as set forth in the SEC Documents, the business of the Company shall be conducted only in the ordinary course, and consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in the SEC Documents or as otherwise approved by Buyer:

(a) Except for the transaction contemplated hereby, the Company shall not enter into any contract, agreement or other arrangement which would constitute a Material Contract, except for contracts to sell or supply goods or services to customers in the ordinary course of business at prices and on terms substantially consistent with the prior operating practices of the Company;

(b) except for sales of personal property in the ordinary course of its business, the Company shall not sell, assign, transfer, mortgage, convey, encumber or otherwise dispose of, or cause the sale, assignment, transfer, mortgage, conveyance, encumbrance or other disposition of any of the assets or properties of the Company or any interest therein;

(c) the Company shall not acquire any material assets, except expenditures made in the ordinary course of business as reasonably necessary to enable the Company to conduct its normal business operations and to maintain its normal inventory of goods and materials, at prices and on terms substantially consistent with current market conditions and prior operating practices;

(d) the books, records and accounts of the Company shall be maintained in the usual, regular and ordinary course of business on a basis consistent with prior practices and in accordance with GAAP;

(e) the Company shall use its best efforts to preserve its business organization, to preserve the good will of its suppliers, customers and others having business relations with the Company, and to retain the services of key employees and agents of the Company;

(f) except as it may terminate in accordance with the terms of this Agreement, the Company shall keep in full force and effect, and not cause a default of any of its obligations under, each of their contracts and commitments;

(g) the Company shall duly comply in all material respects with all laws applicable to it and to the conduct of its business;

(h) the Company shall not create, incur or assume any liability or indebtedness, except in the ordinary course of business consistent with past practices;

(i) other than as contemplated in this Agreement, the Company shall not apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any shareholder or any Related Party; and

(j) the Company shall not take or omit to take any action which would render any of the representations or warranties untrue or misleading, or which would be a breach of any of the covenants.

5.2. No Material Changes. Except as contemplated in this Agreement, the Company shall not materially alter its organization, capitalization, or financial structure, practices or operations. Without limiting the generality of the foregoing:

(a) no change shall be made in the articles of incorporation and bylaws of the Company;

(b) no change shall be made in the authorized or issued capital stock of the Company;

(c) the Company shall not issue or grant any right or option to purchase or otherwise acquire any of its capital stock or other securities;

(d) no dividend or other distribution or payment shall be declared or made with respect to any of the capital stock of the Company; and

(e) no change shall be made affecting the banking arrangements of the Company.

5.3. Notification. Each party to this Agreement shall promptly notify the other parties in writing of the occurrence, or threatened occurrence, of any event that would constitute a breach or violation of this Agreement by any party or that would cause any representation or warranty made by the notifying party in this Agreement to be false or misleading in any respect. The Company will promptly notify the Buyer of any event that could have a material adverse effect on the business, assets, financial condition or prospects of the Company. The Company shall have the right to update the Schedules to this Agreement immediately prior to Closing; provided, if such update discloses any breach of a representation, warranty, covenant or obligation of the Company, the Buyer shall have the right to then exercise its available rights and remedies hereunder.

6. CONDITIONS TO OBLIGATIONS OF ALL PARTIES.

The obligation of Buyer and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing, of each of the following conditions; any or all of which may be waived in whole or in part by the joint agreement of Buyer and the Company:

6.1. Absence of Actions. No action or proceeding shall have been brought or threatened before any court or administrative agency to prevent the consummation or to seek damages in a material amount by reason of the transactions contemplated hereby, and no governmental authority shall have asserted that the within transactions (or any other pending transaction involving Buyer or the Company when considered in light of the effect of the within transactions) shall constitute a violation of law or give rise to material liability on the part of the Company or the Buyer.

6.2. Consents. The parties shall have received from any suppliers, lessors, lenders, lien holders or governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement, or any part hereof, such consents, authorizations and approvals as are necessary for the consummation hereof.

7. CONDITIONS TO OBLIGATIONS OF THE BUYER.

All obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Buyer:

7.1. Representations and Warranties. The representations and warranties contained in SECTION 3 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall be true, correct and complete in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true, correct and complete at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

7.2. Compliance with Agreements and Conditions. The Company shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

7.3. Absence of Material Adverse Changes. No material adverse change in the business, assets, financial condition, or prospects of the Company shall have occurred, no substantial part of the assets of the Company not substantially covered by insurance shall have been destroyed due to fire or other casualty, and no event shall have occurred which has had or will have a material adverse effect on the business, assets, financial condition or prospects of the Company.

7.4. Board Approval. The Company's Board of Directors shall have taken the action required by them pursuant to this Agreement, including an amendment to the Company's articles of incorporation to adopt the rights and preferences of the Series A Preferred Stock, authorize issuance of the Series A Preferred Stock and Common Stock to be issued upon conversion of the Series A Preferred Stock and the reservation of the shares of Common Stock to be issued upon conversion of the Series A Preferred Stock.

7.5. Other Agreements. The Company shall have executed and delivered to the Buyer a Registration Rights Agreement, Escrow Agreement and Irrevocably Transfer Agent Instructions, all in a form acceptable to the Buyer.

7.6. Other Documents. The Company shall have delivered to the Buyer such other documents and instruments as the Buyer deems reasonably necessary or desirable to consummate the transactions contemplated hereby.

All documents delivered to the Buyer shall be in form and substance reasonably satisfactory to the Buyer.

8. CONDITIONS TO OBLIGATIONS OF THE COMPANY.

All of the obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Company:

8.1. Representations and Warranties. The representations and warranties contained in SECTION 4 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of Buyer in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) when made and shall be deemed to be made again at and as of the Closing Date and shall be true at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

8.2. Compliance with Agreements and Conditions. Buyer shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or on the Closing Date.

9. INDEMNITY.

9.1. Indemnification by the Company. The Company (hereinafter collectively called the "Company Indemnitor") shall defend, indemnify and hold harmless the Buyer, its direct and indirect parent corporations, subsidiaries and affiliates, their officers, members, directors, employees, attorneys and agents (hereinafter collectively called "Buyer Indemnitees") against and in respect of any and all loss, damage, liability, fine, penalty, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Buyer Losses"), suffered or incurred by any Buyer Indemnitee by reason of, or arising out of:

(a) any misrepresentation, breach of warranty or breach or nonfulfillment of any covenant, obligation or agreement of the Company contained in this Agreement or in any certificate, schedule, instrument or document delivered to Buyer by or on behalf of the Company pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein); and

(b) any liabilities of the Company of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, (i) existing as of the date of the 2003 Company Balance Sheet, and required to be shown therein in accordance with GAAP, to the extent not reflected or reserved against in full in the 2003 Company Balance Sheet; or (ii) arising or occurring between December 31, 2003 and the Closing Date, except for liabilities arising in the ordinary course of business, none of which shall have a material adverse effect on the Company.

(c) Indemnification by Buyer. The Buyer (hereinafter called the "Buyer Indemnitor") shall defend, indemnify and hold harmless the Company, its direct and indirect parent corporations, subsidiaries and affiliates, their officers, members, directors, employees, attorneys and agents (hereinafter called "Company Indemnitee") against and in respect of any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Company Losses"), suffered or incurred by Company Indemnitee by reason of or arising out of any misrepresentation, breach of warranty or breach or non-fulfillment of any material covenant, obligation or agreement of Buyer contained in this Agreement or in any other certificate, schedule, instrument or document delivered to the Company by or on behalf of Buyer pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein).

9.2. Defense of Claims.

(a) Each party seeking indemnification hereunder (an "Indemnitee"): (i) shall provide the other party or parties (the "Indemnitor") written notice of any claim or action by a third party for which an Indemnitor may be liable under the terms of this Agreement, within ten (10) days after such claim or action arises and is known to Indemnitee, and (ii) shall give the Indemnitor a reasonable opportunity to participate in any proceedings and to settle or defend any such claim or action. The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by the Indemnitor. If the Indemnitor wishes to assume the defense of such claim or action, the Indemnitor shall give written notice to the Indemnitee within ten (10) days after notice from the Indemnitee of such claim or action, and the Indemnitor shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitee, provided that Indemnitee may participate in such defense at their own expense, and the Indemnitor shall, in any event, have the right to control the defense of the claim or action. The failure of an Indemnitee to give any notice required by this Section shall not affect any of such party's rights under this Section or otherwise, except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnitor.

(b) If the Indemnitor shall not assume the defense of, or if after so assuming it shall fail to defend, any such claim or action, the Indemnitee may defend against any such claim or action in such manner as they may deem appropriate and the Indemnitees may settle such claim or litigation on such terms as they may deem appropriate but subject to the Indemnitor's approval, such approval not to be unreasonably withheld; provided, however, that any such settlement shall be deemed approved by the Indemnitor if the Indemnitor fails to object thereto, by written notice to the Indemnitee, within fifteen (15) days after the Indemnitor's receipt of a written summary of such settlement. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense and settlement of such claim or action.

(c) If a non-appealable judgment is rendered against any Indemnitee in any action covered by the indemnification hereunder, or any lien attaches to any of the assets of any of the Indemnitee, the Indemnitor shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the expense and direction of the Indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the Indemnitor shall forthwith pay such judgment or discharge such lien before any Indemnitee is compelled to do so.

9.3. Waiver. The failure of any Indemnitee to give any notice or to take any action hereunder shall not be deemed a waiver of any of the rights of such Indemnitee hereunder, except to the extent that Indemnitor is actually prejudiced by such failure.

10. TERMINATION.

10.1. Termination. This Agreement may be terminated at any time on or prior to the Closing:

(a) By mutual consent of Buyer and the Company; or

(b) At the election of Buyer if: (i) a Company has breached or failed to perform or comply with any of its representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in
SECTION 6 OR 7 is not satisfied as and when required by this Agreement; or (iii) the Closing has not been consummated by May 28, 2004; or

(c) At the election of the Company if: (i) Buyer has breached or failed to perform or comply with any of its representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in SECTION 6 OR 8 is not satisfied as and when required by this Agreement; or (iii) if the Closing has not been consummated by May 28, 2004.

10.2. Manner and Effect of Termination. Written notice of any termination ("Termination Notice") pursuant to this SECTION 10 shall be given by the party electing termination of this Agreement ("Terminating Party") to the other party or parties (collectively, the "Terminated Party"), and such notice shall state the reason for termination. The party or parties receiving Termination Notice shall have a period of ten (10) days after receipt of Termination Notice to cure the matters giving rise to such termination to the reasonable satisfaction of the Terminating Party. If the matters giving rise to termination are not cured as required hereby, this Agreement shall be terminated effective as of the close of business on the tenth (10th) day following the Terminated Party's receipt of Termination Notice. Upon termination of this Agreement prior to the consummation of the Closing and in accordance with the terms hereof, this Agreement shall become void and of no effect, and none of the parties shall have any liability to the others, except that nothing contained herein shall relieve any party from: (a) its obligations under SECTIONS 2.3 AND 2.4; or (b) liability for its intentional breach of any representation, warranty or covenant contained herein, or its intentional failure to comply with the terms and conditions of this Agreement or to perform its obligations hereunder.

11. MISCELLANEOUS.

11.1. Notices.

(a) All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person, or upon the expiration of two (2) days after the date sent, if sent by federal express (or similar overnight courier service) to the parties at the following addresses:

(i) If to Buyer:

Cornell Capital Partners, LP 101 Hudson Street -Suite 3700 Jersey City, NJ 07302
Attention: Mark Angelo
Portfolio Manager
Telephone: (201) 985-8300 Facsimile:
(201) 985-8266

with a copy to:

Cornell Capital Partners, LP 101 Hudson Street -Suite 3700 Jersey City, NJ 07302
Attention: Troy J. Rillo, Esq.
Senior Vice President
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

(ii) If to the Company:

Advanced Communications Technologies, Inc.
420 Lexington Avenue, Suite 2739 New York, New York 10170
Attention:
Wayne Danson
Telephone: (646) 227-1600
Facsimile: (646) 227-1666

With a copy to:

Levinson & Lichtman, LLP
120 Palmetto Park Road, Suit 100
Boca Raton, Florida 33432
Attention: Jonathan Lichtman, Esq.
                            Telephone: (561) 869-3600
                            Facsimile: (561) 869-3601

(b) Notices may also be given in any other manner permitted by law, effective upon actual receipt. Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

11.2. Survival. The representations, warranties, agreements and indemnifications of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by the parties and the consummation of the transactions contemplated herein and shall continue in full force and effect after the Closing.

11.3. Counterparts; Interpretation. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. All Schedules hereto shall be deemed a part of this Agreement. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of all of the parties hereto. No ambiguity in any provision hereof shall be construed against a party by reason of the fact it was drafted by such party or its counsel. For purposes of this Agreement: "herein", "hereby", "hereunder", "herewith", "hereafter" and "hereinafter" refer to this Agreement in its entirety, and not to any particular subsection or paragraph. References to "including" means including without limiting the generality of any description preceding such term. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

11.4. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard exclusively in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County, New Jersey and the United States District Court of New Jersey, sitting in Newark, New Jersey, for the adjudication of any civil action asserted pursuant to this paragraph. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action in the forum selected hereby.

11.5. Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, and successors; provided, however, that the Company may not assign this Agreement or any rights hereunder, in whole or in part.

11.6. Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

11.7. Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

11.8. Headings. The headings as to contents of particular paragraphs of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

11.9. Expenses.

11.9.1. Legal Fees. Except as otherwise expressly provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Buyer or the Company as each party incurs such expenses.

11.9.2. Structuring Fees. The Company shall pay to the Buyer, directly out of the Purchase Price, a fee of $17,500 for structuring this transaction. The fee shall be deemed fully earned on the date hereof, and the payment shall be offset against the Purchase Price.

11.9.3. Commitment Fees. The Company shall pay to Yorkville Advisors Management, LLC and Stone Street Asset Management LLC commitment fees of 8% and 2%, respectively, of the Purchase Price. The commitment fees shall be deemed fully earned on the date hereof, and the payment shall be offset against the Purchase Price.

11.10. Finder's Fees. The Buyer represents to the Company that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Buyer to be paid for or on account of the transactions contemplated hereby. The Company represents to the Buyer that no broker, agent, finder or other party has been retained by the Company in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Company to be paid for or on account of the transactions contemplated hereby.

11.11. Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

11.12. Currency. All foreign currency amounts required to be converted to U.S. Dollars for purposes of this Agreement shall be converted in accordance with GAAP.

11.13. Acceptance by Fax. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

11.14. Attorneys Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs and all expenses (including, without limitation, all such fees, costs and expenses incident to appellate, bankruptcy, post-judgment and alternative dispute resolution proceedings), incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

11.15. NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Investment Agreement or caused this Investment Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                     BUYER:

                          CORNELL CAPITAL PARTNERS, LP

                           BY: YORKVILLE ADVISORS, LLC
                              ITS: GENERAL PARTNER

                                       By:
                                Name: Mark Angelo
                            Title: Portfolio Manager

                                    COMPANY:

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

                                       By:
Name: Wayne I Danson
Title: President

                                                                   EXHIBIT 10.44

                          REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of May 28, 2004, by and among ADVANCED COMMUNICATIONS TECHNOLOGIES, INC., a Florida corporation (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").

                                    WHEREAS:

A. The parties hereto have entered into an Investment Agreement (the "Investment Agreement") of even date herewith.

B. This Agreement is a condition precedent of the Investment Agreement.

C. To induce the Investor to execute and deliver the Investment Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations there under, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

(a) "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(b) "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

(c) "Registrable Securities" means the shares of Common Stock issuable to the Investor upon conversion of (i) the Series A Convertible Preferred Stock (the "Series A Preferred Stock") pursuant to the Investment Agreement.

(d) "Registration Statement" means a registration statement under the 1933 Act which covers the Registrable Securities. 2. REGISTRATION.

(a) Subject to the terms and conditions of this Agreement, the Company shall prepare and file, no later than one hundred twenty (120) days from the date hereof (the "Scheduled Filing Deadline"), with the SEC a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the 1933 Act (the "Initial Registration Statement") for the registration for the resale by the Investor of the shares of the Company's Common Stock to be issued upon conversion of the Series A Preferred Stock issued pursuant to the Investment Agreement. The Company shall cause the Registration Statement to remain effective until all of the Registrable Securities have been sold.

(b) Effectiveness of the Initial Registration Statement. The Company shall use its best efforts (i) to have the Initial Registration Statement declared effective by the SEC no later than ninety (90) days after the filing thereof (the "Scheduled Effective Deadline") and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect until all of the Registrable Securities have been sold, subject to the terms and conditions of this Agreement. It shall be an event of default hereunder if the Initial Registration Statement is not declared effective by the SEC within one hundred twenty (120) days after filing thereof.

(c) Failure to File or Obtain Effectiveness of the Registration Statement. In the event the Registration Statement is not filed by the Scheduled Filing Deadline or is not declared effective by the SEC on or before the Scheduled Effective Deadline, or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, failure to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, failure to register sufficient shares of Common Stock or otherwise) then as partial relief for the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Company will pay as liquidated damages (the "Liquidated Damages") to the holder, at the holder's option, either a cash amount or shares of the Company's Common Stock equal to two percent (2%) of the Liquidation Amount (as defined in the Certificate of Designation of Series A Convertible Preferred Stock) outstanding as Liquidated Damages for each thirty (30) day period or any part thereof after the Scheduled Filing Deadline or the Scheduled Effective Deadline as the case may be. Any Liquidated Damages payable hereunder shall not limit, prohibit or preclude the Investor from seeking any other remedy available to it under contract, at law or in equity. The Company shall pay the Investor the Liquidated Damages within three (3) business days of the Investor making written demand.

(d) Liquidated Damages. The Company and the Investor hereto acknowledge and agree that the sums payable under subsection 2(c) above shall constitute liquidated damages and not penalties and are in addition to all other rights of the Investor, including the right to call a default. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a Registration Statement, (iii) one of the reasons for the Company and the Investor reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and
(iv) the Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm's length.

3. RELATED OBLIGATIONS.

(a) The Company shall keep the Registration Statement effective pursuant to Rule 415 at all times until the date on which the Investor shall have sold all the Registrable Securities covered by such Registration Statement (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company's filing a report on Form 10-KSB, Form 10-QSB or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

(c) The Company shall furnish to the Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) at least one (1) copy of such Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) ten (10) copies of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

(d) The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as any Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its certificate of incorporation or by-laws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(e) As promptly as practicable after becoming aware of such event or development, the Company shall notify each Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Investor. The Company shall also promptly notify each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(f) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(g) At the reasonable request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request
(i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investor.

(h) Upon five (5) days prior written notice by the Investor, which notice shall not be given more than one (1) time per calendar quarter, the Company shall make available for inspection by (i) any Investor and (ii) one (1) firm of accountants or other agents retained by the Investor (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree, and each Investor hereby agrees, to hold in strict confidence and shall not make any disclosure (except to an Investor) or use any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector and the Investor has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

(i) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(j) The Company shall use its best efforts either to cause all the Registrable Securities covered by a Registration Statement (i) to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) the inclusion for quotation on the National Association of Securities Dealers, Inc. OTC Bulletin Board for such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this
Section 3(j).

(k) The Company shall cooperate with the Investor who hold Registrable Securities being offered and, to the extent applicable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investor may reasonably request and registered in such names as the Investor may request.

(l) The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(m) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve (12) month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

(n) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(o) Within two (2) business days after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

(p) The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of Registrable Securities pursuant to a Registration Statement.

4. OBLIGATIONS OF THE INVESTOR.

The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended certificates for shares of Common Stock to a transferee of an Investor in accordance with the terms of the Investment Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e) and for which the Investor has not yet settled.

5. EXPENSES OF REGISTRATION.

All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers, legal and accounting fees shall be paid by the Company.

6. INDEMNIFICATION.

With respect to Registrable Securities which are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation there under relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall reimburse the Investor and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(a): (x) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to
Section 3(c); and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary herein or in any other agreement entered into between the Company and the Investor, the Company acknowledges and agrees that it is solely responsible and shall indemnify each Indemnified Person for the contents of any registration statement, prospectus or other filing made with the SEC or otherwise used in the offering of the Company's securities (except as such disclosure relates solely to the Investor and then only to the extent that such disclosure conforms with information furnished in writing by the Investor to the Company), even if the Investor or its agents as an accommodation to the Company participate or assist in the preparation of such registration statement, prospectus or other SEC filing. The Company shall retain its own legal counsel to review, edit, confirm and do all things such counsel deems necessary or desirable to such registration statement, prospectus or other SEC filing to ensure that it does not contain an untrue statement or alleged untrue statement of material fact or omit or alleged to omit a material fact necessary to make the statements made therein, in light of the circumstances under which the statements were made, not misleading. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9 hereof.

(b) In connection with a Registration Statement, each Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers, employees, representatives, or agents and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or is based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to each Investor prior to such Investor's use of the prospectus to which the Claim relates.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one (1) counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8. REPORTS UNDER THE 1934 ACT.

With a view to making available to the Investor the benefits of Rule 144 promulgated under the 1933 Act or any similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration ("Rule 144") the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Investment Agreement) and the filing of such reports and other documents as are required by the applicable provisions of Rule 144; and

(c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

9. AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor who then hold at least two-thirds (2/3) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to fewer than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

10. MISCELLANEOUS.

(a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two (2) or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:



If to the Company, to:            Advanced Communications Technologies, Inc.
                                  420 Lexington Avenue, Suite 2739
                                  New York, New York 10170
                                  Attention:  Wayne Danson
                                  Telephone:  (646) 227-1600
                                  Facsimile:  (646) 227-1666

With a copy to:                   Levinson & Lichtman, LLP
                                  120 Palmetto Park Road, Suit 100
                                  Boca Raton, Florida 33432
                                  Attention:  Jonathan Lichtman
                                  Telephone:  (561) 869-3600
                                  Facsimile:  (561) 869-3601



If to an Investor, to its address and facsimile number on the Schedule of Investor attached hereto, with copies to such Investor's representatives as set forth on the Schedule of Investor or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) The laws of the State of New Jersey shall govern all issues concerning the relative rights of the Company and the Investor as its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the Superior Courts of the State of New Jersey, sitting in Hudson County, New Jersey and federal courts for the District of New Jersey sitting Newark, New Jersey, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) This Agreement, the Irrevocable Transfer Agent Instructions, the Investment Agreement and related documents, and the Escrow Agreement of even date hereof by and among the Company, the Investor and Butler Gonzalez LLP (the "Escrow Agreement") and the Security Agreement dated the date hereof (the "Security Agreement") constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Irrevocable Transfer Agent Instructions, the Investment Agreement and related documents including the Convertible Debenture, the Escrow Agreement and the Security Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(f) This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(j) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

IN WITNESS WHEREOF, the parties have caused this Investor Registration Rights Agreement to be duly executed as of day and year first above written.

                                    COMPANY:
                              ADVANCED TECHNOLOGIES
                              COMMUNICATIONS, INC.

                                       By:
Name: Wayne I. Danson Title: President

                                   SCHEDULE I

                               SCHEDULE OF BUYERS

                                                                                               ADDRESS/FACSIMILE
              NAME                                    SIGNATURE                                 NUMBER OF BUYER
--------------------------------   ---------------------------------------------    -------------------------------
Cornell Capital Partners, LP       By:      Yorkville Advisors, LLC                 101 Hudson Street - Suite 3700
                                   Its:     General Partner                         Jersey City, NJ  07303
                                                                                    Facsimile:  (201) 985-8266

                                   By:                                              With a Copy to:
                                      -----------------------------------------     Troy J. Rillo
                                   Name: Mark A. Angelo
                                   Its:  Portfolio Manager


                                    EXHIBIT A

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

INSERT

Attention:

                 Re: ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

Ladies and Gentlemen:

We are counsel to Advanced Communications Technologies, Inc., a Florida corporation (the "Company"), and have represented the Company in connection with that certain Investment Agreement (the "Investment Agreement") entered into by and among the Company and the Investor named therein (collectively, the "Investor") pursuant to which the Company issued to the Investor shares of its Common Stock, par value $0.001 per share (the "Common Stock"). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Investor (the "Investor Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ____, the Company filed a Registration Statement on Form ________ (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange SEC (the "SEC") relating to the Registrable Securities which names each of the Investor as a selling stockholder there under.

In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,

                                [COMPANY COUNSEL]

                                       By:
cc: [LIST NAMES OF INVESTOR]

                                                                    EXHIBIT 14.1

                       CODE OF BUSINESS CONDUCT AND ETHICS
                                       FOR
                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

INTRODUCTION

ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. (the "Company") is committed to the highest standards of legal and ethical conduct. This Code of Business Conduct and Ethics (the "Code") sets forth the Company's policies with respect to the way we conduct ourselves individually and operate our business. The provisions of this Code are designed to deter wrongdoing and to promote honest and ethical conduct among our employees, officers and directors.

In the course of performing our various roles in the Company, each of us will encounter ethical questions in different forms and under a variety of circumstances. Moments of ethical uncertainty may arise in our dealings with fellow employees of the Company, with customers, or with other parties such as government entities or members of our community. In achieving the high ground of ethical behavior, compliance with governmental laws is not enough. Our employees should never be content with simply obeying the letter of the law, but must also strive to comport themselves in an honest and ethical manner. This Code provides clear rules to assist our employees, directors and officers in taking the proper actions when faced with an ethical dilemma.

The reputation of the Company is our greatest asset and its value relies on the character of its employees. In order to protect this asset, the Company will not tolerate unethical behavior by employees, officers or directors. Those who violate the standards in this Code will be subject to disciplinary action. If you are concerned about taking an action that may violate the Code or are aware of a violation by another employee, an officer or a director, follow the guidelines set forth in Sections 10 and 11 of this Code.

This Code applies equally to all employees, officers and directors of the Company. All references to employees contained in this Code should be understood as referring to officers and directors as well.

1. COMPLIANCE WITH LAWS, RULES AND REGULATIONS

Company policy requires that the Company, as well as all employees, officers and directors of the Company, comply fully with both the spirit and the letter of all laws, rules and regulations. Whenever an applicable law, rule or regulation is unclear or seems to conflict with either another law or any provision of this Code, all employees, officers and directors are urged to seek clarification from their supervisor, the appropriate compliance official or the Chief Executive Officer. See Section 11 for contact information. Beyond mere compliance with the law, we should always conduct our business with the highest standards of honesty and integrity - wherever we operate.

2. CONFLICTS OF INTEREST

Every employee has a primary business responsibility to the Company and must avoid conflicts of interest. A conflict of interest arises when an employee takes actions or enters into relationships that oppose the interests of the Company, harm the Company's reputation or interfere with the employee's performance or independent judgment when carrying out any actions on behalf of the Company. The Company strictly prohibits its employees from taking any action or entering into any relationship, personal or professional, that creates, or even appears to create, a conflict of interest.

A conflict situation can arise when a director, officer or employee takes actions or has interests that may make it difficult to perform his or her work for the Company objectively and effectively. Conflicts of interests may also arise when a director, officer or employee, or a member of his or her family, receives an improper personal benefit as a result of his or her position with the Company. It may be a conflict of interest for a director, officer or employee to work simultaneously for a competitor, customer or supplier. The best policy is to avoid any direct or indirect business connection with our customers, suppliers or competitors, except on our behalf. Employees must be sensitive to potential conflicts of interest that may arise and use their best efforts to avoid the conflict.

In particular, except as provided below, no director, officer or employee shall:

o be a consultant to, or a director, officer or employee of, or otherwise operate an outside business that:

      >> markets products or services in competition with our current or potential products and services;

      >>    supplies products or services to the Company; or

      >>    purchases products or services from the Company;

      o accept any personal loan or guarantee of obligations from the Company, except to the extent such arrangements have been approved by the Chief Executive Officer and are legally permissible; or

      o conduct business on behalf of the Company with immediate family members, which include your spouse, children, parents, siblings and persons sharing your same home whether or not legal relatives.

Directors, officers and employees must notify the Chief Executive Officer of the existence of any actual or potential conflict of interest. With respect to officers or directors, the Board may make a determination that a particular transaction or relationship will not result in a conflict of interest covered by this policy. With respect to all other employees or agents, the Chief Executive Officer, acting alone, or the Board may make such a determination. Any waivers of this policy as to an officer or director may only be approved by the Board of Directors.

Any employee, officer or director who is aware of a transaction or relationship that could reasonably be expected to give rise to a conflict of interest in violation of this section must inform the appropriate personnel in accordance with the procedures set forth in Section 12 of this Code. If an employee has any questions regarding the Company's policy on conflicts of interest or needs assistance in avoiding a potential conflict of interest, he or she is urged to seek the advice of a supervisor or the Chief Executive Officer.

3. CORPORATE OPPORTUNITIES

Employees, officers and directors are prohibited from taking for themselves personally opportunities that are discovered through the use of Company property, Company information or their position in the Company. Furthermore, employees may not use Company property, information or influence or their position in the Company for improper personal gain. Finally, employees have a duty to advance the Company's legitimate interests when the opportunity to do so arises. Consequently, employees are not permitted to compete with the Company.

4. CONFIDENTIALITY

Employees must maintain the confidentiality of confidential information entrusted to them by the Company or its customers or suppliers, except when disclosure is authorized by the Company or required by applicable laws or regulations. Confidential information includes proprietary information of the Company, as well as all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed. This confidentiality requirements is in additional to any other obligations imposed by the Company to keep information confidential.

5. INSIDER TRADING

Employees, officers and directors will frequently become aware of confidential non-public information concerning the Company and the parties with which the Company does business. As set forth in more detail in the Company's Insider Trading Policy, the Company prohibits employees from using such confidential information for personal financial gain, such as for purposes of stock trading, or for any other purpose other than the conduct of our business. Employees must maintain the confidentiality of such information and may not make disclosures to third parties, including members of the employee's family. All non-public information about the Company should be treated as confidential information. To use non-public information for personal financial benefit or to "tip" others who may make stock trades on the basis of this information is not only unethical but also illegal. This policy also applies to trading in the securities of any other company, including our customers or suppliers, if employees have material, non-public information about that company which the employee obtained in the course of their employment by the Company. In addition to possible legal sanctions, any employee, officer or director found to be in violation of the Company's insider trading policy will face decisive disciplinary action. Employees are encouraged to contact the Company's Chief Executive Officer with any questions concerning this policy.

6. PROTECTION AND PROPER USE OF COMPANY ASSETS

All Company assets should be used for legitimate business purposes and all employees, officers and directors must make all reasonable efforts to protect the Company's assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on the Company's profitability and must therefore be avoided. The suspected occurrence of fraud or theft should be immediately reported to the appropriate person in accordance with the procedures set forth in Section 11 of this Code.

An employee's obligation to protect the Company's assets extends to the Company's proprietary information. Proprietary information includes intellectual property such as patents, trademarks, copyrights and trade secrets. An employee who uses or distributes such proprietary information without the Company's authorization will be subject to disciplinary measures as well as potential legal sanctions.

7. FAIR DEALING

Although the success of our Company depends on our ability to outperform our competitors, the Company is committed to achieving success by fair and ethical means. We seek to maintain a reputation for fair dealing among our competitors and the public alike. In light of this aim, the Company prohibits employees from engaging in any unethical or illegal business practices. An exhaustive list of unethical practices cannot be provided. Instead, the Company relies on the judgment of each individual employee to avoid such practices. Furthermore, each employee should endeavor to deal fairly with the Company's customers, suppliers, competitors and employees. No employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair business practice.

8. DISCLOSURES

It is Company policy to make full, fair, accurate, timely and understandable disclosure in compliance with all applicable laws, rules and regulations in all reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in all other public communications made by the Company. Employees shall endeavor in good faith to assist the Company in such efforts.

9. WAIVERS

The Company expects all employees, officers and directors to comply with the provisions of this Code. Any waiver of this Code for executive officers, directors or employees may be made only by the Board of Directors or a Board committee and will be promptly disclosed to the public as required by law and stock exchange regulations.

10. COMPLIANCE GUIDELINES AND RESOURCES

In some situations, our employees may not be certain how to proceed in compliance with this Code. This uncertainty may concern the ethical nature of the employee's own acts or the employee's duty to report the unethical acts of another. When faced with this uncertainty, the employee should carefully analyze the situation and make use of Company resources when determining the proper course of action. The Company also encourages employees to talk to their supervisors, or other personnel identified below, when in doubt about the best course of action.

1. Gather all the facts. Do not take any action that may violate the Code until you have gathered all the facts that are required to make a well-informed decision and, if necessary, you have consulted with your supervisor, or the Chief Executive Officer.

2. Is the action illegal or contrary to policy? If the action is illegal or contrary to the provision of this Code, you should not carry out the act. If you believe that the Code has been violated by an employee, an officer or a director, you must promptly report the violation in accordance with the procedures set forth in Section 11.

3. Discuss the problem with your supervisor. It is your supervisor's duty to assist employees in complying with this Code. Feel free to discuss a situation that raises ethical issues with your supervisor if you have any questions. You will suffer no retaliation for seeking such guidance.

4. Additional resources. The Chief Executive Officer is available to speak with you about problematic situations if you do not feel comfortable approaching your direct supervisor. If you prefer, you may request assistance in writing by sending a request to the Chief Executive Officer.

11. REPORTING PROCEDURES

All employees have a duty to report any violations of this Code, as well as violations of any laws, rules, or regulations. The Company does not permit retaliation of any kind against employees for good faith reports of ethical violations.

If you believe that the Code has been violated by an employee you must promptly report the violation to your direct supervisor or the Chief Executive Officer. If a report is made to a supervisor, the supervisor must in turn report the violation to the Chief Executive Officer. All violations by an officer or director of the Company must be reported directly to the entire Board of Directors.

                               CONTACT INFORMATION

Reports may be made in person, by telephone or in writing by sending a description of the violation and the names of the parties involved to the appropriate personnel mentioned in the preceding paragraph. The contact information is as follows:

Wayne I. Danson
President and Chief Financial Officer
420 Lexington Avenue New York, New York 10170
(646) 227-1600

12. DISCIPLINARY ACTION

Employees, officers and directors of the Company will be held accountable for adherence to this Code. The penalty for a particular violation of this Code will be decided on a case-by-case basis and will depend on the nature and severity of the violation as well as the employee's history of non-compliance and cooperation in the disciplinary process. Significant penalties will be imposed for violations resulting from intentional or reckless behavior. Penalties may also be imposed when an employee fails to report a violation due to the employee's indifference, deliberate ignorance or reckless conduct. All violations of this Code will be treated seriously and will result in the prompt imposition of penalties which may include (1) an oral or written warning, (2) a reprimand, (3) suspension, (4) termination and/or (5) restitution.

13. NO RIGHTS CREATED

This Code is a statement of certain fundamental principles, policies and procedures that govern the Company's officers, directors and employees in the conduct of the Company's business. It is not intended to and does not create any rights in any employee, supplier, competitor, shareholder or any other person or entity.

                                  EXHIBIT 21.1

                                 SUBSIDIARIES OF
                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                                AT JUNE 30, 2004

                        ENCOMPASS GROUP AFFILIATES, INC.
                              420 Lexington Avenue
                               New York, NY 10170
                                 EIN: 20-1088535
                        State of Incorporation: Delaware

                         HUDSON STREET INVESTMENTS, LLC
                              420 Lexington Avenue
                               New York, NY 10170
                                 EIN: 54-2137152
                        State of Incorporation: Delaware

                                CYBER-TEST, INC.
                                448 Commerce Way
                               Longwood, FL 32750
                                 EIN: 20-1106218
                        State of Incorporation: Delaware

                                SPECTRUCELL, INC.
                              420 Lexington Avenue
                               New York, NY 10170
                                 EIN: 56-2425121
                        State of Incorporation: Delaware

                      ADVANCED GLOBAL COMMUNICATIONS, INC.
                              420 Lexington Avenue
                               New York, NY 10170
                                 EIN: 58-2486173
                         State of Incorporation: Florida

                                     * * * *

                                                                    EXHIBIT 31.1

ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
OFFICER'S CERTIFICATE PURSUANT TO SECTION 302

I, Wayne I. Danson, the President and Chief Financial Officer of Advanced Communications Technologies, Inc. certify that:

1. I have reviewed this Form 10-KSB of Advanced Communications Technologies,
Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Omitted;

(c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5. I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.



Date: November 3, 2004

/s/ Wayne I. Danson
---------------------------------------
Wayne I. Danson
President and Chief Financial Officer



The introductory paragraph of Section 4 of this certification that refers to the certifying officers' responsibility for establishing and maintaining internal control over financial reporting for the company, as well as paragraph 4(b), have been omitted in accordance with Release No. 33-8238 (June 5, 2003) because the compliance period has been extended for small business issuers until the first fiscal year ending on or after April 15, 2005.

                                                                    EXHIBIT 32.1


ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Advanced Communications Technologies, Inc. (the Company) on Form 10-KSB for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Wayne I. Danson, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Advanced Communications Technologies, Inc. and will be retained by Advanced Communications Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.




Date:  November 3, 2004

/s/ Wayne I. Danson
---------------------------------------
Wayne I. Danson
President and Chief Financial Officer

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   Form 10-QSB

                                   (check one)

           |X| QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  For the Three Months Ended September 30, 2004

            |_| TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                            THE EXCHANGE ACT OF 1934

                        Commission File Number 000-30486

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

        (Exact name of small business issuer as specified in its charter)

                                     Florida
                          (State or other jurisdiction
                        of incorporation or organization)

                                   65-0738251
                        (IRS Employer Identification No.)

                    420 Lexington Avenue, New York, NY 10170
                    (Address of principal executive offices)

                                 (646)-227-1600
                         (Registrant's telephone number)

Check whether the registrant (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 3 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                                 Yes |X| No |_|

As of November 15, 2004, there were 2,004,247,731 shares of the registrant's no par value common stock issued and outstanding

Transmittal Small Business Disclosure Format (check one):
                                 Yes |_| No |X|

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                              INDEX TO FORM 10-QSB

                          Part I-Financial Information

Item 1. Condensed Consolidated Financial Statements (Unaudited)

Condensed Consolidated Balance Sheets As Of September 30, 2004 (Unaudited) And June 30, 2004

Condensed Consolidated Statements Of Operations For The Three Months Ended September 30, 2004 And 2003 (Unaudited)

Condensed Consolidated Statement Of Stockholders' Equity For The Three Months Ended September 30, 2004 (Unaudited)

Condensed Consolidated Statements Of Cash Flows For The Three Months Ended September 30, 2004 And 2003 (Unaudited)

        Notes To Condensed Consolidated Financial Statements (Unaudited)

Item 2. Management's Discussion And Analysis Of Financial Condition And Results Of Operations

Item 3. Controls And Procedures

                            Part II-Other Information

Item 1. Legal Proceedings

Item 2. Unregistered Sales of Equity Securities And Use Of Proceeds

Item 3. Defaults Upon Senior Securities

Item 4. Submission Of Matters To A Vote Of Security Holders

Item 5. Other Information

Item 6. Exhibits And Reports On Form 8-K

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in the "Management's Discussion and Analysis of Financial Conditions and Results of Operation" and elsewhere in this quarterly report constitute "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act")) relating to us and our business, which represent our current expectations or beliefs including, but not limited to, statements concerning our operations, performance, financial condition and growth. The Act may, in certain circumstances, limit our liability in any lawsuit based on forward-looking statements we have made. All statements, other than statements of historical facts, included in this quarterly report that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations are forward looking statements. Without limiting the generality of the foregoing, words such as "may," "anticipation," "intend," "could," "estimate," or "continue" or the negative or other comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, such as credit losses, dependence on management and key personnel, variability of quarterly results, our ability to continue our growth strategy and competition, certain of which are beyond our control. Any or all of our forward-looking statements may turn out to be wrong. They may be affected by inaccurate assumptions that we might make or by known or unknown risks or uncertainties. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual outcomes and results could differ materially from those indicated in the forward-looking statements.

Because of the risks and uncertainties associated with forward-looking statements, you should not place undo reliance on them. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                  September 30,    June 30, 2004
                                                                                 2004 (Unaudited)
                                                                                   ------------    ------------
ASSETS
   Current Assets
     Cash                                                                          $  1,111,289    $  1,193,170
     Accounts Receivable (less allowance for doubtful accounts of $12,219 and
     $8,914)                                                                            313,955         400,747
     Inventory                                                                          342,701         350,963
     Other Receivables and Prepaid Expenses                                              49,483          81,863
                                                                                   ------------    ------------
    Total Current Assets                                                              1,817,428       2,026,743
                                                                                   ------------    ------------
   Property and equipment (net of accumulated depreciation of $4,328 and
   $1,082)                                                                              166,843         165,434
                                                                                   ------------    ------------
   Other Assets
     Investment in Partnership                                                        2,860,232       2,774,999
     Investment in marketable securities                                                 91,618              --
     Licensed Intangibles and
     rights                                                                             400,000         400,000
     Excess of Purchase Price over Fair Market Value of Assets Acquired               2,611,055       2,611,055
     Other Deferred Costs                                                                38,834          18,108
                                                                                   ------------    ------------
    Total Other Assets                                                                6,001,739       5,804,162
                                                                                   ------------    ------------
TOTAL ASSETS                                                                       $  7,986,010    $  7,996,339
                                                                                   ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
   Current Liabilities
     Accounts payable and accrued expenses                                         $    373,919    $    194,540
     Accrued compensation                                                               127,751         152,343
     Notes and Loans Payable-Current                                                  3,308,568       3,488,567
     10% Secured Convertible Debentures, net of discount of $13,539 and
     $36,977                                                                            173,961         150,523
     Accrued Interest payable                                                            63,234          46,343
     Warranty Reserve                                                                   119,597         120,977
     Other Liabilities                                                                       --          71,117
                                                                                   ------------    ------------
     Total Current Liabilities                                                        4,167,030       4,224,410
                                                                                   ------------    ------------
   Long-Term Liabilities
     Notes and Loans Payable-Non Current                                              2,347,467       2,347,467
                                                                                   ------------    ------------
   Total Long Term Liabilities                                                        2,347,467       2,347,467
                                                                                   ------------    ------------
TOTAL LIABILITIES                                                                     6,514,496       6,571,877
                                                                                   ------------    ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Preferred Stock, $.01 par value, 25,000 shares authorized: Series A
     Convertible Preferred stock, $.01 par value, 4,200 shares
   issued                                                                                    42              42
     Series B Convertible Preferred stock, $.01 par value, 300 shares issued                  3               3
   Common stock, no par value, 5,000,000,000 shares authorized, ,004,247,731 and
    21,994,365,845 shares issued and outstanding, respectively                       28,839,381      28,745,253
    Additional Paid in Capital                                                        4,556,455       4,056,455
   Deferred commitment and equity financing fees, net of accumulated
   amortization                                                                        (125,000)       (135,432)
     Deferred compensation, net of amortization of $62,500                             (437,500)             --
    Accumulated deficit                                                             (31,361,867)    (31,241,859)
                                                                                   ------------    ------------
    Total Stockholders' Equity                                                        1,471,514       1,424,462
                                                                                   ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         $  7,986,010    $  7,996,339
                                                                                   ============    ============


See accompany notes to condensed consolidated financial statements

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                             Three Months Ended September 30,
                                                                  2004               2003
                                                           ----------------------------------
REVENUE                                                    $     1,825,184    $            --
COST OF SALES                                                    1,151,428                 --
                                                           ---------------    ---------------
GROSS PROFIT                                               $       673,756    $            --
                                                           ---------------    ---------------

OPERATING EXPENSES
       Depreciation and amortization                                70,306            106,875
      Professional and consulting fees                             212,159             69,020
      Other selling, general and administrative expenses           687,266             38,023
                                                           ---------------    ---------------
TOTAL OPERATING EXPENSES                                           969,731            213,918
                                                           ---------------    ---------------
Loss From Operations                                              (295,975)          (213,918)
                                                           ---------------    ---------------
OTHER INCOME (EXPENSES)
      Forgiveness of debt                                               --              6,853
      Distributable share of partnership income                    215,233                 --
     Interest (expense),                                           (39,266)           (63,277)
     net                                                                --

TOTAL OTHER INCOME (EXPENSE)                                       175,967            (56,424)
                                                           ---------------    ---------------
NET LOSS                                                   $      (120,008)   $      (270,342)
                                                           ===============    ===============
Net loss per share-basic and dilutive                      $         (0.00)   $        (0.001)
                                                           ===============    ===============
Weighted average number of shares
  outstanding during the period-basic and dilutive           1,996,621,493        210,796,603
                                                           ===============    ===============


See accompany notes to condensed consolidated financial statements

          ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                  FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004
                                   (UNAUDITED)



                                             COMMON STOCK                  PREFERRED  STOCK
                                    -----------------------------------------------------------ADDITIONAL PAID
                                        SHARES              AMOUNT        SHARES      AMOUNT       IN CAPITAL
                                    -------------------------------------------------------------------------
BALANCE AT JUNE 30, 2004            1,994,365,845    $    28,745,253      4,500   $    45   $    4,056,455
                                    -------------------------------------------------------------------------

Reversal of escrowed stock
issued to pay short-term debt        (162,999,640)                --         --        --               --

Stock issued in partial payment
of short-term note                    172,881,526            100,000         --        --               --

Deferred Compensation                          --                 --         --        --          500,000
Amortization of deferred
compensation                                   --                 --         --        --               --

Amortization of deferred
commitment & financing fees                    --             (5,872)        --        --               --

Net loss for the period                        --                 --         --        --               --
                                    -------------------------------------------------------------------------

BALANCE AT SEPTEMBER  30, 2004      2,004,247,731    $    28,839,381      4,500   $    45   $    4,556,455
                                    =========================================================================



                                                           DEFERRED
                                                        COMMITMENT AND
                                       ACCUMULATED          EQUITY              DEFERRED
                                         DEFICIT        FINANCING FEES        COMPENSATION         TOTAL
                                 -------------------------------------------------------------------------
BALANCE AT JUNE 30, 2004          $   (31,241,859)   $      (135,432)   $            --    $     1,424,462
                                 -------------------------------------------------------------------------

Reversal of escrowed stock
issued to pay short-term debt                  --                 --                 --                 --

Stock issued in partial payment
of short-term note                             --                 --                 --            100,000

Deferred Compensation                          --                 --           (500,000)                --
Amortization of deferred
compensation                                   --                 --             62,500             62,500

Amortization of deferred
commitment & financing fees                    --             10,432                 --              4,560

Net loss for the period                  (120,008)                --                 --           (120,008)
                                 -------------------------------------------------------------------------

BALANCE AT SEPTEMBER  30, 2004    $   (31,361,867)   $      (125,000)   $      (437,500)   $     1,471,514
                                 =========================================================================


See accompany notes to condensed consolidated financial statements

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                       For the Three Months Ended September 30,
                                                                                 2004            2003
                                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net operating loss                                                            $  (120,008)   $  (270,342)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization                                                    70,306        106,875
  Debt discount expense                                                            23,438         23,438
  Forgiveness of debt                                                                  --         (6,853)
  Distributive share of partnership income                                       (215,233)            --
Changes in operating assets and liabilities:
(Increase) decrease in assets:
  Deferred Costs and Other Receivables                                             96,931             --
  Inventory                                                                         8,262             --
  Prepaid expense/security deposits                                                 1,515             --
Increase (decrease) in liabilities:
  Accounts payable and accrued expenses                                            82,290       (254,029)
  Interest payable                                                                 16,891         39,839
  Common stock to be issued                                                            --        240,000
                                                                              -----------    -----------
Net cash used in operating activities                                             (35,608)      (121,072)
                                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investment securities                                                 (91,618)            --
Partnership distributions                                                         130,000             --
Purchase of business assets                                                        (4,655)            --
                                                                              -----------    -----------
Net cash flow provided by investing activities                                     33,727             --
                                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock                                                 --         50,000
Proceeds from common stock to be issued                                                --         50,000
Repayment of short term note                                                      (80,000)            --
                                                                              -----------    -----------
Net cash provided by (used in) financing activities                               (80,000)       100,000
                                                                              -----------    -----------
Net decrease in cash                                                          $   (81,881)   $   (21,072)

Cash at beginning of period                                                     1,193,170         22,527
                                                                              -----------    -----------
CASH AT END OF PERIOD                                                         $ 1,111,289    $     1,455
                                                                              ===========    ===========


     SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the three months ended September 30, 2004, the Company issued 172,881,526 shares of common stock in partial repayment of the short-term note payable due to Cornell Capital Partners, L.P.

During the three months ended September 30, 2003, the Company recorded $240,000 representing 85,714,285 shares of common stock to be issued for prior unpaid accrued professional fees.

On September 4, 2003, debenture holders converted $82,375 of debentures into 59,692,027 shares of common stock.

See accompany notes to condensed consolidated financial statements

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2004
                                   (UNAUDITED)

NOTE 1. BASIS OF CONSOLIDATION AND SIGNIFICANT ACCOUNTING POLICIES

(A) Organization

Unless the context requires otherwise, "we", "us", or "our" refers to Advanced Communications Technologies, Inc. and its subsidiaries (the "Company") on a consolidated basis.

Advanced Communications Technologies, Inc., a Nevada corporation, was incorporated on April 30, 1998 and was inactive from its date of formation until April 1999 when it merged with and into the Company, a Florida corporation, in a reverse merger. For accounting purposes, the merger was treated as an acquisition of all of the assets of the Company and as a recapitalization of the Company. In July 1999, the Company formed Advanced Global Communications, Inc. ("AGC") as a wholly owned subsidiary to conduct its international telephone network distribution business. On July 1, 2001, AGC ceased operations and has been inactive since this date. On January 31, 2000, the Company acquired all of the then issued and outstanding shares of SmartInvestment.com, Inc. ("Smart"), an inactive reporting company, for 200,000 shares of restricted common stock. The Company elected successor issuer status to become a fully reporting company. On December 9, 2003 and December 17, 2003, the Company formed Hudson Street Investments, Inc. ("Hudson Street") and SpectruCell, Inc., respectively, both wholly owned subsidiaries. Hudson Street was formed for the purpose of holding the Company's investment in Yorkville Advisors Management LLC and other future investments and SpectruCell, Inc. was formed for the purpose of holding the Company's rights in the SpectruCell technology. In May 2004, the Company formed Encompass Group Affiliates, Inc. (Encompass"), a Delaware corporation for the purpose of (i) acquiring the business and assets of Cyber-Test, Inc. ("Cyber-Test"), a Delaware corporation based in Longwood, Florida; (ii) acquiring certain assets of Hy-Tech Technology Group, Inc.; and (iii) to pursue other acquisitions.

We are a New York City-based diversified public holding company. We focus on high growth-potential businesses through both our wholly owned operating subsidiaries in the technology services industry and our strategic investments in diverse industries. Through our wholly owned subsidiary and principal operating unit Encompass, we own Cyber-Test, an electronic equipment repair company, and our core operating business. Additionally, through our wholly owned subsidiary Hudson Street, an investment vehicle, we own a minority interest in Yorkville Advisors Management, LLC, an investment management partnership, and through our wholly owned subsidiary SpectruCell, Inc., we hold the North and South American marketing and distribution rights, which we acquired in 1999, to SpectruCell, a software-defined, radio-based wireless technology that is currently under development in Australia by an unrelated third party.

Cyber-Test operates as an independent service organization providing repair service for facsimile machines, printers, scanners, monitors, laptop computers, PDAs and multifunction units and other consumer electronics. The repairs are performed on entire machines and/or circuit boards. A 90-day warranty is given for all machine repairs and a one-year warranty for all circuit board repairs. Cyber-Test provides office equipment dealers, original manufacturers and third party warranty companies a turnkey alternative for additional revenue by providing repair service for their customers.

(B) Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. All significant intercompany transactions and balances have been eliminated in consolidation.

(C) Use of Estimates

The preparation of the consolidated financial statements of the Company in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. In particular, significant estimates are required to value inventory and estimate the future cost associated with the Company's warranties. If the actual value of the Company's inventories differs from these estimates, the Company's operating results could be adversely impacted. The actual results with regard to warranty expenditures could also have an adverse impact on the Company if the actual rate of repair failure or the cost to re-repair a unit is greater than what the Company has used in estimating the warranty expense accrual.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2004
                                   (UNAUDITED)

(D) Inventory

Inventory consists primarily of repair parts, consumable supplies for resale and used machines that are held for resale, and are stated at the lower of weighted average cost or market. The weighted average cost of inventory approximates the first-in, first-out ("FIFO") method. Management performs periodic assessments to determine the existence of obsolete, slow-moving and nonsalable inventory and records necessary provisions to reduce such inventory to net realizable value.

(E) Property and Equipment

Property and equipment are stated at cost. Assets are depreciated using the straight-line method for both financial statement and tax purposes based on the following estimated useful lives:


Leasehold improvements                      15 to 40 years
Machinery and equipment                     3 to 7 years
Furniture and fixtures                      5 to 7 years

Maintenance and repairs are charged to expense when incurred.

(F) Warranty Reserve

Refurbished peripheral computer equipment sold to customers and the repair of customer owned equipment is guaranteed for a period of ninety (90) days and the repair of circuit boards for a period of twelve (12) months. Any defective refurbished equipment is replaced free of charge and customer owned equipment is repaired without charge during the warranty period. Cyber-Test provides a reserve for warranty repairs based on historical failure rates and the estimated cost to repair.

(G) Fair Value of Financial Instruments

The carrying amounts of the Company's cash, accounts receivable, accounts payable, accrued liabilities, debentures, and loans payable approximate fair value due to the relatively short period to maturity for these instruments.

(H) Allowance for Doubtful Accounts

We make judgments as to our ability to collect outstanding trade receivables and provide allowances for the portion of receivables when collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding invoices. For those invoices not specifically reviewed, provisions are provided at differing rates, based upon the age of the receivable. In determining these percentages, we analyze our historical collection experience and current economic trends. If the historical data we use to calculate the allowance provided for doubtful accounts does not reflect our future ability to collect outstanding receivables, additional provisions for doubtful accounts may be needed and the future results of operations could be materially affected.

(I) Long-Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such review indicates that the asset is impaired, when the carrying amount of an asset exceeds the sum of its expected future cash flows, on an undiscounted basis, the asset's carrying amount is written down to fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

(J) Excess of Cost Over Net Assets Acquired

In accordance with SFAS No. 141, the Company allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired based on their estimated fair values. The excess purchase price over those fair values is recorded as "Excess of Cost Over Net Assets Acquired". The fair value assigned to intangible assets acquired is either based on valuations prepared by independent third party appraisal firms using estimates and assumptions provided by management or negotiated at arms-length between the Company and the seller of the acquired assets. In accordance with SFAS No. 142, goodwill and purchased intangibles with indefinite lives acquired after June 30, 2001 are not amortized, but will be reviewed periodically for impairment. Purchased intangibles with finite lives will be amortized on a straight-line basis over their respective useful lives.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2004
                                   (UNAUDITED)

(K) Income Taxes

The Company accounts for income taxes under SFAS No. 109 "Accounting for Income Taxes". Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company has made no current provision (benefit) for Federal income taxes because of financial statement and tax losses since its inception. A valuation allowance has been used to offset the recognition of any deferred tax assets arising from net operating loss carryforwards due to the uncertainty of future realization. The use of any tax loss carryforward benefits may also be limited as a result of changes in Company ownership.

(L) Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

(M) Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities, using the treasury stock method, that could share in the earnings of an entity. During the three months ended September 30, 2004, shares of common stock that could have been issued upon conversion of convertible debt were excluded from the calculation of diluted earnings (loss) per share as their effect would have been anti-dilutive.

(N) Business Segments

The Company applies Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information". The Company operates in one segment and therefore segment information is not presented.

Management has determined that it is not meaningful to provide geographic segment disclosures for revenues and long-lived assets because the Company performs services for and generates revenue from customers throughout the U.S.

(O) Revenue Recognition

The Company recognizes revenue from the sale of refurbished computer equipment and related products upon delivery of goods to a common carrier for delivery to the customer. Revenue for the repair of customer owned equipment is recognized upon completion of the repair. The Company assumes the risk of loss due to damage or loss of products during shipment. The Company is reimbursed by the common carriers for shipping damage and lost products. The Company also sells extended warranty and product maintenance contracts. Revenue from these contracts is deferred and recognized as income on a straight-line basis over the life of the contract, which is typically for a period of one year. Service warranty and product maintenance revenue represented less than 5% of the Company's total revenue for the quarter.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2004
                                   (UNAUDITED)

(P) Investment in Unconsolidated Partnership

The Company accounts for its investment in an unconsolidated partnership under the equity method of accounting, as the Company does not have any management control over this entity. This investment was recorded initially at cost and subsequently adjusted for equity in net earnings and cash distributions (See
Note 3).

NOTE 2...PROPERTY AND EQUIPMENT

                                                     9/30/04      6/30/04
                                                    ---------    ---------
     Computer, office equipment and fixtures        $  38,444    $  38,123
     Machinery and equipment                           20,228       16,652
     Leasehold improvements                           112,499      111,741
     Less: Accumulated depreciation                    (4,328)      (1,082)
                                                    ---------    ---------
     Property and equipment, net                    $ 166,843    $ 165,434
                                                    =========    =========

Depreciation expense for the three months ended September 30, 2004 was $3,246.

NOTE 3. INVESTMENT IN UNCONSOLIDATED PARTNERSHIP

On January 14, 2004, the Company's wholly owned subsidiary, Hudson Street, purchased a minority interest in Yorkville Advisors Management LLC, ("Yorkville"), a privately owned investment management partnership and the portfolio manager of Cornell Capital Partners, L.P., for a purchase price of $2,625,000. The purchase was effective as of January 1, 2004. Hudson Street incurred $45,000 of legal and professional fees associated with the purchase of the partnership interest, which have been capitalized. During the three months ended September 30, 2004, Hudson Street received $130,000 of cash distributions from this investment and recorded $215,233 as its distributive share of partnership net earnings. As of September 30, 2004, Hudson Street's investment in Yorkville amounted to $2,860,232 under the equity method of accounting and is reflected on the consolidated balance sheet in "Other Assets."

NOTE 4. NOTES AND LOAN PAYABLE


                                     September 30,             June 30,
                                          2004                  2004
                                        ---------           -----------
Current:
8% Note Payable-Current               $    57,831          $     57,831
Loan Payable-Shareholder                1,055,736             1,055,736
Note Payable-Cornell Capital            2,195,000             2,375,000
                                        ---------           -----------
Notes Payable-Current                  $3,308,568            $3,488,567
                                       ==========            ==========

Long-Term:
6% Unsecured Note                     $   498,469           $   498,469
Note Payable-ACT Australia              1,791,166             1,791,166
8% Note Payable-Non Current                57,832                57,832
                                      -----------             ---------
Notes Payable-Long-Term                $2,347,467            $2,347,467
                                       ==========            ==========


Future maturities of long-term debt as of September 30, 2004, excluding the note payable to ACT Australia, and the loan payable to shareholders are as follows:



                             Date          Amount
                         -------------   -----------

                         June 30, 2005   $2,418,988
                         June 30, 2006      223,988
                         June 30, 2007      166,156
                                         -----------
                      Total              $2,809,132
                                         ===========

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2004
                                   (UNAUDITED)

NOTE 5. CONVERTIBLE DEBENTURES

10% Secured Convertible Debentures Due November 2004

On November 22, 2002, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, L.P., whereby it agreed to issue and sell Two Hundred Fifty Thousand Dollars ($250,000) of 10% secured convertible debentures. These secured convertible debentures have a term of two years and are convertible into shares of common stock at a conversion price equal to $.001 per share. These secured convertible debentures accrue interest at a rate of 10% per year and are convertible at the holder's option. At the Company's option, these debentures may be paid in cash or redeemed at a 50% premium prior to November 2004. In connection with the Securities Purchase Agreement, the Company entered into a Security Agreement in favor of Cornell Capital Partners, L.P. whereby the Company granted to Cornell a security interest in all of its assets as security for its obligations under the secured convertible debentures, as well as all other obligations of the Company to Cornell Capital Partners, L.P. whether arising before, on or after the date of the Security Agreement.

The 10% convertible debentures contain a beneficial conversion feature computed at its intrinsic value, which is equal to the difference between the conversion price of the debentures and the fair market value, at the date of issuance of the debentures, of the shares of common stock issuable upon conversion of the debentures, multiplied by the number of shares into which the debentures are convertible at the commitment date. The amount attributable to the beneficial conversion feature of $250,000 is recorded as a discount on the debt and accreted over a 24-month period as interest expense in accordance with EITF 00-27. For the three months ended September 30, 2004 the Company accreted $23,438 of debt discount as interest expense.

The balance of the note payable of $187,500 ($173,961 net of discount) plus accrued interest of $35,947 as of September 30, 2004 will be paid in full and cancelled upon maturity.

NOTE 6. STOCKHOLDERS' EQUITY

Stock Issued for Note Payable to Cornell Capital Partners, L.P.

During the three months ended September 30, 2004, the Company issued 172,881,526 shares of common stock in partial repayment of the short-term note payable due to Cornell Capital Partners, L.P.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company has been, and may in the future be involved as, a party to various legal proceedings, which are incidental to the ordinary course of its business. Management regularly analyzes current information and, as necessary, provides accruals for probable liabilities on the eventual disposition of these matters. In the opinion of management, as of September 30, 2004, there were no threatened or pending legal matters that would have a material impact on the Company's consolidated results of operations, financial position or cash flows.

On February 5, 2004, the Company filed suit in Superior Court, Orange County, California, against Advanced Communications (Australia), Roger May, Global Communications Technologies Limited and Global Communications Technologies Pty Ltd to recover damages incurred as a result of wrongful actions of such defendants against the Company and to clarify the status of the Company's obligations to such defendants under various agreements and other arrangements, from which the Company believes it has been relieved as a result of such wrongful actions. In May and August 2004, the court issued an entry of default judgment in favor of the Company and against all of the above defendants. On October 22, 2004, the court held a hearing for final determination of the above action. The court has not yet issued its final determination based on that hearing.

Employment Agreement

On June 24, 2004, we entered into a two-year employment agreement with Martin Nielson, our Senior Vice President-Acquisitions (the "Nielson Agreement"). Under the terms of the Nielson Agreement, Mr. Nielson is employed as Encompass' President and Chief Executive Officer and Senior Vice

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2004
                                   (UNAUDITED)

President-Acquisitions of the Company. Mr. Nielson is entitled to a $200,000 annual salary and the right to earn up to 50,000,000 shares of our restricted common stock valued at $.01 per share, or $500,000, to vest over a two-year period. Mr. Nielson is also entitled to receive an Incentive Bonus determined at the discretion of our Compensation Committee based on his contribution to our overall performance as well as a bonus based on the overall separate business and financial performance of Encompass and its wholly-owned operating subsidiaries. In addition, we have provided Mr. Nielson with a $1 million life insurance policy for his benefit and also insure Mr. Nielson under a $2 million key man life insurance policy. The agreement contains standard confidentiality, noncompete and work-for-hire provisions.

The Company recorded $62,500 of amortization expense for the three months ended September 30, 2004 in connection with Mr. Nielson's employment agreement.

NOTE 8. GOING CONCERN

The Company's condensed consolidated financial statements for the three months ended September 30, 2004, have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company's negative cash flow from operations of $35,608 and working capital deficiency of $2,349,602 as of September 30, 2004, raise substantial doubt about its ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company's ability to resolve liquidity problems by generating sufficient operating profits to provide an additional source of working capital. During October 2004, the Company reduced its contractual obligations by making a cash payment of $195,000 on its short-term note to Cornell Capital Partners, L.P.

The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis by management provides information with respect to the Company's financial condition and results of operations for the three-month periods ended September 30, 2004 and 2003. The discussion should be read in conjunction with the information in the consolidated financial statements and the notes pertaining thereto contained in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2004 ("2004 10-KSB"), the information in the consolidated financial statements and the notes pertaining thereto contained in Item 1 - Financial Statements - in this Report on Form 10-QSB and the information discussed in our 2004 10-KSB under Risk Factors. Unless the context otherwise requires, all references herein to the "Company" refer to Advanced Communications Technologies, Inc. and its subsidiaries. Operating results for the three months ended September 30, 2004 are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 2005.

In the following Management's Discussion and Analysis of Financial Condition and Results of Operations and elsewhere in this quarterly report on Form 10-Q, words such as "estimates," "expects," "anticipates," "believes," "intends," "will," "seek" and other similar expressions, are intended to identify forward-looking information that involves risks and uncertainties. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Actual results and outcomes could differ materially as a result of important factors including, among other things, general economic conditions, geopolitical considerations, the Company's ability to renew or replace key supply and credit agreements, fluctuations in operating results, committed backlog, public market and trading issues, risks associated with dependence on key personnel, competitive market conditions in the Company's existing lines of business and technological obsolescence, as well as other risks and uncertainties.

GENERAL

We are a New York City-based diversified public holding company. We focus on high growth-potential businesses through our wholly owned operating subsidiaries in the technology services industry and our strategic investments in diverse industries. Through our wholly owned subsidiary and principal operating unit, Encompass Group Affiliates, Inc. ("Encompass"), we own Cyber-Test, Inc., a Delaware corporation ("Cyber-Test"). Cyber-Test is an electronic equipment repair company based in Longwood, Florida, and is our core operating business. Additionally, through our wholly-owned subsidiary, Hudson Street Investments, Inc., an investment vehicle, we own a minority interest in Yorkville Advisors Management, LLC, an investment management partnership, and through our wholly-owned subsidiary, SpectruCell, Inc., we hold the North and South American marketing and distribution rights, which we acquired in 1999, to SpectruCell, a software-defined, radio-based wireless technology that is currently under development in Australia by an unrelated third party.

Through our wholly owned subsidiaries, we specialize in the repair of computer peripheral products and other electronic equipment, and seek to make strategic minority investments in privately held companies in diverse industries.

We intend to pursue the acquisition of, and investment in, technology and/or brand differentiated companies with significant growth-potential. We seek to make the process of growth, through both organic and inorganic means, a core competency of each company that we acquire or in which we invest.

We have three principal means of diversifying our business, each of which is designed to give shareholders a strong value driver. Encompass, our principal operating subsidiary, intends to acquire synergistic companies in the technologies and services arena so that it becomes a vertically integrated distribution, service and Internet based solutions provider. Hudson Street is a minority partner in the management firm of an institutional investment company and continues to make minority investments in privately held companies in technology and other diverse industries. The Company itself also seeks to make minority investments in technology specific or highly differentiated companies with significant growth-potential

Results of Operations-Comparison of the Three Months Ended September 30, 2004 to the Three Months Ended September 30, 2003

Summary of Results of Operations

                                                      Quarter Ended                 Period to Period
                                         September 30, 2004    September 30, 2003       % Change
                                         ----------------------------------------      ------------
Net income from Cyber-Test operations        $    131,077         $         --                   --
Net income from investments                       215,233                   --                   --
Parent company and Encompass overhead            (427,052)            (213,918)                 100%
Net interest expense                              (39,266)             (63,277)                 (38%)
Forgiveness of debt                                    --                6,853                   --
                                             ------------         ------------         ------------
Net Loss                                     $   (120,008)        $   (270,342)                 (56%)
                                             ============         ============         ============


Overview of First Quarter Results

The three months ended September 30, 2004 was the first full reporting period reflecting Encompass' ownership of Cyber-Test`s operating business. During this period, Cyber-Test recorded $1,825,184 of sales relating to the repair, service and warranty and exchange of various office equipment such as facsimile machines, printers and scanners and computer peripheral products such as PDAs, laptop computers, monitors and multi-functional units. A gross profit of $673,756 or 37% of sales for the quarter was realized after deducting cost of sales in the amount of $1,151,428. For the three months ended September 30, 2004, Cyber-Test generated net profit from operations of $131,077 or 7.2% of sales, which when taking into account the numerous disruptions in Cyber-Test's operations during August and September because of the unprecedented hurricane season throughout Florida, was above our expectations. Although Cyber-Test experienced an increase in order fulfillment and an increase in backorders due to power outages resulting from three hurricanes and the delays associated with returning to full production, as of September 30, 2004 Cyber-Test has restored its backorder and order fulfillment time to normal levels. Management expects no long-term effects to its business. Conversely, during the three months ended September 30, 2004, Cyber-Test was successful in negotiating several new customer service agreements and has taken the necessary steps to implement this new business during the remainder of fiscal year 2005.

For the three months ended September 30, 2004, we reported an overall loss from operations of $295,975 because of consolidated overhead costs at the parent and Encompass levels versus a $213,918 loss for the three months ended September 30, 2003. These overhead costs amounted to $427,052 and include $206,134 of professional fees and costs, $67,060 of amortization of deferred compensation and depreciation and $153,858 of general and administrative costs. Our overall loss from operations was offset by $215,233 of other investment income from our investment in Yorkville Advisors Management, LLC. Our overall net loss of $120,008 for the three months ended September 30, 2004 was 56% less than our overall net loss of $270,342 for the comparative three-month period ended September 30, 2003.

Revenue

Revenue for the three months ended September 30, 2004 was $1,825,184 and was entirely attributable to Cyber-Test's operations. We did not recognize any revenue for the three months ended September 30, 2003. All revenue from Cyber-Test's operations was from the repair and service of office equipment and computer peripheral products, extended warranty sales and the sale of computer parts and accessories.

Cost of Sales

Our cost of sales during the three months ended September 30, 2004, was $1,151,428 and was comprised principally of purchased supplies and parts in the amount of $340,134, direct labor costs of $327,011 and freight and shipping expense in the amount of $345,650.

Gross Profit

Gross profit was 37% of gross sales from Cyber-Test's operations for the three months ended September 30, 2004, which resulted in an operating income margin of 7.2% of sales. Our gross profit percentage increased slightly from Cyber-Test's one-month operations during June 2004 due to a reduction in the number of replacement machines and parts required to fulfill orders during the quarter, enhanced by the implementation of lower delivery charges which were negotiated in June 2004. Also contributing to the slight increase in gross profit percentage was Cyber-Test's successful hiring and training of new repair technicians, allowing more orders to be fulfilled.

Operating Expenses

Total operating expenses for the three months ended September 30, 2004 and 2003 were $969,731 and $213,918, respectively, representing a $755,813 or 353% increase for the three months ended September 30, 2004 as compared to the three months ended September 30, 2003. This increase was attributable to an increase in professional fees in the amount of $143,139 during the three months ended September 30, 2004 versus the same period in 2003 due to the increase in investment and acquisition activity during the quarter, as well as an increase in selling, general and administrative costs of $649,243 due to the addition of the Encompass and Cyber-Test operations.

Depreciation and amortization expense for the three months ended September 30, 2004 decreased by $36,569 to $70,306 from $106,875 from the three months ended September 30, 2003 due to deferred commitment fees and financing costs being fully amortized in fiscal year 2004 and the quarterly amortization of deferred compensation for the three months ended September 30, 2004 in the amount of $62,500.

Other general and administrative expenses amounted to $687,266 for the three months ended September 30, 2004, which is a $649,243 increase from the comparative prior period due principally to the addition of the Cyber-Test operating business overhead during the quarter. Such overhead expenses include the overhead operation and cost associated with employing approximately 90 employees and operating a 29,000 square foot office and warehouse facility. The following is a breakdown of the components of other selling, general and administrative costs:

                                         Three Months Ended
                                            September 30,       Period to Period
                                        2004           2003            % Change
                                      ------------------------         --------

Salaries and wages                    $376,286        $     --               --
Building facilities expense             76,701              --               --
Payroll and Unemployment taxes          28,040              --               --
Telephone and utilities                 27,167              --               --
Marketing and Promotion                 24,722              --               --
Other SG&A costs                       154,350          38,023              305%
                                      --------        --------         --------
                                      $687,266        $ 38,023            1,707%
                                      ========        ========         ========

Other Income (Expenses)

During the three months ended September 30, 2004, we realized $175,967 of net other income due to the favorable results of our investment in Yorkville Advisors, which generated $215,233 of income during the quarter ended September 30, 2004. This investment income was offset, in part by, net interest expense of $39,266 inclusive of accrued interest on our 10% Secured Convertible Debentures, our 8% Note Payable, our 6% Note Payable and $23,438 of debt discount expense, net of $650 of interest income.

Interest expense incurred for the three months ended September 30, 2003 was $63,277 and was attributable to quarterly interest on the Company's 10% Secured Convertible Debentures, the 5% $1,000,000 Convertible Debentures and the 8% Note Payable. Forgiveness of debt income of $6,853 for the three months ended September 30, 2003 was attributable to the favorable settlement of certain accounts payable.

Overall net interest expense decreased by $24,011 to $39,266 from $63,277 for the three months ended September 30, 2004 to 2003. This decrease was due primarily to the lower levels of interest bearing debt.

Significant Accounting Policies

Financial Reporting Release No. 60, which was recently released by the Securities and Exchange Commission, requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. The following is a brief discussion of the more significant accounting policies and methods used by us. In addition, Financial Reporting Release No. 61 was recently released by the Securities and Exchange Commission to require all companies to include a discussion to address, among other things, liquidity, off-balance sheet arrangements, contractual obligations and commercial commitments.

                                Use of Estimates

The preparation of the consolidated financial statements of the Company in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. In particular, significant estimates are required to value inventory and estimate the future cost associated with the Company's warranties. If the actual value of the Company's inventories differs from these estimates, the Company's operating results could be adversely impacted. The actual results with regard to warranty expenditures could also have an adverse impact on the Company if the actual rate of repair failure or the cost to re-repair a unit is greater than what the Company has used in estimating the warranty expense accrual.

Inventory

Inventory consists primarily of repair parts, consumable supplies for resale and used machines that are held for repair and/or resale, and are stated at the lower of weighted average cost or market. The weighted average cost of inventory approximates the first-in, first-out ("FIFO") method. Management performs periodic assessments to determine the existence of obsolete, slow-moving and nonsalable inventory and records necessary provisions to reduce such inventory to net realizable value.

Property and Equipment

Property, plant and equipment are stated at cost. Assets are depreciated using the straight-line method for both financial statement and tax purposes based on the following estimated useful lives:



            Leasehold improvements                  15 to 40 years
            Machinery and equipment                   3 to 7 years
            Furniture and fixtures                    5 to 7 years



Maintenance and repairs are charged to expense when incurred.

Warranty Reserve

Refurbished peripheral computer equipment sold to customers and the repair of customer owned equipment is guaranteed for a period of ninety days and the repair of circuit boards is guaranteed for a period of 12 months. Any defective refurbished equipment is replaced free of charge and customer owned equipment is repaired without charge during the warranty period. Cyber-Test provides a reserve for warranty repairs based on historical failure rates and the estimated cost to repair.

Allowance for Doubtful Accounts

The Company makes judgments as to its ability to collect outstanding receivables and provides allowances for the portion of receivables when collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding invoices. For those invoices not specifically reviewed, provisions are provided at differing rates, based upon the age of the receivable. In determining these percentages, the Company analyzes its historical collection experience and current economic trends. If the historical data the Company uses to calculate the allowance provided for doubtful accounts does not reflect the future ability to collect outstanding receivables, additional provisions for doubtful accounts may be needed and the future results of operations could be materially affected.

Long-Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such review indicates that the asset is impaired, when the carrying amount of an asset exceeds the sum of its expected future cash flows, on an undiscounted basis, the asset's carrying amount is written down to fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Excess of Cost Over Net Assets Acquired

In accordance with SFAS No. 141, the Company allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired based on their estimated fair values. The excess purchase price over those fair values is recorded as "Excess of Cost Over Net Assets Acquired". The fair value assigned to intangible assets acquired is either based on valuations prepared by independent third party appraisal firms using estimates and assumptions provided by management or negotiated at arms-length between the Company and the seller of the acquired assets. In accordance with SFAS No. 142, goodwill and purchase intangibles with indefinite lives acquired after June 30, 2001, are not amortized but will be reviewed periodically for impairment. Purchased intangibles with finite lives will be amortized on a straight-line basis over their respective useful lives.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities, using the treasury stock method that could share in the earnings of an entity. Shares of common stock that could have been issued upon conversion of convertible debt were excluded from the calculation of diluted earnings (loss) per share, as their effect would have been anti-dilutive.

Business Segments

The Company applies Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information". During the three months ended September 30, 2004, the Company operated in one segment and therefore segment information is not presented.

Management has determined that it is not meaningful to provide geographic segment disclosures for revenues and long-lived assets because the Company performs services for and generates revenue from customers throughout the U.S.

Revenue Recognition

The Company recognizes revenue from the sale of refurbished computer equipment and related products upon delivery of goods to a common carrier for delivery to the customer. Revenue for the repair of customer owned equipment is recognized upon completion of the repair. The Company assumes the risk of loss due to damage or loss of products during shipment. The Company is reimbursed by the common carriers for shipping damage and lost products. The Company sells extended warranty and product maintenance contracts. Revenue from these contracts is deferred and recognized as income on a straight-line basis over the life of the contract, which typically is for a period of one year. Service warranty and product maintenance revenue represented less than 5% of the Company's total revenue for the three months ended September 30, 2004.

Investment in Unconsolidated Partnership

The Company accounts for its investment in an unconsolidated partnership under the equity method of accounting, as the Company does not have any management control over this entity. This investment is recorded initially at cost and subsequently adjusted for equity in net earnings and cash distributions.

LIQUIDITY AND CAPITAL RESOURCES

On July 16, 2003, we entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P., a private limited partnership ("Cornell Capital"). Pursuant to the Equity Line of Credit, the Company may, at its discretion, periodically sell to Cornell Capital shares of our common stock for a total purchase price of up to $30,000,000. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay 91% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board, or such other principal market on which common stock is traded, for the five (5) trading days immediately following the date we give notice to Cornell Capital of a requested draw down. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. On July 31, 2003, the Securities and Exchange Commission declared effective our registration statement filed on Form SB-2. In accordance with the terms of the Equity Line of Credit, Cornell Capital is not permitted to own more than 9.99% of our outstanding common stock at any one time; however Cornell Capital is permitted to waive such restriction, which waiver is effective on the 61st day after delivery of the waiver to us.

We have financed our acquisitions and investments principally with short-term borrowings through our equity line with Cornell Capital and cash received in exchange for the issuance of 4,200 shares of our Series A Preferred Stock to Cornell Capital. We have funded our ongoing operations through cash distributions received from (i) our investment in Yorkville Advisors, an investment management partnership, and (ii) working capital generated by Cyber-Test, our core operating business. Our cash and cash equivalents totaled $1,111,289 at September 30, 2004.

We are currently in the process of exploring various alternative sources of financing to reduce our reliance on the Equity Line of Credit with Cornell Capital and the dilutive effect such facility has on our stock price. We are also currently in discussions with Cornell Capital, banking institutions and other institutional investors to secure up to a $20 million acquisition debt facility to be used by us for the purpose of acquiring private and/or public companies in the technology and service industry that we believe will be accretive to our business. These discussions are in the preliminary stages.

During the three months ended September 30, 2004, we made advances under the Equity Line of Credit in the aggregate amount of $100,000 in exchange for issuing 172,881,526 shares of common stock to Cornell Capital Partners. These advances were used to pay down our short-term note to Cornell Capital Partners, L.P. Also during the quarter, Hudson Street received $130,000 of partnership cash distributions from Yorkville Advisors. We believe that our existing sources of liquidity including cash resources and cash provided by operating activities, supplemented by distributions from Hudson Street's investment will provide sufficient resources to meet our present and future working capital and cash requirements for at least the next 12 months.

We had total liabilities of $6,514,496 as of September 30, 2004 versus $6,040,942 as of September 30, 2003. Included in the total for September 30, 2004 are contractual obligations of $3,667,594. These contractual obligations, along with the dates on which such payments are due, are described below:


                                                                Payments Due by Period (from September 30, 2004)
                                              -----------------------------------------------------------------------------------
                                                                      1                 2-3              4-5            After 5
Contractual Obligations                          Total           Year or Less          Years            Years             Years
-------------------------------------------   ------------      -------------     --------------     ------------      ----------
Notes Payable and Interest Thereon            $2,836,419*        $2,430,992        $  405,427        $       --        $       --

Convertible Debentures and Interest Thereon      209,908            209,908                --                --                --
Accounts Payable and Accrued Expenses            501,670            501,670                --                --                --
Other Current Liabilities                        119,597            119,597                --                --                --
                                              ----------         ----------        ----------        ----------        ----------
  Total Contractual Obligations               $3,667,594         $3,262,167        $  405,427        $       --        $       --
                                              ==========         ==========        ==========        ==========        ==========



* Excludes $1,791,166 due to Advanced Communications (Australia) under the Stock Purchase Agreement dated April 5, 2000. The Company believes that this obligation is not enforceable as a result of Advanced Communications (Australia)'s improper unilateral revocation of the Stock Purchase Agreement and other wrongful acts of Advanced Communications (Australia), Roger May and related parties. Also excludes $1,055,736 due to Roger May and/or Global Communications Technologies Limited and/or Global Communications Technologies Pty Ltd for monies provided to the Company. The Company believes it is not obligated to pay these amounts as a result of wrongful acts of such parties against the Company. On February 5, 2004, the Company filed suit in Superior Court, Orange County, California seeking a judgment against Advanced Communications (Australia), Roger May, Global Communications Technologies Limited and Global Communications Technologies Pty Ltd to recover damages related to their wrongful acts against the Company. The Company's damages claims exceed the $2,846,902 allegedly due such defendants. The Company also seeks in the action to have its obligations under the Stock Purchase Agreement and other arrangements clarified as to such defendants. In May and August 2004, the court issued an entry of default judgment in favor of the Company and against all of the above defendants. On October 22, 2004, the court held a hearing for final determination of the above action. The court has not yet issued its final determination based on that hearing.

During the three months ended September 30, 2004, the Company reduced its contractual obligations by $57,380 through cash payments. At September 30, 2004, we had a working capital deficiency of $2,349,602. In October 2004, the Company repaid $195,000 of its short-term note payable to Cornell Capital Partners, L.P. through the payment of cash.

Below is a discussion of our sources and uses of funds for the three months ended September 30, 2004:

Overall Net Change In Cash Flow For The Three Months Ended September 30, 2004

During the quarter, we had an overall net decrease in cash in the amount of $81,881. This overall net decrease in cash was due to the payment of $80,000 on our short-term note to Cornell Capital Partners, L.P. Our negative cash flow from operations in the amount of $35,608 was offset by $33,727 of net cash flow from our investment activities.

Net Cash Used In Operating Activities

Net cash used in operating activities was $35,608 for the three months ended September 30, 2004. The use of cash in operating activities for the three months ended September 30, 2004 was principally the result of our consolidated net loss of $120,008 offset by non-cash charges for amortization and debt discount expense in the aggregate amount of $93,744. Net cash used in operating activities was $121,072 for the three months ended September 30, 2003 and was principally the result of net losses during the period together with a reduction in accounts payable, offset by non cash charges for depreciation and amortization, debt discount expense and common stock to be issued in the aggregate amount of $370,313.

Net Cash From Investing Activities

Cash provided from investing activities of $33,727 for the three months ended September 30, 2004 was attributable to $130,000 of cash distributions from our partnership investment offset by $4,655 for the purchase of business assets by Cyber-Test and the purchase by Hudson Street of $91,618 of marketable investment securities in public and private companies. No cash was provided by or used in investing activities for the three months ended September 30, 2003.

Net Cash From (Used In) Financing Activities

Net cash of $80,000 used in financing activities for the three months ended September 30, 2004 was from the repayment of our short-term note to Cornell Capital Partners, L.P. Net cash from financing activities of $100,000 for the three months ended September 30, 2003 was from proceeds on the sale of common stock to Cornell Capital Partners, L.P., under the Company's Equity Line of Credit facility.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

COMPANY QUARTERLY STOCK PRICE

Price Range of Common Stock

Our common stock is currently traded on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "ADVC". As of November 15, 2004, there were 2,004,247,731 common shares outstanding and approximately 550 holders of record. We believe that the number of beneficial owners is substantially greater than the number of record holders because a large portion of our common stock is held in "broker" or "street names".

The following table sets forth, for the fiscal periods indicated, the bid price range of our common stock:

                                                     High Bid          Low Bid
                                                     --------          -------
2005
Quarter Ended September 30, 2004                     $ .00119          $ .0005

2004
Quarter Ended September 30, 2003                      $  .007          $.00163
Quarter Ended December 31, 2003                        .00363           .00169
Quarter Ended March 31, 2004                            .0025           .00131
Quarter Ended June 30, 2004                             .0015           .00081


Such market quotations reflect the inter-dealer prices as reflected by the OTCBB without retail mark-up, markdown or commissions and may not necessarily represent actual transactions.

ITEM 3. CONTROLS AND PROCEDURES

As of September 30, 2004, we carried out an evaluation, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on this evaluation, our Chief

Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective in timely alerting them to material information required to be included in our periodic reports that are filed with the Securities and Exchange Commission. It should be noted that the design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote. In addition, we reviewed our internal controls, and there have been no significant changes in our internal controls or in other factors that could significantly affect those controls subsequent to the date of our last evaluation.

                                     PART II

OTHER INFORMATION

The statements in this quarterly report, Form 10-QSB, that are not historical constitute "forward-looking statements". Such forward-looking statements involve risks and uncertainties that may cause the actual results, performance or achievements of the Company and its subsidiary to be materially different from any future results, performances or achievements, express or implied by such forward-looking statements. These forward-looking statements are identified by their use of such terms and phrases as "expects", "intends", "goals", "estimates", "projects", "plans", "anticipates", "should", "future", "believes", and "scheduled".

ITEM 1. LEGAL PROCEEDINGS

On February 5, 2004, the Company filed suit in Superior Court, Orange County, California, against Advanced Communications (Australia), Roger May, Global Communications Technologies Limited and Global Communications Technologies Pty Ltd to recover damages incurred as a result of wrongful actions of such defendants against the Company and to clarify the status of the Company's obligations to such defendants under various agreements and other arrangements, from which the Company believes it has been relieved of as a result of such wrongful actions. In May and August 2004, the court issued an entry of default judgment in favor of the Company and against all of the above defendants. On October 22, 2004, the court held a hearing for final determination of the above action. The court has not yet issued its final determination based on that hearing.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

ITEM 5. OTHER INFORMATION

None.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a) Exhibits.

Exhibit No.  Description                                             Location
             -----------------------------------------------------   -------------------------------------------
1.1          Exchange Agreement between MRC Legal Services           Incorporated by reference to Exhibit 1.1 to
             Corporation and Advanced Communications Technologies,   Company's Form 8-K filed on February 4, 2000
             Inc. dated as of January 31, 2000
2.1          Asset Purchase Agreement dated May 27, 2004, by and
             between Cyber-Test, Inc., a Delaware corporation and    Incorporated by reference to Exhibit 10.1 to
             Cyber-Test, Inc., a Florida corporation.                the Company's Form 8-K filed on June 3, 2004

3.1.1        Articles of Incorporation of Media Forum                Incorporated by reference to Exhibit 2.1 to
             International, Inc.                                     the Company's Form S-8 filed on February 9,
                                                                     2000


Exhibit No.  Description                                             Location
             -----------------------------------------------------   -------------------------------------------
3.1.2        Second Amendment to Articles of Incorporation of        Incorporated by reference to Exhibit 2.2 to
             Telenetworx, Inc.                                       the Company's Form S-8 filed on February 9,
                                                                     2000

3.1.3        Third Amendment to Articles of Incorporation of Media   Incorporated by reference to Exhibit 2.3 to
             Forum International, Inc.                               the Company's Form S-8 filed on February 9,
                                                                     2000

3.1.4        Fourth Amendment to Articles of Incorporation           Incorporated by reference to Exhibit 2.7 to
                                                                     the Form SB-2 filed with the SEC on March 5,
                                                                     2002
3.1.5        Fifth Amendment to Articles of Incorporation            Incorporated by reference to Exhibit 2.8 to
                                                                     the Form SB-2 filed with the SEC on July 16,
                                                                     2003
3.1.6        Sixth Amendment to Articles of Incorporation            Incorporated by reference to the Company's
                                                                     Form 10-KSB filed on November 3, 2004
3.1.7        Seventh Amendment to Articles of Incorporation          Incorporated by reference to the Company's
                                                                     Form 10-KSB filed on November 3, 2004

3.2          Bylaws of the Company                                   Incorporated by reference to Exhibit 2.4 to
                                                                     the Company's Form S-8 filed on February 9,
                                                                     2000

10.1         Lease Agreement dated as of November 27, 2001 between   Incorporated by reference to Exhibit 10.1 to
             the Company and Continental Development, L.P. II        the Form SB-2 filed with the SEC on March 5,
                                                                     2002

10.2         Stock Purchase Agreement between Advanced               Incorporated by reference to Exhibit 10.2 to
             Communications Technologies, Inc. and Advanced          the Form S-1 Registration Statement filed on
             Communications Technologies (Australia) Pty Ltd.        August 14, 2001

10.3         Agreement dated June 27, 2000, between Ladenburg        Incorporated by reference to Exhibit 10.3 to
             Thalmann & Co. and the Company                          the Company's Form S-1 Registration Statement
                                                                     filed on August 14, 2001

10.4         Common Stock Purchase Agreement dated December 14,      Incorporated by reference to Exhibit 10.4 to
             2000, between the Company and Wanquay Ltd.              the Company's Form S-1 Registration Statement
                                                                     filed on August 14, 2001

10.5         Registration Rights Agreement dated December 14,        Incorporated by reference to Exhibit 10.5 to
             2000, between the Company and Wanquay Ltd.              the Company's Form S-1 Registration Statement
                                                                     filed on August 14, 2001

10.6         Escrow Agreement dated December 14, 2000, among the     Incorporated by reference to Exhibit 10.6 to
             Company, Wanquay Ltd. and Epstein Becker & Green        the Company's Form S-1 Registration Statement
                                                                     filed on August 14, 2001

10.7         Consulting Agreement with M. Richard Cutler dated       Incorporated by reference to Exhibit 10.1 to
             January 31, 2000                                        the Company's Form S-8 filed on February 9,
                                                                     2000


Exhibit No.  Description                                             Location
             -----------------------------------------------------   -------------------------------------------
10.8         Stock Purchase Agreement dated April 5, 2000, between   Incorporated by reference to Exhibit 10.5 to
             Advanced Communications Technologies, Inc. and          the Company's Form 10-QSB filed on May 24,
             Advanced Communications Technologies Pty Ltd.           2000

10.9         Securities Purchase Agreement dated January 10, 2002,   Incorporated by referenced to Exhibit 10.9 to
             by and among Advanced Communications Technologies,      the Company's Form 10-QSB filed on February
             Inc. and Buyers                                         12, 2002

10.10        Investor Registration Rights Agreement dated January    Incorporated by reference to Exhibit 10.10 to
             10, 2002, by and among Advanced Communications          the Company's Form 10-QSB filed on February
             Technologies, Inc. and Investors                        12, 2002

10.11        Transfer Agent Instructions                             Incorporated by reference to Exhibit 10.11 to
                                                                     the Company's Form 10-QSB filed on February
                                                                     12, 2002

10.12        Escrow Agreement dated January 10, 2002, by and among   Incorporated by reference to Exhibit 10.12 to
             Advanced Communications Technologies, Inc., Buyers      the Company's Form 10-QSB filed on February
             and First Union National Bank                           12, 2002

10.13        Equity Line of Credit Agreement dated July 2003, by     Incorporated by reference to Exhibit 10.13 to
             and between Cornell Capital Partners, LP and Advanced   the Form SB-2 filed with the SEC on July 16,
             Communications Technologies, Inc.                       2003

10.14        Registration Rights Agreement dated July 2003, by and   Incorporated by reference to Exhibit 10.14 to
             between Advanced Communications Technologies, Inc.      the Form SB-2 filed with the SEC on July 16,
                                                                     2003

10.15        Placement Agent Agreement dated July 2003, by and       Incorporated by reference to Exhibit 10.15 to
             between Advanced Communications Technologies, Inc.      the Form SB-2 filed with the SEC on July 16,
             and Westrock Advisors, Inc.                             2003

10.16        Escrow Agreement dated July 2003, by and among          Incorporated by reference to Exhibit 10.16 to
             Advanced Communications Technologies, Inc., Cornell     the Form SB-2 filed with the SEC on July 16,
             Capital Partners, LP, Butler Gonzalez LLP and First     2003
             Union National Bank

10.17        License and Distribution Agreement dated as of          Incorporated by reference to Exhibit 10.17 to
             July 5, 2000, between Advanced Communications           the Company's Amendment to Form 10-KSB filed
             Technologies, Inc. and Advanced Communications          on May 23, 2002
             Technologies (Australia) Pty. Ltd.

10.18        Letter of Intent dated September 7, 2001 re: Purchase   Incorporated by reference to Exhibit 10.18 to
             of Advanced Communications (Australia)                  Amendment No. 1 to the Company's Form 10-QSB
                                                                     for the quarter ended December 31, 2001

                                       21


Exhibit No.  Description                                             Location
             -----------------------------------------------------   -------------------------------------------
10.19        Securities Purchase Agreement, dated November 2002,     Incorporated by reference to Exhibit 10.19 to
             by and among Advanced Communications and Buyers         the Company's Form 10-KSB for the year ended
                                                                     June 30, 2002 filed on December 6, 2002

10.20        Investor Registration Rights Agreement, dated           Incorporated by reference to Exhibit 10.20 to
             November 2002, by and among Advanced Communications     the Company's Form 10-KSB for the year ended
             and Investors                                           June 30, 2002 filed on December 6, 2002

10.21        Secured Convertible Debenture                           Incorporated by reference to Exhibit 10.21 to
                                                                     the Company's Form 10-KSB for the year ended
                                                                     June 30, 2002 filed on December 6, 2002

10.22        Escrow Agreement, dated November 2002, by and among     Incorporated by reference to Exhibit 10.22 to
             Advanced Communications, Buyers, and Wachovia Bank,     the Company's Form 10-KSB for the year ended
             N.A.                                                    June 30, 2002 filed on December 6, 2002

10.23        Irrevocable Transfer Agent Instructions, dated          Incorporated by reference to Exhibit 10.23 to
             November 2002                                           the Company's Form 10-KSB for the year ended
                                                                     June 30, 2002 filed on December 6, 2002

10.24        Security Agreement, dated November 2002, by and among   Incorporated by reference to Exhibit 10.24 to
             Advanced Communications and Buyers                      the Company's Form 10-KSB for the year ended
                                                                     June 30, 2002 filed on December 6, 2002

10.25        Middletons Lawyers Letter, dated November 11, 2002,     Incorporated by reference to Exhibit 10.25 to
             terminating the April 2000 Stock Purchase Agreement     the Company's Form 10-KSB for the year ended
             between Advanced Communications Technologies, Inc.      June 30, 2002 filed on December 6, 2002
             and Advanced Communications (Australia)

10.26        Consulting Agreement dated July 1, 2002, between        Incorporated by reference to Exhibit 10.26 to
             Advanced Communications and Randall H. Prouty           the Company's Third Amended Form 10-KSB for
                                                                     the year ended June 30, 2002 filed on
                                                                     June 13, 2003

10.27        Proxy Statement, dated March 25, 1999                   Incorporated by reference to Exhibit 10.27 to
                                                                     the Company's Third Amended Form 10-KSB for
                                                                     the year ended June 30, 2002 filed on June 13,
                                                                     2003
10.28        Termination of Lease Agreement, dated November 25,
             2003, by and between Continental Development, L.P. II   Incorporated by reference to Exhibit 10.28 to
             (Lessor) and Advanced Communications                    the Company's Form 10-QSB filed on February
                                                                     13, 2004
10.29        6% Senior Unsecured Promissory Note, in the original
             principal amount of $547,000 issued         on June     Incorporated by reference to Exhibit 10.2 to
             3, 2004 by Cyber-Test, Inc., a Delaware corporation     the Company's Form 8-K filed on June 3, 2004
             in favor of Cyber-Test, Inc., a Florida corporation.

10.30        Escrow Agreement, June 3, 2004, by and between
             Cyber-Test, Inc., a Delaware corporation and            Incorporated by reference to Exhibit 10.3 to
             Cyber-Test, Inc., a Florida corporation.                the Company's Form 8-K filed on June 3, 2004


Exhibit No.  Description                                             Location
             -----------------------------------------------------   -------------------------------------------
10.31        NonCompetition Agreement, June 3, 2004, by and
             between Cyber-Test, Inc., a Delaware corporation, and   Incorporated by reference to Exhibit 10.4 to
             Cyber-Test, Inc., a Florida corporation and the         the Company's Form 8-K filed on June 3, 2004
             shareholders of Cyber-Test Florida.

10.32        Employment Agreement, June 3, 2004, by and between
             Cyber-Test, Inc., a Delaware corporation and Lisa       Incorporated by reference to Exhibit 10.5 to
             Welton.                                                 the Company's Form 8-K filed on June 3, 2004

10.33        Employment Agreement, June 3, 2004, by and between
             Cyber-Test, Inc., a Delaware corporation and Thomas     Incorporated by reference to Exhibit 10.6 to
             Sutlive.                                                the Company's Form 8-K filed on June 3, 2004

10.34        [RESERVED]

10.35        Amendment No. 1 to 6% Unsecured Promissory Note dated
             August 10, 2004                                         Incorporated by reference to the Company's
             ------------------------------------------------------  Form 10-KSB filed on November 3, 2004

10.36        Agreement, dated May 27, 2004, by and among
             Encompass Group Affiliates, Inc. , Hy-Tech Technology   Incorporated by reference to the Company's
             Group, Inc. and Hy-Tech Computer Systems, Inc.          Form 10-KSB filed on November 3, 2004

10.37        Customers Lists License Agreement, dated June 24,
             2004, by and among Encompass Group Affiliates, Inc.,    Incorporated by reference to the Company's
             Hy-Tech Technology Group, Inc. and Hy-Tech Computer     Form 10-KSB filed on November 3, 2004
             Systems, Inc.

10.38        Websites License Agreement, dated June 24, 2004, by
             and among Encompass Group Affiliates, Inc. , Hy-Tech    Incorporated by reference to the Company's
             Technology Group, Inc. and Hy-Tech Computer Systems,    Form 10-KSB filed on November 3, 2004
             Inc.

10.39        NonCompetition and Nondisclosure Agreement by and
             among Encompass Group Affiliates, Inc. , Hy-Tech        Incorporated by reference to the Company's
             Technology Group, Inc. and Hy-Tech Computer Systems,    Form 10-KSB filed on November 3, 2004
             Inc.

10.40        Form of Exchange Agreement, dated June 24, 2004, by
             and between Advanced Communication and certain          Incorporated by reference to the Company's
             debenture holders of Hy-Tech Technology Group, Inc.     Form 10-KSB filed on November 3, 2004

10.41        Employment Agreement dated June 24, 2004 by and         Incorporated by reference to the Company's
             between Encompass Group Affiliates, Inc., Advanced      Form 10-KSB filed on November 3, 2004
             Communications Technologies, Inc. and Martin Nielson

10.42        Escrow Agreement dated May 28, 2004 by and among        Incorporated by reference to the Company's
             Advanced Communications Technologies, Inc., Buyers      Form 10-KSB filed on November 3, 2004
             and Butler Gonzalez, LLP, Escrow Agent

10.43        Investment Agreement dated May 28, 2004 by and among    Incorporated by reference to the Company's
             Advanced Communications Technologies, Inc. and          Form 10-KSB filed on November 3, 2004
             Cornell Capital Partners, L.P.


Exhibit No.  Description                                             Location
             -----------------------------------------------------   -------------------------------------------

10.44        Registration Rights Agreement dated May 28, 2004 by     Incorporated by reference to the Company's
             and among Advanced Communications Technologies, Inc.    Form 10-KSB filed on November 3, 2004
             and Cornell Capital Partners, L.P.

14.1         Code of Business Conduct and Ethics for Advanced
             Communications                                          Incorporated by reference to the Company's
                                                                     Form 10-KSB filed on November 3, 2004
31.1         Certification by President and Chief Financial
             Officer pursuant to Sarbanes-Oxley Section 302          Provided herewith

32.1         Certification by President and Chief Financial
             Officer pursuant to 18 U.S.C. Section 1350:             Provided herewith


(b) Reports on Form 8-K.

None.

                                   SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.



By:      /s/ Wayne I. Danson
         -----------------------------------------------
Name:    Wayne I. Danson
Title:   President (Principal Executive Officer), Chief
         Financial Officer (Principal Accounting
         Officer) and Director
Date:    November 18, 2004

EXHIBIT 31.1
ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
OFFICER'S CERTIFICATE PURSUANT TO SECTION 302

I, Wayne I. Danson, the President and Chief Financial Officer of Advanced Communications Technologies, Inc. certify that:

1. I have reviewed this Form 10-QSB of Advanced Communications Technologies,
Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Omitted;

(c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5. The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

(a)All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

(b)Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.


                         Date: November 18, 2004

                         /s/ Wayne I. Danson
                         -------------------------------------
                         Wayne I. Danson
                         President and Chief Financial Officer



The introductory paragraph of Section 4 of this certification that refers to the certifying officers' responsibility for establishing and maintaining internal control over financial reporting for the company, as well as paragraph 4(b), have been omitted in accordance with Release No. 33-8238 (June 5, 2003) because the compliance period has been extended for small business issuers until the first fiscal year ending on or after April 15, 2005.

EXHIBIT 32.1
ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Advanced Communications Technologies, Inc. (the "Company") on Form 10-QSB for the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Wayne I. Danson, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Advanced Communications Technologies, Inc. and will be retained by Advanced Communications Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


                         Date:  November 18, 2004

                          /s/ Wayne I. Danson
                         -------------------------------------
                         Wayne I. Danson
                         President and Chief Financial Officer



A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Advanced Communications Technologies, Inc. and will be retained by Advanced Communications Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 3, 2004

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

             (Exact Name of Registrant as Specified in its Charter)



FLORIDA                               000-30486              65-0738251
--------------------------------------------------------------------------------
(State or other Jurisdiction    (Commission File Number)     (I.R.S. Employer
  of incorporation)                                          Identification No.)


                 420 Lexington Avenue, New York, New York 10170
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (646) 227-1600

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On June 3, 2004 (the "Closing"), an indirect subsidiary of Advanced Communications Technologies, Inc. ("ACT"), Cyber-Test, Inc. ("C-T Delaware"), purchased substantially all of the assets of Cyber-Test, Inc., a privately held Florida corporation ("C-T Florida"). C-T Delaware is a newly formed Delaware corporation and a wholly-owned subsidiary of Encompass Group Affiliates, Inc., which is a wholly-owned subsidiary of ACT ("Encompass" and collectively with ACT and C-T Delaware, the "Company").

C-T Florida's principal executive offices, which will be the principal executive offices of C-T Delaware, are located in Longwood, Florida. C-T Florida was engaged in the business of providing warranty and other office equipment services on behalf of sellers of office equipment. All of the assets of C-T Florida shall remain with C-T Delaware and C-T Delaware will carry on the business of C-T Florida going forward. Although the transaction closed on June 3, 2004, the parties had signed the Asset Purchase Agreement on May 27, 2004 (the "Asset Purchase Agreement").

The purchase price for the assets of C-T Florida (the "Purchase Price") was determined as a result of arm's length negotiations between C-T Florida and C-T Delaware. Neither C-T Florida nor its principals were, prior to the consummation of this transaction, affiliated with the Company and neither the Company nor any of its affiliates has any ownership interest in C-T Florida.

The Purchase Price consists of three components, as follows:

(a) a fixed payment of $3,000,000 paid in cash at Closing;

(b) a 6% senior unsecured promissory note in the original principal amount of $547,000 (the "Note"), the principal of which shall be repaid in three (3) equal annual installments of $182,333.33 on the first, second and third anniversary of the date of issuance of the Note, together with all unpaid interest accrued prior to such payment date; and

(c) a right to earn shares of ACT's common stock, to be earned as follows:

On June 30 of each year during the three (3) year period commencing July 1, 2004 and ending June 30, 2007, C-T Florida has the right to receive 16,666,667 shares of ACT's common stock (the "Earn-Out Shares"), provided that C-T Delaware achieves the Milestones (as defined below) during such year. In the event that C-T Delaware does not achieve the Milestones during any year, the Earn-Out Shares for such year are forfeited and, except as provided below, C-T Florida has no right to re-earn such Earn-Out Shares in a future year. Notwithstanding the foregoing, in the event the Milestones are not achieved in a given year, the board of directors of ACT has the right, in its sole and absolute discretion, to grant to C-T Florida all or a portion of the Earn-Out Shares that could have been earned during such year.

Upon earning the Earn-Out Shares, if applicable, the Earn-Out Shares will be placed in escrow to be held by an escrow agent and released upon Lisa Welton's completion of the original three (3) year term of her employment agreement (as described below), all in accordance with the terms of an escrow agreement entered into between C-T Delaware and C-T Florida. Upon release from escrow, the Earn-Out Shares will have piggyback registration rights, subject to customary underwriters' cutbacks.

"Milestones" means the following revenue and EBIDTA (earnings before interest, depreciation, taxes and amortization) goals of C-T Delaware for the applicable year:



--------------------------------------------------------------------------------
   Fiscal Year End                    Revenues                          EBIDTA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    June 30, 2005                  $  6,600,000                       $  500,000
--------------------------------------------------------------------------------
    June 30, 2006                  $  8,600,000                       $  860,000
--------------------------------------------------------------------------------
    June 30, 2007                  $ 11,600,000                       $1,400,000
--------------------------------------------------------------------------------



At Closing, C-T Florida delivered its final Closing balance sheet to C-T Delaware, with "net working capital" $47,000 in excess of the net working capital assumed in determining the original purchase price. Accordingly, pursuant to the terms of the Asset Purchase Agreement, the original principal amount of the Note was increased from $500,000 to $547,000 at Closing. C-T Delaware is entitled, for a period of sixty (60) days after Closing, to review the final Closing balance sheet, and to request, on or prior to the expiration of the sixty (60) day period, a Purchase Price reduction if it does not agree with the net working capital on the final Closing balance sheet. In the event C-T Delaware and C-T Florida cannot agree on the net working capital, they will retain an independent accounting firm to determine the net working capital, which determination will be binding on both parties.

In connection with the transaction, Lisa Welton, the President of C-T Florida ("Welton"), entered into an employment agreement with the Company, and Thomas Sutlive, the Vice-President of C-T Florida ("Sutlive"), entered into and employment agreement with C-T Delaware. Welton has been with C-T Florida since 1992 and Sutlive has been with C-T Florida since 1994.

In accordance with the terms of Welton's employment agreement, Welton will hold the offices of President and Chief Executive Officer, and be a director, of C-T Delaware, as well as hold the office of Executive Vice-President of Encompass. The term of Welton's employment agreement is three (3) years. In addition, Welton's employment agreement provides that if her employment is terminated for any reason, other than "without cause" by the Company, prior to the end of the original term, all Earn-Out Shares, whether earned or unearned, shall be forfeited by C-T Florida. In accordance with the terms of Sutlive's employment agreement, Sutlive will hold the office of Vice-President of C-T Delaware. The term of Sutlive's employment agreement is three (3) years. Both agreements contain standard confidentiality, noncompete and work-for-hire provisions.

In connection with the transaction, C-T Florida and each shareholder of C-T Florida signed a noncompetition agreement with C-T Delaware, and C-T Florida changed its name to one not resembling the name "Cyber-Test."

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements

The financial statements required pursuant to Article 3 of Regulation S-X are attached hereto as Exhibit 99.2.

(b) Pro Forma Financial Statements

The Pro Forma financial statements required pursuant to Article 11 of Regulation S-X will be filed by amendment to this initial report on Form 8-K, no later than 60 days after the date that this Report must be filed.

(c) Exhibits

10.1 Asset Purchase Agreement, dated May 27, 2004, by and between Cyber-Test, Inc., a Delaware corporation and Cyber-Test, Inc., a Florida corporation.

10.2 6% Senior Unsecured Promissory Note, in the original principal amount of $547,000 issued on June 3, 2004 by Cyber-Test, Inc., a Delaware corporation in favor of Cyber-Test, Inc., a Florida corporation.

10.3 Escrow Agreement, June 3, 2004, by and between Cyber-Test, Inc., a Delaware corporation and Cyber-Test, Inc., a Florida corporation.

10.4 NonCompetition Agreement, June 3, 2004, by and between Cyber-Test, Inc., a Delaware corporation, and Cyber-Test, Inc., a Florida corporation and the shareholders of Cyber-Test Florida.

10.5 Employment Agreement, June 3, 2004, by and between Cyber-Test, Inc., a Delaware corporation and Lisa Welton.

10.6 Employment Agreement, June 3, 2004, by and between Cyber-Test, Inc., a Delaware corporation and Thomas Sutlive.

23.1 Consent of Chatham, Seland & Lashley, P.A., independent auditors of Cyber-Test, Inc., a Florida corporation

99.1 Press Release dated June 8, 2004.

99.2 Audited Financial Statements of Cyber-Test, Inc., a Florida corporation, for calendar year 2002 and 2003.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.




                         By: /s/ Wayne I. Danson
                         ------------------------------------------
                             Wayne I. Danson, President and
                             Chief Executive Officer

                                  EXHIBIT INDEX

10.1 Asset Purchase Agreement, dated May 27, 2004, by and between Cyber-Test, Inc., a Delaware corporation and Cyber-Test, Inc., a Florida corporation.

10.2 6% Senior Unsecured Promissory Note, in the original principal amount of $547,000 issued on June 3, 2004 by Cyber-Test, Inc., a Delaware corporation in favor of Cyber-Test, Inc., a Florida corporation.

10.3 Escrow Agreement, June 3, 2004, by and between Cyber-Test, Inc., a Delaware corporation and Cyber-Test, Inc., a Florida corporation.

10.4 NonCompetition Agreement, June 3, 2004, by and between Cyber-Test, Inc., a Delaware corporation, and Cyber-Test, Inc., a Florida corporation and the shareholders of Cyber-Test Florida.

10.5 Employment Agreement, June 3, 2004, by and between Cyber-Test, Inc., a Delaware corporation and Lisa Welton.

10.6 Employment Agreement, June 3, 2004, by and between Cyber-Test, Inc., a Delaware corporation and Thomas Sutlive.

23.1 Consent of Chatham, Seland & Lashley, P.A., independent auditors of Cyber-Test, Inc., a Florida corporation

99.1 Press Release dated June 8, 2004.

99.2 Audited Financial Statements of Cyber-Test, Inc., a Florida corporation, for calendar year 2002 and 2003.

                                  EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                    CYBER-TEST, INC., A DELAWARE CORPORATION

                                  ("PURCHASER")

                     CYBER-TEST, INC., A FLORIDA CORPORATION

                                   ("SELLER")

                              AND THE SHAREHOLDERS

                                IDENTIFIED HEREIN

                                  MAY 27, 2004

                                 EXECUTION COPY

                                TABLE OF CONTENTS

       ARTICLE I      CERTAIN DEFINITIONS

             1.1      Accounts Receivable

             1.2      Accrued Expenses

             1.3      ACT

             1.4      Affiliate

             1.5      Agreement

             1.6      Ancillary Agreements

             1.7      Articles of Amendment

             1.8      Assignment and Assumption Agreement

             1.9      Assumed Liabilities

             1.10     Balance Sheet

             1.11     Balance Sheet Date

             1.12     Bill of Sale\

             1.13     Books and Records

             1.14     Closing

             1.15     Closing Balance Sheet

             1.16     Closing Date

             1.17     Closing Date Net Working Capital

             1.18     Closing Inventory

             1.19     Code

             1.20     Confidential Information

             1.21     Earn Out Shares

             1.22     EBIDA

             1.23     Employee

             1.24     Encumbrance

             1.25     Environmental Law

             1.26     Environmental Losses

             1.27     ERISA

             1.28     ERISA Plans

             1.29     Escrow Agreement


                                 EXECUTION COPY

             1.30     Excluded Assets

             1.31     Final Net Working Capital

             1.32     GAAP

             1.33     Indemnified Liabilities

             1.34     Indemnified Party

             1.35     Inventory

             1.36     Knowledge

             1.37     Leased Property

             1.38     Losses

             1.39     Material Adverse Effect

             1.40     Net Working Capital

             1.41     Net Working Capital Adjustment

             1.42     Net Working Capital Certificate

             1.43     Non-Compete Agreement

             1.44     Party

             1.45     Payables

             1.46     Permits

             1.47     Permitted Encumbrances

             1.48     Person

             1.49     Prepaid Expenses

             1.50     Products

             1.51     Proprietary Rights

             1.52     Purchase Price

             1.53     Purchased Assets

             1.54     Purchaser

             1.55     Purchaser General Liabilities

             1.56     Purchaser Indemnified Party

             1.57     Purchaser Note

             1.58     Regulated Substance

             1.59     Seller

             1.60     Seller General Liabilities

             1.61     Seller Indemnified Party



                                 EXECUTION COPY

             1.62     Shareholder

             1.63     Sutlive

             1.64     Sutlive Employment Agreement

             1.65     Shareholder

             1.66     Taxes

             1.67     WARN Act

             1.68     Welton

             1.69     Welton Employment Agreement

             1.70     Usage

       ARTICLE II     TRANSFER OF ASSETS AND PROPERTIES; CLOSING


             2.1      Purchased Assets

             2.2      Excluded Assets

             2.3      Closing; Effective Time

       ARTICLE III    PURCHASE PRICE


             3.1      Purchase Price

             3.2      Allocation of Purchase Price

             3.3      Certain Price Adjustments

             3.4      Transfer Taxes

             3.5      Related Matters

       ARTICLE IV     ASSUMPTION OF LIABILITIES; EMPLOYEE MATTERS


             4.1      General Limitation on Assumption of Liabilities

             4.2      Assumed Liabilities and Obligations

             4.3      Offer of Employment

             4.4      Vacation Liability

             4.5      Other Employee Benefits

       ARTICLE V      CLOSING


             5.1      Deliveries by Seller

             5.2      Deliveries by Purchaser

             5.3      Other Deliveries


                                 EXECUTION COPY

             5.4      DELIVERY of Possession

       ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF
                      SELLER AND THE SHAREHOLDERS

             6.1      Organization, Good Standing and Power

             6.2      Enforceability and AUTHORIZATION OF AGREEMENT

             6.3      No Violation; Consents

             6.4      Financial Statements

             6.5      Accounts Receivable

             6.6      Inventory

             6.7      Absence of Certain Changes or Events

             6.8      Title to Properties; Absence of Liens and Encumbrances

             6.9      Proprietary Rights

             6.10     Contracts and Commitments

             6.11     Permits, Licenses

             6.12     Compliance with Laws

             6.13     Legal Proceedings

             6.14     Absence of Undisclosed Liabilities

             6.15     Books and Records

             6.16     Employees

             6.17     Labor Disputes

             6.18     ERISA

             6.19     No Finder

             6.20     Interest in Business

             6.21     Condition of Assets

             6.22     Affiliate Transactions

             6.23     Environmental Matters

             6.24     Insurance

             6.25     No Significant Items Excluded

             6.26     No Material Adverse Change

             6.27     Solvency

             6.28     Securities Law Matters

             6.29     Taxes


                                 EXECUTION COPY

             6.30     Completeness and Accuracy

       ARTICLE VII    REPRESENTATIONS AND WARRANTIES OF PURCHASER

             7.1      Organization, Good Standing, Power

             7.2      Authorization of Agreement and Enforceability

             7.3      No Violations; Consents

             7.4      Legal Proceedings

             7.5      Financial Capacity

             7.6      No Finder

       ARTICLE VIII   COVENANTS OF SELLER PRIOR TO CLOSING DATE


             8.1      Required Actions
                      8.1.1    Access to Information
                      8.1.2    Conduct of Business
                      8.1.3    Maintenance of Properties
                      8.1.4    Maintenance of Books and Records
                      8.1.5    Compliance with Applicable Law
                      8.1.6    Performance of Obligations
                      8.1.7    Approvals, Consents
                      8.1.8    Notice of Material Damage
                      8.1.9    Advise of Changes
                      8.1.10   Update Schedules
                      8.1.11   Pay Employees to Closing Date
                      8.1.12   Termination; WARN Act
                      8.1.13   Compliance with Agreement

             8.2      Prohibited Actions
                      8.2.1    Sale of Purchased Assets
                      8.2.2    Business Changes
                      8.2.3    Incurrence of Material Obligations
                      8.2.4    Incurrence of Liens
                      8.2.5    Change in Employee Compensation and Benefits
                      8.2.6    Publicity; Advertisement
                      8.2.7    No Release
                      8.2.8    No Termination or Modification

             8.3      No Merger, Etc.

       ARTICLE IX     COVENANTS OF PURCHASER PRIOR TO CLOSING DATE

             9.1      Required Actions
                      9.1.1    Confidentiality
                      9.1.2    Advise of Changes


                                 EXECUTION COPY

                9.1.3    Compliance with Agreement

                9.2   Investigation

                9.3   Approvals, Consents

       ARTICLE X      CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

                10.1  Accuracy of Representations and Warranties

                10.2  Performance of Agreement

                10.3  Consents

                10.4  Seller's Certificate

                10.5  Secretary's Certificate

                10.6  Injunction

                10.7  Actions and Proceedings

                10.8  Net Working Capital

                10.9  Financing

                10.10 Opinion of Counsel

                10.11 Escrow Agreement

                10.12 Non-Compete Agreement

                10.13 Articles of Amendment

                10.14 Nielson Employment Agreement

                10.15 Welton Employment Agreement.

                10.16 Sutlive Employment Agreement.

                10.17 Arrangements with Employees

                10.18 Hy-Tech Memo of Understanding

                10.19 Appraisal Rights

                10.20 Release

                10.21 GMAC Loan

       ARTICLE XI     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

                11.1  Accuracy of Representations and Warranties

                11.2  Performance of Agreement

                11.3  Consents

                11.4  Purchaser's Certificate

                11.5  Secretary's Certificate


                                 EXECUTION COPY

                11.6  Injunction

                11.7  Actions or Proceedings

                11.8  Opinion of Counsel

       ARTICLE XII    OBLIGATIONS AFTER THE CLOSING DATE

                12.1  Confidentiality

                12.2  Final Net Working Capital

                12.3  Transition of Employees

                12.4  Further Assurances of Seller

                12.5  Further Assurances of Purchaser

                12.6  Accounts Receivable Payment

       ARTICLE XIII   TERMINATION

                13.1  Termination of Agreement

                13.2  Return of Documents

                13.3  Limitations on Remedies

       ARTICLE XIV    SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                      INDEMNIFICATION

                14.1  Survival of Representations and Warranties

                14.2  Indemnification by Seller

                14.3 Limitations on Seller's and Shareholders' Obligations to Indemnify

                14.4  Indemnification by Purchaser

                14.5  Limitations on Purchaser's Obligation to Indemnify

                14.6  Procedures for Indemnification

                14.7  Payment of Indemnification Obligations

                14.8  Interest on Unpaid Obligations

                14.9  Set-Off

                14.10 Other Remedies

       ARTICLE XV     GENERAL

                15.1  Expenses

                15.2  Press Releases and Public Announcements

                15.3  Waivers


                                 EXECUTION COPY

                15.4  Binding Effect; Benefits

                15.5  Notices

                15.6  Entire Agreement

                15.7  Counterparts

                15.8  Headings

                15.9  Governing Law and Choice of Forum

                15.10 Cooperation

                15.11 Severability

                15.12 Attorneys' Fees

                15.13 Successors and Assigns

 EXHIBIT A - Purchaser Note
 EXHIBIT B - Bill Of Sale
 EXHIBIT C - Assignment and Assumption Agreement
 EXHIBIT D - Escrow  Agreement
 EXHIBIT E - Non-Compete Agreement
 EXHIBIT F - Welton Employment Agreement
 EXHIBIT G - Sutlive Employment Agreement
 EXHIBIT H - Opinion of Barrett, Chapman & Ruta, P.A. EXHIBIT I - Press Release


                                 EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT dated as of the 27th day of May 2004 by and among CYBER-TEST, INC., a Delaware corporation ("PURCHASER"), CYBER-TEST, INC., a Florida corporation ("SELLER"), and the shareholders of Seller identified on the signature pages of this Agreement (the "SHAREHOLDERS").

                                    RECITALS:

This Agreement sets forth the terms and conditions upon which Purchaser has agreed to purchase from Seller, and Seller has agreed to sell to Purchaser, substantially all of the assets used by Seller in the conduct of its business.

In consideration of the mutual agreements, covenants, representations and warranties contained herein, and in reliance thereon, Purchaser, Seller and the Shareholders, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.
                               CERTAIN DEFINITIONS

As used herein, the following terms shall have the following meanings:

1.1 "ACCOUNTS RECEIVABLE" shall mean as of any date all accounts receivable associated with Seller's business as of such date in accordance with GAAP consistently applied, other than from an Affiliate of Seller.

1.2 "ACCRUED EXPENSES" shall mean as of any date accrued payroll and benefits and other accrued expenses as would appear on a balance sheet of Seller's business as of such date prepared in accordance with GAAP consistently applied, including those described in SCHEDULE 1.2, but excluding any amounts payable to Affiliates of Seller and any compensation to Employees or others contingent upon or payable as a result of the transactions contemplated hereby.

1.3 "ACT" shall mean Advanced Communications Technologies, Inc.

1.4 "AFFILIATE" shall mean any company or other entity which controls, is controlled by or is under common control with the designated Party. For purposes of the foregoing, ownership, directly or indirectly, of twenty percent (20%) or more of the voting stock or other equity interest in a business shall be deemed to constitute control.

1.5 "AGREEMENT" shall mean this Asset Purchase Agreement.


                                        6
                                 EXECUTION COPY

1.6 "ANCILLARY AGREEMENTS" shall mean the documents referred to in Sections 5.1.1, 5.1.2, 5.1.6, 5.1.7, 5.1.10 and 5.3.1.

1.7 "ARTICLES OF AMENDMENT" shall have the meaning given such term in Section 3.5.2.

1.8 "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall have the meaning given to it in
Section 5.1.2.

1.9 "ASSUMED LIABILITIES" shall have the meaning given to such term in Section 4.2.

1.10 "BALANCE SHEETS" shall have the meaning given such term in Section 6.4.

1.11 "BALANCE SHEET DATE" shall have the meaning given such term in Section 6.4.

1.12 "BILL OF SALE" shall have the meaning given to such term in Section 5.1.1.

1.13 "BOOKS AND RECORDS" shall have the meaning given to it in Section 6.15.

1.14 CLOSING" shall have the meaning given to such term in Section 2.3.

1.15 "CLOSING BALANCE SHEET" means the balance sheet of Seller as at 11:59 p.m. EST on the day immediately preceding the Closing Date prepared by Seller in accordance with GAAP reflecting the Purchased Assets and Assumed Liabilities at Closing.

1.16 "CLOSING DATE" shall have the meaning given to such term in Section 2.3.

1.17 "CLOSING DATE NET WORKING CAPITAL" shall mean the Net Working Capital of Seller based on the Closing Balance Sheet.

1.18 "CLOSING INVENTORY" shall mean all Inventory of Seller on the Closing Date.

1.19 "CODE" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor thereto. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

1.20 "CONFIDENTIAL INFORMATION" shall have the meaning given to such term in
Section 12.1.

1.21 "EARN-OUT SHARES" shall have the meaning given such term in Section
3.5.1.1.


                                        2
                                 EXECUTION COPY

1.22 "EBIDTA" shall mean earnings before interest, depreciation, taxes and amortization.

1.23 "EMPLOYEE" shall mean any individual employed by Seller as listed on
SCHEDULE 1.23 (such Schedule being subject to change between the date hereof and the Closing Date as a result of employee changes in the ordinary course of business consistent with past practices).

1.24 "ENCUMBRANCE" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

1.25 "ENVIRONMENTAL LAW" shall mean any federal (including, but not limited to, the Clean Water Act, 33 U.S.C. Sections 1251 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET SEQ., the Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ., the Safe Drinking Water Act, 42 U.S.C. Sections 300f ET SEQ., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., the River and Harbor Act, 33 U.S.C. Section 407, and the Occupational Safety and Health Act, 29 U.S.C.
Section 651 ET SEQ.), state or local statute, ordinance or promulgated rule or regulation, any judicial or administrative order or judgment (whether or not by consent), any duties imposed by common law and any provision or condition of any permit, license or other operating authorization relating to (i) the protection of the environment or the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Regulated Substance or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Regulated Substance.

1.26 "ENVIRONMENTAL LOSSES" shall mean (i) all Losses imposed or incurred under Environmental Law resulting from the storage or disposal or the emission, discharge, release or threatened release into the environment, by any Person of any Regulated Substance at the Leased Property at any time prior to the Closing Date, (ii) all Losses resulting from the presence of any Regulated Substance at any location other than the Leased Property at any time prior to the Closing Date and (iii) all Losses resulting from the migration, leaking, leaching, flowing, emitting or other movement of Regulated Substances from the Leased Property or any such location at anytime prior to the Closing Date, in each case requiring investigation, removal or remediation under Environmental Law.

1.27 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.


                                        3
                                 EXECUTION COPY

1.28 "ERISA PLANS" shall mean defined benefit pension plans and defined contribution pension plans qualified under Section 401(a) of the Code.

1.29 "ESCROW AGREEMENT" shall have the meaning given such term in Section 5.1.6.

1.30 "EXCLUDED ASSETS" shall mean those assets that are not included in the sale contemplated hereby and as are further defined in Section 2.2.

1.31 "FINAL NET WORKING CAPITAL" shall mean the Net Working Capital of Seller on the Closing Date as determined by Purchaser after Closing in accordance with
Section 3.3.3.

1.32 "GAAP" shall mean, as of the applicable date, generally accepted accounting principles in the United States of America, consistently applied.

1.33 "INDEMNIFIED LIABILITIES" shall mean, collectively, Seller's Indemnified Liabilities and Purchaser's Indemnified Liabilities.

1.34 "INDEMNIFIED PARTY" shall mean either a Seller Indemnified Party or a Purchaser Indemnified Party, as the context so requires.

1.35 "INVENTORY" shall mean the inventory of Seller, including raw materials, supplies, work in process and finished goods.

1.36 "KNOWLEDGE" or "TO THE KNOWLEDGE" of a party (or similar phrases) means to the extent of matters (i) which are actually known by such party or (ii) which, based on facts of which such party is aware, would be known to a reasonable Person in similar circumstances, and when used in the context of Seller shall be deemed to include the knowledge of each of its executive officers.

1.37 "LEASED PROPERTY" shall mean the real property leased by Seller pursuant to leases set forth on SCHEDULE 2.1.2 hereto.

1.38 "LOSSES" shall mean all losses, costs, diminution in value, claims, liabilities, fines, penalties, damages and expenses, including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel and consultants, but after taking into account any insurance proceeds received by the party incurring the Losses (net of any premium increases resulting therefrom), any net tax benefits to such party resulting therefrom and any reserves on the books and records relating thereto.

1.39 "MATERIAL ADVERSE EFFECT" shall have the meaning given to such term in
Section 6.3.


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1.40 "NET WORKING CAPITAL" shall have the meaning given to such term in Section
3.3.4.

1.41 "NET WORKING CAPITAL ADJUSTMENT" shall mean the Final Net Working Capital less the Closing Date Net Working Capital.

1.42 "NET WORKING CAPITAL CERTIFICATE" shall have the meaning given to such term in Section 3.3.3.

1.43 "NON-COMPETE AGREEMENT" shall have the meaning given to such term in
Section 5.1.7.

1.44 "PARTY" shall mean either Seller, a Shareholder, or Purchaser, individually, as the context so requires, and the term "PARTIES" shall mean Seller, the Shareholders and Purchaser together.

1.45 "PAYABLES" as of any date shall mean any of the accounts payable and notes payable of Seller as of such date in accordance with GAAP consistently applied, other than to an Affiliate of Seller.

1.46 "PERMITS" shall have the meaning given to such term in Section 6.11.

1.47 "PERMITTED ENCUMBRANCES" shall mean those Encumbrances as specifically set forth on SCHEDULE 1.47 hereto.

1.48 "PERSON" shall mean any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any similar entity.

1.49 "PREPAID EXPENSES" as of any date shall mean payments made by Seller, other than to an Affiliate of Seller, which constitute prepaid expenses of Seller in accordance with GAAP consistently applied.

1.50 "PRODUCTS" shall mean any of the products manufactured, marketed, and/or sold by Seller as of the Closing Date.

1.51 "PROPRIETARY RIGHTS" shall have the meaning given to such term in Section 6.9.1.

1.52 "PURCHASE PRICE" shall have the meaning given to such term in Section 3.1.

1.53 "PURCHASED ASSETS" shall have the meaning given to such term in Section
2.1.


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1.54 "PURCHASER" shall have the meaning given to such term in the preamble of this Agreement.

1.55 "PURCHASER GENERAL LIABILITIES" shall have the meaning given to such term in Section 14.4.

1.56 "PURCHASER INDEMNIFIED PARTY" shall have the meaning given to such term in
Section 14.2.

1.57 "PURCHASER NOTE" shall have the meaning given to such term in Section 3.1.1.2.

1.58 "REGULATED SUBSTANCE" shall mean any substance that is identified (by listing or characteristic) and regulated (or the clean-up of which can be required) by any federal, state or local law or regulation intended to protect the environment or the public health or welfare, including, but not limited to, the statutes, ordinances or regulations relating to clean air, clean water, hazardous and solid waste disposal, safe drinking water, endangered species, occupational safety and health, oil spill prevention, groundwater protection and toxic substances control, among others.

1.59 "SELLER" shall have the meaning given to such term in the preamble of this Agreement.

1.60 "SELLER GENERAL LIABILITIES" shall have the meaning given to such term in
Section 14.2.

1.61 "SELLER INDEMNIFIED PARTY" shall have the meaning given to such term in
Section 14.4.

1.62 "SHAREHOLDER" shall have the meaning given to such term in the preamble of this Agreement.

1.63 "SUTLIVE" shall have the meaning given to such term in Section 4.3.2

1.64 "SUTLIVE EMPLOYMENT AGREEMENT" shall have the meaning given to such term in
Section 5.3.2

1.65 "TARGET NET WORKING CAPITAL" shall mean the Net Working Capital of Seller in the amount of $1,122,000.00.

1.66 "TAXES" shall mean all taxes, duties, charges, fees, levies or other assessments imposed by any taxing authority, including, without limitation, income, gross receipts, value -added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on, minimum, estimated and franchise taxes (including any interest, penalties or additions


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attributable to or imposed on or with respect to any such assessment).

1.67 "WARN ACT" shall mean the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 1201 ET SEQ.

1.68 "WELTON" shall have the meaning given to such term in Section 4.3.1.

1.69 "WELTON EMPLOYMENT AGREEMENT" shall have the meaning given to such term in
Section 5.3.1.

1.70 USAGE.

1.70.1 INTERPRETATION. In this Agreement, unless a clear contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii) reference to any gender includes each other gender;

(iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v) reference to any legal requirement means such legal requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any legal requirement means that provision of such legal requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi) "hereunder," "hereof," "hereto," and words of similar import shall be deemed referenced to this Agreement as a whole and not to any particular Article Section or other provision hereof, unless otherwise stipulated;

(vii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

(viii)"or" is used in the inclusive sense of "and/or";


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(ix) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

(x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

1.70.2 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

1.70.3 LEGAL REPRESENTATION OF THE PARTIES. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

                                   ARTICLE II.
                   TRANSFER OF ASSETS AND PROPERTIES; CLOSING

2.1 PURCHASED ASSETS. Subject to the terms and conditions of this Agreement, and based upon the representations and warranties contained in this Agreement, at the Closing, Seller shall sell and convey to Purchaser, free and clear of all Encumbrances (other than Permitted Encumbrances), and Purchaser shall purchase from Seller, all of Seller's right, title and interest in and to the assets, properties and rights of every kind and description, real, personal and mixed, tangible and intangible, wherever situated which are used or useful in the conduct of Seller's business (the "PURCHASED ASSETS"), including, without limitation, the following:

2.1.1 all machinery, equipment, leasehold improvements, trucks, automobiles, supplies, materials, office furniture and office equipment, computing and telecommunications equipment and other items of personal property that are owned or leased by Seller and used in connection with Seller's business, wherever located;

2.1.2 all of the leases and agreements identified in SCHEDULE 2.1.2 hereto;

2.1.3 all customer lists, sales data, catalogs, brochures, suppliers, names, mailing lists, art work, photographs and advertising material that relate to Seller's business, whether in electronic form or otherwise;

2.1.4 all governmental permits, licenses, registrations, orders and approvals relating to Seller's business, including those listed in SCHEDULE 2.1.4 hereto, to the extent such permits, licenses, registrations, orders and approvals are transferable to Purchaser;


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2.1.5 all trade secrets, secret processes and procedures, engineering, production, assembly, design, installation, other technical drawings and specifications, working notes and memos, market studies, consultants' reports, technical and laboratory data, competitive samples, engineering prototypes, and all similar property of any nature, tangible or intangible, of Seller relating to its business;

2.1.6 all patents, trademarks, trademark registrations, trade names, service marks, copyrights and copyright registrations including, without limitation, those described in SCHEDULE 2.1.6;

2.1.7 all other records of Seller, including property records and copies of personnel records of Employees who become employees of Purchaser;

2.1.8 all right, title and interest of Seller in and to the goodwill incident to its business;

2.1.9 all Closing Inventory;

2.1.10 all Accounts Receivable existing on the Closing Date;

2.1.11 all deposits and prepaid expenses, claims for refunds and rights to offset of, or for the benefit of, Seller's business on the Closing Date;

2.1.12 any insurance policies maintained by Seller with respect to its business;

2.1.13 All accounts receivable from Affiliates of Seller existing on the Closing Date;

2.1.14 cash and cash equivalents on hand or in bank accounts and all short-term investments;

2.1.15 assets constituting any pension or other funds for the benefit of Employees;

2.1.16 all computer applications software, owned or licensed, whether for general business usage (e.g., accounting, word processing, graphics, spreadsheet analysis, etc.) or specific, unique-to-the-business usage (e.g., order processing, manufacturing, process control, shipping, etc.) and all computer operating, security or programming software, owned or licensed by Seller; and

2.1.17 all other assets (including all causes of action, rights of action, contract rights and warranty and product liability claims against third parties, all telephone numbers, telecopier numbers, websites, domain


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names, and email addresses) relating to the Purchased Assets or Seller's business, regardless of whether any value is ascribed thereto in Seller's financial statements.

Notwithstanding the foregoing provisions of this Section 2.1, the transfer of the Purchased Assets pursuant to this Agreement shall not include the assumption of any liability or obligation related to the Purchased Assets, unless such liability or obligation is expressly included in the Assumed Liabilities.

2.2 EXCLUDED ASSETS. Notwithstanding Section 2.1, the following assets of Seller (collectively, the "EXCLUDED ASSETS") shall be excluded from this Agreement, and shall not be assigned or transferred to Purchaser:

2.2.1 the consideration paid to Seller pursuant to this Agreement;

2.2.2 corporate minute books, stock books and corporate seals;

2.2.3 any shares of capital stock of Seller held in treasury;

2.2.4 any shares of capital stock of any other Person owned by Seller;

2.2.5 any claims and rights against third parties (including, without limitation, insurance carriers), to the extent they relate to liabilities or obligations that are not assumed by Purchaser hereunder (except to the extent Purchaser shall have incurred costs and expenses with respect to such claims and rights);

2.2.6 claims for refunds of Taxes and other governmental charges to the extent such refunds relate to periods ending on or prior to the Closing Date;

2.2.7 all Books and Records that Seller is required by law to retain in its possession;

2.2.8 assets listed on SCHEDULE 2.2.8; and

2.2.9 all rights of Seller under this Agreement and the Ancillary Agreements.

2.3 CLOSING; EFFECTIVE TIME. Subject to the satisfaction or waiver, if permissible, of the conditions set forth in Articles X and XI, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Eckert Seamans Cherin & Mellott, LLC, 1515 Market Street, 9th Floor, Philadelphia, PA 19102, on June 1, 2004, or on such other date as may be agreed upon by Purchaser and Seller (the "CLOSING DATE"). The parties agree that the Closing can be accomplished via overnight delivery of executed documents by representatives of Seller, together with other procedural safeguards. The conveyance of the Purchased Assets shall be effective as of 7:00 a.m. local


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time, at the respective locations of such Purchased Assets, on the Closing Date
(the "EFFECTIVE TIME").

                                  ARTICLE III.
                                 PURCHASE PRICE

3.1 PURCHASE PRICE. Subject to any adjustments pursuant to Section 3.3, as and for the purchase price for the Purchased Assets (the "PURCHASE PRICE"):

3.1.1 Purchaser shall pay and deliver to Seller the following at the Closing:

3.1.1.1 The sum of Three Million Dollars ($3,000,000.00) in immediately available funds, by wire transfer to Seller's designated bank account; and

3.1.1.2 A senior unsecured 6% promissory note of Purchaser in the original principal amount of Five Hundred Thousand Dollars ($500,000.00) substantially in the form of EXHIBIT "A" hereto (the "PURCHASER NOTE").

3.1.2 Purchaser shall issue and deliver to Seller 50,000,000 shares of restricted common stock of ACT (priced at $.01 per share or $500,000 in the aggregate) in accordance with Section 3.5, provided that the conditions set forth in Section 3.5.1 are satisfied.

3.2 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated in accordance with SCHEDULE 3.2. After the Closing, the parties shall make consistent use of the allocation, fair market value and useful lives specified in SCHEDULE 3.2 for all Tax purposes and in all filings, declarations, and reports with the Internal Revenue Service, including reports required to be filed under Section 1060 of the Code. Purchaser shall prepare and deliver IRS Form 8594 to Seller within forty-five (45) days after the Closing to be filed with the Internal Revenue Service. Seller shall have ten (10) business days upon receipt of the IRS Form 8594 to confirm the accuracy of the allocation before the form is submitted to the IRS. In any proceeding related to the determination of any Tax, neither Purchaser nor Seller shall contend or represent that such allocation is not a correct allocation.

3.3 CERTAIN PRICE ADJUSTMENTS.

3.3.1 On the Closing Date, Seller shall deliver to Purchaser a Closing Balance Sheet and a certificate setting forth the Closing Date Net Working Capital, which shall in no event be less than $750,000.00.

3.3.2 In the event the Closing Date Net Working Capital is less than the Target Net Working Capital, the cash portion of the Purchase Price shall be decreased dollar-for-dollar by the amount of the difference. In the event the Closing Date Net Working Capital is greater than the Target Net


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Working Capital, the original principal amount of the Purchaser Note shall be increased by such amount.

3.3.3 As soon as practicable following the Closing Date, but not later than sixty (60) days thereafter, Purchaser shall review the Closing Balance Sheet and the Closing Date Net Working Capital, shall prepare or cause to be prepared, and shall submit to Seller a certificate (the "NET WORKING CAPITAL CERTIFICATE") setting forth (i) the Final Net Working Capital and (ii) the Net Working Capital Adjustment, if any. In the event there is a Net Working Capital Adjustment, Purchaser and Seller shall immediately execute an amendment to the Purchaser Note (i) decreasing the original principal amount thereof, if the Net Working Capital Adjustment is negative, or (ii) increasing the original principal amount thereof, if the Net Working Capital Adjustment is positive. In either event, accrued interest on the principal amount of the Purchaser Note shall be adjusted accordingly.

3.3.4 For purposes of this Agreement, "NET WORKING CAPITAL" as of any date shall be deemed to be the aggregate dollar value determined in accordance with GAAP represented by: (i) cash and cash equivalents, (ii) Accounts Receivable (net of an allowance for bad debts determined in accordance with GAAP), (iii) Inventory and (iv) Prepaid Expenses, less (y) Payables and (z) Accrued Expenses.

3.3.5 In the event Seller does not agree with the Final Net Working Capital and the Net Working Capital Adjustment, within five (5) days after delivery of the Net Working Capital Certificate, the Parties shall (i) retain as arbitrator an independent accounting firm as may be mutually agreed upon by the Parties to review such matters as to which written agreement has not be reached and (ii) request such arbitrator to act as promptly as practicable in accordance with its own rules to resolve all such disputed matters within ten (10) days after being retained by the Parties. Upon resolution by such arbitrator to its satisfaction of all such disputed matters, such arbitrator shall cause to be prepared and shall deliver to the Parties a certificate setting forth the amount of Net Working Capital as of the Closing Date. The decision of such arbitrator shall be final, non-appealable and binding on Seller and Purchaser, and the fees and expenses, if any, of such arbitrator shall be paid in full by the non-prevailing Party. Seller and Purchaser hereby stipulate to the value of the inventory and receivables set forth on SCHEDULE 3.3.5 hereto.

3.4 TRANSFER TAXES. Each of Purchaser and Seller shall bear and be responsible for the payment of one half of all Taxes (excluding Taxes based on or measured by income) that are or may be imposed by any government or political subdivision thereof and that are payable or arise as a result of this transfer of the Purchased Assets, notwithstanding the Party upon which such Taxes are actually imposed. Purchaser shall furnish to Seller properly completed sales tax resale exemption certificates for any Taxes from which Purchaser claims to be exempt as provided in Rule 12A-1.038, Florida Administrative Code or related statutory provisions.

3.5 RELATED MATTERS.


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3.5.1 EARN-OUT

3.5.1.1 EARN-OUT SHARES. On June 30 of each year during the three (3) year period commencing July 1, 2004 and ending June 30, 2007, Seller shall have the right to receive 16,666,667 shares of ACT's common stock at a price per share of $.01 (the "EARN-OUT SHARES"), provided that Purchaser achieves the Milestones (as defined below) during such year. In the event that Purchaser does not achieve the Milestones during any year, the Earn-Out Shares for such year shall be forfeited and, except as provided below, Seller shall have no right to re-earn such Earn-Out Shares in a future year; provided further that such number of Earn-Out Shares shall be adjusted accordingly for stock-splits, reverse stock-splits and other recapitalizations effected by ACT. Notwithstanding the foregoing, in the event the Milestones are not achieved in a given year, the board of directors of ACT shall have the right in its sole and absolute discretion, to grant to Seller all or a portion of the Earn-Out Shares that could have been earned during such year.

For purposes hereof, "MILESTONES" shall mean the following revenue and EBIDTA goals of Purchaser for the applicable year:



FISCAL YEAR END                REVENUES                  EBIDTA
---------------              ------------              ----------

 June 30, 2005               $  6,600,000              $  500,000
 June 30, 2006               $  8,600,000              $  860,000
 June 30, 2007               $ 11,600,000              $1,400,000



That Parties agree that Purchaser shall be a stand alone entity for purposes of calculating EBIDTA and that extraordinary expenses of any Affiliate of Purchaser shall not be considered in calculating EBIDTA. Notwithstanding the foregoing, extraordinary expenses of Purchaser for compliance with Section 404 of the Sarbanes-Oxley Act of 2002, in an amount not to exceed $25,000, shall not be considered for purposes of calculating EBIDTA for the 12-month period ending June 30, 2005. Moreover, neither the repayment of the Purchaser Note nor any interest or expenses incurred by Purchaser in connection with the Purchase Price shall be included in the calculation of EBIDTA for purposes of determining whether the Milestones have been met.

3.5.1.2 WELTON EMPLOYMENT. In the event that Welton's employment with Purchaser or any of its Affiliates is terminated for any reason other than (i) by the Company without "cause" (as defined in the Welton Employment Agreement) or (ii) due to Welton's death or disability (as provided in the Welton Employment Agreement) prior to the expiration of the initial Employment Period (as defined in the Welton Employment Agreement), all of the Earn-Out Shares shall be forfeited by Seller in their entirety, and Purchaser and its Affiliates shall have no further obligations to Seller with respect to the Earn-Out Shares. In the event Welton's employment with Purchaser and its Affiliates is terminated
(i) by Purchaser and its Affiliates without "cause" or (ii) due to Welton's death or disability prior to the expiration of the initial Employment Period, Seller shall be permitted to retain solely those Earn-Out Shares previously earned by Seller and placed in escrow up to and including the


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fiscal year of Purchaser immediately preceding the year of termination of
Welton's employment with Purchaser and its Affiliates. In no event shall Seller have the right to receive any Earn-Out Shares for the fiscal year during, or any fiscal year after, which Welton's employment with Purchaser and its Affiliates is terminated.

3.5.1.3 ESCROW. Upon earning the Earn-Out Shares, if applicable, the Earn-Out Shares shall be placed in escrow with a mutually agreeable escrow agent, to be held by the escrow agent and released in accordance with the terms of the Escrow Agreement. Upon release from escrow, the Earn-Out Shares shall have piggyback registration rights, subject to customary underwriters' cutbacks.

3.5.2 USE OF NAME. Immediately following the Closing, Seller shall cause an amendment to its Articles of Incorporation to be filed with the Secretary of State of the State of Florida (the "ARTICLES OF AMENDMENT"), changing Seller's name to a name bearing no resemblance to "Cyber-Test, Inc." At Closing, Seller shall deliver to Purchaser a duplicate original of such amendment, duly executed and suitable for filing. After the Closing, neither Seller nor any Shareholder shall use, or permit any of its or their Affiliates to use, the name "Cyber-Test, Inc." or any variant or derivative thereof. Seller shall execute and deliver to Purchaser, at or before the Closing, all consents requested by Purchaser to enable it to use the name "Cyber-Test" and will otherwise cooperate with Purchaser in connection therewith.

3.5.3 NON-COMPETE. At Closing, each of Seller and each Shareholder shall deliver an executed counterpart to the Non-Compete Agreement.

                                   ARTICLE IV.
                   ASSUMPTION OF LIABILITIES; EMPLOYEE MATTERS

4.1 GENERAL LIMITATION ON ASSUMPTION OF LIABILITIES. Except for Permitted Encumbrances and as otherwise provided in Sections 4.2 and 4.4 below, Seller shall transfer the Purchased Assets to Purchaser free and clear of all Encumbrances, and without any assumption of liabilities and obligations, and Purchaser shall not, by virtue of its purchase of the Purchased Assets or otherwise, assume or become responsible for any liabilities or obligations of Seller or any other Person. For purposes of this Section 4.1, the phrase "liabilities and obligations" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

4.2 ASSUMED LIABILITIES AND OBLIGATIONS. Subject to the other provisions hereof, on the Closing Date, Purchaser shall assume and thereafter discharge the following, and only the following, liabilities and obligations,


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excluding any liabilities and obligations to Affiliates of Seller (collectively, the "ASSUMED LIABILITIES"):

4.2.1 all obligations of Seller accruing subsequent to the Closing Date under the contracts, leases, agreements, orders, guarantees and commitments identified in SCHEDULE 2.1.2; PROVIDED that the rights thereunder have been duly and effectively assigned to Purchaser; PROVIDED FURTHER, that Purchaser shall not assume or discharge any obligation relating to a breach of the terms of a contract, lease, agreement, order, guarantee or commitment caused by the assignment thereof to Purchaser at the Closing;

4.2.2 all obligations of Seller accruing after the Closing Date under the permits and licenses identified in SCHEDULE 2.1.4; PROVIDED that the rights thereunder have been duly and effectively assigned to Purchaser;

4.2.3 the Payables and Accrued Expenses reflected on the books of Seller at the Closing Date and included in the calculation of the Net Working Capital pursuant to Section 3.3.4 hereof; and

4.2.4 service obligations and express warranty obligations of Seller to repair or replace defective goods sold by Seller under the terms of any written contract, commitment or sale transaction entered into in the ordinary course of business relating to products shipped not more than ninety (90) days prior to the Closing Date; PROVIDED, that Purchaser assumes no obligation of Seller for incidental or consequential damages or for any personal injury, or for intellectual property infringement, the sole warranty obligation of Purchaser assumed hereunder being the obligation to repair or replace defective goods.

Except for the obligations expressly assumed by Purchaser pursuant to the foregoing provisions of this Section 4.2, it is understood and agreed that Purchaser does not and will not assume or become obligated to pay or perform with respect to third parties any debts, liabilities, contracts or other obligations of Seller or its Affiliates, whether now existing or hereafter arising, for which Seller or any of its Affiliates is or may become liable however arising, including, without limitation, obligations arising pursuant to the law of contracts, tort, strict liability or other applicable laws, rules, regulations, or ordinances.

4.3 OFFER OF EMPLOYMENT.

4.3.1 At Closing, Lisa Welton ("WELTON") shall be required to execute and deliver an employment agreement to serve, for an initial term of three (3) years, as Executive Vice President of Encompass Group Affiliates, Inc., President and Chief Executive Officer of Purchaser, and such other executive and/or board positions of ACT or its respective subsidiaries, as may be determined by mutual agreement by Welton and ACT, in accordance with the terms of the Welton Employment Agreement. Prior to Closing, Seller shall release Welton from any obligations under her employment agreement with Seller, or at law. At Closing, Seller shall waive any and all rights with respect to Welton


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employment, or the termination of Welton's employment, including, without limitation, any restriction on her employment or her activities.

4.3.2 At closing, Tom Sutlive ("SUTLIVE") shall be required to execute and deliver an employment agreement to serve, for an initial term of three (3) years, in executive and/or board positions of Purchaser or its Affiliates, in accordance with the terms of the Sutlive Employment Agreement. Prior to Closing, Seller shall release Sutlive from any obligations under his employment agreement with Seller, or at law. At Closing, Seller shall waive any and all rights with respect to Sutlive's employment, or the termination of Sutlive's employment, including, without limitation, any restriction on his employment or his activities.

4.3.3 Purchaser shall have the right, but shall not be obligated, to offer employment to such other employees of Seller, as Purchaser deems appropriate in its sole discretion.

4.4 VACATION LIABILITY. Purchaser shall assume liability for the vacation entitlement that each Employee who becomes an employee of Purchaser has accrued as of the Closing Date. Purchaser shall pay each such Employee's wages or salary during his or her vacation entitlement from Purchaser, when taken.

4.5 OTHER EMPLOYEE BENEFITS. Seller agrees that, with respect to claims for workers' compensation and all claims under Seller's employee benefit programs by persons working for Seller arising out of events occurring prior to the Closing, whether reported or unreported as of the Closing and whether insured or uninsured (including, but not limited to, workers' compensation, life insurance, medical and disability programs), Seller shall, at its own expense, honor or cause its insurance carriers to honor such claims in accordance with the terms and conditions of such programs or applicable workers' compensation statutes. Without limiting the scope of the preceding sentence, Seller shall be responsible for any and all claims and liabilities arising out of or relating to
(i) its employment of the Employees, (ii) the termination by Seller of such the employment of any such Employee and (iii) the provision of any employee benefits to such Employees (and their beneficiaries and eligible dependents) attributable to their employment with, or their participation in any plans or programs maintained or contributed to by, Seller or any of its Affiliates.

                                   ARTICLE V.
                                     CLOSING

5.1 DELIVERIES BY SELLER. At the Closing, Seller and each Shareholder, as applicable, shall execute and deliver the following instruments:

5.1.1 a general bill of sale substantially in the form of EXHIBIT "B" hereto (the "BILL OF SALE"), transferring to Purchaser good and indefeasible title to all of the tangible personal property included in the Purchased Assets,


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subject only to Permitted Encumbrances and the Assumed Liabilities;

5.1.2 an instrument of assignment and assumption substantially in the form of EXHIBIT "C" hereto (the "ASSIGNMENT AND ASSUMPTION AGREEMENT"), assigning to Purchaser all of Seller's right, title and interest in each of the contracts, leases, licenses and other agreements included in the Purchased Assets, together with all consents of third parties that are required to make each such assignment effective as to such third parties;

5.1.3 Seller's Certificate referred to in Section 10.4 hereof;

5.1.4 the Secretary's Certificate referred to in Section 10.5 hereof;

5.1.5 executed consents referred to in Section 10.3 hereof;

5.1.6 an executed counterpart to an escrow agreement in substantially the form of EXHIBIT "D" hereto (the "ESCROW AGREEMENT");

5.1.7 an executed counterpart to a non-compete agreement in substantially the form of EXHIBIT "E" hereto (the "NON-COMPETE AGREEMENT");

5.1.8 the Articles of Amendment;

5.1.9 Such additional instruments of conveyance and transfer as Purchaser may reasonably require in order to more effectively vest in it, and put it in possession of, the Purchased Assets.

5.2 DELIVERIES BY PURCHASER. At the Closing, Purchaser shall deliver the following to Seller:

5.2.1 the cash portion of the Purchase Price required by Section 3.1.1;

5.2.2 the Purchaser Note; and

5.2.3 the Assignment and Assumption Agreement.

5.3 OTHER DELIVERIES. At the Closing,

5.3.1 Welton shall deliver to Purchaser an executed counterpart of an employment agreement in substantially the form of EXHIBIT "F" hereto (the "WELTON EMPLOYMENT AGREEMENT").


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5.3.2 Sutlive shall deliver to Purchaser an executed counterpart of an employment agreement in substantially the form of EXHIBIT "G" hereto (the "SUTLIVE EMPLOYMENT AGREEMENT").

5.4 DELIVERY OF POSSESSION. Prior to the Closing Date, Seller shall take such actions as may be necessary or appropriate so that on the Closing Date, Purchaser shall be placed in actual possession and control of all of the Purchased Assets.

                                   ARTICLE VI.

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                              AND THE SHAREHOLDERS

To induce Purchaser to enter into this Agreement, Seller and the Shareholders hereby jointly and severally make, as of the date hereof and as of the Closing Date, the following representations and warranties to Purchaser, except as otherwise set forth in written disclosure schedules (the "SCHEDULES") delivered to Purchaser on or prior to the date hereof, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this Article VI setting forth certain exceptions to the representations and warranties contained in this Article VI and certain other information required by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein.

6.1 ORGANIZATION, GOOD STANDING AND POWER. Seller is a corporation duly organized, validly existing an in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to own and lease the Purchased Assets and to carry on its business, to own or use the properties and assets that it purports to own and use, to perform all its obligations under contracts to which it is, or may become, a party, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. SCHEDULE 6.1 contains a complete and accurate list of jurisdictions in which Seller is required to be qualified, and/or is qualified, to do business as a foreign corporation. Seller has no subsidiaries and does not own any shares of capital stock or other securities of any Person.

6.2 ENFORCEABILITY AND AUTHORIZATION OF AGREEMENT . This Agreement constitutes, and the Ancillary Agreements to which Seller and each Shareholder is a party, upon Seller's and each Shareholder's execution and delivery thereof, will constitute, the legal, valid and binding obligations of Seller and each Shareholder, enforceable against each of them in accordance with their respective terms. Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and each Ancillary Agreement to which is it a party; and Seller has taken all necessary corporate action to


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authorize the execution and delivery of this Agreement and the Ancillary
Agreements, the performance by it of all terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby. Each Shareholder has all necessary legal capacity to enter into this Agreement and the Ancillary Documents to which they are a party and to perform his or her obligations hereunder and thereunder. There are no shareholders of Seller, other than the Shareholders, and the Shareholders have waived any and all appraisal rights they may have under Florida law.

6.3 NO VIOLATION; CONSENTS. The execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not (with or without the giving of notice or the lapse of time, or both) (i) violate any provision of the articles of incorporation, as amended, or bylaws of Seller or resolutions of Seller's board of directors or shareholders, (ii) cause Purchaser to become subject to, or become liable for the payment of any Tax, (iii) violate, require any consent, authorization or approval of, or exemption by, or filing under any provision of any law, statute, rule or regulation to which Seller, its business or the Purchased Assets are subject, (iv) violate any judgment, order, writ or decree of any court applicable to Seller, its business or the Purchased Assets,
(v) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any contract, agreement or instrument to which Seller is a party or any of the Purchased Assets is bound or
(vi) result in the creation or imposition of any Encumbrance upon the Purchased Assets, which violation, conflict, breach, default, acceleration or Encumbrance, or the failure to make or obtain such filing, consent, authorization or approval, with respect to the matters specified in clauses (iii) through (vi) could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or other), business, earnings or prospects of Seller or owning of the Purchased Assets (a "MATERIAL ADVERSE EFFECT") or prevent or delay the consummation of the transactions contemplated by this Agreement. Neither Seller nor any Shareholder is required to give any notice to or obtain any consent from any Person in connection with the execution or the consummation or performance of any of the transactions contemplated hereby.

6.4 FINANCIAL STATEMENTS. Seller has delivered to Purchaser true and complete copies of (i) the balance sheets of Seller's business at December 31, 2003 (the "DECEMBER BALANCE SHEET"), 2002 and 2001 and the related statements of income and cash flows for the years then ended, certified by Chatham, Seland & Lashley, P.A., independent public accountants; and (ii) unaudited balance sheets of Seller at March 31, 2004 (the "MARCH BALANCE SHEET" and together with the December Balance Sheet, the "BALANCE SHEETS") and 2002 and related statements of income and cash flows for the periods then ended. True and correct copies of such financial statements are attached hereto as SCHEDULE 6.4. The foregoing financial statements have been, and the Closing Balance Sheet will be, prepared in accordance with GAAP consistently applied throughout the periods involved except as may be noted therein. Such financial statements, including the related notes, fairly present, and the Closing Balance Sheet will fairly present, the


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financial position of Seller's business at the dates indicated and the results of operations and cash flows of Seller's business for the periods then ended in accordance with GAAP. References in this Agreement to the "BALANCE SHEET DATE" shall be deemed to refer to December 31, 2003.

6.5 ACCOUNTS RECEIVABLE. All Accounts Receivable as set forth on the Balance Sheets and the Closing Balance Sheet (i) have or will have arisen only in the ordinary course of business consistent with past practice for goods sold and delivered or services performed and (ii) are or will be collectible in full at the recorded amounts thereof (subject to no defenses, setoffs or counterclaims) in the ordinary course of business (without resort to litigation or assignment to a collection agency) no later than ninety (90) days after the Closing Date, net of any allowance for bad debts reflected on the Balance Sheets.

6.6 INVENTORY. The Inventory as set forth on the Balance Sheets and the Closing Balance Sheet was or will be acquired and maintained in accordance with the regular business practices of Seller's business, consists or will consist of new, defective and unused items of a quality and quantity useable or saleable in the ordinary course of business consistent with past practice, and is or will be valued in accordance with GAAP consistently applied and, with respect to Inventory intended for sale, was or will be saleable at prices at least equal to the value thereof on the books of Seller. Seller is not in possession of any inventory not owned by Seller, including goods already sold.

6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Balance Sheet Date, in its conduct of its business, Seller has not:

6.7.1 amended in any material respect or terminated any contract other than in the ordinary course of its business consistent with past practice;

6.7.2 suffered the occurrence of any events that, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect;

6.7.3 incurred any damage or destruction having a Material Adverse Effect by fire, storm, or similar casualty, whether or not covered by insurance;

6.7.4 sold, transferred, replaced or leased any of the Purchased Assets or sold any Inventory at a discount, except for transactions in the ordinary course of its business consistent with past practice;

6.7.5 waived or released any material rights with respect to the Purchased Assets or its business;

6.7.6 transferred or granted any rights to any Proprietary Rights;


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6.7.7 entered into any transaction or made any commitments (for capital expenditures or otherwise) other than in the ordinary course of its business consistent with past practice;

6.7.8 changed its methods of accounting;

6.7.9 increased the compensation of Employees, except following normal review procedures or as reasonably deemed necessary in the ordinary course of its business consistent with past practice; or

6.7.10 materially altered its conduct in its relations with suppliers or customers.

6.8 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES. Seller owns and will transfer to Purchaser at the Closing good, marketable and indefeasible title to all of the Purchased Assets, free and clear of all Encumbrances, other than Permitted Encumbrances. Each of the leases covering real property is in full force and effect and constitutes the legal, valid and binding obligation of the lessor thereunder, enforceable in accordance with its terms.

6.9 PROPRIETARY RIGHTS.

6.9.1 SCHEDULE 2.1.6 hereto sets forth a correct and complete list of all patents, logos, trademarks, trade names, service marks and applications or registrations therefor used in and material to Seller's business, and SCHEDULE
6.9 sets forth a correct list of all inventions, intellectual property and trade secret assets used in and material to Seller's business (collectively, the "PROPRIETARY RIGHTS").

6.9.2 Seller owns or possesses adequate licenses or other valid right, title and intent to use (without the making of any payment to others or the obligation or grant rights to others in exchange) all the Proprietary Rights free and clear of all Encumbrances. The Proprietary Rights included in the Purchased Assets constitute all such rights necessary to conduct its business in accordance with past practice and are being conveyed to Purchaser together with the other Purchased Assets. The validity of the Proprietary Rights and the rights therein of Seller has not been questioned in any litigation to which Seller is a party, nor has any such litigation been threatened. The conduct of Seller's business does not conflict with patent rights, licenses, trademark rights, trade name rights, copyrights or other intellectual property rights of others; and Seller has not received any notice from any third party that the Proprietary Rights conflict with any Person's intellectual property rights.

6.9.3 No use of any Proprietary Rights owned by Seller has heretofore been, or is now being, made by any Person other than Seller. Seller has no Knowledge of any infringement of any Proprietary Rights owned or licensed by Seller. No present or former director or officer or employee, or consultant


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of Seller or any Affiliate of Seller has any interest in any of the Proprietary
Rights.

6.9.4 All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Proprietary Rights on behalf of Seller either (1) have been party to a "work-for-hire" arrangement or agreement with Seller, in accordance with applicable federal and state law, that has accorded Seller full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (2) have executed appropriate instruments of assignment in favor of Seller as assignee that have conveyed to Seller full, effective, and exclusive ownership of all tangible and intangible property thereby arising.

6.10 CONTRACTS AND COMMITMENTS. Seller is not, with respect to the Purchased Assets or its business, a party to any written or oral:

6.10.1 agreement, contract or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by another party, involving in any one case $5,000 or more;

6.10.2 agreement, contract or commitment to sell or supply products or to perform services, involving in any one case $5,000 or more;

6.10.3 agreement, contract or commitment continuing over a period of more than six months from the date hereof or exceeding $5,000 in value;

6.10.4 representative, sales agency, dealer or distributor agreement, contract or commitment;

6.10.5 lease under which Seller is either lessor or lessee other than the leases included in the Purchased Assets;

6.10.6 note, debenture, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money (including, without limitation, loans to or from employees) or guarantee, pledge or undertaking of the indebtedness of any other Person;

6.10.7 agreement, contract or commitment for any charitable or political contribution;

6.10.8 agreement, contract or commitment limiting or restraining Seller or any successor or assign from engaging or competing in any lines of business with any Person;


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6.10.9 license, franchise, distributorship or other agreement, including those that relate in whole or in part to any patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used in Seller's business; or

6.10.10 agreement, contract or commitment involving a sharing of profits, Losses, costs or liabilities by Seller with any other Person;

6.10.11 agreement, contract or commitment that contains or provides for an express undertaking by Seller to be responsible for consequential or incidental damages; or

6.10.12 any other material agreement, contract or commitment not made in the ordinary course of Seller's business.

Each of the agreements, contracts, commitments, leases and other instruments, documents and undertakings listed on SCHEDULE 2.1.2 is valid and enforceable in accordance with its terms, the parties thereto are in compliance with the provisions thereof, no party is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, and no event has occurred that with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. No such agreement, contract, commitment, lease or other instrument, document or undertaking contains any contractual requirement with which there is a reasonable likelihood Seller or any other party thereto will be unable to comply. Each party to each of the agreements, contracts, commitments, leases and other instruments, documents and undertakings listed on SCHEDULE 2.1.2 is, and has been, in compliance with all terms and requirements applicable to each such party. No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a breach of, or give Seller or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any agreement, contract, commitment, lease or other instrument, document or undertaking listed on SCHEDULE 2.1.2. No event has occurred or circumstance exists under or by virtue of any agreement, contract, commitment, lease or other instrument, document or undertaking listed on
SCHEDULE 2.1.2 that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of the Purchased Assets. There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Seller under any agreement, contract, commitment, lease or other instrument, document or undertaking listed on
SCHEDULE 2.1.2 with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made any demand for such renegotiation. Each agreement, contract, commitment, lease or other instrument, document or undertaking listed on SCHEDULE 2.1.2 has been entered into in the ordinary course of Seller's business and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any law, rule or regulation of any federal, state or local authority or agency. No advance payments have been received by Seller by or on behalf of any party to any of the agreements, contracts, commitments, leases and other instruments listed on SCHEDULE 2.1.2 for services to be rendered or products to be delivered to such party after the Closing Date. No consent or approval of any


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party to any agreement, contract, commitment, lease or other instrument, document or undertaking listed on SCHEDULE 2.1.2 is required for the execution of this Agreement or the consummation of the transactions contemplated hereby.

6.11 PERMITS, LICENSES. Seller has all material permits, licenses, registrations, orders and approvals of federal, state or local government or regulatory bodies that are required to operate its business (including, without limitation, those required under any Environmental Law) (collectively, the "PERMITS") and Seller is in compliance with the material terms and conditions of the Permits. SCHEDULE 2.1.4 hereto sets forth a correct and complete list of all material Permits, each one of which is in full force and effect. No suspension or cancellation of any of the Permits has been threatened and no cause exists for such suspension or cancellation. Any Permits that cannot be transferred are identified as such on SCHEDULE 2.1.4 hereto.

6.12 COMPLIANCE WITH LAWS. Seller has at all times conducted, and is presently conducting, its business so as to comply with all laws, rules, ordinances and regulations applicable to the conduct or operation of its business or the ownership or use of the Purchased Assets, in each case except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any laws, rules, ordinances or regulations applicable to it, or may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

6.13 LEGAL PROCEEDINGS. There is no claim, action, suit, proceeding, investigation or inquiry pending before any federal, state or other court or governmental or administrative agency or threatened against Seller's business or any of the Purchased Assets, or relating to the transactions contemplated by this Agreement that could reasonably be expected to have a Material Adverse Effect, nor does Seller know or have reasonable grounds to know of any basis for any such claim, action, suit, proceeding, investigation, or inquiry. Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental, regulatory or administrative official, body or authority that relates to the Purchased Assets or its business or that might affect the transactions contemplated by this Agreement. No event has occurred or circumstance exists that is likely to give rise to or serve as a basis for the commencement of any such claim, action, suit, proceeding, investigation or inquiry.

6.14 ABSENCE OF UNDISCLOSED LIABILITIES. Seller has no liabilities or obligations (as defined in Section 4.1) relating to its business except (i) those liabilities and obligations set forth on the December Balance Sheet or the March Balance Sheet and not heretofore paid or discharged; (ii) those liabilities and obligations arising in the ordinary course of business consistent with past practice under any agreement, contract or commitment specifically disclosed on SCHEDULE 2.1.2 hereto; and (iii) those liabilities and obligations incurred in the ordinary course of its business consistent with past practice since March 31, 2004.


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6.15 BOOKS AND RECORDS. All material books of account and other financial records of Seller relating to its business (the "BOOKS AND RECORDS") are complete and correct in all material respects and have been made available to Purchaser. All of the Books and Records have been prepared and maintained in accordance with good business practices and, where applicable, in conformity with GAAP (except as otherwise stated therein) and in compliance in all material respects with applicable laws, regulations and other requirements.

6.16 EMPLOYEES. SCHEDULE 1.23 sets forth a true and correct list of all individuals employed by Seller in the conduct of its business and their present position and rate of compensation. No officer, director, agent, employee, consultant or contractor of Seller is bound by any contract, agreement or other investment that purports to limit the ability of such officer, director, agent, employee, consultant or contractor to (i) engage in or continue to perform any conduct, activity, duties or practice relating to Seller's business or (ii) to assign to Seller or Purchaser any rights to any invention, improvement or discovery. Seller has not violated, and upon consummation of the transaction contemplated hereunder will not violate, the WARN Act or any similar state or local requirement. During the ninety (90) day period prior to the date of this Agreement, Seller has terminated six (6) of its employees, whose names are listed on SCHEDULE 6.16 hereto. No terminated employees have filed a claim, or have a basis for any claim, against Seller.

6.17 LABOR DISPUTES. Seller has complied in all respects with all legal requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and other requirements under all applicable legal requirements, the payment of social security taxes and occupational safety and health. Seller is not liable for the payment of any Taxes, fines, penalties or other amounts, however designated, for failure to comply with any applicable legal requirement. There are no discrimination complaints nor any other kind of employment or labor related disputes against Seller in connection with its business pending before or threatened before any federal, state or local court or agency, and no dispute respecting minimum wage or overtime claims or other conditions or terms of employment exists. Seller's business has not experienced any labor disputes or any work stoppage due to labor disagreements within the past three years. With respect to its business
(i) there is no unfair labor practice charge or complaint against Seller pending or threatened before the National Labor Relations Board; (ii) there is no labor strike, slowdown or stoppage pending or threatened against or affecting Seller; and (iii) no question concerning representation has been raised within the past three years or is threatened respecting the Employees.

6.18 ERISA.

6.18.1 SCHEDULE 6.18 sets forth an accurate and complete list of each employee benefit plan at any time maintained, sponsored, or contributed to by Seller or with respect to which Seller has any liability (each a "PLAN" and collectively the "PLANS").


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6.18.2 Except as disclosed on SCHEDULE 6.18, Seller does not maintain, contribute to or have any liability under (or with respect to) any "defined benefit plan" (as such term is defined in ERISA ss. 3(35)), or any "multiemployer plan" (as such term is defined in ERISA ss. 3(37)). No asset of Seller is subject to any lien under ERISA or the Code. There are no pending or threatened actions, suits, investigations or claims with respect to any Plan (other than routine claims for benefits).

6.18.3 Each Plan that is intended to be qualified under Code ss. 401(a) has received a determination from the Internal Revenue Service ("IRS") that such Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of such Plan.

6.18.4 Each of the Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance with their terms and in compliance with the applicable provisions of ERISA, the Code and any other applicable laws. With respect to each Plan, all required payments, premiums, contributions, distributions, or reimbursements for all periods ending prior to or as of the Closing Date have been made or properly accrued.

6.18.5 Neither Seller nor any other "disqualified person" (within the meaning of Code ss. 4975) or any "party in interest" (within the meaning of ERISA ss. 3(14)) has engaged in any "prohibited transaction" (within the meaning of Code ss. 4975 or ERISA ss. 406) with respect to any of the Plans which could subject any of the Plans, Seller, or any officer, director or employee of any of the foregoing to a penalty or Tax under ERISA ss. 502(i) or Code ss. 4975.

6.18.6 Each Plan which is subject to the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA or Code ss. 4980B ("COBRA") has been administered in compliance with such requirements. No Plan provides medical or life or other welfare benefits to any current or future retired or terminated employee (or any dependent thereof) of Seller other than as required pursuant to COBRA.

6.18.7 With respect to each Plan, Seller has provided the Buyer with true, complete and correct copies of (to the extent applicable): (i) all documents pursuant to which any Plan is maintained, funded and administered (including the plan and trust documents, any amendments thereto, the summary plan descriptions, and any insurance contracts or service provider agreements); (ii) the three most recent annual reports (Form 5500 series) filed with the IRS (with applicable attachments); and (iii) the most recent determination letter received from the IRS.

6.18.8 Neither Seller nor any ERISA Affiliate of Seller has incurred any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of ERISA ss.ss. 4205 and 4203, respectively) from a "multiemployer plan" (as such term is defined in ERISA ss. 3(37)), no such liability has been asserted, and there are no events and circumstances which could result in any such partial or complete withdrawal. Neither Seller


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nor any ERISA Affiliate is bound by any contract or agreement or has any obligation or liability described in ERISA ss. 4204.

6.19 NO FINDER. Except as set forth on SCHEDULE 6.19, Seller has not taken any action that would give to any Person a right to a finder's fee or any type of brokerage commission, contingent or otherwise, in relation to, or in connection with, the transactions contemplated by this Agreement.

6.20 INTEREST IN BUSINESS. Seller has not granted, and there is not outstanding, any option, right, agreement or other obligation pursuant to which any Person could claim a right to acquire in any way all or any part of, or interest in, Seller's business.

6.21 CONDITION OF ASSETS. All tangible assets and properties which are part of the Purchased Assets are in good operating condition and repair and are suitable for immediate use in the ordinary course of Seller's business consistent with past practice and conform in all material respects to all applicable laws and regulations relating to their construction, use and operation.

6.22 AFFILIATE TRANSACTIONS. SCHEDULE 6.22 hereto sets forth a summary of all purchases and sales of goods or services between Seller and Affiliates of Seller for the three years ended December 31, 2003 and all other transactions between Seller and its Affiliates during such three (3) year period. Except as set forth in SCHEDULE 6.22 hereto, Seller and its Affiliates provide no services or products to Seller's business.

6.23 ENVIRONMENTAL MATTERS.

6.23.1 Seller has not received any notice relating to its business or the Leased Property alleging any violation of any Environmental Law or any written request for information from any governmental agency or other Person pursuant to any Environmental Law and it is, with respect to its business and the Leased Property, in compliance in all material respects with all applicable Environmental Law.

6.23.2 Except as authorized by any valid permit issued pursuant to an Environmental Law, there are no Regulated Substances released by Seller or any other Person on or beneath the Leased Property in quantities or concentrations that could give rise to obligations, responsibilities, liabilities or debts of Seller or Purchaser under any Environmental Law.

6.23.3 Seller has not received any notice or order from any governmental agency or private or public entity in connection with its business advising it that Seller is responsible for or potentially responsible for remediation or paying for the cost of investigation or remediation of any Regulated Substance, and Seller has not entered into any agreements pertaining thereto;


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6.24 INSURANCE. SCHEDULE 6.24 sets forth a complete list of all insurance policies maintained by Seller or its Affiliates and all insurance policies known by Seller to have been maintained by any other Person which may provide any coverage for Losses, including, without limitation, Environmental Losses. All policies of insurance to which Seller is a party or that provide coverage to Seller (i) are valid, outstanding and enforceable, (ii) are issued by an insurer that is financially sound and reputable, (iii) provide adequate insurance coverage for the Purchased Assets and the operations of Seller for all risks to which Seller is normally exposed, and (iv) are sufficient for compliance with all legal requirements applicable to Seller and all contracts and agreements to which Seller is a party. Seller has not received any refusal of coverage or any notice that a defense will be afforded with reservation of rights or any notice of cancellation. Seller has paid all premiums due, and has otherwise performed all of its obligations, under each such insurance policy.

6.25 NO SIGNIFICANT ITEMS EXCLUDED. Except for Excluded Assets, there are no assets or properties of Seller or agreements, contract or commitments to which Seller is a party that would be used or useful to the ongoing operation of Seller's business by Purchaser.

6.26 NO MATERIAL ADVERSE CHANGE. Since the Balance Sheet Date, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of Seller, and no event has occurred or circumstance exists that may result in such a material adverse change

6.27 SOLVENCY.

6.27.1 Seller is not now insolvent and will not be rendered insolvent by any of the transactions contemplated hereunder. As used in this section, "insolvent" means that the sum of the debts and other probable liabilities of Seller exceeds the present fair saleable value of Seller's assets.

6.27.2 Immediately after giving effect to the consummation of the transactions contemplated hereunder: (i) Seller will be able to pay its liabilities as they become due in the usual course of its business; (ii) Seller will not have unreasonably small capital with which to conduct its present or proposed business; (iii) Seller will have assets (calculated at fair market value) that exceed its liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Seller. The cash available to Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

6.28 SECURITIES LAW MATTERS.


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6.28.1 Seller is acquiring the Purchaser Note and, if applicable, the Earn-Out
Shares for its own account and not with a view to its distribution with the meaning of Section 2(11) of the Securities Act of 1933, as amended.

6.28.2 Each Seller and each Shareholder confirms that Purchaser has made available to Seller, each Shareholder and its and their respective representatives the opportunity to ask questions of the officers and management employees of Purchaser and to acquire such additional information about the business and financial condition of Purchaser as Seller has requested, and all such information has been received.

6.29 TAXES.

6.29.1 Seller has timely filed (including any applicable extension periods) all tax reports, returns and forms required to be filed by applicable federal, state, local or foreign tax laws on or before the Closing Date, and all such reports, returns and forms are correct and complete; copies of such tax returns have been delivered by Seller to Purchaser and all such returns are listed on
SCHEDULE 6.29.1.

6.29.2 Neither the Internal Revenue Service nor the Florida Department of Revenue or other state or local taxing authority (each, an "AUTHORITY"), has asserted any deficiencies with respect to any such tax returns. No state of facts exists or has existed that would constitute grounds for the assessment of any tax liability with respect to (i) the periods covered thereby not set forth on such tax returns or (ii) the period from the last such filed tax return to and including the Closing Date. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local tax return for any period.

6.29.3 Seller has timely paid all federal, state, local and foreign Taxes to be due on or before the Closing Date from Seller by the Internal Revenue Service or any Authority. No tax liens have been filed on any property or assets of Seller and no claims are being asserted with respect to any Taxes.

6.29.4 Except as set forth on SCHEDULE 6.29.4, Seller has complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has withheld all amounts required by law to be withheld from the wages or salaries of employees who are employed in Seller's business, and is not liable for any Taxes or other charges for failure to comply with such laws, rules and regulations.

6.30 COMPLETENESS AND ACCURACY. All information set forth on any Schedule hereto is true, correct and complete. No representation or warranty of Seller contained in this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary to make the statements made therein not misleading. All contracts, permits and


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other documents and instruments furnished or made available to Purchaser by
Seller are or will be true, complete and accurate originals or copies of originals and include all amendments, supplements, waivers and modifications thereto. There is no fact, development or threatened development (excluding general economic factors affecting business in general) that Seller has not disclosed to Purchaser in writing that has had a Material Adverse Effect or, so far as Seller can now foresee, could have a Material Adverse Effect.

                                  ARTICLE VII.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

To induce Seller to enter into this Agreement, Purchaser hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to Seller:

7.1 ORGANIZATION, GOOD STANDING, POWER. Purchaser is a corporation duly organized, validly existing an in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and lease the Purchased Assets and to carry on its business, to own or use the properties and assets that it purports to own and use, to perform all its obligations under contracts to which it is, or may become, a party to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it. Purchaser is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

7.2 AUTHORIZATION OF AGREEMENT AND ENFORCEABILITY. This Agreement constitutes, and the Ancillary Agreements to which Purchaser is a party, upon Purchaser's execution and delivery thereof, will constitute, the legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms. Purchaser has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the Ancillary Agreements, the performance by it of all terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby.

7.3 NO VIOLATIONS; CONSENTS. The execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not (with or without the giving of notice or the lapse of time, or both) (i) violate any provision of the charter or bylaws of Purchaser or resolutions of Purchaser's board of directors or shareholders, (ii) violate, require any consent, authorization or approval of, or exemption by, or filing under any provision of any law, statute, rule or regulation to which Purchaser, its business or its assets are subject,
(iii) violate any judgment, order, writ or decree of any court applicable to Purchaser, its business or its assets, (iv) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under


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any contract, agreement or instrument to which Purchaser is a party or any of its assets is bound or (v) result in the creation or imposition of any Encumbrance upon its assets, which violation, conflict, breach, default, acceleration or Encumbrance, or the failure to make or obtain such filing, consent, authorization or approval, with respect to the matters specified in clauses (ii) through (v) could, individually or in the aggregate, reasonably be expected to have a material adverse effect on any of the assets of Purchaser or the results of operations of Purchaser's business or prevent or delay the consummation of the transactions contemplated by this Agreement.

7.4 LEGAL PROCEEDINGS. There is no claim, action, suit, proceeding, investigation or inquiry pending before any federal, state or other court or governmental or administrative agency or threatened against Purchaser or any of Purchaser's properties, assets, operations or businesses that might prevent or delay the consummation of the transactions contemplated hereby.

7.5 FINANCIAL CAPACITY. Purchaser has received a commitment letter from Cornell Capital Partners, L.P. providing for the borrowing by Purchaser of an amount sufficient to allow it to perform in a timely manner all of its obligations under this Agreement.

7.6 NO FINDER. Except as set forth in SCHEDULE 7.6, Purchaser has not taken any action which would give to any Person a right to a finder's fee or any type of brokerage commission in relation to, or in connection with, the transactions contemplated by this Agreement.

                                  ARTICLE VIII.

                    COVENANTS OF SELLER PRIOR TO CLOSING DATE

8.1 REQUIRED ACTIONS. Between the date of this Agreement and the Closing Date, Seller covenants that it will, in the conduct of its business, except as otherwise agreed by Purchaser in writing:

8.1.1 ACCESS TO INFORMATION. Give to Purchaser and its counsel, accountants, consultants and other representatives, at their sole expense and risk, reasonable access, during normal business hours, to such of the properties, books, accounts, contracts and records of Seller as are relevant to the Purchased Assets and Seller's business, and furnish or otherwise make available to Purchaser all such information concerning the Purchased Assets and its business as Purchaser may reasonably request, provided that the confidentiality of any data or information so acquired shall be maintained as confidential by Purchaser and its representatives in accordance with Section 9.1.1.

8.1.2 CONDUCT OF BUSINESS. Operate its business only in the usual, regular and ordinary manner as the business was conducted prior to the date hereof and, to the extent consistent with such operation, use its best efforts until the Closing Date to (i) preserve and keep intact its business, (ii) keep available the services of the Employees and (iii) preserve its


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relationships with customers, suppliers and others having business dealings with
Seller in connection with its business.

8.1.3 MAINTENANCE OF PROPERTIES. Maintain the Purchased Assets, whether owned or leased, in good repair, order and condition, in accordance with manufacturers' instructions and Seller's past practices, reasonable wear and tear excepted.

8.1.4 MAINTENANCE OF BOOKS AND RECORDS. Maintain the Books and Records in the usual, regular and ordinary manner, on a basis consistent with past practice.

8.1.5 COMPLIANCE WITH APPLICABLE LAW. Comply in all material respects with all laws applicable to the Purchased Assets and to the conduct of its business.

8.1.6 PERFORMANCE OF OBLIGATIONS. Perform all the material obligations of Seller relating to the Purchased Assets and its business in accordance with the past practices of Seller.

8.1.7 APPROVALS, CONSENTS. Use its best efforts to obtain in writing as promptly as possible all other approvals and consents required to be obtained by Seller in order to effectuate the transactions contemplated hereby and deliver to Purchaser copies of such approvals and consents.

8.1.8 NOTICE OF MATERIAL DAMAGE. Give to Purchaser prompt written notice of any material damage by fire or other casualty upon the Purchased Assets or Seller's business.

8.1.9 ADVISE OF CHANGES. Give prompt notice to Purchaser of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of Seller contained in this Agreement to be untrue or inaccurate in any respect and (ii) any material failure of Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Seller shall promptly notify Purchaser of any development that occurs before the Closing that could reasonably be expected to result in a material adverse change to the Purchased Assets or Seller's business.

8.1.10 UPDATE SCHEDULES. Promptly disclose to Purchaser any information contained in the representations and warranties of Seller contained in Article VI or in the Schedules to this Agreement which is no longer complete or correct (including furnishing updated financial statements); PROVIDED that no such disclosure shall be deemed to modify, amend or supplement Seller's representations and warranties.

8.1.11 PAY EMPLOYEES TO CLOSING DATE. Pay all wages, salaries and other sums due Employees through the close of business on the day prior to the Closing Date.


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8.1.12 TERMINATION; WARN ACT. Terminate the employment of all Employees as of the Closing Date. Comply, at its sole cost and expense, with the provisions of
(i) the WARN Act and (ii) state laws, if any, applicable to such termination of employment.

8.1.13 COMPLIANCE WITH AGREEMENT. Not undertake any course of action inconsistent with satisfaction of the conditions applicable to it set forth in this Agreement, and do all such acts and take all such measures as may be reasonably necessary to comply with the representations, agreements, conditions and other provisions of this Agreement.

8.2 PROHIBITED ACTIONS. Between the date of this Agreement and the Closing Date, in the conduct of its business, Seller shall not, except as otherwise agreed by Purchaser in writing:

8.2.1 SALE OF PURCHASED ASSETS. Sell, transfer, assign, lease, encumber or otherwise dispose of any of the Purchased Assets other than in the ordinary course of its business consistent with past practices.

8.2.2 BUSINESS CHANGES. Change in any respect the character of its business.

8.2.3 INCURRENCE OF MATERIAL OBLIGATIONS. Incur any fixed or contingent obligation or enter into any agreement, commitment or other transaction or arrangement that is not in the ordinary course of its business consistent with past practices.

8.2.4 INCURRENCE OF LIENS. Subject to lien, security interest or any other Encumbrance, other than Permitted Encumbrances, any of the Purchased Assets.

8.2.5 CHANGE IN EMPLOYEE COMPENSATION AND BENEFITS. Increase the rate of compensation paid, or pay any bonus, to anyone connected with its business, except for those increases or bonuses planned, in the ordinary course of business consistent with past practices, or establish or adopt any new pension or profit-sharing plan, deferred compensation agreement or employee benefit arrangement of any kind whatsoever covering or affecting Employees.

8.2.6 PUBLICITY; ADVERTISEMENT. Except as required by law, publicize, advertise or announce to any third party, except as required pursuant to this Agreement to obtain the consent of such third party, the entering into of this Agreement, the terms of this Agreement or the transactions contemplated hereby.

8.2.7 NO RELEASE. Except in the ordinary course of its business consistent with past practices, cancel, release or relinquish any debts of or claims against others held by Seller with respect to its business or waive any rights relating to its business.

8.2.8 NO TERMINATION OR MODIFICATION. Terminate or materially modify any lease, contract, governmental license, permit or other authorization or agreement affecting its business or the Purchased Assets or the operation thereof.


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8.3 NO MERGER, ETC. Seller shall not directly or indirectly, (a) solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to (i) the sale or exchange of Seller's capital stock,
(ii) the merger of Seller with, or the direct or indirect disposition of the Purchased Assets or its business to, any Person other than Purchaser or (iii) the licensing of Seller's Proprietary Rights or the Purchased Assets to any Person other than in the ordinary course of business consistent with past practice or (b) provide any assistance or any information to or otherwise cooperate with any Person in connection with any such inquiry, proposal or transaction. Seller hereby represents that neither Seller nor any of its Affiliates is now engaged in discussions or negotiations with any party other than Purchaser with respect to any transaction of the kind described in clauses
(a) (i) through (a) (iii) of the preceding sentence (a "PROPOSED ACQUISITION TRANSACTION"). Seller agrees not to, and to cause each of its Affiliates not to, release any third party from, or waive any provision of, any confidentiality or standstill agreement to which any of them is a party. Seller shall (w) immediately notify Purchaser (orally and in writing) if any offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Proposed Acquisition Transaction, (x) promptly notify Purchaser of the terms of any proposal which it may receive in respect of any such Proposed Acquisition Transaction, including, without limitation, the identity of the prospective purchaser or soliciting party, (y) promptly provide Purchaser with a copy of any such offer, if written, or a written summary (in reasonable detail) of such offer, if not in writing, and (z) keep Purchaser informed of the status of such offer and the offeror's efforts and activities with respect thereto. In the event that Seller shall breach this Section, in addition to any other remedies which Purchaser may have under this Agreement, in law or in equity, Seller shall immediately upon written request of Purchaser, pay to Purchaser in cash or by wire transfer an amount equal to all costs, expenses (including all accounting and attorneys' fees), losses or liabilities incurred by Purchaser in connection with the preparation, negotiation and consummation of this Agreement and the transactions contemplated hereby, including, but not limited to, the due diligence review of Seller, the Purchased Assets, and Seller's business and obtaining the financing necessary to the consummation of this Agreement and the transactions contemplated hereby.

                                   ARTICLE IX.

                  COVENANTS OF PURCHASER PRIOR TO CLOSING DATE

9.1 REQUIRED ACTIONS. Between the date of this Agreement and the Closing Date, Purchaser shall, except as otherwise agreed by Seller in writing:

9.1.1 CONFIDENTIALITY. Not publish or disclose and not authorize or permit any of its officers, employees, directors, agents or representatives or any third party to publish or disclose any trade secrets or other Confidential Information or any data or business or financial books, records or other information of or pertaining to Seller, which have been furnished to Purchaser by Seller or to which Purchaser, or any of its officers, employees, directors, agents, attorneys or accountants, or any financial institution have


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


had access during any investigation made in connection with this Agreement and which is not otherwise available to Purchaser, except as required by law.

9.1.2 ADVISE OF CHANGES. Advise Seller promptly in writing of any fact that, if known at the Closing Date, would have been required to be set forth or disclosed in or pursuant to this Agreement, or which would result in the breach in any material respect by Purchaser of any of its representations, warranties, covenants or agreements hereunder.

9.1.3 COMPLIANCE WITH AGREEMENT. Not undertake any course of action inconsistent with satisfaction of the conditions applicable to it set forth in this Agreement, and do all such acts and take all such measures as may be reasonably necessary to comply with the representations, agreements, conditions and other provisions of this Agreement (including using commercially reasonable efforts to satisfy the conditions set forth in the commitment letter referred to in Section 7.5).

9.2 INVESTIGATION. Prior to the Closing, Purchaser shall use reasonable efforts to conduct its investigation of Seller's business in such a manner as to prevent disruption of relations with the employees, customers and suppliers of Seller.

9.3 APPROVALS, CONSENTS. Assist Seller in fulfilling its covenants in
Section 8.1.7.

                                   ARTICLE X.

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller and the Shareholders contained in this Agreement shall have been true in all material respects (except those that contain an express materiality qualification which shall have been true in all respects) on the date hereof and on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, without giving effect to any supplement to the Schedules.

10.2 PERFORMANCE OF AGREEMENT. Seller and Shareholders shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it or them at or prior to the Closing Date.

10.3 CONSENTS. Any third-party and governmental consents, approvals or authorizations necessary for the conveyance of the Purchased Assets or valid consummation of the transactions contemplated hereby shall have been obtained,


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including, without limitation, the consent of WAM Enterprises to the assignment to Purchaser of that certain Lease dated July 31, 2001, between Seller and WAM Enterprises.

10.4 SELLER'S CERTIFICATE. Purchaser shall have received a certificate from Seller and the Shareholders, dated as of the Closing Date, reasonably satisfactory in form and substance to Purchaser and its counsel, certifying as to the matters specified in Section 10.1, Section 10.2 and Section 10.3 hereof. The matters set forth in such certificate shall constitute representations and warranties hereunder.

10.5 SECRETARY'S CERTIFICATE. Purchaser shall have received a certificate, dated the Closing Date, of the Secretary of Seller (i) with respect to the incumbency and specimen signature of each officer or representative of Seller executing this Agreement, the certificate referred to in Section 10.4 and the Ancillary Agreements to which Seller is a party and (ii) certifying as to (a) the Articles of Incorporation of Seller, which shall be certified by the Secretary of State of Seller's state of incorporation not more than five (5) business days prior to the Closing Date, (b) the Bylaws of Seller, (c) resolutions duly adopted by the board of directors of Seller and the Shareholders with respect to the transactions contemplated hereby and (d) a good standing certificate issued by the Secretary of State of Seller's state of incorporation not more than five (5) business days prior to the Closing Date.

10.6 INJUNCTION. On the Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature in effect issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as herein provided and no suit, action, investigation, inquiry or other legal or administrative proceeding by any governmental body or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which if successfully asserted might otherwise have a Material Adverse Effect or impose any additional financial obligation on, or require the surrender of any right by, Purchaser.

10.7 ACTIONS AND PROCEEDINGS. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for Purchaser, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

10.8 NET WORKING CAPITAL. The Closing Date Net Working Capital shall not be less than $750,000.00.

10.9 FINANCING. Purchaser shall have received, on terms that shall be satisfactory to Purchaser in its sole discretion, the proceeds of financing in an amount sufficient to enable Purchaser to pay the cash portion of Purchase Price required by Section 3.1.1.


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10.10 OPINION OF COUNSEL. Purchaser shall have received the favorable opinion of
Barrett, Chapman & Ruta, P.A., counsel for Seller, in substantially the form of EXHIBIT "H" hereto.

10.11 ESCROW AGREEMENT. Seller shall have executed and delivered an executed counterpart to the Escrow Agreement.

10.12 NON-COMPETE AGREEMENT. Seller and each Shareholder shall have delivered executed counterparts to the Non-Compete Agreement.

10.13 ARTICLES OF AMENDMENT. Seller shall have delivered a duplicate original of the Articles of Amendment.

10.14 NIELSON EMPLOYMENT AGREEMENT. Martin Nielson shall have executed and delivered a counterpart to an employment agreement with Purchaser and its Affiliates containing terms and conditions acceptable to Purchaser and its Affiliates, in their respective sole discretion; and Nielson shall have resigned from any and all positions as an executive officer and/or director of HYTT.

10.15 WELTON EMPLOYMENT AGREEMENT. Welton shall have executed and delivered a counterpart to the Welton Employment Agreement.

10.16 SUTLIVE EMPLOYMENT AGREEMENT. Sutlive shall have executed and delivered a counterpart to the Sutlive Employment Agreement.

10.17 ARRANGEMENTS WITH EMPLOYEES. Purchaser shall have entered into arrangements with key Employees of Seller satisfactory to Purchaser in its sole discretion.

10.18 HY-TECH MEMO OF UNDERSTANDING. Seller shall have delivered evidence satisfactory to Purchaser that the Memorandum of Understanding between Seller and Hy-Tech Technology Group, Inc. has expired or has been terminated and that neither party thereto has any further rights or obligations thereunder.

10.19 APPRAISAL RIGHTS. Shareholders shall have waived any appraisal rights they may have under Florida law.

10.20 RELEASE. Robert Heynssens ("HEYNSSENS") shall have delivered a release and waiver satisfactory to Purchaser, (i) releasing Purchaser from any and all obligations to pay Heynssens any amount that may be due and owing Heynssens for services previously rendered to Seller or otherwise, and (ii) waiving any and all rights to receive any amounts from Purchaser, other than a pro rata portion of the Purchase Price. Purchaser shall prepare the document it wishes Heynssens to execute and submit at Closing.


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10.21 GMAC LOAN. Seller shall have delivered a payoff letter from GMAC Financing evidencing payment in full of that certain loan in the original principal amount of $36,217.44 provided by GMAC to Seller.

                                   ARTICLE XI.

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

The obligations of Seller are subject to the fulfillment at or prior to the Closing of each of the following conditions:

11.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in this Agreement shall have been true in all material respects (except those that contain an express materiality qualification which shall have been true in all respects) on the date hereof and on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, without giving effect to any supplement to the Schedules.

11.2 PERFORMANCE OF AGREEMENT. Purchaser shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing Date.

11.3 CONSENTS. Any third-party and governmental consents, approvals or authorizations necessary for the purchase of the Purchased Assets or the valid consummation of the transactions contemplated hereby shall have been obtained.

11.4 PURCHASER'S CERTIFICATE. Seller shall have received a certificate from Purchaser, dated as of the Closing Date, reasonably satisfactory in form and substance to Seller and its counsel, certifying as to the fulfillment of all matters specified in Section 11.1, Section 11.2 and Section 11.3 hereof. The matters set forth in such certificate shall constitute representations and warranties hereunder.

11.5 SECRETARY'S CERTIFICATE. Seller shall have received a certificate, dated the Closing Date, of the Secretary of Purchaser with respect to the incumbency and specimen signature of each officer or representative of Purchaser executing this Agreement, the certificate referred to in Section 11.4 and the Ancillary Agreements to which Purchaser is a party.

11.6 INJUNCTION. On the Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature in effect issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as herein provided.


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

11.7 ACTIONS OR PROCEEDINGS. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for Seller, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

11.8 OPINION OF COUNSEL. Seller shall have received the favorable opinion of Eckert Seamans Cherin & Mellott, LLC, counsel for Purchaser, satisfactory to Seller and its counsel as to the matters set forth in Sections 7.1, 7.2 and 7.3 hereof.

                                  ARTICLE XII.

                       OBLIGATIONS AFTER THE CLOSING DATE

12.1 CONFIDENTIALITY. Seller and Shareholders hereby covenant and agree that, except as may be required by law, rule or regulation or court order, it and they will not at any time reveal, divulge or make known to any Person (other than Purchaser or its agents or Affiliates) any information that relates to this Agreement, the transactions contemplated hereby or Seller's business (whether now possessed by Seller or furnished by Purchaser after the Closing Date), including, but not limited to, customer lists or other customer information, trade secrets or formulae, marketing plans or proposals, financial information or any data, written material, records or documents used by or relating to Seller's business that are of a confidential nature (collectively, the "CONFIDENTIAL INFORMATION").

12.2 FINAL NET WORKING CAPITAL. Seller and Shareholders shall assist Purchaser, in any manner requested by Purchaser, in calculating the Final Net Working Capital and the Net Working Capital Adjustment.

12.3 TRANSITION OF EMPLOYEES. From and after the Closing Date, Purchaser and Seller shall cooperate to ensure an orderly transition of the Employees who accept employment with Purchaser.

12.4 FURTHER ASSURANCES OF SELLER. From and after the Closing Date, Seller shall, at the request of Purchaser, execute, acknowledge and deliver to Purchaser, without further consideration, all such further assignments, conveyances, endorsements, deeds, special powers of attorney, consents and other documents, and take such other action, as Purchaser may reasonably request (i) to transfer to and vest in Purchaser, and protect its rights, title and interest in, all the Purchased Assets and (ii) otherwise to consummate the transactions contemplated by this Agreement. In addition, from and after the Closing Date, Seller shall afford Purchaser and its attorneys, accountants and other representatives access, during normal business hours, to any Books and Records that Seller may retain as may reasonably be required in connection with the preparation of financial information or tax returns of Purchaser.


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12.5 FURTHER ASSURANCES OF PURCHASER. From and after the Closing Date, Purchaser shall afford to Seller and its attorneys, accountants and other representatives access, during normal business hours, to such Books and Records as may reasonably be required in connection with the preparation of financial information for periods concluding on or prior to the Closing Date. Purchaser shall cooperate in all reasonable respects with Seller with respect to its former interest in its business and in connection with financial account closing and reporting and claims and litigation asserted by or against third parties, including, but not limited to, making employees available to assist with, or provide information in connection with financial account closing and reporting and claims and litigation, PROVIDED, that Seller reimburses Purchaser for its reasonable out-of-pocket expenses (including costs of employees so assisting) in connection therewith.

12.6 ACCOUNTS RECEIVABLE PAYMENT. In the event that either Party hereto at any time receives any funds from any third party that are properly payable to the other Party hereto, the Party receiving such funds shall promptly remit such funds to the Party entitled to such funds.

                                  ARTICLE XIII.

                                   TERMINATION

13.1 TERMINATION OF AGREEMENT. This Agreement may be terminated:

(i) by the mutual consent of Seller and Purchaser;

(ii) by Seller or Purchaser if the Closing has not taken place on or before June 8, 2004; PROVIDED, HOWEVER, that no Party then in breach of any obligations hereunder shall have the right to terminate;

(iii) by Purchaser if any of the representations and warranties of Seller contained in Article VI hereof were incorrect in any material respect when made or become incorrect in any material respect; and

(iv) by Seller if any of the representations and warranties of Purchaser contained in Article VII hereof were incorrect in any material respect when made or become incorrect in any material respect.

13.2 RETURN OF DOCUMENTS. If this Agreement is terminated for any reason pursuant to this Article XIII, each Party shall return to the other Party all documents and copies thereof which shall have been furnished to it by such other Party or, with the agreement of the other Party, shall destroy all such documents and copies thereof and certify in writing to the other Party any such destruction.


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


13.3 LIMITATIONS ON REMEDIES. If this Agreement is terminated by Seller or Purchaser as permitted under Section 13.1 and not as a result of a breach of a representation or warranty or the failure of any Party to perform its obligations hereunder, such termination shall be without liability of any Party. If a Party terminates this Agreement as a result of a breach of a representation or warranty by the other Party or the failure of the other Party to perform its obligations hereunder, the nonbreaching Party shall, in addition to other remedies provided by this Agreement, at law, or in equity, be entitled to reimbursement from the breaching Party for all expenses incurred by the nonbreaching Party in connection with this Agreement and the transactions contemplated hereby.

                                  ARTICLE XIV.

                           SURVIVAL OF REPRESENTATIONS
                         AND WARRANTIES; INDEMNIFICATION

14.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and agreements of the Parties shall survive for two years after the Closing Date; PROVIDED, HOWEVER, that any representation, warranty or agreement with respect to taxes, employee benefit matters and product liability claims shall survive the Closing for a period equal to the applicable statute of limitations; PROVIDED FURTHER, HOWEVER, that there shall be no termination of any such representation or warranty as to which a claim has been asserted prior to the termination of such survival period. Except as otherwise expressly provided in this Agreement, all covenants, agreements, undertakings and indemnities set forth in this Agreement shall survive indefinitely. No investigation made by any Parties hereto (whether prior to, on or after the Closing Date) shall in any way limit the representations and warranties of the other Parties.


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                                 EXECUTION COPY

14.2 INDEMNIFICATION BY SELLER. "SELLER GENERAL LIABILITIES" shall mean all Losses resulting from, arising out of, or incurred by any of Purchaser or its Affiliates, or any of their respective successors or assigns and their respective directors, officers and employees (each a "PURCHASER INDEMNIFIED PARTY") after the Closing Date in connection with (i) any breach of any of the representations or warranties made by Seller or the Shareholders in this Agreement, (ii) any material default by Seller in respect of any of the covenants or agreements made by Seller or any Shareholder in this Agreement or
(iii) any attempt (whether or not successful) by any Person to cause or require Purchaser to pay any liability of, or claim against, Seller or any Shareholder of any kind in respect of the operation of Seller's business prior to the Closing Date, to the extent not specifically assumed or subject to an indemnity by Purchaser under the terms of this Agreement. Subject to the further provisions of this Article XIV, Seller and Shareholders jointly and severally covenant and agree to pay, and to indemnify all Purchaser Indemnified Parties, and hold them harmless from, against and in respect of, any and all Seller General Liabilities.

14.3 LIMITATIONS ON SELLER'S AND SHAREHOLDERS' OBLIGATIONS TO INDEMNIFY.

14.3.1 Seller and Shareholders shall have no obligation to indemnify any Purchaser Indemnified Party based upon any breach by Seller or Shareholders of any representation or warranty as to any claim which did not arise within two years after the Closing Date. In addition, the Shareholders, other than Welton, shall have no obligation to indemnify any Purchaser Indemnified Party for claims UNRELATED to representations and warranties made by Shareholders (i) in this Agreement or (ii) in any agreement entered into in connection herewith to which any Shareholder is a party.

14.3.2 Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies available at law, in equity or otherwise against Seller and Shareholders based on a willful misrepresentation or willful breach of any warranty by Seller or Shareholders hereunder.

14.4 INDEMNIFICATION BY PURCHASER. "PURCHASER GENERAL LIABILITIES" shall mean all Losses resulting from, arising out of, or incurred by any of Seller or its Affiliates, or any of their respective successors or assigns and their respective directors, officers and employees (each a "SELLER INDEMNIFIED PARTY") after the Closing Date in connection with (i) any breach of any of the representations or warranties made by Purchaser in this Agreement, (ii) any material default by Purchaser in respect of any of the covenants or agreements made by Purchaser in this Agreement, (iii) any attempt (whether or not successful) by any Person to cause or require Seller to pay or discharge any Assumed Liability or any liability of, or claim against, Purchaser of any kind in respect of the operation of Seller's business on or after the Closing Date to the extent not specifically subject to an indemnity by Seller under the terms of this Agreement. Subject to the further provisions of this Article XIV, Purchaser covenants and agrees with Seller that Purchaser shall pay, and shall indemnify all Seller Indemnified Parties, and hold them harmless from, against and in respect of, any and all Purchaser General Liabilities.

14.5 LIMITATIONS ON PURCHASER'S OBLIGATION TO INDEMNIFY. Purchaser shall have no obligation to indemnify any Seller Indemnified Party based upon any breach by Purchaser of any representation or warranty as to any claim which did not arise within two years after the Closing Date.

14.6 PROCEDURES FOR INDEMNIFICATION.

14.6.1 Each Indemnified Party shall promptly give notice hereunder to the indemnifying Party after becoming aware of any claim as to which recovery may be sought against the indemnifying Party because of the indemnity in this Article XIV, and, if such indemnity shall arise from the claim of a third party, shall permit the indemnifying Party to assume the defense of any such claim and any litigation or other proceeding resulting from such claim; PROVIDED, that any Indemnified Party may, in any event, at its own expense, monitor and participate in, but not control, the defense of any such claim or litigation. Notwithstanding the foregoing, the right to indemnification


                                       42
                                 EXECUTION COPY
hereunder shall not be affected by any failure of an Indemnified Party to give such notice (or by delay by an Indemnified Party in giving such notice) unless, and then only to the extent that, the rights and remedies of the indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. The notice required hereunder shall specify the basis for the claim for indemnification to the extent ascertainable at the time of the notice. Failure by the indemnifying Party to notify an Indemnified Party of its election to defend any such claim or action by a third party within thirty (30) days after notice thereof shall have been given to the indemnifying Party shall be deemed a waiver by the indemnifying Party of its right to defend such claim or action. Nothing herein shall be deemed to prevent an Indemnified Party from making a contingent claim for indemnification hereunder, provided the Indemnified Party has reasonable grounds to believe that the claim or demand for indemnification will be made and sets forth the estimated amount of such claim to the extent then ascertainable.

14.6.2 The indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) or enter into any settlement, except with the written consent, which consent shall not be unreasonably withheld, of the Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim or litigation.

14.6.3 If the indemnifying Party shall not assume the defense of any such claim by a third party, or litigation resulting therefrom, after receipt of notice from the Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate.

14.6.4 If the indemnifying Party shall not, within thirty (30) days after its receipt of the notice required by Section 14.7.1 hereof, advise the Indemnified Party that the indemnifying Party denies the right of the Indemnified Party to indemnity in respect of the claim, then the amount of such claim shall be deemed to be finally determined between the Parties hereto. If the indemnifying Party shall notify the Indemnified Party that it disputes any claim made by the Indemnified Party, then the Parties hereto shall endeavor to settle and compromise such claim, and if unable to agree on any settlement or compromise, such claim for indemnification shall be settled by appropriate litigation, and any liability established by reason of such settlement, compromise or litigation shall be deemed to be finally determined. Any claim that is finally determined in the manner set forth above shall be paid promptly by the indemnifying Party in cash.

14.7 PAYMENT OF INDEMNIFICATION OBLIGATIONS. Each Party shall pay promptly to any Indemnified Party the amount of all damages, losses, deficiencies, liabilities, costs, expenses, claims and other obligations to which the foregoing provisions of this Article XIV relates. Shareholders shall promptly pay to any Purchaser Indemnified Party upon demand any amount not so


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


promptly paid by Seller including, without limitation, amounts payable by Seller under Section 14.7 hereof.

14.8 INTEREST ON UNPAID OBLIGATIONS. If all or part of any indemnification obligation under this Agreement is not paid when due, the indemnifying Party shall pay the Indemnified Party interest on the unpaid amount of such obligation for each day from the date the amount became due until it is paid in full, payable on demand, at the rate equal to the lower of (i) the maximum rate permitted by law or (ii) two percent (2%) per annum plus the "Prime Rate" as published from time to time in THE WALL STREET JOURNAL.

14.9 SET-OFF. If Seller or any Shareholder is obligated to pay Purchaser or its Affiliates any amount under this Article XIV, Purchaser shall have the right to set-off such amounts all amounts due and owing by Purchaser under the Purchaser Note.

14.10 OTHER REMEDIES. The indemnification rights of any Indemnified Party under this Article XIV are independent of and in addition to such rights and remedies as such Indemnified Party may have at law, in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement under or in connection with this Agreement on the part of any Party, none of which rights or remedies shall be affected or diminished hereby.

                                   ARTICLE XV.

                                     GENERAL

15.1 EXPENSES. Except as otherwise provided in this Agreement, and whether or not the transactions herein contemplated shall be consummated, Purchaser and Seller shall pay their own fees, expenses and disbursements, including the fees and expenses of their respective counsel, accountants and other experts, in connection with the subject matter of this Agreement and all other costs and expenses incurred in performing and complying with all conditions to be performed under this Agreement.

15.2 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Neither Purchaser, on the one hand, nor Seller, on the other hand, shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties. Purchaser and Seller shall agree upon the text of, and jointly issue, a press release or other public communication announcing the consummation of the transactions contemplated hereunder, a form of which is attached hereto as EXHIBIT "I".

15.3 WAIVERS. The waiver by either Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

15.4 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of the Parties hereto, and shall be binding upon the Parties hereto and their respective successors and assigns. Except for the express provisions of


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                                 EXECUTION COPY

Article XIV, nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties hereto, or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

15.5 NOTICES. All notices, requests, demands, elections and other communications which either Party to this Agreement may desire or be required to give hereunder shall be in writing and shall be deemed to have been received (i) on the same business day, if delivered personally or by confirmed facsimile transmission,
(ii) on the next business day, if delivered by a reputable courier service which requires a signature upon delivery, and (iii) on the third business day, if mailed by registered or certified first class mail, postage prepaid, return receipt requested to the Party to whom the same is so given or made.

                        If to Seller or Shareholders, to:

                                Cyber-Test, Inc.
                           448 Commerce Way, Suite 100
                          Florida Central Commerce Park
                             Longwood, Florida 32750
                        Attention: Lisa Welton, President
                             Facsimile: 407.260.0922

                                 With a copy to:
                          Barrett, Chapman & Ruta, P.A.
                                 18 Wall Street
                             Orlando, Florida 32801
                       Attention: Victor Chapman, Esquire
                             Facsimile: 407.648.1190

                              If to Purchaser, to:

                                Cyber-Test, Inc.
                 c/o Advanced Communications Technologies, Inc.
                        420 Lexington Avenue, Suite 2739
                               New York, NY 10170
                Attention: Wayne Danson, Chief Executive Officer
                             Facsimile: 646.227.1666


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                                 EXECUTION COPY

                                 With a copy to:
                      Eckert Seamans Cherin & Mellott, LLC
                         1515 Market Street - 9th Floor
                             Philadelphia, PA 19102
                       Attention: Gary A. Miller, Esquire
                             Facsimile: 215.851.8383

                                       and

                            Levinson & Lichtman, LLP
                      120 E. Palmetto Park Road, Suite 100
                              Boca Raton, FL 33432
                    Attention: Jonathan J. Lichtman, Esquire
                           Facsimile No.: 561-869-3601

or to such other address as such Party shall have specified by notice to the other Party hereto.

15.6 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the Parties hereto as to the matters set forth herein and supersede and revoke all prior agreements and understandings, oral and written, between the Parties hereto or otherwise with respect to the subject matter hereof, including, without limitation, that certain Letter of Intent, dated May 3, 2004, by and among Purchaser, Seller and the other parties named therein. No change, amendment, termination or attempted waiver of any of the provisions hereof shall be binding upon any Party unless set forth in an instrument in writing signed by the Party to be bound or their respective successors in interest.

15.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

15.8 HEADINGS. The article, section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

15.9 GOVERNING LAW AND CHOICE OF FORUM. The validity and interpretation of this Agreement shall be construed in accordance with, and governed by the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws. All claims, disputes or causes of action (with the exception of those to be arbitrated in accordance with Section 3.3.5) relating to or arising out of this Agreement shall be brought, heard and resolved solely and exclusively by and in a federal or state court situated in the State of Delaware. Each of the parties hereto agrees to submit to the jurisdiction of such courts shall be proper for all purposes of this Agreement.


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


15.10 COOPERATION. The Parties hereto shall cooperate fully at their own expense, except as otherwise provided in this Agreement, with each other and their respective counsel and accountants in connection with all steps to be taken as part of their obligations under this Agreement.

15.11 SEVERABILITY. If any term, covenant, condition or provision of this Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Agreement shall not be affected thereby and each remaining term, covenant, condition and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

15.12 ATTORNEYS' FEES. If a dispute arises among the Parties as a result of which an action is commenced to interpret or enforce any of the terms of this Agreement, the losing Party shall pay to the prevailing Party reasonable out-of-pocket attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action.

15.13 SUCCESSORS AND ASSIGNS. The covenants, agreements and conditions contained herein or granted hereby shall be binding upon and shall inure to the benefit of Parties hereto and each of their respective successors and permitted assigns. Neither Seller nor Purchaser shall assign, or otherwise transfer any interest in this Agreement to any other Person except for a Person which is an Affiliate of Purchaser or a purchaser of the Purchased Assets from Purchaser.


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


IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

                                   PURCHASER:

                    CYBER-TEST, INC., a Delaware corporation

                         By: /s/ Wayne I. Danson
                             --------------------
                             Wayne I. Danson, President



                                     SELLER:

                     CYBER-TEST, INC., a Florida corporation

                         By: /s/ Lisa Welton
                             --------------------------
                             Lisa Welton, President



                                  SHAREHOLDERS:


                         /s/ Lisa Welton
                         --------------------------
                         Lisa Welton

                         /s/ Robert Heynssens
                         --------------------------
                         Robert Heynssens

                         /s/ Alan Heynssens
                         --------------------------
                         Alan Heynssens

                         /s/ Lori Peterson
                         --------------------------
                         Lori Peterson




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


                                    EXHIBIT A
                                       TO
                            ASSET PURCHASE AGREEMENT

                                 Purchaser Note
                                 --------------

                                 EXECUTION COPY

                                    EXHIBIT B
                                       TO
                            ASSET PURCHASE AGREEMENT

                                  Bill of Sale
                                  ------------

                                 EXECUTION COPY

                                    EXHIBIT C
                                       TO
                            ASSET PURCHASE AGREEMENT

                      Assignment and Assumption Agreement
                      -----------------------------------

                                 EXECUTION COPY

                                    EXHIBIT D
                                       TO
                            ASSET PURCHASE AGREEMENT

                                Escrow Agreement
                                ----------------

                                 EXECUTION COPY

                                    EXHIBIT E
                                       TO
                            ASSET PURCHASE AGREEMENT

                             Non-Compete Agreement
                             ---------------------

                                 EXECUTION COPY

                                    EXHIBIT F
                                       TO
                            ASSET PURCHASE AGREEMENT

                          Welton Employment Agreement
                          ---------------------------

                                 EXECUTION COPY

                                    EXHIBIT G
                                       TO
                            ASSET PURCHASE AGREEMENT

                          Sutlive Employment Agreement
                          ----------------------------

                                 EXECUTION COPY

                                    EXHIBIT H
                                       TO
                            ASSET PURCHASE AGREEMENT

                    Opinion of Barrett, Chapman & Ruta, P.A.
                    ----------------------------------------

                                 EXECUTION COPY

                                    EXHIBIT I
                                       TO
                            ASSET PURCHASE AGREEMENT

                                 Press Release
                                 -------------

                                  EXHIBIT 10.2

                       6% SENIOR UNSECURED PROMISSORY NOTE

$500,000.00 New York, New York June 3, 2004

FOR VALUE RECEIVED, the undersigned, Cyber-Test, Inc., a Delaware corporation ("Maker"), hereby promises to pay to LLAB, Inc. (f/k/a Cyber-Test, Inc.), a Florida corporation, located at 540 Wekiva Landing Drive, Apopka, Florida 32712 ("Payee"), the principal sum of Five Hundred Forty-Seven Thousand Dollars ($547,000.00), together with simple interest at a rate of six percent (6%) PER ANNUM calculated on the basis of a 365/6 day calendar year, on the dates and in the manner set forth herein.

So long as no default in payment shall have occurred hereunder and so long as any amount due hereunder shall remain outstanding, such principal and interest shall be due and payable as follows:

(a) Principal shall be payable in three (3) equal annual installments of $166,666.67 on the first, second and third anniversary of the date hereof, together with all unpaid interest accrued prior to such payment date.

(b) All payments of principal and interest shall be made to Payee at the address set forth above or at such other address as Payee shall direct. If any payment or action to be made or taken hereunder shall be stated to be or become due on a Saturday, Sunday or on any other day which is a legal bank holiday under the laws of the State of New York, such payment or action shall be or become due on the next succeeding business day and such extension of time shall be included in computing the interest due in connection with such payment.

This Note has been issued pursuant to the terms of that certain Asset Purchase Agreement by and among Maker, Payee and the shareholders of Seller, dated May 27, 2004 (the "Purchase Agreement") and all of the terms, covenants and conditions of the Purchase Agreement (including all schedules and exhibits thereto) and all other instruments either evidencing this indebtedness of Maker to Payee are made a part of this Note and are deemed incorporated in full into this Note.

In the event Maker fails to make payment of any amount due and payable hereunder within ten (10) days following receipt of written notice from Payee of such failure to make payment, such failure to make payment shall constitute a "Default" for purposes of this Note. In the event of a Default, interest on any such overdue payment of principal due hereunder shall accrue and be payable at a rate of interest equal to six percent (6%) PER ANNUM in excess of the rate set forth above, based on the actual number of days elapsed from the date of Default to the date of actual payment.

                                  EXHIBIT 10.2


Maker waives demand, presentment for payment, notice of dishonor, protest and notice of protest and diligence in collection and bringing suit and Payee may extend the time for payment, accept partial payment, take security therefor, or exchange or release any collateral, without discharging or releasing Maker.

This Note is subject to Maker's right of setoff as set forth in the Purchase Agreement, including without limitation, Sections 3.3 and 14.9 thereof.

Maker shall have the right at any time to prepay all, or any part of, the outstanding principal amount of this Note without prepayment premium or penalty of any kind. Any partial prepayments of this Note shall be applied to the next principal installment due under this Note.

In the event that Maker shall (i) make a general assignment for the benefit of creditors; (ii) be adjudicated as bankrupt or insolvent; (iii) file a voluntary petition in bankruptcy; (iv) have a petition or proceeding filed against it under any bankruptcy or insolvency law or statute of the United States of America or any state or jurisdiction thereof, which petition or proceeding is not dismissed within ninety (90) days from the date of commencement thereof; or
(vi) have a receiver, trustee, custodian, conservator or other person appointed by any court to take charge of Maker's affairs, assets or business and such appointment is not vacated or discharged within ninety (90) days thereafter; then, and upon the happening of any such event, the Payee, at Payee's option, by written notice to the Maker, may declare the entire indebtedness evidenced by this Note immediately due and payable, whereupon the same shall forthwith mature and become immediately due and payable without presentment, demand, protest or further notice.

This Note shall bind Maker and its successors and assigns, and the benefits hereof shall inure to the benefit of Payee and its successors and assigns. Neither Maker nor Payee may assign this Note without the prior written consent of the other party. All references herein to "Maker" and "Payee" shall be deemed to apply to Maker and Payee, respectively, and their respective permitted successors and assigns.

All agreements between Maker and Payee are expressly limited to provide that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Payee for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount which Payee is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, without the necessity of any action by Payee or Maker, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance Payee should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance hereof, and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof. This provision shall control every other provision of all agreements between the Maker and Payee.

Payee has no claim against any Person (as defined in the Purchase Agreement) that is an Affiliate (as defined in the Purchase Agreement) of Maker in respect of any amounts owing under or in respect of this Note and no Person


                                        2
                                  EXHIBIT 10.2
that is an Affiliate of Maker shall have any liability for any amounts owing under this Note.

Payee may not transfer, convey, assign or other wise dispose of this Note (a "Transfer") to any other Person (other than the shareholders of Seller who are parties to the Purchase Agreement or their heirs at law) without first obtaining the written consent of Maker, which Maker may withhold in the exercise of reasonable discretion. Maker shall maintain a register showing the Payee(s). A Transfer may be effected only by surrender of this Note to Maker and the reissuance by Maker of a replacement Note or Notes to the transferee(s), which Note(s) shall be substantially identical (except for stated principal amount) to this Note. Any Transfer or attempted Transfer in violation of any provision of this Note shall be null and void, and Maker shall not record such Transfer on its books or register or treat any purported transferee as the owner of this Note for any purpose.

After all principal and interest owed under this Note have been paid in full, this Note shall be surrendered to Maker for cancellation and shall not be reissued.

The construction, validity and interpretation of this Note and the rights and obligations of Maker and Payee(s) shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Payee(s) by accepting this Note submits to the exclusive jurisdiction of the state and federal courts of Delaware.

For purposes hereof, this "Note" shall mean this Note and any Note issued by Maker upon a Transfer in accordance with this Note.


                                        3
                                  EXHIBIT 10.2

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered as of the date first written above.

                    CYBER-TEST, INC., A DELAWARE CORPORATION


                         By: /s/ Wayne I. Danson
                         ----------------------------------------
                         Wayne I. Danson, President



THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE'S SECURITIES ACT (THE "ACTS") AND MAY NOT BE SOLD, TRANSFERRED, EXCHANGED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE ACTS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                                  EXHIBIT 10.2

EXHIBIT 10.3

                                ESCROW AGREEMENT

This ESCROW AGREEMENT (the "Escrow Agreement") is dated as of June 3, 2004, by and between Cyber-Test, Inc., a Delaware corporation ("Purchaser"), Cyber-Test, Inc., a Florida corporation ("Seller") and Eckert Seamans Cherin & Mellott, LLC (the "Escrow Agent").

                              W I T N E S S E T H:
                              --------------------

WHEREAS, Purchaser and Seller are parties to that certain Asset Purchase Agreement, dated as of May 27, 2004 (the "Purchase Agreement"), pursuant to which Purchaser has agreed to purchase from Seller substantially all of the assets of Seller; and

WHEREAS, a portion of the purchase price otherwise payable to Seller pursuant to the Purchase Agreement is 50,000,000 shares of common stock of Advanced Communications Technologies, Inc., priced at $.01 per share, to be earned by Seller during the three year period commencing fiscal year July 1, 2004 and ending fiscal year June 30, 2007 (the "Escrow Period"), in accordance with the terms of the Purchase Agreement (the "Shares"); and

WHEREAS, upon earning the Shares, the Shares shall be deposited with, and held and released by, Escrow Agent in accordance with the terms of this Escrow Agreement; and

WHEREAS, all of the initially capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Appointment of Escrow Agent. Seller and Purchaser hereby appoint Escrow Agent to act as escrow agent under this Escrow Agreement, and Escrow Agent hereby accepts such appointment, for the purpose of receiving, holding, and releasing the Shares, all in accordance with the terms and conditions set forth in this Escrow Agreement.

2. Establishment of Escrow Fund; Delivery of Shares; Dividend and Voting Rights.

2.1 Deposit of Shares.

(a) In the event Purchaser achieves the Milestones in any fiscal year during the Escrow Period, no later than September 30 of the immediately following fiscal year Purchaser shall deposit, or cause to be deposited, with Escrow Agent a certificate or certificates representing 16,666,667 Shares.


                                  EXHIBIT 10.3

(b) The certificates representing the Shares shall be issued in the name of Seller. Seller shall be entitled to vote the Shares on all matters submitted to a vote of shareholders of Purchaser.

(c) All dividends or distributions in respect of the Shares held by Escrow Agent, whether in the form of cash, securities or other property, shall be paid to Seller.

2.2 Escrow Agent agrees to carry out all of the provisions of this Escrow Agreement to be performed by it hereunder.

3. Release of Shares.

3.1 Escrow Agent shall hold the Shares until authorized to release them in accordance with this Section 3.

(a) Release of Shares Per Joint Instructions. Escrow Agent shall release the Shares at any time pursuant to the joint written instructions of Purchaser and Seller (which may be executed and/or transmitted in counterparts).

(b) Disbursement to Seller. Upon its receipt of the written instructions of Purchaser to disburse the Shares to Seller, Escrow Agent shall deliver to Seller at Seller's address set forth in Section 7 hereof all certificates representing the Shares then held by Escrow Agent.

(c) Disbursement to Purchaser. In the event that Purchaser desires to have the Shares disbursed to Purchaser, Purchaser shall deliver written instructions to Escrow Agent, with a copy to Seller, instructing Escrow Agent to deliver to Purchaser all certificates representing the Shares then held by Escrow Agent.

If on or prior to 5:00 p.m., New York City time, on the fifth business day following the business day on which Escrow Agent received the instructions described in this Paragraph 3.1(c), Seller shall not have provided Escrow Agent with a written notice (the "Dispute Notice") that it disputes the disbursement of the Shares to Purchaser, Escrow Agent shall thereafter deliver to Purchaser at Purchaser's address set forth in Section 7 hereof all certificates representing the Shares then held by Escrow Agent.

(d) Dispute as to Disbursement of Shares. If Seller shall have timely delivered a Dispute Notice to Escrow Agent, Purchaser and Seller shall thereafter attempt to resolve the matter and Escrow Agent shall thereafter act only in accordance with this Paragraph 3.1(d) or Paragraph 3.1(e). It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Shares held by Escrow Agent hereunder, Escrow Agent is authorized and directed in Escrow Agent's sole discretion (i) to retain in Escrow Agent's possession, without liability to anyone, all or any part of the Shares until such dispute shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment of a board of arbitration or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but Escrow Agent shall be under no duty whatsoever to institute or


                                  EXHIBIT 10.3
defend any such proceedings, or (ii) to deliver the Shares held by Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the Commonwealth of Pennsylvania, City of Philadelphia, or at Escrow Agent's option, the State and City of New York, in accordance with the applicable procedure therefore. Upon delivery to such court, this Escrow Agreement shall terminate and Escrow Agent shall be relieved of all further duties hereunder.

(e) Court Order. Notwithstanding any provision in this Escrow Agreement to the contrary, Escrow Agent shall disburse the Shares in accordance with a final judgment or final court order from a court of competent jurisdiction directing disposition of the Shares (a "Court Order"). A judgment or order under any provision of this Escrow Agreement shall not be deemed to be final until the time within which an appeal may be taken therefrom has expired and no appeal has been taken, or until the entry of a judgment or order from which no appeal may be taken. Escrow Agent shall be entitled to receive and may conclusively rely on an opinion of counsel to the presenting party to the effect that a Court Order as referred to in this Section is final and nonappealable and from a court of competent jurisdiction.

3.2 Expiration of Escrow Period.

(a) If on or prior to October 31, 2007, Escrow Agent shall not have received any instructions with respect to the Shares, Seller shall have the right to deliver written instructions to Escrow Agent, with a copy to Purchaser, instructing Escrow Agent to deliver to Seller all certificates representing the Shares then held by Escrow Agent.

(b) If on or prior to 5:00 p.m., New York City time, on the fifth business day following the business day on which Escrow Agent received the instructions described in this Paragraph 3.2, Purchaser shall not have provided Escrow Agent with a Dispute Notice, Escrow Agent shall thereafter deliver to Seller at Seller's address set forth in Section 7 hereof all certificates representing the Shares then held by Escrow Agent.

(c) If Purchaser shall have timely delivered a Dispute Notice to Escrow Agent, Purchaser and Seller shall thereafter attempt to resolve the matter and Paragraphs 3.1(d) and 3.1(e) hereof shall control with respect to the release of the Shares.

4. Escrow Agent.

(a) Escrow Agent undertakes to perform only such duties as are expressly set forth herein.

(b) Escrow Agent may rely and shall be protected in acting or refraining from acting upon any notice, instruction or request furnished to it in writing hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.


                                  EXHIBIT 10.3

(c) Escrow Agent shall not be liable for any action taken by it in good faith without gross negligence, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any reasonable action taken or suffered by it hereunder in good faith and in accordance with the written opinion of such counsel.

(d) Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date (not less than thirty (30) days after the giving of such notice) when such resignation shall take effect, and by transferring all certificates representing Shares then held by it pursuant to this Escrow Agreement to the successor escrow agent. Promptly after such notice, Purchaser and Seller shall by mutual agreement appoint a successor escrow agent, such escrow agent to hold the Shares upon the resignation date specified in such notice. If a successor escrow agent is not appointed within thirty (30) days, Escrow Agent shall have the right to petition any court of competent jurisdiction for the appointment of a successor escrow agent. Purchaser and Seller may by mutual agreement at any time substitute a new escrow agent by giving fifteen (15) days' notice thereof to Escrow Agent then acting. Escrow Agent shall continue to serve until its successor accepts the escrow and receives delivery of the Shares.

(e) Purchaser and Seller agree, jointly and severally, to indemnify Escrow Agent for, and to hold it harmless against, any loss, liability or expense incurred by it, arising out of or in connection with its entering into this Escrow Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability in the premises, other than as incurred by reason of its willful or reckless misconduct or bad faith. The provisions of this section shall survive the resignation or removal of Escrow Agent and the termination of this Escrow Agreement.

(f) Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by Purchaser, Seller and Escrow Agent.

(g) Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case Escrow Agent obeys or complies with any such order, judgment or decree, Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(h) ESCROW AGENT HAS ACTED AS LEGAL COUNSEL FOR PURCHASER, AND MAY CONTINUE TO ACT AS LEGAL COUNSEL FOR PURCHASER, FROM TIME TO TIME, NOTWITHSTANDING ITS DUTIES AS ESCROW AGENT HEREUNDER. SELLER CONSENTS TO ESCROW AGENT ACTING IN SUCH CAPACITY AS LEGAL COUNSEL FOR PURCHASER AND WAIVES ANY CLAIM THAT SUCH REPRESENTATION REPRESENTS A CONFLICT OF INTEREST ON THE PART OF ESCROW AGENT. SELLER UNDERSTANDS THAT PURCHASER AND ESCROW AGENT ARE RELYING EXPLICITLY ON THE FOREGOING PROVISION IN ENTERING INTO THIS ESCROW AGREEMENT. NOTWITHSTANDING THE FOREGOING, ESCROW AGENT SHALL NOT REPRESENT PURCHASER IN ANY PROCEEDING RESULTING FROM ESCROW AGENT'S DELIVERY OF THE SHARES INTO COURT AS CONTEMPLATED IN PARAGRAPHS 3(D) AND 3(E).


                                  EXHIBIT 10.3

5. Termination. This Escrow Agreement shall terminate upon the release from escrow of the Shares and delivery of the Shares in accordance with this Escrow Agreement.

6. Representations. Each of Escrow Agent, Purchaser and Seller hereby represents and warrants to the other parties (a) that this Escrow Agreement has been duly executed by it and constitutes the valid and legally binding obligation of it, enforceable against it in accordance with the terms hereof, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and (b) that the execution, delivery and performance of this Escrow Agreement does not and will not violate any applicable law or regulation. Escrow Agent hereby represents and warrants that the Shares, at all times when held by Escrow Agent, will not be subject to any lien, claim or other encumbrance arising from the escrow.

7. General.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally or sent by facsimile transmission (receipt of which is confirmed mechanically, personally or by email), or the day after when sent by courier service promising overnight delivery (with delivery confirmed the next day) or three (3) business days after deposit in the U.S. mails, first class postage prepaid. Notices shall be addressed as follows:

(i) if to Seller:

Cyber-Test, Inc.
448 Commerce Way, Suite 100
Florida Central Commerce Park
Longwood, Florida 32750
Attention: Lisa Welton, President
Facsimile: 407.260.5600

With a copy to:

Barrett, Chapman & Ruda, P.C.
18 Wall Street
Orlando, Florida 32801
Attention: Victor Chapman, Esquire
Facsimile:

(ii) if to Purchaser:


                                  EXHIBIT 10.3

Cyber-Test, Inc.
c/o Advanced Communications Technologies, Inc. 420 Lexington Avenue, Suite 2739 New York, NY 10170
Attention: Wayne Danson, Chief Financial Officer Facsimile: 646.227.1666

with a copy to Escrow Agent

and

Levinson & Lichtman, LLP
120 E. Palmetto Park Road, Suite 100
Boca Raton, FL 33432
Attention: Jonathan J. Lichtman, Esq.
Facsimile No.: 561-869-3601

(iii) if to Escrow Agent:

Eckert Seamans Cherin & Mellott, LLC
1515 Market Street, Ninth Floor
Philadelphia, PA 19102
Attention: Gary A. Miller, Esquire
Facsimile: (215) 851-8383

(b) Entire Agreement. This Escrow Agreement, the Purchase Agreement, and the other documents entered into in connection herewith and therewith, constitute the entire agreement between the parties with respect to the transactions contemplated hereby and thereby and supersede all written or verbal representations, warranties, commitments and other understandings prior to the date hereof. No reference shall be made to any draft of this Escrow Agreement, any other document or any Schedule or Exhibit hereto for purposes of interpretation or resolution of ambiguity or otherwise.

(c) Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) Severability. If any provision of this Escrow Agreement shall be held to be unenforceable or invalid by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not alter the enforceability, validity or effect of any other provision of this Escrow Agreement.

(e) Assignability. This Escrow Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties hereto. Neither this Escrow Agreement nor any of the rights, interests


                                  EXHIBIT 10.3
or obligations hereunder shall be assigned, directly or indirectly, by any party hereto without the prior written consent of the other parties hereto.

(f) Third Party Beneficiaries. The terms and provisions of this Escrow Agreement are intended solely for the benefit of each of the parties hereto and their respective successors and permitted assigns, and it is not the intention of the parties hereto to confer third party beneficiary rights.

(g) Captions. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Escrow Agreement.

(h) Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflict of laws.

(i) Amendment and Waiver. This Escrow Agreement may be amended, modified, supplemented or waived only by an instrument in writing signed by Purchaser, Seller and Escrow Agent.

(j) Limited Liability. Escrow Agent shall have only those duties as are specifically provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the parties to this Escrow Agreement. Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, including, without limitation, the Purchase Agreement. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of Escrow Agent shall be inferred from the terms of this Escrow Agreement or any other agreement. IN NO EVENT SHALL ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.

                            [SIGNATURE PAGE FOLLOWS]


                                  EXHIBIT 10.3

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement the day and year first written above.

                                   PURCHASER:

                    CYBER-TEST, INC., a Delaware corporation



                         By: /s/ Wayne I. Danson
                             ------------------------------------
                             Wayne I. Danson, President



                                     SELLER:

                     CYBER-TEST, INC., a Florida corporation


                         By: /s/ Lisa Welton
                             ------------------------------------
                             Lisa Welton, President



                                  ESCROW AGENT:

                      ECKERT SEAMANS CHERIN & MELLOTT, LLC

                               By: Gary A. Miller
                                   --------------
                             Gary A. Miller, Member

                                  EXHIBIT 10.4

                   NONCOMPETITION AND NONDISCLOSURE AGREEMENT

NONCOMPETITON AND NONDISCLOSURE AGREEMENT (the "AGREEMENT"), made as of the 3rd day of June, 2004, by and between Cyber-Test, Inc., a Florida corporation ("CYBER-TEST"), Lisa Welton, Robert Heynssens, Alan Heynssens and Lori Peterson (collectively, "SELLERS") and Cyber-Test, Inc., a Delaware corporation ("PURCHASER").

                              W I T N E S S E T H:


WHEREAS, Purchaser has acquired (the "ACQUISITION") effective as of June 3, 2004 (the "CLOSING DATE") substantially all of the assets of Cyber-Test, pursuant to the terms and conditions of an Asset Purchase Agreement dated May 27, 2004 (the "PURCHASE AGREEMENT") among Sellers and Purchaser; and

WHEREAS, in order to protect the value of the Purchased Assets (as defined in the Purchase Agreement) being acquired by Purchaser pursuant to the Purchase Agreement and to protect the business of Purchaser, the parties hereto have agreed that, for the consideration contained in the Purchase Agreement, Sellers shall not compete with Purchaser, in accordance with the terms and conditions hereof; and

WHEREAS, the agreements of Sellers not to compete with Purchaser as provided herein are an integral part of the transactions contemplated by the Purchase Agreement, and without such agreements, Purchaser would not have entered into the Purchase Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the payment of the consideration hereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. CERTAIN DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement; PROVIDED, HOWEVER, that the following terms shall have the meanings set forth below irrespective of the meanings such terms may have in the Purchase Agreement:

(a) "AFFILIATE" of any person means any other person, directly or indirectly, through one or more intermediary persons, controlling, controlled by or under common control with such person.


                                  EXHIBIT 10.4

(b) "BUSINESS" means (i) the marketing, sale, integration, distribution or repair of computer systems, components, equipment or peripherals, and any related consulting work, and (ii) conducting any business of a nature engaged in by Purchaser or its subsidiaries or Sellers at the time of Closing, or engaged in by any of BCD 2000, Inc. or Pacific Magtron International, Inc. ("POTENTIAL PURCHASER SUBSIDIARIES") at the time the stock or assets of which are acquired by Purchaser.

(c) "CONFIDENTIAL INFORMATION" means all information (i) heretofore or hereafter developed or used by Sellers relating to the Business, or the operations, employees, customers, suppliers or distributors of Sellers relating to the Business including, but not limited to, customer lists, customer orders, financial data, pricing information and price lists, business plans and market strategies and arrangements, all books, records, manuals, advertising materials, catalogues, correspondence, mailing lists, production data, sales materials and records, purchasing materials and records, personnel records, quality control records and procedures included in or relating to the Business, and (ii) all such information of Purchaser, its Affiliates and the Potential Purchaser Subsidiaries obtained by Sellers prior to the date hereof.

(d) The term "CONTROL", with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

(e) "MARKET" means the world.

(f) The term "PERSON" means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

(g) "RESTRICTED PERIOD" means the period commencing from and after the date of this Agreement and ending on the fifth anniversary hereof.

2. NONCOMPETITION IN THE MARKET. At all times from and after the date of this Agreement and until the expiration of the Restricted Period, (a) Sellers will not own or control, throughout the Market, any business or any person who is engaged in any business, that competes, directly or indirectly, with the Business or is otherwise engaged in activities competitive with the Business,
(b) Sellers shall not directly, indirectly, and whether for itself or on behalf of any other person (including any of its Affiliates), throughout the Market, directly or indirectly, engage in, own, manage, operate, provide financing to, control or participate in the ownership, management or control of, or otherwise have a financial interest (whether, except as provided in Section 4, as a stockholder, director, officer, representative, subcontractor, partner, consultant, proprietor, member, agent or otherwise) in, or aid or assist anyone else in the conduct of, any business or any person who is engaged in any business, that competes, directly or indirectly, with the Business or is otherwise engaged in activities competitive with the Business, and (c) Sellers shall not, either personally or by its agent or by letters, circulars or advertisements and whether for itself or on behalf of any other person, canvass or solicit, or enter into or effect. (or cause or authorize to be solicited, entered into or effected), directly or indirectly, for or on behalf of itself or any other person, any business relating to the Business from any person who is, or has at any time within five (5) years prior to the date of such action been, a customer or supplier of the Business or Purchaser or Purchaser's Affiliates.

3. EXCLUDED INVESTMENTS AND ACTIVITIES BY SELLERS. Each of the parties hereto acknowledges that nothing contained herein shall prohibit Sellers from acquiring equity securities of a publicly held company engaged in activities which are similar to, or competitive with, the Business, which in the aggregate do not exceed 1% of the issued and outstanding equity securities of such publicly held company.

4. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Sellers acknowledge that it is the policy of Purchaser to maintain as secret and confidential all Confidential Information. The parties hereto recognize that by reason of Sellers' operation of the Business prior to the Closing, and activities in connection with the Purchase Agreement, Sellers have acquired Confidential Information. Sellers recognize that, effective upon the Closing, all such Confidential Information is and shall remain the sole property of Purchaser, free of any rights of Sellers, and acknowledges that Purchaser has a vested interest in assuring that all such Confidential Information remains secret and confidential. Therefore, Sellers agree that at all times from and after the date hereof, they will not, directly or indirectly, without the prior written consent of Purchaser, disclose to any person, firm, company or other entity (other than Purchaser or any of its Affiliates) any Confidential Information, except to the extent that (i) any such Confidential Information becomes generally available to the public or trade, other than as a result of a breach by Sellers of this Section 4, or (ii) any such Confidential Information becomes available to Sellers on a non-confidential basis from a source other than Purchaser; PROVIDED, that such source is not known by Sellers to be bound by a confidentiality agreement with, or other obligation of secrecy to, Purchaser or another party. In addition, it shall not be a breach of the confidentiality obligations hereof if Sellers are required by law or legal process to disclose any Confidential Information; PROVIDED, that in such case, Sellers shall (a) give Purchaser the earliest notice possible that such disclosure is or may be required, and (b) cooperate with Purchaser, at Purchaser's expense, in protecting, to the maximum extent legally permitted, the confidential or proprietary nature of the Confidential Information which must be so disclosed. The obligations of Sellers under this Section 4 shall survive any termination of this Agreement.

5. NON-SOLICITATION. At all times from and after the date of this Agreement and until the expiration of the Restricted Period, Sellers shall not, directly, indirectly or otherwise, either personally or through agents, employees, officers or Shareholders or by letters, circulars or advertisements, and whether for itself or on behalf of any other person:

(a) seek to persuade any employee of Purchaser or any of its Affiliates to discontinue his or her status or employment therewith or seek to persuade any employee or former employee of Purchaser or any of its Affiliates to become employed or to provide consulting services or contract services in a business or activities competitive with the Business, or

(b) solicit or employ or, directly or indirectly, cause to be solicited or employed, or engage, directly or indirectly, the services of any employee or former employee of Purchaser or any of its Affiliates.

6. RIGHT TO INJUNCTIVE RELIEF. Sellers acknowledge that any breach or threatened breach by it of any of the covenants or provisions contained herein will result in irreparable and continuing harm to Purchaser and its Affiliates for which neither Purchaser nor its Affiliates would have an adequate remedy at law. Therefore, Sellers acknowledge and agrees that, in addition to any other remedy which Purchaser or its Affiliates may have at law or in equity, Purchaser and its Affiliates shall be entitled to injunctive relief, temporary and permanent restraining orders or other equitable remedies in the event of any such breach or threatened breach. Sellers further acknowledge and agree that monetary damages would be insufficient to compensate Purchaser and its Affiliates in the event of a breach by Sellers of any of the covenants or provisions contained herein, and that in the event of a breach thereof, Purchaser and/or its Affiliates shall be entitled to specific performance of the obligations hereunder without the obligation to post a bond or to prove damages or that other remedies are insufficient.

7. ENFORCEABILITY; SEVERABILITY. If any provision of this Agreement shall be adjudicated to be invalid or unenforceable, then such provision shall be deemed modified, as to duration, territory or otherwise, so as to be enforceable as similar as possible to the provision at issue, in order to render the remainder of this Agreement valid and enforceable and to the extent found necessary, such provisions shall be revised, reformed or redrafted or a new agreement created by a court of competent jurisdiction to accomplish the foregoing. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of Sellers, Purchaser and their respective Affiliates, successors and assigns.

9. ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and the documents and instruments referenced therein, contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations and understandings among Purchaser, Purchaser's Affiliates and Sellers with respect hereto. This Agreement may not be amended or modified except by a written instrument signed by the parties hereto.

10. APPLICABLE LAW; SUBMISSION TO JURISDICTION.

(a) This Agreement and the rights, obligations and relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

(b) The parties hereto hereby, to the fullest extent permitted by law, (i) agree to submit themselves, and any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect hereof, to the exclusive jurisdiction of the courts of the State of

Delaware, the courts of the United States District Court for the District of Delaware, and appellate courts from any therefor, (ii) consent that any action or proceeding shall be brought in such courts, and waive any objection that each may now or hereafter have to the venue of any such action or proceeding in any such court, (iii) agree that service of process of any such action or proceeding may be effected by serving the appropriate party personally at its address as set forth herein, and service made shall be deemed to be completed upon actual receipt thereof, and (iv) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

11. NOTICES.

(a) Except as provided in Section 10(b)(iii) with respect to service of process which must be delivered personally, any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier or mailed (by registered or certified mail, postage prepaid) or telecopied, as follows:

(i) If to Purchaser:

420 Lexington Avenue, Ste 2739 New York, NY 10170 Attention: Wayne I. Danson, President Telecopier: 646-227-1666

with a simultaneous copy to:

Gary A. Miller, Esq.
                      Eckert Seamans Cherin & Mellott, LLC
                         1515 Market Street, Ninth Floor
                        Philadelphia, Pennsylvania 19102
                            Telecopier: (215)851-8383

(ii) If to Sellers, one copy to:

448 Commerce Way, Suite 100 Florida Central Commerce Park Longwood, FL 32750
Attention: President                Telecopier: ______________________________

with a simultaneous copy to:

Victor Chapman, Esquire Barrett, Chapman & Ruda, P.C.
                                 18 Wall Street
                                Orlando, FL 32801
                   Telecopier: ______________________________

(b) Each such notice or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 11(a) (with confirmation of transmission), or (ii) if given by other means, when delivered at the address specified in Section 11(a). Any party by notice given in accordance with this Section 11 to the other party may designate another address or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

12. HEADINGS. The headings of sections and subsections of this Agreement are for convenience only and are not to be considered in construing this Agreement.

13. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                     SELLER:

                     CYBER-TEST, INC., a Florida corporation





                         By: /s/ Lisa Welton
                             --------------------------
                             Lisa Welton, President

                         /s/ Lisa Welton
                         --------------------------
                         Lisa Welton

                         /s/ Robert Heynssens
                         --------------------------
                         Robert Heynssens

                         /s/ Alan Heynssens
                         --------------------------
                         Alan Heynssens

                         /s/ Lori Peterson
                         --------------------------
                         Lori Peterson



                                   PURCHASER:

                    CYBER-TEST, INC., a Delaware corporation


                         By: /s/ Wayne I. Danson
                             ---------------------------
                             Wayne I. Danson, President

                                  EXHIBIT 10.5
                                 EXECUTION COPY

                              EMPLOYMENT AGREEMENT
                              --------------------

EMPLOYMENT AGREEMENT (this "Agreement"), dated as of the 3rd day of June 2004 ("Effective Date"), by and among Cyber-Test, Inc., a newly formed Delaware corporation ("Cyber-Test"), Encompass Group, Inc., a Delaware corporation ("Encompass"), Advanced Communication Technologies, Inc., a Florida Corporation ("ACT"), and Lisa Welton, an individual whose address is 540 Wekiva Landing Drive, Apopka, Florida 32712 ("Executive"). Cyber-Test, Encompass and ACT shall be referred to collectively herein as the "Company."

                                   WITNESSETH

WHEREAS, Executive presently serves as President of Cyber-Test, Inc., a Florida corporation ("Cyber-Test Florida");

WHEREAS, Cyber-Test, a newly formed subsidiary of Encompass, has entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Cyber-Test Florida, pursuant to which Cyber-Test will buy substantially all of the assets of Cyber-Test Florida (the "Acquisition"); and

WHEREAS, it is a condition of the Acquisition that Executive accept employment with the Company as of the consummation of the Acquisition.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. EMPLOYMENT.

1.1 Encompass. Encompass hereby employs Executive, and Executive accepts employment with Encompass, as Executive Vice President, or such other executive position with similar responsibilities and duties of an executive vice president of a company.

1.2 Cyber-Test. Cyber-Test hereby employs Executive, and Executive hereby accepts employment with Cyber-Test, as President and Chief Executive Officer, or such other senior executive position as may be determined by the Board of Directors of ACT (the "Board") from time to time during the Employment Period (as defined below). For purposes of this Agreement, "senior executive position" shall mean a position of Vice President or a more senior position. In addition to her duties set forth in this Paragraph 1 and Paragraph 3 below, Executive shall at the request of the Encompass CEO (as defined below) or the Board consider serving as an officer or director of ACT, or any subsidiary of ACT, without additional compensation and subject to any policy of the Compensation Committee of the Board (the "Compensation Committee") with regard to directors' fees.

2. TERM.

2.1 Initial Term; Renewal. The initial term of this Agreement shall commence on the Effective Date and expire on the third anniversary thereof (the "Employment Period"), unless earlier terminated in accordance with its terms. Unless earlier terminated in accordance herewith, this Agreement shall be deemed to have been extended for additional terms of successive one year periods commencing on the day of the expiration of the then current Employment Period.

2.2 Earn-Out Shares. Executive hereby acknowledges that a portion of the purchase price paid by Cyber-Test to Cyber-Test consists of 50,000,000 shares of ACT's common stock to be earned by Cyber-Test pro-rata each year during the Employment Period in accordance with the terms and conditions of the Asset Purchase Agreement (the "Earn-Out Shares"). Executive hereby further acknowledges that in the event Executive's employment with the Company is terminated, for any reason, other than (i) by the Company without "cause" (as defined in Section 6.1 hereof) or (ii) due to Executive's death or disability in accordance with Section 7 hereof, prior to the expiration of the Employment Period, the Earn-Out Shares shall be forfeited by Cyber-Test in their entirety, and the Company shall have no further obligations to Cyber-Test with respect to the Earn-Out Shares; provided, however, that in the event Executive's employment with the Company is terminated (i) by the Company without "cause" or (ii) due to Executive's death or disability prior to the expiration of the Employment Period, Cyber-Test shall be permitted to retain only those Earn-Out Shares previously earned by Cyber-Test and placed in escrow up to and including the fiscal year of the Company immediately preceding the year of termination of Executive's employment with the Company. In no event shall Cyber-Test have the right to receive any Earn-Out Shares for the fiscal year during, or any fiscal year after, which Executive's employment with the Company is terminated due to Executive's death or disability prior to the expiration of the Employment Period.

3. EMPLOYMENT AND DUTIES.

3.1 Duties and Responsibilities.

(a) Executive's area of responsibility during the Employment Period shall be that of Executive Vice President of Encompass and President and Chief Executive Officer of Cyber-Test. Executive shall directly report to the Chief Executive Officer of Encompass (the "Encompass CEO"), or such other senior executive officer of Encompass or ACT, as determined from time to time by the Company. The services to be rendered by Executive pursuant to this Agreement shall consist of such services as defined and directed by the Board or the Encompass CEO.

(b) During the Employment Period, Executive shall serve Cyber-Test and Encompass faithfully and to the best of her ability; shall devote her entire working time, attention, energy and skill to her employment and the benefit and business of these entities; and shall use her best efforts, skills and ability to promote their interests and to perform such duties as from time to time may be reasonably assigned to her and are consistent with her titles and positions with these entities.

(c) During the Employment Period, in addition to any other duties or responsibilities Encompass or Cyber-Test may give to Executive, Executive shall be required to sign, and shall sign, all certifications and such other documents or instruments requested by the Board, the Chief Executive Officer of ACT, or the Encompass CEO in connection with ACT's obligations under or to (i) the Securities and Exchange Commission, (ii) any exchange or association on which the Company's shares of capital stock are listed, (iii) any federal, state or local authority, and/or (iv) any other governmental, quasi-governmental or non-governmental entity or organization (foreign or domestic) that regulates or has authority over ACT. In addition, in the event Executive, in her current position or in any position Executive accepts in the future, becomes obligated to sign certifications and such other documents or instruments as may be required by the rules and regulations promulgated by any of (i) through (iv) above, Executive shall sign all such certifications and other documents or instruments as required thereby.

3.2 Observance of Rules and Regulations. Executive agrees to observe and comply with all applicable laws and regulations, as well as the rules and regulations of Encompass and Cyber-Test with respect to the performance of her duties.

4. COMPENSATION; BENEFITS AND EXPENSES.

4.1 Base Salary. As compensation for the services to be rendered hereunder, during the Employment Period, Cyber-Test shall pay to Executive an annual base salary (the "Base Salary") of $120,000.00. The Base Salary shall be payable in accordance with usual payroll practices of Cyber-Test. Executive's Base Salary shall be reviewed annually by the Compensation Committee during the Employment Period and may be increased, but not decreased, from time to time by the Compensation Committee in its sole discretion.

4.2 Bonus.

(a) Immediately following each fiscal year, the Company shall set aside for the payment of Encompass executive bonuses, an amount equal to five percent (5%) of net income of Encompass during such fiscal year (the "Encompass Bonus Pool"). For each fiscal year or portion thereof after the Effective Date and during the Employment Period, the Company shall pay to Executive an annual performance bonus, in cash and/or restricted stock of ACT, equal to a portion of the Encompass Bonus Pool, as determined by the Compensation Committee, in its sole discretion, taking into account Executive's contribution to Encompass' overall performance during such fiscal year (the "Encompass Performance Bonus").

For purposes hereof, "net income" shall mean, with respect to Encompass, for any fiscal year, the net income (loss) of Encompass for such fiscal year, determined on a consolidated basis in accordance with generally accepted accounting principals, consistently applied; provided, however, that there shall be excluded from net income (a) the net income (loss) of any person in which Encompass has a joint interest with a third party, except to the extent such net income is actually paid to Encompass by dividend or other distribution during such fiscal year, (b) the net income (or loss) of any person accrued prior to the date it becomes a subsidiary of Encompass or is merged into or becomes consolidated with Encompass or its assets are purchased by Encompass, and (c) the net income (if positive) of any subsidiary of Encompass to the extent that the declaration or payment of dividends or similar distributions of such net income by such subsidiary (i) is not at that time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order statute, rule or governmental regulation or (ii) would be subject to any taxes payable on such dividends or distributions.

(b) Immediately following each fiscal year, the Company shall set aside for the payment of Cyber-Test executive bonuses, an amount equal to ten percent (10%) of net income of Cyber-Test during such fiscal year (the "Cyber-Test Bonus Pool"). For each fiscal year or portion thereof after the Effective Date and during the Employment Period, the Company shall pay to Executive an annual performance bonus, in cash and/or restricted stock of ACT, equal to a portion of the Cyber-Test Bonus Pool, as determined by the Compensation Committee, in its sole discretion (the "Cyber-Test Performance Bonus" and together with the Encompass Performance Bonus, the "Performance Bonuses").

For purposes hereof, "net income" shall mean, with respect to Cyber-Test, for any fiscal year, the net income (loss) of Cyber-Test for such fiscal year, determined in accordance with generally accepted accounting principals, consistently applied; provided, however, that there shall be excluded from net income (a) the net income (loss) of any person in which Cyber-Test has a joint interest with a third party, except to the extent such net income is actually paid to Cyber-Test by dividend or other distribution during such fiscal year,
(b) the net income (or loss) of any person accrued prior to the date it becomes a subsidiary of Cyber-Test or is merged into or becomes consolidated with Cyber-Test or its assets are purchased by Cyber-Test, and (c) the net income (if positive) of any subsidiary of Cyber-Test to the extent that the declaration or payment of dividends or similar distributions of such net income by such subsidiary (i) is not at that time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order statute, rule or governmental regulation or (ii) would be subject to any taxes payable on such dividends or distributions.

(c) In addition to the Performance Bonuses, the Company may grant restricted shares of common stock of ACT to Executive, with a vesting schedule and other terms established by the Compensation Committee, in its sole discretion (the "Incentive Bonus").

(d) Executive acknowledges that the amount of the Performance Bonuses and the amount of the Incentive Bonus shall at all times be determined by the Compensation Committee, in its sole discretion. The Company shall pay each of the Performance Bonuses and the Incentive Bonus to Executive within thirty (30) days after the Company's audited results for the applicable fiscal year are delivered to the Company, but in no event later than September 30 of the immediately following fiscal year.

4.3 Other Benefits. Executive shall also be eligible to participate in any life and health insurance programs that the Company makes available to all of its executives of similar seniority. Executive shall also be eligible to receive discretionary performance based bonuses as approved and authorized by the Compensation Committee, including any incentive stock programs approved by ACT's shareholders.

4.4 Business Expenses. Executive will be reimbursed, in accordance with the Company's expense reimbursement policy, for business expenses that have been pre-approved by the Board or the Encompass CEO upon presentation of vouchers or other documents reasonably necessary to verify the expenditures and sufficient, in form and substance, to satisfy Internal Revenue Service requirements for such expenses.

4.5 Vacation. Executive shall be entitled to take up to four (4) weeks of vacation per calendar year, which shall be taken in accordance with the Company's vacation policy in effect from time to time for executives of comparable seniority.

5. NO COMPETITIVE ACTIVITIES; CONFIDENTIALITY; INVENTION

5.1 General Restriction. During the Employment Period and for a period of two
(2) years thereafter (the "Restricted Period"), Executive covenants and agrees that, except on behalf of the Company, she will not, directly or indirectly:

(a) Competing Business. Own, manage, operate, control, participate in the ownership, management, operation or control of, be employed by, or provide services as a consultant to, any individual or business that is involved in business activities that are the same as, similar to or in competition with, directly or indirectly, any business activities conducted, or actively being planned, by the Company during the Restricted Period and anywhere in the United States and Canada (it being acknowledged that the Company's business is national in scope). The ownership of less than one percent (1%) of the outstanding stock of any public corporation shall not be deemed a violation of this provision.

(b) Soliciting Customers. Attempt in any manner to contact or solicit any individual, firm, corporation or other entity (i) that is or has been, a customer of the Company at any time during the Restricted Period, (ii) to which a proposal has been made by the Company during the Restricted Period or (iii) appearing on the Company's new business target list on the date of Executive's termination (as such list has been prepared and maintained in accordance with the Company's past practice), for the purpose of providing services or products similar to the services and products provided by the Company, or engaging in any activity which could be, directly or indirectly, competitive with the business of the Company.

(c) Interfering with Other Relations. Persuade or attempt to persuade any supplier, vendor, licensor or other entity or individual doing business with the Company to discontinue or reduce its business with the Company or otherwise interfere in any way with the business relationships and activities of the Company.

(d) Employees. Attempt in any manner to solicit any individual, who is at the time of such attempted solicitation, or was at any time during the one (1) year period preceding the termination of Executive's employment, an employee or consultant of the Company, to terminate his or her employment or relationship with the Company, or engage such individual, as an employee or consultant. Cooperate with any other person in persuading, enticing or aiding, or attempting to persuade, entice or aid, any employee of or consultant to the Company to terminate his or her employment or business relationship with the

Company, or to become employed as an employee or retained as a consultant by any person other than the Company.

5.2 Confidentiality Agreement. Executive shall not, either during the Employment Period or at any time thereafter, use or disclose to any third person any Confidential Information (as defined below) of the Company, other than at the direction of the Company, or pursuant to a court order or subpoena, provided that Executive will give notice of such court order or subpoena to the Company prior to such disclosure. Upon the termination of Executive's employment with the Company for any reason, Executive shall return any notes, records, charts, formulae or other materials (whether in hard copy or computer readable form) containing Confidential Information, and will not make or retain any copies of such materials. Without limiting the generality of the foregoing, the parties acknowledge that the Company from time to time may be subject to agreements with its customers, suppliers or licensors to maintain the confidence of such other persons' confidential information. The terms of such agreements may require that the Company's employees, including Executive, be bound by such agreements, and Executive shall be deemed so bound upon notice to her of the terms of such agreements. The term "Confidential Information" as used herein shall mean any confidential or proprietary information of the Company whether of a technical, engineering, operational, financial or economic nature, including, without limitation, all prices, discounts, terms and conditions of sale, trade secrets, know-how, customers, inventions, business affairs or practices, systems, products, product specifications, designs, plans, manufacturing and other processes, data, ideas, details and other information of the Company. Confidential Information shall not include information which can be proven by Executive to have been developed by her own work as of the Effective Date completely independent of its disclosure by the Company or which is in the public domain, provided such information did not become available to the general public as a result of Executive's breach of this Paragraph 5.2.

5.3 Disclosure of Innovations. Executive shall make prompt and full written disclosure to the Company and solely the Company of all writings, inventions, processes, methods, plans, developments, improvements, procedures, techniques and other innovations of any kind that Executive may make, develop or reduce to practice, alone or jointly with others, at any time during the Employment Period and for a period of one (1) year thereafter, whether during working hours or at any other time and whether at the request or upon the suggestion of the Company or otherwise, and whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection (collectively, "Innovations"). Examples of Innovations shall include, but are not limited to, discoveries, research, formulas, tools, know-how, marketing plans, new product plans, production processes, advertising, packaging and marketing techniques and improvements to computer hardware or software. The written disclosures provided for herein shall be made to the Encompass CEO or the Board.

5.4 Assignment of Ownership of Innovations. All Innovations shall be the sole and exclusive property of the Company. Executive hereby assigns all rights, title or interest in and to the Innovations to the Company. At the Company's request and expense, during the Employment Period and at any time thereafter, Executive will assist and cooperate with the Company in all respects and will execute documents and give testimony to obtain, maintain, perfect and enforce for the Company any and all patent, copyright, trademark, trade secret and other legal protections for the Innovations.

5.5 Remedies. Executive acknowledges that the restrictions contained in the foregoing paragraphs 5.1 through 5.4, in view of the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company, and that the legal remedies for a breach of any of the provisions of this section 5 will be inadequate and that such provisions may be enforced by restraining order, injunction, specific performance or other equitable relief. Such equitable remedies shall be cumulative and in addition to any other remedies which the injured party or parties may have under applicable law, equity, this Agreement or otherwise. Executive shall not, in any action or proceeding to enforce any of the provisions of this Paragraph 5, assert the claim or defense that an adequate remedy at law exists. The prevailing party shall be entitled to recover its legal fees and expenses in any action or proceeding for breach of this section 5.

5.6 Company Property. All Confidential Information; all Innovations; and all correspondence, files, documents, advertising, sales, manufacturers' and other materials or articles or other information of any kind, in any media, form or format furnished to Executive by the Company, which may not deemed confidential, shall be and remain the sole property of the Company ("Company Property"). Upon termination or at the Company's request, whichever is earlier, Executive shall immediately deliver to the Company all such Company Property.

5.7 Public Policy/Severability. The parties do not wish to impose any undue or unnecessary hardship upon Executive following her departure from the Company's employment. The parties have attempted to limit the provisions of this section 5 to achieve such a result, and the parties expressly intend that all provisions of this section 5 be construed to achieve such result. If, contrary to the effort and intent of the parties, any covenant or other obligation contained in this section 5 shall be found not to be reasonably necessary for the protection of the Company, to be unreasonable as to duration, scope or nature of restrictions, or to impose an undue hardship on Executive, then it is the desire of the parties that such covenant or obligation not be rendered invalid thereby, but rather that the duration, scope or nature of the restrictions be deemed reduced or modified, with retroactive effect, to render such covenant or obligation reasonable, valid and enforceable. The parties further agree that in the event a court, despite the efforts and intent of the parties, declares any portion of the covenants or obligations in this section 5 invalid, the remaining provisions of this section 5 shall nonetheless remain valid and enforceable.

6. TERMINATION.

6.1 Termination For Cause. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated immediately for "cause," at which time the Company shall have no further obligations or liabilities to Executive whether under this Agreement or otherwise and Executive's right to further compensation and benefits hereunder (included, but not limited to, unvested stock) shall immediately cease, other than payment to Executive of Base Salary accrued, and reimbursement of expenses incurred in accordance with Paragraph 4.4, prior to the effective date of termination of this Agreement (the "Termination Date"). As used herein and throughout this Agreement, the term "cause" shall mean (i) any act or omission by Executive that constitutes malfeasance or misfeasance in the course of Executive's duties hereunder, or in the objectively reasonable judgment of the Board or the Encompass CEO, Executive has been grossly negligent (including habitual neglect of duties), incompetent or insubordinate in carrying out her duties hereunder, (ii) a material breach of this Agreement that is not cured within ten (10) days of receipt of notice thereof, (iii) Executive's breach of a fiduciary duty owed to the Company or its affiliates, or (iv) Executive's conviction of, or pleading nolo contendere to, a criminal offense or crime constituting a misdemeanor or felony, or conviction in respect to any act involving fraud, dishonesty or moral turpitude (other than minor traffic infractions or similar minor offenses).

6.2 Termination without Cause.

(a) Without Cause. This Agreement may be terminated by the Company without cause and for any reason or no reason prior to the expiration of the Employment Period upon thirty (30) days' prior written notice from the Company to the Executive.

(b) Severance. In the event that the Company terminates Executive's employment without cause, the Company shall pay to Executive (i) Base Salary accrued, and expenses incurred in accordance with Paragraph 4.4, prior to the Termination Date, (ii) any unpaid bonus owed to Executive for a prior fiscal year ((i) and (ii) together, the "Accrued Payments"), which Accrued Payments shall be paid to Executive in accordance with Section 4.1, Section 4.2 and Section 4.4, as applicable, and (iii) an additional amount of Base Salary which would have been payable to Executive during the six (6) month period immediately following the Termination Date (the "Severance Payment"), which Severance Payment shall be payable in cash to Executive in equal monthly installments on the first business day of each calendar month during the six (6) month period immediately following the Termination Date. Except as provided in the preceding sentence, the Company shall have no further obligations or liabilities to Executive whether under this Agreement or otherwise and Executive's right to further compensation and benefits hereunder (included, but not limited to, unvested stock) shall immediately cease.

6.3 Termination of Other Positions. Upon the Termination Date, Executive hereby resigns as Executive Vice President of Encompass, President and Chief Executive Officer of Cyber-Test and any and all other positions as officer or director Executive may then hold with the Company, and as fiduciary of any benefit plan of the Company. Executive shall promptly execute any further documentation as requested by the Company and, if Executive is to receive any payments from the Company, execution of such further documentation shall be a condition thereof.

7. DISABILITY OR DEATH.

7.1 Disability. If, during the Employment Period, Executive becomes disabled or incapacitated as determined under the Company's Long Term Disability Policy ("Permanently Disabled"), the Company shall have the right at any time thereafter (but in no event less than 120 days after the event causing such disability or incapacity), so long as Executive is then still Permanently Disabled, to terminate this Agreement upon thirty (30) days' prior written notice to Executive. In the event the Company does not have a Long Term Disability Policy at the time of the event causing the Executive to become Permanently Disabled, "Permanently Disabled" shall mean Executive's inability to fully perform her duties and responsibilities hereunder to the full extent required by the Company by reason of illness, injury or incapacity for 120 consecutive days or for more than six (6) months during any twelve (12) month period. If the Company elects to terminate this Agreement in the event that Executive becomes Permanently Disabled, the Company shall have no further obligations or liabilities to Executive, whether under this Agreement or otherwise (included, but not limited to, unvested stock), other than payment to Executive of the Accrued Payments, which Accrued Payments shall be paid to Executive in accordance with Section 4.1, Section 4.2 and Section 4.4, as applicable.

7.2 Death. If Executive dies during the Employment Period, this Agreement shall automatically terminate as of the date of Executive's death, and the Company shall have no further obligations or liabilities to Executive, whether under this Agreement or otherwise (included, but not limited to, unvested stock), other than payment to Executive's estate of the Accrued Payments, which Accrued Payments shall be paid to Executive in accordance with Section 4.1, Section 4.2 and Section 4.4, as applicable.

8. INDEMNIFICATION. Each of the Company and Executive shall indemnify the other for any losses, damages, liabilities, judgments, claims, costs, penalties and expenses incurred by such other party (including, without limitation, costs and reasonable attorneys' fees and costs), resulting from the indemnifying party's failure to perform any of their obligations contained in this Agreement.

9. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Florida. Any action to enforce any term hereof shall be brought exclusively within the state or federal courts of Florida to which jurisdiction and venue all parties hereby submit themselves.

10. BINDING EFFECT. Except as otherwise herein expressly provided, this Agreement shall be binding upon, and shall inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.

11. ASSIGNMENT. Any assignee of the Company shall have the right to enforce the restrictive covenants set forth in this Agreement, and the Company shall have the right to assign this Agreement, including the right to enforce such covenants to any successor or assign of the Company.

12. NOTICES. All notices, designations, consents, offers, acceptances, waivers or any other communication provided for herein, or required hereunder, shall be sufficient if in writing and if sent by registered or certified mail, return receipt requested, overnight courier, or delivered by hand or confirmed facsimile transmission to (i) Executive at her last known address on the books of the Company or (ii) the Company at its principal place of business.

13. ADDITIONAL DOCUMENTS. Each of the parties hereto agrees to execute and deliver, without cost or expense to any other party, any and all such further instruments or documents and to take any and all such further action reasonably requested by such other of the parties hereto as may be necessary or convenient in order to effectuate this Agreement and the intents and purposes thereof.

14. COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and such counterparts may be delivered by facsimile transmission, which facsimile copies shall be deemed originals.

15. ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement and understanding of the parties and supersedes any and all prior agreements, discussions, negotiations, commitments and understandings among the parties hereto with respect to the subject matter hereof, including, without limitation, that certain Letter of Intent, dated May 3, 2004, by and among Executive, the Company and the other parties named therein. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties concerning the subject matter hereto, which are not fully expressed herein or in any supplemental written agreements of even or subsequent date hereof.

16. SEVERABILITY. If any provision of this Agreement, or the application thereof to any person or circumstances, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

17. MODIFICATION. This Agreement cannot be changed, modified or discharged orally, but only if consented to in writing by both parties.

18. CONTRACT HEADINGS. All headings of the Paragraphs of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement, and shall in no way affect the interpretation of any of the provisions of this Agreement.

19. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

20. REPRESENTATION OF EXECUTIVE. Executive, with the full knowledge that the Company is relying thereon, represents and warrants that she has not made any commitment inconsistent with the provisions hereof and that she is not under any disability which would prevent her from entering into this Agreement and performing all of her obligations hereunder.

21. JOINT PARTICIPATION IN DRAFTING. Each party to this Agreement participated in the drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party to this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

CYBER-TEST, INC., a Delaware corporation


             By: /s/ Wayne I. Danson
                 ------------------------------------
                 Wayne I. Danson, President



ENCOMPASS GROUP AFFILIATES, INC., a
Delaware corporation


             By: /s/ Wayne I. Danson
                 ------------------------------------
                 Wayne I. Danson, President



                             ADVANCED COMMUNICATIONS
                    TECHNOLOGIES, INC., a Florida corporation


             By: /s/ Wayne I. Danson
                 -------------------------------------
                 Wayne I. Danson, President and Chief
                 Executive Officer



                                   EXECUTIVE:


             /s/ Lisa Welton
             -----------------------------------------
             LISA WELTON

                                  EXHIBIT 10.6
                                 EXECUTION COPY

                              EMPLOYMENT AGREEMENT
                              --------------------

EMPLOYMENT AGREEMENT (this "Agreement"), dated as of the 3rd day of June 2004 ("Effective Date"), by and between Cyber-Test, Inc., a newly formed Delaware corporation ("Cyber-Test") and Thomas Sutlive, an individual whose address is 227 Twelve League Circle, Casselberry, Florida ("Executive").

                                   WITNESSETH

WHEREAS, Executive presently serves as Vice-President of Cyber-Test, Inc., a Florida corporation ("Cyber-Test Florida");

WHEREAS, Cyber-Test has entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Cyber-Test Florida, pursuant to which Cyber-Test will buy substantially all of the assets of Cyber-Test Florida (the "Acquisition"); and

WHEREAS, it is a condition of the Acquisition that Executive accept employment with Cyber-Test as of the consummation of the Acquisition.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. EMPLOYMENT. Cyber-Test hereby employs Executive, and Executive hereby accepts employment with Cyber-Test, as Vice-President, or such other senior executive position as may be determined by the Board of Directors of Cyber-Test (the "Board") from time to time during the Employment Period (as defined below). For purposes of this Agreement, "senior executive position" shall mean a position of Vice President or a more senior position. In addition to his duties set forth in this Paragraph 1 and Paragraph 3 below, Executive shall at the request of the Cyber-Test CEO (as defined below) or the Board consider serving as an officer or director of Cyber-Test, or any of its affiliates, without additional compensation and subject to any policy of the Compensation Committee (the "Compensation Committee") of the board of directors of Advanced Communications Technologies, Inc. ("ACT") with regard to directors' fees.

2. TERM. The initial term of this Agreement shall commence on the Effective Date and expire on the third anniversary thereof (the "Employment Period"), unless earlier terminated in accordance with its terms. Unless earlier terminated in accordance herewith, this Agreement shall be deemed to have been extended for additional terms of successive one year periods commencing on the day of the expiration of the then current Employment Period.

3. EMPLOYMENT AND DUTIES.

3.1 Duties and Responsibilities.

(a) Executive's area of responsibility during the Employment Period shall be that of Vice-President of Cyber-Test. Executive shall directly report to the Chief Executive Officer of Cyber-Test (the "C-T CEO"), or such other senior executive officer of Cyber-Test or its affiliates, as determined from time to time by the Board or the Cyber-Test CEO. The services to be rendered by Executive pursuant to this Agreement shall consist of such services as defined and directed by the Board or the Cyber-Test CEO.

(b) During the Employment Period, Executive shall serve Cyber-Test faithfully and to the best of his ability; shall devote his entire working time, attention, energy and skill to his employment and the benefit and business of these entities; and shall use his best efforts, skills and ability to promote their interests and to perform such duties as from time to time may be reasonably assigned to him and are consistent with his titles and positions with these entities.

(c) During the Employment Period, in addition to any other duties or responsibilities Cyber-Test or its affiliates may give to Executive, Executive shall be required to sign, and shall sign, all certifications and such other documents or instruments requested by the Board or the Cyber-Test CEO, in connection with Cyber-Test's or its affiliates obligations under or to (i) the Securities and Exchange Commission, (ii) any exchange or association on which Cyber-Test's or its affiliates' shares of capital stock are listed, (iii) any federal, state or local authority, and/or (iv) any other governmental, quasi-governmental or non-governmental entity or organization (foreign or domestic) that regulates or has authority over Cyber-Test or its affiliates. In addition, in the event Executive, in his current position or in any position Executive accepts in the future, becomes obligated to sign certifications and such other documents or instruments as may be required by the rules and regulations promulgated by any of (i) through (iv) above, Executive shall sign all such certifications and other documents or instruments as required thereby.

3.2 Observance of Rules and Regulations. Executive agrees to observe and comply with all applicable laws and regulations, as well as the rules and regulations of Cyber-Test and its affiliates with respect to the performance of his duties.

4. COMPENSATION; BENEFITS AND EXPENSES.

4.1 Base Salary. As compensation for the services to be rendered hereunder, during the Employment Period, Cyber-Test shall pay to Executive an annual base salary (the "Base Salary") of $110,000.00. The Base Salary shall be payable in accordance with usual payroll practices of Cyber-Test. Executive's Base Salary shall be reviewed annually by the Compensation Committee during the Employment Period and may be increased, but not decreased, from time to time by the Compensation Committee in its sole discretion.

4.2 Bonus.

(a) Immediately following each fiscal year, Cyber-Test shall set aside for the payment of Cyber-Test executive bonuses, an amount equal to ten percent (10%) of net income of Cyber-Test during such fiscal year (the "Bonus Pool"). For each fiscal year or portion thereof after the Effective Date and during the Employment Period, Cyber-Test shall pay to Executive an annual performance bonus, in cash and/or restricted stock of ACT, equal to a portion of the Bonus Pool, as determined by the Compensation Committee, in its sole discretion (the "Performance Bonus").

For purposes hereof, "net income" shall mean, with respect to Cyber-Test, for any fiscal year, the net income (loss) of Cyber-Test for such fiscal year, determined in accordance with generally accepted accounting principals, consistently applied; provided, however, that there shall be excluded from net income (a) the net income (loss) of any person in which Cyber-Test has a joint interest with a third party, except to the extent such net income is actually paid to Cyber-Test by dividend or other distribution during such fiscal year,
(b) the net income (or loss) of any person accrued prior to the date it becomes a subsidiary of Cyber-Test or is merged into or becomes consolidated with Cyber-Test or its assets are purchased by Cyber-Test, and (c) the net income (if positive) of any subsidiary of Cyber-Test to the extent that the declaration or payment of dividends or similar distributions of such net income by such subsidiary (i) is not at that time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order statute, rule or governmental regulation or (ii) would be subject to any taxes payable on such dividends or distributions.

(c) In addition to the Performance Bonus, Cyber-Test may grant restricted shares of common stock of ACT to Executive, with a vesting schedule and other terms established by the Compensation Committee, in its sole discretion (the "Incentive Bonus").

(d) Executive acknowledges that the amount of the Performance Bonus and the amount of the Incentive Bonus shall at all times be determined by the Compensation Committee, in its sole discretion. Cyber-Test shall pay each of the Performance Bonus and the Incentive Bonus to Executive within thirty (30) days after ACT's audited results for the applicable fiscal year are delivered to the ACT, but in no event later than September 30 of the immediately following fiscal year.

4.3 Other Benefits. Executive shall also be eligible to participate in any life and health insurance programs that Cyber-Test makes available to all of its executives of similar seniority. Executive shall also be eligible to receive discretionary performance based bonuses as approved and authorized by the Compensation Committee, including any incentive stock programs approved by ACT's shareholders.

4.4 Business Expenses. Executive will be reimbursed, in accordance with Cyber-Test's expense reimbursement policy, for business expenses that have been pre-approved by the Board or the Cyber-Test CEO upon presentation of vouchers or other documents reasonably necessary to verify the expenditures and sufficient, in form and substance, to satisfy Internal Revenue Service requirements for such expenses.

4.5 Vacation. Executive shall be entitled to take up to four (4) weeks of vacation per calendar year, which shall be taken in accordance with Cyber-Test's vacation policy in effect from time to time for executives of comparable seniority.

5. NO COMPETITIVE ACTIVITIES; CONFIDENTIALITY; INVENTION

5.1 General Restriction. During the Employment Period and for a period of two
(2) years thereafter (the "Restricted Period"), Executive covenants and agrees that, except on behalf of Cyber-Test, he will not, directly or indirectly:

(a) Competing Business. Own, manage, operate, control, participate in the ownership, management, operation or control of, be employed by, or provide services as a consultant to, any individual or business that is involved in business activities that are the same as, similar to or in competition with, directly or indirectly, any business activities conducted, or actively being planned, by Cyber-Test or its affiliates during the Restricted Period and anywhere in the United States and Canada (it being acknowledged that Cyber-Test's and its affiliates' business is national in scope). The ownership of less than one percent (1%) of the outstanding stock of any public corporation shall not be deemed a violation of this provision.

(b) Soliciting Customers. Attempt in any manner to contact or solicit any individual, firm, corporation or other entity (i) that is or has been, a customer of Cyber-Test or its affiliates at any time during the Restricted Period, (ii) to which a proposal has been made by Cyber-Test or its affiliates during the Restricted Period or (iii) appearing on Cyber-Test's or its affiliates' new business target list on the date of Executive's termination (as such list has been prepared and maintained in accordance with Cyber-Test's or its affiliates' past practice), for the purpose of providing services or products similar to the services and products provided by Cyber-Test or its affiliates, or engaging in any activity which could be, directly or indirectly, competitive with the business of Cyber-Test or its affiliates.

(c) Interfering with Other Relations. Persuade or attempt to persuade any supplier, vendor, licensor or other entity or individual doing business with Cyber-Test or its affiliates to discontinue or reduce its business with Cyber-Test or its affiliates or otherwise interfere in any way with the business relationships and activities of Cyber-Test or its affiliates.

(d) Employees. Attempt in any manner to solicit any individual, who is at the time of such attempted solicitation, or was at any time during the one (1) year period preceding the termination of Executive's employment, an employee or consultant of Cyber-Test or its affiliates, to terminate his or her employment or relationship with Cyber-Test or its affiliates, or engage such individual, as an employee or consultant. Cooperate with any other person in persuading, enticing or aiding, or attempting to persuade, entice or aid, any employee of or consultant to Cyber-Test or its affiliates to terminate his or her employment or business relationship with Cyber-Test or its affiliates, or to become employed as an employee or retained as a consultant by any person other than Cyber-Test or its affiliates.

5.2 Confidentiality Agreement. Executive shall not, either during the Employment Period or at any time thereafter, use or disclose to any third person any Confidential Information (as defined below) of Cyber-Test or its affiliates, other than at the direction of Cyber-Test, or pursuant to a court order or subpoena, provided that Executive will give notice of such court order or subpoena to Cyber-Test prior to such disclosure. Upon the termination of Executive's employment with Cyber-Test for any reason, Executive shall return any notes, records, charts, formulae or other materials (whether in hard copy or computer readable form) containing Confidential Information, and will not make or retain any copies of such materials. Without limiting the generality of the foregoing, the parties acknowledge that Cyber-Test or its affiliates from time to time may be subject to agreements with its or their customers, suppliers or licensors to maintain the confidence of such other persons' confidential information. The terms of such agreements may require that Cyber-Test's or its affiliates' employees, including Executive, be bound by such agreements, and Executive shall be deemed so bound upon notice to him of the terms of such agreements. The term "Confidential Information" as used herein shall mean any confidential or proprietary information of Cyber-Test or its affiliates whether of a technical, engineering, operational, financial or economic nature, including, without limitation, all prices, discounts, terms and conditions of sale, trade secrets, know-how, customers, inventions, business affairs or practices, systems, products, product specifications, designs, plans, manufacturing and other processes, data, ideas, details and other information of Cyber-Test or its affiliates. Confidential Information shall not include information which can be proven by Executive to have been developed by his own work as of the Effective Date completely independent of its disclosure by Cyber-Test or its affiliates or which is in the public domain, provided such information did not become available to the general public as a result of Executive's breach of this Paragraph 5.2.

5.3 Disclosure of Innovations. Executive shall make prompt and full written disclosure to Cyber-Test and solely Cyber-Test of all writings, inventions, processes, methods, plans, developments, improvements, procedures, techniques and other innovations of any kind that Executive may make, develop or reduce to practice, alone or jointly with others, at any time during the Employment Period and for a period of one (1) year thereafter, whether during working hours or at any other time and whether at the request or upon the suggestion of Cyber-Test or otherwise, and whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection (collectively, "Innovations"). Examples of Innovations shall include, but are not limited to, discoveries, research, formulas, tools, know-how, marketing plans, new product plans, production processes, advertising, packaging and marketing techniques and improvements to computer hardware or software. The written disclosures provided for herein shall be made to the Cyber-Test CEO or the Board.

5.4 Assignment of Ownership of Innovations. All Innovations shall be the sole and exclusive property of Cyber-Test. Executive hereby assigns all rights, title or interest in and to the Innovations to Cyber-Test. At Cyber-Test's request and expense, during the Employment Period and at any time thereafter, Executive will assist and cooperate with Cyber-Test or its affiliates in all respects and will execute documents and give testimony to obtain, maintain, perfect and enforce for Cyber-Test and its affiliates any and all patent, copyright, trademark, trade secret and other legal protections for the Innovations.

5.5 Remedies. Executive acknowledges that the restrictions contained in the foregoing paragraphs 5.1 through 5.4, in view of the nature of the business in which Cyber-Test and its affiliates are engaged, are reasonable and necessary in order to protect the legitimate interests of Cyber-Test and its affiliates, and that the legal remedies for a breach of any of the provisions of this section 5 will be inadequate and that such provisions may be enforced by restraining order, injunction, specific performance or other equitable relief. Such equitable remedies shall be cumulative and in addition to any other remedies which the injured party or parties may have under applicable law, equity, this Agreement or otherwise. Executive shall not, in any action or proceeding to enforce any of the provisions of this Paragraph 5, assert the claim or defense that an adequate remedy at law exists. The prevailing party shall be entitled to recover its legal fees and expenses in any action or proceeding for breach of this section 5.

5.6 Cyber-Test Property. All Confidential Information; all Innovations; and all correspondence, files, documents, advertising, sales, manufacturers' and other materials or articles or other information of any kind, in any media, form or format furnished to Executive by Cyber-Test or its affiliates, which may not deemed confidential, shall be and remain the sole property of Cyber-Test or such affiliate ("Cyber-Test Property"). Upon termination or at Cyber-Test's request, whichever is earlier, Executive shall immediately deliver to Cyber-Test all such Cyber-Test Property.

5.7 Public Policy/Severability. The parties do not wish to impose any undue or unnecessary hardship upon Executive following his departure from Cyber-Test's employment. The parties have attempted to limit the provisions of this section 5 to achieve such a result, and the parties expressly intend that all provisions of this section 5 be construed to achieve such result. If, contrary to the effort and intent of the parties, any covenant or other obligation contained in this section 5 shall be found not to be reasonably necessary for the protection of Cyber-Test or its affiliates, to be unreasonable as to duration, scope or nature of restrictions, or to impose an undue hardship on Executive, then it is the desire of the parties that such covenant or obligation not be rendered invalid thereby, but rather that the duration, scope or nature of the restrictions be deemed reduced or modified, with retroactive effect, to render such covenant or obligation reasonable, valid and enforceable. The parties further agree that in the event a court, despite the efforts and intent of the parties, declares any portion of the covenants or obligations in this section 5 invalid, the remaining provisions of this section 5 shall nonetheless remain valid and enforceable.

5.8 Termination Without Cause. Notwithstanding anything contained in this
Section 5 to the contrary, in the event that Cyber-Test terminates Executive's employment without "cause" (as defined in Section 6.1) prior to the expiration of the Employment Period, the Restricted Period shall extend for a period of six
(6) months after the Termination Date.

6. TERMINATION.

6.1 Termination For Cause. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated immediately for "cause," at which time Cyber-Test shall have no further obligations or liabilities to Executive whether under this Agreement or otherwise and Executive's right to further compensation and benefits hereunder (included, but not limited to, unvested stock) shall immediately cease, other than payment to Executive of Base Salary accrued, and reimbursement of expenses incurred in accordance with Paragraph 4.4, prior to the effective date of termination of this Agreement (the "Termination Date"). As used herein and throughout this Agreement, the term "cause" shall mean (i) any act or omission by Executive that constitutes malfeasance or misfeasance in the course of Executive's duties hereunder, or in the objectively reasonable judgment of the Board or the Cyber-Test CEO, Executive has been grossly negligent (including habitual neglect of duties), incompetent or insubordinate in carrying out his duties hereunder, (ii) a material breach of this Agreement that is not cured within ten (10) days of receipt of notice thereof, (iii) Executive's breach of a fiduciary duty owed to Cyber-Test or its affiliates, or (iv) Executive's conviction of, or pleading nolo contendere to, a criminal offense or crime constituting a misdemeanor or felony, or conviction in respect to any act involving fraud, dishonesty or moral turpitude (other than minor traffic infractions or similar minor offenses).

6.2 Termination without Cause.

(a) Without Cause. This Agreement may be terminated by Cyber-Test without cause and for any reason or no reason prior to the expiration of the Employment Period upon thirty (30) days' prior written notice from Cyber-Test to the Executive.

(b) Severance. In the event that Cyber-Test terminates Executive's employment without cause, Cyber-Test shall pay to Executive (i) Base Salary accrued, and expenses incurred in accordance with Paragraph 4.4, prior to the Termination Date, (ii) any unpaid bonus owed to Executive for a prior fiscal year ((i) and (ii) together, the "Accrued Payments"), which Accrued Payments shall be paid to Executive in accordance with Section 4.1, Section 4.2 and Section 4.4, as applicable, and (iii) an additional amount of Base Salary which would have been payable to Executive during the six (6) month period immediately following the Termination Date (the "Severance Payment"), which Severance Payment shall be payable in cash to Executive in equal monthly installments on the first business day of each calendar month during the six (6) month period immediately following the Termination Date. Except as provided in the preceding sentence, Cyber-Test shall have no further obligations or liabilities to Executive whether under this Agreement or otherwise and Executive's right to further compensation and benefits hereunder (included, but not limited to, unvested stock) shall immediately cease.

6.3 Termination of Other Positions. Upon the Termination Date, Executive hereby resigns as Vice-President of Cyber-Test and any and all other positions as officer or director Executive may then hold with Cyber-Test or its affiliates, and as fiduciary of any benefit plan of Cyber-Test or its affiliates. Executive shall promptly execute any further documentation as requested by Cyber-Test or its affiliates and, if Executive is to receive any payments from Cyber-Test or its affiliates, execution of such further documentation shall be a condition thereof.

7. DISABILITY OR DEATH.

7.1 Disability. If, during the Employment Period, Executive becomes disabled or incapacitated as determined under Cyber-Test's Long Term Disability Policy ("Permanently Disabled"), Cyber-Test shall have the right at any time thereafter (but in no event less than 120 days after the event causing such disability or incapacity), so long as Executive is then still Permanently Disabled, to terminate this Agreement upon thirty (30) days' prior written notice to Executive. In the event Cyber-Test does not have a Long Term Disability Policy at the time of the event causing the Executive to become Permanently Disabled, "Permanently Disabled" shall mean Executive's inability to fully perform his duties and responsibilities hereunder to the full extent required by Cyber-Test by reason of illness, injury or incapacity for 120 consecutive days or for more than six (6) months during any twelve (12) month period. If Cyber-Test elects to terminate this Agreement in the event that Executive becomes Permanently Disabled, Cyber-Test shall have no further obligations or liabilities to Executive, whether under this Agreement or otherwise (included, but not limited to, unvested stock), other than payment to Executive of the Accrued Payments, which Accrued Payments shall be paid to Executive in accordance with Section 4.1, Section 4.2 and Section 4.4, as applicable.

7.2 Death. If Executive dies during the Employment Period, this Agreement shall automatically terminate as of the date of Executive's death, and Cyber-Test shall have no further obligations or liabilities to Executive, whether under this Agreement or otherwise (included, but not limited to, unvested stock), other than payment to Executive's estate of the Accrued Payments, which Accrued Payments shall be paid to Executive in accordance with Section 4.1, Section 4.2 and Section 4.4, as applicable.

8. INDEMNIFICATION. Each of Cyber-Test and Executive shall indemnify the other for any losses, damages, liabilities, judgments, claims, costs, penalties and expenses incurred by such other party (including, without limitation, costs and reasonable attorneys' fees and costs), resulting from the indemnifying party's failure to perform any of their obligations contained in this Agreement.

9. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Florida. Any action to enforce any term hereof shall be brought exclusively within the state or federal courts of Florida to which jurisdiction and venue all parties hereby submit themselves.

10. BINDING EFFECT. Except as otherwise herein expressly provided, this Agreement shall be binding upon, and shall inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.

11. ASSIGNMENT. Any assignee of Cyber-Test shall have the right to enforce the restrictive covenants set forth in this Agreement, and Cyber-Test shall have the right to assign this Agreement, including the right to enforce such covenants to any successor or assign of Cyber-Test.

12. NOTICES. All notices, designations, consents, offers, acceptances, waivers or any other communication provided for herein, or required hereunder, shall be sufficient if in writing and if sent by registered or certified mail, return receipt requested, overnight courier, or delivered by hand or confirmed facsimile transmission to (i) Executive at his last known address on the books of Cyber-Test or (ii) Cyber-Test at its principal place of business.

13. ADDITIONAL DOCUMENTS. Each of the parties hereto agrees to execute and deliver, without cost or expense to any other party, any and all such further instruments or documents and to take any and all such further action reasonably requested by such other of the parties hereto as may be necessary or convenient in order to effectuate this Agreement and the intents and purposes thereof.

14. COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and such counterparts may be delivered by facsimile transmission, which facsimile copies shall be deemed originals.

15. ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement and understanding of the parties and supersedes any and all prior agreements, discussions, negotiations, commitments and understandings among the parties hereto with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties concerning the subject matter hereto, which are not fully expressed herein or in any supplemental written agreements of even or subsequent date hereof.

16. SEVERABILITY. If any provision of this Agreement, or the application thereof to any person or circumstances, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

17. MODIFICATION. This Agreement cannot be changed, modified or discharged orally, but only if consented to in writing by both parties.

18. CONTRACT HEADINGS. All headings of the Paragraphs of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement, and shall in no way affect the interpretation of any of the provisions of this Agreement.

19. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

20. REPRESENTATION OF EXECUTIVE. Executive, with the full knowledge that Cyber-Test is relying thereon, represents and warrants that he has not made any commitment inconsistent with the provisions hereof and that he is not under any disability which would prevent him from entering into this Agreement and performing all of his obligations hereunder.

21. JOINT PARTICIPATION IN DRAFTING. Each party to this Agreement participated in the drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party to this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

CYBER-TEST, INC., a Delaware corporation


             By: /s/ Wayne I. Danson
                 ------------------------------------
                 Wayne I. Danson, President



                                   EXECUTIVE:



             By: /s/ Thomas Sutlive
                 ------------------------------------
                 THOMAS SUTLIVE

                                  EXHIBIT 23.1

CS&L Chatham, Seland & Lashley, P.A.
Certified Public Accountants

                                  June 18, 2004

Advanced Communications Technologies, Inc. (the "Company") 420 Lexington Avenue, Suite 2739 New York, New York 10170
Attention: Wayne I. Danson, Chief Executive Officer

Dear Wayne:

The undersigned hereby consents to the inclusion of the calendar years 2002 and 2003 audited financial statements of Cyber-Test, Inc., a Florida corporation ("Cyber-Test"), in the Current Report on Form 8-K to be filed by the Company in connection with the acquisition of the assets of Cyber-Test by a wholly-owned subsidiary of the Company.

Very Truly Yours,


             /s/Chatham, Seland & Lashley, P.A.

             Chatham, Seland & Lashley, P.A.

[LOGO] ADVANCED COMMUNICATIONS TECHNOLOGIES

                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

            ADVANCED COMMUNICATIONS CLOSES ON CYBER-TEST ACQUISITION

NEW YORK, NY, June 8, 2004, Advanced Communications Technologies, Inc. (OTCBB:ADVC) (the "Company") announced today that it has closed the acquisition of Cyber-Test, Inc. ("Cyber-Test"), purchasing all of the operating assets and core business of Cyber-Test, an established electronic equipment repair company with annual revenues of approximately $6 million. The Company has formed Encompass Group Affiliates, Inc. ("Encompass Group"), a new wholly owned subsidiary to be the direct parent of Cyber-Test.

Wayne Danson, the Company's President and Chief Financial Officer said, "We have made a strategic decision to diversify our business operations by expanding into multiple markets and industries, and this acquisition is the first step in achieving that vision."

Based on trailing 12 month historical results, the Company forecasts consolidated revenue from operations and investments in the amount of $7.4 million for fiscal 2005, and EBIDTA of $600,000. Cyber-Test's contribution to consolidated EBIDTA is forecasted to be $500,000. When asked to comment on the Company's new financial position Danson said, "We are now a solid, revenue generating company moving towards becoming a vertically integrated service and technology business with strategic minority investments in other diverse industries. This acquisition improves our financial stability." Danson concluded with, "We are delighted to be able to demonstrate so quickly to shareholders how we can use our management expertise to add value to the Company. With the Cyber-Test acquisition, the Company now has approximately $7 million in assets."

In accordance with the Cyber-Test closing, Encompass Group acquired all of the operating assets, tangible and intangible property, rights and licenses, goodwill, trade name and business of Cyber-Test, for a total purchase price consisting of $3,000,000 in cash, $500,000 in a three year unsecured installment note and 50,000,000 shares of restricted Company common stock to be earned prorata over a three year period based on Cyber-Test meeting certain revenue and earning milestones.

The Company is in the process of establishing a new website that describes the Company's, Encompass' and Cyber-Test's business and investment activities. The newly designed website will be launched over the next sixty days.

For more information on the Company's new management team structure, see the press release dated June 2, 2004, conveniently accessed through the Company's newsroom link below.

ABOUT CYBER-TEST, INC.

Cyber-Test, Inc. ("Cyber-Test"), a Florida-based corporation owned by Encompass Group Affiliates, Inc. with 85 employees is an established electronic equipment repair company. Specializing in the repair of computer peripheral products, Cyber-Test is uniquely positioned as a strategic partner for OEMs (Original

Equipment Manufacturers), warranty companies, dealers and end-users. The versatile Cyber-Test service model enables its customers to support virtually any electronic product. Cyber-Test provides a multitude of services that offer service support at any level from repair, warranty exchange, to end-of-life product support.

Cyber-Test offers the flexibility to deliver exactly what its customers need. Whether it is to outsource entire service departments, or just choose one of the many services offered, Cyber-Test can provide a multitude of service infrastructures to fit the needs of its clients. Cyber-Test's menu of services includes: i) Call Center/Help Desk; ii) Depot Repair; iii) New Product Sales;
iv) Parts Sales; v) Spare Parts Sales; vi) Advance Exchange; vii) Product Return and Warranty Support; viii) Service Contract Billing and Administration; ix) Logistics; x) Detailed Tracking Analysis and Service Data Analysis; and xi) Exit Strategy and End-of-Life Product Support.

Current customers of Cyber-Test include national and regional reinsurance companies and major office and electronic retail super stores. For more information on Cyber-Test, visit www.equipfix.com.

ABOUT ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

Advanced Communications Technologies, Inc. (the "Company") is a holding company that, through its wholly owned subsidiary Encompass Group Affiliates, Inc., owns Cyber-Test, Inc., an established electronic equipment repair company based in Orlando, Florida. The Company also owns a minority interest in Yorkville Advisors Management, LLC, an investment management partnership, through its wholly owned subsidiary Hudson Street Investments, Inc.

THIS RELEASE CONTAINS 'FORWARD-LOOKING STATEMENTS' WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES ACT OF 1934. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH STATEMENTS ARE REASONABLE, NO ASSURANCES CAN BE GIVEN THAT THEY WILL PROVE CORRECT. THE COMPANY REMAINS EXPOSED TO RISK FACTORS OUTLINED IN THE COMPANY'S REGISTRATION STATEMENT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 2003. STATEMENTS MADE HEREIN ARE NOT A GUARANTEE OF FUTURE CORPORATE OR STOCK PERFORMANCE.

For Further Information Contact:
Wayne I. Danson
President & Chief Financial Officer
(P) 646-227-1600

                                CYBER-TEST, INC.

                              FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 2003 AND 2002

                                TABLE OF CONTENTS

                                    Page No.




AUDITORS' REPORT                                                        1

FINANCIAL STATEMENTS:

        BALANCE SHEETS                                                 2-3

        STATEMENT OF INCOME AND RETAINED EARNINGS                       4

        STATEMENT OF CASH FLOWS                                         5


NOTES TO FINANCIAL STATEMENTS                                          6-9

SUPPLEMENTAL SCHEDULES                                                10-11


                     CS&L - CHATHAM, SELAND & LASHLEY, P.A.
                          Certified Public Accountants



                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Cyber-Test, Inc.
448 Commerce Way #100
Longwood, Florida 32750

We have audited the accompanying balance sheets of Cyber-Test, Inc. as of December 31, 2003 and 2002, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards reaquire that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cyber-Test, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the yeasrs then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Supplemental Schedules are presented for the purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

CHATHAM, SELAND & LASHLEY, P.A.


             /s/ CHATHAM, SELAND & LASHLEY, P.A.

             March 15, 2004



                                CYBER-TEST, INC.
                                 BALANCE SHEETS
                        As of December 31, 2003 and 2002

                                     ASSETS
                                     ------


                                                       2003         2002
                                                 ----------   ----------
CURRENT ASSETS
  Cash                                           $  676,407   $1,041,879
  Accounts receivable (net of allowance
   for doubtful amounts of $14,457 and $6,000)      459,831      398,208
  Inventories                                       306,263      268,166
  Prepaid expenses                                   20,113       12,324
                                                 ----------   ----------

                        TOTAL CURRENT ASSETS     $1,462,614   $1,720,577


PROPERY AND EQUIPMENT                               175,120      201,523
                                                 ----------   ----------

OTHER ASSETS
  Deposits                                           20,978       41,434
  Other Assets                                      224,325      107,887
                                                 ----------   ----------

                        TOTAL OTHER ASSETS       $  245,303      149,321
                                                 ----------   ----------

                              TOTAL ASSETS       $1,883,037   $2,071,421
                                                 ==========   ==========

Read the accompanying Notes

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      -------------------------------------


                                                   2003          2002
                                                   ----          ----
CURRENT LIABILITIES
  Accounts payable                              $    1,435   $   77,159
  Accrued expenses                                  85,330       74,572
  Unearned revenue                                 113,716      122,457
  Other liabilities                                 60,634       93,398
                                                ----------   ----------

                TOTAL CURRENT LIABILITIES          261,115      367,586
                                                ----------   ----------

LONG TERM DEBT                                          --           --

                        TOTAL LIABILITIES          261,115      367,586
                                                ----------   ----------

SHAREHOLDERS' EQUITY
  Common stock (1000 shares authorized,
   100 shares issued and outstanding,
   $10 par value)                                    1,000        1,000
  Additional paid in capital                        49,000       49,000
  Retained earnings                              1,571,922    1,653,835
                                                ----------   ----------

                TOTAL SHAREHOLDERS' EQUITY       1,621,922    1,703,835
                                                ----------   ----------

                        TOTAL LIABILITIES AND
                         SHAREHOLDERS' EQUITY   $1,883,037   $2,071,421
                                                ==========   ==========



Read the accompanying Notes

                                        3
                                CYBER-TEST, INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                 For the Years Ended December 31, 2003 and 2002



                                                      2003          2002
                                                      ----          ----

SALES                                            $ 5,182,106    $ 6,828,135

COST OF SALES                                      2,978,076      4,142,117
                                                 -----------    -----------

GROSS PROFIT ON SALES                              2,204,030      2,686,018
                                                 -----------    -----------

EXPENSES
  Personnel                                        1,391,630      1,498,455
  Occupancy                                          288,909        290,163
  General and administrative                         413,562        417,775
                                                 -----------    -----------

                        TOTAL EXPENSES             2,094,101      2,206,393
                                                 -----------    -----------

INCOME FROM OPERATIONS                               109,929        479,625
                                                 -----------    -----------

OTHER INCOME (EXPENSES)
  Interest Income                                      8,043         12,358
  Director's compensation                            (96,699)       (96,569)
  Other                                              (10,982)         4,840
                                                 -----------    -----------

                TOTAL OTHER INCOME (EXPENSES)        (99,638)       (79,371)
                                                 -----------    -----------

NET INCOME                                            10,291        400,254

RETAINED EARNINGS: BEGINNING OF YEAR               1,653,835      1,393,356

DISTRIBUTIONS                                        (92,204)      (139,775)
                                                 -----------    -----------

RETAINED EARNINGS: END OF YEAR                   $ 1,571,922    $ 1,653,835
                                                 ===========    ===========


Read the accompanying Notes

                                CYBER-TEST, INC.
                             STATEMENT OF CASH FLOWS
                 For the Years Ended December 31, 2003 and 2002



                                                        2003          2002
                                                        ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                      $    10,291    $   400,254
  Adjustments to reconcile net income to
    net cash provided by operating activities
    Depreciation and amortization                      56,318         49,718
    Changes in assets and liabilities:
      (Increase) Decrease in acounts receivable       (61,623)      (189,299)
      (Increase) Decrease in inventories              (38,097)       260,950
      (Increase) Decrease in prepaid expenses          (7,789)         5,812
      (Increase) Decrease in other assets             (95,982)       164,391
      (Increase) Decrease in accounts payable         (75,724)         2,316
      (Increase) Decrease in accrued expensse          10,758         18,032
      (Increase) Decrease in other liabilities        (32,764)        37,029
      (Increase) Decrease in deferred revenue          (8,741)        49,988
                                                  -----------    -----------

        NET CASH USED IN OPERATING ACTIVITIES        (243,353)       799,191
                                                  -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                  (29,915)       (73,883)
                                                  -----------    -----------

        NET CASH USED IN INVESTING ACTIVITIES         (29,915)       (73,883)
                                                  -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Distributions to shareholders                       (92,204)      (139,775)
  Increase in amount due from Shareholder                  --         (7,500)
                                                  -----------    -----------

        NET CASH USED IN FINANCING ACTIVITIES         (92,204)      (147,275)
                                                  -----------    -----------

NET INCREASE (DECREASE) IN CASH                      (365,472)       578,033

CASH AT BEGINNING OF PERIOD                         1,041,879        463,846
                                                  -----------    -----------

CASH AT END OF PERIOD                             $   676,407    $ 1,041,879
                                                  -----------    -----------


                           Read the Accompanying Notes

                                CYBER-TEST, INC.
                             STATEMENT OF CASH FLOWS
                 For the Years Ended December 31, 2003 and 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

This summary of significant accounting policies of Cyber-Test, Inc. is presented to assist in the understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

BUSINESS ACTIVITY - The Company operates as an independent service organization providing repair service for facsimile machines, printers, scanners, monitors and multi-function units. The repairs are performed on entire machines and/or circuit boards. A 90-day warranty is given to all entire machine repairs and a one-year warranty to circuit boards. The company provides office equipment dealers, original manufacturers, and third-party warranty companies a turnkey alternative for additional revenue by providing repairs to their customers. To help answer questions or give advice for technical problems the dealer or end user may have, a toll free number is available for select customers. Repair turn-around time averages two days. Most sales are in the eastern section of the United States, but sales are made to all geographic sections of the Unites States and there are some foreign sales. At December 31, 2003 the company had a customer base of approximately 5,000 dealers and repair shops.

The company's future growth potential centers on three distinct areas:

1. Diversification of repair capabilities to other types of electronic business equipment

2. Providing repair services for manufacturers of facsimile machines as part of their warranty and post-warranty program.

3. Selling a warranty service to the end user who does not already have an extended service warranty.

MAJOR CUSTOMERS - During the years ended December 31, 2003 and 2002 the Company had sales to one customer that accounted for 31% and 48% of total sales, respectively.

                                CYBER-TEST, INC.
                             STATEMENT OF CASH FLOWS
                 For the Years Ended December 31, 2003 and 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
---------------------------------------------------------------

ACCOUNTS RECEIVABLE - The allowance for doubtful accounts is based on management's evaluation of outstanding accounts receivable. During the year ended December 31, 2003, accounts in the amount of $6,543 were determined to be uncollectible and were charged to the allowance for doubtful acounts. As of December 31, 2003, accounts receivable from the one major customer was $158,376, for a total of 33% of all accounts receivable. As of December 31, 2002, accounts receivable from one major customer was $208,658, or 52% of all accounts receivable.

INVENTORIES - Inventories consist primarily or repair parts, consumable supplies for resale and used machines that are held for resale. Inventory is stated at the lower of cost or market.

MANAGEMENT ESTIMATES - The preparation of financial statements requires management to make the estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS - Unless otherwise indicated, the fair values of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such amounts.

PROPERTY AND DEPRECIATION - Property, plant and equipment are stated at cost. Assets are depreciated using straight-line and accelerated methods for financial statements and tax purposes, based on the following estimated usefullives:



             Building  and  improvements       15 to 40 years
             Machinery and equipment             3 to 7 years
             Furniture and fixtures              5 to 7 years



INCOME TAXES - The Company with the consent of its shareholders has elected to be taxed as as S corporation, which provides that income is passed through to the shareholders. Therefore there is no provision or liability for income taxes reflected in the financial statements.

                                CYBER-TEST, INC.
                             STATEMENT OF CASH FLOWS
                 For the Years Ended December 31, 2003 and 2002

NOTE 2 - PROPERTY, PLANT AND EQUIPMENT
--------------------------------------

Property, plant and equipment consist of the following:

                                                     2003         2002
                                                     ----         ----

Office equipment                                  $ 389,785    $ 468,197
Leaseholder improvements                            109,696      106,344
Machinery and equipment                              91,662       95,976
Vehicle                                              36,217       36,217
                                                  ---------    ---------

                                                    627,360      706,734

Less: Accumulated depreciation and amortization    (452,240)    (505,211)
                                                  ---------    ---------

     Net Book Value                               $ 175,120    $ 201,523
                                                  =========    =========


Depreciation and amortization expense for the years ended December 31, 2003 and 2002 was $56,318 and $49,718, respectively.

NOTE 3 - OPERATING LEASE COMMENTS
---------------------------------

The Company is obligated under a lease for the premises located on Commerce Way, Longwood, Florida. The lease expires on July 31, 2004.

Lease expense under this lease for the years ended December 31, 2003 and 2002 was $170,719 and $166,225, respectively.

NOTE 4 -RELATED PARTY LOAN
--------------------------

Included in other assets is a $75,000 unsecured note receivable from a major shareholder.

                                CYBER-TEST, INC.
                             STATEMENT OF CASH FLOWS
                 For the Years Ended December 31, 2003 and 2002

NOTE 5 - ADDITIONAL DISCLOSURES FOR CASH FLOWS
----------------------------------------------

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


                                                       2003     2002
                                                       ----     ----

Cash paid during the first year for interest          $  --   $   --

Cash paid during the year for income taxes            $  --   $   --



NOTE 6 - OTHER LIABILITIES
--------------------------

During 2002 the Company acquired a vehicle through a zero interest loan. The balance at December 31, 2003, is $16.097. Future principal payments are $12,072 for 2004 and $4,025 for 2005.

NOTE 7 - CONCENTRATION OF CREDIT RISK
-------------------------------------

The Company places cash balances in excess of the limit insured by the Federal Deposit Insurance Corporation with high credit quality financial institutions. The excess amounts are therefore at risk of loss, although management believes the likelihood of loss is remote.

                                CYBER-TEST, INC.
                             SUPPLEMENTARY SCHEDULES
                 For the Years Ended December 31, 2003 and 2002

                            SUPPLEMENTARY SCHEDULES
                            -----------------------

                                                     2003            2002
                                                     ----            ----
SCHEDULE #1 - COST OF SALES
---------------------------

  Purchase - parts                              $  902,909      $1,397,005
  Labor and benefits                               924,992       1,220,727
  Shipping                                         690,627         935,840
  Other                                            459,548         588,545
                                                ----------      ----------

                TOTAL                           $2,978,076      $4,142,117
                                                ==========      ==========

SCHEDULE #2 - PERSONNEL COSTS
-----------------------------

  Officers                                      $  205,965      $  303,975
  Employees                                        973,999         940,998
  Employee taxes and benefits                      211,666         253,482
                                                ----------      ----------

                TOTAL                           $1,391,630      $1,498,455
                                                ==========      ==========

SCHEDULE #3 - OCCUPANCY EXPENSES
--------------------------------

  Rent and Utilities                            $  288,909      $  290,163
                                                ----------      ----------

                TOTAL                           $  288,909      $  290,163
                                                ==========      ==========

                                CYBER-TEST, INC.
                             SUPPLEMENTARY SCHEDULES
                 For the Years Ended December 31, 2003 and 2002

                            SUPPLEMENTARY SCHEDULES
                            -----------------------

SCHEDULE #4 - GENERAL AND ADMINISTRATIVE EXPENSES
-------------------------------------------------


                                                          2003          2002
                                                          ----          ----
Advertising                                           $ 40,898      $ 69,973
Depreciation and amortization                           56,318        49,718
Credit card fees                                        29,549        21,464
Printing                                                 4,655         8,643
Subscriptions and internet connection                    5,636         3,708
Meals and entertainment                                 10,316        13,519
Taxes and licenses                                       4,123         2,905
Insurance                                               23,413        14,383
Repairs and maintenance                                 14,256        21,301
Professional fees                                       53,929        65,756
Telephone                                              116,792        90,404
Office                                                   9,600        18,717
Postage                                                  7,242         7,701
Vehicle expense                                          5,952         3,228
Training and seminars                                      150           693
Travel                                                  30,733        25,662
                                                      --------      --------
              TOTAL                                   $413,562      $414,775
                                                      ========      ========

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 10, 2004

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

             (Exact Name of Registrant as Specified in Its Charter)



         Florida                   000-30486                65-0738251
        ---------                  ---------                ----------
     (State or Other              (Commission             (IRS Employer
     Jurisdiction of              File Number)            Identification
  Incorporation) Number)


420 Lexington Avenue, New York, New York                  10170
----------------------------------------                  -----
(Address of Principal Executive Offices)               (Zip Code)


       Registrant's telephone number, including area code: (646) 227-1600

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities

On December 10, 2004, Advanced Communications Technologies, Inc. (the "Company") entered into a Stock Purchase Agreement with Theodore S. Li and Hui Cynthia Lee (collectively, the "Stockholders") pursuant to which the Company has agreed to purchase from the Stockholders, and the Stockholders have agreed to sell to the Company, an aggregate of 6,454,300 shares of the common stock of Pacific Magtron International Corp. (the "PMIC Shares") for the aggregate purchase price of $500,000 (the "Stock Purchase Agreement"). The PMIC Shares represent 61.56% of the currently issued and outstanding common stock of Pacific Magtron International Corp. ("PMIC"). PMIC is primarily engaged in the business of distributing computer peripheral products, such as components and multimedia and systems networking products, through its wholly-owned subsidiaries. PMIC's common stock trades on the Over the Counter Bulletin Board, and PMIC files periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

The Stock Purchase Agreement contemplates that payment of the purchase price for the PMIC Shares will be made pursuant to the terms of two convertible promissory notes (the "Notes") in the principal amounts of $166,889 and $333,111 to be delivered by the Company to Mr. Li and Ms. Lee, respectively, at the closing of the transactions contemplated by the Stock Purchase Agreement (the "Closing"). The Notes will mature on the first anniversary of the Closing and no principal or interest payments will be required prior to such date. The Notes will bear interest at 6.0% per annum. Upon the occurrence and during the continuation of any event of default (as specified in the Notes), the interest rate will increase to 10.0% per annum. The Company will be able to redeem all or a portion of Mr. Li's Note on or prior to the maturity date at 110.0% of the principal amount redeemed, plus all accrued and unpaid interest thereon. The Company will be able to redeem all or a portion of Ms. Lee's Note prior to the six month anniversary of the Closing at 105.0% of the principal amount redeemed or thereafter prior to the maturity date at 110.0% of the principal amount redeemed, in each case, plus all accrued and unpaid interest thereon. The holders of the Notes, at their option, will be able to convert, at any time and from time to time, until payment in full of all amounts due and owing under their Note, any unpaid principal amount of their Note into shares of common stock of the Company at a conversion price per share of $0.01. If the Notes were converted in full, this would result in the issuance of an aggregate of 50,000,000 shares of the Company's common stock. The conversion ratio is, however, subject to adjustment for stock splits, reverse stock splits and other recapitalizations effected by the Company. The Company's payment obligations under the Notes will be secured by the PMIC Shares pursuant to a Custodial and Stock Pledge Agreement to be entered into among the Company, the Stockholders and Quarles & Brady Streich Lang LLP (the "Pledge Agreement").

The Stock Purchase Agreement contains customary representations, warranties, covenants and indemnities of the parties, and the Closing is subject to the satisfaction or waiver of various conditions, including (i) receipt of certain third-party consents and approvals; (ii) the Company's satisfaction with its due diligence investigation and review of the financial condition, business and operations of PMIC; (iii) entry into employment agreements by Theodore S. Li and Hui Cynthia Lee with the Company, Encompass Group Affiliates, Inc., a wholly-owned subsidiary of the Company ("Encompass"), and PMIC, pursuant to which Mr. Li and Ms. Lee would be employed by PMIC following the Closing (the "Employment Agreements"); (iv) execution and delivery by the Company and Encompass of an Indemnity Agreement with Mr. Li and Ms. Lee and their respective spouses pursuant to which the Company and Encompass would agree to indemnify Mr. Li, Ms. Lee and their respective spouses against certain liabilities Mr. Li and Ms. Lee may incur in connection with personal guaranties they have given relating to PMIC's inventory financing facility (the "Indemnity Agreement"); (v) execution and delivery of the Pledge Agreement; (vi) execution and delivery by Mr. Li and Ms. Lee of a Release (the "Release"); (vii) execution and delivery of resignations of certain officers and directors of PMIC; and (viii) closing of the transaction contemplated by that certain agreement, dated December 10, 2004, between PMIC and the holder of the Series A Redeemable Convertible Preferred Stock of PMIC, whereby the terms of the Series A Preferred Stock will be modified, including a reduction in the principal amount of the Series A Preferred Stock.

The proposed Employment Agreements with Mr. Li and Ms. Lee each contemplate a signing bonus of $225,000 and other bonus and earn-out provisions which may be paid in shares of common stock of the Company. While any bonus paid in Company common stock will be at the discretion of the Compensation Committee of the Company's Board of Directors, the earn-out provisions are set forth in the Employment Agreements and are based on achievement of certain financial milestones. Under the earn-out provisions, Mr. Li and Ms. Lee may earn the right to receive up to 66,666,666 shares and 33,333,333 shares of the Company's common stock, respectively, which share amounts are subject to adjustment for any stock splits or other recapitalizations effected by the Company; provided that, the percentage of the outstanding common stock that Mr. Li or Ms. Lee would have had the right to receive prior to the adjustment shall not be changed by any such adjustment. Upon earning the earn-out shares, the earn-out shares will be placed in escrow, pursuant to the terms of an escrow agreement to be entered into among the Company, Mr. Li and Ms. Lee. In the event that Mr. Li's or Ms. Lee's employment is terminated for "cause" (as defined in the applicable Employment Agreement) prior to the expiration of the initial term of the applicable Employment Agreement, all of the earn-out shares earned or to be earned by Mr. Li or Ms. Lee, as applicable, will be forfeited. If, however, Mr. Li's or Ms. Lee's employment is terminated for other than "cause" prior to the expiration of the initial term of the applicable Employment Agreement, Mr. Li and Ms. Lee, as the case may be, will be entitled to receive any of the earn-out shares earned and placed in escrow prior to such termination.

The Company currently expects that Martin Nielson, Senior Vice
President-Acquisitions and a director of the Company, will become a director and Chief Executive Officer of PMIC following the Closing and that the company will consolidate the financial results of PMIC with those of the Company and its other subsidiaries.

The Stock Purchase Agreement may be terminated (i) by mutual consent of the parties or (ii) by either the Company or the Stockholders (as a group) if (a) a default or breach shall be made by the other party with respect to the due and timely performance of any of its covenants and agreements in the Stock Purchase Agreement, or with respect to the due compliance with any of its representations warranties and covenants, and such default cannot be cured and has not been waived; (b) if all conditions specified in the Stock Purchase Agreement to be performed by the other party shall not have been satisfied at the time the Closing would otherwise occur or if satisfaction of such condition becomes impossible, other that through failure of the terminating party to comply fully with its obligations under the Stock Purchase Agreement, and shall not have been waived by the terminating party on or before such date; or (c) if the Closing does not occur, other than through the failure of the terminating party to fulfill its obligations under the Stock Purchase Agreement, on or before January 10, 2005 or such later date as may be agreed upon in writing by the parties.

To the extent that entry into the Stock Purchase Agreement may be deemed to be sale of the Notes, the shares of Company common stock into which the Notes may be converted or the shares of Company common stock that may be issued under the Employment Agreements, such sales were exempt from the registration provisions of the Securities Act of 1933, as amended, under Section 4(2) thereof and Regulation D thereunder as none of the transactions involved a public offering, the intended recipients of such securities are all "accredited investors," as defined in Regulation D, and each intended recipient has represented to the Company that he or she will be acquiring the securities for his or her own account and not with a view to their distribution.

The foregoing summary of the Stock Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)      Exhibits

Exhibit
No.         Description of Exhibit

2.1 Stock Purchase Agreement, dated as of December 10, 2004, among Advanced Communications Technologies, Inc., Theodore S. Li and Hui Cynthia Lee.

99.1        Press Release dated December 10, 2004.


Forward-Looking Statements

Certain statements in this Form 8-K constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and are protected under the safe harbor created thereby. Forward looking statements are typically identified by words such as "will," "would" and "expects" and similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that any such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to be materially different from any future events expressed or implied by such forward-looking statements. Such factors include the various conditions to Closing discussed above and in the Exhibits hereto. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.





Dated:  December 14, 2004             By: /s/ Wayne I. Danson
                                          -------------------------------------
                                          President and Chief Financial Officer

                                  Exhibit Index

Exhibit No.  Description

2.1 Stock Purchase Agreement, dated as of December 10, 2004, among Advanced Communications Technologies, Inc., Theodore S. Li and Hui Cynthia Lee.

99.1         Press Release dated December

                            STOCK PURCHASE AGREEMENT

                             DATED DECEMBER 10, 2004

                                  BY AND AMONG

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

                                       AND

                        THEODORE S. LI AND HUI CYNTHIA LI



                                Table Of Contents

                                                                            PAGE
                                                                             NO.

ARTICLE I - DEFINITIONS.......................................................1

ARTICLE II - SALE AND TRANSFER OF SHARES; CLOSING.............................10

  2.1    Shares...............................................................10
  2.2    Purchase Price.......................................................10
  2.3    Closing..............................................................11
  2.4    Closing Deliveries...................................................11

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLERS ......................12

  3.1    Organization And Good Standing.......................................12
  3.2    Authority; No Conflict...............................................12
  3.3    Capitalization.......................................................14
  3.4    Reports; Financial Statements........................................14
  3.5    Books And Records....................................................15
  3.6    Title To Properties; Encumbrances....................................15
  3.7    Condition And Sufficiency Of Assets..................................16
  3.8    Accounts Receivable..................................................17
  3.9    Inventory............................................................17
  3.10   No Undisclosed Liabilities...........................................17
  3.11   Taxes................................................................17
  3.12   No Material Adverse Change...........................................18
  3.13   Benefit Plans........................................................18
  3.14   Compliance With Legal Requirements; Governmental Authorizations......22
  3.15   Legal Proceedings; Orders............................................23
  3.16   Absence Of Certain Changes And Events................................24
  3.17   Contracts; No Defaults...............................................25
  3.18   Insurance............................................................27
  3.19   Environmental Matters................................................28
  3.20   Employees............................................................29
  3.21   Labor Disputes; Compliance...........................................30
  3.22   Intellectual Property................................................30
  3.23   Certain Payments.....................................................32
  3.24   Relationships With Related Persons...................................33
  3.25   Brokers Or Finders...................................................33
  3.26   Nevada Statutes......................................................33
  3.27   Disclosure...........................................................33

ARTICLE IV - REPRESENTATIONS AND WARRANTIES BY BUYER..........................34

  4.1    Organization And Good Standing.......................................34
  4.2    Authority; No Conflict...............................................34
  4.3    Investment Intent....................................................35
  4.4    Brokers Or Finders ..................................................35
  4.5    Capitalization.......................................................35
  4.6    Reports; Financial Statements........................................36

ARTICLE V - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER..................36

  5.1    Representation And Warranties True At The Closing Date...............36
  5.2    No Material Adverse Change ..........................................37
  5.3    Sellers' Performance
  5.4    Opinion Of Sellers' Counsel..........................................37
  5.5    Ownership Of Shares .................................................37
  5.6    No Prohibition Of Transaction........................................37
  5.7    Compliance With Law .................................................37
  5.8    Documentation And Consents ..........................................37
  5.9    Employment Agreements ...............................................38
  5.10   Consents To Assignments..............................................38
  5.11   Resignations.........................................................38
  5.12   Sellers' Release.....................................................38
  5.13   Due Diligence........................................................38
  5.14   Inventory Facility...................................................38
  5.15   Series A Preferred Stock.............................................39
  5.16   Consent..............................................................39
  5.17   Records..............................................................39
  5.18   Opinion Of Nevada Counsel............................................39
  5.19   Other Documents And Aspects Of The Transaction.......................39
  5.20   Actions Satisfactory.................................................39
  5.21   Shares...............................................................39
  5.22   UCC Financing Statements.............................................39

ARTICLE VI - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS...............39

  6.1    Representations And Warranties True At The Closing Date..............40
  6.2    Indemnity Agreement..................................................40
  6.3    Pledge Agreement.....................................................40
  6.4    Buyer's Performance..................................................40
  6.5    Opinion Of Buyer's Counsel...........................................40
  6.6    Revolving Line Of Credit  ...........................................40
  6.7    Continued Listing ...................................................40

ARTICLE VII - COVENANTS OF SELLERS PRIOR TO CLOSING DATE......................40

  7.1    Access And Investigation.............................................40
  7.2    Operation Of The Businesses Of The Acquired Companies................41
  7.3    Negative Covenant....................................................41
  7.4    Approvals Of Governmental Bodies.....................................41
  7.5    Notification.........................................................41
  7.6    Payment Of Indebtedness By Related Persons...........................41
  7.7    No Negotiation.......................................................41
  7.8    SEC Reports..........................................................42
  7.9    Series A Preferred Stock.............................................42
  7.10   Best Efforts.........................................................42

ARTICLE VIII - COVENANTS OF BUYER PRIOR TO CLOSING DATE.......................42

  8.1    Approvals Of Governmental Bodies ....................................42
  8.2    Notification.........................................................42
  8.3    Best Efforts.........................................................42

ARTICLE IX - COVENANTS OF SELLERS AND BUYER SUBSEQUENT TO THE
             CLOSING DATE ....................................................42

  9.1    Further Assurances...................................................42
  9.2    Further Consents.....................................................43
  9.3    SEC Reports..........................................................43
  9.4    SEC Reports..........................................................43
  9.5    Textron Facility.....................................................43

ARTICLE X - MUTUAL COVENANTS..................................................43

  10.1   Expenses.............................................................43
  10.2   Public Announcements.................................................43
  10.3   Confidentiality......................................................44

ARTICLE XI - INDEMNIFICATION; REMEDIES........................................44

  11.1   Survival.............................................................44
  11.2   Time Limitations.....................................................44
  11.3   Indemnification By Sellers...........................................45
  11.4   Indemnification By Buyer.............................................45
  11.5   Procedure For Indemnification -- Third Party Claims..................45

ARTICLE XII - TERMINATION ....................................................46

  12.1   Termination Events...................................................46
  12.2   Effect Of Termination................................................47

ARTICLE XIII - MISCELLANEOUS..................................................47

  13.1   Notices..............................................................47
  13.2   Governing Law And Venue; Waiver Of Jury Trial........................48
  13.3   Further Assurances...................................................49
  13.4   Waiver...............................................................49
  13.5   Entire Agreement And Modification....................................49
  13.6   Assignments, Successors And No Third-Party Rights....................50
  13.7   Severability.........................................................50
  13.8   Section Headings, Construction.......................................50
  13.9   Time Of Essence......................................................50
  13.10  Counterparts.........................................................50

EXHIBITS

         Exhibit 2.1       Custodial and Stock Pledge Agreement
         Exhibit 2.4(i) 6% Secured Convertible Promissory Note issuable to Theodore S. Li
         Exhibit 2.4(i) 6% Secured Convertible Promissory Note issuable to Hui Cynthia Lee
         Exhibit 2.4(i)    Indemnity Agreement
         Exhibit 5.9(a)    Employment Agreement with Theodore S. Li
         Exhibit 5.9(b)    Employment Agreement with Hui Cynthia Lee
         Exhibit 5.12      Sellers' Release

DISCLOSURE LETTER

         Section 3.1           Organization and Good Standing
         Section 3.2           Authority; No Conflict
         Section 3.3           Capitalization
         Section 3.4           Reports; Financial Statements
         Section 3.5           Books and Records
         Section 3.6           Title to Properties; Encumbrances
         Section 3.8           Accounts Receivable
         Section 3.9           Inventory
         Section 3.10          No Undisclosed Liabilities
         Section 3.11          Taxes
         Section 3.12          No Material Adverse Change
         Section 3.13          Benefit Plans
         Section 3.14 Compliance with Legal Requirements; Governmental Authorizations
         Section 3.15          Legal Proceedings; Orders
         Section 3.16          Absence of Certain Changes and Events
         Section 3.17          Contracts; No Defaults
         Section 3.18          Insurance
         Section 3.19          Environmental Matters
         Section 3.20          Employees
         Section 3.21          Labor Disputes; Compliance
         Section 3.22          Intellectual Property
         Section 3.24          Relationships with Related Persons

                            STOCK PURCHASE AGREEMENT

Stock Purchase Agreement (hereinafter called, this "Agreement"), dated as of December 10, 2004 among ADVANCED COMMUNICATIONS TECHNOLOGIES, INC., a Florida corporation ("Buyer"), THEODORE S. LI, an individual residing in California ("Li"), HUI CYNTHIA LEE ("Lee"), an individual residing in California. Li and Lee shall be collectively referred to hereinafter as "Sellers."

Sellers own 6,454,300 shares (the "Shares") of the common stock, par value $0.001 per share, of Pacific Magtron International Corp., a Nevada corporation (the "Company"), which constitute 61.56% of the issued and outstanding shares of capital stock of the Company. Sellers desire to sell, and Buyer desires to purchase, the Shares for the consideration and on the terms set forth in this Agreement.

The parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings specified or referred to in this Section 1:

"Acquired Companies" -- the Company and its Subsidiaries, collectively; each of the foregoing is an "Acquired Company."

"Audit Date" -- as defined in Section 3.4.

"Balance Sheet" -- as defined in Section 3.4(a).

"Best Efforts" -- the efforts that a prudent Person desirous of achieving a result would use under similar circumstances to ensure that such result is achieved as expeditiously as possible.

"Buyer" -- as defined in the first paragraph of this Agreement.

"Buyer Audit Date" -- as defined in Section 4.6.

"Buyer Common Stock" -- as defined in Section 4.5.

"Buyer's Disclosure Letter" - the disclosure letter delivered by Buyer to Sellers concurrently with the execution and delivery of this Agreement.

"Buyer Material Adverse Effect" - means any circumstance(s) or event(s), the result of which would have, or reasonably could be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations, or condition (financial or otherwise) of Buyer and its Subsidiaries or on the Contemplated Transactions.

"Buyer Preferred Shares" -- as defined in Section 4.5.

"Buyer Reports" -- as defined in Section 4.6.

"Buyer Stock Plans" -- as defined in Section 4.5.

"Closing" -- as defined in Section 2.3.

"Closing Date" -- shall mean January __, 2005, or such other date and time mutually agreed to among the parties hereto.

"Code" -- the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

"Company" -- as defined in the second paragraph of this Agreement.

"Consent" -- any approval, consent, ratification, permission, waiver or other authorization (including any Governmental Authorization).

"Contemplated Transactions" -- all of the transactions contemplated by this Agreement, including, but not limited to:

(i) the sale of the Shares by Sellers to Buyer;

(ii) the execution, delivery and performance of the Promissory Notes, the Employment Agreements, the Indemnity Agreement, the Pledge Agreement and the Releases;

(iii) the performance by Buyer and Sellers of their respective covenants and obligations hereunder;

(iv) Buyer's acquisition and exercise of control over the Acquired Companies;
and

(v) any change in the directors, officers or other key employees of the Acquired Companies.

"Contract" -- any agreement, contract, instrument, indenture, guaranty, power of attorney, commitment, promise, assurance, obligation or undertaking.

"Conversion Shares" -- as defined in Section 3.2.

"Copyrights" -- as defined in Section 3.22.

"Damages" -- as defined in Section 11.3.

"Director's Plans" -- as defined in Section 3.13(a).

"Disclosure Letter" -- the disclosure letter delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement; provided that on or prior to 12:00 noon (Phoenix, Arizona time) Saturday, December 11, 2004, Sellers shall have the right to update the Disclosure Letter solely with respect to (i) cross referencing information contained in the Disclosure Letter delivered to Buyer concurrently with the execution and delivery of this Agreement with the appropriate section numbers of the Agreement, (ii) compiling Exhibits referenced in the Disclosure Letter delivered to Buyer concurrently with the execution and delivery of this Agreement, and (iii) disclosing consents that Sellers are required to obtain from third parties who are parties to agreements set forth in the Disclosure Letter delivered to Buyer concurrently with the execution and delivery of this Agreement.

"Employment Agreements" -- as defined in Section 5.9.

"Encumbrance" -- any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, encumbrance, equity, trust, equitable interest, claim, easement, right-of-way, servitude, right of possession, lease tenancy, license, encroachment, intrusion, covenant, infringement, interference, Order, proxy, option, right of first refusal, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any kind, including, but not limited to, restriction on the use, voting (in the case of any security), transfer, receipt of income or other exercise of any other attribute of ownership.

"Environment" -- soil, surface or subsurface land, strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air, plant and animal life and any other environmental medium or natural resource.

"Environmental, Health and Safety Liabilities" --any loss, cost, expense, claim, demand, liability, obligation or other responsibility of whatever kind or otherwise, based upon Environmental Laws, relating to:

(i) any environmental, health or safety matters or conditions (including, but not limited to, on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

(ii) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, remedial or inspection costs and expenses arising under Environmental Law;

(iii) financial responsibility under Environmental Law for cleanup costs or corrective action, including for any removal, remedial or other response actions, and for any natural resource damages;

(iv) any other compliance, corrective or remedial measures required under Environmental Law.

The terms "removal," "remedial" and "response" action shall include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

"Environmental Law" -- any provision of past, present or future, national, federal, state, local or any other governmental law, directive, statute, ordinance, rule, regulation, code, standard or other legal requirement, or common law (including, but not limited to, common law that may impose strict liability) or any judgment, order, writ, notice, decree, permit, license, authorization approval, consent, injunction, or agreement with a Governmental Body, relating to any environmental, health or safety matters or conditions, Hazardous Materials, pollution, protection, preservation or restoration of the Environment, including, but not limited to, on-site or off-site contamination, occupational safety and health and regulation of chemical substances or products, emissions, discharges, releases or threatened release of pollutants, contaminants, chemicals, or industrial, toxic, radioactive or Hazardous Materials or wastes into the Environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, toxic, radioactive or hazardous substances or wastes. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq., the Clean Air Act, as amended, 42 U.S.C. ss. 7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. ss. 2601 et seq., the Hazardous Materials Transportation Act, as amended 49 U.S.C. ss. 1471 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss. 11001 et seq., and the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq.

"ERISA" -- the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law.

t 6 0 Exchange Act" - shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

"Facilities" -- any real property, leaseholds or other interests currently or formerly owned or operated by any Acquired Company (or any predecessor Person) and/or any buildings, plants, structures or equipment of any Acquired Company (or any predecessor Person).

"GAAP" -- generally accepted United States accounting principles applied on a basis consistent with the basis on which financial statements referred to in
Section 3.4 were prepared.

"Governmental Authorization" -- any permit, license, franchise, approval, consent, ratification, permission, confirmation, endorsement, waiver, certification, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body" -- any:

(i) nation, kingdom, republic, confederation, principality, state, commonwealth, province, territory, canton, country, parish, city, town, township, municipality, village, hamlet, borough, district or other jurisdiction of any nature;

(ii) federal, state, local, municipal, foreign or other government;

(iii) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, ministry, service, system, corps, administration, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, organ, body or entity and any court or other tribunal);

(iv) multi-national organization or body; or

(v) body exercising, entitled or purporting to exercise, any executive, legislative, judicial, administrative, regulatory, police or taxing authority or power of any nature.

"Hazardous Materials" -- any substance which presently or may in the future be listed, defined, designated or classified as, or otherwise determined to be, hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component, and includes, but shall not be limited to, any (i) "hazardous substance," "pollutant" or "contaminant" (as defined in Sections 101(14), (33) of CERCLA, 42 U.S.C. ss.ss. 9601(14), (33) or the regulations designated pursuant to Section 102 of CERCLA, 42 U.S.C. ss. 9602 and found at 40 C.F.R. Part 302), including any element, compound, mixture, solution, or substance which is or may be designated pursuant to Section 102 of CERCLA; (ii) substance which is or may be designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251, 1321(b)(2)(A), as amended ("FWPCA"); (iii) hazardous waste having the characteristics which are identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901,6921, as amended ("RCRA") or having such characteristics which shall subsequently be considered under RCRA to constitute a hazardous waste; (iv) substance containing petroleum, as that term is defined in Section 9001(8) of RCRA, 42 U.S.C. ss. 991(8) or 40 C.F.R. Part 280; (v) toxic pollutant which is or may be listed under Section 307(a) of the FWPCA, 33 U.S.C. ss. 1317(a); (vi) hazardous air pollutant which is or may be listed under Section 112 of the Clean Air Act, 42 U.S.C. ss.ss. 7401, 7412, as amended; (vii) imminently hazardous chemical substance or mixture with respect to which action has been or may be taken pursuant to Section 7 of the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601, 2606, as amended; (viii) waste oil and other petroleum products; (ix) asbestos, asbestos containing material or urea formaldehyde or material which contains it; or (x) source, special nuclear or by-product material as defined by the Atomic Energy Act of 1954, as amended, 42 U.S.C. ss. 3011 et seq. "Hazardous Materials" does not include small quantities of consumer products, office cleaning products or other office supplies as are customarily used in compliance with applicable Environmental Laws in the ordinary course in a general office facility.

"Indemnified Persons" -- as defined in Section 11.3.

"Indemnity Agreement" -- as defined in Section 2.4(b)(iv).

"Intellectual Property Assets" -- as defined in Section 3.22.

"Interim Balance Sheet" -- as defined in Section 3.4.

"Knowledge" -- an individual shall be deemed to have "Knowledge" of a particular fact or other matter if:

(i) such individual is actually aware of such fact or other matter; or

(ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter.

A Person (other than an individual) shall be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, or employee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

"Legal Requirement" -- any federal, state, local, municipal, foreign or other law, statute, legislation, bill, act, enactment, constitution, resolution, proposition, initiative, canon, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, guideline, or interpretation issued, enacted, adopted, passed, approved, ratified, endorsed, promulgated, made, entered, rendered, published or implemented by or under the authority of any Governmental Body or by the eligible voters of any jurisdiction.

"Marks" -- as defined in Section 3.22.

"Material Adverse Effect" - means any circumstance(s) or event(s), the result of which would have, or reasonably could be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations, or condition (financial or otherwise) of any Acquired Company or on the Contemplated Transactions.

"Nevada Statutes" -- as defined in Section 3.26.

"Order" -- any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

"Ordinary Course of Business" -- an action taken by a Person shall be deemed to have been taken in the "Ordinary Course of Business" only if:

(i) such action is recurring in nature, is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority), is not required to be authorized by the parent company (if any) of such Person and does not require any other separate or special authorization of any nature; and

(iii) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Organizational Documents" -- (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership;
(iv) any charter or similar document adopted or filed in connection with the formation, creation, constitution or organization of a Person; and (v) any amendment to any of the foregoing.

"Patents" -- as defined in Section 3.22.

"PBGC" -- the Pension Benefit Guaranty Corporation, or any successor thereto.

"Person" -- any individual, corporation (including any non-profit corporation), general partnership, limited partnership, joint venture, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or other entity or Governmental Body.

"Plan" -- any "employee benefit plan," as defined in Section 3(3) of ERISA, that covers any employee or former employee of any of the Companies.

"Pledge Agreement" - As defined in Section 2.1(b).

"Proceeding" -- any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination, investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Promissory Notes" -- as defined in Section 2.4(b)(i).

"Purchase Price" -- as defined in Section 2.2.

"Quarles" -- as defined in Section 2.1(b).

"Related Person" -- with respect to a particular individual:

(i) each other member of such individual's Family;

(ii) any Person that is directly or indirectly controlled by any one or more members of such individual's Family;

(iii) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

(iv) any Person with respect to which one or more members of such individual's Family serves as a director, officer, employee, general partner, executor or trustee (or in a similar capacity).

(for purposes of this definition, the "Family" of an individual includes (i) such individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual and "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least twenty percent (20%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least twenty percent (20%) of the outstanding equity securities or equity interests in a Person).

With respect to a specified Person other than an individual:

(a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person;

(b) any Person that holds a Material Interest in such specified Person;

(c) each Person that serves as a director, officer, employee, general partner, executor or trustee of such specified Person (or in a similar capacity);

(d) any Person in which such specified Person holds a Material Interest; and

(e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

"Release" -- any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, depositing, disposing, dumping or emplacement into the Environment.

"Reports" -- as defined in Section 3.4.

"Rights in Mask Works" -- as defined in Section 3.22.

"SEC" -- as defined in Section 3.4.

"Securities Act" -- the Securities Act of 1933, as amended from time to time, or any successor law.

"Sellers" -- as defined in the first paragraph of this Agreement.

"Sellers' Release" -- as defined in Section 5.12.

"Series A Preferred Stock" -- as defined in Section 3.3(a).

"Series A Transaction" -- as defined in Section 5.15.

"Shares" -- as defined in the second paragraph of this Agreement.

"Subsidiary" -- with respect to any Person ("owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having that power only upon the happening of a contingency that has not occurred) are held by owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means Subsidiary of the Company.

"Tax" -- any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, inventory tax, occupancy tax, withholding tax, payroll tax, gift tax, estate tax or inheritance tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or pursuant to any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, impost, imposition, toll, duty, deficiency or fee.

"Tax Return" -- any return (including any information return), report, statement, declaration, schedule, notice, notification, form, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

"Textron" -- as defined in Section 5.14.

"Textron Facility" -- as defined in Section 5.14.

"Threat of Release" -- a substantial likelihood of a Release which might require action in order to prevent or mitigate damage to the Environment that might result from such Release.

"Threatened" -- a claim, Proceeding, dispute, action or other matter shall be deemed to have been "Threatened" if any demand or statement shall have been made (orally or in writing) or any notice shall have been given (orally or in writing), or if any other event shall have occurred or any other circumstances shall exist, that might lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter might be asserted, commenced, taken or otherwise pursued in the future.

"Trade Secrets" -- as defined in Section 3.22.

"VEBA's" -- as defined in Section 3.13(a).

                                   ARTICLE II

                      SALE AND TRANSFER OF SHARES; CLOSING.

2.1 SHARES.

(a) Subject to the terms and conditions of this Agreement, at the Closing, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Shares.

(b) The Shares shall be delivered to and held by Quarles & Brady Streich Lang LLP ("Quarles") in accordance with that certain Custodial and Pledge Agreement by and among Sellers, Buyer and Quarles in substantially the form of Exhibit 2.1 attached hereto (the "Pledge Agreement").

2.2 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Shares shall be $500,000.

2.3 CLOSING. The purchase and sale (the "Closing") provided for in this Agreement shall take place at the offices of Eckert Seamans Cherin & Mellott, LLC, 1515 Market Street - 9th Floor, Philadelphia, Pennsylvania, counsel for Buyer, at 1:00 p.m. (Philadelphia time) on January 10, 2005, or at such other time and place as the parties hereto shall mutually agree. Subject to the provisions of Section 12, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 shall not result in the termination of this Agreement and shall not relieve any parties to this Agreement of any obligation hereunder.

2.4 CLOSING DELIVERIES. At the Closing:

(a) Sellers shall deliver, or cause to be delivered, to Buyer:

(i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer, together with instructions to the transfer agent of the Company requesting that a new certificate or certificates representing the Shares be issued in Buyer's name;

(ii) the opinion of Sellers' counsel required pursuant to Section 5.4 hereof and the opinion of Nevada counsel required pursuant to Section 5.18 hereof;

(iii) the Employment Agreements;

(iv) the Sellers' Release; and

(v) such other documents, instruments, certificates and opinions as may be required by this Agreement or as may be reasonably requested by Buyer; and

(b) Buyer shall deliver, or cause to be delivered, to Sellers:

(i) promissory notes payable to Li and Lee in the respective principal amounts of $166,889.00 and $333,111.00 each in the form of Exhibit 2.4(i) (the "Promissory Notes");

(ii) the opinion of Buyer's counsel required pursuant to Section 6.5 hereof;

(iii) the Pledge Agreement;

(iv) an Indemnity Agreement in substantially the form of Exhibit 2.4(iv) attached hereto (the "Indemnity Agreement"); and

(v) such other documents instruments, certificates and opinions as may be required by this Agreement or as may be reasonably requested by Sellers.

(c) Buyer shall deliver, or cause to be delivered, to Quarles, the certificates representing the Shares to be held by Quarles in accordance with the terms of the Pledge Agreement.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers jointly and severally represent and warrant to Buyer as follows:

3.1 ORGANIZATION AND GOOD STANDING. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the ownership or leasing of the properties owned by it or the nature of the activities conducted by it requires such qualification. Section 3.1(a) of the Disclosure Letter lists each such jurisdiction. Section 3.1(a) of the Disclosure Letter lists each Subsidiary of the Company.

(b) Section 3.1(b) of the Disclosure Letter sets forth as to each Subsidiary its name, jurisdiction of incorporation, other jurisdictions in which authorized to do business, and capitalization. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as set forth in Section 3.1(b) of the Disclosure letter, with full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and perform all its obligations under the agreements and instruments to which it is a party or by which it is bound, is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the ownership or leasing of the properties owned by it or the nature of the activities conducted by it requires such qualification. Section 3.1(b) of the Disclosure Letter lists each such jurisdiction. None of the Acquired Companies is an "investment company" within the meaning of the Investment Company Act of 1940. Sellers have made available to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

3.2 AUTHORITY; NO CONFLICT. This Agreement constitutes the legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Upon the execution and delivery by Sellers of the Employment Agreements and the Releases, those documents will constitute the legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Sellers have the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement, the Employment Agreements, the Releases and each other document contemplated hereunder or thereunder and to perform their obligations hereunder and thereunder. Except as set forth in Section 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly:

(a) contravene, conflict with or result (with or without notice or lapse of time) in a violation of (i) any of the provisions of the Organizational Documents of the Acquired Companies or (ii) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

(b) contravene, conflict with or result (with or without notice or lapse of time) in a violation of any Legal Requirement or any Order to which any Acquired Company or either Seller, or any of the assets owned or used by any Acquired Company, may be subject, except that, which could not have a Material Adverse Effect;

(c) cause Buyer or any Acquired Company to become subject to, or to become liable for the payment of, any Tax;

(d) cause any of the assets owned by any Acquired Company to be reassessed or revalued by any taxing authority or other Governmental Body;

(e) contravene, conflict with or result (with or without notice or lapse of time) in a violation of any of the terms or requirements of, or give any Governmental Body the right (with or without notice or lapse of time) to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company, except that, which could not have a Material Adverse Effect;

(f) contravene, conflict with or result (with or without notice or lapse of time) in a violation or breach of any of the provisions of, or give any Person the right (with or without notice or lapse of time) to declare a default or exercise any remedy under, or to accelerate the maturity or performance of or cancel, terminate or modify, any Contract to which any Acquired Company or any Seller is a party or under which any Acquired Company has any rights, or by which any Acquired Company or any Seller, or any of the assets owned or used by any Acquired Company, may be bound, except that, which could not have a Material Adverse Effect; or

(g) result (with or without notice or lapse of time) in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

Except as disclosed in Section 3.2 of the Disclosure Letter, no Acquired Company is or will be required to give any notice to or obtain any Consent from, and no Seller is or will be required to give any notice to or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions. Sellers are acquiring the Promissory Notes and, if applicable, the shares of Buyer's common stock issuable upon conversion of the Promissory Notes (the "Conversion Shares") for their own account and not with a view to their distribution within the meaning of Section 2.11 of the Securities Act. Each Seller is an "accredited investor," as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act. Each Seller acknowledges that such Seller has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of Buyer concerning the financial and other affairs of Buyer, and to the extent deemed necessary in light of such personal knowledge of the Buyer's affairs, such Seller has asked such questions and received answers to the full satisfaction of such Seller. Each Seller understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Promissory Notes or Conversion Shares or the fairness of suitability of the investment in the Promissory Notes or Conversion Shares nor have such authorities passed upon or endorsed the merits of the offering of the Promissory Notes or Conversion Shares.

3.3 CAPITALIZATION. The authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, par value $0.001 per share, of which 10,485,062 shares are issued and outstanding, of which 6,454,300 constitute the Shares and (ii) 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which 1,000 shares are designated Series A Redeemable Convertible Preferred Stock, of which 600 shares are issued and outstanding (the "Series A Preferred Stock"). Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. Li owns 2,154,300 of the Shares and Lee owns 4,300,000 of the Shares. Except as set forth in Section 3.3 of the Disclosure Letter, with the exception of the Shares (which are owned by Sellers) and the other outstanding shares of common stock of the Company, all of the outstanding equity securities of each Acquired Company are owned of record and beneficially by one or more Acquired Companies. Except as set forth in Section 3.3 of the Disclosure Letter, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Section 3.3 of the Disclosure Letter and except for the Series A Preferred Stock, there are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or the securities or blue sky Legal Requirements of any state or other jurisdiction. No Acquired Company owns, or has any option, right, agreement or commitment of any kind to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

3.4 REPORTS; FINANCIAL STATEMENTS.

(a) Sellers have made available to Buyer, each registration statement, report, proxy statement or information statement prepared by the Company since December 31, 2003 (the "Audit Date"), including the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (the "10-K") and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 respectively (collectively, the "10-Q"), in the forms, including exhibits, annexes and any amendments thereto, filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof, its "Reports"). Except as set forth in Section 3.4(a) of the Disclosure Letter, as of their respective dates, to the Knowledge of each Seller, the Company's Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company's Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its Subsidiaries as of such Report's date and each of the consolidated statements of income and of cash flows included in or incorporated by reference into its Reports

(including any related notes and schedules) fairly presents the consolidated results of operations, retained earnings and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein (the 10-K balance sheet being referred to hereinafter as the "Balance Sheet" and the balance sheet contained in the Form 10-Q filed by the Company for the period ended September 30, 2004 being referred to hereinafter as the "Interim Balance Sheet"). Since the Audit Date, the Company and each Subsidiary required to make filings under any Legal Requirement has filed with the applicable Governmental Bodies all material forms, statements, reports and documents (including exhibits, annexes and any amendments thereto) required to be filed by them, and each such filing complied in all material respects with all applicable laws, rules and regulations, other than such failures to file and non-compliance that could not have a Material Adverse Effect. Except as set forth in applicable filings with the SEC, to any Seller's Knowledge, as of the date hereof, no Person or "group" "beneficially owns" 5% or more of its outstanding voting securities, with the terms "beneficially owns" and "group" having the meanings ascribed to them under Rule 13d-3 and Rule 13d-5 under the Exchange Act. Except as set forth in Section 3.4(a) of the Disclosure Letter, to any Seller's Knowledge, any Person or "group" "beneficially owning" 5% or more of the Company's securities has filed with the SEC all statements required to be filed by it or them under Rules 13d-1 and 13d-2 of the Exchange Act.

(b) As of the date hereof, there are no reports or statements on file with the SEC to which the SEC has provided comments and the Company has not responded. As of the date hereof, there are no registration statements on file with the SEC for which a formal withdrawal should have been delivered to the SEC by the Company, but for which a formal withdrawal has not been so delivered.

3.5 BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not the Acquired Companies are subject to that Section), including, but not limited to, the maintenance of an adequate system of internal controls. Except as set forth in Section 3.5 of the Disclosure Letter, the minute books of the Acquired Companies containing records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors and committees of the Board of Directors of the Acquired Companies are accurate and complete in all material respects and no meeting of any such stockholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

3.6 TITLE TO PROPERTIES; ENCUMBRANCES. Section 3.6 of the Disclosure Letter lists all real property, leaseholds or other interests therein owned by the Acquired Companies. Sellers have made available to Buyer copies of the deeds and other instruments (as recorded) by which the Acquired Companies acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of Sellers or the Acquired Companies and relating to such property or interests. The Acquired Companies own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (real, personal and mixed, tangible and intangible) that they purport to own, including, but not limited to, all the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed in Section 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short term investments) are listed in Section 3.6 of the Disclosure Letter. All properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) as to real property,
(i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of any Acquired Company and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants and structures owned by the Acquired Companies lie wholly within the boundaries of the real property owned by the Acquired Companies and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

3.7 CONDITION AND SUFFICIENCY OF ASSETS. The buildings, plants, structures and equipment of the Acquired Companies are structurally sound with no defects of which the Sellers or the Acquired Companies have Knowledge, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures and equipment of the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' business after the Closing in substantially the same manner as conducted prior to the Closing.

3.8 ACCOUNTS RECEIVABLE. All accounts receivable of the Acquired Companies that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (referred to collectively as the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and, to the Knowledge of each Seller, collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the accounts receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or is scheduled to be collected in full, without any setoff, within 90 days after the day on which it first becomes due and payable. Except as set forth in Section 3.8 of the Disclosure Letter, there is no contest, claim or right of set-off, other than returns in the Ordinary Course of Business, contained in any agreement with any maker of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. The Acquired Companies have made available to the Buyer a list of all Accounts Receivable of the Corporation as of the date of the Interim Balance Sheet, which list is correct and complete in all material respects and sets forth the aging of such Accounts Receivable.

3.9 INVENTORY. Except as set forth in Section 3.9 of the Disclosure Letter, all inventory of the Acquired Companies, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Acquired Companies. All work in process and finished-goods inventory is free of any defect or other deficiency.

3.10 NO UNDISCLOSED LIABILITIES. Except as set forth in Section 3.10 of the Disclosure Letter, the Acquired Companies have no liabilities or obligations of any nature (known or unknown, absolute, accrued, contingent or otherwise) that were not fully reflected or reserved against in the Balance Sheet or the Interim Balance Sheet.

3.11 TAXES. The Acquired Companies have filed or caused to be filed (on a timely basis) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to the Legal Requirements of each Governmental Body with taxing power over them or their assets. Sellers have made available to Buyer copies of, and
Section 3.11 of the Disclosure Letter lists, all such Tax Returns filed since fiscal year ended December 31, 2000. The Acquired Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns, or otherwise, or pursuant to any assessment received by Sellers or any of the Acquired Companies, except such Taxes, if any, as are set forth in Section 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet. The United States federal and state income and franchise Tax Returns of each Acquired Company subject to such Taxes have been audited by the Internal Revenue Service or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through December 31, 2003. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Section 3.11 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Section
3.11 of the Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by any Acquired Company or any group of corporations, including any Acquired Company for all taxable years since December 31, 2003, and the resulting deficiencies proposed by the Internal Revenue Service. Except as set forth in Section 3.11 of the Disclosure Letter, none of Sellers or any Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company may be liable. The charges, accruals and reserves with respect to Taxes on the respective books of each Acquired Company are adequate (determined in accordance with GAAP). There exists no proposed tax assessment against any Acquired Company, except as disclosed in the Balance Sheet or in Section 3.11 of the Disclosure Letter. All Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person, except where the failure to withhold, collect or pay could not have a Material Adverse Effect. All Tax Returns filed by (or which include on a consolidated basis) any Acquired Company are true, correct and complete in all material respects. There is no tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement.

3.12 NO MATERIAL ADVERSE CHANGE. Except as set forth in Section 3.12 of the Disclosure Letter, since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets or condition of any Acquired Company or any event, condition or contingency that is likely to result in such a material adverse change.

3.13 BENEFIT PLANS. (a) Section 3.13(a) of the Disclosure Letter includes a complete and accurate list of all pension, retirement, profit sharing, Section 401(k), thrift-savings, individual retirement account, excess benefit plan, deferred compensation, incentive compensation, stock bonus, stock option, restricted stock, cash bonus, employee stock ownership (including, without limitation, payroll related employee stock ownership), severance pay, cafeteria, flexible compensation, life insurance, medical, dental, disability, welfare, or vacation plans or arrangements of any kind and any other Employee Pension Benefit Plan or Employee Welfare Benefit Plan (as defined in Section 3 of ERISA), incentive compensation plan or fringe benefit or any combination of the foregoing established, maintained, sponsored, contributed to or otherwise participated in by any Acquired Company (including, for this purpose and for the purpose of all of the representations in this Section 3.13, all employers, whether or not incorporated, which by reason of common control are treated together with Sellers and the Acquired Companies as a single employer within the meaning of Section 414 of the Code) for any of the employees or past employees of the Acquired Companies at any time prior to the Closing Date, copies of each of which have heretofore been delivered by Sellers to Buyer. Section 3.13(a) of the Disclosure Letter also includes a complete and accurate list of all voluntary employees' beneficiary associations and related trusts ("VEBA's"), and a complete and accurate list of all current and deferred compensation, pension, stock option and other incentive compensation plans, agreements or other arrangements, welfare plans or fringe benefits covering the members of the Boards of Directors of the Acquired Companies ("Directors Plans") to whom payments are being made or are scheduled to be made in the future.

(b) Section 3.13(b) of the Disclosure Letter lists all outstanding employment or consulting, severance or termination agreements or other similar commitments which cover any past, present or retired director, officer or employee of the Acquired Companies and a list of prerequisites and other fringe benefits being made available, or scheduled to be made, to them, copies of each of which have heretofore been delivered to Buyer.

(c) Except for liabilities to the PBGC pursuant to Section 4007 of ERISA, all of which have been fully paid, each Acquired Company has no liability to the PBGC, nor has any Acquired Company ceased operations at any facility or withdrawn from any such Plan in a manner which would subject it or Sellers to liability under
Section 4062(e), 4063 or 4064 of ERISA, and neither Sellers nor the Acquired Companies know of any facts or circumstances which might give rise to any liability of Sellers, the Acquired Companies or Buyer to the PBGC under Title IV or ERISA which could result in any claims being made against Buyer with respect to the Acquired Companies by the PBGC.

(d) The Acquired Companies have no liability and Sellers have no liability with respect to the Acquired Companies to the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code or any funded welfare benefit plan, including any liability imposed by Sections 412, 4971, 4972, 4976, 4977, 4978, 4978A, 4979, 4979A and 4980 of the Code.

(e) The Acquired Companies do not, and Sellers do not with respect to the Acquired Companies, maintain or contribute to, and have not participated in or agreed to participate in, a Multi-employer plan as defined in Section 4001(a)(3) of ERISA and no event has occurred, and there exists no condition or set of circumstances, which presents a risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multi-employer Plan which could result in any liability of the Acquired Companies or Buyer with respect to the Acquired Companies to a Multi-Employer Plan.

(f) All "Employee Benefit Plans," as defined in Section 3(3) of ERISA, that cover one or more employees employed by the Acquired Companies (each individually, a "Plan" and collectively the "Plans") are in material compliance with ERISA and, where applicable for tax-qualified or tax-favored treatment, with the Code. To the Knowledge of any Seller or any Acquired Company, all of the Plans have been administered in material compliance with the requirements of ERISA and have complied with the reporting and disclosure requirements of Title

I of ERISA and the Code, and none of the Acquired Companies or any administrator or fiduciary of any Plan (or agent of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner which would subject any Acquired Company to any liability for a breach of fiduciary duty under ERISA. Each Employee Pension Benefit Plan sponsored, maintained or contributed to by any Acquired Company which is intended to be qualified under Section 401(a) of the Code is qualified under Section 401(a) of the Code; all related trusts are exempt from federal income tax under Section 501(a) of the Code (or has been adopted using a prototype plan which has received an opinion letter from the Internal Revenue Service); each such Plan has received a determination letter from the Internal Revenue Service stating that the Plan is qualified under
Section 401(a) of the Code and all related trusts are exempt from federal income tax under Section 501(a) of the Code; and nothing has occurred since the date of the last such determination which resulted in, or is likely to result in, the revocation of such determination. Sellers and the Acquired Companies have made all required contributions under any Plan for all periods through and including the date hereof or proper accruals have been made and are reflected on its balance sheet and book and records. All such Plans that are subject to the minimum funding standards of Section 412 of the Code and Section 302 of ERISA meet those standards and have not incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of the Code or have applied for or obtained from the Internal Revenue Service a waiver of any minimum funding requirement under Section 412 of the Code. All required installments under
Section 412 of the Code and Section 302 of ERISA have been paid on or before the applicable due date. There has been no misstatement of pension liabilities that would result in the imposition of tax under Section 6659A of the Code. To the Knowledge of any Seller or any Acquired Company, no representations or communications, oral or written, with respect to participation, eligibility for benefits, vesting, benefit accrual or coverage under any Plan have been made to employees of the Acquired Companies, which (a) are not in accordance with the terms and conditions of such Plan and/or (b) could have any adverse economic consequences to the Acquired Companies. Neither any Plan nor any fiduciary or administrator thereof has engaged in a "prohibited transaction" within Section 406 of ERISA or, where applicable, Section 4975 of the Code, for which no exemption is applicable, nor otherwise breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA or taken any other action which would subject the Plan or such fiduciary or administrator to any tax, penalty or such liability for prohibited transactions or which would result in any claim being made under, or by or on behalf of, any such Plans by any party with standing to make such claim or which may have any adverse economic consequences to the Acquired Companies or Buyer. There have been no "reportable events" within the meaning of Section 4043 of ERISA for which the 30-day notice requirement of ERISA has not been waived by the PBGC. No proceeding or other action has been initiated by the PBGC to terminate any Employee Pension Benefit Plan, and no written notice has been given to Seller or the Acquired Companies of an intention to commence or seek the commencement of any such proceeding or action.

(g) All Directors' Plans have been administered according to their terms and no representations or communications, oral or otherwise, with respect to participation, vesting, benefit accrual or coverage have been made to any current or former director not in accordance with the terms and conditions of such Directors' Plan and/or could have any adverse consequences to the Acquired Companies.

(h) All VEBA's are exempt from federal income tax under Section 501(a) of the Code, have received a determination from the Internal Revenue Service recognizing their tax exempt status under Section 501(c)(9) of the Code, and nothing has occurred since the date of the last such determination which resulted in, or is likely to result in, a revocation of such determination or loss of tax exempt status. All VEBA's have filed all required returns of exempt organizations, and properly reported and paid any tax imposed on any unrelated trade or business income by Section 511 of the Code.

(i) Section 3.13(i) of the Disclosure Letter lists, and Sellers have made available to Buyer a true and complete set of copies of, (a) all Employee Benefit Plans, VEBA's and related trusts as in effect with respect to the Acquired Companies immediately prior to the Closing Date, together with all amendments thereto which will become effective at a later date; (b) the latest Internal Revenue Service determination letter obtained with respect to any such Employee Benefit Plan or VEBA qualified or exempt under Section 401 or 501 of the Code; (c) Form 5500's and certified financial statements for the most recent completed three fiscal years for each Employee Benefit Plan of the Acquired Companies required to file such form with respect to each defined benefit pension plan or VEBA, together with the most full actuarial report by the Plan's or VEBA's enrolled actuary; (d) all Summary Plan Descriptions for each Employee Benefit Plan of the Acquired Companies required to prepare, file and distribute Summary Plan Descriptions; (e) all summaries furnished employees, officers and directors of the Acquired Companies of all incentive compensation, other plans and fringe benefits for which a Summary Plan Description is not required; (f) all personnel and employment policies and manuals of she Acquired Companies; (g) current registration statements on Form 5-8 and amendments; and (h) the notifications to employees of their rights under Section 4980B of the Code.

(j) Benefits under all Employee Benefit Plans, incentive compensation plans and fringe benefits of the Acquired Companies (including all Directors' Plans) are as represented and have not been increased subsequent to the date of the Interim Balance Sheet.

(k) Sellers and the Acquired Companies have complied with the provisions of
Section 4980B of the Code and Sections 601 to 608 of ERISA, Title III of the Public Health Service Act and the applicable provisions of the Social Security Act since the effective date of those provisions to the applicable group health plans maintained, sponsored or contributed to by the Acquired Companies.

(l) No payment made to any officer, director or employee or agent of the Acquired Companies pursuant to any employment or severance Contract or other arrangement will be non-deductible to the Companies because of the applicability of Sections 280G and 4999 of the Code, nor will the Companies be required to "gross up" or otherwise compensate any recipient because of the imposition of any excise tax (including any interest or penalties related thereto) because of the applicability of Sections 2806 and 4999 to the payment.

(m) Sellers and the Acquired Companies have provided Buyer with their estimate of the liability created for providing retiree life and medical benefits coverage to the Companies' active and retired employees together with the assumptions used in estimating that liability. The Companies have the right to modify and to terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

(a) Except as set forth in Section 3.14 of the Disclosure Letter:

(i) each Acquired Company is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, except where such failure to comply could not result in a Material Adverse Effect;

(ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply with, any Legal Requirement, except where such violation or failure could not result in a Material Adverse Effect; and

(iii) no Acquired Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Governmental Authorization or (B) any actual, alleged, possible or potential revocation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(b) Section 3.14 of the Disclosure Letter identifies each Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any Acquired Company. Each Governmental Authorization identified or required to be identified in
Section 3.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Section 3.14 of the Disclosure Letter:

(i) each Acquired Company is, and at all times, has been in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Section 3.14 of the Disclosure Letter;

(ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in
Section 3.14 of the Disclosure Letter or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization identified or required to be identified in Section 3.14 of the Disclosure Letter;

(iii) no Acquired Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation or termination of, or modification to, any Governmental Authorization which, with respect to (A) and (B) could result in a Material Adverse Effect; and

(iv) all applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in Section 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies, except where such failure could not result in a Material Adverse Effect.

The Governmental Authorizations identified in Section 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to conduct and operate their businesses in the manner in which such businesses are currently conducted and operated and to permit the Companies to own and use their assets in the manner in which such assets are currently owned and used.

3.15 LEGAL PROCEEDINGS; ORDERS.

(a) Except as set forth in Section 3.15 of the Disclosure Letter, there is no pending Proceeding:

(i) that has been commenced by or against any Acquired Company or that otherwise relates to or might affect the business of, or any of the assets owned or used by, any Acquired Company; or

(ii) that challenges, or that might have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of each Seller and the Acquired Companies, (1) no such Proceeding has been Threatened and (2) no event has occurred, and no condition or circumstance exists, that might give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have made available to Buyer copies of all pleadings, correspondence and other documents relating to each Proceeding identified in Section 3.15 of the Disclosure Letter. The Proceedings identified in Section 3.15 of the Disclosure Letter will not have a Material Adverse Effect.

(b) Except as set forth in Section 3.15 of the Disclosure Letter:

(i) there is no Order to which any of the Acquired Companies, or any of the assets owned or used by any of the Acquired Companies, is subject;

(ii) neither Seller is subject to any Order that relates to the business of, or to any of the assets owned or used by, any Acquired Company; and

(iii) no officer, director or employee of any Acquired Company is subject to any Order that prohibits such officer, director or employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Companies.

(c) Except as set forth in Section 3.15 of the Disclosure Letter:

(i) each Acquired Company is, and at all times has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject, except where such failure to comply could not result in a Material Adverse Effect;

(ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject, except where such violation or failure could not result in a Material Adverse Effect; and

(iii) no Acquired Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is or has been subject.

3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS. (a) Except as set forth in
Section 3.16 of the Disclosure Letter, since the Audit Date, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

(i) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

(ii) amendment to the Organizational Documents of any Acquired Company;

(iii) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any director, officer, employee, or stockholder (except to directors, officers, employees, or stockholders in the Ordinary Course of Business) or entry into any employment, severance, or similar Contract with any director, officer, or employee;

(iv) adoption of, or increase in, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

(v) damage, destruction, or loss to any asset or property of any Acquired Company, whether or not covered by insurance, affecting materially and adversely the properties, assets, business, financial condition, or prospects of the Acquired Company, taken as a whole;

(vi) entry into, termination, or receipt of notice of termination of (a) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (b) any Contract or transaction involving a total remaining commitment by any Acquired Company of at least $25,000;

(vii) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company, including, without limitation, the sale, lease, or other disposition of any Intellectual Property Assets;

(viii) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $25,000;

(ix) conduct of business or entering into any transaction, other than in the Ordinary Course of Business of the Acquired Companies;

(x) material change in the accounting methods followed by any Acquired Company; and

(xi) agreement, whether or not in writing, to do any of the foregoing by any Acquired Company.

3.17 CONTRACTS; NO DEFAULTS. (a) Except as set forth in Section 3.17 of the Disclosure Letter, Sellers have delivered to Buyer copies of all Contracts described in (i) through (xv) below to which any Acquired Company is a party or by which any Acquired Company is bound. Section 3.17 of the Disclosure Letter also sets forth reasonably complete details concerning such Contracts, including, among other things, the parties to the Contracts, the amount of the remaining commitment of the Acquired Companies thereunder, and the Acquired Companies' office where details relating to the Contract are located.

(i) Each Contract that involves performance of services or delivery of goods and/or materials by any of the Acquired Companies of an amount or value in excess of $25,000;

(ii) Each Contract that involves performance of services or delivery of goods and/or materials to any Acquired Company of an amount or value in excess of $25,000;

(iii) Each Contract not in the Ordinary Course of Business involving expenditures or receipts of the Acquired Companies in excess of $25,000;

(iv) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

(v) Each licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of Intellectual Property Assets;

(vi) Each Contract to which any employee, consultant, or contractor of any Acquired Company is bound which in any manner purports to (A) restrict such employee's, consultant's, or contractor's freedom to engage in any line of business or to compete with any other Person, or (B) assign to any other Person such employee's, consultant's, or contractor's rights to any invention, improvement, or discovery;

(vii) Each collective bargaining agreement or other Contract to or with any labor union or other employee representative of a group of employees relating to wages, hours, and other conditions of employment;

(viii) Each joint venture, partnership or other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

(ix) Each Contract containing covenants which in any way purport to restrict any Acquired Company's business activity or purport to limit the freedom of any Acquired Company to engage in any line of business or to compete with any Person;

(x) Each Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

(xi) Each power of attorney which is currently effective and outstanding;

(xii) Each Contract entered into other than in the Ordinary Course of Business which contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

(xiii) Each Contract for capital expenditures in excess of $25,000;

(xiv) Each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business; and

(xv) Each amendment, supplement, and modification (whether written or oral) in respect of any of the foregoing.

(b) Except as set forth in Section 3.17 of the Disclosure Letter, all of the Contracts listed in the Disclosure Letter pursuant to paragraph (a) hereof are in full force and effect, are valid and enforceable in accordance with their terms, and no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a default or a basis for force majeure or other claim of excusable delay or non-performance thereunder, other than that which could not cause a Material Adverse Effect. The terms and conditions of all such Contracts are reasonable and customary in the industries and trades in which the Acquired Companies operate, and there are no extraordinary terms contained therein.

(c) There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to any Acquired Company under current or completed Contracts with any Person having the contractual or statutory right to demand or require such renegotiation. No such Person has made written demand for such renegotiation.

(d) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with another Person, or any consideration having been paid or promised, which is or would be in violation of any Legal Requirement.

3.18 INSURANCE. (a) Section 3.18(a) of the Disclosure Letter contains an accurate and complete description of all policies of property, fire and casualty, product liability, workers compensation, and other forms of insurance owned or held by any Acquired Company. Such description provides reasonably complete details concerning such policies, identifying among other things, (i) the issuer of each such policy, (ii) the amount of coverage still available and outstanding under each such policy, (iii) whether each such policy is a "claims made" or an "occurrences" policy, and (iv) any provision for reimbursement to the insurer or retrospective premium adjustments. Copies of such policies have been made available to Buyer or are attached to the Disclosure Letter.

(b) Except as set forth in Section 3.18(b) of the Disclosure Letter, all policies described in paragraph (a) hereof (i) are issued by insurance companies reasonably believed by the Acquired Companies to be financially sound and reputable, (ii) are sufficient for material compliance with all Legal Requirements and Contracts to which any Acquired Company is a party or by which any of them is bound, (iii) are valid, outstanding, and enforceable policies,
(iv) provide adequate insurance coverage for the assets and the operations of the Acquired Companies for all material risks normally insured against by a Person carrying on the same business or businesses as the Acquired Companies, and (v) will not in any way be affected by, terminate, or lapse by reason of, the Contemplated Transactions.

(c) Except as set forth in Section 3.18(c) of the Disclosure Letter, neither Sellers nor any Acquired Company has received, (i) any notice of cancellation of any policy described in paragraph (a) hereof or refusal of coverage thereunder,
(ii) any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or (iii) any other indication that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

3.19 ENVIRONMENTAL MATTERS. Except as disclosed in Schedule 3.19 of the Disclosure Letter:

(a) Neither the Sellers nor any Acquired Company, nor any other Person for whose conduct they are or may be held responsible, has, or has any basis to expect, any Environmental, Health and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (real, personal and mixed, tangible and intangible) in which Sellers or any Acquired Company (or any predecessor), has or had an interest.

(b) Set forth in Section 3.19(b) of the Disclosure Letter are all the consents, licenses, permits, approvals, and certificates held by the Acquired Companies on the date hereof which constitute all of the consents, licenses, permits, approvals, and certificates required under Environmental Laws for the Acquired Companies to lawfully own, operate, use, and maintain their assets and to conduct their businesses. Sellers and the Acquired Companies have, at all times prior to Closing, maintained the assets and conducted the businesses of the Acquired Companies in full compliance with the terms and conditions of all such consents, licenses, permits, approvals, and certificates, and all required filings and all required applications with respect to and for renewal thereof have been timely made and filed. All such consents, licenses, permits, approvals, and certificates are in full force and effect and there are no proceedings pending or, to the Knowledge of each Seller or of the Acquired Companies, threatened that seek the revocation, cancellation, suspension, or adverse modification thereof.

(c) (i) There are no Hazardous Materials on or in the Facilities; and (ii) neither the Sellers nor any Acquired Company, nor any other Person for whose conduct they are or may be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, imported, used or processed any Hazardous Materials.

(d) There has been no Release or Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used or processed from or by the Facilities, or from or by any other properties and assets (real, personal and mixed, tangible and intangible) in which Sellers or any Acquired Company has or had an interest, whether by the Sellers, any Acquired Company or by any other Person for whose conduct they are or may be held responsible.

(e) There are no claims, liens, encumbrances, or any other restrictions of any nature whatsoever, resulting from any Environmental, Health or Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (real, personal and mixed, tangible and intangible) in which Sellers or any Acquired Company has an interest.

3.20 EMPLOYEES. Section 3.20 of the Disclosure Letter contains a current list setting forth the following information for each employee or director of the Acquired Companies, including, without limitation, each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and showing any change in compensation since the Audit Date; vacation accrued and service credited for purposes of vesting and eligibility to participate under the Acquired Companies' pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including, without limitation, investment credit or payroll stock ownership) severance pay, insurance, medical, welfare and vacation plans, other or any director plan. To the Knowledge of each Seller, no former or current employee or current or former director of the Acquired Companies is a party to, or is otherwise bound by, any agreement or arrangement, including, without limitation, any confidentiality, non-competition or proprietary rights agreement between such employee or director and any other entity or person ("Proprietary Rights Agreement") which in any way adversely affected, affects or will affect (i) the performance of his duties as an employee or director of the Acquired Companies or (ii) the Acquired Companies' ability to conduct the Acquired Companies' business, including, without limitation, any Proprietary Rights Agreement with Sellers or the Acquired Companies by any such employee or director. At Buyer's request, Sellers shall assign to Buyer or, at Buyer's request, Sellers shall use their Best Efforts to enforce, at Sellers' expense, any or all of their rights under any Proprietary Rights Agreements against Sellers' former and current employees or former or current directors with respect to the Acquired Companies' business. To each Seller's Knowledge, no director, officer or other key employee of the Acquired Companies intends to terminate his employment with the Acquired Companies. At Buyer's request, Sellers shall (and prior to the Closing Date shall cause the Acquired Companies to) use their Best Efforts in order that Buyer may enjoy to the extent permitted by law the Acquired Companies' record rating and benefits under the worker's compensation laws and unemployment compensation laws of the states and countries in which there is coverage of employees of the Acquired Companies, any of whom may be employees of the Acquired Companies after the Closing Date.

Sellers have set forth in Section 3.20 of the Disclosure Letter a current list setting forth the following for each retired employee or director or their dependents of the Acquired Companies receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

3.21 LABOR DISPUTES; COMPLIANCE. None of the Acquired Companies has been, or is a party to any collective bargaining or other labor Contract. There has not been, and there is not presently pending or existing, any strike, slowdown, picketing, work stoppage, labor arbitration or proceeding in respect of the grievance of any employee, an application or complaint filed by an employee or union with the National Labor Relations Board or any comparable Governmental Body, organizational activity or other labor dispute against or affecting the Acquired Companies or the premises of any of them, or to the best of Sellers' Knowledge threatened, and no application for certification of a collective bargaining agent is pending, or to the best of Sellers' Knowledge threatened. No facts or circumstances exist which could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Acquired Companies, nor is any such action contemplated by any of them. The Acquired Companies have complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing. None of the Acquired Companies is liable for the payment of taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.22 INTELLECTUAL PROPERTY. (a) Intellectual Property Assets: The term "Intellectual Property Assets" shall include each Acquired Company's name, all fictitious business names, trade names, registered and unregistered trademarks, service marks and applications (collectively "Marks"), all patents and patent applications (collectively "Patents"), all copyrights in both published works and unpublished works which are material to the business ("Copyrights"), all rights in mask works (collectively "Rights in Mask Works"), and all know-how, trade secrets, confidential information, software, technical information, process technology, plans, drawings and blue prints ("Trade Secrets") owned, used or licensed by any Acquired Company as licensee or licensor.

(b) Agreements: Except for any license implied by the sale of a product and common software programs with a value of less than $25,000, Section 3.22 of the Disclosure Letter is an accurate and complete listing and summary description, including any royalties paid or received by the Acquired Companies, of all agreements relating to the Intellectual Property Assets to which any Acquired Company is a party. There are no outstanding and, to the Knowledge of each Seller, no threatened disputes or disagreements with respect to any such agreement.

(c) Know-How Necessary for the Business:

(i) The Intellectual Property Assets are all those necessary for the operation of the Acquired Companies' business as it is currently conducted. The Acquired Companies are the owners of all right, title and interest in and to each of the Intellectual Property Assets free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims and has the right to use without payment to a third party all the Intellectual Property Assets.

(ii) All employees of any Acquired Company have executed written agreements with one or more of the Acquired Companies which assign to one or more of the Acquired Companies all rights to any inventions, improvements, discoveries or information which relate to the business of the Acquired Companies. No employee of any Acquired Company has entered into any agreement which restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose information concerning his work to anyone other than one or more of the Acquired Companies.

(d) Patents:

(i) Section 3.22 of the Disclosure Letter is an accurate and complete listing and summary description of all Patents. One or more of the Acquired Companies is the owner of all right, title and interest in and to each of the Patents free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims.

(ii) All the Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the date of Closing.

(iii) No Patent has been or is now involved in any interference, reissue, re-examination or opposition proceeding. Seller is not aware of any potentially interfering patent or patent application of any third party.

(iv) No Patent is infringed, or to each Seller's Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any processes or know-how used, by Seller infringe or to each Seller's Knowledge, are alleged to infringe any patent or other proprietary right of any other Person.

(e) Trademarks:

(i) Section 3.22 of the Disclosure Letter is an accurate and complete listing and summary of all Marks. Seller is the owner of all right, title and interest in and to each of the Marks free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims.

(ii) All the Marks have been registered and are currently in compliance with formal legal requirements (including the payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the date of Closing.

(iii) No Mark has been or is now involved in any opposition, invalidation or cancellation proceeding nor, to each Seller's Knowledge, is any such action threatened with respect to any of the Marks.

(iv) Seller is not aware of any potentially interfering trademark or trademark application of any third party.

(v) No Mark is infringed or, to each Seller's Knowledge, has been challenged or threatened in any way. None of the Marks used by Seller infringe or to each Seller's Knowledge, are alleged to infringe any trade name, trademark or service mark of any third party.

(f) Copyrights:

(i) Section 3.22 of the Disclosure Letter is an accurate and complete listing and summary description of all Copyrights. One or more of the Acquired Companies is the owner of all right, title and interest in and to each of the Copyrights free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims.

(ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements (including the payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the date of Closing.

(iii) No Copyright is infringed or, to each Seller's Knowledge, has been challenged or threatened in any way. None of the Copyrights infringe or to each Seller's Knowledge, are alleged to infringe any copyright of any third party.

(g) Trade Secrets:

(i) With respect to each Trade Secret the documentation relating to such Trade Secret is current, accurate and sufficient in detail and content to identify and explain it, and to allow its full and proper use without reliance on the special knowledge or memory of others.

(ii) Sellers and the Acquired Companies have taken all reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets.

(iii) One or more of the Acquired Companies has good title and an absolute (although not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, nor to the best knowledge of Seller have they been used, divulged, or appropriated for the benefit of any Person other than one or more of the Acquired Companies or to the detriment of the Acquired Companies. No Trade Secret is subject to any adverse claim nor has any Trade Secret been challenged or threatened in any way.

3.23 CERTAIN PAYMENTS. Neither the Acquired Companies nor any director, officer, agent or employee of the Acquired Companies has and no other Person associated with or acting for or on behalf of the Acquired Companies has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff influence payment, kickback or other payment to any Person, private or public, regardless of form whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured or (iii) to obtain special concessions or for special concessions already obtained for or in respect of the Acquired Companies or any Affiliate of the Acquired Companies or (b) established or maintained any fund or asset which has not been recorded in the books of the Acquired Companies.

3.24 RELATIONSHIPS WITH RELATED PERSONS. Sellers do not have, and no Related Person of Sellers or the Acquired Companies has, (nor since January 1, 2002 had) any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Acquired Companies. Since January 1, 2002, neither Sellers nor any Related Person of Sellers or the Acquired Companies, individually or collectively, has, or owns or has owned of record or as a beneficial owner an equity interest or any other financial or profit interest in any Person which has, (i) had business dealings or a material financial interest in any transaction with the Acquired Companies, or (ii) engaged in competition with the Acquired Companies with respect to any line of the products or services of the Acquired Companies (a "Competing Business") in any market presently served by the Acquired Companies, except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. None of the Sellers is party to any Contract with, or has any claim or right against, any Acquired Company, except as set forth in Section 3.24 of the Disclosure Letter.

3.25 BROKERS OR FlNDERS. Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement and will indemnify and hold Buyer harmless from any such payment alleged to be due by or through Sellers as a result of the action of Sellers or its agents.

3.26 NEVADA STATUTES. Provided that Buyer does not amend the Company's Organizational Documents for at least eleven (11) days after the Closing, Sellers have caused the Company to take all action necessary to render Sections
78.378 to 78.3793 and Sections 78.411 to 78.444 of the General Corporation Law of Nevada (the "Nevada Statutes") inapplicable to the Company. The Nevada Statutes will not apply to the Contemplated Transactions.

3.27 DISCLOSURE.

(a) No representation or warranty of Sellers contained in this Agreement or statement in the Disclosure Letter contains any untrue statement. No representation or warranty of Sellers contained in this Agreement or statement in the Disclosure Letter omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

(b) No notice given pursuant to Section 7.5 will contain any untrue statement or will omit to state a material fact necessary in order to make the statements therein or in this Agreement, in light of the circumstances under which they were made, not misleading.

(c) There is no fact known to any Seller which has specific application to any Seller or the Acquired Companies (other than general economic or industry conditions) and which materially adversely affects or, so far as any Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition or results of operations of the Acquired Companies considered as a whole which has not been set forth in this Agreement or the Disclosure Letter.

(d) The disclosures in the Disclosure Letter, and those in any supplement thereto, shall relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and to no other representation or warranty in this Agreement.

(e) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such is in the Disclosure Letter in relation to a specifically identified representation or warranty), those in this Agreement shall control.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES BY BUYER

Buyer hereby represents and warrants to Sellers as follows:

4.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

4.2 AUTHORITY; NO CONFLICT. Buyer has full corporate power and authority to execute and deliver this Agreement, the Promissory Notes, the Indemnity Agreement, and the Pledge Agreement and to perform its obligations hereunder and thereunder and each of Buyer and Encompass Group Affiliates, Inc. has full corporate power and authority to execute and deliver the Employment Agreements and to perform its obligations thereunder. This Agreement has been, and the Promissory Notes, the Indemnity Agreement, the Pledge Agreement and the Employment Agreements will be, duly authorized, executed, and delivered by Buyer, and Encompass with respect to the Employment Agreements, and constitute, or will constitute, as the case may be, the legal, valid and binding obligation of Buyer enforceable against Buyer, and Encompass with respect to the Employment Agreements, in accordance with their respective terms. Neither the execution and delivery of this Agreement, the Promissory Notes, the Indemnity Agreement, the Pledge Agreement and the Employment Agreements by Buyer, and Encompass with respect to the Employment Agreements, nor the consummation of the Contemplated Transactions will:

(a) violate or conflict with any provision of the Organizational Documents of Buyer or its Subsidiaries;

(b) violate or conflict with any provision of any Legal Requirement binding upon Buyer and its Subsidiaries, except that which could not have a Buyer Material Adverse Effect; or

(c) result in a breach of, or constitute a default under (or with notice or lapse of time or both result in a breach of or constitute a default under) or otherwise give any Person the right to terminate, any Contract to which Buyer or its Subsidiaries is a party or by which it is bound, except that which could not have a Buyer Material Adverse Effect.

Buyer and its Subsidiaries are not required to give prior notice to, or obtain any Consent of, any Person in connection with Buyer's execution and delivery of this Agreement, the Promissory Notes, the Indemnity Agreement, the Pledge Agreement and the Employment Agreements or the consummation of the Contemplated Transactions.

4.3 INVESTMENT INTENT. Buyer is acquiring the Shares for its own account, and not with a view to their distribution within the meaning of Section 2.11 of the Securities Act. Buyer is an "accredited investor," as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

4.4 BROKERS OR FINDERS. Except as contemplated by that certain Advisory Agreement, dated April 1, 2004, between Buyer and Maximum Ventures, Inc., Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or flinders' fees or agents' commissions or other like payment in connection with this Agreement and will indemnify and hold sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer, its officers and agents.

4.5 CAPITALIZATION. The authorized capital stock of Buyer consists of (i) 5,000,000,000 shares of Common Stock, no par value per share (the "Buyer Common Stock"), of which 2,016,247,731 shares were issued and outstanding and no shares were held in treasury as of the close of business on December 1, 2004, and (ii) 25,000 shares of preferred stock, par value $.01 per share (the "Buyer Preferred Shares") of which (A) 4,200 Buyer Preferred Shares designated Series A and (B) 300 Buyer Preferred Shares designated Series B were issued and outstanding on December 1, 2004. All of the outstanding shares of Buyer Common Stock and Buyer Preferred Shares have been duly authorized and are validly issued, fully paid and nonassessable. Except as set forth in Section 4.5 of Buyer's Disclosure Letter, Buyer has no shares of Buyer Common Stock or Buyer Preferred Shares reserved for or subject to issuance. Except as set forth in Section 4.5 of Buyer's Disclosure Letter, as of December 1, 2004, Buyer was not obligated to issue any shares of Buyer Common Stock pursuant to any stock ownership plan, stock incentive plan, stock option plan or any other qualified retirement plan (the "Buyer Stock Plans"). Each of the outstanding shares of capital stock of each of Buyer's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by Buyer or a direct or indirect wholly-owned subsidiary of Buyer, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth in Section 4.5 of Buyer's Disclosure Letter, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Buyer or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Buyer or any of its Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. Buyer does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Buyer on any matter.

4.6 REPORTS; FINANCIAL STATEMENTS. Buyer has made available to each Seller, each registration statement, report, proxy statement or information statement prepared by it since June 30, 2004 (the "Buyer Audit Date"), including its Annual Report on Form 10-K for the year ended June 30, 2004, in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Buyer Reports"). As of their respective dates, to the Knowledge of Buyer, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Buyer Reports (including the related notes and schedules) fairly presents the consolidated financial position of Buyer and its Subsidiaries as of its date and each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Buyer Reports (including any related notes and schedules) fairly presents the consolidated results of operations, retained earnings and cash flows, as the case may be, of it and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with consistently applied during the periods involved, except as may be noted therein. Since the Buyer Audit Date, Buyer and each of its Subsidiaries required to make filings under any Legal Requirement has filed with the applicable Governmental Bodies all material forms, statements, reports and documents (including exhibits, annexes and any amendments thereto) required to be filed by them, and each such filing complied in all material respects with all applicable laws, rules and regulations, other than such failures to file and non-compliance that could not have a Buyer Material Adverse Effect. Except as set forth in applicable filings with the SEC, to Buyer's Knowledge, as of the date hereof, no Person or "group" "beneficially owns" 5% or more of its outstanding voting securities, with the terms "beneficially owns" and "group" having the meanings ascribed to them under Rule 13d-3 and Rule 13d-5 under the Exchange Act.

                                    ARTICLE V

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER.

The obligations of Buyer to effect the transactions contemplated under this Agreement at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in whole or in part by Buyer in writing:

                                       36
5.1 REPRESENTATION AND WARRANTIES TRUE AT THE CLOSING DATE. The representations and warranties of Sellers contained in this Agreement and the Disclosure Letter (without giving effect to any updating or corrective information provided pursuant to Article VII or otherwise) shall have been true and correct in all material respects (except for those representations and warranties qualified as to materiality, which shall be true and correct in all respects) when made and as of the Closing Date, and Sellers shall have delivered to Buyer a certificate, executed by each Seller and dated the Closing Date, to the foregoing effect.

5.2 NO MATERIAL ADVERSE CHANGE. During the period from the date of the Interim Balance Sheet to the Closing Date, there shall not have been any material adverse change in the financial condition, results of operations, business or prospects of any Acquired Company, individually or taken as a whole, nor any material loss or damage to its assets, whether or not insured, which materially affects the ability of any Acquired Company, individually or taken as a whole, to conduct its business; Sellers shall have delivered to Buyer a certificate, executed by each Seller and dated the Closing Date, to the foregoing effect.

5.3 SELLERS' PERFORMANCE. Each of the Sellers shall have performed and complied with all covenants and agreements required by this Agreement and each other agreement entered into in connection herewith to be performed or complied with by that Sellers on or before the Closing Date. At the Closing, each Seller shall have delivered to Buyer a certificate, dated the Closing Date, to the foregoing effect.

5.4 OPINION OF SELLERS' COUNSEL. Sellers shall have delivered to Buyer an opinion of counsel to Sellers, dated the Closing Date, in a form reasonably acceptable to Buyer's counsel.

5.5 OWNERSHIP OF SHARES. Sellers shall have transferred all the Shares to Buyer, free and clear of all Encumbrances. No claim shall have been filed, made or threatened by any Person asserting that such Person is entitled to any part of the Purchase Price paid for the Shares. The parties agree that Buyer's purchase of the Shares pursuant to the terms and conditions of this Agreement will not trigger any transfer taxes.

5.6 NO PROHIBITION OF TRANSACTION. No Proceeding or regulation or legislation shall have been instituted, threatened or proposed before, nor any Order issued by, any Governmental Body to enjoin, restrain, prohibit or obtain substantial damage (a) in respect of, or which is related to, or arises out of, this Agreement or the consummation of the Contemplated Transactions, or (b) which, in the reasonable judgment of the Buyer, could have a Material Adverse Effect.

5.7 COMPLIANCE WITH LAW. There shall have been obtained any and all permits, approvals and consents of any Governmental Body which counsel for Buyer may reasonably deem necessary or appropriate so that consummation of the Contemplated Transactions will be in compliance with applicable Legal Requirements.

5.8 DOCUMENTATION AND CONSENTS. Sellers shall have made all deliveries required pursuant to Section 2.4 (a) of this Agreement. In addition, Sellers shall have delivered all assignments, consents, approvals and other documents, certificates and instruments as the Buyer may reasonably request for the purpose of (a) enabling its counsel to provide the opinion required under this Agreement, (b) evidencing the accuracy and completeness of any representations or warranties, the performance of any covenants and agreements of the Sellers, or the satisfaction any conditions, all as contained or referred to in this Agreement or (c) effectuating or confirming the conveyance and transfer of the Shares to Buyer.

5.9 EMPLOYMENT AGREEMENTS. Each of Li and Lee shall have executed and delivered to Buyer employment agreements (the "Employment Agreements") in the forms of Exhibits 5.9(a) and 5.9(b), respectively.

5.10 CONSENTS TO ASSIGNMENTS. On or prior to the Closing Date, Sellers shall have furnished Buyer with evidence of consents as Sellers shall know or Buyer shall determine to be required to enable Buyer to continue to enjoy the benefit of any Contract or Governmental Authorization to or of which any Acquired Company is a party or a beneficiary and which can, by its terms (with consent) and consistent with applicable Legal Requirements, be so enjoyed after the transfer of the Shares to the Buyer. If there is in existence any Governmental Authorization that by its terms or applicable Legal Requirements, expires, terminates, or is otherwise rendered invalid upon the transfer of the Shares to the Buyer acquired Company to continue to be conducted following the transfer of the Shares, Buyer shall have obtained or been furnished by Sellers an equivalent of that license or permit, effective as of and after the Closing Date.

5.11 RESIGNATIONS. Buyer shall have received the resignation of Li as Chief Executive Officer of the Company, the resignation of Lee as a director of the Company and the resignations of all other individuals who are officers or directors of any Acquired Company immediately prior to the Closing that Buyer deems appropriate.

5.12 SELLERS' RELEASE. Buyer shall have received a release in the form of
Exhibit 5.12 executed by each of the Sellers and such other employees of any Acquired Company as Buyer may designate (the "Sellers' Release").

5.13 DUE DILIGENCE. Buyer shall have been satisfied, in its sole and absolute discretion, with its due diligence investigation and review of the financial condition, business and operations of the Company, including, without limitation, Buyer's review of the Company's medical plans; provided, however, that Buyer's due diligence investigation with respect to (i) Encumbrances on or against the personal property of the Company existing prior to the date hereof and (ii) judgments against the Company existing prior to the date hereof shall be limited to searches through the website of LexisNexis, www.lexis.com; provided further, however, that the foregoing shall in no way limit Sellers' obligation hereunder to disclose to Buyer information of which either Seller becomes aware related to (i) and (ii) above.

5.14 INVENTORY FACILITY. The Company's $3,500,000 inventory financing facility, including the $1,000,000 standby letter of credit facility (the "Textron Facility"), provided by Textron Financial Corporation ("Textron"), shall remain in full force and effect with the consent of Textron, or the Textron Facility shall have been refinanced by a third party on terms and conditions satisfactory to Buyer, in its sole discretion.

5.15 SERIES A PREFERRED STOCK. The closing of the transaction contemplated by that certain agreement entered into, or to be entered into, by and among the Company and the holders of the shares of Series A Preferred Stock shall have occurred simultaneously with the Closing (the "Series A Transaction").

5.16 CONSENT. Buyer shall have received the consent of KPMG, the Company's independent auditors, to the inclusion of the Company's financials in any Form 8-K filed to disclose the Contemplated Transactions and any other reports required to be filed by the Company, Buyer or any of their affiliates on or after the Closing.

5.17 RECORDS. The Acquired Companies shall retain possession of all corporate, accounting, business and tax records of each such Acquired Company.

5.18 OPINION OF NEVADA COUNSEL. Sellers shall have delivered to Buyer an opinion of counsel, authorized to practice law in the State of Nevada, that the Nevada Statutes will not apply to the Contemplated Transactions.

5.19 OTHER DOCUMENTS AND ASPECTS OF THE TRANSACTION. Buyer shall have received such other documents, instruments, certificates and opinions as may be required by this Agreement or as may be reasonably requested by Buyer.

5.20 ACTIONS SATISFACTORY. All certificates, opinions and other documents to be delivered by Sellers and all other matters to be accomplished prior to or at the Closing shall be satisfactory in the reasonable judgment of Buyer and its counsel.

5.21 SHARES. The Shares shall continue to be eligible for trading on the Over-The-Counter Bulletin Board or NASDAQ.

5.22 UCC FINANCING STATEMENTS. Except for Micro Technology Concept, Inc., Textron Financial Corporation and Wells Fargo Bank National Association, Sellers shall have (i) filed, or shall have obtained authorizations from the applicable creditors to file, in the proper filing offices, UCC-3 Financing Statements terminating all UCC-1 Financing Statements, and amendments thereto, set forth in
Section 3.8 of the Disclosure Letter, or (ii) demonstrated that the obligation underlying the UCC-1 has been satisfied to the reasonable satisfaction of Buyer.

                                   ARTICLE VI

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS

The obligations of Sellers to effect the transactions contemplated under this Agreement at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in whole or in part by Sellers in writing:

6.1 REPRESENTATIONS AND WARRANTIES TRUE AT THE CLOSING DATE. The representations and warranties of Sellers contained in Section 4 of this Agreement shall have been true and correct when made and as of the Closing Date, and Buyer shall have delivered to Sellers a certificate, executed by an executive officer of Buyer and at the Closing Date, to the foregoing effect.

6.2 INDEMNITY AGREEMENT. Buyer shall have delivered to Sellers the Indemnity Agreement.

6.3 PLEDGE AGREEMENT. Buyer shall have delivered to Quarles the Pledge Agreement and the certificates representing the Shares.

6.4 BUYER'S PERFORMANCE. Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Buyer on or before the Closing Date. At the Closing, Buyer shall have delivered to Sellers a certificate, signed by an executive officer of Buyer and dated the Closing Date, to the foregoing effect.

6.5 OPINION OF BUYER'S COUNSEL. Buyer shall have delivered to Sellers an opinion of counsel to Buyer, dated the Closing Date, in a form reasonably acceptable to Sellers' counsel.

6.6 REVOLVING LINE OF CREDIT. Buyer shall have used commercially reasonable efforts to obtain a $1,000,000 to $2,000,000 revolving line of credit for bulk wholesale purchases and resales for the Company.

6.7 CONTINUED LISTING. Buyer's Common Stock shall continue to be eligible for trading on the Over-The-Counter Bulletin Board or NASDAQ.

                                   ARTICLE VII
                   COVENANTS OF SELLERS PRIOR TO CLOSING DATE

7.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement to the Closing Date, Sellers shall, and shall cause each Acquired Company and its officers, employees, agents and representatives to, afford Buyer and its representatives (including legal counsel, financial and other advisors, consultants and independent accountants) full and free access to each Acquired Company's personnel, properties, contracts, books and records and other documents and data, including tax returns, and shall furnish Buyer with copies of all documents and with such additional financial and operating data and other information as Buyer shall, from time to time, reasonably request for the purpose of enabling Buyer to investigate the affairs of each Acquired Company and the accuracy of the representations and warranties of Sellers made in this Agreement. During such investigation, Buyer and its representatives shall have the right to make copies of such contracts, books and records, tax returns and other documents and data as it may deem advisable. The furnishing of such information to Buyer any such investigation by Buyer shall not affect Buyer's right to rely on any of the representations and warranties made in this Agreement.

7.2 OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES. During the period the date of this Agreement to the Closing Date, Sellers shall cause each Acquired Company to conduct its business only in the ordinary course and in a manner consistent with the past practices of such Acquired Company; use its Best Efforts to preserve intact its current business organization, keep available the services of its current officers, employees and agents, and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it; confer with Buyer concerning operational matters of material nature; and report periodically to Buyer concerning the status of the business, operations and finances of the Acquired Companies.

7.3 NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, Sellers shall not, without the prior consent of Buyer, take any action described in Section 3.16 of this Agreement.

7.4 APPROVALS OF GOVERNMENTAL BODIES. Between the date of this Agreement the Closing Date, Sellers will use their Best Efforts, and will cooperate with Buyer in taking all steps necessary, promptly to (i) make any filing and (ii) obtain any consent, approval or authorization of any Governmental Body, in each case required by Legal Requirements to allow the consummation of this Agreement and the Contemplated Transactions.

7.5 NOTIFICATION. Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller or any Acquired Company becomes aware of any fact or condition which makes untrue any representation or breaches any warranty made by Sellers in this Agreement or if he, she or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) make untrue any such representation or breach any such warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if such Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Sellers shall deliver to Buyer a Supplement to the Disclosure Letter specifying such change. Delivery of such Supplements shall be for information purposes only and shall not modify in any such respect any representation, warranty, covenant or condition contained herein. During the same period, each Seller will promptly notify Buyer of the occurrence of any breach of any covenant of Sellers set forth in this Section 7 or of the occurrence of any event that may make the satisfaction of the conditions set forth in Section 5 impossible or unlikely.

7.6 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. Except as expressly provided herein, Sellers shall cause all indebtedness of any Related Person to any Acquired Company to be paid in full prior to Closing.

7.7 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Section 12.1, Sellers shall not, and shall cause each of the Acquired Companies not to, solicit or entertain offers from, negotiate with, or in any manner discuss, encourage, recommend or agree to any proposal of, any other potential buyer or buyers of the assets or stock of any of the Acquired Companies.

7.8 SEC REPORTS. After the date hereof, Sellers shall file, and cause the Company to file, with the SEC all reports and/or statements required to be filed by them or it under applicable Legal Requirements, including, without limitation, such reports and statements required to be filed as a result of each Seller's execution of this Agreement, and such reports and/or statements shall be filed within the time periods provided for under such Legal Requirements.

7.9 SERIES A PREFERRED STOCK. Each Seller shall use his or her Best Efforts to assist Buyer and the Company with closing the Series A Transaction.

7.10 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions specified in Article V to be satisfied.

                                  ARTICLE VIII

                    COVENANTS OF BUYER PRIOR TO CLOSING DATE.

8.1 APPROVALS OF GOVERNMENTAL BODIES. Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts, and will cooperate with Sellers in taking all steps necessary, promptly to (i) make any filing and (ii) obtain any consent, approval or authorization of any Governmental Body, in each case required by Legal Requirements to allow the consummation of this Agreement and the Contemplated Transactions, provided that nothing herein shall require Buyer to dispose of, or make any change in, any portion of its business or to incur any other burden in order to obtain any consent, approval or authorization.

8.2 NOTIFICATION. Between the date of this Agreement and the Closing Date, Buyer will promptly notify Sellers in writing if it becomes aware of any fact or condition which makes untrue any representation or breaches any warranty made by Buyer in this Agreement or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) make untrue any such representation or breach any such warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

8.3 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the condition specified in Article VI hereof to be satisfied.

                                   ARTICLE IX

         COVENANTS OF SELLERS AND BUYER SUBSEQUENT TO THE CLOSING DATE.

9.1 FURTHER ASSURANCES. Sellers will, upon request of Buyer from time to time after the Closing, execute and deliver, and use their Best Efforts to cause other Persons to execute and deliver, to Buyer all such further documents and instruments, and will do or use their Best Efforts to cause to be done such other acts, as Buyer may reasonably request more completely to consummate and make effective the Contemplated Transactions.

9.2 FURTHER CONSENTS. If the transfer of the Shares to the Buyer at the Closing without the consent or approval of a third Person would constitute a breach of any Contract to which the Company is a party or by which it or any of its properties are bound or create in any third Person the right to declare a default in respect of, or to cancel or terminate, any such Contract or any Governmental Authorization of the Company and if such consent or approval (or an effective waiver thereof) is not obtained prior to the Closing, then Buyer shall have the right by an instrument executed in writing and delivered to the Sellers at the Closing to cause the transfer of the Shares not to carry with it an assignment of the item or items that necessitate such consent or approval until such consent or approval (or an effective waiver thereof) shall have been obtained. In such an event, the Sellers will continue after Closing to use their Best Efforts promptly to obtain such consents and approvals, or effective waivers thereof, and will cooperate with Buyer in any reasonable arrangement designed to provide Buyer with the benefit of the Company's rights thereunder.

9.3 SEC REPORTS. On and after the Closing Date, Sellers shall timely file, and cause Sellers' counsel to timely file on behalf of the Company, with the SEC, such reports and/or statements required to be filed by them or it in connection with the consummation of the Contemplated Transactions.

9.4 SEC REPORTS. On and after the Closing Date, Buyer shall timely file, or cause to be timely filed, with the SEC, such reports and/or statements required to be filed by it in connection with the consummation of the Contemplated Transactions.

9.5 TEXTRON FACILITY. In the event that on or prior to the Closing Date, each of Li's and Lee's personal guarantee of the Textron Facility shall not have been terminated, or the Textron Facility shall not have been refinanced by the Company with a third party not requiring the personal guarantees of Li and Lee, not later than the date which is 300 days after the Closing Date, Buyer shall cause the personal guarantee of each of Li and Lee to be terminated.

                                    ARTICLE X

                                MUTUAL COVENANTS

10.1 EXPENSES. Except as expressly otherwise provided herein, each party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel and accountants. In the case of termination of this Agreement, the obligation of each party to pay its own expenses shall be subject to any rights of such party arising from a breach of this Agreement by another party.

10.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity, including any reports or statements required to be filed with the SEC with respect to this Agreement or the Contemplated Transactions shall be issued, if at all, at such time and in such manner as Buyer and Sellers shall mutually determine; provided that the parties agree that (i) a press release announcing the signing of this Agreement shall be issued and filed by each of the Company and Buyer within 24 hours of execution of this Agreement by Buyer and Sellers and (ii) a Form 8-K shall be filed by each of the Buyer and the Company and a
Schedule 13D, as deemed necessary to comply with Rule 13d-1 promulgated under the Exchange Act, shall be filed by each of Buyer and each Seller, within the time frames provided under the applicable rules and regulation of the Securities and Exchange Commission. Unless consented to by the Buyer in advance or required by Legal Requirements, prior to the Closing, Sellers shall, and shall cause the Acquired Companies to, keep the provisions of this Agreement strictly confidential and make no disclosure thereof to any Person. Sellers and Buyer will consult with each other concerning the means by which the Company's employees, customers and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer shall have the right to be present for any such communication.

10.3 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, each party will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of another party or the Company any written, oral or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions unless such information is already known to such party or to others not bound by a duty of confidentiality or unless such information becomes publicly available through no fault of such party, unless the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions or unless the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as may reasonably be requested. Whether or not the Closing takes place, Sellers waive, and will upon request cause the Company to waive, any cause of action, right or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of the Company except for the intentional competitive misuse by the Buyer of such trade secrets or confidential information.

                                   ARTICLE XI

                            INDEMNIFICATION; REMEDIES

11.1 SURVIVAL. All representations, warranties and agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

11.2 TIME LIMITATIONS. If the Closing occurs, Sellers shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or agreement to be performed and complied with prior to the Closing Date, unless on or before the date that is eighteen (18) months after the Closing Date Sellers are given notice asserting a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; provided, however, a claim with respect to Sections 3.3, 3.11, 3.13 and 3.19, or a claim for indemnification not based upon any representation or warranty or agreement to be performed and complied with prior to the Closing Date, may be made at any time. If the Closing occurs, Buyer shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or agreement to be performed and complied with prior to the Closing Date, unless on or before the date that is eighteen (18) months after the Closing Date Buyer is given notice of a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

11.3 INDEMNIFICATION BY SELLERS. Sellers, jointly and severally, shall indemnify and hold harmless Buyer, the Acquired Companies and their respective agents, representatives, employees, officers, directors, stockholders, controlling persons and affiliates (collectively, the "Indemnified Persons"), and shall reimburse the Indemnified Persons for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages") arising from or in connection with
(a) any inaccuracy in any of the representations and warranties of Sellers in this Agreement or in any certificate delivered by Sellers pursuant to this agreement (for this purpose, the qualification as to materiality in the certificate delivered pursuant to Section 5.1 shall be disregarded), or any actions, omissions or state of facts inconsistent with any such representation or warranty, (b) any failure by Sellers to perform or comply with any agreement in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions. Notwithstanding the foregoing, the aggregate liability of Sellers to the Indemnified Persons under this Article XI shall not exceed $1,000,000.

11.4 INDEMNIFICATION BY BUYER. Buyer shall indemnify and hold harmless Sellers, and shall reimburse Sellers for, any Damages arising from or in connection with
(a) any inaccuracy in any of the representations and warranties of Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, or any actions, omissions or state of facts inconsistent with any such representation or warranty, (b) any failure by Buyer to perform or comply with any agreement in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions. Notwithstanding the foregoing, the aggregate liability of Buyer to Sellers under this Article XI shall not exceed $1,000,000.

11.5 PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS. Promptly after receipt by an indemnified party under Section 11.3 or 11.4 of notice of the commencement of any Proceeding against it, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such Proceeding shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall, unless the claim involves Taxes, be entitled to participate therein and, to the extent that it shall wish (unless

(i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representations would be inappropriate or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect thereto), to assume the defense thereof with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. If an indemnifying party assumes the defense of such a Proceeding, (a) no compromise or settlement thereof may be effected by the indemnified party without the indemnified party's consent unless (i) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and it does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party.

Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such Proceeding, but the indemnifying party shall not be bound by any determination of a Proceeding so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

                                   ARTICLE XII

                                   TERMINATION

12.1 TERMINATION EVENTS. Subject to the provisions of Section 12.2, this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated:

(a) by either Buyer or Sellers if a default or breach shall be made by the other party hereto with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the due compliance with any of its representations, warranties or covenants, and such default cannot be cured and has not been waived;

(b) (i) by Buyer if all of the conditions set forth in Article V shall not have been satisfied at the time the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, other than through failure of Buyer to fully comply with its obligations hereunder, and shall not have been waived by Buyer on or before such date; or

(ii) by Sellers, if all of the conditions set forth in article VI shall not have been satisfied at the time the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, other than through failure of Sellers to fully comply with its obligations hereunder, and shall not have been waived by Sellers on or before such date;

(c) by mutual consent of Buyer and Sellers; or

(d) by either Buyer or Sellers if the Closing shall not have occurred, other than through failure of any such party to fulfill its obligations hereunder, on or before January 10, 2005 or such later date as may be agreed upon in writing by the parties. Each party's right of termination hereunder is in addition to any other rights it may have hereunder or otherwise and the exercise of a right of termination shall not be an election of remedies.

12.2 EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Section 12.1, all further obligations of the parties hereunder shall terminate, except that the obligations set forth in Sections 10.1 and 10.3 shall survive; provided that, if this Agreement is so terminated by a party because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's willful failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall also survive such termination unimpaired.

                                  ARTICLE XIII

                                  MISCELLANEOUS

13.1 NOTICES. Notices. Notices, requests, instructions or other documents to be in given under this Agreement shall be in writing and shall be deemed given and received, (i) when sent if sent by facsimile, provided that the fax is promptly confirmed by telephone confirmation thereof, (ii) when delivered, if delivered personally to the intended recipient, and (iii) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

                                  if to Buyer:

                   Advanced Communications Technologies, Inc.
                        420 Lexington Avenue, Suite 2739
                               New York, NY 10170
                Attention: Wayne Danson, Chief Executive Officer
                             Facsimile: 646.227.1666

With a copy to:

Eckert Seamans Cherin & Mellott, LLC 1515 Market Street - 9th Floor Philadelphia, PA 19102 Attention: Gary A. Miller, Esquire Facsimile:
215.851.8383

                             if to any Shareholder:

                  to the address set forth below such Seller's
                       name on the signature pages hereto

with copies to:

Quarles & Brady Streich Lang LLP Renaissance One Two N. Central Avenue Phoenix, Arizona 85004-2391
Attention: Christian J. Hoffmann, III, Esquire Fax: 602-420-5008

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

13.2 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the Federal courts of the United States of America and the state courts located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Federal or state court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 13.1 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.2.

13.3 FURTHER ASSURANCES. The parties hereto agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party hereto may at any time reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

13.4 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to herein shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to herein can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party hereto; (ii) no waiver which may be given by a party hereto shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party hereto shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to herein.

13.5 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements among the parties with respect to its subject matter (including, but not limited to, any letter of intent among Buyer and Sellers and is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto. This Agreement may not be changed or terminated, except by a written agreement executed by Buyer and Sellers.

13.6 ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS. This Agreement shall apply to and be binding in all respects upon, and shall inure to the benefit of, the successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, their successors and assigns, and for the benefit of no other Person.

13.7 SEVERABILITY. In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent no held invalid or unenforceable.

13.8 SECTION HEADINGS, CONSTRUCTION. The headings of Sections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to Sections in this Agreement refer to the corresponding Sections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words "herein," "hereof," "hereby," "hereinabove," "hereinbelow," "hereunder," and words of similar import, refer to this Agreement as a whole and not to any particular Section, subsection, paragraph, clause or other subdivision hereof.

13.9 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

13.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


             /s/ Theodore S. Li
             ------------------------------------
             THEODORE S. LI



                                    Address:



             /s/ Hui Cynthia Lee
             ------------------------------------
             HUI CYNTHIA LEE



                                    Address:

                             ADVANCED COMMUNICATIONS
                               TECHNOLOGIES, INC.



             By: /s/ Wayne I. Danson
             ------------------------------------
             Name: Wayne I. Danson
             Title:  President and Chief Financial Officer

                       CONSENT OF SPOUSE OF THEODORE S. LI

The undersigned, the spouse of Theodore S. Li, consents to the transactions contemplated hereby and acknowledges that the Purchase Price being paid for Mr. Li's Shares hereunder is adequate, and after the Closing the undersigned shall have no interest in Mr. Li's Shares.


             /s/ Catherine Hwa
             ---------------------------

                      CONSENT OF SPOUSE OF HUI CYNTHIA LEE

The undersigned, the spouse of Hui Cynthia Lee, consents to the transactions contemplated hereby and acknowledges that the Purchase Price being paid for Ms. Lee's Shares hereunder is adequate, and after the Closing the undersigned shall have no interest in Ms. Lee's Shares:


             /s/ Jey Hsin
             ---------------------------

Contact Information Hawk Associates, Inc. Frank N. Hawkins, Jr. or Julie Marshall Phone: 305-852-2383 E-mail: info@hawkassociates.com

FOR IMMEDIATE RELEASE:

                    Advanced Communications Agrees to Acquire
                     Controlling Interest in Pacific Magtron

Transaction Will Be A Major Step In Creating New Vertically Integrated Technology Service Business

New York, NY, December 10, 2004 -- Advanced Communications Technologies, Inc. (OTCBB: ADVC), a holding company with subsidiaries specializing in the repair of computers, peripherals and consumer electronics, and Pacific Magtron International Corp. (OTCBB: PMIC), a California-based distributor and reseller of computer systems, components, peripherals and software, announced today that Advanced Communications has agreed to acquire a 62% interest in the outstanding common stock of Pacific Magtron, pursuant to the terms of a stock purchase agreement among Advanced Communications and Ted Li and Cynthia Lee, controlling shareholders and executive officers of Pacific Magtron.

Under the terms of the agreement, Advanced Communications will purchase 6,454,300 shares of Pacific Magtron's common stock from Li and Lee at $0.077 per share, for a total purchase price of $500,000 payable by Advanced
Communications' issuance of one-year promissory notes convertible into shares of Advanced Communications.

The parties expect the acquisition to close within the next 30 days. Completion of the transaction is subject to customary closing conditions, and to the conclusion of certain arrangements currently being negotiated with holders of the Series A Convertible Preferred Stock issued by Pacific Magtron, which is expected to include some principal reduction as well as adjustments to the terms of the convertible preferred stock. If the transaction closes on or before December 31, 2004, Advanced Communications would, on a consolidated basis, report consolidated assets of approximately $22 million.

Li co-founded Pacific Magtron in 1990 and has been its CEO since 1995. He has over 25 years of experience in the computer software and hardware arena and is responsible for Pacific Magtron's operations, financial activities and technical functions. Li will remain with Pacific Magtron as chief financial officer and chief operating officer under a three-year employment agreement.

Lee, who co-founded Pacific Magtron with Li, has over 20 years of experience in the computer manufacturer and reseller's marketplace and is responsible for Pacific Magtron's sales and purchasing operations. Lee will remain with Pacific Magtron as executive vice president under a two-year employment contract, primarily focusing on product procurement and business development in the Asian market and the Pacific Rim.

Wayne Danson, Advanced Communication's president and chief financial officer, said, "This represents another constructive step toward Advanced Communications' evolvement into a national vertically integrated service and technology business. Pacific Magtron complements our technology repair business, Cyber-Test, and this affiliation gives us the opportunity to improve our product sourcing, expand our customer base and strengthen our logistics. We expect the transaction will be accretive and will significantly strengthen our long-term growth prospects."

Li said, "We believe this affiliation offers outstanding prospects for all parties. We anticipate that it will broaden Pacific Magtron's opportunities for its customers and shareholders, and present significant opportunities for growth."

Lee added, "Building a stronger team is the way of the future. We believe that becoming a strong teammate of the Advanced Communications group will help us to strengthen our product offerings, provide additional resources and allow Pacific Magtron to better serve its customers."

Martin Nielson, president and chief executive officer of Encompass Group Affiliates, Advanced Communications' operating subsidiary, will assume the title of president and chief executive officer of Pacific Magtron upon closing of the stock purchase. Nielson said, "Pacific Magtron has had an excellent reputation as a major multimedia and storage peripheral distributor in Silicon Valley since its inception in 1990, has provided over 1,800 different microcomputer products to over 8,000 system integrators in the United States and abroad. Plus, it has a solid online reselling presence, livewarehouse.com, and a systems integration business in Georgia. An affiliation with Pacific Magtron and access to its network will give us a distribution engine that spans from East to West coast, an Asian presence and an expanded services offering."

"We intend to aggressively implement commercial programs between the companies to take full advantage of the synergistic opportunities, although Pacific Magtron will continue to operate as a separate public company and its stock will continue to trade on the over-the-counter bulletin board under the PMIC symbol upon completion of the transaction. We believe both companies will realize the expected commercial benefits and synergies of improved sales and profits, along with a reduction of costs. So we think this acquisition perfectly serves our stated expansion goals of becoming a leader in integrated technology and service," Nielson said.

In connection with the transaction, Pacific Magtron also announced that it has hired Rick Martin as executive vice president in charge of strategic business development and marketing. Martin has over 25 years of experience in product management, marketing, and distribution channel development with such companies as Compaq Computer, BusinessLand and Gap Stores. Most recently, Martin served as chairman and chief executive officer of Positive Communications, a privately held national wireless services provider.

About Pacific Magtron International Corp.

Pacific Magtron International Corp., based in Milpitas, Calif., is a publicly traded distributor, e-commerce reseller and system/solution provider of a wide range of systems, hardware components and software products, with online sales. Its customer base includes a wide spectrum of technology-based suppliers to the consumer, corporate, educational and government markets. Pacific Magtron offers over 1,800 different computer products from more than 50 vendors including a line of peripherals sold under its trademarked "EZ-Media" brand name. It has long-standing relationships with many of the industry's most recognizable and innovative computer peripheral manufacturers, including Microsoft, Sony, Plextor, Creative Labs, Adaptec, ATI, Kingston and Logitech, among others. Pacific Magtron also maintains and operates a system integration facility located in Norcross, Georgia. For more information, visit Pacific Magtron's website at http://www.pacificmagtron.com

About Advanced Communications Technologies, Inc. Advanced Communications Technologies, Inc. is a New York City-based public holding company that, through its wholly owned subsidiary and principal operating unit Encompass Group Affiliates, Inc., owns Cyber-Test, Inc., an established electronic equipment repair company based in Longwood, Fla. Through its wholly owned investment subsidiary Hudson Street Investments, Inc., Advanced Communications also owns a minority interest in Yorkville Advisors Management, LLC, an investment management partnership. For more information, visit Advanced Communications' website at http://www.advancedcomtech.net.

A profile for investors on Advanced Communications may be found at the website http://www.hawkassociates.com/advancedcommunications/profile.htm.

An online investor kit containing Advanced Communications' press releases, SEC filings, current price Level II quotes, interactive Java stock charts and other useful information for investors can be found at http://www.hawkassociates.com and http://www.hawkmicrocaps.com.

This release and oral statements made from time to time by the Company's representatives concerning the same subject matter may contain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects," "plans," "intends," "believes," "will," "estimates," "forecasts," "projects" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by the Company with the Securities and Exchange Commission, which should be considered together with any forward looking statement. No forward looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 30, 2004

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

             (Exact Name of Registrant as Specified in Its Charter)



   Florida                           000-30486                 65-0738251
---------------                     ----------               ---------------
(State or Other                    (Commission               (IRS Employer
Jurisdiction of                    File Number)              Identification
Incorporation)                                                  Number)

    420 Lexington Avenue, New York, New York                      10170
    ----------------------------------------                    ----------
    (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (646) 227-1600

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement Item 2.01 Completion of Acquisition or Disposition of Assets Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant Item 3.02 Unregistered Sales of Equity Securities Item 8.01 Other Events

On December 30, 2004 (the "Closing"), Advanced Communications Technologies, Inc. (the "Company") completed the acquisition of 6,454,300 shares of the common stock of Pacific Magtron International Corp. (the "PMIC Shares") for the aggregate purchase price of $500,000 from Theodore S. Li and Hui Cynthia Lee (collectively, the "Stockholders") pursuant to the terms of a Stock Purchase Agreement, dated December 10, 2004, among the Company, Mr. Li and Ms. Lee (the "Stock Purchase Agreement"). The PMIC Shares represent 61.56% of the currently issued and outstanding common stock of Pacific Magtron International Corp. ("PMIC"). PMIC is primarily engaged in the business of distributing computer peripheral products, such as components and multimedia and systems networking products, through its wholly-owned subsidiaries. PMIC's common stock trades on the Over the Counter Bulletin Board, and PMIC files periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

The Company paid the purchase price for the PMIC Shares by delivering two convertible promissory notes (the "Notes") in the principal amounts of $166,889 and $333,111 to Mr. Li and Ms. Lee, respectively. The Notes will mature on December 29 ,2005 and no principal or interest payments will be required prior to such date. The Notes bear interest at 6.0% per annum. Upon the occurrence and during the continuation of any Event of Default (as specified in the Notes), the interest rate will increase to 10.0% per annum and the holders of the Notes may declare the principal amount of the Notes and all accrued and unpaid interest thereon to be immediately due and payable. The Company will be able to redeem all or a portion of Mr. Li's Note on or prior to the maturity date at 110.0% of the principal amount redeemed, plus all accrued and unpaid interest thereon. The Company will be able to redeem all or a portion of Ms. Lee's Note prior to six months following the Closing at 105.0% of the principal amount redeemed or thereafter prior to the maturity date at 110.0% of the principal amount redeemed, in each case, plus all accrued and unpaid interest thereon. The holders of the Notes, at their option, may convert, at any time and from time to time, until payment in full of all amounts due and owing under their Note, any unpaid principal amount of their Note into shares of common stock of the Company at a conversion price per share of $0.01. If the full original principal amount of the Notes were converted, this would result in the issuance of an aggregate of 50,000,000 shares of the Company's common stock to the Stockholders. The conversion ratio is subject to customary adjustments for stock splits, reverse stock splits and other recapitalizations effected by the Company. The Company currently expects to use funds out of working capital to repay any and all amounts due and owing under the Notes. The Company's payment obligations under the Notes (the "Obligations") are secured by the PMIC Shares pursuant to a Custodial and Stock Pledge Agreement, dated December 30, 2004, among the Company, the Stockholders and Quarles & Brady Streich Lang LLP, as custodian (the "Pledge Agreement").

Under the Pledge Agreement, the Company has pledged to the Stockholders all of the PMIC Shares acquired under the Stock Purchase Agreement and has granted to the Stockholders a lien upon and a continuing security interest in such PMIC Shares, subject to the terms and conditions of the Pledge Agreement. Until such time all amounts due and owing under the Notes are paid in full or until their earlier release in accordance with the terms of the Pledge Agreement, as the case may be, the certificates representing the PMIC Shares will be held in escrow by the custodian in accordance with the terms of the Pledge Agreement.

If the Company becomes entitled to receive or shall receive with respect to the PMIC Shares (i) any additional shares of capital stock of PMIC; (ii) any stock certificate, including without limitation, any certificate representing a stock dividend or in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split or other recapitalization; (iii) any option, warrant or right, whether as an addition to, in substitution of or in exchange for any of the PMIC Shares, or otherwise; or (iv) any dividend or other distribution payable in property, or securities issued by a person other than PMIC, then the Company will receive and accept the same, in trust, as trustee for the Stockholders, and shall deliver them to the custodian. Any cash distributions received by the Company in respect of the PMIC Shares may be applied to reduce such of the Obligations as the Company may determine in its sole discretion.

Unless and until an Event of Default under the Notes shall have occurred, the Company shall be entitled to exercise all voting and other corporate rights in respect of the PMIC Shares (except for the right to receive dividends and distributions payable in kind, which are to be delivered to the custodian), including, without limitation, all rights and privileges of conversion, exchange and subscription, as though the Company were the absolute owner of the PMIC Shares, subject to the pledge in the Pledge Agreement. Notwithstanding the foregoing, the Company has agreed that it will not vote any of the PMIC Shares in any way inconsistent with the provisions or intent of the Pledge Agreement. All rights of the Company to vote and give consents, waivers and ratifications, and to convert, exchange or subscribe (collectively referred to as the "Corporate Rights"), shall cease if an Event of Default shall occur. If an Event of Default shall occur, whether or not the PMIC Shares shall have been registered in the Stockholders' names, the Stockholders then shall have the right to exercise all Corporate Rights with respect to the PMIC Shares.

The Company has agreed that until all of the Obligations have been satisfied in full it shall not sell, convey or otherwise dispose of any of the PMIC Shares or any interest in the PMIC Shares, or create, incur or permit to exist any pledge, mortgage, lien, charge or encumbrance or any security interest whatsoever in or with respect to any of the PMIC Shares, other than that created by the Pledge Agreement, nor attempt to do any of the foregoing.

In connection with the Closing of the transactions contemplated by the Stock Purchase Agreement, at Closing, each of Mr. Li and Ms. Lee entered into an employment agreement with the Company, Encompass Group Affiliates, Inc., a wholly-owned subsidiary of the Company ("Encompass"), and PMIC, pursuant to which Mr. Li and Ms. Lee are to be employed by PMIC (the "Employment Agreements"). Unless terminated sooner, the initial term of Mr. Li's Employment Agreement expires on the three year anniversary of the Closing, and the initial term of Ms. Lee's Employment Agreement expires on the two year anniversary of the Closing. The employment agreements also contain non-compete provisions for a period of two years post termination. Either employment agreement may be terminated by the Company at any time upon thirty days prior written notice. In addition, Mr. Li or Ms. Lee, as the case may be, may terminate their employment agreement immediately for any reason or for "Good Reason" (as defined in each Employment Agreement). In the event of termination without cause (as defined in each Employment Agreement) or for Good Reason, Mr. Li or Ms. Lee, as the case may be, shall receive, in addition to accrued, but unpaid compensation and other benefits, six months severance.

Under the terms of each Employment Agreement, each of Mr. Li and Ms. Lee shall receive a signing bonus of $225,000 within thirty days of the Closing. The Employment Agreements also contemplate an annual salary of not less than $120,000 and other bonus and earn-out provisions which may be paid in shares of common stock of the Company. While any bonus paid in Company common stock will be at the discretion of the Compensation Committee of the Company's Board of Directors, the earn-out provisions are set forth in the Employment Agreements and are based on achievement of certain financial milestones by certain operating subsidiaries of PMIC. Under the earn-out provisions, Mr. Li and Ms. Lee may earn the right to receive up to 66,666,666 shares and 33,333,333 shares of the Company's common stock, respectively, which share amounts are subject to adjustment for any stock splits or other recapitalizations effected by the Company; provided that, the percentage of the outstanding common stock that Mr. Li or Ms. Lee would have had the right to receive prior to the adjustment shall not be changed by any such adjustment. Upon earning any earn-out shares, the shares will be placed in escrow pursuant to the terms of an Escrow Agreement entered into among the Company, Mr. Li and Ms. Lee at Closing. In the event that Mr. Li's or Ms. Lee's employment is terminated for "cause" (as defined in the applicable Employment Agreement) prior to the expiration of the initial term of the Employment Agreement all of the earn-out shares earned or to be earned by Mr. Li or Ms. Lee, as applicable, will be forfeited. If, however, Mr. Li's or Ms. Lee's employment is terminated for reasons other than "cause" prior to the expiration of the initial term of the applicable Employment Agreement, Mr. Li and Ms. Lee, as the case may be, will be entitled to receive any of the earn-out shares earned and placed in escrow prior to such termination. Upon release from escrow, the holders of earn-out shares will have certain rights to request the Company to register the shares for resale under the Securities Act of 1933, as amended (the "Securities Act").

At the time of the Closing, Mr. Li resigned as Chief Executive Officer of PMIC and any office held by him with any subsidiary of PMIC and now holds the positions of Chief Financial Officer and Chief Operating Officer as well as a director of PMIC. Martin Nielson, Senior Vice President-Acquisitions and a director of the Company, has become a director and Chief Executive Officer of PMIC, and John Donahue has also become a director of PMIC. Ms. Lee has been retained as a Senior Vice President of PMIC and she and Jey Hsin Yao, Hank C. Ta and Raymond Crouse have each resigned as a director of PMIC and each office and directorship held by any of them with any subsidiary of PMIC.

To the extent that the Closing involved the sale of the Notes, the shares of Company common stock into which the Notes may be converted or the shares of Company common stock that may be issued under the Employment Agreements, such sales were exempt from the registration provisions of the Securities Act under
Section 4(2) thereof and Regulation D thereunder as none of the transactions involved a public offering, the recipients of such securities are all "accredited investors," as defined in Regulation D, and each recipient has represented to the Company that he or she has or will be acquiring the securities for his or her own account and not with a view to their distribution.

At Closing, each Stockholder signed a Release pursuant to which it agreed to hold the Company, PMIC and each of their respective individual, joint or mutual, past, present and future representatives, affiliates, stockholders, controlling persons, Subsidiaries, successors and assigns from any and all claims, demands, proceedings, causes of action, orders, obligations, contacts, agreements, debts and liabilities whatsoever, other than those contemplated by the above described transaction documents.

Additionally, in connection with the Closing of the transactions contemplated by the Stock Purchase Agreement, the Company entered into an Indemnity Agreement at Closing pursuant to which it agreed to fully indemnify each Stockholder and each of their respective spouses for any and all amounts paid by each such Stockholder under the terms of individual guarantees previously entered into by the Stockholders, which guarantees a $3,500,000 inventory financing facility provided by Textron Financial Corporation to PMIC. In the event PMIC defaults on the facility and Textron forecloses on the guarantees, each Stockholder and his/her spouse may exercise his/her right under the Indemnity Agreement to require the Company to reimburse such indemnitee for all amounts paid by such indemnitee under the applicable guarantee.

The foregoing summary of the Stock Purchase Agreement, the Notes, the Pledge Agreement, the Employment Agreements, and the Indemnity Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the such agreements, copies of which are filed as Exhibits to this Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

It is impracticable to provide the required financial statements of Pacific Magtron International Corp. at the time of filing of this report. The required financial statements of Pacific Magtron International Corp. will be filed within the time period required in accordance with applicable regulations to the Securities Exchange of 1934, as amended.

(b) Pro Forma Financial Information

It is impracticable to provide the required pro forma financial information of Advanced Communications Technologies, Inc. at the time of the filing of this report. The pro forma financial information will be filed within the time period required in accordance with applicable regulations under the Securities Exchange Act of 1934, as amended.

(c) Exhibits

Exhibit No.  Description of Exhibit


2.1 Stock Purchase Agreement, dated as of December 10, 2004, among Advanced Communications Technologies, Inc., Theodore S. Li and Hui Cynthia Lee (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on December 14,
             2004).

10.1 6% Secured Convertible Promissory Note, dated December 30, 2004, issued to Theodore S. Li.

10.2 6% Secured Convertible Promissory Note, dated December 30, 2004, issued to Hui Cynthia Lee.

10.3 Custodial and Stock Pledge Agreement, dated December 30, 2004, among Advanced Communications Technologies, Inc., Theodore S. Li and Hui Cynthia Lee, and Quarles & Brady Streich Lang LLP.

10.4 Employment Agreement, dated December 30, 2004, among Pacific Magtron International Corp., Advanced Communications Technologies, Inc., Encompass Group Affiliates, Inc., and Theodore S. Li.

10.5 Employment Agreement, dated December 30, 2004, among Pacific Magtron International Corp., Advanced Communications Technologies, Inc., Encompass Group Affiliates, Inc., and Hui Cynthia Lee.

10.6 Indemnity Agreement, dated December 30, 2004, among Advanced Communications Technologies, Inc., Theodore S. Li and Hui Cynthia Lee.

99.1         Press Release dated January 3, 2005.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             ADVANCED COMMUNICATIONS
                               TECHNOLOGIES, INC.


Dated:  January 5, 2005             By: /s/ Wayne I. Danson
                                        ----------------------------------------
                                        President and Chief Financial Officer

                                  Exhibit Index

Exhibit No.  Description
-----------  -------------
2.1 Stock Purchase Agreement, dated as of December 10, 2004, among Advanced Communications Technologies, Inc., Theodore S. Li and Hui Cynthia Lee (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on December 14,
             2004).

10.1 6% Secured Convertible Promissory Note, dated December 30, 2004, issued to Theodore S. Li.

10.2 6% Secured Convertible Promissory Note, dated December 30, 2004, issued to Hui Cynthia Lee.

10.3 Custodial and Stock Pledge Agreement, dated December 30, 2004, among Advanced Communications Technologies, Inc., Theodore S. Li and Hui Cynthia Lee, and Quarles & Brady Streich Lang LLP.

10.4 Employment Agreement, dated December 30, 2004, among Pacific Magtron International Corp., Advanced Communications Technologies, Inc., Encompass Group Affiliates, Inc., and Theodore S. Li.

10.5 Employment Agreement, dated December 30, 2004, among Pacific Magtron International Corp., Advanced Communications Technologies, Inc., Encompass Group Affiliates, Inc., and Hui Cynthia Lee.

10.6 Indemnity Agreement, dated December 30, 2004, among Advanced Communications Technologies, Inc., Theodore S. Li and Hui Cynthia Lee.

99.1         Press Release dated January 3, 2005.

THIS SECURED CONVERTIBLE PROMISSORY NOTE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND REGULATION D THEREUNDER. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE LAW OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS THEREOF AND THE COMPANY IS PROVIDED WITH AN OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.

                       SECURED CONVERTIBLE PROMISSORY NOTE

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.


                     6% Secured Convertible Promissory Note

                              Due December 29, 2005

No.  1                                                               $166,889.00

      This Secured Convertible Promissory Note (this "Note") is issued by


ADVANCED COMMUNICATIONS TECHNOLOGIES, INC., a Florida corporation (the "Company"), to THEODORE S. LI (together with his permitted successors and assigns, the "Holder") pursuant to exemptions from registration under the Securities Act of 1933, as amended. Capitalized terms not otherwise defined herein shall have the meanings given such terms in that certain Stock Purchase Agreement of even date herewith by and between the Company, the initial Holder and the other parties named therein (the "Purchase Agreement").

ARTICLE I.

Section 1.01 Principal and Interest. For value received on December 30, 2004 (the "Issue Date"), the Company hereby promises to pay on December 29, 2005 (the "Maturity Date") to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum of One Hundred Sixty-Six Thousand Eight Hundred Eight-Nine Dollars (US $166,889.00), together with accrued and unpaid interest on the unpaid principal of this Note at the annual simple rate of six percent (6%) (computed on the basis of a 365/6-day year and the actual days elapsed) from the Issue Date until all amounts due and owing hereunder by the Company to the Holder have been paid in full. Upon the occurrence and during the continuance of an Event of Default (as defined below) interest on the unpaid principal amount of this Note shall accrue at the annual simple rate of ten percent (10%) (computed on the basis of a 365/6-day year and the actual days elapsed). Section 1.02 Optional Conversion. On or after the Issue Date, the Holder shall be entitled, at its option, to convert, at any time and from time to time, until payment in full of all amounts due and owing under this Note, all or any part of the unpaid principal amount of the Note, into shares (the "Conversion Shares") of the Company's common stock, no par value per share, ("Common Stock"), at a price per share (the "Conversion Price") equal to $0.01, subject to adjustment for stock splits, reverse stock splits and other recapitalizations effected by the Company. To convert this Note, the Holder shall deliver written notice thereof, substantially in the form of Exhibit "A" to this Note, with appropriate insertions (the "Conversion Notice"), to the Company in accordance with Section 6.01 hereof. The date set forth in the Conversion Notice shall be deemed to be the date upon which the conversion shall be effective (the "Conversion Date").

Section 1.03 Right of Repurchase/Redemption. At any time on or prior to the Maturity Date, the Company shall, at its option, have the right to redeem, upon three (3) business days prior written notice to the Holder (the "Redemption Notice"), a portion or all of the outstanding amount due and owing under this Note (the "Redemption Right"). The redemption price shall be one hundred ten percent (110%) of the principal amount redeemed. Upon redemption, the Company shall also pay all accrued and unpaid interest thereon. The third business day after the Holder's receipt of the Redemption Notice shall be referred to herein as the "Redemption Date." Once the Company has issued to the Holder a Redemption Notice, the Holder may continue to execute conversions at any time, and from time to time, on or prior to the business day immediately preceding the Redemption Date. Notwithstanding the foregoing, payment by the Company on or after the Maturity Date of all amounts due and owing hereunder shall not be deemed an exercise by the Company of its Redemption Right.

                                   ARTICLE II.

Section 2.01 Amendments and Waiver of Default. This Note may be amended solely with the written consent of the Holder and the Company.

                                  ARTICLE III.

Section 3.01 Events of Default. An Event of Default is defined as follows:
the Company shall (i) make a general assignment for the benefit of creditors;
(ii) be adjudicated as bankrupt or insolvent; (iii) file a voluntary petition in bankruptcy; (iv) have a petition or proceeding filed against it under any bankruptcy or insolvency law or statute of the United States of America or any state or jurisdiction thereof, which petition or proceeding is not dismissed within ninety (90) days from the date of commencement thereof; or (v) have a receiver, trustee, custodian, conservator or other person appointed by any court to take charge of the Company's affairs, assets or business and such appointment is not vacated or discharged within ninety (90) days thereafter.

Section 3.02 Remedy. Upon the occurrence of an Event of Default, the Holder may declare the principal amount hereof, and all accrued and unpaid interest, to be forthwith due and payable whereupon the same shall immediately become due and payable.

                                   ARTICLE IV.

Section 4.01 Re-issuance of Note. If and whenever the Holder elects to convert a part of the Note pursuant to Section 1.02 hereof, the Company shall reissue a new Note in the same form as this Note to reflect the new principal amount.

Section 4.02 Termination of Conversion Rights. The Holder's right to convert all or any portion of the unpaid principal amount under this Note into Conversion Shares in accordance with Section 1.02 hereof shall terminate on the date that all amounts due and owing hereunder are paid in full.

                                   ARTICLE V.

Section 5.01 Security Interest. To secure the Company's payment obligations hereunder, the Company hereby grants to the Holder a security interest in and to those Shares delivered by the Holder pursuant to the Purchase Agreement and the Pledge Agreement. Such security interest will be a first priority lien provided there are no Encumbrances on the Shares on the Closing Date.

                                   ARTICLE VI.

Section 6.01 Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile;
(iii) three (3) business days after being sent by U.S. certified mail, return receipt requested; or (iv) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                               if to the Company:

                   Advanced Communications Technologies, Inc.
                        420 Lexington Avenue, Suite 2739
                               New York, NY 10170
                Attention: Wayne Danson, Chief Executive Officer
                             Facsimile: 646.227.1666

                                 With a copy to:

                      Eckert Seamans Cherin & Mellott, LLC
                         1515 Market Street - 9th Floor
                             Philadelphia, PA 19102
                       Attention: Gary A. Miller, Esquire
                             Facsimile: 215.851.8383

                                        3
                                if to the Holder:

                                 Theodore S. Li
                                   [Address]
                                    -------

with a copy to:

Quarles & Brady Streich Lang LLP Renaissance One Two N. Central Avenue Phoenix, Arizona 85004-2391
Attention: Christian J. Hoffmann, III, Esquire Fax: 602-420-5008

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 6.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of choice of law or conflicts of laws that would defer to the substantive law of another jurisdiction. The Company and the Holder irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the State of New York in any suit or proceeding based on or arising under this Note and irrevocably agree that any and all claims arising out of this Note or related to the transactions contemplated by this Note shall be determined exclusively in such courts. The Company and the Holder irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company and the Holder further agree that service of process mailed by first class mail shall be deemed in every respect effective service of process in any such suit or proceeding. Nothing herein shall affect the right of either the Company or the Holder to serve process in any other manner permitted by law. The Company and the Holder agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

Section 6.03 Severability. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company has executed this Note as of the date first written above.

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.


             By:    /s/ Wayne I. Danson
                -----------------------------------------
             Name:  Wayne I. Danson
             Title: President and Chief Financial Officer

                                   EXHIBIT "A"

                              NOTICE OF CONVERSION

           (To be executed by the Holder in order to Convert the Note)

TO:

The undersigned hereby irrevocably elects to convert $ of the principal amount of the above Note into Shares of Common Stock of ADVANCED COMMUNICATIONS TECHNOLOGIES, INC., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
---------------
Applicable Conversion Price:
---------------------------
Signature:
---------
Name:

Address:
-------
Amount to be converted: $
-------------------------
Amount of Note unconverted: $
-----------------------------
Conversion Price per share: $
-----------------------------
Number of shares of Common Stock to be
issued:

THIS SECURED CONVERTIBLE PROMISSORY NOTE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND REGULATION D THEREUNDER. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE LAW OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS THEREOF AND THE COMPANY IS PROVIDED WITH AN OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.

                       SECURED CONVERTIBLE PROMISSORY NOTE

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.


                     6% Secured Convertible Promissory Note

                              Due December 29, 2005

No.  2                                                               $333,111.00

      This Secured Convertible Promissory Note (this "Note") is issued by


ADVANCED COMMUNICATIONS TECHNOLOGIES, INC., a Florida corporation (the "Company"), to HUI CYNTHIA LEE (together with her permitted successors and assigns, the "Holder") pursuant to exemptions from registration under the Securities Act of 1933, as amended. Capitalized terms not otherwise defined herein shall have the meanings given such terms in that certain Stock Purchase Agreement of even date herewith by and between the Company, the initial Holder and the other parties named therein (the "Purchase Agreement").

                                   ARTICLE I.

Section 1.01 Principal and Interest. For value received on December 30, 2004 (the "Issue Date"), the Company hereby promises to pay on December 29, 2005 (the "Maturity Date") to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum of Three Hundred Thirty Three Thousand One Hundred Eleven Dollars (US $333,111.00), together with accrued and unpaid interest on the unpaid principal of this Note at the annual simple rate of six percent (6%) (computed on the basis of a 365/6-day year and the actual days elapsed) from the Issue Date until all amounts due and owing hereunder by the Company to the Holder have been paid in full. Upon the occurrence and during the continuance of an Event of Default (as defined below) interest on the unpaid principal amount of this Note shall accrue at the annual simple rate of ten percent (10%) (computed on the basis of a 365/6-day year and the actual days elapsed). Section 1.02 Optional Conversion. On or after the Issue Date, the Holder shall be entitled, at its option, to convert, at any time and from time to time, until payment in full of all amounts due and owing under this Note, all or any part of the unpaid principal amount of the Note, into shares (the "Conversion Shares") of the Company's common stock, no par value per share, ("Common Stock"), at a price per share (the "Conversion Price") equal to $0.01, subject to adjustment for stock splits, reverse stock splits and other recapitalizations effected by the Company. To convert this Note, the Holder shall deliver written notice thereof, substantially in the form of Exhibit "A" to this Note, with appropriate insertions (the "Conversion Notice"), to the Company in accordance with Section 6.01 hereof. The date set forth in the Conversion Notice shall be deemed to be the date upon which the conversion shall be effective (the "Conversion Date").

Section 1.03 Right of Repurchase/Redemption. At any time on or prior to the Maturity Date, the Company shall, at its option, have the right to redeem, upon three (3) business days prior written notice to the Holder (the "Redemption Notice"), a portion or all of the outstanding amount due and owing under this Note (the "Redemption Right"). In the event the Company exercises its Redemption Right on or prior to July __, 2005, the redemption price shall be one hundred five percent (105%) of the principal amount redeemed, thereafter the redemption price shall be one hundred ten percent (110%) of the principal amount redeemed. Upon redemption, the Company shall also pay all accrued and unpaid interest thereon. The third business day after the Holder's receipt of the Redemption Notice shall be referred to herein as the "Redemption Date." Once the Company has issued to the Holder a Redemption Notice, the Holder may continue to execute conversions at any time, and from time to time, on or prior to the business day immediately preceding the Redemption Date. Notwithstanding the foregoing, payment by the Company on or after the Maturity Date of all amounts due and owing hereunder shall not be deemed an exercise by the Company of its Redemption Right.

                                   ARTICLE II.

Section 2.01 Amendments and Waiver of Default. This Note may be amended solely with the written consent of the Holder and the Company.

                                  ARTICLE III.

Section 3.01 Events of Default. An Event of Default is defined as follows:
the Company shall (i) make a general assignment for the benefit of creditors;
(ii) be adjudicated as bankrupt or insolvent; (iii) file a voluntary petition in bankruptcy; (iv) have a petition or proceeding filed against it under any bankruptcy or insolvency law or statute of the United States of America or any state or jurisdiction thereof, which petition or proceeding is not dismissed within ninety (90) days from the date of commencement thereof; or (v) have a receiver, trustee, custodian, conservator or other person appointed by any court to take charge of the Company's affairs, assets or business and such appointment is not vacated or discharged within ninety (90) days thereafter.

Section 3.02 Remedy. Upon the occurrence of an Event of Default, the Holder may declare the principal amount hereof, and all accrued and unpaid interest, to be forthwith due and payable whereupon the same shall immediately become due and payable.

                                   ARTICLE IV.

Section 4.01 Re-issuance of Note. If and whenever the Holder elects to convert a part of the Note pursuant to Section 1.02 hereof, the Company shall reissue a new Note in the same form as this Note to reflect the new principal amount.

Section 4.02 Termination of Conversion Rights. The Holder's right to convert all or any portion of the unpaid principal amount under this Note into Conversion Shares in accordance with Section 1.02 hereof shall terminate on the date that all amounts due and owing hereunder are paid in full.

                                   ARTICLE V.

Section 5.01 Security Interest. To secure the Company's payment obligations hereunder, the Company hereby grants to the Holder a security interest in and to those Shares delivered by the Holder pursuant to the Purchase Agreement and the Pledge Agreement. Such security interest will be a first priority lien provided there are no Encumbrances on the Shares on the Closing Date. ARTICLE VI.

Section 6.01 Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile;
(iii) three (3) business days after being sent by U.S. certified mail, return receipt requested; or (iv) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                               if to the Company:

                   Advanced Communications Technologies, Inc.
                        420 Lexington Avenue, Suite 2739
                               New York, NY 10170
                Attention: Wayne Danson, Chief Executive Officer
                             Facsimile: 646.227.1666

                                 With a copy to:

                      Eckert Seamans Cherin & Mellott, LLC
                         1515 Market Street - 9th Floor
                             Philadelphia, PA 19102
                       Attention: Gary A. Miller, Esquire
                             Facsimile: 215.851.8383

                                        3
                                if to the Holder:

                                 Hui Cynthia Lee
                                   [Address]
                                    -------

with a copy to:

Quarles & Brady Streich Lang LLP Renaissance One Two N. Central Avenue Phoenix, Arizona 85004-2391
Attention: Christian J. Hoffmann, III, Esquire Fax: 602-420-5008

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 6.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of choice of law or conflicts of laws that would defer to the substantive law of another jurisdiction. The Company and the Holder irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the State of New York in any suit or proceeding based on or arising under this Note and irrevocably agree that any and all claims arising out of this Note or related to the transactions contemplated by this Note shall be determined exclusively in such courts. The Company and the Holder irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company and the Holder further agree that service of process mailed by first class mail shall be deemed in every respect effective service of process in any such suit or proceeding. Nothing herein shall affect the right of either the Company or the Holder to serve process in any other manner permitted by law. The Company and the Holder agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

Section 6.03 Severability. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                        4
IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company has executed this Note as of the date first written above.

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.


             By:    /s/ Wayne I. Danson
                -------------------------------------------
             Name:  Wayne I. Danson
             Title: President and Chief Financial Officer

                                   EXHIBIT "A"

                              NOTICE OF CONVERSION

           (To be executed by the Holder in order to Convert the Note)

TO:

The undersigned hereby irrevocably elects to convert $ of the principal amount of the above Note into Shares of Common Stock of ADVANCED COMMUNICATIONS TECHNOLOGIES, INC., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
---------------
Applicable Conversion Price:
---------------------------
Signature:
---------
Name:

Address:
-------
Amount to be converted: $
-------------------------
Amount of Note unconverted: $
-----------------------------
Conversion Price per share: $
-----------------------------
Number of shares of Common Stock to be issued:

                      CUSTODIAL AND STOCK PLEDGE AGREEMENT

THIS CUSTODIAL AND STOCK PLEDGE AGREEMENT ("Agreement"), dated as of December 30, 2004, is by and among ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. (referred to as the "Pledgor"), THEODORE S. LI and HUI CYNTHIA LEE (together, the "Pledgees") and QUARLES & BRADY STREICH LANG LLP ("Custodian").

NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Background.

Pledgor and Pledgees are parties to that certain Stock Purchase Agreement, dated December 10, 2004 (the "Purchase Agreement"), pursuant to which Pledgees agreed to sell to Pledgor, and Pledgor agreed to purchase from Pledgees, all of the outstanding shares of common stock of Pacific Magtron International Corp. (the "Company") owned by Pledgees (the "Pledged Shares"). In exchange for the Pledged Shares, Pledgor issued to Sellers promissory notes in aggregate principal amount of $500,000 (each a "Note" and together the "Notes"). To secure the payment obligations of Pledgor under the Notes (the "Obligations"), Pledgor has agreed to grant to Pledgees a security interest in and to the Pledged Shares. Pledgor and Pledgees agree that until such time all amounts due and owing under the Notes are paid in full or until their earlier release in accordance with the terms hereof, as the case may be, the certificates representing the Pledged Shares shall be held in escrow by Custodian in accordance with the terms hereof.

2. Pledge of Pledged Shares.

2.1 As security for the full and prompt payment of the Notes, Pledgor hereby pledges to Pledgees all of the Pledged Shares and grants to Pledgees a lien upon and a continuing security interest in the Pledged Shares, subject to the terms and conditions of this Agreement. Such security interest will be a first priority lien provided there are no Encumbrances on the Shares on the Closing Date. Pledgor will execute and file a UCC-1 Financing Statements respecting the Shares. Upon payment of each Note the applicable Pledgee hereby authorizes the Pldgor to file a UCC-3 Financing Statement terminating the applicable UCC-1 Financing Statement.

2.2 If Pledgor shall become entitled to receive or shall receive with respect to the Pledged Shares (i) any additional shares of capital stock of the Company; or
(ii) any stock certificate, including without limitation, any certificate representing a stock dividend or in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split or other recapitalization; or (iii) any option, warrant or right, whether as an addition to, in substitution of or in exchange for any of the Pledged Shares, or otherwise; or (iv) any dividend or other distribution payable in property, or securities issued by a person other than the Company; then, in any such event, Pledgor shall receive and accept the same, in trust, as trustee for Pledgees, and shall deliver them immediately to Custodian, together with all necessary or appropriate endorsements of Pledgor. Any cash distributions received by Pledgor in respect of the Pledged Shares may be applied to reduce such of the Obligations as Pledgor may determine in its sole discretion. 3. Delivery of Shares to Custodian.

Concurrently with the execution and delivery of this Agreement, Pledgor hereby authorizes Pledgees to deliver, on behalf of Pledgor, to Custodian for the account of Sellers, the certificates representing all of the Pledged Shares, together with duly executed Stock Powers to Pledgees, in the form attached hereto as Exhibit "A", with signature guaranteed, permitting transfer of the Pledged Shares to Pledgees or its assignee, receipt of which is hereby acknowledged by the Custodian, to be held and released in accordance with the terms of this Agreement. Concurrently with the execution and delivery of this Agreement, Pledgor is also delivering to Pledgees letters addressed to the transfer agent of the Company (the "Transfer Agent"), informing the Transfer Agent of the pledge of the Pledged Shares, instructing the Transfer Agent to honor the Stock Powers delivered to Pledgees, and informing the Transfer Agent that Pledgor's address on the records of the transfer agent, during the term of this Agreement, shall be c/o Quarles & Brady Streich Lang LLP. Pledgor shall thereafter deliver to Custodian (a) any other certificates for the Pledged Shares as required by the terms of this Agreement, together with duly executed stock powers relating to such certificates, with signatures guaranteed; and (b) any documents or other evidence received of Pledgor's interest in any securities issued as a dividend, stock split or otherwise because of or with respect to the Pledged Shares or in exchange for the Pledged Shares, promptly after receiving such evidence, accompanied by duly executed stock powers or other appropriate instrument of transfer, with signatures guaranteed covering the same.

4. Rights of Pledgor in the Pledged Shares.

Unless and until an Event of Default (as that term is defined herein) shall have occurred, Pledgor shall be entitled to exercise all voting and other corporate rights in respect of the Pledged Shares (except for the right to receive dividends and distributions payable in kind, which shall be delivered to the Custodian), including, without limitation, all rights and privileges of conversion, exchange and subscription, as though Pledgor were the absolute owner of the Pledged Shares, subject to the pledge herein contained. Notwithstanding the foregoing, Pledgor covenants and agrees that it shall not vote any of the Pledged Shares in any way inconsistent with the provisions or intent of this Agreement. All rights of Pledgor to vote and give consents, waivers and ratifications, and to convert, exchange or subscribe (collectively referred to as the "Corporate Rights"), shall cease if an Event of Default hereunder shall occur. If an Event of Default shall occur, whether or not the Pledged Shares shall have been registered in Pledgees' name, Pledgee then shall have the right to exercise all Corporate Rights with respect to the Pledged Shares.

5. Representations and Warranties.

Pledgor represents and warrants to Pledgees that:

(a) this Agreement has been duly authorized, executed and delivered by Pledgor;

(b) the execution, delivery and performance by Pledgor of Pledgor's obligations under this Agreement does not and will not violate any provision of law or any judgment, order or regulation of any court or of any public or governmental agency or authority applicable to Pledgor or of the Articles of Incorporation or Bylaws of the Pledgor;

(c) the execution, delivery and performance by Pledgor of Pledgor's obligations under this Agreement does not and will not conflict with or constitute a breach of or a default under any agreement, indenture or instrument to which Pledgor is a party or by which Pledgor or any of Pledgor's property is bound; and

(d) this Agreement constitutes the legal, valid and binding obligation of Pledgor enforceable in accordance with its terms.

6. Covenants.

Pledgor covenants that until all of the Obligations have been satisfied in full it shall not sell, convey or otherwise dispose of any of the Pledged Shares or any interest in the Pledged Shares, or create, incur or permit to exist any pledge, mortgage, lien, charge or encumbrance or any security interest whatsoever in or with respect to any of the Pledged Shares, other than that created by this Agreement, nor attempt to do any of the foregoing.

7. Release of Pledged Shares.

7.1 Custodian shall disburse the Pledged Shares at any time pursuant to the joint written instructions of Pledgees and Pledgor (which may be executed and/or transmitted in counterparts).

7.2 If, within ten (10) business days after a Maturity Date (as defined in the respective Notes), Custodian shall not have received a notice from the applicable Pledgee(s) that the Obligations to such Pledgee(s) have not been satisfied in full and that such Pledgee(s) disputes Pledgor's right to receive any Pledged Shares, Custodian shall deliver to Pledgor the Pro Rata Shares (as defined below) of the Pledgee(s) to which the Maturity Date relates. In the event Custodian receives such notice from the applicable Pledgee(s), Custodian shall release the Pledged Shares solely in accordance with Section 9.2 below.

7.3 Upon delivery of all Pledged Shares by Custodian in accordance with the terms hereof, this Agreement shall terminate and be of no further force or effect.

8. Events of Default.

Any Event of Default under the Note shall be deemed an Event of Default hereunder.

9. Pledgees' Remedies Upon Default.

9.1 At any time after the occurrence of an Event of Default, any Pledgee may, at its option, deliver a certificate to the Custodian and Pledgor specifying the nature of the Event of Default. If, within ten business days (10) after its receipt of such certificate, the Custodian shall not have received written notice from Pledgor that it disputes the occurrence of such Event of Default then the Custodian shall release to such Pledgee(s) a certificate or certificates representing a percentage of the Pledged Shares equal to the ratio of the original principal amount of such Pledgee's Note to the aggregate original principal amount of all the Notes (with respect to any Pledgee, the "Pro Rata Shares"). In the event that Pledgor does deliver a timely notice to the Custodian that it disputes such determination, then Custodian shall release the Pledged Shares solely in accordance with Section 9.2 below.

9.2 In the event any dispute arises between Pledgor and any Pledgee, Custodian shall release such Pledgee's Pro Rata Shares solely (i) upon its receipt of the joint written instructions of the applicable Pledgee(s) and Pledgor (which may be executed and/or transmitted in counterparts) or (ii) in accordance with a final judgment or final court order from a court of competent jurisdiction directing disposition of the applicable Pledged Shares (a "Court Order"). A judgment or order under any provision of this Agreement shall not be deemed to be final until the time within which an appeal may be taken therefrom has expired and no appeal has been taken, or until the entry of a judgment or order from which no appeal may be taken. Custodian shall be entitled to receive and may conclusively rely on an opinion of counsel to the presenting party to the effect that a Court Order as referred to in this Section is final and nonappealable and from a court of competent jurisdiction.

10. Custodian

10.1 Custodian undertakes to perform only such duties as are expressly set forth herein.

10.2 Custodian may rely and shall be protected in acting or refraining from acting upon any notice, instruction or request furnished to it in writing hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

10.3 Custodian shall not be liable for any action taken by it in good faith without gross negligence, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any reasonable action taken or suffered by it hereunder in good faith and in accordance with the written opinion of such counsel.

10.4 Custodian may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date (not less than thirty (30) days after the giving of such notice) when such resignation shall take effect, and by transferring all funds then held by it pursuant to this Agreement to the successor custodian. Promptly after such notice, Pledgor and Pledgees shall by mutual agreement appoint a successor custodian, such custodian to hold the Pledged Shares upon the resignation date specified in such notice. If a successor custodian is not appointed within thirty (30) days, Custodian shall have the right to petition any court of competent jurisdiction for the appointment of a successor custodian. Pledgor and Pledgees may by mutual agreement at any time substitute a new custodian by giving fifteen (15) days' notice thereof to the Custodian then acting. Custodian shall continue to serve until its successor accepts the responsibility of Custodian and receives delivery of the Pledged Shares.

10.5 Pledgor and Pledgees agree, jointly and severally, to indemnify Custodian for, and to hold it harmless against, any loss, liability or expense incurred by it, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability in the premises, other than as incurred by reason of its willful or reckless misconduct or bad faith. The provisions of this section shall survive the resignation or removal of Custodian and the termination of this Agreement.

10.6 Custodian's duties hereunder may be altered, amended, modified or revoked only by a writing signed by Pledgor, Pledgees and Custodians.

10.7 Custodian is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case Custodian obeys or complies with any such order, judgment or decree, Custodian shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

10.8 Custodian has acted as legal counsel for Pledgees, and may continue to act as legal counsel for Pledgees, from time to time, notwithstanding its duties as Custodian hereunder. Pledgor consents to Custodian acting in such capacity as legal counsel for Pledgees and waives any claim that such representation represents a conflict of interest on the part of Custodian. Pledgor understands that Pledgees and Custodian are relying explicitly on the foregoing provision in entering into this Agreement. Notwithstanding the foregoing, Custodian shall not represent Pledgees in any proceeding resulting from Custodian delivery of the Pledged Securities into court as contemplated in Section 9.2 hereof.

10.9 Pledgees shall pay the fees and costs of the Custodian under this Agreement.

11. Notices.

Notices, requests, instructions or other documents to be in given under this Agreement shall be in writing and shall be deemed given and received, (i) when sent if sent by facsimile, provided that the fax is promptly confirmed by telephone confirmation thereof, (ii) when delivered, if delivered personally to the intended recipient, and (iii) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

                                 if to Pledgor:

                   Advanced Communications Technologies, Inc.
                        420 Lexington Avenue, Suite 2739
                               New York, NY 10170
                Attention: Wayne Danson, Chief Executive Officer
                             Facsimile: 646.227.1666

With a copy to:

Eckert Seamans Cherin & Mellott, LLC 1515 Market Street - 9th Floor Philadelphia, PA 19102
Attention: Gary A. Miller, Esquire Facsimile: 215.851.8383

                               if to any Pledgee:

                  to the address set forth below such Pledgee's
                       name on the signature pages hereto

with copies to:

Quarles & Brady Streich Lang LLP Renaissance One
Two N. Central Avenue Phoenix, Arizona 85004-2391
Attention: Christian J. Hoffmann, III, Esquire Fax: 602-420-5008

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

12. Miscellaneous.

12.1 No course of dealing between Pledgor and Pledgees, nor any failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privileges.

12.2 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE PARTIES AGREE AND CONSENT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK COUNTY, NEW YORK IN ANY ACTION OR PROCEEDING HEREUNDER, AND TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED (WHICH SHALL CONSTITUTE "PERSONAL SERVICE"). The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement.

12.3 This Agreement shall inure to the benefit of the successors and assigns of each Pledgee. This Agreement shall be binding upon each of the successors and assigns of Pledgor.

12.4 This Agreement contains or refers to the entire agreement of the parties with respect to its subject matter, and supersedes any prior arrangements or understandings between the parties with respect thereto. Any waiver, modification, discharge or termination of this Agreement must be in writing and signed by the parties necessary to the enforcement thereof.

IN WITNESS WHEREOF, and intending to be legally bound by this Agreement, each of the parties hereto has caused this Agreement to be executed and delivered as of December 30, 2005. PLEDGOR:


ATTEST:                                                  ADVANCED COMMUNICATIONS
TECHNOLOGIES, INC.

                                                         By: /s/ Wayne I. Danson
--------------------------------------------            ------------------------
                                                          (Authorized Signature)


                                                      Name: Wayne I. Danson
                                                        ------------------------
                                                             (Printed or Typed)
                                                     Title:     President
                                                        ------------------------
                                                         Date: December 30, 2004
                                                        ------------------------


State of _____________________   :
                                  ss


County of ___________________ :

On this _____ day of ______________2005, before me the subscriber, a Notary Public in and for the State and County aforesaid personally appeared ___________________________, known or satisfactory identified to me, who acknowledged that he/she was the ______________[title of office] of Advanced Communications Technologies, Inc. and had executed the foregoing instrument in such capacity in the name of and on behalf of such corporation for/ the purposes stated therein.

Witness my hand and seal the day and year aforesaid.
[Notarial Seal]

                                  Notary Public

                        Signatures continue on next page

                                    PLEDGEES:

ATTEST:





                                                      /s/ Theodore S. Li
--------------------------------------------         ---------------------------
                                                     Theodore S. Li



                                    Address:


                         /s/ Hui Cynthia Lee
                         ---------------------------
                         Hui Cynthia Lee



                                    Address:

State of _____________________ :
                                       ss
County of ___________________ :

On this _____ day of ____________2005, before me the subscriber, a Notary Public in and for the State and County aforesaid personally appeared Theodore S. Li known or satisfactory identified to me, who acknowledged that he had executed the foregoing instrument for the purposes stated therein.

Witness my hand and seal the day and year aforesaid.

[Notarial Seal]
                                  Notary Public

State of _____________________ :
                                       ss
County of ___________________ :

On this _____ day of ____________2005, before me the subscriber, a Notary Public in and for the State and County aforesaid personally appeared Hui Cynthia Lee known or satisfactory identified to me, who acknowledged that she had executed the foregoing instrument for the purposes stated therein.

Witness my hand and seal the day and year aforesaid.

[Notarial Seal]

                                  Notary Public

                             IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. does hereby sell, assign and transfer to , shares of the common stock of PACIFIC MAGTRON INTERNATIONAL CORP., a _____________corporation, represented by Certificate(s) No(s) _________________ inclusive, standing in the name of ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. on the books of PACIFIC MAGTRON INTERNATIONAL CORP. ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. does hereby irrevocably constitute and appoint _______________________ attorney to transfer the said stock or bond(s) as the case may be, on the books of PACIFIC MAGTRON INTERNATIONAL CORP., with full power of substitution in the premises.

                             ADVANCED COMMUNICATIONS
                               TECHNOLOGIES, INC.

                                   By: (SEAL)

Dated: , 200__

                              EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this "Agreement"), dated as of this 30th day of December 2004 ("Effective Date"), by and among Pacific Magtron International Corp., a Nevada corporation ("PMIC"), Encompass Group Affiliates, Inc., a Delaware corporation ("Encompass"), Advanced Communication Technologies, Inc., a Florida corporation ("ACT"), and Theodore S. Li, an individual whose address is ________________________________ ("Executive"). For purposes hereof, the terms
PMIC, Encompass and ACT shall include each of their respective subsidiaries and PMIC, Encompass and ACT shall be referred to collectively herein as the "Company."

                                   WITNESSETH

WHEREAS, Executive presently serves as a Director and as President, Chief Executive Officer, Chief Financial Officer and Treasurer of PMIC;

WHEREAS, ACT, Executive and certain other shareholders of PMIC have entered into a Stock Purchase Agreement, pursuant to which ACT will purchase all of the shares of common stock of PMIC owned by Executive and each such other shareholder (the "Stock Purchase"); and

WHEREAS, it is a condition to the Stock Purchase that Executive enter into this Agreement with the Company effective as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Employment. PMIC hereby employs Executive, and Executive hereby accepts employment with PMIC, as Chief Financial Officer and Chief Operating Officer, or such other senior executive position as may be determined by the Board of Directors of PMIC (the "Board") from time to time during the Employment Period (as defined below). For purposes of this Agreement, "senior executive position" shall mean a position of Vice President or a more senior position. In addition to his duties set forth in this Section 1 and Section 3 below, Executive shall at the request of the PMIC CEO (as defined below) or the Board serve as an officer or director of PMIC or any subsidiary of PMIC, without additional compensation and subject to any policy of the Compensation Committee of the Board (the "PMIC Compensation Committee") with regard to directors' fees.

2. Term; Renewal. The term of this Agreement shall commence on the Effective Date and expire on the third anniversary thereof (the "Employment Period"), unless earlier terminated in accordance with its terms; provided, however, that the Employment Period may, by written agreement between the parties hereto, be extended for an additional one-year period.

3. Employment and Duties.

3.1 Duties and Responsibilities.

(a) Executive's area of responsibility during the Employment Period shall be that of Chief Financial Officer and Chief Operating Officer of PMIC. Executive shall directly report to the Chief Executive Officer of PMIC (the "PMIC CEO"), or such other senior executive officer of Encompass or ACT, as determined from time to time by the Company. The services to be rendered by Executive pursuant to this Agreement shall consist of such services as defined and directed by the Board or the PMIC CEO.

(b) During the Employment Period, Executive shall serve the Company faithfully and to the best of his ability; shall devote his entire working time, attention, energy and skill to his employment and the benefit and business of the Company; and shall use his best efforts, skills and ability to promote the Company's interests and to perform such duties as from time to time may be reasonably assigned to him and are consistent with his titles and positions with the Company.

(c) During the Employment Period, in addition to any other duties or responsibilities the Company may give to Executive consistent with Section 1, Executive shall, subject to Section 3.2 herein, be required to sign, and shall sign, all certifications and such other documents or instruments requested by the Board, the Chief Executive Officer of ACT, or the PMIC CEO in connection with PMIC's and/or ACT's obligations under or to (i) the Securities and Exchange Commission, (ii) any exchange or association on which the Company's shares of capital stock are listed, (iii) any federal, state or local authority, and/or
(iv) any other governmental, quasi-governmental or non-governmental entity or organization (foreign or domestic) that regulates or has authority over PMIC and/or ACT. In addition, in the event Executive, in his current position or in any position Executive accepts in the future, becomes obligated to sign certifications and such other documents or instruments as may be required by the rules and regulations promulgated by any of (i) through (iv) above, Executive shall, subject to Section 3.2 herein, sign all such certifications and other documents or instruments as required thereby.

3.2 Observance of Rules and Regulations. Executive agrees to observe and comply with all applicable laws and regulations, as well as the rules and regulations of the Company with respect to the performance of his duties.

4. Compensation; Benefits and Expenses.

4.1 Base Salary. As compensation for the services to be rendered hereunder, during the Employment Period, the Company shall pay to Executive a minimum annual base salary (the "Base Salary") of $120,000.00. The Base Salary shall be payable in accordance with usual payroll practices of the Company. Executive's Base Salary shall be reviewed annually by the PMIC Compensation Committee during the Employment Period and may be increased, but not decreased, from time to time by the PMIC Compensation Committee in its sole discretion.

4.2 Bonus.

(a) Within thirty (30) days after the Effective Date, Executive shall receive a signing bonus in the amount of $225,000.

(b) Immediately following each fiscal year, the Company shall set aside for the payment of PMIC executive bonuses, an amount equal to ten percent (10%) of net income of PMIC during such fiscal year (the "PMIC Bonus Pool"). For each fiscal year or portion thereof after the Effective Date and during the Employment Period, the Company shall pay to Executive an annual performance bonus, in cash, equal to a portion of the PMIC Bonus Pool, as determined by the PMIC Compensation Committee, in its sole discretion (the "PMIC Performance Bonus").

For purposes hereof, "net income" shall mean, with respect to PMIC, for any fiscal year, the net income (loss) of PMIC for such fiscal year, determined in accordance with generally accepted accounting principles, consistently applied; provided, however, that there shall be excluded from net income (a) the net income (loss) of any person in which PMIC has a joint interest with a third party, except to the extent such net income is actually paid to PMIC by dividend or other distribution during such fiscal year, (b) the net income (or loss) of any person accrued prior to the date it becomes a subsidiary of PMIC or is merged into or becomes consolidated with PMIC or its assets are purchased by PMIC, and (c) the net income (if positive) of any subsidiary of PMIC to the extent that the declaration or payment of dividends or similar distributions of such net income by such subsidiary (i) is not at that time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order statute, rule or governmental regulation or (ii) would be subject to any taxes payable on such dividends or distributions.

(c) In addition to the PMIC Performance Bonus, Executive may receive, and ACT may grant to Executive, restricted shares of common stock of ACT, with a vesting schedule and other terms established by the Compensation Committee of the Board of Directors of ACT (the "ACT Compensation Committee"), in its sole discretion (the "Incentive Bonus").

(d) Executive acknowledges that the amount of the PMIC Performance Bonus and the amount of the Incentive Bonus shall at all times be determined by the PMIC Compensation Committee and the ACT Compensation Committee, respectively, in their respective sole discretion. The Company shall pay each of the Performance Bonus and the Incentive Bonus to Executive within thirty (30) days after the Company's audited results for the applicable fiscal year are delivered to the Company.

4.3 Earn-Out.

(a) Earn-Out Shares. In the event Pacific Magtron, Inc. ("PMI"), Pacific Magtron
(GA), Inc. ("PMI-GA"), and LiveWarehouse, Inc. ("LW") achieve the Milestones (as defined in Section 4.3(b) below) for any year during the three (3) year period commencing January 1, 2005 and expiring December 31, 2007, Executive shall have the right to receive on March 31 of the immediately following calendar year, the applicable ratable portion of 66,666,666 shares of restricted common stock of ACT (priced at $.01 per share, or $666,666 in the aggregate), to be earned at the end of each such year at the rate of 25% for each of the first and second years and 50% for the third year (the "Shares"); provided, that in the event the Milestones are not achieved in any year, except as provided below, such ratable portion of Shares shall be forfeited entirely, without any ability to re-earn such Shares in a future year; provided further, that in the event Executive's employment with the Company is terminated for "cause" by the Company (as contemplated by Section 6.1 of this Agreement) prior to the expiration of the initial Employment Period, all of the Shares earned or to be earned by Executive shall be forfeited. In the event that Executive's employment with the Company is terminated prior to the expiration of the initial Employment Period for any reason other than "cause," Executive shall be permitted to receive the Shares earned by him prior to such termination, but shall in no event be entitled to receive Shares to be earned after the Termination Date (as defined in Section 6.1 below). Notwithstanding the foregoing, the number of Shares and the price per Share shall be adjusted accordingly for stock splits, reverse stock splits and other recapitalizations effected by ACT, so that Executive retains the right, after accounting for such adjustment, to receive the same percentage of ACT's outstanding shares of Common Stock as Executive would have had the right to receive had such adjustment not been so effected.

Upon earning the Shares at the end of each year, if applicable, the Shares will be placed in escrow with a mutually agreeable escrow agent to be held and released in accordance with the terms of an escrow agreement in substantially the form of Exhibit "A" hereto; provided, however, that in the event that the employment of Executive is terminated by the Company prior to the expiration of the initial Employment Period without cause (as contemplated by Section 6.2 of this Agreement), Executive terminates this Agreement for Good Reason (as contemplated by Section 6.3 of this Agreement), or this Agreement is terminated due to Executive's death or Disability (as defined below), Executive shall receive any Shares earned by him no later than the later of (a) the immediately following March 31 or (b) thirty (30) days after the Termination Date. Upon release from escrow, the Shares will include piggyback registration rights, subject to customary underwriters' cutbacks.

Upon receipt of the Shares, Executive will acquire the Shares for his own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended. Executive is an "accredited investor," as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act of 1933, as amended. Executive acknowledges that Executive has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such personal knowledge of the Company's affairs, Executive has asked such questions and received answers to the full satisfaction of Executive. Executive understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness of suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

Notwithstanding the foregoing, in the event that the Milestones are not achieved in a given year, the Board of Directors of ACT shall have the right, in its sole and absolute discretion, to grant to Executive all or a portion of the Shares that could have been earned by Executive during such year.

                                        4
(b) Milestones. Revenue and EBITDA (earnings before interest, taxes, depreciation and amortization) herein shall be defined according to generally accepted accounting principles and no allocation from PMIC, ACT or Encompass overhead shall be included in the calculation of EBITDA. The Milestones for the combined Revenues and EBITDA of PMI, PMI-GA and LW are:



                  Calendar Year End         Revenues      EBITDA
                  -----------------         --------      ------
                  December 31, 2005         $70,000,000   $490,000
                  December 31, 2006         $82,000,000   $738,000
                  December 31, 2007         $95,000,000   $950,000



Notwithstanding anything contained herein to the contrary, the determination of the Milestones shall be based on unaudited pro forma financial statements of PMI, PMI-GA and LW, prepared by the management of PMIC and approved by Executive, the Chief Executive Officer of ACT and the ACT Compensation Committee.

4.4 Other Benefits. Executive shall also be eligible to participate in any life and health insurance programs and any incentive, savings and retirement plans that the Company makes available to all of its executives of similar seniority. Executive shall also be eligible to receive discretionary performance based bonuses as approved and authorized by the ACT Compensation Committee, including any incentive stock programs approved by ACT's shareholders.

4.5 Business Expenses. Executive will be reimbursed, in accordance with the Company's expense reimbursement policy, for business expenses that have been pre-approved by the Board or the PMIC CEO upon presentation of vouchers or other documents reasonably necessary to verify the expenditures and sufficient, in form and substance, to satisfy Internal Revenue Service requirements for such expenses.

4.6 Vacation. Executive shall be entitled to take up to four (4) weeks of vacation per calendar year, which shall be taken in accordance with the Company's vacation policy in effect from time to time for executives of comparable seniority.

5. No Competitive Activities; Confidentiality; Invention

5.1 General Restriction. During the Employment Period and for a period of two
(2) years thereafter (the "Restricted Period"), Executive covenants and agrees that, except on behalf of the Company, he will not, directly or indirectly:

(a) Competing Business. Own, manage, operate, control, participate in the ownership, management, operation or control of, be employed by, or provide services as a consultant to, any individual or business that is involved in business activities that are the same as, similar to or in competition with, directly or indirectly, any business activities conducted, or actively being planned, by Encompass and/or PMIC during the Restricted Period and anywhere in the United States and Canada (it being acknowledged that Encompass' and/or PMIC's businesses are international in scope). The ownership of less than one percent (1%) of the outstanding stock of any public corporation shall not be deemed a violation of this provision.

(b) Soliciting Customers. Attempt in any manner to contact or solicit any individual, firm, corporation or other entity (i) that is or has been, a customer of Encompass and/or PMIC at any time during the Restricted Period, (ii) to which a proposal has been made by Encompass and/or PMIC during the Restricted Period or (iii) appearing Encompass' and/or PMIC's new business target list on the date of Executive's termination (as such list has been prepared and maintained in accordance with Encompass' and/or PMIC's past practice), for the purpose of providing services or products similar to the services and products provided by Encompass and/or PMIC, or engaging in any activity which could be, directly or indirectly, competitive with the business of Encompass and/or PMIC.

(c) Interfering with Other Relations. Persuade or attempt to persuade any supplier, vendor, licensor or other entity or individual doing business with Encompass and/or PMIC to discontinue or reduce its business with Encompass and/or PMIC or otherwise interfere in any way with the business relationships and activities of Encompass and/or PMIC.

(d) Employees. Attempt in any manner to solicit any individual, who is at the time of such attempted solicitation, or was at any time during the one (1) year period preceding the termination of Executive's employment, an employee or consultant of Encompass and/or PMIC, to terminate his or her employment or relationship with Encompass and/or PMIC, or engage such individual, as an employee or consultant. Cooperate with any other person in persuading, enticing or aiding, or attempting to persuade, entice or aid, any employee of or consultant to Encompass and/or PMIC to terminate his or her employment or business relationship with Encompass and/or PMIC, or to become employed as an employee or retained as a consultant by any person other than Encompass and/or PMIC.

In the event of a voluntary or involuntary filing under Chapter 7 of the United States Bankruptcy Code by PMIC and Encompass that is not dismissed within ninety
(90) days, Executive shall no longer be bound by the restrictions contained in this Section 5.1.

5.2 Confidentiality Agreement. Executive shall not, either during the Employment Period or at any time thereafter, use or disclose to any third person any Confidential Information (as defined below) of the Company, other than at the direction of the Company, or pursuant to a court order or subpoena, provided that Executive will give notice of such court order or subpoena to the Company prior to such disclosure. Upon the termination of Executive's employment with the Company for any reason, Executive shall return any notes, records, charts, formulae or other materials (whether in hard copy or computer readable form) containing Confidential Information (as defined below), and will not make or retain any copies of such materials. Without limiting the generality of the foregoing, the parties acknowledge that the Company from time to time may be subject to agreements with its customers, suppliers or licensors to maintain the confidence of such other persons' confidential information. The terms of such agreements may require that the Company's employees, including Executive, be bound by such agreements, and Executive shall be deemed so bound upon notice to him of the terms of such agreements. The term "Confidential Information" as used herein shall mean any confidential or proprietary information of the Company whether of a technical, engineering, operational, financial or economic nature, including, without limitation, all prices, discounts, terms and conditions of sale, trade secrets, know-how, customers, inventions, business affairs or practices, systems, products, product specifications, designs, plans, manufacturing and other processes, data, ideas, details and other information of the Company. Confidential Information shall not include information which can be proven by Executive to have been developed by his own work as of the Effective Date completely independent of its disclosure by the Company or which is in the public domain, provided such information did not become available to the general public as a result of Executive's breach of this Section 5.2.

5.3 Disclosure of Innovations. Executive shall make prompt and full written disclosure to the Company and solely the Company of all writings, inventions, processes, methods, plans, developments, improvements, procedures, techniques and other innovations of any kind that Executive may make, develop or reduce to practice, alone or jointly with others, at any time during the Employment Period, whether during working hours or at any other time and whether at the request or upon the suggestion of the Company or otherwise, and whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection (collectively, "Innovations"). Examples of Innovations shall include, but are not limited to, discoveries, research, formulas, tools, know-how, marketing plans, new product plans, production processes, advertising, packaging and marketing techniques and improvements to computer hardware or software. The written disclosures provided for herein shall be made to the PMIC CEO or the Board.

5.4 Assignment of Ownership of Innovations. All Innovations shall be the sole and exclusive property of the Company. Executive hereby assigns all rights, title or interest in and to the Innovations to the Company. At the Company's request and expense, during the Employment Period and at any time thereafter, Executive will assist and cooperate with the Company in all respects and will execute documents and give testimony to obtain, maintain, perfect and enforce for the Company any and all patent, copyright, trademark, trade secret and other legal protections for the Innovations.

5.5 Remedies. Executive acknowledges that the restrictions contained in the foregoing Sections 5.1 through 5.4, in view of the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company, and that the legal remedies for a breach of any of the provisions of this Section 5 will be inadequate and that such provisions may be enforced by restraining order, injunction, specific performance or other equitable relief. Such equitable remedies shall be cumulative and in addition to any other remedies which the injured party or parties may have under applicable law, equity, this Agreement or otherwise. Executive shall not, in any action or proceeding to enforce any of the provisions of this Section 5, assert the claim or defense that an adequate remedy at law exists. The prevailing party shall be entitled to recover its legal fees and expenses in any action or proceeding for breach of this Section 5.

5.6 Company Property. All Confidential Information; all Innovations; and all correspondence, files, documents, advertising, sales, manufacturers' and other materials or articles or other information of any kind, in any media, form or format furnished to Executive by the Company, which may not deemed confidential, shall be and remain the sole property of the Company ("Company Property"). Upon termination of Executive's employment or at the Company's request, whichever is earlier, Executive shall immediately deliver to the Company all such Company Property.

5.7 Public Policy/Severability. The parties do not wish to impose any undue or unnecessary hardship upon Executive following his departure from employment with PMIC and/or Encompass, as the case may be. The parties have attempted to limit the provisions of this Section 5 to achieve such a result, and the parties expressly intend that all provisions of this Section 5 be construed to achieve such result. If, contrary to the effort and intent of the parties, any covenant or other obligation contained in this Section 5 shall be found not to be reasonably necessary for the protection of the Company, to be unreasonable as to duration, scope or nature of restrictions, or to impose an undue hardship on Executive, then it is the desire of the parties that such covenant or obligation not be rendered invalid thereby, but rather that the duration, scope or nature of the restrictions be deemed reduced or modified, with retroactive effect, to render such covenant or obligation reasonable, valid and enforceable. The parties further agree that in the event a court, despite the efforts and intent of the parties, declares any portion of the covenants or obligations in this
Section 5 invalid, the remaining provisions of this Section 5 shall nonetheless remain valid and enforceable.

6. Termination.

6.1 Termination For Cause. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated immediately for "cause," at which time the Company shall have no further obligations or liabilities to Executive whether under this Agreement or otherwise and Executive's right to further compensation and benefits hereunder (including, but not limited to, unearned Shares) shall immediately cease, other than payment to Executive of Base Salary accrued, and reimbursement of expenses incurred in accordance with Section 4.5, prior to the effective date of termination of this Agreement (the "Termination Date"). As used herein and throughout this Agreement, the term "cause" shall mean (i) any act or omission by Executive that constitutes malfeasance or misfeasance in the course of Executive's duties hereunder, or in the objectively reasonable judgment of the Chief Executive Officer of ACT, the Board of Directors of ACT, the Board or the PMIC CEO, Executive has been grossly negligent (including habitual neglect of duties), or insubordinate in carrying out his duties hereunder, (ii) a material breach of this Agreement by Executive that is not cured within twenty (20) days of receipt of written notice thereof,
(iii) Executive's breach of a fiduciary duty owed to the Company or its affiliates, or (iv) Executive's conviction of, or pleading nolo contendere to, a criminal offense or crime constituting a misdemeanor or felony, or conviction in respect to any act involving fraud, dishonesty or moral turpitude (other than minor traffic infractions or similar minor offenses).

6.2 Termination without Cause.

(a) Without Cause. This Agreement may be terminated by the Company without cause and for any reason or no reason prior to the expiration of the Employment Period upon thirty (30) days' prior written notice from the Company to the Executive.

(b) Severance. In the event that the Company terminates Executive's employment without cause, the Company shall pay to Executive (i) Base Salary accrued, Shares earned in accordance with Section 4.3, and expenses incurred in accordance with Section 4.5, prior to the Termination Date, (ii) any unpaid bonus owed to Executive for a prior fiscal year, (iii) other benefits earned by Executive in accordance with Section 4.4 ((i), (ii) and (iii), collectively, the "Accrued Payments"), which Accrued Payments shall be paid to Executive in accordance with Section 4.1, Section 4.2, Section 4.3 and Section 4.5, as applicable, (iv) any accrued vacation under Section 4.6, and (v) an additional amount of Base Salary which would have been payable to Executive during the six
(6) month period immediately following the Termination Date (the "Severance Payment"), which Severance Payment shall be payable in cash to Executive in equal monthly installments on the first business day of each calendar month during the six (6) month period immediately following the Termination Date. Except as provided in the preceding sentence, the Company shall have no further obligations or liabilities to Executive whether under this Agreement or otherwise and Executive's right to further compensation and benefits hereunder (including, but not limited to, unearned Shares) shall immediately cease.

6.3 Termination for Good Reason.

(a) Good Reason. Executive may terminate this Agreement for Good Reason at any time within ninety (90) days after the Executive first has actual knowledge of the occurrence of such Good Reason. For purposes of this Agreement, the term "Good Reason" shall mean any of the following: (i) the assignment to Executive of any duties that are not consistent with the duties set forth in Sections 1 and 3 of this Agreement or any other action by the Company that results in a material diminution in any of the Executive's positions with the Company or in the Executive's authority, duties or responsibilities and to which Executive has not consented (excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by Executive); (ii) any failure by the Company to comply with any of the provisions of Section 4 of this Agreement provided such failure is for an amount in excess of $10,000 and not cured within five (5) days after receipt of notice thereof given by Executive or is an isolated, insubstantial and inadvertent failure which is not remedied by the Company within ten (10) days after receipt of notice thereof given by the Executive; (iii) the Company's requiring Executive, without Executive's consent and full agreement, to be based at any office other than at PMIC's headquarters located in Milpitas, California; and (iv) any failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Encompass, ACT or PMIC to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

(b) Severance. In the event that Executive terminates this Agreement for Good Reason, the Company shall pay to Executive the Severance Payment in accordance with Section 6.2(b) of this Agreement. Except as provided in the preceding sentence, the Company shall have no further obligations or liabilities to Executive whether under this Agreement or otherwise and Executive's right to further compensation and benefits hereunder (including, but not limited to, unearned Shares) shall immediately cease.

6.4 Termination of Other Positions. Upon the Termination Date, Executive hereby resigns as Chief Financial Officer and Chief Operating Officer of PMIC and from any and all other positions as officer and/or director Executive may then hold with the Company, and as fiduciary of any benefit plan of the Company. Executive shall promptly execute any further reasonable documentation as requested by the Company and, if Executive is to receive any payments from the Company, execution of such further documentation shall be a condition thereof.

7. Disability or Death.

7.1 Disability. If, during the Employment Period, Executive becomes disabled or incapacitated as determined under the Company's Long Term Disability Policy ("Permanently Disabled"), the Company shall have the right at any time thereafter (but in no event less than 120 days after the event causing such disability or incapacity), so long as Executive is then still Permanently Disabled, to terminate this Agreement upon thirty (30) days' prior written notice to Executive. In the event the Company does not have a Long Term Disability Policy at the time of the event causing the Executive to become Permanently Disabled, "Permanently Disabled" shall mean Executive's inability to fully perform his duties and responsibilities hereunder to the full extent required by the Company by reason of illness, injury or incapacity for 120 consecutive days or for more than six (6) months during any twelve (12) month period. If the Company elects to terminate this Agreement in the event that Executive becomes Permanently Disabled, the Company shall have no further obligations or liabilities to Executive, whether under this Agreement or otherwise (including, but not limited to, unearned Shares), other than payment to Executive of the Accrued Payments, which Accrued Payments shall be paid to Executive in accordance with Section 4.1, Section 4.2, Section 4.4 and Section 4.5, as applicable.

7.2 Death. If Executive dies during the Employment Period, this Agreement shall automatically terminate as of the date of Executive's death, and the Company shall have no further obligations or liabilities to Executive, whether under this Agreement or otherwise (including, but not limited to, unearned Shares), other than payment to Executive's estate of the Accrued Payments, which Accrued Payments shall be paid to Executive in accordance with Section 4.1, Section 4.2,
Section 4.3 and Section 4.5, as applicable.

8. Dispute Resolution. If there shall be any dispute between the Company and Executive (i) in the event of any termination of Executive's employment by the Company, or (ii) otherwise arising out of this Agreement, such dispute shall be resolved in accordance with the dispute resolution procedures set forth in Exhibit B attached to this Agreement, the provisions of which are incorporated as a part of this Agreement, and the parties of this Agreement agree that such dispute resolution procedures will be the exclusive method for resolution of disputes under this Agreement; provided, however, that (a) the Company or Executive may seek preliminary judicial relief if, in such party's judgment, such action is necessary to avoid irreparable injury during the pendency of such procedures, and (b) nothing in Exhibit B will prevent either party from exercising the rights of termination set forth in this Agreement. IT IS EXPRESSLY UNDERSTOOD THAT BY SIGNING THIS AGREEMENT, WHICH INCORPORATES BINDING ARBITRATION, THE COMPANY AND EXECUTIVE AGREE TO WAIVE COURT OR JURY TRIAL

9. Indemnification. Each of the Company and Executive shall indemnify the other for any losses, damages, liabilities, judgments, claims, costs, penalties and expenses incurred by such other party (including, without limitation, costs and reasonable attorneys' fees and costs), resulting from the indemnifying party's failure to perform any of their respective obligations contained in this Agreement.

10. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to its or any other jurisdiction's conflict of laws principles. Any action to enforce any term hereof shall be brought exclusively within the state or federal courts of Delaware to which jurisdiction and venue all parties hereby submit themselves.

11. Binding Effect. Except as otherwise herein expressly provided, this Agreement shall be binding upon, and shall inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.

12. Assignment. Any assignee of the Company shall have the right to enforce the restrictive covenants set forth in this Agreement, and the Company shall have the right to assign this Agreement, including the right to enforce such covenants to any successor or assign of the Company. Executive shall not assign this Agreement or his rights and obligations hereunder.

13. Notices. All notices, designations, consents, offers, acceptances, waivers or any other communication provided for herein, or required hereunder, shall be sufficient if in writing and if sent by registered or certified mail, return receipt requested, overnight courier, or delivered by hand or confirmed facsimile transmission to (i) Executive at his last known address on the books of the Company or (ii) the Company at its principal place of business.

14. Additional Documents. Each of the parties hereto agrees to execute and deliver, without cost or expense to any other party, any and all such further instruments or documents and to take any and all such further action reasonably requested by such other of the parties hereto as may be necessary or convenient in order to effectuate this Agreement and the intents and purposes thereof.

15. Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and such counterparts may be delivered by facsimile transmission, which facsimile copies shall be deemed originals.

16. Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the parties and supersedes any and all prior agreements, discussions, negotiations, commitments and understandings among the parties hereto with respect to the subject matter hereof, including, without limitation, that certain expired Letter of Intent, dated May 18, 2004, by and among Executive, the Company and the other parties named therein. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties concerning the subject matter hereto, which are not fully expressed herein or in any supplemental written agreements of even or subsequent date hereof.

17. Severability. If any provision of this Agreement, or the application thereof to any person or circumstances, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

18. Modification. This Agreement cannot be changed, modified or discharged orally, but only if consented to in writing by both parties.

19. Contract Headings. All headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement, and shall in no way affect the interpretation of any of the provisions of this Agreement.

20. Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

21. Representation of Executive. Executive, with the full knowledge that the Company is relying thereon, represents and warrants that he has not made any commitment inconsistent with the provisions hereof and that he is not under any disability which would prevent him from entering into this Agreement and performing all of his obligations hereunder.

22. Joint Participation in Drafting. Each party to this Agreement participated in the drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party to this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                      PACIFIC MAGTRON INTERNATIONAL CORP.,
                              a Nevada corporation


                         By: /s/ Martin Nielson
                             --------------------------------------
                             Name:  Martin Nielson
                             Title:  Chief Executive Officer



                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.



                         By: /s/ Wayne I. Danson
                             --------------------------------------
                               Name:  Wayne I. Danson
                               Title:  President



ENCOMPASS GROUP AFFILIATES, INC., a
Delaware corporation


                         By: /s/ Martin Nielson
                             --------------------------------------
                               Name:  Martin Nielson
                               Title:  Chief Executive Officer



                                   EXECUTIVE:


                         /s/ Theodore S. Li
                         ------------------------------------------
                         THEODORE S. LI

                                    EXHIBIT A

                          DISPUTE RESOLUTION PROCEDURES

1. If a controversy arises that is covered by Section 8 of the Agreement, then not later than twelve (12) months from the date of the event that is the subject of dispute Executive or the Company may serve on the other a written notice specifying the existence of such controversy and setting forth in reasonably specific detail the grounds of the notice ("Notice of Controversy"); provided that, in any event, the other party will have at least thirty (30) days from and after the date of the Notice of Controversy to serve a written notice of any counterclaim ("Notice of Counterclaim"). The Notice of Counterclaim will specify the claim or claims in reasonably specific detail. If the Notice of Controversy or the Notice of Counterclaim, as the case may be, is not served within the applicable period, the claim set forth therein will be deemed to have been waived, abandoned and rendered unenforceable.

2. For a three (3) week period following receipt of the Notice of Controversy or the Notice of Counterclaim, as the case may be, the parties will make a good faith effort to resolve the dispute through negotiation ("Period of Negotiation"). Neither party will take any action during the Period of Negotiation to initiate arbitration proceedings.

3. If the parties agree during the Period of Negotiation to mediate the dispute, then the Period of Negotiation will be extended by an amount of time to be agreed upon by the parties to permit such mediation. In no event, however, may the Period of Negotiation be extended by more than five weeks or, stated differently, in no event may the Period of Negotiation be extended to encompass more than a total of eight weeks.

4. If the parties agree to mediate the dispute but are thereafter unable to agree within a week on the format and procedures for the mediation, then the effort to mediate will cease, and the period of Negotiation will terminate four weeks from the Notice of Controversy or the Notice of Counterclaim, as the case may be.

5. Following the termination of the Period of Negotiation, the dispute, including the main claim and counterclaim, if any, will be settled by arbitration, governed by the Federal Arbitration Act, 9 U.S.C. ss.1 et seq. ("FAA"), and judgment upon the award may be entered in any court having jurisdiction. The format and procedures of the arbitration are set forth below (referred to below as the "Arbitration Agreement").

6. A notice of intention to arbitrate ("Notice of Arbitration") will be served within forty-five (45) days of the termination of the Period of Negotiation. If the Notice of Arbitration is not served within this period, the claim set forth in the Notice of Controversy or the Notice of Counterclaim, as the case may be, will be deemed to have been waived, abandoned and rendered unenforceable.

7. The arbitration, including the Notice of Arbitration, will be governed by the Commercial Rules of the American Arbitration Association ("AAA") in effect on the date of the Notice of Arbitration, except that the terms of this Arbitration Agreement will control in the event of any difference or conflict between such Rules and the terms of this Arbitration Agreement. 8. The arbitrator will reach a decision on the merits on the basis of applicable legal principles as embodied in the law of the State of Delaware. The arbitration hearing will take place in Delaware.

9. There will be one arbitrator, regardless of the amount in controversy. The arbitrator selected, in order to be eligible to serve, will be a lawyer in Delaware with at least fifteen (15) years experience specializing in either general commercial litigation or general corporate and commercial matters. In the event the parties cannot agree on a mutually acceptable single arbitrator from the list submitted by the AAA, the AAA will appoint the arbitrator who will meet the foregoing criteria.

10. At the time of appointment and as a condition of the appointment, the arbitrator will be apprised of the time limitations and other provisions of this Arbitration Agreement and will indicate such dispute resolver's agreement to the Tribunal Administrator to comply with such provisions and time limitations.

11. During the thirty (30) day period following appointment of the arbitrator, either party may serve on the other a request for limited numbers of documents directly related to the dispute. Such documents will be produced within seven
(7) days of the request.

12. Following the thirty-day period of document production, there will be a forty-five (45) day period during which limited depositions will be permissible. Neither party will take more than five (5) depositions, and no deposition will exceed three (3) hours of direct testimony.

13. Disputes as to discovery or prehearing matters of a procedural nature will be promptly submitted to the arbitrator pursuant to telephone conference call or otherwise. The arbitrator will make every effort to render a ruling on such interim matters at the time of the hearing (or conference call) or within five
(5) business days thereafter.

14. Following the period of depositions, the arbitration hearing will promptly commence. The arbitrator will make every effort to commence the hearing within thirty (30) days of the conclusion of the deposition period and, in addition, will make every effort to conduct the hearing on consecutive business days to conclusion.

15. An award will be rendered, at the latest, within nine (9) months of the date of the Notice of Arbitration and within thirty (30) days of the close of the arbitration hearing. The award will set forth the grounds for the decision (findings of fact and conclusions of law) in reasonably specific detail. The award will be final and nonappealable except as provided in the FAA and except that a court of competent jurisdiction will have the power to review whether, as a matter of law, based upon the findings of fact by the arbitrator, the award should be confirmed or should be modified or vacated in order to correct any errors of law made by the arbitrator. Such judicial review will be limited to issues of law, and the parties agree that the findings of fact made by the arbitrator will be final and binding on the parties and will serve as the facts to be relied upon by the court in determining the extent to which the award should be confirmed, modified or vacated. Except for consequential damages arising from Executive's breach of Section 5 of the Agreement, which shall not be limited, the award may only be made for compensatory damages, and if any other damages (whether exemplary, punitive, consequential, statutory or other) are included, the award will be vacated and remanded, or modified or corrected, as appropriate to promote this damage limitation.

Notwithstanding the foregoing, nothing contained herein shall limit the Company's ability to seek a permanent injunction for Executive's breach of
Section 5 of the Agreement.


EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this "Agreement"), dated as of this 30th day of December 2004 ("Effective Date"), by and among Pacific Magtron International Corp., a Nevada corporation ("PMIC"), Encompass Group Affiliates, Inc., a Delaware corporation ("Encompass"), and Advanced Communications Technologies, Inc., a Florida corporation ("ACT"), and Hui Cynthia Lee, an individual whose address is _______________________________ ("Executive"). For purposes hereof, the terms
PMIC, Encompass and ACT shall include each of their respective subsidiaries and PMIC, Encompass and ACT shall be referred to collectively herein as the ("Company").

                                   WITNESSETH

WHEREAS, Executive presently serves as a Director and as Secretary of PMIC and is a shareholder of PMIC;

WHEREAS, ACT, Executive and certain other shareholders of PMIC have entered into a Stock Purchase Agreement, pursuant to which ACT will purchase all of the shares of common stock of PMIC owned by Executive and each such other shareholder (the "Stock Purchase"); and

WHEREAS, it is a condition to the Stock Purchase that Executive enter into this Agreement with the Company effective as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Employment. PMIC hereby employs Executive, and Executive hereby accepts employment with PMIC, as Senior Vice President, or such other senior executive position as may be determined by the Board of Directors of PMIC (the "Board") from time to time during the Employment Period (as defined below). For purposes of this Agreement, "senior executive position" shall mean a position of Vice President or a more senior position.

2. Term; Renewal. The term of this Agreement shall commence on the Effective Date and expire on the second anniversary thereof (the "Employment Period"), unless earlier terminated in accordance with its terms; provided, however, that the Employment Period may, by written agreement between the parties hereto, be extended for an additional one-year period.

3. Employment and Duties.

3.1 Duties and Responsibilities.

(a) Executive's area of responsibility during the Employment Period shall be that of Senior Vice President of PMIC. Executive shall directly report to the Chief Executive Officer of PMIC (the "PMIC CEO"), or such other senior executive officer of ACT or Encompass, as determined from time to time by the Board or the PMIC CEO. The services to be rendered by Executive pursuant to this Agreement shall consist of such services as defined and directed by the Board or the PMIC CEO.

(b) During the Employment Period, Executive shall serve the Company faithfully and to the best of her ability; shall devote her entire working time, attention, energy and skill to her employment and the benefit and business of the Company; and shall use her best efforts, skills and ability to promote the Company's interests and to perform such duties as from time to time may be reasonably assigned to her and are consistent with her titles and positions with the Company.

(c) During the Employment Period, in addition to any other duties or responsibilities the Company may give to Executive consistent with Section 1, Executive shall subject to Section 3.2 below be required to sign, and shall sign, all certifications and such other documents or instruments requested by the Board, the Chief Executive Officer of ACT, the Chief Executive Officer of Encompass, or the PMIC CEO in connection with PMIC's and/or ACT's obligations under or to (i) the Securities and Exchange Commission, (ii) any exchange or association on which the Company's shares of capital stock are listed, (iii) any federal, state or local authority, and/or (iv) any other governmental, quasi-governmental or non-governmental entity or organization (foreign or domestic) that regulates or has authority over PMIC and/or ACT. In addition, in the event Executive, in her current position or in any position Executive accepts in the future, becomes obligated to sign certifications and such other documents or instruments as may be required by the rules and regulations promulgated by any of (i) through (iv) above, Executive shall, subject to
Section 3.2 below, sign all such certifications and other documents or instruments as required thereby.

3.2 Observance of Rules and Regulations. Executive agrees to observe and comply with all applicable laws and regulations, as well as the rules and regulations of the Company with respect to the performance of her duties.

4. Compensation; Benefits and Expenses.

4.1 Base Salary. As compensation for the services to be rendered hereunder, during the Employment Period, the Company shall pay to Executive a minimum annual base salary (the "Base Salary") of $120,000.00. The Base Salary shall be payable in accordance with usual payroll practices of the Company. Executive's Base Salary shall be reviewed annually by the Compensation Committee of the Board (the "PMIC Compensation Committee") during the Employment Period and may be increased, but not decreased, from time to time by the PMIC Compensation Committee in its sole discretion.

4.2 Bonus.

(a) Within thirty (30) days after the Effective Date, Executive shall receive a signing bonus in the amount of $225,000.

(b) Immediately following each fiscal year, PMIC shall set aside for the payment of PMIC executive bonuses, an amount equal to ten percent (10%) of net income of PMIC during such fiscal year (the "PMIC Bonus Pool"). For each fiscal year or portion thereof after the Effective Date and during the Employment Period, PMIC shall pay to Executive an annual performance bonus, in cash, equal to a portion of the PMIC Bonus Pool, as determined by the PMIC Compensation Committee, in its sole discretion (the "PMIC Performance Bonus").

For purposes hereof, "net income" shall mean, with respect to PMIC, for any fiscal year, the net income (loss) of PMIC for such fiscal year, determined in accordance with generally accepted accounting principles, consistently applied; provided, however, that there shall be excluded from net income (a) the net income (loss) of any person in which PMIC has a joint interest with a third party, except to the extent such net income is actually paid to PMIC by dividend or other distribution during such fiscal year, (b) the net income (or loss) of any person accrued prior to the date it becomes a subsidiary of PMIC or is merged into or becomes consolidated with PMIC or its assets are purchased by PMIC, and (c) the net income (if positive) of any subsidiary of PMIC to the extent that the declaration or payment of dividends or similar distributions of such net income by such subsidiary (i) is not at that time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order statute, rule or governmental regulation or (ii) would be subject to any taxes payable on such dividends or distributions.

(c) In addition to the PMIC Performance Bonus, Executive may receive, and ACT may grant to Executive, restricted shares of common stock of ACT, with a vesting schedule and other terms established by the Compensation Committee of the Board of Directors of ACT (the "ACT Compensation Committee"), in its sole discretion (the "Incentive Bonus").

(d) Executive acknowledges that the amount of the PMIC Performance Bonus and the amount of the Incentive Bonus shall at all times be determined by the PMIC Compensation Committee and the ACT Compensation Committee, respectively, in their respective sole discretion. PMIC shall pay each of the Performance Bonus and the Incentive Bonus to Executive within thirty (30) days after the Company's audited results for the applicable fiscal year are delivered to the Company.

4.3 Earn-Out.

(a) Earn-Out Shares. In the event Pacific Magtron, Inc.
("PMI"), Pacific Magtron (GA), Inc. ("PMI-GA"), and LiveWarehouse, Inc. ("LW") achieve the Milestones (as defined in Section 4.3 below) for any year during the two (2) year period commencing January 1, 2005 and expiring December 31, 2006, Executive shall have the right to receive on March 31 of the immediately following calendar year, the applicable ratable portion of 33,333,333 shares of restricted common stock of ACT (priced at $.01 per share, or $333,333 in the aggregate), to be earned at the end of each such year at the rate of 50% for

                                        3
each year (the "Shares"); provided, that in the event the Milestones are not achieved in any year, except as provided below, such ratable portion of Shares shall be forfeited entirely, without any ability to re-earn such Shares in a future year; provided further, that in the event Executive's employment with PMIC is terminated for "cause" by PMIC (as contemplated by Section 6.1 of this Agreement) prior to the expiration of the initial Employment Period, all of the Shares earned or to be earned by Executive shall be forfeited. In the event that Executive's employment with PMIC is terminated prior to the expiration of the initial Employment Period for any reason other than "cause," Executive shall be permitted to receive the Shares earned by her prior to such termination, but shall in no event be entitled to receive Shares to be earned after the Termination Date (as defined in Section 6.1 below). Notwithstanding the foregoing, the number of Shares and the price per Share shall be adjusted accordingly for stock splits, reverse stock splits and other recapitalizations effected by ACT, so that Executive retains the right to receive, after accounting for such adjustment, the same percentage of ACT's outstanding shares of Common Stock as Executive would have had the right to receive had such adjustment not been so effected.

Upon earning the Shares at the end of each year, if applicable, the Shares will be placed in escrow with a mutually agreeable escrow agent to be held and released in accordance with the terms of an escrow agreement in substantially the form of Exhibit "A" hereto; provided, however, that in the event that the employment of Executive is terminated by PMIC prior to the expiration of the initial Employment Period without cause (as contemplated by Section 6.2 of this Agreement), Executive terminates this Agreement for Good Reason (as contemplated by Section 6.3 of this Agreement), or this Agreement is terminated due to Executive's death or Disability (as defined below), Executive shall receive any Shares earned by her no later than the later of (a) the immediately following March 31 or (b) thirty (30) days after the Termination Date. Upon release from escrow, the Shares will include piggyback registration rights, subject to customary underwriters' cutbacks.

Upon receipt of the Shares, Executive will acquire the Shares for her own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended. Executive is an "accredited investor," as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act of 1933, as amended. Executive acknowledges that Executive has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such personal knowledge of the Company's affairs, Executive has asked such questions and received answers to the full satisfaction of Executive. Executive understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness of suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

Notwithstanding the foregoing, in the event that the Milestones are not achieved in a given year, the Board of Directors of ACT shall have the right, in its sole and absolute discretion, to grant to Executive all or a portion of the Shares that could have been earned by Executive during such year.

(b) Milestones. Revenue and EBITDA (earnings before interest, depreciation, taxes and amortization) herein shall be defined according to generally accepted accounting principles and no allocation from PMIC, ACT or Encompass overhead shall be included in the calculation of EBITDA. The Milestones for the combined Revenues and EBITDA of PMI, PMI-GA and LW are:

                  Calendar Year End         Revenues       EBITDA
                  -----------------         --------       ------
                  December 31, 2005         $70,000,000   $490,000
                  December 31, 2006         $82,000,000   $738,000



Notwithstanding anything contained herein to the contrary, the determination of the Milestones shall be based on unaudited pro forma financial statements of PMI, PMI-GA and LW, prepared by the management of PMIC and approved by Executive, the Chief Executive Officer of ACT and the ACT Compensation Committee.

4.4 Other Benefits. Executive shall also be eligible to participate in any life and health insurance programs and any incentive, savings and retirement plans that the Company makes available to all of its executives of similar seniority. Executive shall also be eligible to receive discretionary performance based bonuses as approved and authorized by the ACT Compensation Committee, including any incentive stock programs approved by ACT's shareholders.

4.5 Business Expenses. Executive will be reimbursed, in accordance with the Company's expense reimbursement policy, for business expenses that have been pre-approved by the Board or the PMIC CEO upon presentation of vouchers or other documents reasonably necessary to verify the expenditures and sufficient, in form and substance, to satisfy Internal Revenue Service requirements for such expenses.

4.6 Vacation. Executive shall be entitled to take up to four (4) weeks of vacation per calendar year, which shall be taken in accordance with the Company's vacation policy in effect from time to time for executives of comparable seniority.

5. No Competitive Activities; Confidentiality; Invention

5.1 General Restriction. During the Employment Period and for a period of two
(2) years thereafter (the "Restricted Period"), Executive covenants and agrees that, except on behalf of the Company, she will not, directly or indirectly:

(a) Competing Business. Own, manage, operate, control, participate in the ownership, management, operation or control of, be employed by, or provide services as a consultant to, any individual or business that is involved in business activities that are the same as, similar to or in competition with, directly or indirectly, any business activities conducted, or actively being planned, by Encompass and/or PMIC during the Restricted Period anywhere in the United States and Canada (it being acknowledged that Encompass' and/or PMIC's businesses are international in scope). The ownership of less than one percent (1%) of the outstanding stock of any public corporation shall not be deemed a violation of this provision.

(b) Soliciting Customers. Attempt in any manner to contact or solicit any individual, firm, corporation or other entity (i) that is or has been, a customer of Encompass and/or PMIC at any time during the Restricted Period, (ii) to which a proposal has been made by Encompass and/or PMIC during the Restricted Period or (iii) appearing on Encompass' and/or PMIC's new business target list on the date of Executive's termination (as such list has been prepared and maintained in accordance with Encompass' and/or PMIC's past practice), for the purpose of providing services or products similar to the services and products provided by Encompass and/or PMIC, or engaging in any activity which could be, directly or indirectly, competitive with the business of Encompass and/or PMIC.

(c) Interfering with Other Relations. Persuade or attempt to persuade any supplier, vendor, licensor or other entity or individual doing business with Encompass and/or PMIC to discontinue or reduce its business with Encompass and/or PMIC or otherwise interfere in any way with the business relationships and activities of Encompass and/or PMIC.

(d) Employees. Attempt in any manner to solicit any individual, who is at the time of such attempted solicitation, or was at any time during the one (1) year period preceding the termination of Executive's employment, an employee or consultant of Encompass and/or PMIC, to terminate his or her employment or relationship with Encompass and/or PMIC, or engage such individual, as an employee or consultant. Cooperate with any other person in persuading, enticing or aiding, or attempting to persuade, entice or aid, any employee of or consultant to Encompass and/or PMIC to terminate his or her employment or business relationship with Encompass and/or PMIC, or to become employed as an employee or retained as a consultant by any person other than Encompass and/or PMIC.

In the event of a voluntary or involuntary filing under Chapter 7 of the United States Bankruptcy Code by PMIC and Encompass that is not dismissed within ninety
(90) days, Executive shall no longer be bound by the restrictions contained in this Section 5.1.

5.2 Confidentiality Agreement. Executive shall not, either during the Employment Period or at any time thereafter, use or disclose to any third person any Confidential Information (as defined below) of the Company, other than at the direction of the Company, or pursuant to a court order or subpoena, provided that Executive will give notice of such court order or subpoena to the Company prior to such disclosure. Upon the termination of Executive's employment with the Company for any reason, Executive shall return any notes, records, charts, formulae or other materials (whether in hard copy or computer readable form) containing Confidential Information (as defined below), and will not make or retain any copies of such materials. Without limiting the generality of the foregoing, the parties acknowledge that the Company from time to time may be subject to agreements with its customers, suppliers or licensors to maintain the confidence of such other persons' confidential information. The terms of such agreements may require that the Company's employees, including Executive, be bound by such agreements, and Executive shall be deemed so bound upon notice to her of the terms of such agreements. The term "Confidential Information" as used herein shall mean any confidential or proprietary information of the Company whether of a technical, engineering, operational, financial or economic nature, including, without limitation, all prices, discounts, terms and conditions of sale, trade secrets, know-how, customers, inventions, business affairs or practices, systems, products, product specifications, designs, plans, manufacturing and other processes, data, ideas, details and other information of the Company. Confidential Information shall not include information which can be proven by Executive to have been developed by her own work as of the Effective Date completely independent of its disclosure by the Company or which is in the public domain, provided such information did not become available to the general public as a result of Executive's breach of this Section 5.2.

5.3 Disclosure of Innovations. Executive shall make prompt and full written disclosure to the Company and solely the Company of all writings, inventions, processes, methods, plans, developments, improvements, procedures, techniques and other innovations of any kind that Executive may make, develop or reduce to practice, alone or jointly with others, at any time during the Employment Period, whether during working hours or at any other time and whether at the request or upon the suggestion of the Company or otherwise, and whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection (collectively, "Innovations"). Examples of Innovations shall include, but are not limited to, discoveries, research, formulas, tools, know-how, marketing plans, new product plans, production processes, advertising, packaging and marketing techniques and improvements to computer hardware or software. The written disclosures provided for herein shall be made to the PMIC CEO or the Board.

5.4 Assignment of Ownership of Innovations. All Innovations shall be the sole and exclusive property of the Company. Executive hereby assigns all rights, title or interest in and to the Innovations to the Company. At the Company's request and expense, during the Employment Period and at any time thereafter, Executive will assist and cooperate with the Company in all respects and will execute documents and give testimony to obtain, maintain, perfect and enforce for the Company any and all patent, copyright, trademark, trade secret and other legal protections for the Innovations.

5.5 Remedies. Executive acknowledges that the restrictions contained in the foregoing Sections 5.1 through 5.4, in view of the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company, and that the legal remedies for a breach of any of the provisions of this Section 5 will be inadequate and that such provisions may be enforced by restraining order, injunction, specific performance or other equitable relief. Such equitable remedies shall be cumulative and in addition to any other remedies which the injured party or parties may have under applicable law, equity, this Agreement or otherwise. Executive shall not, in any action or proceeding to enforce any of the provisions of this Section 5, assert the claim or defense that an adequate remedy at law exists. The prevailing party shall be entitled to recover its legal fees and expenses in any action or proceeding for breach of this Section 5.

5.6 Company Property. All Confidential Information; all Innovations; and all correspondence, files, documents, advertising, sales, manufacturers' and other materials or articles or other information of any kind, in any media, form or format furnished to Executive by the Company, which may not deemed confidential, shall be and remain the sole property of the Company ("Company Property"). Upon termination of Executive's employment or at the Company's request, whichever is earlier, Executive shall immediately deliver to the Company all such Company Property.

5.7 Public Policy/Severability. The parties do not wish to impose any undue or unnecessary hardship upon Executive following her departure from employment with PMIC and/or Encompass, as the case may be. The parties have attempted to limit the provisions of this Section 5 to achieve such a result, and the parties expressly intend that all provisions of this Section 5 be construed to achieve such result. If, contrary to the effort and intent of the parties, any covenant or other obligation contained in this Section 5 shall be found not to be reasonably necessary for the protection of the Company, to be unreasonable as to duration, scope or nature of restrictions, or to impose an undue hardship on Executive, then it is the desire of the parties that such covenant or obligation not be rendered invalid thereby, but rather that the duration, scope or nature of the restrictions be deemed reduced or modified, with retroactive effect, to render such covenant or obligation reasonable, valid and enforceable. The parties further agree that in the event a court, despite the efforts and intent of the parties, declares any portion of the covenants or obligations in this Section 5 invalid, the remaining provisions of this Section 5 shall nonetheless remain valid and enforceable.

6. Termination.

6.1 Termination For Cause. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated immediately for "cause," at which time the Company shall have no further obligations or liabilities to Executive whether under this Agreement or otherwise and Executive's right to further compensation and benefits hereunder (including, but not limited to, unearned Shares) shall immediately cease, other than payment to Executive of Base Salary accrued, and reimbursement of expenses incurred in accordance with Section 4.5, prior to the effective date of termination of this Agreement (the "Termination Date"). As used herein and throughout this Agreement, the term "cause" shall mean (i) any act or omission by Executive that constitutes malfeasance or misfeasance in the course of Executive's duties hereunder, or in the objectively reasonable judgment of the Chief Executive Officer of ACT, the Board of Directors of ACT, the Board or the PMIC CEO, Executive has been grossly negligent (including habitual neglect of duties), incompetent or insubordinate in carrying out her duties hereunder, (ii) a material breach of this Agreement by Executive that is not cured within twenty (20) days of receipt of written notice thereof, (iii) Executive's breach of a fiduciary duty owed to PMIC or its affiliates, or (iv) Executive's conviction of, or pleading nolo contendere to, a criminal offense or crime constituting a misdemeanor or felony, or conviction in respect to any act involving fraud, dishonesty or moral turpitude (other than minor traffic infractions or similar minor offenses).

6.2 Termination without Cause.

(a) Without Cause. This Agreement may be terminated by PMIC without cause and for any reason or no reason prior to the expiration of the Employment Period upon thirty (30) days' prior written notice from PMIC to the Executive.

(b) Severance. In the event that PMIC terminates Executive's employment without cause, PMIC shall pay to Executive (i) Base Salary accrued, Shares earned in accordance with Section 4.3, and expenses incurred in accordance with Section 4.5, prior to the Termination Date, (ii) any unpaid bonus owed to Executive for a prior fiscal year, (iii) other benefits earned by Executive in accordance with
Section 4.4 ((i), (ii) and (iii), collectively, the

"Accrued Payments"), which Accrued Payments shall be paid to Executive in accordance with Section 4.1, Section 4.2, Section 4.3 and Section 4.5, as applicable, (iv) any accrued vacation under Section 4.6, and (v) an additional amount of Base Salary which would have been payable to Executive during the six
(6) month period immediately following the Termination Date (the "Severance Payment"), which Severance Payment shall be payable in cash to Executive in equal monthly installments on the first business day of each calendar month during the six (6) month period immediately following the Termination Date. Except as provided in the preceding sentence, the Company shall have no further obligations or liabilities to Executive whether under this Agreement or otherwise and Executive's right to further compensation and benefits hereunder (including, but not limited to, unearned Shares) shall immediately cease.

6.3 Termination for Good Reason.

(a) Good Reason. Executive may terminate this Agreement for Good Reason at any time within ninety (90) days after the Executive first has actual knowledge of the occurrence of such Good Reason. For purposes of this Agreement, the term "Good Reason" shall mean any of the following: (i) the assignment to Executive of any duties that are not consistent with the duties set forth in Sections 1 and 3 of this Agreement or any other action by the Company that results in a material diminution in any of the Executive's positions with the Company or in the Executive's authority, duties or responsibilities and to which Executive has not consented (excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by Executive); (ii) any failure by the Company to comply with any of the provisions of Section 4 of this Agreement provided such failure is for an amount in excess of $10,000 and not cured within five (5) days after receipt of notice thereof given by Executive or is an isolated, insubstantial and inadvertent failure which is not remedied by the Company within ten (10) days after receipt of notice thereof given by the Executive; (iii) the Company's requiring Executive, without Executive's consent and full agreement, to be based at any office other than at PMIC's headquarters located in Milpitas, California; and (iv) any failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Encompass, ACT or PMIC to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

(b) Severance. In the event that Executive terminates this Agreement for Good Reason, the Company shall pay to Executive the Severance Payment in accordance with Section 6.2(b) of this Agreement. Except as provided in the preceding sentence, the Company shall have no further obligations or liabilities to Executive whether under this Agreement or otherwise and Executive's right to further compensation and benefits hereunder (including, but not limited to, unearned Shares) shall immediately cease.

6.4 Termination of Other Positions. Upon the Termination Date, Executive hereby resigns as Senior Vice President of PMIC and from any and all other positions as officer and/or director Executive may then hold with the Company, and as fiduciary of any benefit plan of the Company. Executive shall promptly execute any further documentation as requested by PMIC and, if Executive is to receive any payments from PMIC, execution of such further documentation shall be a condition thereof.

7. Disability or Death.

7.1 Disability. If, during the Employment Period, Executive becomes disabled or incapacitated as determined under PMIC's Long Term Disability Policy ("Permanently Disabled"), the Company shall have the right at any time thereafter (but in no event less than 120 days after the event causing such disability or incapacity), so long as Executive is then still Permanently Disabled, to terminate this Agreement upon thirty (30) days' prior written notice to Executive. In the event PMIC does not have a Long Term Disability Policy at the time of the event causing the Executive to become Permanently Disabled, "Permanently Disabled" shall mean Executive's inability to fully perform her duties and responsibilities hereunder to the full extent required by PMIC by reason of illness, injury or incapacity for 120 consecutive days or for more than six (6) months during any twelve (12) month period. If PMIC elects to terminate this Agreement in the event that Executive becomes Permanently Disabled, the Company shall have no further obligations or liabilities to Executive, whether under this Agreement or otherwise (including, but not limited to, unearned Shares), other than payment to Executive of the Accrued Payments, which Accrued Payments shall be paid to Executive in accordance with Section 4.1, Section 4.2, Section 4.4 and Section 4.5, as applicable.

7.2 Death. If Executive dies during the Employment Period, this Agreement shall automatically terminate as of the date of Executive's death, and the Company shall have no further obligations or liabilities to Executive, whether under this Agreement or otherwise (including, but not limited to, unearned Shares), other than payment by PMIC to Executive's estate of the Accrued Payments, which Accrued Payments shall be paid to Executive in accordance with Section 4.1,
Section 4.2, Section 4.3 and Section 4.5, as applicable.

8. Dispute Resolution. If there shall be any dispute between the Company and Executive (i) in the event of any termination of Executive's employment by the Company, or (ii) otherwise arising out of this Agreement, such dispute shall be resolved in accordance with the dispute resolution procedures set forth in Exhibit B attached to this Agreement, the provisions of which are incorporated as a part of this Agreement, and the parties of this Agreement agree that such dispute resolution procedures will be the exclusive method for resolution of disputes under this Agreement; provided, however, that (a) the Company or Executive may seek preliminary judicial relief if, in such party's judgment, such action is necessary to avoid irreparable injury during the pendency of such procedures, and (b) nothing in Exhibit B will prevent either party from exercising the rights of termination set forth in this Agreement. IT IS EXPRESSLY UNDERSTOOD THAT BY SIGNING THIS AGREEMENT, WHICH INCORPORATES BINDING ARBITRATION, THE COMPANY AND EXECUTIVE AGREE TO WAIVE COURT OR JURY TRIAL.

9. Indemnification. Each of the Company and Executive shall indemnify the other for any losses, damages, liabilities, judgments, claims, costs, penalties and expenses incurred by such other party (including, without limitation, costs and reasonable attorneys' fees and costs), resulting from the indemnifying party's failure to perform any of their respective obligations contained in this Agreement.

10. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to its or any other jurisdiction's conflict of laws principles. Any action to enforce any term hereof shall be brought exclusively within the state or federal courts of Delaware to which jurisdiction and venue all parties hereby submit themselves.

11. Binding Effect. Except as otherwise herein expressly provided, this Agreement shall be binding upon, and shall inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.

12. Assignment. Any assignee of the Company shall have the right to enforce the restrictive covenants set forth in this Agreement, and the Company shall have the right to assign this Agreement, including the right to enforce such covenants to any successor or assign of the Company. Executive shall not assign this Agreement or her rights and respective obligations hereunder.

13. Notices. All notices, designations, consents, offers, acceptances, waivers or any other communication provided for herein, or required hereunder, shall be sufficient if in writing and if sent by registered or certified mail, return receipt requested, overnight courier, or delivered by hand or confirmed facsimile transmission to (i) Executive at her last known address on the books of PMIC or (ii) PMIC at its principal place of business.

14. Additional Documents. Each of the parties hereto agrees to execute and deliver, without cost or expense to any other party, any and all such further instruments or documents and to take any and all such further action reasonably requested by such other of the parties hereto as may be necessary or convenient in order to effectuate this Agreement and the intents and purposes thereof.

15. Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and such counterparts may be delivered by facsimile transmission, which facsimile copies shall be deemed originals.

16. Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the parties and supersedes any and all prior agreements, discussions, negotiations, commitments and understandings among the parties hereto with respect to the subject matter hereof, including, without limitation, that certain expired Letter of Intent, dated May 18, 2004, by and among Executive, the Company and the other parties named therein. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties concerning the subject matter hereto, which are not fully expressed herein or in any supplemental written agreements of even or subsequent date hereof.

17. Severability. If any provision of this Agreement, or the application thereof to any person or circumstances, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

18. Modification. This Agreement cannot be changed, modified or discharged orally, but only if consented to in writing by both parties.

19. Contract Headings. All headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement, and shall in no way affect the interpretation of any of the provisions of this Agreement.

20. Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

21. Representation of Executive. Executive, with the full knowledge that the Company is relying thereon, represents and warrants that she has not made any commitment inconsistent with the provisions hereof and that she is not under any disability which would prevent him from entering into this Agreement and performing all of her obligations hereunder.

22. Joint Participation in Drafting. Each party to this Agreement participated in the drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party to this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                      PACIFIC MAGTRON INTERNATIONAL CORP.,
                              a Nevada corporation


                         By: /s/ Martin Nielson
                             ------------------------------------------
                               Name:  Martin Nielson
                               Title:  Chief Executive Officer



                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.





                         By: /s/ Wayne I. Danson
                             ------------------------------------------
                               Name:  Wayne I. Danson
                               Title:  President



ENCOMPASS GROUP AFFILIATES, INC., a
Delaware corporation


                         By: /s/ Martin Nielson
                             ------------------------------------------
                               Name:  Martin Nielson
                               Title:  Chief Executive Officer



                                   EXECUTIVE:


                         /s/ Hui Cynthia Lee
                         ----------------------------------------------
                         HUI CYNTHIA LEE

                                    EXHIBIT A

                          DISPUTE RESOLUTION PROCEDURES

1. If a controversy arises that is covered by Section 8 of the Agreement, then not later than twelve (12) months from the date of the event that is the subject of dispute Executive or the Company may serve on the other a written notice specifying the existence of such controversy and setting forth in reasonably specific detail the grounds of the notice ("Notice of Controversy"); provided that, in any event, the other party will have at least thirty (30) days from and after the date of the Notice of Controversy to serve a written notice of any counterclaim ("Notice of Counterclaim"). The Notice of Counterclaim will specify the claim or claims in reasonably specific detail. If the Notice of Controversy or the Notice of Counterclaim, as the case may be, is not served within the applicable period, the claim set forth therein will be deemed to have been waived, abandoned and rendered unenforceable.

2. For a three (3) week period following receipt of the Notice of Controversy or the Notice of Counterclaim, as the case may be, the parties will make a good faith effort to resolve the dispute through negotiation ("Period of Negotiation"). Neither party will take any action during the Period of Negotiation to initiate arbitration proceedings.

3. If the parties agree during the Period of Negotiation to mediate the dispute, then the Period of Negotiation will be extended by an amount of time to be agreed upon by the parties to permit such mediation. In no event, however, may the Period of Negotiation be extended by more than five weeks or, stated differently, in no event may the Period of Negotiation be extended to encompass more than a total of eight weeks.

4. If the parties agree to mediate the dispute but are thereafter unable to agree within a week on the format and procedures for the mediation, then the effort to mediate will cease, and the period of Negotiation will terminate four weeks from the Notice of Controversy or the Notice of Counterclaim, as the case may be.

5. Following the termination of the Period of Negotiation, the dispute, including the main claim and counterclaim, if any, will be settled by arbitration, governed by the Federal Arbitration Act, 9 U.S.C. ss.1 et seq. ("FAA"), and judgment upon the award may be entered in any court having jurisdiction. The format and procedures of the arbitration are set forth below (referred to below as the "Arbitration Agreement").

6. A notice of intention to arbitrate ("Notice of Arbitration") will be served within forty-five (45) days of the termination of the Period of Negotiation. If the Notice of Arbitration is not served within this period, the claim set forth in the Notice of Controversy or the Notice of Counterclaim, as the case may be, will be deemed to have been waived, abandoned and rendered unenforceable.

7. The arbitration, including the Notice of Arbitration, will be governed by the Commercial Rules of the American Arbitration Association ("AAA") in effect on the date of the Notice of Arbitration, except that the terms of this Arbitration Agreement will control in the event of any difference or conflict between such Rules and the terms of this Arbitration Agreement. 8. The arbitrator will reach a decision on the merits on the basis of applicable legal principles as embodied in the law of the State of Delaware. The arbitration hearing will take place in Delaware.

9. There will be one arbitrator, regardless of the amount in controversy. The arbitrator selected, in order to be eligible to serve, will be a lawyer in Delaware with at least fifteen (15) years experience specializing in either general commercial litigation or general corporate and commercial matters. In the event the parties cannot agree on a mutually acceptable single arbitrator from the list submitted by the AAA, the AAA will appoint the arbitrator who will meet the foregoing criteria.

10. At the time of appointment and as a condition of the appointment, the arbitrator will be apprised of the time limitations and other provisions of this Arbitration Agreement and will indicate such dispute resolver's agreement to the Tribunal Administrator to comply with such provisions and time limitations.

11. During the thirty (30) day period following appointment of the arbitrator, either party may serve on the other a request for limited numbers of documents directly related to the dispute. Such documents will be produced within seven
(7) days of the request.

12. Following the thirty-day period of document production, there will be a forty-five (45) day period during which limited depositions will be permissible. Neither party will take more than five (5) depositions, and no deposition will exceed three (3) hours of direct testimony.

13. Disputes as to discovery or prehearing matters of a procedural nature will be promptly submitted to the arbitrator pursuant to telephone conference call or otherwise. The arbitrator will make every effort to render a ruling on such interim matters at the time of the hearing (or conference call) or within five
(5) business days thereafter.

14. Following the period of depositions, the arbitration hearing will promptly commence. The arbitrator will make every effort to commence the hearing within thirty (30) days of the conclusion of the deposition period and, in addition, will make every effort to conduct the hearing on consecutive business days to conclusion.

15. An award will be rendered, at the latest, within nine (9) months of the date of the Notice of Arbitration and within thirty (30) days of the close of the arbitration hearing. The award will set forth the grounds for the decision (findings of fact and conclusions of law) in reasonably specific detail. The award will be final and nonappealable except as provided in the FAA and except that a court of competent jurisdiction will have the power to review whether, as a matter of law, based upon the findings of fact by the arbitrator, the award should be confirmed or should be modified or vacated in order to correct any errors of law made by the arbitrator. Such judicial review will be limited to issues of law, and the parties agree that the findings of fact made by the arbitrator will be final and binding on the parties and will serve as the facts to be relied upon by the court in determining the extent to which the award should be confirmed, modified or vacated.

Except for consequential damages arising from Executive's breach of
Section 5 of the Agreement, which shall not be limited, the award may only be made for compensatory damages, and if any other damages (whether exemplary, punitive, consequential, statutory or other) are included, the award will be vacated and remanded, or modified or corrected, as appropriate to promote this damage limitation.

Notwithstanding the foregoing, nothing contained herein shall limit the Company's ability to seek a permanent injunction for Executive's breach of
Section 5 of the Agreement.

                            INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the "Agreement") is entered into effective as of December 30, 2004 (the "Effective Date") by and among Advanced Communication Technologies, Inc., a Florida corporation ("ACT"); THEODORE S. LI ("Li"), and CATHERINE HWA ("Hwa" and together with Li, referred to as "Li") husband and wife residing in California; HUI CYNTHIA LEE ("C. Lee") and JEY HSIN YAO ("Yao" and together with C. Lee, referred to as "Lee"), husband and wife residing in California. Li and Lee will be collectively referred to hereinafter as "Indemnitees" or individually as an "Indemnitee."

                                    RECITALS

WHEREAS, Indemnitees collectively own 6,454,300 shares (the "Shares") of the common stock, par value $0.001 per share, of Pacific Magtron International Corp., a Nevada corporation ("PMIC");

WHEREAS, ACT and Indemnitees have entered into a Stock Purchase Agreement, pursuant to which ACT will purchase all of the shares of common stock of PMIC owned by Indemnitees (the "Stock Purchase");

WHEREAS, Theodore S. Li has entered into an Individual Guaranty (the "Li Guaranty") relating to the Company's $3,500,000 inventory financing facility provided by Textron Financial Corporation (the "Textron Facility"), a true and correct copy of which is attached hereto as Exhibit A;

WHEREAS, Hui Cynthia Lee has entered into an Individual Guaranty (the "Lee Guaranty") relating to the Textron Facility, a true and correct copy of which is attached hereto as Exhibit B; and

WHEREAS, it is a condition to the Stock Purchase that the Company and Indemnitees enter into this Agreement effective as of the Effective Date.

                                   AGREEMENTS

The parties hereto, intending to be legally bound by this Agreement, hereby agree as follows:

1. Capitalized Terms. All capitalized terms used but not otherwise defined in this Agreement will have the meaning ascribed to such terms in the Stock Purchase Agreement entered into by and between ACT and Indemnitees (the "Purchase Agreement").

2. Indemnification of Indemnitees.

(a) General. From and after the Effective Date, the ACT will indemnify Indemnitees as provided in this Section 2. The term "Damages" will mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative, or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses, arising out of, in connection with, or in any manner relating to any such claims. (b) Indemnification of Li. ACT hereby agrees to defend, indemnify, save, and keep harmless Li, and their successors and permitted assigns, against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of their respective obligations under the Li Guaranty, including, but not limited to, any Damages arising from or relating to: (i) any breach by the Company or PMIC of, or failure by the Company or PMIC to comply with, any of its covenants or obligations under the Textron Facility; (ii) the failure to discharge when due any obligation or liability of the Company or PMIC under the Textron Facility, or any claim against Li with respect to any such liability or obligation or alleged liability or obligation; and (iii) any claims by parties other than the Company or PMIC relating to the Textron Facility to the extent caused by acts or omissions of the Company or PMIC occurring after the Effective Date, including, without limitation, Damages which arise out of the ACT's closing of the Stock Purchase or subsequent operation of PMIC's business.

(c) Indemnification of Lee. ACT hereby agrees to defend, indemnify, save, and keep harmless Lee, and their successors and permitted assigns, against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of their respective obligations under the Lee Guaranty, including, but not limited to, any Damages arising from or relating to: (i) any breach by the Company or PMIC of, or failure by the Company or PMIC to comply with, any of its covenants or obligations under the Textron Facility; (ii) the failure to discharge when due any obligation or liability of the Company or PMIC under the Textron Facility, or any claim against Lee with respect to any such liability or obligation or alleged liability or obligation; or (iii) any claims by parties other than the Company or PMIC relating to the Textron Facility to the extent caused by acts or omissions of the Company or PMIC occurring after the Effective Date, including, without limitation, Damages which arise out of the ACT's closing of the Stock Purchase or subsequent operation of PMIC's business.

3. Selection of Counsel. ACT assumes the defense of any claims for Damages with legal counsel reasonably acceptable to Indemnitees.

4. Settlement. ACT will not settle any claim in any manner which would impose any obligation on any Indemnitee, without such Indemnitee's prior written consent.

5. Enforcement.

(a) In any action for indemnification, the burden of proving that indemnification is not required under this Agreement will be on the Company.

(b) In the event that any action is instituted under this Agreement, or to enforce or interpret any of the terms or conditions of this Agreement, the prevailing party will be entitled to recover from, and have paid by, the other party all court and arbitrator's costs and expenses, including reasonable counsel fees, incurred by the prevailing party with respect to such action.

                                        2
6. Severability. In the event that any provision of this Agreement is determined by a court of competent jurisdiction to require the Company to do or to fail to do any act which is in violation of applicable law, such provision will be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement will be enforceable in accordance with their terms.

7. Choice of Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of California.

8. Continuation of Indemnification. All agreements and obligations of the Company contained herein will continue during the period that the Li Guaranty and the Lee Guaranty are effective, as the case may be, and will continue thereafter so long as Indemnitees will be subject to any possible claims for Damages under such agreements.

9. Subrogation. In the event of payment by the Company under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of each Indemnitee, who will execute all documents and take all actions reasonably requested by the Company to implement such right of subrogation.

10. Successors and Assigns. This Agreement will be (i) binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and (ii) will be binding on and inure to the benefit of the heirs, personal representatives and estate of each Indemnitee. In the event that the Company or any of its assets is sold or in the event that Company is merged with any other entity, the Company will insure that a term and condition of the sale or merger will be that all of Company's obligations under this Agreement will be assumed by the buyer or successor.

11. Amendment. No amendment, modification, termination or cancellation of this Agreement will be effective unless made in writing signed by each of the parties hereto.

12. Authorization and Approval. The Company confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it under this Agreement to induce Indemnitees to agree to the Stock Purchase, and acknowledges that Indemnitees are relying upon the full enforcement and binding nature of this Agreement in continuing in finalizing such transaction.

IN WITNESS WHEREOF, the Company and Indemnitees have executed this Agreement as of the Effective Date.

                                  INDEMNITEES:


                         /s/ Hui Cynthia Lee
                         -------------------------------------------
                         HUI CYNTHIA LEE, an individual


                         /s/ Jey Hsin Yao
                         -------------------------------------------
                         JEY HSIN YAO, an individual


                         /s/ Theodore S. Li
                         -------------------------------------------
                         THEODORE S. LI, an individual


                         /s/ Catherine Hwa
                         -------------------------------------------
                         CATHERINE HWA, an individual



                                  THE COMPANY:

                   Advanced Communication Technologies, Inc.,
                              a Florida corporation


                         By: /s/ Wayne I. Danson
                             ---------------------------------------
                                Wayne I. Danson, President

                                    EXHIBIT A

                                   Li Guaranty

                                   (Attached)
                                    EXHIBIT B

                                  Lee Guaranty

                                   (Attached)


Contact Information Hawk Associates, Inc. Frank N. Hawkins, Jr. or Julie Marshall Phone: 305-852-2383 E-mail: info@hawkassociates.com

FOR IMMEDIATE RELEASE:

Advanced Communications Acquires 62% Controlling Interest in Pacific Magtron

NEW YORK, January 3, 2005 -- Advanced Communications Technologies, Inc. (OTC Bulletin Board: ADVC), a holding company with subsidiaries specializing in the repair of computers, peripherals and consumer electronics, announced that it has completed the acquisition of 62% of the outstanding stock of Pacific Magtron International Corp. (OTC Bulletin Board: PMIC), a California-based distributor and reseller of computer systems, components, peripherals and software.

Under the terms of the agreement, Advanced Communications purchased 6,454,300 shares of Pacific Magtron's common stock from Ted Li and Hui Cynthia Lee at $0.077 per share, for a total purchase price of $500,000 payable by Advanced Communications' issuance of one-year promissory notes convertible into shares of Advanced Communications. Pacific Magtron will continue to operate as a separate company and its common stock will continue to trade on the Over-the-Counter Bulletin Board under the PMIC symbol.

Wayne Danson, Advanced Communications' president and chief financial officer, said, "During its 14 years of operation in the distribution and reselling industry, Pacific Magtron has accumulated a customer base of thousands of leading retailers, technology-based system integrators and other resellers. With the acquisition of a controlling interest in the company, Advanced Communications integrates Pacific Magtron's customers with those of our technology repair business, Cyber-Test, in order to strengthen both companies' bases. Pacific Magtron also brings annual revenues in excess of $70 million. With this partnership, our assets have grown to $22 million with an annual top-line run rate of approximately $80 million."

Ted Li, who co-founded Pacific Magtron in 1990 and has been its CEO since 1995, has over 25 years of experience in the computer software and hardware arena and is responsible for Pacific Magtron's operations, financial activities and technical functions. Li will remain with Pacific Magtron as chief financial officer and chief operating officer under a three-year employment agreement.

Li said, "The expanded resources that Advanced Communications brings to the table will benefit Pacific Magtron significantly. The execution of their acquisitions strategy in related industries should expand our customer base for the distribution and sales of computer systems, components, peripherals and software. The structure is a perfect fit for our company."

Hui Lee, who co-founded Pacific Magtron with Li, has over 20 years of experience in the computer manufacturer and reseller's marketplace and is responsible for Pacific Magtron's sales and purchasing operations. Lee remains with Pacific Magtron as executive vice president under a two-year employment contract, primarily focusing on product procurement and business development in the Asian market and the Pacific Rim.

Lee added, "This cooperative relationship is a giant step forward for Pacfic Magtron in terms of our ability to source and market not only our existing offerings, but significantly increase the breath of offerings to an expanded customer base. It will also result in a stronger team of professionals in the computer and office equipment-related industry."

Martin Nielson, president and CEO of Encompass Group Affiliates, Advanced Communications' operating subsidiary, has assumed the title of president and CEO of Pacific Magtron. Nielson said, "We are delighted to have acquired control of a company that puts us on track toward achieving our goal of becoming the go-to source for office-related technology and services. Pacific Magtron has provided over 1,800 microcomputer products to over 8,000 system integrators and resellers in the United States and abroad. The company has established a reputation of excellence as a major multimedia peripheral distributor in Silicon Valley since its inception in 1990.

"We are in the process of implementing commercial programs that take advantage of the synergies provided by owning both Cyber-Test and our controlling interest in Pacific Magtron. These new programs will incorporate the benefits of improving our sales while reducing our costs of products and services. This acquisition should benefit all parties involved, from shareholders to customers. When combined with the assets we acquired earlier in the year plus the enhancements realized recently in our balance sheet, it's a win-win transaction."

In connection with the transaction, Pacific Magtron also announced that it has hired Rick Martin as executive vice president in charge of strategic business development and marketing. Martin has over 25 years of experience in product management, marketing, and distribution channel development with such companies as Compaq Computer, Businessland and Gap Stores. Most recently, Martin served as chairman and CEO of Positive Communications, a privately held national wireless services provider.

About Pacific Magtron International Corp.
Pacific Magtron International Corp., based in Milpitas, Calif., is a publicly traded distributor, e-commerce reseller and system/solution provider of a wide range of systems, hardware components and software products with online sales. Its customer base includes a wide spectrum of technology-based suppliers to the consumer, corporate, educational and government markets. Pacific Magtron offers over 1,800 different computer products from more than 50 vendors including a line of peripherals sold under its trademarked "EZ-Media" brand name. It has long-standing relationships with many of the industry's most recognizable and innovative computer peripheral manufacturers, including Microsoft, Sony, Plextor, Creative Labs, Adaptec, ATI, Kingston and Logitech, among others. Pacific Magtron also maintains and operates a system integration facility located in Norcross, Georgia. For more information, visit Pacific Magtron's website at http://www.pacificmagtron.com.

About Advanced Communications Technologies, Inc. Advanced Communications Technologies, Inc. is a New York City-based public holding company that, through its wholly owned subsidiary and principal operating unit Encompass Group Affiliates, Inc., owns Cyber-Test, Inc., an established electronic equipment repair company based in Longwood, Fla. Through its wholly owned investment subsidiary Hudson Street Investments, Inc., Advanced Communications also owns a minority interest in Yorkville Advisors Management, LLC, an investment management partnership. For more information, visit Advanced Communications' website at http://www.advancedcomtech.net.

A profile for investors on Advanced Communications may be found at the website http://www.hawkassociates.com/advancedcommunications/profile.htm.

An online investor kit containing Advanced Communications' press releases, SEC filings, current price Level II quotes, interactive Java stock charts and other useful information for investors can be found at http://www.hawkassociates.com and http://www.hawkmicrocaps.com.

This release and oral statements made from time to time by the company's representatives concerning the same subject matter may contain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects," "plans," "intends," "shoulds," "believes," "will," "estimates," "forecasts," "projects" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by the company with the Securities and Exchange Commission, which should be considered together with any forward looking statement. No forward looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.

                                        3